FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-207361-02

PROSPECTUS

$662,900,000 (Approximate)

CSAIL 2016-C6 Commercial Mortgage Trust

(Central Index Key Number 0001672609)

as Issuing Entity

Credit Suisse Commercial Mortgage Securities Corp.

(Central Index Key Number 0001654060)

as Depositor

Column Financial, Inc.

(Central Index Key Number 0001628601)

Benefit Street Partners CRE Finance LLC

(Central Index Key Number 0001632269)

The Bank of New York Mellon

(Central Index Key Number 0001497973)

MC-Five Mile Commercial Mortgage Finance LLC
(Central Index Key Number 0001576832)

The Bancorp Bank

(Central Index Key Number 0001505494)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2016-C6

Credit Suisse Commercial Mortgage Securities Corp. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2016-C6 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class X-E, Class X-F, Class X-NR, Class D, Class E, Class F, Class NR, Class Z and Class R certificates) represent the ownership interests in the issuing entity, which will be a New York common law trust named CSAIL 2016-C6 Commercial Mortgage Trust. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in June 2016. The rated final distribution date for the certificates is January 2049.

Class	Approximate Initial Class Certificate Balance or Notional Amount(1)		Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$17,021,000		1.4930%	Fixed(5)	July 2020
Class A-2	$67,689,000		2.6619%	Fixed(5)	March 2021
Class A-3	$92,701,000		2.9562%	Fixed(5)	January 2023
Class A-4	$128,500,000		2.8233%	Fixed(5)	January 2026
Class A-5	$198,130,000		3.0898%	Fixed(5)	March 2026
Class A-SB	$33,186,000		2.9599%	Fixed(5)	September 2025
Class X-A	$594,787,000	(6)	1.9773%	Variable IO(7)	April 2026
Class X-B	$34,536,000	(6)	0.9880%	Variable IO(7)	April 2026
Class A-S	$57,560,000		3.3464%	Fixed(5)	April 2026
Class B	$34,536,000		3.9239%	Fixed/WAC Cap(8)	April 2026
Class C	$33,577,000		4.9119%	WAC(9)	April 2026

(Footnotes on table on pages 3 and 4)

You should carefully consider the risk factors beginning on page 53 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Credit Suisse Commercial Mortgage Securities Corp. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Credit Suisse Securities (USA) LLC and Academy Securities, Inc., will purchase the offered certificates from Credit Suisse Commercial Mortgage Securities Corp. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Credit Suisse Securities (USA) LLC is acting as lead manager and sole bookrunner with respect to each class of offered certificates. Academy Securities, Inc. is acting as a co-manager.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about May 26, 2016. Credit Suisse Commercial Mortgage Securities Corp. expects to receive from this offering approximately 113.9% of the aggregate certificate balance of the offered certificates, plus accrued interest from May 1, 2016, before deducting expenses payable by the depositor.

Credit Suisse
Lead Manager and Sole Bookrunner

Academy Securities

Co-Manager

May 18, 2016

CSAIL 2016-C6 Commercial Mortgage Trust

Commercial Mortgage Pass-Through Certificates, Series 2016-C6

Washington
9 properties
$6,150,737
0.8% of total
Idaho
1 property
$2,925,000
0.4% of total
Illinois
20 properties
$26,345,365
3.4% of total
Indiana
8 properties
$9,510,823
1.2% of total
Michigan
2 properties
$24,683,646
3.2% of total
Kentucky
2 properties
$16,107,095
2.1% of total
Pennsylvania
22 properties
$32,623,604
4.3% of total
New York
1 property
$25,000,000
3.3% of total
Massachusetts
2 properties
$92,338,361
12.0% of total
Ohio
3 properties
$17,350,000
2.3% of total
Rhode Island
1 property
$4,800,000
0.6% of total
Oregon
4 properties
$1,945,370
0.3% of total
New Jersey
15 properties
$118,388,789
15.4% of total
California
35 properties
$71,704,362
9.3% of total
District of Columbia
1 property
$395,511
0.1% of total
Virginia
10 properties
$44,761,039
5.8% of total
Maryland
22 properties
$7,727,503
1.0% of total
Utah
4 properties
$3,802,113
0.5% of total
North Carolina
8 properties
$6,365,369
0.8% of total
Arizona
17 properties
$14,295,699
1.9% of total
South Carolina
1 property
$278,330
0.0% of total
Colorado
5 properties
$21,460,081
2.8% of total
Georgia
32 properties
$36,341,754
4.7% of total
New Mexico
2 properties
$34,420,000
4.5% of total
Louisiana
3 properties
$1,901,922
0.2% of total
Alabama
5 properties
$1,332,008
0.2% of total
Texas
74 properties
$75,819,092
9.9% of total
Arkansas
1 property
$8,569,433
1.1% of total
Mississippi
9 properties
$7,943,250
1.0% of total
Tennessee
14 properties
$12,390,198
1.6% of total
Florida
30 properties
$39,791,008
5.2% of total
Percentage of Initial Pool Balance
0.0%-2.0%
2.1%-10.0%
10.1%-15.4%

Summary of Certificates

Class	Approx. Initial Class Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Initial Approx. Pass- Through Rate	Weighted Average Life (Yrs.)(4)	Expected Principal Window(4)

Offered Certificates

A-1	$17,021,000		30.000%	Fixed(5)	July 2020	1.4930%	2.54	1-50
A-2	$67,689,000		30.000%	Fixed(5)	March 2021	2.6619%	4.59	50-58
A-3	$92,701,000		30.000%	Fixed(5)	January 2023	2.9562%	6.48	78-80
A-4	$128,500,000		30.000%	Fixed(5)	January 2026	2.8233%	9.51	112-116
A-5	$198,130,000		30.000%	Fixed(5)	March 2026	3.0898%	9.69	116-118
A-SB	$33,186,000		30.000%	Fixed(5)	September 2025	2.9599%	7.18	58-112
X-A	$594,787,000	(6)	N/A	Variable IO(7)	April 2026	1.9773%	N/A	N/A
X-B	$34,536,000	(6)	N/A	Variable IO(7)	April 2026	0.9880%	N/A	N/A
A-S	$57,560,000		22.500%	Fixed(5)	April 2026	3.3464%	9.81	118-119
B	$34,536,000		18.000%	Fixed/WAC Cap(8)	April 2026	3.9239%	9.89	119-119
C	$33,577,000		13.625%	WAC(9)	April 2026	4.9119%	9.89	119-119

Non-Offered Certificates

X-D	$42,210,000	(6)	N/A	Fixed IO(10)	May 2026	0.0000%	N/A	N/A
X-E	$20,146,000	(6)	N/A	Fixed IO(10)	May 2026	1.0000%	N/A	N/A
X-F	$8,634,000	(6)	N/A	Fixed IO(10)	May 2026	1.0000%	N/A	N/A
X-NR	$33,577,461	(6)	N/A	Fixed IO(10)	May 2026	1.0000%	N/A	N/A
D	$42,210,000		8.125%	WAC(9)	May 2026	4.9119%	9.92	119-120
E	$20,146,000		5.500%	WAC Minus(11)	May 2026	3.9119%	9.97	120-120
F	$8,634,000		4.375%	WAC Minus(11)	May 2026	3.9119%	9.97	120-120
NR	$33,577,461		0.000%	WAC Minus(11)	May 2026	3.9119%	9.97	120-120
Z(12)	N/A		N/A	N/A	N/A	N/A	N/A	N/A
R(13)	N/A		N/A	N/A	N/A	N/A	N/A	N/A

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, are represented in the aggregate.

(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(4)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a principal balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	For any distribution date, the pass-through rate of each class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates will be a fixed per annum rate (described in the table as “Fixed”) equal to the initial pass-through rate set forth opposite such class in the table. See “Description of the Certificates—Distributions—Pass-Through Rates”.

(6)	The notional amount of the Class X-A certificates will be equal to the aggregate of the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates. The notional amount of the Class X-B certificates will be equal to the certificate balance of the Class B certificates. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates. The notional amount of the Class X-E certificates will be equal to the certificate balance of the Class E certificates. The notional amount of the Class X-F certificates will be equal to the certificate balance of the Class F certificates. The notional amount of the Class X-NR certificates will be equal to the certificate balance of the Class NR certificates. The Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-NR certificates will not be entitled to distributions of principal (other than with respect to the Class X-D certificates, a payment of $100 on the first distribution date, which will be deemed a payment of principal on its REMIC regular interest principal balance for federal income tax purposes).

(7)	The pass-through rate of the Class X-A certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) for the related distribution date, over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates for that distribution date, weighted on the basis of their respective certificate balances immediately prior to that distribution date. The pass-through rate of the Class X-B certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) for the related distribution date, over (b) the pass-through rate of the Class B certificates for that distribution date. See “Description of the Certificates—Distributions—Pass-Through Rates”.

(8)	The pass-through rate of the Class B certificates for any distribution date will be a per annum rate equal to the lesser of (i) the initial pass-through rate for such class specified in the table above and (ii) the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months). See “Description of the Certificates—Distributions—Pass-Through Rates”.

(9)	The pass-through rate of each class of the Class C and Class D certificates for any distribution date will be a per annum rate equal to the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months). See “Description of the Certificates—Distributions—Pass-Through Rates”.

(10)	The pass-through rate of the Class X-D certificates for any distribution date will be a fixed per annum rate equal to 0.0000%. The pass-through rate of the Class X-E certificates for any distribution date will be a fixed per annum rate equal to 1.0000%. The pass-through rate of the Class X-F certificates for any distribution date will be a fixed per annum rate equal to 1.0000%. The pass-through rate of the Class X-NR certificates for any distribution date will be a fixed per annum rate equal to 1.0000%.

(11)	The pass-through rate of each class of the Class E, Class F and Class NR certificates for any distribution date will be a per annum rate equal to the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), less 1.0000%, but not less than 0.0000%. See “Description of the Certificates—Distributions—Pass-Through Rates”.

(12)	Information concerning the Class Z certificates is not represented in the above table. The Class Z certificates will not have a certificate balance, notional amount, pass-through rate, assumed final distribution date, rating or rated final distribution date. The Class Z certificates will only entitle holders to distributions of excess interest accrued on the mortgage loans with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan” in this prospectus.

(13)	Information concerning the Class R certificates is not presented in the above table. The Class R certificates will not have a certificate balance, notional amount, pass-through rate, assumed final distribution date, rating or rated final distribution date. The Class R certificates will represent the residual interests in each real estate mortgage investment conduit created with respect to this securitization, as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-D, Class X-E, Class X-F, Class X-NR, Class D, Class E, Class F, Class NR, Class Z and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	12
Important Notice About Information Presented in This Prospectus	12
Summary of Terms	19
Risk Factors	53
The Certificates May Not Be a Suitable Investment for You	53
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	53
Risks Related to Market Conditions and Other External Factors	53
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS	53
Other Events May Affect the Value and Liquidity of Your Investment	54
Risks Relating to the Mortgage Loans	54
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	54
Risks of Commercial and Multifamily Lending Generally	55
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	56
General	56
A Tenant Concentration May Result in Increased Losses	57
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	57
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	58
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	58
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	58
Early Lease Termination Options May Reduce Cash Flow	59
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	60
Office Properties Have Special Risks	60
Retail Properties Have Special Risks	61
Multifamily Properties Have Special Risks	63
Industrial and Logistics Properties Have Special Risks	65
Cold Storage Properties Have Special Risks	66
Hotel Properties Have Special Risks	68
Risks Relating to Affiliation with a Franchise or Hotel Management Company	69
Manufactured Housing Community Properties Have Special Risks	70
Self-Storage Properties Have Special Risks	71
Condominium Ownership May Limit Use and Improvements	72
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	73
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	74
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	75
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	76
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	77
Risks Related to Zoning Non-Compliance and Use Restrictions	79
Risks Relating to Inspections of Properties	80
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	80
Insurance May Not Be Available or Adequate	81
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	82
Terrorism Insurance May Not Be Available for All Mortgaged Properties	82
Risks Associated with Blanket Insurance Policies or Self-Insurance	83
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	84
Limited Information Causes Uncertainty	84
Historical Information	84
Ongoing Information	84

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions	84
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	85
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	86
Static Pool Data Would Not Be Indicative of the Performance of this Pool	86
Appraisals May Not Reflect Current or Future Market Value of Each Property	87
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	88
The Borrower’s Form of Entity May Cause Special Risks	88
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	90
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	91
Other Financings or Ability to Incur Other Indebtedness Entails Risk	92
Tenancies-in-Common May Hinder Recovery	93
Risks Relating to Enforceability of Cross-Collateralization	93
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	94
Risks Associated with One Action Rules	94
State Law Limitations on Assignments of Leases and Rents May Entail Risks	95
Various Other Laws Could Affect the Exercise of Lender’s Rights	95
Risks of Anticipated Repayment Date Loans	95
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	96
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	96
Risks Related to Ground Leases and Other Leasehold Interests	97
Increases in Real Estate Taxes May Reduce Available Funds	99
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds	99
Risks Related to Conflicts of Interest	99
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	99
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	101
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	102
Potential Conflicts of Interest of the Operating Advisor	104
Potential Conflicts of Interest of the Asset Representations Reviewer	104
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Loan Holders	105
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	108
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	108
Other Potential Conflicts of Interest May Affect Your Investment	109
Other Risks Relating to the Certificates	109
The Certificates Are Limited Obligations	109
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	109
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	110
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	112
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	114
General	114

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	115
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	117
Losses and Shortfalls May Change Your Anticipated Yield	117
Risk of Early Termination	117
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	117
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	118
You Have Limited Voting Rights	118
The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment	118
You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	120
The Rights of Companion Loan Holders and Mezzanine Debt May Adversely Affect Your Investment	121
The Lead Securitization Pari Passu Companion Loan for the Quaker Bridge Whole Loan Is Expected to Be Contributed to a Securitization That Has Not Yet Closed, and the Provisions of Such Related Servicing Agreement Expected to Govern Such Whole Loan Have Yet to Be Finalized	122
Risks Relating to Modifications of the Mortgage Loans	123
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	123
Risks Relating to Interest on Advances and Special Servicing Compensation	124
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	124
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That
May Affect the Issuing Entity’s Ownership of the Mortgage Loans	125
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	126
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	126
Tax Considerations Relating to Foreclosure	126
REMIC Status	127
Material Federal Tax Considerations Regarding Original Issue Discount	127
Description of the Mortgage Pool	128
General	128
Certain Calculations and Definitions	129
Mortgage Pool Characteristics	139
Overview	139
Property Types	141
Office Properties	141
Retail Properties	141
Multifamily Properties	142
Industrial Properties	142
Hotel Properties	143
Manufactured Housing Community Properties	144
Specialty Use Concentrations	144
Significant Mortgage Loans and Significant Obligors	145
Mortgage Loan Concentrations	146
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	146
Geographic Concentrations	148
Mortgaged Properties With Limited Prior Operating History	148
Tenancies-in-Common	149
Condominium Interests	149
Fee & Leasehold Estates; Ground Leases	149
Environmental Considerations	150
Redevelopment, Renovation and Expansion	152
Assessment of Property Value and Condition	154
Litigation and Other Considerations	154
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	155
Tenant Issues	157
Tenant Concentrations	157
Lease Expirations and Terminations	157
Expirations	157
Terminations	159
Other	161

Purchase Options and Rights of First Refusal	162
Affiliated Leases	163
Insurance Considerations	164
Use Restrictions	165
Appraised Value	166
Non-Recourse Carveout Limitations	166
Real Estate and Other Tax Considerations	167
Delinquency Information	168
Certain Terms of the Mortgage Loans	168
Amortization of Principal	168
Due Dates; Mortgage Rates; Calculations of Interest	169
ARD Loan	169
Prepayment Protections and Certain Involuntary Prepayments	170
Voluntary Prepayments	170
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	171
Defeasance; Collateral Substitution	172
Partial Releases	173
Escrows	176
Mortgaged Property Accounts	177
Lockbox Accounts	177
Exceptions to Underwriting Guidelines	177
Additional Indebtedness	178
General	178
Whole Loans	178
Mezzanine Indebtedness	178
Preferred Equity	181
Other Secured Indebtedness	181
Other Unsecured Indebtedness	181
The Whole Loans	182
General	182
The Serviced Pari Passu Whole Loan	184
The Jay Scutti Plaza Whole Loan	184
The Non-Serviced Whole Loans	187
General	187
The GLP Industrial Portfolio B Whole Loan	189
The Quaker Bridge Mall Whole Loan	193
The GLP Industrial Portfolio A Whole Loan	202
The Starwood Capital Extended Stay Portfolio Whole Loan	206
Additional Information	210
Transaction Parties	211
The Sponsors and Mortgage Loan Sellers	211
Column Financial, Inc.	211
General	211
Column’s Securitization Program	211
Review of Column Mortgage Loans	212
Column’s Underwriting Guidelines and Processes	214
Exceptions to Column’s Disclosed Underwriting Guidelines	217
Compliance with Rule 15Ga-1 under the Exchange Act	218
Litigation	223
Retained Interests in This Securitization	223
Benefit Street Partners CRE Finance LLC	223
General	223
BSP’s Loan Origination and Acquisition History	223
Originations and Acquisitions of Fixed Rate Commercial Mortgage Loans	223
Review of BSP Mortgage Loans	224
BSP’s Underwriting Standards	225
Compliance with Rule 15Ga-1 under the Exchange Act	230
Retained Interests in This Securitization	230
The Bank of New York Mellon	231
General	231
BNY Mellon’s Commercial Mortgage Securitization Program	231
Review of BNY Mellon Mortgage Loans	231
BNY Mellon’s Underwriting Standards	233
Exceptions to BNY Mellon’s Disclosed Underwriting Guidelines	237
Compliance with Rule 15Ga-1 under the Exchange Act	237
Retained Interests in This Securitization	237
MC-Five Mile Commercial Mortgage Finance LLC	237
General	237
MC-Five Mile Commercial Mortgage Finance LLC’s Commercial Mortgage Securitization Program	237
Review of MC-Five Mile Commercial Mortgage Finance LLC’s Mortgage Loans	238
MC-Five Mile’s Underwriting Guidelines and Processes	240
Exceptions to MC-Five Mile’s Disclosed Underwriting Guidelines	245
Compliance with Rule 15Ga-1 under the Exchange Act	245
Retained Interests in This Securitization	245
The Bancorp Bank	245
General	245
Bancorp’s Commercial Mortgage Securitization Program	245
Review of Bancorp Mortgage Loans	246
Bancorp’s Underwriting Guidelines	247
Exceptions to Bancorp’s Disclosed Underwriting Guidelines	251

Compliance with Rule 15Ga-1 under the Exchange Act	251
Retained Interests in This Securitization	251
The Depositor	251
The Issuing Entity	252
The Trustee and Certificate Administrator	252
The Master Servicer	256
The Special Servicer	259
The CSMC 2015-GLPB Special Servicer and the CSMC 2015-GLPA Special Servicer	262
The Operating Advisor and Asset Representations Reviewer	264
Description of the Certificates	265
General	265
Distributions	267
Method, Timing and Amount	267
Available Funds	267
Priority of Distributions	269
Pass-Through Rates	272
Interest Distribution Amount	273
Principal Distribution Amount	274
Certain Calculations with Respect to Individual Mortgage Loans	276
Excess Interest	276
Application Priority of Mortgage Loan Collections or Whole Loan Collections	277
Allocation of Yield Maintenance Charges and Prepayment Premiums	279
Assumed Final Distribution Date; Rated Final Distribution Date	280
Prepayment Interest Shortfalls	281
Subordination; Allocation of Realized Losses	282
Reports to Certificateholders; Certain Available Information	284
Certificate Administrator Reports	284
Information Available Electronically	289
Voting Rights	293
Delivery, Form, Transfer and Denomination	294
Book-Entry Registration	294
Definitive Certificates	297
Certificateholder Communication	297
Access to Certificateholders’ Names and Addresses	297
Requests to Communicate	297
Description of the Mortgage Loan Purchase Agreements	298
General	298
Dispute Resolution Provisions	306
Asset Review Obligations	306
Pooling and Servicing Agreement	306
General	306
Assignment of the Mortgage Loans	307
Servicing Standard	307
Subservicing	309
Advances	310
P&I Advances	310
Servicing Advances	310
Nonrecoverable Advances	311
Recovery of Advances	312
Accounts	314
Withdrawals from the Collection Account	315
Servicing and Other Compensation and Payment of Expenses	318
General	318
Master Servicing Compensation	323
Special Servicing Compensation	325
Disclosable Special Servicer Fees	328
Certificate Administrator and Trustee Compensation	328
Operating Advisor Compensation	329
Asset Representations Reviewer Compensation	329
CREFC® Intellectual Property Royalty License Fee	330
Appraisal Reduction Amounts	331
Maintenance of Insurance	336
Modifications, Waivers and Amendments	339
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	341
Inspections	342
Collection of Operating Information	342
Special Servicing Transfer Event	342
Asset Status Report	344
Realization Upon Mortgage Loans	347
Sale of Defaulted Loans and REO Properties	349
The Directing Certificateholder	351
General	351
Major Decisions	353
Asset Status Report	355
Replacement of Special Servicer	355
Control Termination Event and Consultation Termination Event	355
Servicing Override	357
Rights of Holders of Companion Loans	357
Limitation on Liability of Directing Certificateholder	358
The Operating Advisor	359
General	359
Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing	359
Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing	360
Recommendation of the Replacement of the Special Servicer	362
Eligibility of Operating Advisor	362

Other Obligations of Operating Advisor	362
Delegation of Operating Advisor’s Duties	363
Termination of the Operating Advisor With Cause	364
Rights Upon Operating Advisor Termination Event	364
Waiver of Operating Advisor Termination Event	365
Termination of the Operating Advisor Without Cause	365
Resignation of the Operating Advisor	366
Operating Advisor Compensation	366
The Asset Representations Reviewer	366
Asset Review	366
Asset Review Trigger	366
Asset Review Vote	367
Review Materials	368
Asset Review	369
Eligibility of Asset Representations Reviewer	370
Other Obligations of Asset Representations Reviewer	371
Delegation of Asset Representations Reviewer’s Duties	371
Asset Representations Reviewer Termination Events	372
Rights Upon Asset Representations Reviewer Termination Event	373
Termination of the Asset Representations Reviewer Without Cause	373
Resignation of Asset Representations Reviewer	374
Asset Representations Reviewer Compensation	374
Replacement of Special Servicer Without Cause	374
Termination of Master Servicer and Special Servicer for Cause	377
Servicer Termination Events	377
Rights Upon Servicer Termination Event	378
Waiver of Servicer Termination Event	380
Resignation of the Master Servicer and Special Servicer	380
Limitation on Liability; Indemnification	381
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	383
Dispute Resolution Provisions	384
Certificateholder’s Rights When a Repurchase Request is Initially Delivered By a Certificateholder	384
Certificateholder’s Rights When a Repurchase Request is Delivered by Another Party to the PSA	384
Resolution of a Repurchase Request	385
Mediation and Arbitration Provisions	387
Servicing of the Non-Serviced Mortgage Loans	388
Servicing of the GLP Industrial Portfolio B Mortgage Loan	388
Servicing of the Quaker Bridge Mall Mortgage Loan	390
Servicing of the GLP Industrial Portfolio A Mortgage Loan	393
Servicing of the Starwood Capital Extended Stay Portfolio Mortgage Loan	395
Rating Agency Confirmations	398
Evidence as to Compliance	400
Limitation on Rights of Certificateholders to Institute a Proceeding	401
Termination; Retirement of Certificates	401
Amendment	402
Resignation and Removal of the Trustee and the Certificate Administrator	404
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	405
Certain Legal Aspects of Mortgage Loans	405
General	406
Types of Mortgage Instruments	407
Leases and Rents	407
Personalty	408
Foreclosure	408
General	408
Foreclosure Procedures Vary from State to State	408
Judicial Foreclosure	408
Equitable and Other Limitations on Enforceability of Certain Provisions	408
Nonjudicial Foreclosure/Power of Sale	409
Public Sale	409
Rights of Redemption	410
Anti-Deficiency Legislation	410
Leasehold Considerations	411
Cooperative Shares	411
Bankruptcy Laws	412
Environmental Considerations	417
General	417
Superlien Laws	417
CERCLA	417
Certain Other Federal and State Laws	418
Additional Considerations	418
Due-on-Sale and Due-on-Encumbrance Provisions	419
Subordinate Financing	419
Default Interest and Limitations on Prepayments	419
Applicability of Usury Laws	419
Americans with Disabilities Act	420
Servicemembers Civil Relief Act	420

Anti-Money Laundering, Economic Sanctions and Bribery	420
Potential Forfeiture of Assets	421
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	421
Pending Legal Proceedings Involving Transaction Parties	423
Use of Proceeds	423
Yield and Maturity Considerations	423
Yield Considerations	423
General	423
Rate and Timing of Principal Payments	424
Losses and Shortfalls	425
Certain Relevant Factors Affecting Loan Payments and Defaults	426
Delay in Payment of Distributions	426
Yield on the Certificates with Notional Amounts	426
Weighted Average Life	427
Pre-Tax Yield to Maturity Tables	433
Material Federal Income Tax Considerations	437
General	437
Qualification as a REMIC	437
Status of Offered Certificates	439
Taxation of Regular Interests	440
General	440
Original Issue Discount	440
Acquisition Premium	442
Market Discount	442
Premium	443
Election To Treat All Interest Under the Constant Yield Method	443
Treatment of Losses	443
Yield Maintenance Charges and Prepayment Premium	444
Sale or Exchange of Regular Interests	444
Taxes That May Be Imposed on a REMIC	445
Prohibited Transactions	445
Contributions to a REMIC After the Startup Day	445
Net Income from Foreclosure Property	446
Bipartisan Budget Act of 2015	446
Taxation of Certain Foreign Investors	446
FATCA	447
Backup Withholding	448
Information Reporting	448
3.8% Medicare Tax on “Net Investment Income”	448
Reporting Requirements	448
Certain State and Local Tax Considerations	449
Method of Distribution (Underwriter conflicts of interest)	449
Incorporation of Certain Information by Reference	451
Where You Can Find More Information	451
Financial Information	452
Certain ERISA Considerations	452
General	452
Plan Asset Regulations	452
Administrative Exemptions	453
Insurance Company General Accounts	455
Legal Investment	455
Legal Matters	456
Ratings	456
Index of Significant Definitions	459

ANNEX A-1 – CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES	A-1-1
ANNEX A-2 – STRUCTURAL AND COLLATERAL TERM SHEET	A-2-1
ANNEX B – FORM OF DISTRIBUTION DATE STATEMENT	B-1
ANNEX C – FORM OF OPERATING ADVISOR ANNUAL REPORT	C-1
ANNEX D-1 – MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	D-1-1
ANNEX D-2 – EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	D-2-1
ANNEX E – CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE	E-1
ANNEX F – STARWOOD CAPITAL EXTENDED STAY PORTFOLIO AMORTIZATION SCHEDULE	F-1
ANNEX G – PALIHOUSE SANTA MONICA AMORTIZATION SCHEDULE	G-1

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline” IN THIS PROSPECTUS.

Important Notice About Information Presented in This Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

•	Summary of Certificates, commencing on page 3 of this prospectus, which sets forth important statistical information relating to the certificates;

•	Summary of Terms, commencing on page 19 of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

•	Risk Factors, commencing on page 53 of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Significant Definitions” commencing on page 459 of this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

•	the terms “depositor”, “we”, “us” and “our” refer to Credit Suisse Commercial Mortgage Securities Corp.

•	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF CERTIFICATES. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS PROSPECTUS AS-COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION AND THE PROVISION IMMEDIATELY BELOW, “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AS AMENDED, INCLUDING BY

DIRECTIVE 2010/73/EU), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A) TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B) TO FEWER THAN 150 NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE ISSUING ENTITY FOR ANY SUCH OFFER; OR

(C) IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A) TO (C) ABOVE SHALL REQUIRE THE DEPOSITOR, THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC” IN RELATION TO ANY OFFERED CERTIFICATE IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT RELEVANT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT RELEVANT MEMBER STATE.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC. ) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS” ); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE

FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH RULE 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA” ) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR,

NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE

OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA, (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

THE REPUBLIC OF KOREA

THIS PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS THIS PROSPECTUS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA”), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE

FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	CSAIL 2016-C6 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2016-C6.

Depositor	Credit Suisse Commercial Mortgage Securities Corp., a Delaware corporation, a wholly-owned subsidiary of Credit Suisse Management LLC, which is a wholly-owned subsidiary of Credit Suisse (USA), Inc., which in turn is a wholly-owned subsidiary of Credit Suisse Holdings (USA), Inc. The depositor’s address is 11 Madison Avenue, New York, New York 10010, and its telephone number is (212) 325-2000. See “Transaction Parties—The Depositor”.

Issuing Entity	CSAIL 2016-C6 Commercial Mortgage Trust, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors	The sponsors of this transaction are:

• Column Financial, Inc., a Delaware corporation

• Benefit Street Partners CRE Finance LLC, a Delaware limited liability company

• The Bank of New York Mellon, a New York banking corporation

• MC-Five Mile Commercial Mortgage Finance LLC, a Delaware limited liability company

• The Bancorp Bank, a Delaware state-chartered bank

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

Column Financial, Inc. is also an affiliate of each of the depositor and Credit Suisse Securities (USA) LLC, one of the underwriters and an initial purchaser of the non-offered certificates. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

Sellers of the Mortgage Loans

Sponsor	Originator	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx.% of Initial Pool Balance
Column Financial, Inc.(1)(2)	Column Financial, Inc.	19	$348,672,403	45.4%

Benefit Street Partners CRE Finance LLC	Benefit Street Partners CRE Finance LLC	6	153,072,247	19.9

The Bank of New York Mellon	The Bank of New York Mellon	4	121,917,930	15.9

MC-Five Mile Commercial Mortgage Finance LLC	MC-Five Mile Commercial Mortgage Finance LLC	15	104,352,154	13.6

The Bancorp Bank	The Bancorp Bank	6	39,452,727	5.1
Total		50	$767,467,461	100.0%

(1) Certain of the Column Financial, Inc. mortgage loans were originated by Hunt Finance Company, LLC (f/k/a Centerline Finance Corporation) (a wholly owned subsidiary of Hunt Mortgage Group, LLC). Column Financial, Inc. has re-underwritten such mortgage loans in accordance with the procedures described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Column Financial, Inc.” in this prospectus.

(2) Two (2) of the Column Financial, Inc. mortgage loans identified on Annex A-1 to this prospectus as GLP Industrial Portfolio B and GLP Industrial Portfolio A, were co-originated with Morgan Stanley Bank, N.A. In addition, one (1) of the Column Financial, Inc. mortgage loans identified on Annex A-1 to this prospectus as Quaker Bridge Mall, was co-originated with JPMorgan Chase Bank, National Association.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicer	KeyBank National Association, a national banking association, will be the master servicer and will be responsible for the master servicing and administration of the mortgage loans and the related companion loans pursuant to the pooling and servicing agreement (other than any mortgage loan (a “non-serviced mortgage loan”) and companion loan that is part of a whole loan (a “non-serviced whole loan”) and serviced under a separate pooling and servicing agreement or trust and servicing agreement, as applicable, indicated in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The offices of the master servicer are located at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

The master servicer of each non-serviced mortgage loan is set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicer	Torchlight Loan Services, LLC, a Delaware limited liability company, will act as special servicer with respect to the mortgage loans (other than any excluded special servicer loan) and the related companion loans other than with respect to the non-serviced mortgage loans set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating, processing and providing or withholding consent as to certain major decisions and other transactions relating to such mortgage loans and related companion loans for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The primary servicing office of Torchlight Loan Services, LLC is located at 701 Brickell Avenue, Suite 2200, Miami, Florida 33131. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

If the special servicer obtains knowledge that it is a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder or the majority controlling class certificateholder on its behalf will be required to use reasonable efforts to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as described under “—Directing Certificateholder” below). After the occurrence and during the continuance of a control termination event or if the directing certificateholder or the majority controlling class certificateholder on its behalf is required but fails to do so or if at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause” in this prospectus. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause.”

Torchlight Loan Services, LLC is expected to be appointed to be the special servicer by Torchlight Investors, LLC or one of its managed funds. Torchlight Investors, LLC or one of its managed funds is expected to purchase the Class D, Class E, Class F,

Class NR, Class X-D, Class X-E, Class X-F, Class X-NR and Class Z certificates and, on the closing date, is expected to be the initial directing certificateholder. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The special servicer of each non-serviced mortgage loan is set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	Wells Fargo Bank, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. Following the transfer of the mortgage loans to the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and the related companion loans. See “Transaction Parties—The Trustee and Certificate Administrator” and “Pooling and Servicing Agreement”.

With respect to each non-serviced mortgage loan, the entity set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the pooling and servicing agreement or trust and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association, a national banking association, will initially act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust office of Wells Fargo Bank, National Association is located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, and its office for certificate transfer services is located at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113. See “Transaction Parties—The Trustee and Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the pooling and servicing agreement for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly owned subsidiary of Park Bridge Financial LLC, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations Reviewer	Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly owned subsidiary of Park Bridge Financial LLC, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of certificateholders have voted to direct a review of such delinquent mortgage loans.

See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than a non-serviced mortgage loan and any excluded loan), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

An “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate balance), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

The controlling class will be the most subordinate class of the Class E, Class F and Class NR certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided that if at any time the certificate balances of the certificates other than the Class E, Class F and Class NR certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the controlling class will be the most subordinate class among the control eligible certificates that has an aggregate certificate balance greater than zero without regard to any cumulative appraisal reduction amounts; provided, further, however, that during such time as the Class E certificates would be the controlling class, the holders of such certificates will have the right to irrevocably waive their right to appoint a directing certificateholder or to exercise any of the rights of the controlling class certificateholder. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

It is anticipated that Torchlight Investors, LLC or one of its managed funds will purchase the Class D, Class E, Class F, Class NR, Class X-D, Class X-E, Class X-F, Class X-NR and Class Z certificates and, on the closing date, is expected to be the initial directing certificateholder with respect to each mortgage loan (other than a non-serviced mortgage loan and any excluded loan).

The entity identified in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or equivalent entity) under the trust and servicing agreement or the pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan (other than with respect to the Quaker Bridge Mall whole loan prior to the occurrence and continuance of an AB control appraisal period pursuant to the related intercreditor agreement), which are similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Holder of a Subordinate
Companion Loan	Three (3) mortgage loans secured by the portfolios of mortgaged properties or the mortgaged property, as applicable, identified as GLP Industrial Portfolio B, Quaker Bridge Mall and GLP Industrial Portfolio A on Annex A-1, representing approximately 25.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are comprised of one or more senior pari passu notes (included in the trust), one or more senior pari passu notes (not included in the trust) and one or more subordinate notes (not included in the trust).

Pursuant to the Quaker Bridge Mall intercreditor agreement, the holder of the Note B-1 subordinate companion loan will have the right to cure certain defaults with respect to the related mortgage loan and the holder of such subordinate companion loan will have the right to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan under certain limited default circumstances. In addition, prior to the occurrence and continuance of an AB control appraisal period under the related intercreditor agreement with respect to the subordinate companion loan, the holder of the Note B-1 subordinate companion loan will have the right to approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan under certain circumstances. The holder of the Note B-1 subordinate companion loan will also have the right under the related intercreditor agreement to replace the special servicer with respect to the related mortgage loan at any time prior to the occurrence and continuance of an AB control appraisal period under the related intercreditor agreement with respect to such subordinate companion loan, subject to the requirements provided for in the related intercreditor agreement. As of the closing date, Teachers Insurance and Annuity Association is expected to be the holder of such subordinate companion loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Quaker Bridge Mall Whole Loan”.

Certain Affiliations and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Significant Obligors	The portfolio of mortgaged properties related to the mortgage loan identified on Annex A-1 to this prospectus as GLP Industrial Portfolio B and the mortgaged property related to the mortgage loan identified on Annex A-1 to this prospectus as 200 Forest Street, represent 11.5% and 11.3%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and consequently are each a “significant obligor” (as such term is used in Items 1101 and 1112 of Regulation AB under the Securities Act of 1933, as amended) with respect to this offering. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Significant Mortgage Loans and Significant Obligors”.

Relevant Dates And Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in May 2016 (or, in the case of any mortgage loan that has its first due date in June 2016, the date that would have been its due date in May 2016 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about May 26, 2016.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in June 2016.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day, commencing in June 2016.

Record Date	With respect to any distribution date, the last business day of the month immediately preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York or the States of Kansas or Ohio, or the city and state in which the corporate trust office of either the trustee or the certificate administrator, or the principal place of business or principal commercial mortgage loan servicing office of either the master servicer or the special servicer is located, or the New York Stock Exchange or the Federal Reserve System of the United States of America are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.

Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date (without regard to grace periods) for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final Distribution
Date; Rated Final
Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class A-1	July 2020
Class A-2	March 2021
Class A-3	January 2023
Class A-4	January 2026
Class A-5	March 2026
Class A-SB	September 2025
Class X-A	April 2026
Class X-B	April 2026
Class A-S	April 2026
Class B	April 2026
Class C	April 2026

The rated final distribution date will be the distribution date in January 2049.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2016-C6:

	•	Class A-1

	•	Class A-2

	•	Class A-3

	•	Class A-4

	•	Class A-5

	•	Class A-SB

	•	Class X-A

	•	Class X-B

	•	Class A-S

	•	Class B

	•	Class C

The certificates of this series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class X-E, Class X-F, Class X-NR, Class D, Class E, Class F, Class NR, Class Z and Class R.

Certificate Balances and
Notional Amounts	Each class of offered certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class A-1	$17,021,000
Class A-2	$67,689,000
Class A-3	$92,701,000
Class A-4	$128,500,000
Class A-5	$198,130,000
Class A-SB	$33,186,000
Class X-A	$594,787,000	(1)
Class X-B	$34,536,000	(1)
Class A-S	$57,560,000
Class B	$34,536,000
Class C	$33,577,000

(1)	Notional amount.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class:

Class A-1	1.4930%(1)
Class A-2	2.6619%(1)
Class A-3	2.9562%(1)
Class A-4	2.8233%(1)
Class A-5	3.0898%(1)
Class A-SB	2.9599%(1)
Class X-A	1.9773%(2)
Class X-B	0.9880%(2)
Class A-S	3.3464%(1)
Class B	3.9239%(3)
Class C	4.9119%(4)

(1)	For any distribution date, the pass-through rate of each class of the offered certificates (other than the Class X-A, Class X-B, Class B and Class C certificates) will be a fixed per annum rate equal to the rate set forth opposite such class in the table above.

(2)	For any distribution date, the pass-through rate of the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates as described in this prospectus. For any distribution date, the pass-through rate of the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate of the Class B certificates.

(3)	For any distribution date, the pass-through rate of the Class B certificates will be a per annum rate equal to the lesser of (i) the initial pass-through rate set forth opposite such class specified in the table above and (ii) the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

(4)	For any distribution date, the pass-through rate of the Class C certificates will be a per annum rate equal to the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

B. Interest Rate Calculation
Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates of the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer (or a special servicer for a non-serviced mortgage loan), any modifications resulting from a borrower’s bankruptcy or insolvency, or any increase in the interest rate of any mortgage loan with an anticipated repayment date after the related anticipated repayment date.

For purposes of calculating the pass-through rates of the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and
Administration Fees	The master servicer and the special servicer are entitled to a master servicing fee and a special servicing fee, respectively, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any serviced companion loans and any related REO loans and, with respect to the special servicing fees, if the related loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans. The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and the related serviced companion loans at the servicing fee rate equal to a per annum rate of between 0.00375% and 0.05500% (although with respect to serviced companion loans, the master servicing fee may be lower than the indicated rate).

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and the related serviced companion loans as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of 0.25% per annum and the per annum rate that would result in a special servicing fee of $3,500 for the related month. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and the related serviced companion loans will be paid by the related master servicer or special servicer, respectively, out of the fees described above.

The master servicer and the special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing

Agreement—Servicing and Other Compensation and Payment of Expenses”.
The certificate administrator/trustee fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including each non-serviced mortgage loan but excluding any companion loan) and any REO mortgage loan at a per annum rate equal to 0.00790%. The trustee fee is payable by the certificate administrator as a portion of the certificate administrator/trustee fee.

The operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (in each case, excluding any non-serviced mortgage loan and excluding any companion loan) at a per annum rate equal to 0.00430%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan (including each non-serviced mortgage loan, but excluding each companion loan) and REO mortgage loan at a per annum rate equal to 0.00065%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council© as a license fee for use of their names and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of that loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related pooling and servicing agreement will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the related pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of the related non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

NON-SERVICED MORTGAGE LOANs

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate	Special Servicing Fee Rate
GLP Industrial Portfolio B	0.00125% per annum	0.125% per annum

Quaker Bridge Mall	(1)	(1)
GLP Industrial Portfolio A	0.00125% per annum	0.125% per annum
Starwood Capital Extended Stay Portfolio	0.0025% per annum	the greater of 0.25% per annum and the rate that would result in a special servicing fee of $3,500 per month

(1) The Quaker Bridge Mall lead securitization pari passu companion loan is expected to be contributed to the JPMDB 2016-C2 securitization transaction prior to the closing date for this securitization transaction. Based upon a publicly available prospectus, the primary servicing fee rate and the special servicing fee rate are expected to be 0.0025% per annum and 0.25% per annum, respectively.

Distributions

A. Amount and Order of
Distributions	On each distribution date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer, (ii) any yield maintenance charges and prepayment premiums and (iii) any excess interest distributable to the Class Z certificates, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-NR certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, to the extent of funds allocable to principal, in reduction of the then-outstanding certificate balances of those classes, in the following priority:

(A)	to principal on the Class A-SB certificates until their certificate balance has been reduced to the A-SB scheduled principal balance set forth on Annex E to this prospectus for the relevant distribution date;

(B)	to principal on the Class A-1 certificates until their certificate balance has been reduced to zero;

(C)	to principal on the Class A-2 certificates until their certificate balance has been reduced to zero;

(D)	to principal on the Class A-3 certificates until their certificate balance has been reduced to zero;

(E)	to principal on the Class A-4 certificates until their certificate balance has been reduced to zero;

(F)	to principal on the Class A-5 certificates until their certificate balance has been reduced to zero; and

(G)	to principal on the Class A-SB certificates until their certificate balance has been reduced to zero;

provided that, if the certificate balances of each class of certificates, other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, having an initial principal balance have been reduced to zero, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, based on their respective certificate balances;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed losses on the mortgage loans previously allocated to each such class, plus interest on that amount at the pass-through rate for such class;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to that class of certificates, together with interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to that class of certificates, together with interest on that amount at the pass-through rate for such class;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to that class of certificates, together with interest on that amount at the pass-through rate for such class;

Seventh, to the non-offered certificates (other than the Class X-D, Class X-E, Class X-F, Class X-NR, Class Z and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal
Entitlements	A description of the interest entitlement of each class of certificates (other than the Class Z and Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance Charges,
Prepayment Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination, Allocation of
Losses and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class Z and Class R certificates) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class R, Class Z, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F or Class X-NR certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A certificates (to the extent such losses are allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB or Class A-S certificates), the Class X-B certificates (to the extent such losses are allocated to the Class B certificates), the Class X-D certificates (to the extent such losses are allocated to the Class D certificates), the Class X-E certificates (to the extent such losses are allocated to the Class E certificates), the Class X-F certificates (to the extent such losses are allocated to the Class F certificates) and the Class X-NR certificates (to the extent such losses are allocated to the Class NR certificates) and, therefore, the amount of interest they accrue.

*	Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-NR certificates are interest only.

**	Other than the Class Z, Class R, Class X-D, Class X-E, Class X-F and Class X-NR certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

Mortgage loan losses and principal payments, if any, on mortgage loans that are allocated to a class of certificates having an initial certificate balance will reduce the certificate balance of that class of certificates.

The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class B certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate of those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities:

• shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

• shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

• shortfalls resulting from the application of appraisal reduction amounts to reduce interest advances;

• shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

• shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and

• shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates entitled to interest (other than the Class Z certificates) on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Distributions—Priority of Distributions”.

F. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a collection period will be distributed to the holders of the Class Z certificates on the related distribution date. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any REO loan (other than any portion of an REO loan related to a companion loan), unless, in each case, the master servicer or the special servicer determines that the advance would be non-recoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity or an anticipated repayment date in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.

None of the master servicer, the special servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan that is not held by the issuing entity.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection Advances	The master servicer may be required to make advances with respect to mortgage loans and related companion loans that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

• protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

• maintain the lien on the related mortgaged property; and/or

• enforce the related mortgage loan documents.

The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will, subject to a recoverability determination, be required to reimburse the special servicer for that advance and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be non-recoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to a non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

None of the master servicer, special servicer or trustee will make or be permitted to make any advance in connection with the exercise of any cure rights or purchase rights granted to the holder of any subordinate companion loan under the related intercreditor agreement.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to a non-serviced mortgage loan, the applicable makers of advances under the related pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of the related non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced mortgage loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be fifty (50) fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in three hundred and sixty-three (363) commercial, multifamily or manufactured housing community properties. See “Description of the Mortgage Pool—Additional Indebtedness”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $767,467,461.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the fifty (50) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each of the loans in the table below is part of a larger “whole loan”, each of which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”) and/or are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan”, and together with the pari passu companion loans, the “companion loans”).

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loans Cut-off Date Balance	Subordinate Companion Loans Cut-off Date Balance	Mortgage Loan LTV Ratio(1)	Whole Loan LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(2)
GLP Industrial Portfolio B(3)	$88,100,000	11.5%	$540,600,000	$335,300,000	30.2%	46.3%	4.37x	2.85x
Quaker Bridge Mall(4)	$66,666,667	8.7%	$83,333,333	$30,000,000	45.0%	54.1%	2.29x	1.78x
GLP Industrial Portfolio A(5)	$42,900,000	5.6%	$594,700,000	$328,900,000	30.5%	46.2%	3.97x	2.62x
Jay Scutti Plaza(6)	$25,000,000	3.3%	$16,400,000	N/A	69.0%	69.0%	1.25x	1.25x
Starwood Capital Extended Stay Portfolio(7)	$20,000,000	2.6%	$180,000,000	N/A	64.3%	64.3%	2.26x	2.26x

(1)	Calculated including the related pari passu companion loan(s), if any, but excluding the related subordinate companion loan(s), if any.

(2)	Calculated including the related pari passu companion loan(s), if any, and the related subordinate companion loan(s), if any.

(3)	As of the cut-off date, the GLP Industrial Portfolio B companion loans are comprised of controlling note A-1, with an outstanding principal balance of $304,655,000, non-controlling note A-2, with an outstanding principal balance of $164,045,000, non-controlling note A-3-2, with an outstanding principal balance of $15,900,000, non-controlling note A-4, with an outstanding principal balance of $56,000,000, subordinate note B-1, with an outstanding principal balance of $217,945,000, and subordinate note B-2, with an outstanding principal balance of $117,355,000.

(4)	As of the cut-off date, the Quaker Bridge Mall companion loans are comprised of lead securitization note A-1, with an outstanding principal balance of $83,333,333, and subordinate notes B-1 and B-2, with an aggregate outstanding principal balance of $30,000,000.

(5)	As of the cut-off date, the GLP Industrial Portfolio A companion loans are comprised of controlling note A-1, with an outstanding principal balance of $284,440,000, non-controlling note A-2, with an outstanding principal balance of $153,160,000, non-controlling note A-3-1, with an outstanding principal balance of $87,100,000, non-controlling note A-4, with an outstanding principal balance of $70,000,000, subordinate note B-1, with an outstanding principal balance of $213,785,000, and subordinate note B-2, with an outstanding principal balance of $115,115,000.

(6)	As of the cut-off date, the Jay Scutti Plaza companion loan is comprised of non-controlling note A-2, with an outstanding principal balance of $16,400,000.

(7)	As of the cut-off date, the Starwood Capital Extended Stay Portfolio companion loans are comprised of controlling note A-1-A, with an outstanding principal balance of $105,000,000, and non-controlling notes A-2 and A-3, with an aggregate outstanding principal balance of $75,000,000.

The Jay Scutti Plaza whole loan will be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction and is referred to in this prospectus as the “serviced whole loan”, and the related companion loan is referred to in this prospectus as the “serviced companion loan”.

The whole loans identified in the table below will not be serviced under the pooling and servicing agreement and instead will each be serviced under a separate pooling and servicing agreement or trust and servicing agreement, as applicable, identified below relating to a related companion loan and are each referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loans are each referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans

Loan Name	Lead Trust/Pooling and Servicing Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee	Certificate Administrator	Custodian	Operating Advisor/Trust Advisor	Directing Certificate- holder(1)
GLP Industrial Portfolio B	CSMC Trust 2015-GLPB, Series 2015-GLPB	11.5%	KeyBank National Association	AEGON USA Realty Advisors, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	N/A	(2)
Quaker Bridge Mall	(3)	8.7%	(3)	(3)	(3)	(3)	(3)	(3)	(3)
GLP Industrial Portfolio A	CSMC Trust 2015-GLPA, Series 2015-GLPA	5.6%	KeyBank National Association	AEGON USA Realty Advisors, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	N/A	(2)
Starwood Capital Extended Stay Portfolio	CSAIL 2015-C3 Commercial Mortgage Trust, Series 2015-C3	2.6%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	RREF II CMBS AIV, LP

(1)	Or an equivalent entity.

(2)	Each of the directing certificateholder (or equivalent entity) for the GLP Industrial Portfolio B whole loan and the directing certificateholder (or equivalent entity) for the GLP Industrial Portfolio A whole loan gains consent and consultation rights only after the date that the related mezzanine A loan has been foreclosed upon or otherwise repaid in full. As a result, no directing certificateholder (or equivalent entity) has yet been appointed for either the GLP Industrial Portfolio B whole loan or the GLP Industrial Portfolio A whole loan.

(3)

The Quaker Bridge Mall lead securitization pari passu companion loan is currently held by JPMorgan Chase Bank, National Association, but is expected to be contributed to the JPMDB 2016-C2 securitization transaction prior to the closing date for this securitization transaction. The JPMDB 2016-C2 pooling and servicing agreement will thereupon become the lead pooling and servicing agreement for the Quaker Bridge Mall whole loan. Based upon a publicly available prospectus, it is expected that, pursuant to the JPMDB 2016-C2 pooling and servicing agreement, Wells Fargo Bank, National Association will be the applicable master servicer, certificate administrator and custodian, Midland Loan Services, a Division of PNC Bank, National Association will be the applicable special servicer, Wilmington Trust, National Association will be the applicable trustee, and Pentalpha Surveillance LLC will be the applicable operating advisor and asset representations reviewer. Additionally, based upon a publicly available prospectus, it is anticipated that BlackRock Realty Advisors, Inc. (or an affiliate thereof) will be the initial directing certificateholder for the JPMDB 2016-C2 securitization transaction. However, such directing certificateholder gains consent and consultation rights with respect to the Quaker Bridge Mall whole loan only after the occurrence and continuance of an AB control appraisal period under the related intercreditor agreement. As of the closing date, Teachers Insurance and Annuity Association is expected to be the holder of the Quaker Bridge Mall subordinate companion loans and to have consent and consultation rights with respect to the Quaker Bridge Mall whole loan.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan(s) (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or any preferred equity). Unless specifically indicated, no subordinate companion loans are included in the presentation of numerical and statistical information with respect to the composition of the mortgage pool contained in this prospectus (including any tables, charts and information set forth on Annex A-1 and A-2 to this prospectus).

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Additional Information” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property (or comprised of more than one cross-collateralized mortgage loan) is based on allocated loan amounts as stated in Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$767,467,461
Number of Mortgage Loans	50
Number of Mortgaged Properties	363
Number of Crossed Loan Pools	0
Crossed Loan Pools as a Percentage	0.0%
Range of Cut-off Date Balances	$1,420,000 - $88,100,000
Average Cut-off Date Balance	$15,349,349
Range of Mortgage Rates(2)	3.8164% - 5.9800%
Weighted Average Mortgage Rate(2)	4.7728%
Range of Original Terms to Maturity(3)	60 months to 120 months
Weighted Average Original Term to Maturity(3)	110 months
Range of Remaining Terms to Maturity(3)	50 months to 120 months
Weighted Average Remaining Term to Maturity(3)	107 months
Range of Original Amortization Terms(4)	240 months to 360 months
Weighted Average Original Amortization Term(4)	357 months
Range of Remaining Amortization Terms(4)	236 months to 360 months
Weighted Average Remaining Amortization Term(4)	356 months

Range of Cut-off Date LTV Ratios(2)(5)	30.2% - 76.4%
Weighted Average Cut-off Date LTV Ratio(2)(5)	58.7%
Range of LTV Ratios as of the Maturity Date/ARD(2)(3)(5)	30.2% - 66.7%
Weighted Average LTV Ratio as of the Maturity Date/ARD(2)(3)(5)	53.6%
Range of UW NCF DSCRs(2)(6)	1.21x - 4.37x
Weighted Average UW NCF DSCR(2)(6)	2.08x
Range of UW NOI Debt Yields(2)	8.1% - 18.4%
Weighted Average UW NOI Debt Yield(2)	11.8%
Percentage of Initial Pool Balance consisting of:
Interest-only Balloon	40.3%
Interest-only	29.4%
Balloon	19.0%
ARD Interest-only	11.3%

(1) Subject to a permitted variance of plus or minus 5%.

(2) With respect to each mortgage loan that is part of a whole loan, any related pari passu companion loan is included for purposes of calculating the Mortgage Rate, Cut-off Date LTV Ratio, LTV Ratio as of the Maturity Date/ARD, UW NCF DSCR and UW NOI Debt Yield. With respect to the GLP Industrial Portfolio B mortgage loan, the Quaker Bridge Mall mortgage loan and the GLP Industrial Portfolio A mortgage loan, each of which also has subordinate companion loans, the Mortgage Rate, Cut-off Date LTV Ratio, LTV Ratio as of the Maturity Date/ARD, UW NCF DSCR and UW NOI Debt Yield presented with respect to such mortgage loan is calculated without regard to the respective subordinate companion loan(s), unless otherwise indicated. Other than as specifically noted, the Mortgage Rate, Cut-off Date LTV Ratio, LTV Ratio as of the Maturity Date/ARD, UW NCF DSCR and UW NOI Debt Yield information for each mortgage loan is presented in this prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

(3) With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as 200 Forest Street, representing approximately 11.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related anticipated repayment date is deemed to be the maturity date.

(4) Excludes seven (7) mortgage loans secured by the mortgaged property or portfolio of mortgaged properties identified on Annex A-1 to this prospectus as GLP Industrial Portfolio B, 200 Forest Street, Quaker Bridge Mall, GLP Industrial Portfolio A, Chicago Marriott Southwest at Burr Ridge, The Realty Building and 501 Bath Street, representing approximately 40.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that are interest-only for the entire term to maturity or anticipated repayment date, as applicable. In the case of the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to this prospectus as Starwood Capital Extended Stay Portfolio, representing approximately

2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the loan will amortize based on the assumed principal payment schedule set forth on Annex F to this prospectus. In addition, in the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Palihouse Santa Monica, representing approximately 2.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the loan will amortize based on the assumed principal payment schedule set forth on Annex G to this prospectus.

(5) In certain cases the Cut-off Date LTV Ratio and the LTV Ratio as of the Maturity Date/ARD were calculated using an “as-stabilized”, “when complete” or “as-renovated” appraised value instead of the related “as-is” appraised value. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus.

(6) For each partial interest-only loan, the debt service coverage ratio was calculated based on the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to this prospectus as Starwood Capital Extended Stay Portfolio, representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the loan will amortize based on the assumed principal payment schedule set forth on Annex F to this prospectus, and the debt service coverage ratio was calculated based on the average of the first twelve payments of principal and interest. In addition, in the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Palihouse Santa Monica, representing approximately 2.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the loan will amortize based on the assumed principal payment schedule set forth on Annex G to this prospectus, and the debt service coverage ratio was calculated based on the average of the first twelve payments of principal and interest. With respect to seven (7) mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus as GLP Industrial Portfolio B, 200 Forest Street, Quaker Bridge Mall, GLP Industrial Portfolio A, Jay Scutti Plaza, Peakview Office Plaza and Hawthorne Square, representing approximately 11.5%, 11.3%, 8.7%, 5.6%, 3.3%, 1.3% and 0.6%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain assumptions and/or adjustments were made to the occupancy rate, underwritten net cash flow and underwritten net cash flow debt service coverage ratios reflected in the table above. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Certain Terms of the Mortgage Loans” in this prospectus. See also Annex A-1 to this prospectus.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the Mortgage Loans, see “Description of the Mortgage Pool”.

Modified and Refinanced Loans	As of the cut-off date, four (4) of the mortgage loans were modified due to a delinquency, were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs in connection with the origination of the mortgage loan.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Vistas at Seven Bar, representing approximately 4.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, such mortgage loan refinanced a prior loan that was in payment default for six weeks following its maturity date. Such previous loan was paid off in full after the related maturity date with proceeds from the related mortgage loan.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Arbor Hill Apartments, representing approximately 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgage loan refinanced by paying in full a prior loan that had matured but had not been timely repaid two weeks prior.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Tuscany Villas Apartments, representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgage loan refinanced a prior loan that was in default due to the sponsor’s attempt to sell the mortgaged property to a third party without obtaining the necessary lender approvals. The prior mortgage loan was paid in full from the proceeds of the refinancing of the mortgaged property.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Taunton Depot Shopping Center, representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgage loan refinanced a prior loan that was secured by the mortgaged property, as well as a Linens ‘N Things and Wendy’s restaurant, and which such prior loan was in default due to the bankruptcy and subsequent closure of Linens ‘N Things. The borrower sponsor paid required taxes and insurance out of pocket when cash flow was insufficient and cooperated with the special servicer until the loan was modified and the term extended. The modified loan performed according to its terms. The prior mortgage loan was paid in full from the proceeds of the refinancing of the mortgaged property in accordance with the terms of the modified loan documents.

See “Description of the Mortgage Pool”.

Loans Underwritten Based on
Projections of Future Income	With respect to four (4) of the mortgaged properties, identified on Annex A-1 to this prospectus as Chicago Marriot Southwest at Burr Ridge, White Lick Creek Apartments, Lakes of Ridgecrest Phase III and 2100 & 2106 N. Orange Avenue, representing approximately 4.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (by allocated loan amount), such mortgaged properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property, (iii) have a lack of stable operating history at the related mortgaged property due to multiple prior owners of the mortgaged property and/or (iv) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from
Underwriting Standards	Certain of the mortgage loans may vary from the underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers” with respect to the related third party materials requirements. With respect to one (1) mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Quaker Bridge Mall, representing approximately 8.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, Column Financial, Inc. did not obtain certifications from the related borrower sponsors as to current contingent liabilities and/or real estate experience. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”, “Transaction Parties—The Sponsors—Column Financial, Inc.—Column’s Underwriting Guidelines and Processes”, “—Benefit Street Partners CRE Finance LLC—BSP’s Underwriting Standards”, “—The Bank of New York Mellon—BNY Mellon’s Underwriting Standards”, “—MC-Five Mile Commercial Mortgage Finance LLC—MC-Five Mile’s Underwriting Guidelines and Processes” and “—The Bancorp Bank—Bancorp’s Underwriting Standards”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and
Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Information Available to
Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

• Bloomberg, L.P., Thomson Reuters Corporation, Trepp, LLC, Intex Solutions, Inc. and BlackRock Financial Management, Inc.;

• The certificate administrator’s website initially located at www.ctslink.com; and

• The master servicer’s website initially located at www.keybank.com/key2cre.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (other than the Class Z and Class R certificates) for the mortgage loans held by the issuing entity, provided that (i) the certificate balances and notional amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C certificates are reduced to zero, (ii) all the holders of such classes voluntarily participate in such exchange and (iii) the master servicer consents to the exchange as specified under the pooling and servicing agreement.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or
Substitutions of Mortgage
Loans; Loss of Value Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of an uncured document defect or an uncured breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances, the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan) and/or related REO properties and accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related serviced pari passu companion loan holders.

If a non-serviced mortgage loan with one or more related pari passu companion loans becomes a defaulted mortgage loan and the special servicer under the related pooling and servicing agreement or trust and servicing agreement, as applicable, governing servicing thereof determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) and, with respect to the GLP Industrial Portfolio B whole loan and the GLP Industrial Portfolio A whole loan, the related subordinate companion loans, in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of excess interest and the excess interest distribution account) as two separate REMICs (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and collectively the “Trust REMICs”) for federal income tax purposes.

In addition, the portions of the issuing entity consisting of the excess interest accrued on the mortgage loan with an anticipated repayment date, beneficial ownership of which is represented by the Class Z certificates, will be treated as a grantor trust for federal income tax purposes.

Pertinent federal income tax consequences of an investment in the offered certificates include:

• Each class of offered certificates will constitute REMIC “regular interests”.

• The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

• You will be required to report income on your offered certificates using the accrual method of accounting.

•

It is anticipated that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B and Class C certificates will be issued at a premium and the Class X-A and Class X-B certificates will be issued with original issue discount for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

•	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters, civil unrest and/or protests and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

•	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, any guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

•	the age, design and construction quality of the properties;

•	perceptions regarding the safety, convenience and attractiveness of the properties;

•	the characteristics and desirability of the area where the property is located;

•	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the property’s management and maintenance;

•	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

•	a decline in the businesses operated by tenants or in their financial condition;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

•	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences;

•	political factors;

•	environmental factors;

•	seismic activity risk;

•	retroactive changes in building codes;

•	changes or continued weakness in specific industry segments;

•	location of certain mortgaged properties in less densely populated or less affluent areas; and

•	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

•	the quality and creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which new rentals occur; and

•	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	a significant tenant were to become a debtor in a bankruptcy case;

•	rental payments could not be collected for any other reason; or

•	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

•	the financial effect of the absence of rental income may be severe;

•	more time may be required to re-lease the space; and

•	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the five largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal to purchase and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right may not be subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal or first offer, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

•	if the related borrower allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

•	if the related borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

•	if the related borrower fails to provide a designated number of parking spaces,

•	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

•	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time or if the casualty occurs within a specified period of the lease expiration date,

•	if a tenant’s use is not permitted by zoning or applicable law,

•	if the tenant is unable to exercise an expansion right,

•	if the landlord defaults on its obligations under the lease,

•	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

•	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

•	if significant tenants at the subject property go dark, terminate their leases or otherwise cease to occupy their space, or if a specified percentage of the mortgaged property is unoccupied,

•	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

•	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

•	in the case of government sponsored tenants, at any time or for lack of appropriations, or

•	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

•	the adaptability of the building to changes in the technological needs of the tenants;

•	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

•	in the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property; and

•	office space used as a lab and/or for research and development may (a) require a unique layout that may make re-tenanting to new office tenants more expensive and (b) rely on funds for research and development from government and/or private sources of funding, which sources may become unavailable. These factors, among others, may adversely affect the cash flow generating monthly payments for the mortgage loan.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Retail Properties Have Special Risks

The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration. Retail properties that have anchor tenant-owned stores often have reciprocal easement and/or operating agreements (each, an “REA”) between the retail property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant is often required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent. However, the presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Many of the retail properties that will secure one or more mortgage loans will also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

•	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or the termination of an anchor tenant’s or shadow anchor tenant’s lease;

•	an anchor tenant’s or shadow anchor tenant’s decision to vacate;

•	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

•	the cessation of the business of an anchor tenant, a shadow anchor tenant or a self-owned anchor or a change in use or in the nature of its retail operations (notwithstanding its continued payment of rent).

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, it is common for anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers to have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if an anchor or shadow anchor tenant goes dark or otherwise is no longer in occupancy. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

In addition, because anchor tenants and shadow anchors are often large national retailers, any bankruptcy, store closings or other economic decline impacting any such anchor or shadow anchor may affect multiple mortgaged properties in a pool of mortgage loans, and such impacts can be compounded by co-tenancy clauses and/or operating covenants related to such anchor or shadow anchor.

We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Certain of the tenants or anchor tenants of the retail properties may have operating covenants in their leases or operating agreements which permit those tenants or anchor tenants to cease operating, reduce rent or terminate their leases if the subject store is not meeting the minimum sales requirement or other business objective under its lease.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Certain anchor tenant estoppels and tenant estoppels will have been obtained in connection with the origination of the mortgage loans that may identify disputes between the related borrower and the applicable anchor tenant or other tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA. Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or other tenant or to litigation against the related borrower. We cannot assure you that these anchor tenant and tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with anchor tenants or other tenants or that potential disputes do not exist with tenants who did not provide estoppels prior to origination. We cannot assure you that the failure to have obtained related estoppel information will not have a material adverse effect on the related mortgage loans.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the rate of occupancy at the stores will remain at the levels described in this prospectus or that the net operating income contributed by the mortgaged properties will remain at the level specified in this prospectus or remain consistent with past levels.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Another issue for retail properties is that additional competing retail properties may be built in the areas where a retail mortgaged property is located and consumers may choose to shop at the newer retail property. These and other issues may cause affected retail stores to close, which may include anchor stores or shadow anchors for a mortgaged property.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

•	the quality of property management;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities that the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

•	the generally short terms of residential leases and the need for continued reletting;

•	rent concessions and month-to-month leases, which may impact cash flow at the property;

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

•	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

•	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

•	restrictions on the age or income of tenants who may reside at the property;

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

•	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

•	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

•	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

•	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense; and

•	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the multifamily properties may be residential cooperative buildings and the land under any such building is owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property. Some of these factors include:

•	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

•	the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the residential cooperative corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

•	the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

•	that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Industrial and Logistics Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

•	the quality of tenants;

•	reduced demand for industrial and logistics space because of a decline in a particular industry segment;

•	the property becoming functionally obsolete;

•	building design and adaptability;

•	unavailability of labor sources;

•	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	changes in proximity of supply sources;

•	the expenses of converting a previously adapted space to general use; and

•	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial or logistics properties, although industrial or logistics properties may be more frequently dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial and logistics space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial, logistics or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial and logistics properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial and logistics purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial and logistics property. Site characteristics that are generally desirable to a warehouse/industrial/logistics property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial and logistics properties, any vacant industrial and logistics property space may not be easily converted to other uses. Thus, if the operation of any of the industrial and logistics properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial and logistics property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial and logistics property were readily adaptable to other uses.

Location is also important because an industrial and logistics property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial and logistics properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses. See “—Cold Storage Properties Have Special Risks” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Cold Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties that operate as refrigerated distribution/warehouse facilities, which we refer to as “cold storage properties”.

Cold storage properties are part of the supply chain linking producers, distributors and retailers of refrigerated, frozen and perishable food products. These temperature-controlled warehouses are generally production facilities, distribution centers, “public” or port warehouses. Production warehouses typically serve one or a small number of tenants and customers and are generally used by food processors located nearby. The production warehouse tenants and customers store large quantities of ingredients or partially processed or finished products in the warehouses until they are shipped to the next stage of production or distributed to end-markets. Distribution center warehouses primarily store a wide variety of tenants’ and customers’ finished products until future shipment to end-users. Each distribution center is typically located in a key distribution hub that services the surrounding regional market. Distribution centers also include “retail” warehouses, which generally store finished products specifically for distribution to one or a small number of local or regional retailers. Public warehouses generally serve the needs of local and regional warehouse tenants and customers. Food manufacturers, processors and retailers use these warehouses to store capacity overflow from their production warehouses or to facilitate cost-effective distribution. Port warehouses primarily store goods that are being imported and exported.

Significant factors determining the value of cold storage properties include the quality and mix of customers, the location of the property, availability of labor sources, the age, design and construction quality of the facilities, energy costs, proximity to customers and accessibility of rail lines, major roadways and other distribution channels. Site characteristics which are valuable to such a property include high ceiling clear heights, wide column spacing, a large number of bays and large bay depths, divisibility, large minimum truck turning radii and overall functionality and accessibility. Warehousing sales can be seasonal, depending on the timing and availability of livestock, seafood and crops grown for frozen food production and the seasonal build-up of certain products for holiday consumption, and this seasonality can be expected to cause periodic fluctuations in a cold storage property’s revenues and operating expenses.

The food industry may be affected by outbreaks of diseases among crops or livestock that could have a negative effect on the supply of the affected products. Livestock diseases such as Asian bird flu may adversely affect consumer demand for related products. Declines in domestic consumption or foreign exports of various foods could lead to a reduced demand for cold storage facilities and negatively impact the related mortgaged properties.

The operator of the cold storage facilities has different arrangements with different customers, many of which do not require the customers to utilize any fixed amount of space at any particular time. However, certain customers agree to utilize a certain amount of space even if it is not fully used during a particular period. All of these agreements tend to be rolling arrangements with their consistent customer base. Although there can be no assurances that customers will continue to enter into their cold storage arrangements from one period to the next, in many cases a customer’s current cold storage provider has a competitive advantage due to the proximity to customer processing plants and familiarity with the logistical requirements for storing and transporting the customer’s products.

An interruption or reduction in demand for a customer’s products or a decline in a particular industry segment could result in a decrease of sales and overall profitability at a cold storage facility. A facility that suited the needs of its original customer may be difficult to relet to another customer, or may become functionally obsolete relative to newer properties. In addition, in certain locations, customers depend upon shipping products in pooled shipments with products of other customers going to the same markets. In these cases, the mix of customers in a cold storage property can significantly influence the cost of delivering products to markets.

Cold storage properties, in particular production facilities dedicated to a single customer, may not be easily convertible to an alternate use and if not used as a cold storage facility, the actual market value of such properties may be substantially lower than its current appraised value.

Cold storage properties are also subject to certain risks specific to industrial and logistics properties. See “—Industrial and Logistics Properties Have Special Risks” in this prospectus.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	ability to convert to alternative uses which may not be readily made;

•	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;

•	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors; and

•	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences.

In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and

•	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management company agreement or management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hotel property manager may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor, licensor and/or hotel property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hotel property is subject to a license or franchise agreement, the licensor or franchisor has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor or franchisor. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Manufactured Housing Community Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

•	the number of competing residential developments in the local market, such as: other manufactured housing community properties apartment buildings and site built single family homes;

•	the physical attributes of the community, including its age and appearance;

•	the location of the manufactured housing property;

•	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; manufactured homes may be moved from a manufactured housing property);

•	the type of services or amenities it provides;

•	any age restrictions;

•	the property’s reputation; and

•	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 33 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Community Properties”.

Self-Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self-storage properties, including:

•	decreased demand;

•	lack of proximity to apartment complexes or commercial users;

•	apartment tenants moving to single family homes;

•	decline in services rendered, including security;

•	dependence on business activity ancillary to renting units;

•	security concerns;

•	age of improvements; or

•	competition or other factors.

Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self-storage properties becomes unprofitable, the liquidation value of that self-storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self-storage mortgaged property were readily adaptable to other uses.

Tenants at self-storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self-storage unit. No environmental assessment of a self-storage mortgaged property included an inspection of the contents of the self-storage units at that mortgaged property, and there is no assurance that all of the units included in the self-storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self-storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self-storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self-storage properties may derive a material portion of revenue from business activities ancillary to self-storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self-Storage Properties”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property.

Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to mortgaged properties consisting of condominium units will not allow the special servicer the same flexibility in realizing on the collateral as-is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon collateral consisting of condominium units described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Remaining Term to Maturity/ARD in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es), if any, have been paid in full, classes that have a lower sequential priority are more likely to face these types of risk of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, retail, multifamily, industrial and hotel properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New Jersey, Massachusetts, Texas, California, Virginia and Florida. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

•	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

•	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

•	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

•	future laws, ordinances or regulations will not impose any material environmental liability; or

•	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

See “Transaction Parties—The Sponsors—Column Financial, Inc.—Column’s Underwriting Guidelines and Processes—Third Party Reports”, “—Benefit Street Partners CRE Finance LLC—BSP’s Underwriting Standards”, “—The Bank of New York Mellon—BNY Mellon’s Underwriting Standards—Appraisal”, “—MC-Five Mile Commercial Mortgage Finance LLC—MC-Five Mile’s Underwriting Guidelines and Processes”, “—The Bancorp Bank—Bancorp’s Underwriting Standards—Third Party Reports”, “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the retail properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers or guests, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-2 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the fifteen (15) largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

•	the physical attributes of the health club (e.g., its age, appearance and layout);

•	the reputation, safety, convenience and attractiveness of the property to users;

•	management’s ability to control membership growth and attrition;

•	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

•	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

•	the number of rentable parking spaces and rates charged;

•	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

•	the amount of alternative parking spaces in the area;

•	the availability of mass transit; and

•	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

With respect to parking properties leased to a parking garage, parking lot operator or single tenant user, such leases generally provide the parking operator the right to terminate such leases upon various contingencies, which may include if there are specified reductions in gross receipts, or specified income targets are not met, if certain subleases of such parking properties are terminated or reduced, or upon a specified amount of capital expenditures to such properties being required in order to comply with applicable law, or other adverse events. There can be no assurance that the operating lessee of a parking property will not terminate its lease upon such an event.

Mortgaged properties may have other specialty use tenants, such as medical and dental offices, lab space, gas stations, data centers, urgent care facilities, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 26 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Additionally, some of the mortgaged properties may have current or past tenants that handle or have handled hazardous materials and, in some cases, related contamination at some of the mortgaged properties was previously investigated and, as warranted, remediated with regulatory closure, the conditions of which in some cases may include restrictions against any future redevelopment for residential use or other land use restrictions. See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty number 43 in Annex D-1 to this prospectus and the identified exceptions to those representations and warranties in Annex D-2 to this prospectus.

Risks Relating to Inspections of Properties

In general, licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole or significant tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 18 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

•         a title insurer will have the ability to pay title insurance claims made upon it;

•         the title insurer will maintain its present financial strength; or

•         a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 85% (subject to annual 1% decreases beginning in 2016 until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $100 million (subject to annual $20 million increases beginning in 2016 until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-2 for a summary of the terrorism insurance requirements under each of the fifteen (15) largest Mortgage Loans. See representation and warranty no. 31 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations” and representation and warranty no. 8 and 14 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Limited Information Causes Uncertainty

Historical Information. Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for, among other things, inflation, rent steps, significant occupancy increases and/or a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent), which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information. The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described under “Description of the Mortgage Pool—Additional Information”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases or a lease amendment expanding the leased space but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Additional Information”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and each sponsor’s description of its underwriting criteria. A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers certificate—Column Financial, Inc.—Column’s Underwriting Guidelines and Processes”, “—Benefit Street Partners CRE Finance LLC—BSP’s Underwriting Standards”, “—The Bank of New York Mellon—BNY Mellon’s Underwriting Standards”, “—MC-Five Mile Commercial Mortgage Finance LLC—MC-Five Mile’s Underwriting Guidelines and Processes” and “—The Bancorp Bank—Bancorp’s Underwriting Standards”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1 to this prospectus, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy and/or begun paying rent or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

•	changes in governmental regulations, zoning or tax laws;

•	potential environmental or other legal liabilities;

•	the availability of refinancing; and

•	changes in interest rate levels.

In certain cases, an appraisal may reflect an “as-stabilized”, “when complete” or “as-renovated” value and an “as-is” value. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and/or “—Appraised Value”, reflects only the “as-is” value (or, in certain cases, may reflect the “as-stabilized”, “when complete” value or the “as-renovated” value as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified, which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” value and the “as-stabilized”, “when complete” or “as-renovated” values, we cannot assure you that those assumptions are or will be accurate or that the “as-stabilized”, “when complete” or “as-renovated” value will be the value of the related mortgaged property at maturity or anticipated repayment date (if any) or at the indicated stabilization date or upon completion of the renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers— Column Financial, Inc.—Column’s Underwriting Guidelines and Processes”, “—Benefit Street Partners CRE Finance LLC—BSP’s Underwriting Standards”, “—The Bank of New York Mellon—BNY Mellon’s Underwriting Standards—Appraisal”, “—MC-Five Mile Commercial Mortgage Finance LLC—MC-Five Mile’s Underwriting Guidelines and Processes” and “—The Bancorp Bank—Bancorp’s Underwriting Standards—Third Party Reports” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single purpose limited partnerships that have a general partner or general partners that are not themselves single purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts”.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common” in this prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability to Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan

Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors or managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. See also representation numbers 41 and 42 in Annex D-1 and the identified exceptions to those representations in Annex D-2. However, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

•	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

•	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

•	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

•	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

•	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

•	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although the companion loans related to the whole loans are not assets of the issuing entity, each related borrower is still obligated to make interest and principal payments on such companion loans. As a result, the issuing entity is subject to additional risks, including:

•	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

•	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common”.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

The borrowers under certain of the mortgage loans secured by multiple mortgaged properties may be permitted, subject to the satisfaction of certain conditions, to obtain the release of one or more mortgaged properties from the lien of the mortgage and substitute other properties as collateral. A substitute property generally is required to meet certain criteria under the related loan documents. However, notwithstanding the substitution criteria, a substitute mortgaged property may have different characteristics from those of the replaced mortgaged property. We cannot assure you that a substitute mortgaged property will perform in the same manner as the replaced mortgaged property and that a substitution will not adversely affect the performance of the mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

•	what proceedings are required for foreclosure;

•	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

•	whether and to what extent recourse to the borrower is permitted; and

•	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on the mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class Z certificates, which are not offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or pay the outstanding principal balance at any anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

•	the prevailing interest rates;

•	the net operating income generated by the mortgaged property;

•	the fair market value of the related mortgaged property;

•	the borrower’s equity in the related mortgaged property;

•	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

•	the borrower’s financial condition;

•	the operating history and occupancy level of the mortgaged property;

•	reductions in applicable government assistance/rent subsidy programs;

•	the tax laws; and

•	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of the related companion loans.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify any non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease

(including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See representation and warranty no. 36 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Except as noted in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Column Financial, Inc., one of the sponsors and originators, and of Credit Suisse Securities (USA) LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators or their affiliates are the holders of the mezzanine loans and/or companion loans related to their mortgage loans. The originators and/or their respective affiliates may retain existing mezzanine loans and/or companion loans or originate future permitted mezzanine indebtedness with respect to the mortgage loans. These transactions may cause the originators and their affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. Credit Suisse Securities (USA) LLC, one of the underwriters, is an affiliate of the depositor and of Column Financial, Inc., a sponsor, a mortgage loan seller, an originator, a warehouse lender to certain other sponsors (or their respective affiliates) and the current holder of the GLP Industrial Portfolio B Note A-3-2 Companion Loan (as herein defined).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The pooling and servicing agreement governing the servicing of the non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is generally similar to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates and, as it relates to servicing and administration of any non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under the pooling and servicing agreement governing the servicing of such non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates or securities relating to any of the applicable companion loans, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it is a borrower party with respect to a mortgage loan (referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder or the controlling class certificateholder on its behalf will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause” in this prospectus. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. The initial special servicer is an affiliate of the entity expected to purchase the Class D, Class E, Class F, Class NR, Class X-D, Class X-E, Class X-F, Class X-NR and Class Z certificates on the closing date. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the Series 2016-C6 non-offered certificates, any companion loan holder or the holder of any serviced companion loan securities. In addition, in some cases, the master servicer or special servicer or their respective affiliates may be the holder of a mezzanine or subordinate loan related to a mortgage loan in the mortgage pool. Any such interest in a mezzanine or subordinate loan may result in economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. In any such instance, neither the master servicer nor the special servicer will have any obligation to take, refrain from taking or cease taking any action with respect to any existing or future mezzanine or subordinate loans based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or the special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced pari passu companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Although the master servicer and the special servicer will be required to diligently service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is, or is affiliated with, a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

See also “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly owned subsidiary of Park Bridge Financial LLC, has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, collateral property owners or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future, and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Park Bridge Lender Services LLC.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower, a parent of a borrower or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly owned subsidiary of Park Bridge Financial LLC, has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset

Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

In addition, the asset representations reviewer and its affiliates may have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates holds certificates or has financial interests in or financial dealings with any of the parties to this transaction, a borrower, a parent of a borrower or any of their affiliates. Each of these relationships may also create a conflict of interest.

Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Park Bridge Lender Services LLC.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Loan Holders

It is expected that Torchlight Investors, LLC or another affiliate of the special servicer will be the initial directing certificateholder. The special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan), take actions with respect to the specially serviced loans administered under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holders of the companion loans or securities backed by such companion loans may have interests in conflict with those of the other certificateholders. As a result, it is possible that the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan), the controlling noteholder under an intercreditor agreement or the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan may direct the special servicer or the special servicer under such pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth below is the identity of the initial directing certificateholder (or equivalent entity) for each pari passu whole loan, the expected securitization trust or other entity holding the lead securitization and/or controlling note in such whole loan and the trust and servicing agreement or pooling and servicing agreement under which it is expected to be serviced.

Whole Loan	Lead Trust/Pooling and Servicing Agreement	Controlling Noteholder(1)	Directing Certificateholder(1)
GLP Industrial Portfolio B	CSMC Trust 2015-GLPB, Series 2015-GLPB	CSMC Trust 2015-GLPB	(2)
Quaker Bridge Mall	(3)	(3)	(3)
GLP Industrial Portfolio A	CSMC Trust 2015-GLPA, Series 2015-GLPA	CSMC Trust 2015-GLPA	(2)
Jay Scutti Plaza	CSAIL 2016-C6 Commercial Mortgage Trust, Series 2016-C6	CSAIL 2016-C6 Commercial Mortgage Trust	Torchlight Investors, LLC
Starwood Capital Extended Stay Portfolio	CSAIL 2015-C3 Commercial Mortgage Trust, Series 2015-C3	CSAIL 2015-C3 Commercial Mortgage Trust	RREF II CMBS AIV, LP

(1)	Or an equivalent entity.

(2)	Each of the directing certificateholder (or an equivalent entity) for the GLP Industrial Portfolio B whole loan and the directing certificateholder (or an equivalent entity) for the GLP Industrial Portfolio A whole loan gains consent and consultation rights only after the date that the related mezzanine A loan has been foreclosed upon or otherwise repaid in full. As a result, no directing certificateholder (or an equivalent entity) has yet been appointed for either the GLP Industrial Portfolio B whole loan or the GLP Industrial Portfolio A whole loan.

(3)	The Quaker Bridge Mall lead securitization pari passu companion loan is currently held by JPMorgan Chase Bank, National Association, but is expected to be contributed to the JPMDB 2016-C2 securitization transaction prior to the closing date for this securitization transaction. The JPMDB 2016-C2 pooling and servicing agreement will thereupon become the lead pooling and servicing agreement for the Quaker Bridge Mall whole loan. Based upon a publicly available prospectus, it is anticipated that BlackRock Realty Advisors, Inc. (or an affiliate thereof) will be the initial directing certificateholder for the JPMDB 2016-C2 securitization transaction. However, such directing certificateholder gains consent and consultation rights with respect to the Quaker Bridge Mall whole loan only after the occurrence and continuance of an AB control appraisal period under the related intercreditor agreement. As of the closing date, Teachers Insurance and Annuity Association is expected to be the holder of the Quaker Bridge Mall subordinate companion loans and to have consent and consultation rights with respect to the Quaker Bridge Mall whole loan.

The special servicer, upon consultation with a serviced pari passu companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the pari passu whole loans serviced under the pooling and servicing agreement for this securitization, the serviced pari passu companion loan holders do not have any duties to the holders of any class of certificates, and they may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced pari passu companion loan holder (solely with respect to the related serviced whole loan) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause at any time and without cause for so long as a control termination event does not exist (and other than in respect of any excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”.

Similarly, the applicable controlling class related to the securitization trust indicated in the chart above as the controlling noteholder has certain consent and/or consultation rights with respect to a non-serviced mortgage loan (other than the Quaker Bridge Mall mortgage loan until the occurrence and continuance of a control appraisal period pursuant to the related intercreditor agreement) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of that non-serviced whole loan and have similar conflicts of interest with the holders of other certificates backed by the companion loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

With respect to the Quaker Bridge Mall whole loan, the holder of the Note B-1 subordinate companion loan will have certain rights with respect to the related whole loan prior to the occurrence and continuance of an AB control appraisal period under the related intercreditor agreement, including the right, under certain conditions, to consent to various modifications and waivers or other matters affecting the related whole loan and certain actions and amendments to the mortgage loan documents proposed by the related special servicer under the pooling and servicing agreement governing the servicing of that non-serviced whole loan. In addition, a holder of the related subordinate companion loan with respect to the Quaker Bridge Mall whole loan will have the right to purchase the related mortgage loan if such mortgage loan is in default. Additionally, prior to the occurrence and continuance of an AB control appraisal period under the related intercreditor agreement, the holder of the Note B-1 subordinate companion loan will also have the right under, and subject to the requirements of, the related intercreditor agreement to replace the special servicer with respect to such whole loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Quaker Bridge Mall Whole Loan” in this prospectus. In exercising those rights, no holder of a subordinate companion loan has any obligation to consider the interests of, or impact of the exercise of such rights upon, the trust or the certificateholders.

The directing certificateholder and its affiliates (and a controlling noteholder under an intercreditor agreement with respect to, or the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of, a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder (or equivalent entity) or any of its affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such loan referred to herein as an “excluded loan”), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to certain “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

The special servicer, in connection with obtaining the consent of, or upon consultation with, the directing certificateholder or a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the serviced whole loan, the serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder may advise the special servicer to take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates.

The purchase option that a holder of the Quaker Bridge Mall subordinate companion loan holds pursuant to the related intercreditor agreement generally permits such holder to purchase the related defaulted whole loan as described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Quaker Bridge Mall Whole Loan—Purchase Option”. In addition, such holder of Note B-1’s right to cure defaults under the related defaulted loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted loan.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class E, Class F, Class NR and Class Z certificates, which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs, and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The b-piece buyer, or an affiliate, will constitute the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with the special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans (other than (i) the GLP Industrial Portfolio B mortgage loan and the GLP Industrial Portfolio A mortgage loan, and (ii) the Quaker Bridge Mall mortgage loan prior to the occurrence and continuance of an AB control appraisal period pursuant to the related intercreditor agreement) under the pooling and servicing agreements and trust and servicing agreements governing the servicing of such non-serviced whole loans and the related intercreditor agreements. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—Consultation and Control”.

Because the incentives and actions of the b-piece buyers may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder (or an equivalent entity) exercising control rights over that whole loan (or, (i) with respect to the GLP Industrial Portfolio B mortgage loan and the GLP Industrial Portfolio A mortgage loan, the related controlling class representative during the related controlling class control period, and (ii) with respect to the Quaker Bridge Mall whole loan, prior to the occurrence and continuance of an AB control appraisal period with respect to the related subordinate companion loan, the holder of the Note B-1 subordinate companion loan) will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder (or an equivalent entity) under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

•	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

•	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

•	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

•	Effective January 1, 2014, EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, may not be less than 5%; and (b) a requirement (the “Due Diligence Requirement”) that the investing credit institution or investment firm has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis.

National regulators in EEA member states impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the investing credit institution or investment firm.

If the Retention Requirement or the Due Diligence Requirement is not satisfied in respect of a securitization investment held by a non-EEA subsidiary of an EEA credit institution or investment firm then an additional risk weight may be applied to such securitization investment when taken into account on a consolidated basis at the level of the EEA credit institution or investment firm.

Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements”): (i) apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU; and (ii) subject to the adoption of certain secondary legislation, will apply to investments in securitizations by EEA insurance and reinsurance undertakings and by EEA undertakings for collective investment in transferable securities. On September 30, 2015, the European Commission published a proposal for a new regulation which, if adopted, would recast the Retention Requirement, the Due Diligence Requirement and Similar Requirements and which would, additionally, apply such requirements to investments in securitizations by EU occupational pension schemes.

None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the Retention Requirement or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, the offered certificates are not a suitable investment for EEA-credit institutions, EEA-investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment.

•	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, and other participants in the asset-backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in July 2013 and began phasing in on January 1, 2014; these regulations implement the increased capital requirements established under the Basel Accord. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Additional increases in minimum capital requirements have been implemented since that date. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and, when implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities. As a result of these regulations, investments in commercial mortgage-backed securities like the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of commercial mortgage-backed securities for their regulatory capital purposes.

•	The issuing entity will be relying on an exclusion or exemption under the Investment Company Act of 1940, as amended, (the “Investment Company Act”) contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013. Conformance with the Volcker Rule and its implementing regulations is required by July 21, 2015 (subject to the possibility of up to two one-year extensions). In the interim, banking entities must make good faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

•	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, and could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

•	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

•	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

•	do not represent any assessment of the yield to maturity that a certificateholder may experience;

•	reflect only the views of the respective rating agencies as of the date such ratings were issued;

•	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

•	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

•	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

•	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to six (6) nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three (3) of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one (1) nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of rated certificates, but not others, due, in part, to that engaged rating agency’s indicative subordination levels received on the preliminary collateral pool provided by such nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those other classes of rated certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other national recognized statistical rating organizations engaged to rate such certificates. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General. The yield to maturity on each class of offered certificates will depend in part on the following:

•	the purchase price for the certificates;

•	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

•	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of the weighted average lives of your principal balance certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

•	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

•	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans, including, the length of any prepayment lockout period and the imposition of applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

•	the level of prevailing interest rates;

•	the availability of credit for commercial real estate;

•	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

•	the failure to meet certain requirements for the release of escrows;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the master servicer or the special servicer, if any, forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the master servicer or the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties, or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or provide incentives for a borrower to repay the mortgage loan by any anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity or not be repaid by any anticipated repayment date, or that the master servicer or the special servicer, if any, may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” and “—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) or the holder of a subordinate companion loan may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and/or Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of each class of interest-only certificates indicated in the table below is based upon the outstanding certificate balance(s) of the related class(es) of certificates identified under the heading “Underlying Class(es)”, the yield to maturity on the indicated interest-only certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates with certificate balances.

Interest-Only Class of Certificates	Underlying Class(es)
Class X-A	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates
Class X-B	Class B certificates

In particular, the Class X-A certificates (and to a lesser extent, the Class X-B certificates) will be sensitive to prepayments on the mortgage loans because the prepayments will have the effect of reducing the notional amount of the Class X-A certificates first. A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the Class X-A and Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans after the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates are no longer outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves. With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield. If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of certificates. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first the Class NR certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 or Class A-S certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates. A reduction in the certificate balance of the Class B certificates will result in a corresponding reduction in the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination. The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-NR certificates and, if your certificates are Class B certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class A-S and Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than mortgage loan that will be serviced under a separate pooling and servicing agreement or trust and servicing agreement, as applicable), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder under the pooling and servicing agreement for this transaction and the rights of the holders of the related companion loans and mezzanine debt under the related intercreditor agreement. With respect to the non-serviced mortgage loans, you will generally not have any right to vote or make decisions with respect to the non-serviced mortgage loans, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement governing the servicing of the non-serviced mortgage loan and the related companion loan(s), subject to the rights of the directing certificateholder (or equivalent entity) appointed under such trust and servicing agreement or pooling and servicing agreement and the rights of the holders of the related companion loans and mezzanine debt under the related intercreditor agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by collateral deficiency amounts and/or appraisal reduction amounts, as applicable, as described in this prospectus. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to a non-serviced whole loan.

The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan and other than any excluded loan) and the right to replace the special servicer with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of cumulative appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace the special servicer, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs, then the directing certificateholder will lose the consultation rights. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights include, among others, certain modifications to the mortgage loans or serviced whole loans, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to a non-serviced mortgage loan, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan may, at the direction or upon the advice of the controlling noteholder under an intercreditor agreement or the directing certificateholder (or equivalent entity) of the related securitization trust holding the controlling note for the related non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loan(s) that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions relating to the related non-serviced whole loan and in connection with a sale of a defaulted mortgage loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no control termination event has occurred and is continuing and by the special servicer if a control termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement, as applicable, or the terms of the related loan documents, it is possible that the controlling noteholder under an intercreditor agreement or the directing certificateholder (or equivalent entity) under the related pooling and servicing agreement or trust and servicing agreement, as applicable, may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the controlling noteholder under an intercreditor agreement and the directing certificateholder (or equivalent entity) under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)     may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)    may act solely in the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling noteholder or the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of the related non-serviced mortgage loan);

(iii)     does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling noteholder or the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of the related non-serviced mortgage loan);

(iv)     may take actions that favor the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling noteholder or the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of the related non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates; and

(v)      will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, the controlling noteholder under an intercreditor agreement or the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of the related non-serviced mortgage loan or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of a special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan for the benefit of the holders of the related companion loan (as a collective whole as if the certificateholders and companion loan holders constituted a single lender). We cannot assure you that any actions taken by the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to each non-serviced mortgage loan, the operating advisor (if any) appointed under the related pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement (other than with respect to the Quaker Bridge Mall mortgage loan prior to the occurrence and continuance of an AB control appraisal period with respect to such mortgage loan). Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan as described in this prospectus. After the occurrence and during continuance of a control termination event under the pooling and servicing agreement, the special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reduction amounts to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding: (a) at least 75% of a quorum of the certificateholders (which is the holders of certificates (other than Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-NR, Class Z and Class R certificates) evidencing at least 75% of the voting rights for such certificates) or (b) more than 50% of the voting rights of each class of certificates (other than any Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-NR, Class Z and Class R certificates), but only those classes of such certificates that have, in each such case, an outstanding certificate balance, as notionally reduced by any appraisal reduction amounts allocable to such class, equal to or greater than 25% of the initial certificate balance of such class of certificates, as reduced by payments of principal on such class. See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”.

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) and the certificateholders of the securitization trust related to such other pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders will have no right to replace the master servicer or the special servicer of the pooling and servicing agreement relating to the non-serviced mortgage loan. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Loan Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a pari passu companion loan relating to a serviced whole loan will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with the companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to certain whole loans that include any subordinate companion loans, the holders of the related subordinate companion loan will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of an AB control appraisal period with respect to the subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan. The rights of the holder of a subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Quaker Bridge Mall Whole Loan”.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of a subordinate companion loan or mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of the applicable fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan, you will not have any right to vote with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan, however, the directing certificateholder (or the equivalent) of the related securitization trust holding the controlling note for the related non-serviced whole loan will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan. The interests of the securitization trust holding the controlling note may conflict with those of the holders of some or all of the classes of certificates, and, accordingly, the directing certificateholder (or the equivalent) of such securitization trust may direct or advise the special servicer for the related securitization trust to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Servicing Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the companion loan holders:

•	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

•	may act solely in its own interests, without regard to your interests;

•	do not have any duties to any other person, including the holders of any class of certificates;

•	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

•	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

The Lead Securitization Pari Passu Companion Loan for the Quaker Bridge Whole Loan Is Expected to Be Contributed to a Securitization That Has Not Yet Closed, and the Provisions of Such Related Servicing Agreement Expected to Govern Such Whole Loan Have Yet to Be Finalized

It is expected that the Quaker Bridge whole loan will be serviced and administered pursuant to the pooling and servicing agreement for the securitization transaction to which the Quaker Bridge pari passu companion loan is contributed, which is expected to be the JPMDB 2016-C2 securitization transaction. However, the JPMDB 2016-C2 securitization transaction has not closed, and the provisions of the JPMDB 2016-C2 pooling and servicing agreement have not yet been finalized, although such provisions will be required, pursuant to the related co-lender agreement, to satisfy the requirements described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Quaker Bridge Whole Loan”. Prospective investors should be aware that they will not have any control over, nor any assurance as to whether, the closing of the JPMDB 2016-C2 securitization transaction actually occurs, nor will they have any assurance as to the particular terms of the JPMDB 2016-C2 pooling and servicing agreement, except to the extent of compliance with the requirements referred to in the previous sentence.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loan. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Column Financial, Inc. in its capacity as a sponsor and solely in respect of the mortgage loans sold by it to us) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity or that they will have sufficient assets to do so. Although a loss of value payment may only be made to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Even if a legal action were brought successfully against the defaulting sponsor, we cannot assure you that the sponsor would, at that time, own or possess sufficient assets to make the required repurchase or to substitute any mortgage loan or make any payment to fully compensate the issuing entity for such material defect or material breach in all respects. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers.” In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

Each sponsor has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the mortgage loans or that the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer’s or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

Each of The Bank of New York Mellon and The Bancorp Bank, each a sponsor and an originator, is a New York banking corporation or a Delaware state-chartered bank, as applicable, the deposits of which are insured by the Federal Deposit Insurance Corporation (the “FDIC”). If either such sponsor were to become subject to receivership, the proceeding would be administered by the FDIC under the Federal Deposit Insurance Act (the “FDIA”); likewise, if either such sponsor were to become subject to conservatorship, the agency appointed as conservator would likely be the FDIC as well. The FDIA gives the FDIC the power to disaffirm or repudiate contracts to which a bank is party at the time of receivership or conservatorship and the performance of which the FDIC determines to be burdensome, in which case the counterparty to the contract has a claim for payment by the receivership or conservatorship estate of “actual direct compensatory damages” as of the date of receivership or conservatorship.

The FDIC has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6). The transfers of mortgage loans by The Bank of New York Mellon and The Bancorp Bank, respectively, to the depositor are not expected to qualify for the FDIC Safe Harbor. However, the FDIC Safe Harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the applicable mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the FDIC, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the then acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying cumulative appraisal reduction amounts, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan or related companion loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer (or the other special servicer in the case of the non-serviced mortgage loans) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or the other special servicer in the case of the non-serviced mortgage loans) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Internal Revenue Code of 1986, as amended (the “Code”) during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the Upper-Tier REMIC and the Lower-Tier REMIC, would likely be treated as an association taxable as a corporation under the Code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Code Section 166. See “Material Federal Income Tax Considerations—Taxation of Regular Interests—Original Issue Discount” for more information relating to original issue discount.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of fifty (50) fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool” ) with an aggregate principal balance as of the Cut-off Date (the “Initial Pool Balance”) of approximately $767,467,461. The “Cut-off Date” means the respective due dates for such Mortgage Loans in May 2016 (or, in the case of any Mortgage Loan that has its first due date in June 2016, the date that would have been its due date in May 2016 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Five (5) of the Mortgage Loans, representing approximately 31.6% of the Initial Pool Balance, are each part of a larger whole loan, which whole loan is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Subordinate Companion Loans”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans” in this prospectus, and each such Mortgage Loan and any related Companion Loan is collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the Companion Loans and the servicing and administration of the Whole Loans that will not be serviced under the pooling and servicing agreement for this transaction.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans and Whole Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Column Financial, Inc.(1)(2)	19	322	$348,672,403	45.4%
Benefit Street Partners CRE Finance LLC	6	6	153,072,247	19.9
The Bank of New York Mellon	4	8	121,917,930	15.9
MC-Five Mile Commercial Mortgage Finance LLC	15	21	104,352,154	13.6
The Bancorp Bank	6	6	39,452,727	5.1
Total	50	363	$767,467,461	100.0%

(1)	Seven (7) such Mortgage Loans, representing approximately 4.7% of the Initial Pool Balance, were originated by Hunt Finance Company, LLC (f/k/a Centerline Finance Corporation) (a wholly owned subsidiary of Hunt Mortgage Group, LLC), a Delaware corporation, and acquired and re-underwritten by Column Financial, Inc.

(2)	Two (2) of the Column Financial, Inc. Mortgage Loans identified on Annex A-1 to this prospectus as GLP Industrial Portfolio B and GLP Industrial Portfolio A, collectively representing approximately 17.1% of the Initial Pool Balance, were co-originated with Morgan Stanley Bank, N.A. In addition, one of the Column Financial, Inc. mortgage loans identified on Annex A-1 to this prospectus as Quaker Bridge Mall, representing approximately 8.7% of the Initial Pool Balance, was co-originated with JPMorgan Chase Bank, National Association.

Each of the Mortgage Loans or Whole Loans is evidenced by one or more promissory notes or similar evidence of indebtedness (each, a “Mortgage Note”) and, in each case, secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more office, retail, multifamily, industrial, hospitality or manufactured housing properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 may not equal the indicated total due to rounding. The information in Annex A-1 and Annex A-2 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on May 26, 2016 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1 and Annex A-2 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the Allocated Cut-off Date Loan Amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to the Mortgage Loans with one or more Subordinate Companion Loans is calculated without regard to any related Subordinate Companion Loan(s), unless otherwise indicated.

With respect to each Mortgaged Property, any appraisal of such Mortgaged Property, Phase I environmental report, Phase II environmental report or seismic or property condition report obtained in connection with origination (each, a “Third Party Report”) was prepared prior to the date of this prospectus. The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports. The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

Definitions. For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

(1)	“Actual/360” means the related Mortgage Loan accrues interest on the basis of a 360-day year and the actual number of days in the related one-month period.

(2)	“ADR” means, for any hospitality property, average daily rate.

(3)	“Allocated Cut-off Date Loan Amount” means: (a) in the case of any Mortgage Loan secured by multiple Mortgaged Properties (without regard to cross-collateralization with another Mortgage Loan), the portion of the related Cut-off Date Balance allocated to each such Mortgaged Property based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values or units, the related underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents; provided that with respect to any Whole Loan secured by a portfolio of Mortgaged Properties, the Allocated Cut-off Date Loan Amount represents only the pro rata portion of the related Mortgage Loan principal balance amount relative to the related Whole Loan principal balance; and (b) in the case of any Mortgage Loan secured by a single Mortgaged Property (without regard to cross-collateralization with another Mortgage Loan), the related Cut-off Date Balance of such Mortgage Loan (and only such Mortgage Loan if it is part of a Whole Loan). Information presented in this prospectus (including Annex A-1 and Annex A-2) with respect to the Mortgaged Properties expressed as a percentage of the Initial Pool Balance reflects the Allocated Cut-off Date Loan Amount allocated to such Mortgaged Property as of the Cut-off Date.

(4)	“Annual Debt Service” means, for any Mortgage Loan or Companion Loan, the current annualized debt service payable on such Mortgage Loan or Companion Loan as of May 2016 (or, in the case of any Mortgage Loan or Companion Loan that has its first due date in June 2016, the anticipated annualized debt service payable on such Mortgage Loan or related Companion Loan as of May 2016); provided that with respect to each Mortgage Loan with a partial interest-only period, the Annual Debt Service is calculated based on the debt service due under such Mortgage Loan or Companion Loan during the amortization period. Additionally, with respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Starwood Capital Extended Stay Portfolio, representing approximately 2.6% of the Initial Pool Balance, the related Mortgage Loan amortizes based on the non-standard amortization schedule set forth on Annex F, and with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Palihouse Santa Monica, representing approximately 2.5% of the Initial Pool Balance, the related Mortgage Loan amortizes based on the non-standard amortization schedule set forth on Annex G. The Annual Debt Service with respect to these Mortgage Loans is calculated based on the average of the first twelve payments of principal and interest after the Cut-off Date.

(5)	“Appraised Value” means, for each of the Mortgaged Properties and any date of determination, the most current appraised value of such Mortgaged Property as determined by an appraisal of the Mortgaged Property and in accordance with MAI standards. With respect to each Mortgaged Property, the Appraised Value set forth in this prospectus and on Annex A-1 or Annex A-2 to this prospectus is the “as-is” appraised value unless otherwise specified under “—Appraised Value” in this prospectus, and is in each case as determined by an appraisal made not more than thirteen (13) months prior to the Cut-off Date as described under “Appraisal Date” on Annex A-1 to this prospectus. The appraisals for certain of the Mortgaged Properties state an “as-stabilized”, “when complete” or “as-renovated” value as well as an “as-is” value for such Mortgaged Properties that assume that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the Mortgaged Property, and such “as-stabilized”, “when complete” or “as-renovated” values may, to the extent indicated, be reflected elsewhere in this prospectus, on Annex A-1 to this prospectus, and on Annex A-2 to this prospectus. For such Appraised Values and other values on a property-by-property basis, see Annex A-1 of this prospectus and the related footnotes. In addition, for certain Mortgage Loans, the Cut-off Date LTV Ratio and/or LTV Ratio at Maturity/ARD was calculated based on the “as-stabilized”, “when complete” or “as-renovated” appraised value for the related Mortgaged Property, as described under the definitions of “Cut-off Date LTV Ratio” and “LTV Ratio at Maturity/ARD”.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as GLP Industrial Portfolio B, representing approximately 11.5% of the Initial Pool Balance, the Appraised Value is based on the value of the portfolio as a whole, which is $2,081,000,000. The aggregate of the “as-is” appraised values of the individual Mortgaged Properties is $1,988,100,000.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as GLP Industrial Portfolio A, representing approximately 5.6% of the Initial Pool Balance, the Appraised Value is based on the value of the portfolio as a whole, which is $2,090,000,000. The aggregate of the “as-is” appraised values of the individual Mortgaged Properties is $1,995,800,000.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Starwood Capital Extended Stay Portfolio, representing approximately 2.6% of the Initial Pool Balance, unless otherwise indicated, the Appraised Value is based on the value of the portfolio as a whole, which is $311,000,000. The aggregate of the “as-is” appraised values of the individual Mortgaged Properties is $301,800,000.

With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Chicago Marriot Southwest at Burr Ridge and Holiday Inn & Suites Ann Arbor, representing approximately 2.6% and 1.3%, respectively, of the Initial Pool Balance, the Appraised Value is based on a “when complete” appraised value of $35,400,000 and $13,500,000, respectively. The “as-is” appraised value for the Chicago Marriot Southwest at Burr Ridge Mortgaged Properties is $27,900,000 and the “as-is” appraised value for the Holiday Inn & Suites Ann Arbor Mortgaged Property is $11,800,000.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hilton Cincinnati Airport, representing approximately 2.1% of the Initial Pool Balance, the Appraised Value is based on an “as-stabilized” appraised value of $23,250,000. The “as-is” appraised value for the Hilton Cincinnati Airport Mortgaged Property is $17,000,000.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Lofton Place Apartments, representing approximately 2.0% of the Initial Pool Balance, the Appraised Value is based on an “as renovated” appraised value of $21,010,000. The “as-is” appraised value for such Mortgaged Property is $18,550,000.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Holiday Inn Express - Little Rock, representing approximately 1.1% of the Initial Pool Balance, unless otherwise indicated, the Appraised Value is based on a “when complete” appraised value of $12,900,000. The “as-is” appraised value for such Mortgaged Property is $9,200,000.

(6)	“Balloon Balance” means, with respect to any Mortgage Loan, the principal balance scheduled to be due on such Mortgage Loan at maturity or anticipated repayment date, as applicable, assuming that all monthly debt service payments are timely received and there are no prepayments or defaults.

(7)	“Crossed Group” identifies each group of Mortgage Loans in the Mortgage Pool that are cross-collateralized and cross-defaulted with each other. Each Crossed Group is identified by a separate letter on Annex A-1 to this prospectus.

(8)	“Cut-off Date Balance” of any Mortgage Loan or Companion Loan will be the unpaid principal balance of that Mortgage Loan or Companion Loan, as of the Cut-off Date, after application of all payments due on or before that date, whether or not received.

(9)	“Cut-off Date LTV Ratio” or “Cut-off Date Loan-to-Value Ratio” generally means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that Mortgage Loan set forth on Annex A-1 to this prospectus divided by (2) the Appraised Value of the related Mortgaged Property or portfolio of Mortgaged Properties set forth on Annex A-1 to this prospectus, except as set forth below:

•	with respect to each Mortgage Loan with a Pari Passu Companion Loan, the calculation of Cut-off Date LTV Ratio is based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s);

•	with respect to any Mortgage Loan with a Subordinate Companion Loan, the calculation of the Cut-off Date LTV Ratio does not include the principal balance of the related Subordinate Companion Loan(s); and

•	with respect to each Mortgage Loan listed in the following table, the Cut-off Date LTV Ratio was calculated using the related “as-stabilized”, “when complete” or “as-renovated” Appraised Values, as opposed to the “as-is” Appraised Values, each as set forth below:

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (“As-Stabilized”, “When Complete” or “As- Renovated”)	“As-Stabilized”, “When Complete” or “As-Renovated” Appraised Value	Cut-off Date LTV Ratio (“As-Is”)		“As-Is” Appraised Value
Chicago Marriott Southwest at Burr Ridge	2.6%	56.5%	$35,400,000	71.7%		$27,900,000
Hilton Cincinnati Airport	2.1%	68.7%	$23,250,000	93.9%		$17,000,000
Lofton Place Apartments	2.0%	72.6%	$21,010,000	82.2%		$18,550,000
Holiday Inn & Suites Ann Arbor	1.3%	72.1%	$13,500,000	82.5%		$11,800,000
Holiday Inn Express - Little Rock	1.1%	66.4%	$12,900,000	93.1	%(1)	$9,200,000

(1)	The lender reserved $3,204,953 for costs associated with the borrower’s implementation of the related franchisor’s property improvement plan, which is expected to be completed in early 2017. Excluding such reserve from the Cut-off Date Balance, the Cut-off Date LTV Ratio (“As-Is”) is 58.3%.

(10)	“Debt Yield on Underwritten Net Cash Flow”, “UW NCF Debt Yield” or “Debt Yield on Underwritten NCF” means, with respect to any Mortgage Loan, the related Underwritten Net Cash Flow produced by the related Mortgaged Property or portfolio of Mortgaged Properties divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

•	with respect to each Mortgage Loan with a Pari Passu Companion Loan, the calculation of Debt Yield on Underwritten Net Cash Flow is based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s); and

•	with respect to any Mortgage Loan with a Subordinate Companion Loan, the calculation of the Debt Yield on Underwritten Net Cash Flow does not include the principal balance of the related Subordinate Companion Loan(s).

(11)	“Debt Yield on Underwritten Net Operating Income”, “UW NOI Debt Yield” or “Debt Yield on Underwritten NOI” means, with respect to any Mortgage Loan, the related Underwritten Net Operating Income produced by the related Mortgaged Property or portfolio of Mortgaged Properties divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

•	with respect to each Mortgage Loan with a Pari Passu Companion Loan, the calculation of Debt Yield on Underwritten Net Operating Income is based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s); and

•	with respect to any Mortgage Loan with a Subordinate Companion Loan, the calculation of the Debt Yield on Underwritten Net Operating Income does not include the principal balance of the related Subordinate Companion Loan(s).

(12)	“Cut-off Date DSCR”, “UW NCF DSCR” or “Underwritten NCF DSCR” generally means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged

Property or portfolio of Mortgaged Properties to the aggregate amount of the Annual Debt Service, except as set forth below:

•	with respect to each Mortgage Loan with a Pari Passu Companion Loan, the calculation of Cut-off Date DSCR is based on the Annual Debt Service of such Mortgage Loan and the related Pari Passu Companion Loan(s);

•	with respect to any Mortgage Loan with a Subordinate Companion Loan, the calculation of Cut-off Date DSCR does not include the Annual Debt Service on the related Subordinate Companion Loan(s);

•	with respect to the Mortgage Loan that secures the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Starwood Capital Extended Stay Portfolio, representing approximately 2.6% of the Initial Pool Balance, the related Mortgage Loan amortizes based on the non-standard amortization schedule set forth on Annex F. The Cut-off Date DSCR is based on the average of the first twelve payments of principal and interest; and

•	with respect to the Mortgage Loan that secures the Mortgaged Property identified on Annex A-1 to this prospectus as Palihouse Santa Monica, representing approximately 2.5% of the Initial Pool Balance, the related Mortgage Loan amortizes based on the non-standard amortization schedule set forth on Annex G. The Cut-off Date DSCR is based on the average of the first twelve payments of principal and interest.

(13)	“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

(14)	“Largest Tenant” means, with respect to any Mortgaged Property, the tenant leasing the largest amount of net rentable square feet.

(15)	“Largest Tenant Lease Expiration Date” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

(16)	“Loan Per Unit” means the principal balance of each Mortgage Loan or Whole Loan, as applicable, per unit of measure as of the Cut-off Date.

(17)	“LTV Ratio at Maturity/ARD”, “LTV Ratio as of the Maturity Date/ARD”, “Maturity Date/ARD Loan-to-Value Ratio” or “Maturity Date/ARD LTV Ratio” means:

•	with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Balloon Balance of a Mortgage Loan as adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date or anticipated repayment date, as applicable, assuming no prepayments or defaults, divided by (2) the Appraised Value of the related Mortgaged Property or portfolio of Mortgaged Properties shown on Annex A-1 to this prospectus, except as set forth below;

•	with respect to each Mortgage Loan with a Pari Passu Companion Loan, the calculation of LTV Ratio at Maturity/ARD is based on the aggregate Balloon Balance of such Mortgage Loan and the related Pari Passu Companion Loan;

•	with respect to any Mortgage Loan with a Subordinate Companion Loan, the calculation of LTV Ratio at Maturity/ARD does not include the principal balance of the related Subordinate Companion Loan; and

•	with respect to each Mortgage Loan listed in the following table, the LTV Ratio at Maturity/ARD was calculated using the related “as-stabilized”, “when complete” or “as-renovated” Appraised Values, as opposed to the “as-is” Appraised Values, each as set forth below:

Mortgage Loan Name	% of Initial Pool Balance	Maturity Date/ARD LTV Ratio (“As-Stabilized”, “When Complete” or “As- Renovated”)	“As-Stabilized”, “When Complete” or “As-Renovated” Appraised Value	Maturity Date/ARD LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Chicago Marriott Southwest at Burr Ridge	2.6%	56.5%	$35,400,000	71.7%	$27,900,000
Hilton Cincinnati Airport	2.1%	64.0%	$23,250,000	87.5%	$17,000,000
Lofton Place Apartments	2.0%	66.7%	$21,010,000	75.6%	$18,550,000
Holiday Inn & Suites Ann Arbor	1.3%	55.9%	$13,500,000	63.9%	$11,800,000
Holiday Inn Express - Little Rock	1.1%	55.0%	$12,900,000	77.1%	$9,200,000

We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown in Annex A-1 to this prospectus. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

(18)	“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified in Annex A-1 to this prospectus) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

(19)	“Occupancy Rate” means, unless the context clearly indicates otherwise, (i) in the case of multifamily, rental, manufactured housing community, self-storage and mixed-use (to the extent the related Mortgaged Property includes multifamily space) properties, the percentage of rental Units, Beds or Pads, as applicable, that are rented as of the Occupancy Rate As-of Date; (ii) in the case of office, retail, industrial and mixed-use (to the extent the related Mortgaged Property includes retail, industrial or office space), the percentage of the net rentable square footage rented as of the Occupancy Rate As-of Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality properties, the percentage of available Rooms occupied for the trailing 12-month period ending on Occupancy Rate As-of Date. In some cases, the Occupancy Rate was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions. See footnotes to Annex A-1 to this prospectus for additional occupancy rate assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy rate.

With respect to two (2) Mortgage Loans secured by the portfolios of Mortgaged Properties identified on Annex A-1 to this prospectus as GLP Industrial Portfolio B and GLP Industrial Portfolio A, representing approximately 17.1% of the Initial Pool Balance, the related borrower sponsor for each such Mortgage Loan, Global Logistics Properties Limited, acquired the Mortgaged Properties securing the Mortgage Loan from Industrial Income Trust Inc. (“IIT”), a public, non-traded REIT, in November 2015. With respect to such Mortgaged Properties, “Occupancy Rate” means, for historical periods, the average occupancy rate for the year, or for Mortgaged Properties acquired by IIT during the year, the average occupancy rate for the portion of the year that such Mortgaged Property was owned by IIT.

(20)	“Occupancy Rate As-of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property.

(21)	“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

(22)	“Prepayment Penalty Description” or “Prepayment Provision” means the number of payments from the first due date through and including the maturity date or anticipated repayment date, as applicable, for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

(23)	“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with sponsors affiliated with other sponsors in the Mortgage Pool. Each Related Group is identified by a separate number on Annex A-1 to this prospectus.

(24)	“RevPAR” means, with respect to any hospitality property, revenues per available room.

(25)	“Springing Cash Management” means, until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, revenue from the lockbox is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents.

(26)	“Underwritten Expenses” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating expenses, as determined by the related originator and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

(27)	“Underwritten Net Cash Flow”, “Net Cash Flow” or “Underwritten NCF” with respect to any Mortgage Loan or Mortgaged Property, means cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related originator has determined for tenant improvement and leasing commissions and / or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization. In determining rental revenue for multifamily rental, manufactured housing community and self storage properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

The Underwritten Net Cash Flow for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net cash flow for the Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth in this prospectus. In some cases, historical net cash flow for a particular Mortgaged Property, and/or the net cash flow assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten Net Cash Flow shown in this prospectus for such Mortgaged Property. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten Net Cash Flows set forth in this prospectus intended to represent such future cash flows. See “Risk Factors—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” in this prospectus. In certain cases, the related lender has reserved funds for rent abatements and/or tenant build-outs at the related space. We cannot assure you that any such tenant will occupy its respective space and/or pay rent as required under its respective lease. See “Structural and Collateral Term Sheet” in Annex A-2 to this prospectus, for additional information. For example (with respect to the fifteen (15) largest Mortgage Loans):

•	With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as GLP Industrial Portfolio B, representing approximately 11.5% of the Initial Pool Balance, as of the origination date, signed space expansions for DE Harvey Builders (the largest tenant at the property known as Commerce Park Westchase 2) and Clarsonic (the largest tenant at the property known as Kent Valley DC II) were anticipated to begin on November 1, 2015 and December 1, 2015, respectively. As of the origination date, leases for Men’s Wearhouse (to be the largest tenant at the property known as Beltway Crossing DC Bldg 1) and GA Pack and Load (to be the largest tenant at the property known as Suwanee Point Building 100) were expected to commence on December 1, 2015 and January 1, 2016, respectively. Since the origination date, each such tenant has taken occupancy and/or commenced paying rent.

•	With respect to the Mortgage Loan secured by the Mortgaged Property Identified on Annex A-1 to this prospectus as 200 Forest Street, representing approximately 11.3% of the Initial Pool Balance, the largest tenant, GE Healthcare, representing approximately 44.9% of the net rentable area, has exercised its option to expand into an additional 33,600 square feet of space at the Mortgaged Property. The tenant commenced paying rent for the expansion space on April 1, 2016 but is not expected to take occupancy of the expansion space until late 2016.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Quaker Bridge Mall, representing approximately 8.7% of the Initial Pool Balance, the occupancy numbers and underwritten revenues include The Body Shop, Torrid, Lids and 30 Burgers (collectively accounting for approximately 1.4% of net rentable area and approximately 1.6% of underwritten base rent), which have signed leases but are not yet in occupancy and/or paying rent under their respective leases. The Body Shop, Torrid, Lids and 30 Burgers are expected to take possession and commence paying rent for their respective spaces in June 2016, July 2016, May 2016 and July 2016, respectively. Additionally, the occupancy numbers and underwritten revenues include space leased by Justice, Pearle Vision Express and Gymboree (collectively accounting for approximately 2.3% of net rentable area and approximately 2.0% of underwritten base rent), for which the tenants have leases out for signature, but are already in occupancy and paying rent.

•	With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as GLP Industrial Portfolio A, representing approximately 5.6% of the Initial Pool Balance, as of the origination date, a lease with Move Solutions (to be the largest tenant at the property known as Burleson BP Bldg 2 (Austin DC I)) was expected to commence on January

1, 2016. Since the origination date, such tenant has taken occupancy and/or commenced paying rent.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Jay Scutti Plaza, representing approximately 3.3% of the Initial Pool Balance, the fourth largest tenant, Maines Food & Party Warehouse, representing 7.4% of the net rentable area at the Mortgaged Property, and the tenth largest tenant, Carter’s, representing 2.4% of the net rentable area at the Mortgaged Property, have executed leases and taken possession of their spaces, but are not yet in occupancy.

(28)	“Underwritten Net Operating Income” or “Underwritten NOI” with respect to any Mortgage Loan or Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, as both are determined by the related originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the Mortgage Loan (or Whole Loan, if applicable), adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and/or newly acquired Mortgaged Properties.

The Underwritten NOI for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net operating income for the Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. In some cases, historical net operating income for a particular Mortgaged Property, and/or the net operating income assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten NOI shown in this prospectus for such Mortgaged Property. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten NOI set forth in this prospectus intended to represent such future cash flows.

(29)	“Underwritten Revenues” or “Underwritten EGI” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating revenues, as determined by the related originator and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent, leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 12 months past the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related originator; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental, manufactured housing community and self storage properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In some cases the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. See “—Tenant Issues” below.

(30)	“Units”, “Rooms”, “Beds” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily property, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes, (d) in the case of certain Mortgaged Properties operating as student housing, the number of beds or (e) in the case of a Mortgaged Property operated as a self-storage property, the number of units for self storage.

(31)	“Weighted Average Mortgage Loan Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

References to “Weighted Averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the Mortgage Loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-1 to this prospectus may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-2 to this prospectus, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the fifteen (15) largest Mortgage Loans under the definitions of “Underwritten Net Cash Flow” and “Underwritten Net Operating Income”.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$767,467,461
Number of Mortgage Loans	50
Number of Mortgaged Properties	363
Number of Crossed Loan Pools	0
Crossed Loan Pools as a Percentage	0.0%
Range of Cut-off Date Balances	$1,420,000 - $88,100,000
Average Cut-off Date Balance	$15,349,349
Range of Mortgage Rates(2)	3.8164% - 5.9800%
Weighted Average Mortgage Rate(2)	4.7728%
Range of Original Terms to Maturity(3)	60 months to 120 months
Weighted Average Original Term to Maturity(3)	110 months
Range of Remaining Terms to Maturity(3)	50 months to 120 months
Weighted Average Remaining Term to Maturity(3)	107 months
Range of Original Amortization Terms(4)	240 months to 360 months
Weighted Average Original Amortization Term(4)	357 months
Range of Remaining Amortization Terms(4)	236 months to 360 months
Weighted Average Remaining Amortization Term(4)	356 months
Range of Cut-off Date LTV Ratios(2)(5)	30.2% - 76.4%
Weighted Average Cut-off Date LTV Ratio(2)(5)	58.7%
Range of LTV Ratios as of the Maturity Date/ARD(2)(3)(5)	30.2% - 66.7%
Weighted Average LTV Ratio as of the Maturity Date/ARD(2)(3)(5)	53.6%
Range of UW NCF DSCRs(2)(6)	1.21x - 4.37x
Weighted Average UW NCF DSCR(2)(6)	2.08x
Range of UW NOI Debt Yields(2)	8.1% - 18.4%
Weighted Average UW NOI Debt Yield(2)	11.8%
Percentage of Initial Pool Balance consisting of:
Interest-only Balloon	40.3%
Interest-only	29.4%
Amortizing Balloon	19.0%
ARD Interest-only	11.3%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to each Mortgage Loan that is part of a Whole Loan, any related Pari Passu Companion Loan is included for purposes of calculating the Mortgage Rate, Cut-off Date LTV Ratio, LTV Ratio as of the Maturity Date/ARD, UW NCF DSCR and UW NOI Debt Yield. With respect to the GLP Industrial Portfolio B Mortgage Loan, the Quaker Bridge Mall Mortgage Loan and the GLP Industrial Portfolio A Mortgage Loan, each of which also has one or more Subordinate Companion Loans, the Mortgage Rate, Cut-off Date LTV Ratio, LTV Ratio as of the Maturity Date/ARD, UW NCF DSCR and UW NOI Debt Yield presented with respect to each such Mortgage Loan is calculated without regard to the respective Subordinate Companion Loan(s), unless otherwise indicated. Other than as specifically noted, the Cut-off Date LTV Ratio, LTV Ratio as of the Maturity Date/ARD, UW NCF DSCR, UW NOI Debt Yield and Mortgage Rate information for each Mortgage Loan is presented in this prospectus without regard to any other indebtedness (whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related Mortgage Loan without combination with the other indebtedness.

(3)	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 200 Forest Street, representing approximately 11.3% of the Initial Pool Balance, the related Anticipated Repayment Date is deemed to be the maturity date.

(4)	Excludes seven (7) Mortgage Loans secured by the Mortgaged Property or portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as GLP Industrial Portfolio B, 200 Forest Street, Quaker Bridge Mall, GLP Industrial Portfolio A, Chicago Marriott Southwest at Burr Ridge, The Realty Building and 501 Bath Street, representing approximately 40.7% of the Initial Pool Balance, that are interest-only for the entire term to maturity or Anticipated Repayment Date, as applicable. In the case of the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as

Starwood Capital Extended Stay Portfolio, representing approximately 2.6% of the Initial Pool Balance, the loan will amortize based on the assumed principal payment schedule set forth on Annex F to this prospectus. In addition, in the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Palihouse Santa Monica, representing approximately 2.5% of the Initial Pool Balance, the loan will amortize based on the assumed principal payment schedule set forth on Annex G to this prospectus.

(5)	In certain cases the Cut-off Date LTV Ratio and the LTV Ratio as of the Maturity Date/ARD were calculated using an “as-stabilized”, “when complete” or “as-renovated” appraised value instead of the related “as-is” appraised value. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus.

(6)	For each partial interest-only loan, the UW NCF DSCR was calculated based on the first principal and interest payment to be made into the trust during the term of the Mortgage Loan once amortization has commenced. In the case of the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Starwood Capital Extended Stay Portfolio, representing approximately 2.6% of the Initial Pool Balance, the loan will amortize based on the assumed principal payment schedule set forth on Annex F to this prospectus, and the debt service coverage ratio was calculated based on the average of the first twelve payments of principal and interest. In addition, in the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Palihouse Santa Monica, representing approximately 2.5% of the Initial Pool Balance, the loan will amortize based on the assumed principal payment schedule set forth on Annex G to this prospectus, and the debt service coverage ratio was calculated based on the average of the first twelve payments of principal and interest. With respect to seven (7) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as GLP Industrial Portfolio B, 200 Forest Street, Quaker Bridge Mall, GLP Industrial Portfolio A, Jay Scutti Plaza, Peakview Office Plaza and Hawthorne Square, representing approximately 11.5%, 11.3%, 8.7%, 5.6%, 3.3%, 1.3% and 0.6%, respectively, of the Initial Pool Balance, certain assumptions and/or adjustments were made to the Occupancy Rate, Underwritten NCF and UW NCF DSCRs reflected in the table above. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Certain Terms of the Mortgage Loans” in this prospectus. See also Annex A-1 to this prospectus.

The issuing entity will include ten (10) Mortgage Loans, representing approximately 26.5% of the Initial Pool Balance, that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan and/or represent separate obligations of each borrower that are cross-collateralized and cross-defaulted with each other.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Office
Suburban	11	$201,150,000	26.2%
CBD	1	$24,450,000	3.2%
Office/Retail	2	$7,071,361	0.9%
Flex	1	$5,557,500	0.7%
Retail
Regional Mall	1	$66,666,667	8.7%
Unanchored	5	$29,374,185	3.8%
Shadow Anchored	2	$28,429,988	3.7%
Anchored	4	$19,800,072	2.6%
Single Tenant	1	$4,850,000	0.6%
Multifamily
Garden	20	$129,990,577	16.9%
High Rise	1	$14,947,759	1.9%
Industrial
Distribution Warehouse	127	$85,562,669	11.1%
Warehouse	66	$31,475,695	4.1%
Light Industrial	24	$6,031,090	0.8%
Flex	28	$4,908,354	0.6%
Flex, Light Industrial, Distribution	11	$3,022,192	0.4%
Hotel
Full Service	5	$73,695,751	9.6%
Extended Stay	50	$20,000,000	2.6%
Limited Service	1	$6,138,601	0.8%
Manufactured Housing
Manufactured Housing	2	$4,345,000	0.6%
Total	363	$767,467,461	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Cut-off Date Loan Amounts as set forth in Annex A-1.

Office Properties

For a summary of certain risks related to the office properties set forth in the above chart see “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Retail Properties

With respect to the retail properties set forth in the above chart:

•	Seven (7) of the Mortgaged Properties identified on Annex A-1 to this prospectus as Quaker Bridge Mall, Jay Scutti Plaza, Palmer Super Center, Taunton Depot Shopping Center, 539 Smith Street, TopSail Way Shopping Center and Aztec Square, securing seven (7) Mortgage Loans representing approximately 15.0% of the Initial Pool Balance, are each considered by the applicable borrower sponsor to have an “anchor tenant” or “shadow anchor tenant” which tenants occupy space at the related property, but may or may not occupy space that is collateral for the related Mortgage Loan.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases”, “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Multifamily Properties

With respect to the multifamily properties set forth in the above chart:

•	Two (2) Mortgaged Properties identified on Annex A-1 to this prospectus as City Place Apartments and The Vue, securing two (2) Mortgage Loans representing approximately 3.7% of the Initial Pool Balance, have certain tenants currently using Section 8 housing vouchers.

•	Three (3) Mortgaged Properties identified on Annex A-1 to this prospectus as City Place Apartments, Antelope Multifamily Portfolio – Water Valley and Antelope Multifamily Portfolio – Flowers Square, approximately 2.2% of the Initial Pool Balance consist of senior housing, or are age-restricted senior independent-living facilities or age restricted multifamily properties for individuals 55-years-old or older, thus limiting the potential tenants.

•	One (1) Mortgaged Property identified on Annex A-1 to this prospectus as Confederate Point Apartments, securing approximately 1.0% of the Initial Pool Balance, has a substantial number of tenants who are employed at one of the local military bases or whose employment is in part dependent on the existence of the local military bases.

•	Five (5) Mortgaged Properties identified on Annex A-1 to this prospectus as Antelope Multifamily Portfolio, securing approximately 0.8% of the Initial Pool Balance, are subject to certain rental restrictions under Housing Assistance Payment (“HAP”) contracts. 68 of the 72 units at the Ridgewood East Mortgaged Property and all of the units at the Water Valley, Senatobia Arms, Sardis Gardens and Flowers Square Mortgaged Properties are restricted to tenants whose income does not exceed 80% of the area median income.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

Industrial Properties

With respect to the industrial properties set forth in the above chart:

•	With respect to the Mortgage Loans secured by the portfolios of Mortgaged Properties identified on Annex A-1 to this prospectus as GLP Industrial Portfolio B and GLP Industrial Portfolio A, representing approximately 17.1% of the Initial Pool Balance, (a) three of the Mortgaged Properties identified as Bell Gardens Distribution Center #3, Memphis IC I and Ft. Lauderdale Industrial I on Annex A-1 to this prospectus and securing the GLP Industrial Portfolio B Mortgage Loan, representing approximately 0.1% of the Initial Pool Balance by Allocated Cut-off Date Loan Amount, and (b) six of the Mortgaged Properties identified as Denver DC, Freeport DC Bldg 4, Landover DC, Sterling DC, Bolingbrook CC Bldg 3 and Concours DC on Annex A-1 to this prospectus and securing the GLP Industrial Portfolio A Mortgage Loan, representing approximately 0.5% of the Initial Pool Balance by Allocated Cut-off Date Loan Amount, are utilized as refrigerated distribution/warehouse facilities, which we refer to as “cold storage properties.”

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial and Logistics Properties Have Special Risks”.

Hotel Properties

With respect to the hotel properties set forth in the above chart:

•	All of the hospitality properties, which include fifty-six (56) Mortgaged Properties, securing approximately 13.0% of the Initial Pool Balance by Allocated Cut-off Date Loan Amount, are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise, management, license or operating agreement.

•	Hospitality properties may be particularly affected by seasonality. For example, the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Chicago Marriott Southwest at Burr Ridge, Holiday Inn & Suites Ann Arbor, La Quinta Inn & Suites, Bonita Springs Naples North, representing approximately 4.7% of the Initial Pool Balance, require seasonality reserves that were deposited in connection with the origination of the related Mortgage Loan and/or that are required to be funded on an ongoing basis.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Cut-off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/ Termination of Related License/ Franchise Agreement/ Operating Agreement or Management Agreement	Maturity Date of the related Mortgage Loan
Starwood Capital Extended Stay Portfolio	$20,000,000	2.6%	May 2017	7/6/2020
Chicago Marriott Southwest at Burr Ridge	$20,000,000	2.6%	August 2027	3/6/2021
Palihouse Santa Monica	$19,422,501	2.5%	December 2022	1/6/2026
Hilton Cincinnati Airport	$15,967,930	2.1%	February 2031	3/6/2021
Holiday Inn & Suites Ann Arbor	$9,735,887	1.3%	March 2036	4/6/2026
Holiday Inn Express - Little Rock	$8,569,433	1.1%	February 2026	2/5/2026
La Quinta Inn & Suites, Bonita Springs Naples North	$6,138,601	0.8%	December 2035	12/6/2025

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Starwood Capital Extended Stay Portfolio, representing approximately 2.6% of the Initial Pool Balance, the Mortgaged Properties are subject to a license agreement and a sub-license agreement. The license agreement was entered into between LH Investments LLC (“LH”) and HTS Investments LLC (“HTS” and with LH, individually or collectively as licensor) and SOF-IX Sleep II, L.P. (as licensee). LH owns the Crestwood Suites and Sun Suites trademarks and HTS owns the Home-Towne Suites trademarks. The parties agreed in the license agreement that the term of the license agreement would run until 2017 (two years from the date the properties were purchased), unless terminated prior to such date. A sub-license agreement was entered into simultaneously with the license agreement between SOF-IX Sleep II, L.P. (as sub-licensor) and each of the ownership entities of the Mortgaged Properties. Pursuant to the sub-license agreement, the sub-licensor granted to each sub-licensee the right to use the mark designated to such sub-licensee under the sub-license agreement and that the term of such agreement run until 2017 (two years from the date the properties were purchased).

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Starwood Capital Extended Stay Portfolio, representing approximately 2.6% of the Initial Pool Balance, the portfolio consisted at origination of 16 Crestwood Suites, 24 Sun Suites and 10 Home Towne Suites, which will be transitioned to the InTown Suites brand over a 7 to 10 month period. Specifically, the borrower is required to, within 18 to 21 months after June 11, 2015, (i) rebrand each property as either (x) an “Intown Suites” extended stay property or such other “Intown” brand as may be established, provided that such other “Intown” brand is of an equal or better quality than the “Intown Suites” brand and owned and managed by Intown Hospitality Corp., or (y) a qualified franchisor. The borrower reserved at origination $2,075,000 to pay for the conversion expenses, which such conversion is currently underway.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Chicago Marriot Southwest at Burr Ridge, representing approximately 2.6% of the Initial Pool Balance, the Drake Hotel Oak Brook, which is approximately 11 miles from the Mortgaged Property, was recently renovated and an existing hotel that is located approximately 1.3 miles from the Mortgaged Property is planned to open as a Crowne Plaza hotel. We cannot assure you that such updated supply will not materially adversely affect the value of the Mortgaged Property.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Holiday Inn & Suites Ann Arbor, representing approximately 1.3% of the Initial Pool Balance, within 7.8 miles of the Mortgaged Property in Ann Arbor two new hotels were completed in 2015, two new hotels are currently under construction, and two new hotels are proposed for construction. One of the proposed hotels, a 140-room Hyatt Place, is projected to open in July 2017 after completion of a property improvement plan, and is expected to be directly competitive with the Mortgaged Property. We cannot assure you that such new supply will not materially adversely affect the value of the Mortgaged Property.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Holiday Inn Express - Little Rock, representing approximately 1.1% of the Initial Pool Balance, the Mortgaged Property is subject to a PIP required by the related franchisor. The lender escrowed $3,204,953 at origination for the PIP-related work, which is expected to be completed in early 2017. See “—Redevelopment, Renovation and Expansion” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Hotel Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Manufactured Housing Community Properties

For a summary of certain risks related to the manufactured housing community properties set forth in the above chart see “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Community Properties Have Special Risks”.

Specialty Use Concentrations

Certain Mortgaged Properties have one or more of the five (5) largest tenants by net rentable area that operate their space as a specialty use. Such specialty uses may not allow the space to be readily converted to be suitable for another type of tenant, they may rely on contributions from individuals and government grants or other subsidies to pay rent and other operating expenses or they may have primarily seasonal use that makes income potentially more volatile than for properties with longer term leases. For example:

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance
Laboratory/R&D(1)	1	11.3%
Restaurant(2)	10	9.0%
Medical(3)	9	8.2%
Bank branch(4)	3	4.4%
Parking garages(5)	1	3.2%
School or educational facility(6)	1	0.8%

(1)	Includes the Mortgaged Property identified on Annex A-1 to this prospectus as 200 Forest Street, which includes a portion of space that is used by several of the tenants for laboratory and/or research and development purposes. See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks.”

(2)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Jay Scutti Plaza, Pebble Creek Collection, Palmer Super Center, Taunton Depot Shopping Center, Cumberland Pointe, Hawthorne Square, 539 Smith Street, 515 Westheimer, TopSail Way Shopping Center and Aztec Square.

(3)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Laurel Corporate Center-15000 Midlantic Drive, West LA Office – 2730 Wilshire, Chagrin Professional Office, Palmer Super Center, Cumberland Pointe, Hawthorne Square, 515 Westheimer, 501 Bath Street and 2100 & 2106 N. Orange Avenue.

(4)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Jay Scutti Plaza, Cumberland Pointe and Aztec Square.

(5)	Includes the Mortgaged Property identified on Annex A-1 to this prospectus as West LA Office - 2730 Wilshire.

(6)	Includes the Mortgaged Property identified on Annex A-1 to this prospectus as Chagrin Professional Office.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

In addition, the Mortgaged Property identified on Annex A-1 to this prospectus as Pebble Creek Collection, securing a Mortgage Loan representing approximately 0.9% of the Initial Pool Balance by allocated loan amount, each includes one or more tenants that operate its space as an on-site gas station and/or an automobile repair and servicing company. See “—Retail Properties” above.

Significant Mortgage Loans and Significant Obligors

The portfolio of Mortgaged Properties identified on Annex A-1 as GLP Industrial Portfolio B and the Mortgaged Property identified on Annex A-1 as 200 Forest Street, respectively, in each case, securing Mortgage Loans that represent approximately 11.5% and 11.3%, respectively, of the Initial Pool Balance, are each a “significant obligor” as such term is used in Items 1101 and 1112 of Regulation AB with respect to this offering. See Annex A-1 to this prospectus.

Mortgage Loan Concentrations

Top Ten Mortgage Loans

The following table shows certain information regarding the ten (10) largest Mortgage Loans or groups of crossed loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit/SF/Room(1)	UW NCF DSCR(1)		Cut-off Date LTV Ratio(1)	Maturity Date/ARD LTV Ratio(1)	Property Type
GLP Industrial Portfolio B	$88,100,000	11.5%	$23.96	4.37	x	30.2%	30.2%	Industrial
200 Forest Street	$87,000,000	11.3%	$160.59	1.72	x	64.0%	64.0%	Office
Quaker Bridge Mall	$66,666,667	8.7%	$419.91	2.29	x	45.0%	45.0%	Retail
Laurel Corporate Center	$48,500,000	6.3%	$86.58	1.54	x	74.8%	65.0%	Office
GLP Industrial Portfolio A	$42,900,000	5.6%	$23.72	3.97	x	30.5%	30.5%	Industrial
Mission Ridge	$37,450,000	4.9%	$120.53	1.41	x	55.9%	51.7%	Office
Vistas at Seven Bar	$33,000,000	4.3%	$57,692.31	1.28	x	72.8%	63.3%	Multifamily
Jay Scutti Plaza	$25,000,000	3.3%	$143.27	1.25	x	69.0%	60.9%	Retail
West LA Office – 2730 Wilshire	$24,450,000	3.2%	$418.89	1.21	x	67.7%	61.3%	Office
Starwood Capital Extended Stay Portfolio	$20,000,000	2.6%	$32,754.67	2.26	x	64.3%	61.3%	Hotel
Top 3 Total/Weighted Average	$241,766,667	31.5%		2.84	x	46.5%	46.5%
Top 5 Total/Weighted Average	$333,166,667	43.4%		2.80	x	48.5%	47.1%
Top 10 Total/Weighted Average	$473,066,667	61.6%		2.40	x	53.6%	50.7%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit/SF/Room, UW NCF DSCR. Cut-off Date/ARD LTV Ratio and Maturity Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and any related Pari Passu Companion Loan(s) in the aggregate, but excludes the principal balance and debt service payment of any related Subordinate Companion Loan(s).

See “—Assessment of Property Value and Condition” for additional information.

For more information regarding the fifteen (15) largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-2. Other than with respect to the ten (10) largest Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 2.6% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The pool of Mortgage Loans will include six (6) Mortgage Loans, set forth in the table below entitled “Multi-Property Mortgage Loans”, representing approximately 27.1% of the Initial Pool Balance, which are each secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property or group of those properties. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Mortgaged Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
GLP Industrial Portfolio B	$88,100,000	11.5%
Laurel Corporate Center	48,500,000	6.3
GLP Industrial Portfolio A	42,900,000	5.6
Starwood Capital Extended Stay Portfolio	20,000,000	2.6
Antelope Multifamily Portfolio	6,125,000	0.8
Coastal Breeze Apartment Portfolio	2,150,000	0.3
Total	$207,775,000	27.1%

(1)      Totals may not equal the sum of such amounts listed due to rounding.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers.

Four (4) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans”, representing approximately 21.7% of the Initial Pool Balance, are not cross-collateralized but have borrower sponsors related to each other, but no group of Mortgage Loans having borrower sponsors that are related to each other represents more than approximately 17.1% of the Initial Pool Balance. The following table shows the group of Mortgage Loans having borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1.

Related Borrower Loans (Other than Cross-Collateralized Groups)(1)

Property/Portfolio Names	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance	Approx. % of Initial Pool Balance
Group 1:
GLP Industrial Portfolio B	142	$88,100,000	11.5%
GLP Industrial Portfolio A	114	42,900,000	5.6
Total for Group 1:	256	$131,000,000	17.1%
Group 2:
White Lick Creek Apartments	1	$7,400,000	1.0%
Lakes of Ridgecrest Phase III	1	5,900,000	0.8
Total for Group 2:	2	$13,300,000	1.7%
Group 3:
Walnut Street Retail Portfolio	1	$8,272,500	1.1%
Banana Republic	1	4,850,000	0.6
Total for Group 3:	2	$13,122,500	1.7%
Group 4:
Hawthorne Square	1	$4,820,000	0.6%
515 Westheimer	1	3,981,685	0.5
Total for Group 4:	2	$8,801,685	1.1%

(1)      Totals may not equal the sum of such amounts listed due to rounding.

Mortgage loans with related borrowers are identified under “Related Borrower” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

This table shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance by Allocated Cut-off Date Loan Amount:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New Jersey	15	$118,388,789	15.4%
Massachusetts	2	$ 92,338,361	12.0%
Texas	74	$ 75,819,092	9.9%
California	35	$ 71,704,362	9.3%
Virginia	10	$ 44,761,039	5.8%
Florida	30	$ 39,791,008	5.2%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an Allocated Cut-off Date Loan Amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout twenty-four (24) other states and the District of Columbia, with no more than 4.7% of the Initial Pool Balance by Allocated Cut-off Date Loan Amount secured by Mortgaged Properties located in any such jurisdiction.

Certain Mortgaged Properties are located in the following geographic areas or the regions of the United States that are more susceptible to natural disasters:

Mortgaged Properties securing approximately 25.7% of the Initial Pool Balance by Allocated Cut-off Date Loan Amount, are located in California, Florida, Louisiana, Mississippi and Texas and are more susceptible to certain hazards (such as wildfires, floods or hurricanes) than properties in other parts of the country.

Mortgaged Properties securing approximately 11.2% of the Initial Pool Balance by Allocated Cut-off Date Loan Amount, are located in areas that are considered a high earthquake risk (seismic zone 3 or zone 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 18.0% (except for one Mortgaged Property, securing approximately 0.1% of the Initial Pool Balance by Allocated Cut-Off Date Loan Amount, with a seismic expected loss of 28.0%).

Mortgaged Properties With Limited Prior Operating History

Two (2) of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as White Lick Creek Apartments and Lakes of Ridgecrest Phase III, representing approximately 1.7% of the Initial Pool Balance, are each secured by Mortgaged Properties that were constructed or substantially renovated or in a lease-up period within the 12-month period preceding the Cut-off Date and have no or limited prior operating history and/or lack historical financial figures and information.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Chicago Marriot Southwest at Burr Ridge, representing approximately 2.6% of the Initial Pool Balance, due to multiple prior owners of the Mortgaged Property, there is a lack of stable operating history at the Mortgaged Property.

One (1) of the Mortgage Loans secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 2100 & 2106 N. Orange Avenue, representing approximately 0.3% of the Initial Pool

Balance, is secured by a Mortgaged Property that was acquired within the 12-month period preceding the Cut-off Date and underwriting was based on a limited prior operating history and limited historical financial figures and information.

See “Risk Factors—Risks Relating to the Mortgage Loans-—Limited Information Causes Uncertainty”.

Tenancies-in-Common

Five (5) Mortgaged Properties identified on Annex A-1 to this prospectus as Mission Ridge, Vistas at Seven Bar, Pebble Creek Collection, Hawthorne Square and 515 Westheimer, representing approximately 11.3% of the Initial Pool Balance, have one or more borrowers that own all of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium Interests

One (1) of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Holiday Inn & Suites Ann Arbor, representing approximately 1.3% of the Initial Pool Balance, is secured by the related borrower’s interest in one or more units in a condominium. With respect to such Mortgage Loan (other than as described below), the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Holiday Inn & Suites Ann Arbor, representing approximately 1.3% of the Initial Pool Balance, the Mortgaged Property consists two units that are part of a four unit fractured condominium regime. There are no common elements to the condominium, and the borrower controls 50% of all voting rights for any action requiring a vote by unit owners and has been appointed as administrator for the general management of the condominium. Each unit owner is entitled to cast 25% of the votes for every unit that it owns. In addition, the related lender is a registered mortgagee representative as well as a permitted mortgagee and has notice and cure rights over borrower defaults under the condominium documents and approval rights over amendments to the condominium documents.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	361	$721,744,961	94.0%
Leasehold	1	37,450,000	4.9
Fee/Leasehold(3)	1	8,272,500	1.1
Total	363	$767,467,461	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Cut-off Date Loan Amounts as set forth in Annex A-1.

(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

(3)	The related Mortgages create a first lien on a combination of fee simple estates and leasehold estates in one or more commercial properties.

In general, with respect to each Mortgage Loan that is secured in whole or material part by a leasehold interest, unless the related fee interest is also encumbered by the related Mortgage, the related ground lease has a term that extends at least 20 years beyond the maturity date of the subject Mortgage Loan (taking into account all freely exercisable extension options) and, except as noted below or in the exceptions to representation and warranty no. 36 in Annex D-1 indicated on Annex D-2, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as GLP Industrial Portfolio B, representing approximately 11.5% of the Initial Pool Balance, the ground lease at the property known as Atlanta Liberty expires October 1, 2020. However, the borrower may purchase the property at any time prior to the expiration date of the ground lease for $10 and surrender of a county bond.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

As regards ground leases, see representation and warranty no. 36 on Annex D-1 and the exceptions to that representation on Annex D-2.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than thirteen (13) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions. A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 43 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

•	With respect to the Mortgage Loans secured by the portfolios of Mortgaged Properties identified on Annex A-1 to this prospectus as GLP Industrial Portfolio B and GLP Industrial Portfolio A, representing approximately 11.5% and 5.6%, respectively, of the Initial Pool Balance, each of the Mortgaged Properties were subject to an ESA dated May 2015 or June 2015. In certain cases, these assessments revealed conditions including: nearby third-party spills or third-party leaking underground storage tanks (“LUSTs”) or third-party high risk activities such as industrial facilities that potentially may have or in some cases have impacted a Mortgaged Property; previously removed and/or remediated onsite LUSTs; historic onsite activities including industrial facilities, or printing and automotive services; the onsite presence of dry wells or monitoring wells or underground storage tanks; and electrical transformer or hydraulic equipment leakage. These conditions resulted in recommendations that the related Mortgaged Properties: monitor conditions, investigations, or cleanup activities at nearby properties; closure of clarifiers; review governmental regulatory files to obtain additional information; or otherwise abate or remediate a condition. Additionally, certain of the Mortgaged Properties have had recognized environmental conditions for which remediation has previously occurred or ongoing remediation or monitoring is still continuing. In each case, the related borrower with respect to each such Mortgage Loan obtained an environmental insurance policy from Allied World Assurance Company covering all of the related Mortgaged Properties. Each policy expires November 4, 2025, has a limit of $5,000,000 per incident ($10,000,000 in the aggregate) and has a deductible of $100,000. The borrowers are required to obtain a three year extension period 30 days prior to the termination of the policy.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hawthorne Square, representing approximately 0.6% of the Initial Pool Balance, the related Phase I ESA reported that previous onsite dry cleaning operations had resulted in groundwater impacts. The facility was entered into the Texas Dry Cleaner Remediation Program (“TDCRP”) for state remediation funding and has been undergoing remediation. Groundwater and soil vapor testing has continued through 2015 and the sampling did not identify indoor vapor intrusion. The ESA did not recommend any further action by the owner of the Mortgaged Property other than continuing to cooperate with and provide site access to the TDCRP remediation contractors until regulatory closure is achieved. We cannot assure you that regulatory closure will be attained or that any future actions that might be required will be funded entirely or in part by the TDCRP.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 539 Smith Street, representing approximately 0.6% of the Initial Pool Balance, the ESA found that the Mortgaged Property contained soil with total petroleum hydrocarbons, polycyclic aromatic hydrocarbons and lead, the presence of which constituted a controlled recognized environmental condition. The Mortgaged Property is subject to an Environmental Land Usage Restriction (“ELUR”) that restricts access to soil containing compounds of concern and restricts the future use of the Mortgaged Property to only industrial/commercial uses. The ELUR specifies that the existing site soil will remain inaccessible and covered beneath the existing buildings, pavement or landscaped cap areas and that annual inspections and reporting are required to assess, maintain and repair the engineered controls as required. The Rhode Island Department of Environmental Management concluded that the Mortgaged Property is in compliance with the ELUR and applicable remediation regulations. The related loan documents contain recourse carveouts relating to environmental indemnity.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as TopSail Way Shopping Center, representing approximately 0.5% of the Initial Pool Balance, the related ESA identified the presence of six underground storage tanks (each a “UST”) on the gas station parcel at the Mortgaged Property as a recognized environmental condition. Although the USTs passed a regulatory review in August 2014 by the North Carolina Department of Environmental Quality (“NCDEQ”), a limited subsurface Phase II investigation was recommended, which found that petroleum-related contaminants had been released at the Mortgaged Property. Based on such results, the environmental consultant expected that the NCDEQ would request a soil assessment and a limited site assessment, which would require the installation of one or more permanent groundwater monitoring wells, as well as a survey to determine the risk classification of the affected Mortgaged Property. Although tenant Marathon Oil is the party who is primarily responsible for the environmental remediation, the lender required the borrower to escrow $675,848 at origination to cover potential remediation costs, totaling approximately 125% of the potential maximum-cost scenario identified by the environmental consultant. The lender also required the borrower to obtain an environmental insurance policy from Beazley (Lloyd’s of London) with a $3 million per incident and in the aggregate limit, subject to a $25,000 deductible, naming the lender and its successors and assigns as an additional insured. The policy has an initial two-year term, and if the borrower does not receive a “no further action” letter from the applicable environmental authorities, the lender is entitled to extend the policy for an additional eight years through the maturity of the Mortgage Loan. The lender escrowed $50,849 at origination to pay the policy premium during the extension term.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Jay Scutti Plaza, representing approximately 3.3% of the Initial Pool Balance, following the origination of the Mortgage Loan, Qdoba Mexican Grill recently signed an outparcel lease at the Mortgaged Property and is expected to occupy a to-be-constructed 3,000 square foot store plus an outdoor patio area. The outparcel leased to Qdoba Mexican Grill is part of the collateral for the Mortgage Loan; however, the lease was recently signed and as such it has not been included in the Mortgaged Property square footage or occupancy figures and the contractual rent has not been included for cash flow underwriting purposes.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Starwood Capital Extended Stay Portfolio, representing approximately 2.6% of the Initial Pool Balance, engineering reports recommended that immediate capital improvements be carried out at the Mortgaged Property. A reserve in the amount of approximately $1,121,206 was funded at origination of the Mortgage Loan to cover the costs of the identified repairs, which are underway. In addition, a capital improvement reserve in the amount of $6,500,000 was funded at origination of the Mortgage Loan, which included at origination $2,075,000 to be used for property conversion costs (signage, exterior painting, web-site development) associated with converting assets from Sun Suites, Crestwood Suites and Home-Towne Suites to InTown Suites, which such conversion is underway. Additionally, the capital improvement reserve included at origination $4,425,000 for capital improvement projects to further improve and upgrade the portfolio, which such improvements are underway. For additional information regarding the termination of the franchise agreements, see “—Risks Relating to Affiliations with a Franchise or Hotel Management Company ” in this prospectus.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Chicago Marriot Southwest at Burr Ridge, representing approximately 2.6% of the Initial Pool Balance, the Mortgaged Property is scheduled to undergo a $6,670,000 PIP required by the related franchisor to upgrade the Mortgaged Property’s site, lobby, guest rooms and bathrooms, business center, restaurant, bar/lounge, fitness center and pool, ballroom and conference/meeting room facilities. The Mortgage Loan is structured with an upfront reserve of $6,689,991 to cover the cost of completion of the PIP, which features a 10% contingency on construction costs and a 5% contingency on furniture, fixtures, and equipment.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hilton Cincinnati Airport, representing approximately 2.1% of the Initial Pool Balance, approximately $4,000,000 was reserved at origination of the Mortgage Loan for capital improvements at the Mortgaged Property.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Lofton Place Apartments, representing approximately 2.0% of the Initial Pool Balance, the borrower is required to perform capital improvements to the Mortgaged Property including interior upgrades, new lighting, additions to the bathrooms, the replacement of carpeting, replacing of the furniture and making repairs to the A/C and water heaters. Additional exterior renovations are required in order to improve the landscaping and trimming, provide clubhouse improvements, install security cameras and key track systems and to replace pool furniture. The borrower is required to perform these improvements within 12 months of origination (by November 2016) and the lender has reserved $1,732,846 to fund the costs of these improvements.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as The Vue, representing approximately 1.8% of the Initial Pool Balance, the borrower intends to renovate 35% of units as tenants turn over throughout the next 12 months. A reserve in the amount of $400,000 was funded at origination of the Mortgage Loan to cover the cost of the renovation, with $200,000 to be released upon evidence of the completed renovations and $200,000 to be released upon evidence of completed renovation and a debt yield of 8.0%.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Holiday Inn & Suites Ann Arbor, representing approximately 1.3% of the Initial Pool Balance, the Mortgaged Property is scheduled to undergo a $1,200,000 PIP required by the related franchisor. The Mortgage Loan is structured with an upfront reserve of $1,200,000 in order to pay for the related improvements.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Holiday Inn Express - Little Rock, representing approximately 1.1% of the Initial Pool Balance, the Mortgaged Property is subject to a comprehensive PIP required by the related franchisor. The lender escrowed $3,204,953 at origination for the PIP-related work, which is expected to be completed in early 2017. There is a non-recourse carveout for any losses incurred by the lender in connection with the borrower’s failure to complete the PIP in accordance with the Mortgage Loan documents and the related franchise agreement.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as La Quinta Inn & Suites, Bonita Springs Naples North, representing approximately 0.8% of the Initial Pool Balance, the Mortgaged Property is scheduled to undergo a PIP required by the related franchisor to upgrade the Mortgaged Property’s site, signage, exterior, pool area, public areas, guestrooms, lobby, market, business center and breakfast room. Accordingly, the Mortgage Loan is structured with an upfront reserve of $250,000, which represents approximately 125% of the projected cost of the PIP and features a 17.0% ($34,000) contingency.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hawthorne Square, representing approximately 0.6% of the Initial Pool Balance, a build out for the largest tenant, Yucatan Taco Stand, is currently in place, with completion expected by July 2016.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than twelve (12) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates arising out of the ordinary business of the borrowers, their sponsors, managers and affiliates or such persons may be or may have been subject to other material proceedings (including criminal proceedings). In addition, the Mortgaged Property may be subject to ongoing litigation. For example (with respect to the fifteen (15) largest Mortgage Loans):

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Quaker Bridge Mall, representing approximately 8.7% of the Initial Pool Balance, the Mortgaged Property is currently subject to a condemnation for a portion of the Mortgaged Property along Route 1, by the State of New Jersey, Department of Transportation. The Mortgage Loan documents permit the borrower to retain the net award from the condemnation and require the borrower to deliver an officer’s certificate confirming that the condemnation will not have a material adverse effect on (a) the value of the Mortgaged Property, (b) the business operations or financial condition of the borrower, or (c) the ability of the borrower to repay the Mortgage Loan.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Laurel Corporate Center, representing approximately 6.3% of the Initial Pool Balance, the New York State Attorney General’s Office announced a settlement with the borrower sponsor (such settlement under seal) on March 22, 2016 for $1,100,000 in connection with the deferral of state and city income taxes through a federal 1031 like-kind exchange of real estate properties unrelated to Laurel Corporate Center. In addition, it is possible that similar claims could be brought against the borrower sponsor at the federal level if federal taxes were wrongfully deferred in a manner similar to the deferrals of the New York state and city income taxes. If the settlement is released from seal, federal charges are filed or an additional civil complaint with respect to another property (also unrelated to Laurel Corporate Center) proceeds to trial, further information may come to light that may result in incremental liability to the borrower sponsor.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as West LA Office - 2730 Wilshire, representing approximately 3.2% of the Initial Pool Balance, an affiliate of the related borrower sponsor and his family-owned real estate business are co-defendants in a pending lawsuit involving the sale of a foreclosed property to a third-party. The plaintiff had contracted to sell the property to the family-owned real estate business but subsequently, having filed for bankruptcy, was barred by the bankruptcy court from seeking enforcement of the sale contract. The co-defendants have filed a demurrer related to the action.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Palihouse Santa Monica, representing approximately 2.5% of the Initial Pool Balance, one of the borrower sponsors, Avi Brosh, is one of several defendants in a pending claim filed in February 2013 in Los Angeles Superior Court, alleging fraud, breach of fiduciary duty, aid and abetting a breach of fiduciary duty, breach of contract, accounting, and declaratory relief. Mr. Brosh was an investor in a real estate development joint venture involving property formerly owned by the plaintiff. Prior to the completion of a construction joint venture project, the bank sold the related mortgage to another entity, inclusive of the joint venture’s hard and soft assets, including the plaintiff’s land. The land was appraised at approximately $3.5 million at the time of loss. The lawsuit has a trial date set for August 8, 2016 in Santa Monica, California, and the parties are currently in discovery.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 15 in Annex D-1 to this prospectus and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

•	Twenty-four (24) of the Mortgage Loans, representing approximately 52.1% of the Initial Pool Balance, were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

•	Twenty-five (25) of the Mortgage Loans, representing 39.3% of the Initial Pool Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan.

•	One (1) of the Mortgage Loans, representing 8.7% of the Initial Pool Balance, was originated in connection with the borrower’s recapitalization.

Certain of the borrower sponsors and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past. In some cases, Mortgaged Properties securing certain of the Mortgage Loans previously secured other loans that had been in default.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Vistas at Seven Bar, representing approximately 4.3% of the Initial Pool Balance, such Mortgage Loan refinanced a prior loan that was in payment default for six weeks following its maturity date. Such previous loan was paid off in full after the related maturity date with proceeds from the related Mortgage Loan.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Arbor Hill Apartments, representing approximately 1.2% of the Initial Pool Balance, the Mortgage Loan refinanced by paying in full a prior loan that had matured but had not been timely repaid two weeks prior.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Tuscany Villas Apartments, representing approximately 0.8% of the Initial Pool Balance, the Mortgage Loan refinanced a prior loan that was in default due to the sponsor’s attempt to sell the Mortgaged Property to a third party without obtaining the necessary lender approvals. The prior mortgage loan was paid in full from the proceeds of the refinancing of the Mortgaged Property.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Taunton Depot Shopping Center, representing approximately 0.7% of the Initial Pool Balance, the Mortgage Loan refinanced a prior loan that was secured by the Mortgaged Property, as well as Linens ‘N Things and Wendy’s restaurant, and which such prior loan was in default due to the bankruptcy and subsequent closure of Linens ‘N Things. The borrower sponsor paid required taxes and insurance out of pocket when cash flow was insufficient and cooperated with the special servicer until the loan was modified and the term extended. The modified loan performed according to its terms. The prior mortgage loan was paid in full from the proceeds of the refinancing of the Mortgaged Property in accordance with the terms of the modified Mortgage Loan documents.

With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as 200 Forest Street, Quaker Bridge Mall, Shadow Lake Apartments, Arbor Hill Apartments, Walnut Street Retail Portfolio, Lakes of Ridgecrest Phase III, Taunton Depot Shopping Center, Banana Republic and 501 Bath Street, representing approximately 26.2% of the Initial Pool Balance, within the last 10 years, borrower sponsors or key principals (or affiliates of borrower sponsors or key principals) have previously sponsored real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties in this trust (which Mortgaged Properties, in certain cases, involved prior owners in connection with financings unrelated to the Mortgage Loans)) that became or are currently the subject of foreclosure proceedings, deed-in-lieu of foreclosure, short sale, discounted pay offs, loan restructuring, forbearance agreement, bankruptcy or insolvency proceedings or similar proceedings. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—The Borrower’s Form of Entity May Cause Special Risks” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

In particular, with respect to the 15 largest Mortgage Loans we note the following:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 200 Forest Street, representing approximately 11.3% of the Initial Pool Balance, in 2007 the sponsor purchased a property located in Providence, Rhode Island, for $6.9 million with $5.8 million of debt. Occupancy declined at the property due to two major tenants vacating the property in 2011 and the sponsor attempted to stabilize the property by infusing additional capital and negotiating with the master servicer in order to modify the terms of the loan. In August 2015, after several years of maintaining a struggling asset, the sponsor gave its lender a deed-in-lieu of foreclosure.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Quaker Bridge Mall, representing approximately 8.7% of the Initial Pool Balance, the related borrower sponsor, Simon Property Group, L.P., has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Palihouse Santa Monica, representing approximately 2.5% of the Initial Pool Balance, the related borrower sponsor, Avi Brosh, previously sponsored a loan that resulted in a foreclosure due to an inability to refinance the existing loan during the financial downturn.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

•	One hundred and seven (107) of the Mortgaged Properties, securing in whole or in part three (3) Mortgage Loans and representing approximately 10.0% of the Initial Pool Balance by Allocated Cut-off Date Loan Amount, are leased to a single tenant.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Walnut Street Retail Portfolio, securing a Mortgage Loan representing 1.1% of the Initial Pool Balance, Walnut Capital Management, the largest tenant, occupying 19.8% of the net rentable square footage at the Mortgaged Property, is an affiliate of the borrower.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as 501 Bath Street, securing a Mortgage Loan representing 0.4% of the Initial Pool Balance, Alta Orthopedic Medical Group, Inc., the largest tenant, and Westpac Investments, Inc., the second largest tenant, occupying 65.6% and 34.4%, respectively, of the net rentable square footage at the Mortgaged Property, are affiliates of the borrower.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations. Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the fifteen (15) largest Mortgage Loans, see the related summaries attached as Annex A-2 to this prospectus. In addition, see Annex A-1 for tenant lease expiration dates for the five (5) largest tenants (based on net rentable area leased) at each retail, office and industrial Mortgaged Property. Even if none of the five (5) largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may still be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan. Identified below are certain material lease expirations or concentrations of lease expirations with respect to the Mortgaged Properties:

•	In certain cases, the lease of a single tenant, major tenant or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date of the related Mortgage Loan.

With respect to eighty-five (85) of the Mortgaged Properties, securing in whole or in part three (3) Mortgage Loans and representing approximately 7.3% of the Initial Pool Balance by Allocated Cut-off Date Loan Amount, such Mortgaged Properties are each occupied by a single tenant under a lease which expires prior to, or in the same year of, the maturity or anticipated repayment date of the related Mortgage Loan. See Annex A-1 for more information relating to single tenant properties.

•	With respect to the Mortgaged Properties shown in the table below, one or more leases representing 50% or greater of the net rentable square footage of the related Mortgaged Property (excluding Mortgaged Properties leased to a single tenant and as described in the bullet above) expire in a single calendar year prior to, or the same year as, the maturity of the related Mortgage Loan. There may be other Mortgaged Properties as to which leases representing at least 50% or greater of the net rentable square footage of the related Mortgaged Property expire over several calendar years prior to maturity of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	% of Leases Expiring	Calendar Year of Expiration	Maturity/ARD Date
Mission Ridge	4.9%	56.3%	2023	March 2026
Taunton Depot Shopping Center	0.7%	55.2%	2025	March 2026
TopSail Way Shopping Center	0.5%	53.0%	2025	April 2026
Aztec Square	0.4%	57.2%	2019	December 2025

•	In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the five (5) largest tenants (based on net rentable area leased) at each retail, office and industrial Mortgaged Property.

Furthermore, commercial or other tenants having multiple stores (whether at a Mortgaged Property included in the pool of Mortgage Loans or at a property outside the pool of Mortgage Loans) may experience adverse business conditions, bankruptcy or changes in circumstances that result in their deciding to close under-performing or redundant stores. For example, we are aware that:

•	On May 4, 2016, Aéropostale, Inc. (“Aeropostale”) announced its voluntary filing under Chapter 11 of the Bankruptcy Code. Near-term actions as part of Aeropostale’s plan for reorganization include closings of 113 U.S. stores and 41 Canadian stores. In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Quaker Bridge Mall, representing approximately 8.7% of the Initial Pool Balance, Aeropostale is a tenant at the Mortgaged Property. We cannot assure you that Aeropostale will remain open for business or that the closing of any other Aeropostale store will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

•	On October 20, 2014, Walgreen Co. (“Walgreens”) announced it is pursuing a cost reduction initiative with the goal of realizing $1 billion in cost savings by fiscal year 2017. On April 9, 2015, Walgreens announced plans to close approximately 200 stores. In October 2015, Walgreens also announced plans to acquire Rite Aid. Walgreens, according to a regulatory filing, could sell up to 1,000 stores in connection with its acquisition of Rite Aid. In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 2100 & 2106 N. Orange Avenue, representing approximately 0.3% of the Initial Pool Balance, Walgreen Co. is the largest tenant at the Mortgaged Property. We cannot assure you that Walgreen Co. will remain open for business or that the closing of any other Walgreen store will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

Terminations. In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at specific times or at any time during the term of such lease.

For example (with respect to the twenty (20) largest Mortgage Loans and the five (5) largest tenants at each Mortgaged Property):

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as GLP Industrial Portfolio B, representing approximately 11.5% of the Initial Pool Balance, (i) with respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Sugarland Interchange DC, Fairfield Industries Inc., the largest tenant by square footage at the Mortgaged Property, representing approximately 1.5% of the aggregate underwritten base rent for the portfolio, has a one-time right to terminate its lease as of August 1, 2016, with nine months’ prior written notice and payment of a termination fee equal to $1,000,000; (ii) with respect to the Mortgaged Property identified on Annex A-1 to this prospectus as South Bay DC, the single tenant at the Mortgaged Property, representing approximately 1.8% of the aggregate underwritten base rent for the portfolio, has a right to terminate its lease as of November 30, 2018, with six months’ prior written notice and payment of a termination fee equal to $400,000; (iii) with respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Kent Valley DC II, (Clarsonic) Pacific B, the single tenant at the Mortgaged Property, representing approximately 1.1% of the aggregate underwritten base rent for the portfolio, has a right to terminate its lease as of November 30, 2016, with 6 months’ prior written notice and payment of a termination fee equal to $100,000; and (iv) with respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Fairburn DC, New Breed, the single tenant at the Mortgaged Property, representing approximately 1.0% of the aggregate underwritten base rent for the portfolio, has the one-time right to terminate its lease effective as of May 31, 2017, with 10 months’ prior written notice and payment of a termination fee equal to approximately $272,312 (including the unamortized portion of borrower costs incurred for tenant improvements, leasing commissions and other costs related to such lease).

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Laurel Corporate Center, representing approximately 6.3% of the Initial Pool Balance, four of the top five tenants in the portfolio have the right to terminate their leases on or following specified effective dates (March 1, 2021, September 30, 2016, March 31, 2017 and August 31, 2023, respectively) and, following twelve months’ prior notice (or nine months, in the case of the fifth largest tenant in the portfolio), the payment of a termination fee. With respect to the fifth largest tenant in the portfolio, representing 6.3% of the net rentable area of the portfolio, such termination may occur provided that no event of default has occurred, and upon payment of 50% of the termination fee prior to the date of determination, and the remaining 50% of the termination fee must be paid no later 30 days prior to the termination date or the termination right is deemed waived by the tenant.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as GLP Industrial Portfolio A, representing approximately 5.6% of the Initial Pool Balance, with respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Beckwith Farms DC, representing approximately 2.6% of the aggregate underwritten base rent for the portfolio, CEVA, the single tenant at the Mortgaged Property, has a one-time right to terminate its lease on September 14, 2018, with 12 months’ prior written notice and payment of a termination fee equal to $5,600,000.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Mission Ridge, representing approximately 4.9% of the Initial Pool Balance, Tecolote Research Inc, the fourth largest tenant by square footage, has a right to terminate its lease, which can be exercised on August 31, 2019, provided there is no event of default and the tenant pays the borrower an early termination fee as described in the related lease.

Certain of the tenant leases for the Mortgaged Properties may permit affected tenants to terminate their leases and/or abate or reduce rent if another tenant at the Mortgaged Property or a tenant at an adjacent or nearby property terminates its lease or goes dark, or if a specified percentage of the Mortgaged Property is unoccupied. For example, with respect to the twenty (20) largest Mortgage Loans and the five (5) largest tenants at each Mortgaged Property:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 200 Forest Street, representing approximately 11.3% of the Initial Pool Balance, both tenants at the Mortgaged Property, GE Healthcare (approximately 44.9% of the net rentable area) and Quest Diagnostics (approximately 43.5% of the net rentable area) have a right to go dark. In the event such tenant goes dark, the lender is required to sweep 100% of net cash flow into a reserve account beginning in the eighth year of the Mortgage Loan. The sweep will terminate when: (1) the reserve account reaches $50 per square foot for the leased space associated with the tenant; (2) the tenant resumes its operations at substantially all of its space; or (3) when the space is re-leased to an investment grade tenant and such tenant’s unabated rent has commenced. A cash flow sweep in years 8 through 10 would result in $9,700,000. If both sweep tenants go dark, the lender is required to sweep 100% of net cash flow into a reserve account beginning in the sixth year of the Mortgage Loan term. The sweep will terminate when: (1) the reserve account reaches $50 per square foot for the leased space associated with the tenants who went dark; (2) when both tenants resume operations at substantially all of their space; or (3) when the space related to each tenant is re-leased to an investment grade tenant and such tenant’s unabated rent has commenced. A cash flow sweep in years 6 through 10 would result in $16,100,000.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Jay Scutti Plaza, representing approximately 3.3% of the Initial Pool Balance, following the origination of the Mortgage Loan, Petco, the fifth largest tenant representing approximately 5.1% of the net rentable area, may pay 3% of gross sales in lieu of base rent under its lease if any two of the named tenants (AC Moore, Pier One and Toys “R” Us) or similar replacements are vacant for 6 months and the tenant’s sales decrease by at least 25%. If the landlord is unable to lease the vacant space within 360 days, the tenant can terminate its lease with 30 days’ notice.

Government-sponsored tenants may have the right to rent reductions or may be able to cancel their leases at any time for lack of appropriations or as a result of a government shutdown or for damage to the leased premises caused by casualty or condemnation. In some of these cases, the government-sponsored tenant may have the right to terminate its lease at any time for any reason. Set forth below are certain government leases that have these types of risks. See also “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mortgage Loan Name	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of Base Rent
Aztec Square	0.4%	United States Postal Service	27.6%	27.0%

For more information related to tenant termination options see Annex A-1 to this prospectus and the accompanying footnotes for additional information, as well as the charts entitled “Tenant Summary” for the fifteen (15) largest Mortgage Loans presented on Annex A-2 to this prospectus.

See Annex A-2 for more information on material termination options relating to the fifteen (15) largest Mortgage Loans.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties or tenants that are one of the five (5) largest tenants listed on Annex A-1 by net rentable square footage for the fifteen (15) largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent as set forth below:

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as GLP Industrial Portfolio B, representing approximately 11.5% of the Initial Pool Balance, five (5) tenants, collectively representing approximately 1.5% of the underwritten base rent for the GLP Industrial Portfolio B, have sublet all or a portion of their space as of August 2015. Additionally, with respect to the Mortgaged Property included in such portfolio identified on Annex A-1 as Westport DC Bldg B, the sole tenant, The Sun Products Corporations, representing approximately 1.5% of the underwritten base rent for the portfolio, has gone dark, but continued to pay rent as of August 2015. Approximately 3.8% of such portfolio of Mortgaged Properties by allocated loan amount have material levels (50% or more) of vacancy, and others of such Mortgaged Properties have varying levels of vacancy.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 200 Forest Street, representing approximately 11.3% of the Initial Pool Balance, the largest tenant at the Mortgaged Property, GE Healthcare, which occupies approximately 44.9% of the net rentable area, expanded its space at the Mortgaged Property by an additional 33,600 square feet and commenced paying rent therefor in April 2016. However, GE Healthcare has not yet taken occupancy of this additional space, and is expected to take occupancy in late 2016.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as GLP Industrial Portfolio A, representing approximately 5.6% of the Initial Pool Balance, six (6) tenants, collectively representing approximately 1.9% of the underwritten base rent for the GLP Industrial Portfolio A, have sublet all or a portion of their space as of August 2015. Five (5) tenants, Lineage Logistics ICM, LLC (Freeport DC Building 4), Telect, Inc. (10th Street Business Park 1), Walgreens Company (Park 55), U.S. Venture, Inc. (Bridge Point 2) and Panalpina, Inc. (North Plainfield 3), representing approximately 44.3%, 100.0%, 100.0%, 19.1% and 33.8%, respectively, of the underwritten base rent at the related Mortgaged Property, have gone dark, but continue to pay rent as of August 2015. As of August 2015, Global Logistic Properties Limited (sponsor of the GLPA Industrial Portfolio A) advised that U.S. Venture, Inc. had subleased its space to Best Transportation Services. Approximately 4.9% of such portfolio of Mortgaged Properties by allocated loan amount have material levels (50% or more) of vacancy, and others of such Mortgaged Properties have varying levels of vacancy.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Jay Scutti Plaza, representing approximately 3.3% of the Initial Pool Balance, the fourth largest tenant, Maines Food & Party Warehouse, occupying 7.4% of the net rentable area at the Mortgaged Property, has executed a lease and taken possession of its space, but is not yet in occupancy.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as West LA Office – 2730 Wilshire, representing approximately 3.2% of the Initial Pool Balance, the largest tenant, Schaffell Development Co., representing 10,091 SF and 17.3% of the net rentable area, as part of its ongoing business strategy since 2001, subleases its space to various medical and healthcare professionals. Schaffell Development Co. leases space at other locations under a similar business model.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions”.

See Annex A-2 for more information on other tenant matters relating to the fifteen (15) largest Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Mission Ridge, representing approximately 4.9% of the Initial Pool Balance, the borrowers hold a leasehold interest in the Mortgaged Property pursuant to a ground lease executed in February 2016, which has an expiration date in February 2115. Should either the lessee or lessor sell their respective interest, the other party has the right of first refusal at the terms being offered to third parties. Additionally, the lessee has the right to purchase the fee estate generally once every ten years.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Jay Scutti Plaza, representing approximately 3.3% of the Initial Pool Balance, First Niagara Bank, the fifteenth largest tenant representing 1.0% of the net rentable area, holds a right of first refusal to acquire its portion of the Mortgaged Property; however, the tenant executed a subordination, non-disturbance and attornment agreement subordinating such interest to the Mortgage Loan and agreeing that such right is not applicable to a foreclosure, deed-in-lieu of foreclosure or sale thereafter.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Chicago Marriott Southwest at Burr Ridge, representing approximately 2.6% of the Initial Pool Balance, the related franchisor has a standard right of first refusal to purchase the Mortgaged Property, in the event that there is a proposed transfer of the Mortgaged Property to a competitor of the franchisor (as more particularly defined in the franchise agreement). The franchisee is required to provide notice of the proposed transfer to the franchisor, whereupon the franchisor will have 30 days to exercise its right of first refusal and to purchase the Mortgaged Property at the same price and upon the same terms as those contained in any offer made by the aforementioned competitor. Such right of first refusal has been subordinated to the Mortgage Loan and will not apply to a successor borrower through a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the Mortgage Loan.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Pebble Creek Collection, representing approximately 0.9% of the Initial Pool Balance, if at any time the related borrowers intend to sell (i) the Mortgaged Property, or (ii) the outparcel on the Mortgaged Property containing the leased premises of the largest tenant, Kobe Steakhouse, representing approximately 15.5% of the net rentable area at the Mortgaged Property (subclause (i) or (ii), the “Offered Premises”), the borrowers are required to offer to sell the Offered Premises to the tenant, which has the option to purchase such Offered Premises at the borrowers’ requested price and on its terms and conditions within 15 days of receipt of the offer (the “Kobe ROFO”). The tenant’s lease was subordinated to the mortgage pursuant to a subordination, non-disturbance and attornment agreement, and the Kobe ROFO will not be applicable to a foreclosure, deed-in-lieu thereof or other enforcement action, although it will be applicable to subsequent purchasers of the Mortgaged Property.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Chagrin Professional Office, representing approximately 0.8% of the Initial Pool Balance, Carlisle, McNellie, Rini CPA, the largest tenant, occupying approximately 39.4% of the net rentable square footage at the related Mortgaged Property, has a right to purchase its leased premises if the borrower elects to sell the leased premises to a bona fide third party. Such right of first refusal has been subordinated to the Mortgage Loan, and will not apply in the case of a foreclosure or deed-in-lieu of foreclosure under the Mortgage.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 539 Smith Street, representing approximately 0.6% of the Initial Pool Balance, Advanced Auto, the third largest tenant representing 15.7% of the net rentable area, has a right of first offer if the borrower decides to offer the pad site for sale, whereby the borrower must provide the tenant with the first offer to acquire and note the specific terms of the offer before the borrower can formally offer such property to a third party. The tenant executed a subordination, non-disturbance and attornment agreement subordinating such interest to the Mortgage Loan and agreeing that such right is not applicable to a foreclosure, deed-in-lieu of foreclosure or sale thereafter. Additionally, the lease provides that the tenant’s right of first offer does not apply in connection with an offer to sell the entire shopping center.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 5.0% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower (excluding Mortgaged Properties that are leased to an affiliate of the borrower under an operating lease):

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 200 Forest Street, representing approximately 11.3% of the Initial Pool Balance, the borrower is permitted to ground lease one or more portions of the Mortgaged Property lying outside the footprint of the building to an affiliated entity for purposes of developing additional improvements for occupancy of the two tenants currently leasing space at the Mortgaged Property. The lender has pre-approved a form ground lease for this purpose. The ground lease will be an absolute net ground lease and will be required to (i) exclude any portion of the existing building on the Mortgaged Property or its immediate adjacent walkways, awnings, or other ancillary structures; (ii) only cover the footprint of the ground lease improvements; and (iii) not violate any existing lease at the Mortgaged Property, any site plan requirement or any municipal ordinance including parking and visibility requirements. Furthermore, in connection with any ground lease, the borrower will be required to deliver a non-consolidation opinion to the lender.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as West LA Office - 2730 Wilshire, representing approximately 3.2% of the Initial Pool Balance, such related Mortgaged Property, is subject to a master lease whereby a certain specified vacant unit is leased to an affiliate of the related borrower unless and until it is occupied by a third party tenant.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Walnut Street Retail Portfolio, securing a Mortgage Loan representing 1.1% of the Initial Pool Balance, Walnut Capital Management, the largest tenant, occupying 19.8% of the net rentable square footage at the Mortgaged Property, is an affiliate of the borrower.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as 501 Bath Street, securing a Mortgage Loan representing 0.4% of the Initial Pool Balance, Alta Orthopedic Medical Group, Inc., the largest tenant, and Westpac Investments, Inc., the second largest tenant, occupying 65.6% and 34.4%, respectively, of the net rentable square footage at the Mortgaged Property, are affiliates of the borrower.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months, other than as described below. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance.

Fifty-six (56) of the Mortgaged Properties, securing or partly securing the Mortgage Loans identified on Annex A-1 to this prospectus as GLP Industrial Portfolio B, GLP Industrial Portfolio A, West LA Office – 2730 Wilshire, Palihouse Santa Monica and 501 Bath Street and representing approximately 11.2% of the Initial Pool Balance by Allocated Cut-off Date Loan Amount, are located in areas that are considered a high earthquake risk (seismic zone 3 or 4). These areas include, without limitation, all or parts of the states of California, Oregon, Tennessee, Utah and Washington. Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 18.0% (except for one Mortgaged Property, securing approximately 0.1% of the Initial Pool Balance by Allocated Cut-Off Date Loan Amount, with a seismic expected loss of 28.0%).

With respect to the portfolios of Mortgaged Properties identified as GLP Industrial Portfolio B and GLP Industrial Portfolio A, the related borrowers have obtained an earthquake insurance policy covering all of the properties relating to the IIT acquisition (which includes the Mortgaged Properties). The policy expires February 15, 2017, has a per occurrence and annual aggregate limit of $125,000,000 across all of the properties relating to the IIT acquisition (which includes the Mortgaged Properties) and has a deductible of $100,000 (except (i) in the State of California where the deductible is 5% of the total insurable value of the affected Mortgaged Property (subject to a minimum of $100,000 per occurrence) and (ii) in the Pacific Northwest and New Madrid where the deductible is 2% of the total insurable value of the affected Mortgaged Property (subject to a minimum of $100,000 per occurrence)).

In the case of three hundred and thirty-four (334) Mortgaged Properties, securing or partially securing twenty-five (25) Mortgage Loans and representing approximately 63.8% of the Initial Pool Balance by Allocated Cut-off Date Loan Amount, the related borrowers maintain insurance under blanket policies.

Certain of the Mortgaged Properties may be insured by, or subject to self-insurance on the part of, a sole or significant tenant or the property manager.

Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. As regards terrorism insurance, see representation and warranty no. 31 on Annex D-1 and the exceptions to that representation on Annex D-2. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

In the case of certain Mortgage Loans subject to such restrictions, if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction.  However, such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty no. 8 and 26 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as City Place Apartments, representing approximately 1.9% of the Initial Pool Balance, the Mortgaged Property is subject to a Land Use Restriction Agreement (“LURA”), which expires on September 26, 2022. According to the LURA, 100% of the units are required to be occupied by tenants whose income is less than or equal to 80% of the area median income (“AMI”), and maximum rents for new tenants may not exceed 30% of 80% of AMI, with adjustments for smaller and larger families or by tenants receiving Section 8 assistance. Pursuant to the LURA, the Mortgaged Property is required to give preference for occupancy to elderly families and individuals over the age of 62 or persons with handicaps. Additionally, 36 out of the 320 tenants (approximately 12.5% of the net rentable area) receive Section 8 housing vouchers.

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Antelope Multifamily Portfolio, representing approximately 0.8% of the Initial Pool Balance, each Mortgaged Property is subject to Housing Assistance Payment (“HAP”) contracts, which restrict the Flowers Square Mortgaged Property and Water Valley Mortgaged Property to elderly tenants or tenants with disabilities during the term of their HAP contracts. The Water Valley Mortgaged Property and the Ridgewood East Mortgaged Property additionally have regulatory agreements restricting their use to low-income housing. The related Mortgage Loan documents contain covenants relating to the borrowers’ compliance with the HAP contracts.

With respect to Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 539 Smith Street, representing approximately 0.6% of the Initial Pool Balance, such Mortgaged Property is subject to environmental restrictive covenants as described under “—Environmental Considerations” above.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property. For example, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Palihouse Santa Monica, representing approximately 2.5% of the Initial Pool Balance, the Mortgaged Property has a historical landmark designation and receives tax benefits from the City of Santa Monica in exchange for the continued preservation of the Mortgaged Property. The loan sponsor underwrote a full tax assessment in its origination of the Mortgage Loan.

Appraised Value

In certain cases, appraisals may reflect “as-stabilized”, “when complete”, “as-renovated” and “as-is” values. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth in the table below. The “as-stabilized”, “when complete”, “as-renovated” and “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting, increased tenant occupancies, payment of contractual tenant allowances and leasing commissions or expiration of free rent periods. The table below shows the LTV Ratio and appraised value for Mortgage Loans using “as-stabilized”, “when complete” and/or “as-renovated” values, as well as the corresponding LTV Ratio and appraised value for such Mortgage Loans using “as-is” values.

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (“As-Stabilized”, “When Complete” or “As-Renovated”)	“As-Stabilized”, “When Complete” or “As-Renovated” Appraised Value	Cut-off Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Chicago Marriott Southwest at Burr Ridge	2.6%	56.5%	$35,400,000	71.7%	$27,900,000
Hilton Cincinnati Airport	2.1%	68.7%	$23,250,000	93.9%	$17,000,000
Lofton Place Apartments	2.0%	72.6%	$21,010,000	82.2%	$18,550,000
Holiday Inn & Suites Ann Arbor	1.3%	72.1%	$13,500,000	82.5%	$11,800,000
Holiday Inn Express – Little Rock	1.1%	66.4%	$12,900,000	93.1%(1)	$9,200,000

(1)	The lender reserved $3,204,953 for costs associated with the borrower’s implementation of the related franchisor’s property improvement plan. Excluding such reserve from the Cut-off Date Balance, the Cut-off Date LTV Ratio (“As-Is”) is 58.3%.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus.

The appraisal obtained with respect to each Mortgage Loan contained a statement or was accompanied by a letter from the related appraiser to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date the related appraisal was completed.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities (for example, as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters), certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See representation and warranty no. 28 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus). For example:

•	With respect to two (2) Mortgage Loans secured by the portfolios of Mortgaged Properties identified on Annex A-1 to this prospectus as GLP Industrial Portfolio B and GLP Industrial Portfolio A, representing approximately 17.1% of the Initial Pool Balance, each of the Mortgage Loans is fully recourse on a joint and several basis to the related borrower and the related borrower sponsor in the event that such borrower becomes a debtor in a bankruptcy or insolvency proceeding or the occurrence of other similar voluntary or collusive involuntary bankruptcy events; however, the related borrower sponsor’s liability for the bankruptcy related carveout is capped at 15% of the respective principal loan amount of such Mortgage Loan then-outstanding at the time of the occurrence of such event (plus all reasonable third-party costs actually incurred by the related lender in connection with the enforcement of its rights upon a bankruptcy action).

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Quaker Bridge Mall, representing approximately 8.7% of the Initial Pool Balance, the liability of the guarantor under its related guaranty (including any replacement guarantor permitted in accordance with the Mortgage Loan documents) is capped at $36,000,000 plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the guaranty or the preservation of the lender’s rights under the guaranty.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Starwood Capital Extended Stay Portfolio, representing approximately 2.6% of the Initial Pool Balance, the loan is fully recourse on a joint and several basis to the borrower and sponsor in the event that the borrower becomes a debtor in a bankruptcy or insolvency proceeding or the occurrence of other similar voluntary or collusive involuntary bankruptcy events; however, the sponsor’s liability for the bankruptcy related carveout is capped at 20% of the principal loan amount then outstanding at the time of the occurrence of such event (plus all reasonable third-party costs actually incurred by the lender in connection with the enforcement of their rights upon a bankruptcy action).

•	The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties. Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds” in this prospectus.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Battery B at The Jeffrey Apartments, representing approximately 0.7% of the Initial Pool Balance, the Mortgaged Property benefits from a tax abatement under which the municipality excludes 100% of the building value of new construction at the Mortgaged Property in its assessment of real estate taxes. The abatement expires on December 31, 2030, after the maturity date of the Mortgage Loan.

•	The Mortgaged Property identified on Annex A-1 as GLP Industrial Portfolio B – Atlanta - Liberty DC, representing approximately 0.2% of Initial Pool Balance by allocated loan amount, is ground leased to the related borrower by the Henry County Development Authority in connection with a payment in lieu of taxes program. The county has granted the lender a mortgage on its fee interest in the Mortgaged Property. The ground lease expires on October 1, 2020; however, the borrower has the right, and is required under the Mortgage Loan documents, to purchase the fee interest for $10.00 and surrender of a county bond. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent during the 12 months preceding the Cut-off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months). A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Antelope Multifamily Portfolio, representing approximately 0.8% of the Initial Pool Balance, due to a confluence of events, including the unexpected resignation of the property manager, the fact that the borrower’s March monthly payment was inadvertently sent to the wrong P.O. box, and a miscommunication between the property manager and the interim servicer concerning a grace period for the Mortgage Loan, the March and April monthly payments were each received after the due date.  All monthly payments are now current and the related borrower has instituted an Automatic Clearing House (“ACH”) arrangement in order to facilitate timely payments under the Mortgage Loan.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Twenty-five (25) Mortgage Loans, representing approximately 40.3% of the Initial Pool Balance, provide for payments of interest-only for the first 12 to 60 months following the cut-off date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan and therefore have an expected Balloon Balance at the related maturity date.

Seven (7) Mortgage Loans, representing approximately 40.7% of the Initial Pool Balance, are interest-only for the entire term of the Mortgage Loans to the stated maturity or Anticipated Repayment Date.

Eighteen (18) Mortgage Loans (excluding interest-only and partial interest-only Mortgage Loans), representing approximately 19.0% of the Initial Pool Balance, provide for payments of interest and principal and then have an expected Balloon Balance at the maturity date.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
1	3	$ 76,463,694	10.0%
5	10	58,281,588	7.6
6	37	632,722,179	82.4
Total:	50	$767,467,461	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
0	48	$726,017,461	94.6%
3	1	37,450,000	4.9
5	1	4,000,000	0.5
Total:	50	$767,467,461	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

ARD Loan

One (1) Mortgage Loan secured by the Mortgaged Property identified as 200 Forest Street on Annex A-1 (the “ARD Loan”), representing approximately 11.3% of the Initial Pool Balance, provides that, after a certain date (the “Anticipated Repayment Date”), if the related borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”). See Annex A-1 for the Anticipated Repayment Date and the Revised Rate for the ARD Loan.

After its Anticipated Repayment Date, the ARD Loan further requires that all cash flow available from the related Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any yield maintenance premium or prepayment charge) on the ARD Loan. While interest at the Initial

Rate continues to accrue and be payable on a current basis on the ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest will be deferred until, and such Excess Interest will be required to be paid only after, the outstanding principal balance of the ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of the Class Z certificates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

“Excess Interest” with respect to an ARD Loan is the interest accrued on the related outstanding principal balance at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 4 to 7 payments) up to and including the stated maturity date. See Annex A-1 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Partial Releases” below.

Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

•	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

•	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and A-2 for more information on reserves relating to the fifteen (15) largest Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

One (1) of the Mortgage Loans, representing approximately 3.2% of the Initial Pool Balance, permits the related borrower, after a lockout period of 24 payments following the origination date, to prepay the

Mortgage Loan with the payment of the greater of a yield maintenance charge and a prepayment premium of 1% of the prepaid amount if such prepayment occurs prior to the related open prepayment period.

Two (2) Mortgage Loans, representing approximately 17.1% of the Initial Pool Balance, permit the related borrower to prepay the Mortgage Loan at any time, provided that if the prepayment is made prior to the payment date prior to 6 periods prior to the related maturity date, then such prepayment must be accompanied by the payment of the greater of (i) a yield maintenance charge and (ii) a prepayment premium of 1% of the prepaid amount.

One (1) of the Mortgage Loans, representing approximately 2.6% of the Initial Pool Balance, permits the related borrower after a lockout period (which is, with respect to the Mortgage Loan identified on Annex A-1 to this prospectus as Starwood Capital Extended Stay Portfolio, the second anniversary of the Closing Date) to either (a) prepay the Mortgage Loan with the greater of a yield maintenance charge or a prepayment premium of 1% of the amount prepaid or (b) substitute U.S. government securities as collateral, and obtain a release of the related Mortgaged Property.

The Mortgage Loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
4	43	65.0%
5	2	5.5
7	5	29.5
Total	50	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

•	no event of default has occurred;

•	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property and/or a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

•	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

•	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance; Collateral Substitution

The terms of forty-six (46) of the Mortgage Loans (the “Defeasance Loans”), representing approximately 77.1% of the Initial Pool Balance, permit the applicable borrower at any time (provided no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or scheduled to be outstanding as of the related anticipated repayment date, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

•	With respect to the Mortgage Loans secured by the portfolios of Mortgaged Properties identified on Annex A-1 to this prospectus as GLP Industrial Portfolio B and GLP Industrial Portfolio A, representing approximately 17.1% of the Initial Pool Balance, the related Mortgage Loan documents permit the related borrowers to obtain the release of an individual Mortgaged Property that is collateral for the applicable Mortgage Loan in connection with prepayment of a portion of the related Whole Loan and the related mezzanine loans in an amount equal to the allocated loan amounts for the related Whole Loan and the allocated loan amount for the related mezzanine loans times (x) 105% until the first 10% of the related Whole Loan has been repaid; then (y) 110% until 20% in aggregate of the related Whole Loan has been repaid; and (z) thereafter 115%, provided, among other conditions: (i) a debt yield test that requires the debt yield (inclusive of the related mezzanine loans and the related Whole Loan) post release to be no less than the lesser of (x) the debt yield (inclusive of the related mezzanine loan and the related Whole Loan) prior to the release of such Mortgaged Property or (y) 10.5%; (ii) after giving effect to the release, the fair market value of the remaining Mortgaged Properties securing the related Whole Loan is at least 80% of such Whole Loan’s adjusted issue price, and (iii) the delivery of a REMIC opinion that such release is permitted under REMIC requirements.

•	With respect to the Mortgage Loans secured by the portfolios of Mortgaged Properties identified on Annex A-1 to this prospectus as GLP Industrial Portfolio B and GLP Industrial Portfolio A, representing approximately 17.1% of the Initial Pool Balance, the related Mortgage Loan documents permit the related borrowers, from and after the six-month anniversary of the related origination date, to replace one or more related Mortgaged Properties (a “Replaced Property”) with a qualified substitute property (a “Replacement Property” and, the act of such replacement, a “Property Substitution”). Any Property Substitution must satisfy the following conditions, among others: (i) obtaining rating agency confirmation; (ii) total substitutions during the Mortgage Loan term do not exceed 10% of the related Whole Loan amount in the aggregate; (iii) (A) with respect to GLP Industrial Portfolio B, the Replacement Property is located in one of the following states: Arizona, California, Florida, Georgia, Maryland, Mississippi, Nevada, New Jersey, New York, Oregon, Pennsylvania, Tennessee, Texas, Utah, Virginia or Washington, or (B) with respect to GLP Industrial Portfolio A, the Replacement Property is located in one of the following states: Arizona, California, Colorado, Illinois, Indiana, Maryland, Mississippi, Nevada, New Jersey, New York, Oregon, Tennessee, Texas, Utah, Virginia, Washington or Washington D.C.; and the aggregate allocated loan amount of Replacement Properties located in states in which none of the Mortgaged Properties are located as of the origination date may not exceed 30% of the related Whole Loan amount; (iv) after giving effect to the related Property Substitution, the related debt yield, recalculated to include only income and expense attributable to the remaining related Mortgaged Properties (including the related Replacement Property) may not be less than the related debt yield immediately prior to such related Property Substitution; and, if such recalculated debt yield is less than the related debt yield as of the related origination date, then the related property-specific debt yield of the related Replacement Property as of the date of the related Property Substitution may not be less than the related property-specific debt yield of the related Replaced Property as of the related origination date; (v) the as-is market value of the related qualified Replacement Property must be equal to or greater than the greater of (A) the as-is market value of the related Replaced Property at the time and (B) the appraised value of the related Replaced Property at origination; (vi) the related qualified Replacement Property must primarily consist of distribution warehouse or light industrial space, unless the related Replaced Property is a flex office space, in which case it may also be a flex office space; (vii) the applicable borrowers certify to the applicable lenders in an officer’s certificate that the related Property Substitution will not have a material adverse effect; (viii) the applicable lender receives reasonably satisfactory environmental reports and engineering reports regarding the Replacement Properties showing no structural, environmental or other issues that are not reasonably acceptable to such lender; and, if corrective measures are recommended in the environmental reports or engineering reports, the applicable borrowers deposit into the deferred maintenance account 110% of the amount required to fund such corrective measures; (ix) the conditions to a Property Substitution under the related mezzanine loans are satisfied; (x) after giving effect to the Property Substitution, the fair market value of the remaining Mortgaged Properties securing the related Whole Loan is at least 80% of the related Whole Loan’s adjusted issue price, (xi) the applicable borrowers or a party that has been added as a borrower in connection with the Property Substitution owns the fee interest (as opposed to the interest of a ground lessee) in each Replacement Property, and (xii) the delivery of a REMIC opinion that such Property Substitution is permitted under REMIC requirements.

•	With respect to the Mortgage Loans secured by the portfolios of Mortgaged Properties identified on Annex A-1 to this prospectus as GLP Industrial Portfolio B and GLP Industrial Portfolio A, representing approximately 17.1% of the Initial Pool Balance, the related Mortgage Loan documents permit the related borrowers to obtain the release of certain excess parcels (each, an “Excess Parcel”) of the Mortgaged Properties identified on Annex A-1 to this prospectus as GLP Industrial Portfolio B – Imperial DC 1 or GLP Industrial Portfolio A – Washington (DC) Corporate Center (an “Excess Parcel Release”), as applicable; provided that, among other conditions: (i) the Excess Parcel will constitute one or more tax lots separate and distinct from the tax lot or lots of the remainder of any other Mortgaged Property; (ii) the applicable borrowers comply with any requirements applicable to the release in the leases, reciprocal easement agreements, operating agreements, parking agreements or other similar agreements affecting any Mortgaged Property that is adjacent to the Excess Parcel, including receipt of any required consents, if and to the extent that failure to comply with any such requirement would have a material adverse effect or material impairment to the value or use of such affected Mortgaged Property; (iii) simultaneously in connection with the Excess Parcel Release, such Excess Parcel is transferred to a party that is not a borrower under the related Mortgage Loan; (iv) after giving effect to the Excess Parcel Release, the fair market value of the remaining Mortgaged Properties securing the related Mortgage Loan is at least 80% of the Mortgage Loan’s adjusted issue price, and (v) the delivery of a REMIC opinion that such release is permitted under REMIC requirements.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Laurel Corporate Center, representing approximately 6.3% of the Initial Pool Balance, the related Mortgage Loan documents permit the release of one or more individual properties in connection with a bona fide sale in an arm’s length transaction at any time after the second anniversary of the securitization closing date and prior to the permitted prepayment date, through a partial defeasance of an amount equal to the greater of 100% of net sales proceeds and an amount equal to 125% of the specified loan amount with respect to such individual properties, subject to the satisfaction of the following conditions, among others: (1) to the extent that following such partial defeasance the loan-to-value ratio of the remaining Mortgaged Properties is greater than 125%, the borrower will have prepaid the Mortgage Loan in an amount such that the loan-to-value ratio of the remaining Mortgaged Properties is less than 125%; (2) after giving effect to a sale and partial defeasance, the debt service coverage ratio for the Mortgaged Property then remaining subject to the liens of the related Mortgage Loan must be no less than the greater of (i) the debt service coverage ratio immediately preceding such release and (ii) 1.50x; (3) after giving effect to a sale and partial defeasance, the loan-to-value ratio for the property then remaining subject to the liens of the related Mortgage Loan must be no more than the lesser of (i) the loan-to-value ratio immediately preceding such release and (ii) 70%; and (4) the debt yield for the remaining properties is equal to or greater than the greater of (i) the debt yield that existed as of the date immediately preceding the release date and (ii) 10.5%.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Starwood Capital Extended Stay Portfolio, representing approximately 2.6% of the Initial Pool Balance, the related Mortgage Loan documents permit the release of one or more individual properties from the Starwood Capital Extended Stay Portfolio Whole Loan subject to the satisfaction of the following conditions, among others: (1) in connection with the conveyance of any property to a person that is not an affiliate of the borrower, the borrower prepays the Mortgage Loan in an amount equal to (i) if less than $20,000,000 has been prepaid pursuant, then 105% of the allocated loan amount of each such individual property(ies) being released, (ii) if less than $40,000,000 has been prepaid, then 110% of the allocated loan amount of each individual property(ies) being released, (iii) if less than $60,000,000 has been prepaid, then 115% of the allocated loan amount of each such individual property(ies) being released and (iv) if $60,000,000 or more has been prepaid, then 120% of the allocated loan amount of each such individual property being released thereafter; provided that, if the release of any individual property will cause the aggregate prepaid original loan amount to exceed any of the prepayment release dollar thresholds set forth in clauses (i), (ii) or (iii) above, then the release price for such individual property will equal the sum of (x) the portion of the allocated loan amount for such individual property, which is less than the first-applicable prepayment release dollar threshold set forth in clause (i), (ii) or (iii) above multiplied by the applicable percentage set forth in such clause (i), (ii) or (iii) and (y) the portion of the allocated loan amount for such individual property, which is greater than or equal to the first-applicable prepayment release dollar threshold applied in clause (x) multiplied by the applicable percentage in the immediately succeeding clause (ii), (iii) or (iv) above; (2) in connection with the conveyance of any property to an affiliate of the borrower, the borrower prepays the Mortgage Loan in an amount equal to (i) if less than $20,000,000 has been prepaid, then 110% of the allocated loan amount of each such individual property(ies) being released, (ii) if less than $40,000,000 has been prepaid, then 115% of the allocated loan amount of each individual property(ies) being released, (iii) if less than $60,000,000 has been prepaid, then 120% of the allocated loan amount of each such individual property(ies) being released and (iv) if $60,000,000 or more has been prepaid, then 125% of the allocated loan amount of each such individual property being released thereafter; provided that, if the release of any individual property will cause the aggregate prepaid original loan amount to exceed any of the prepayment release dollar thresholds set forth in clauses (i), (ii) or (iii) above, then the affiliate release price for such individual property will equal the sum of (x) the portion of the allocated loan amount for such individual property, which is less than the first-applicable prepayment release dollar threshold set forth in clause (i), (ii) or (iii) above multiplied by the applicable percentage set forth in such clause (i), (ii) or (iii) and (y) the portion of the allocated loan amount for such individual property, which is greater than or equal to the first-applicable prepayment release dollar threshold applied in clause (x) multiplied by the applicable percentage in the immediately succeeding clause (ii), (iii) or (iv) above; (3) concurrently with the payment by the borrower of the release price or the affiliate release price, as applicable, provided the mezzanine loan is outstanding, the mezzanine borrower prepays the mezzanine loan in an amount equal to the mezzanine release price of the mezzanine release collateral of the individual property(ies) being released; (4) the debt yield for the remaining properties is equal to or greater than the greater of (x) the debt yield as of the date of origination of the Mortgage Loan and (y) the debt yield that existed as of the date immediately preceding the release date; provided that, in no event the debt yield after giving effect to the release of the release property(ies) may exceed 12.0%; and (5) so long as the Mortgage Loan or any portion thereof is included in a securitization, either (i) a determination by the lender that the aggregate fair market value of the Mortgaged Properties is at least 80% of the amount of the debt at the time of such determination or (ii) the delivery of a REMIC opinion that such release is permitted under REMIC requirements.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not (i) assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or (ii) considered material to the use or operation of the property. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Forty-three (43) of the Mortgage Loans, representing approximately 68.0% of the Initial Pool Balance, provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Forty-four (44) of the Mortgage Loans, representing approximately 70.1% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Nineteen (19) of the Mortgage Loans, representing approximately 54.1% of the Initial Pool Balance, are secured by office, retail and industrial properties, and provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail and industrial properties only.

Thirty-eight (38) of the Mortgage Loans, representing approximately 53.8% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Fifteen (15) of the Mortgage Loans, representing approximately 17.9% of the Initial Pool Balance, provide for monthly or upfront escrows to cover planned capital expenditures or franchise-mandated property improvement plans.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit in lieu of maintaining cash reserves. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Quaker Bridge Mall, representing approximately 8.7% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to deliver a guaranty from the non-recourse carveout guarantor (or any guarantor that replaces the current guarantor in accordance with the Mortgage Loan documents) in lieu of making cash deposits into the tenant improvement and leasing commission reserve, provided that (i) there is no event of default and (ii) the debt service coverage ratio based on the trailing four quarter period is no less than 1.30x for two consecutive quarters. Upon delivery of the guaranty, the Mortgage Loan documents require that the remaining funds in the reserve be disbursed to the borrower.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

For example, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as City Place Apartments, representing approximately 1.9% of the Initial Pool Balance, the Mortgage Loan is structured with an upfront $1,500,000 performance holdback reserve that will be released to the borrower if (among other conditions): (i) the Mortgaged Property generates revenues of at least $2,650,000 over a trailing twelve month period; and (ii) the Mortgaged Property generates an underwritten cash flow of at least $1,300,000 over a trailing 12-month period. In the event the Mortgaged Property fails to meet these performance targets, the money in the escrow account cannot be used for another purpose or to pay down the Mortgage Loan. At maturity, the amount in the reserve account will be credited against the balance owed by the borrower.

Mortgaged Property Accounts

Lockbox Accounts.

The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect or otherwise deal with rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Lockbox Account Types

Lockbox Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Hard Lockbox	9	$297,963,656	38.8%
Springing Lockbox	31	259,585,595	33.8
Soft Lockbox	8	202,993,211	26.4
None	2	6,925,000	0.9
Total:	50	$767,467,461	100.0%

Except as set forth in the table above and where noted below, the borrower is entitled to receive a disbursement of all cash remaining in the lockbox account after required payment for debt service, agent fees, required reserves, and operating expenses, the agreements governing the lockbox accounts provide that the borrower has no withdrawal or transfer rights with respect to the related lockbox account. The lockbox accounts will not be assets of the issuing entity.

“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality properties and manufactured housing community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account (or an operating account accessible to the borrower, operating lessee and/or property manager subject to an account control agreement in favor of the lender) even though cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender (or an operating account accessible to the borrower, operating lessee and/or property manager subject to an account control agreement in favor of the lender).

“Springing Lockbox” means a lockbox that is not currently in place, but the related Mortgage Loan documents require the imposition of a lockbox upon the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events.

“Soft Lockbox” means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account. Hospitality properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

Exceptions to Underwriting Guidelines

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Column’s Underwriting Standards and Processes—Exceptions”.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Quaker Bridge Mall, representing approximately 8.7% of the Initial Pool Balance, Column did not obtain certifications from the related borrower sponsors as to current contingent liabilities and/or real estate experience. This represents an exception to the underwriting guidelines for Column. Column’s decision to include the Mortgage Loan notwithstanding the exception was supported by the compensating factors that Column was able to effectively evaluate the financial capacity and real estate experience of the borrower sponsors based on other due diligence, including but not limited to searches of public records, prior experience with such borrower sponsors and/or the financial statements provided by the borrower sponsors. Based on these compensating factors, Column approved inclusion of the Mortgage Loan in this transaction.

All of the other Mortgage Loans were originated in accordance with the respective sponsors’ underwriting standards. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Column Financial, Inc.—Exceptions to Column’s Disclosed Underwriting Guidelines”, “—Benefit Street Partners CRE Finance LLC—BSP’s Underwriting Standards—Exceptions”, “—The Bank of New York Mellon—Exceptions to BNY Mellon’s Disclosed Underwriting Guidelines”, “—MC-Five Mile Commercial Mortgage Finance LLC—Exceptions to MC-Five Mile’s Disclosed Underwriting Guidelines” and “—The Bancorp Bank—Exceptions to Bancorp’s Disclosed Underwriting Guidelines”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender, other than as described below under “—Other Secured Indebtedness”. However:

•	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

•	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

•	any borrower that is not required pursuant to the terms of the applicable Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

•	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

•	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt secured by a pledge of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

•	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Loan holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio, and in some cases mezzanine debt is already in place. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Per-centage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate	Cut-off Date Mortgage Loan LTV Ratio	Cut-off Date Total Debt LTV Ratio	Cut-off Date Mortgage Loan Under-written NCF DSCR	Cut-off Date Total Debt Under-written NCF DSCR
GLP Industrial Portfolio B(1)	$88,100,000	11.5%	$330,000,000	$875,900,000	$1,294,000,000	4.080%	30.2%	62.2%	4.37x	1.99x
GLP Industrial Portfolio A(1)	$42,900,000	5.6%	$330,000,000	$923,600,000	$1,296,500,000	4.400%	30.5%	62.0%	3.97x	1.84x
Starwood Capital Extended Stay Portfolio(2)	$20,000,000	2.6%	$25,000,000	$180,000,000	$225,000,000	4.570%	64.3%	72.3%	2.26x	1.83x
Palihouse Santa Monica	$19,422,501	2.5%	$3,237,083	N/A	$22,659,584	5.837%	63.5%	74.1%	1.59x	1.22x

(1)	Each of the related mezzanine loans consists of a senior mezzanine loan and a junior mezzanine loan. Each of the related mezzanine loans was purchased by Teachers Insurance and Annuity Association of America, a New York corporation, and (x) with respect to the related senior mezzanine loan, is secured by the related senior mezzanine borrower’s interest in the related mortgage borrower and (y) with respect to the related junior mezzanine loan, is secured by the related junior mezzanine borrower’s interest in the related senior mezzanine borrower.

(2)	The related mezzanine loan is held by the CSMC Trust 2015-Longhouse MZ trust and is secured by the mezzanine borrower’s interest in the related mortgage borrower.

In each case, the mezzanine indebtedness is coterminous with the related Mortgage Loan.

Each of the mezzanine loans related to the Mortgage Loans identified in the table above secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as GLP Industrial Portfolio B, GLP Industrial Portfolio A, Starwood Capital Extended Stay Portfolio and Palihouse Santa Monica, representing approximately 22.2% of the Initial Pool Balance, is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan, the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan; provided, however, that prepayment of the mezzanine loan is not permitted prior to the prepayment in full of the related Mortgage Loan, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged

Properties, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums and (g) an event of default under the related Mortgage Loan will trigger an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required
Holiday Inn Express - Little Rock(1)	$8,569,433	70.0%	1.10x	N/A	Yes
La Quinta Inn & Suites, Bonita Springs Naples North	$6,138,601	80.0%	1.40x	11.0%	Yes
The Realty Building(2)	$4,792,500	75.0%	1.35x	N/A	Yes

(1)	Future mezzanine loans are only permitted in connection with a permitted transfer and assumption of the Mortgage Loan to an unrelated third party.

(2)	Future mezzanine loans are only permitted after the first anniversary of the origination date.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described above. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will be subject to receipt of a Rating Agency Confirmation and/or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Preferred Equity

As of the Cut-off Date, each Sponsor has informed us that it is unaware of any existing preferred equity with respect to the Mortgage Loans it is selling to the depositor.

Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Other Secured Indebtedness

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as The Realty Building, representing approximately 0.6% of the Initial Pool Balance, the related borrower or any of its direct or indirect owners is permitted to incur future subordinate indebtedness (“Permitted Future Debt”) at any time after the first anniversary of the origination date, either unsecured or secured (by the Mortgaged Property or otherwise), subject to certain conditions, including, among others: (i) no event of default under the Mortgage Loan documents being in existence, (ii) lender reasonably approves the documents evidencing such Permitted Future Debt, (iii) the Mortgage Loan and the Permitted Future Debt having a combined debt service coverage ratio of no less than 1.35x, (iv) the Mortgage Loan and the Permitted Future Debt having a combined loan-to-value ratio of no more than 75.0%, (v) the lender’s reasonable consent to any necessary amendment of the borrower’s organizational documents, (vi) the Permitted Future Debt being coterminous with the Mortgage Loan, (vii) the lender under such Permitted Future Debt entering into an intercreditor agreement reasonably acceptable to the lender, and (viii) the borrower paying all fees and expenses of the lender, Rating Agencies and any servicers.

Other Unsecured Indebtedness

Certain Mortgage Loans permit the borrower to incur certain other subordinate indebtedness as described below:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Taunton Depot Shopping Center, representing approximately 0.7% of the Initial Pool Balance, the related Mortgage Loan documents permit unsecured indebtedness in connection with loans from members of the borrower or other borrower affiliates acceptable to the lender, if each note evidencing the indebtedness is subject to a subordination and standstill agreement acceptable to the lender and the member loans in the aggregate, together with permitted trade debt and permitted equipment loans, may not exceed 2% of the outstanding principal balance of the Mortgage Loan.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as The Realty Building, representing approximately 0.6% of the Initial Pool Balance, the related borrower or any of its direct or indirect owners is permitted to incur future unsecured indebtedness at any time after the first anniversary of the origination date, subject to certain conditions as described in “—Other Secured Indebtedness” above.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower. For example:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Quaker Bridge Mall, representing approximately 8.7% of the Initial Pool Balance, the Mortgage Loan documents permit the pledge of direct or indirect equity interests in the borrower to secure a corporate or parent level credit facility from one or more financial institutions involving multiple underlying real estate assets, and there is no requirement for an intercreditor agreement with respect to such corporate or parent level credit facility.

In addition, the borrowers under some of the Mortgage Loans have incurred unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Five (5) of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as GLP Industrial Portfolio B, Quaker Bridge Mall, GLP Industrial Portfolio A, Jay Scutti Plaza and Starwood Capital Extended Stay Portfolio, is part of a related Whole Loan consisting of the Mortgage Loan and one or more related Companion Loans. In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder of each related Companion Loan (each, a “Companion Loan Holder”) are generally governed by a co-lender agreement (each, a “Co-Lender Agreement” or an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and related Companion Loan(s) are cross-collateralized and cross-defaulted.

“Non-Serviced Certificate Administrator” means the CSMC 2015-GLPB Certificate Administrator, the JPMDB 2016-C2 Certificate Administrator, the CSMC 2015-GLPA Certificate Administrator or the CSAIL 2015-C3 certificate administrator, as applicable.

“Non-Serviced Co-Lender Agreement” means each of the GLP Industrial Portfolio B Co-Lender Agreement, the Quaker Bridge Mall Co-Lender Agreement, the GLP Industrial Portfolio A Co-Lender Agreement and the Starwood Capital Extended Stay Portfolio Co-Lender Agreement.

“Non-Serviced Companion Loan” means each of the GLP Industrial Portfolio B Companion Loans, the Quaker Bridge Mall Companion Loans, the GLP Industrial Portfolio A Companion Loans and the Starwood Capital Extended Stay Portfolio Companion Loans.

“Non-Serviced Directing Certificateholder” means the GLP Industrial Portfolio B Directing Certificateholder, the JPMDB 2016-C2 Directing Certificateholder, the GLP Industrial Portfolio A Directing Certificateholder or the CSAIL 2015-C3 Controlling Class Representative, as applicable.

“Non-Serviced Master Servicer” means the CSMC 2015-GLPB Servicer, the JPMDB 2016-C2 Master Servicer, the CSMC 2015-GLPA Servicer or the CSAIL 2015-C3 Master Servicer, as applicable.

“Non-Serviced Mortgage Loan” means each of the GLP Industrial Portfolio B Mortgage Loan, the Quaker Bridge Mall Mortgage Loan, the GLP Industrial Portfolio A Mortgage Loan and the Starwood Capital Extended Stay Portfolio Mortgage Loan.

“Non-Serviced PSA” means the CSMC 2015-GLPB TSA, the JPMDB 2016-C2 PSA, the CSMC 2015-GLPA TSA or the CSAIL 2015-C3 PSA, as applicable.

“Non-Serviced Special Servicer” means the CSMC 2015-GLPB Special Servicer, the JPMDB 2016-C2 Special Servicer, the CSMC 2015-GLPA Special Servicer or the CSAIL 2015-C3 Special Servicer, as applicable.

“Non-Serviced Trustee” means the CSMC 2015-GLPB Trustee, the JPMDB 2016-C2 Trustee, the CSMC 2015-GLPA Trustee or the CSAIL 2015-C3 trustee, as applicable.

“Non-Serviced Whole Loan” means each of the GLP Industrial Portfolio B Whole Loan, the Quaker Bridge Mall Whole Loan, the GLP Industrial Portfolio A Whole Loan and the Starwood Capital Extended Stay Portfolio Whole Loan.

“Pari Passu Companion Loan” means each of the GLP Industrial Portfolio B Pari Passu Companion Loans, the Quaker Bridge Mall Pari Passu Companion Loan, the GLP Industrial Portfolio A Pari Passu Companion Loans, the Jay Scutti Plaza Companion Loan and the Starwood Capital Extended Stay Portfolio Companion Loans.

“Serviced Companion Loan” means the Jay Scutti Plaza Companion Loan.

“Serviced Companion Loan Holder” means the holder of the Serviced Companion Loan.

“Serviced Pari Passu Companion Loan” means the Jay Scutti Plaza Companion Loan.

“Serviced Pari Passu Mortgage Loan” means the Jay Scutti Plaza Mortgage Loan.

“Serviced Whole Loan” means the Jay Scutti Plaza Whole Loan.

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(1)	Whole Loan LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(2)
GLP Industrial Portfolio B(3)	$88,100,000	11.5%	$540,600,000	$335,300,000	30.2%	46.3%	4.37x	2.85x
Quaker Bridge Mall(4)	$66,666,667	8.7%	$83,333,333	$30,000,000	45.0%	54.1%	2.29x	1.78x
GLP Industrial Portfolio A(3)	$42,900,000	5.6%	$594,700,000	$328,900,000	30.5%	46.2%	3.97x	2.62x
Jay Scutti Plaza(5)	$25,000,000	3.3%	$16,400,000	N/A	69.0%	69.0%	1.25x	1.25x
Starwood Capital Extended Stay Portfolio(6)(7)	$20,000,000	2.6%	$180,000,000	N/A	64.3%	64.3%	2.26x	2.26x

(1)	Calculated including the related Pari Passu Companion Loan(s), if any, but excluding the related Subordinate Companion Loan(s), if any.

(2)	Calculated including the related Pari Passu Companion Loan(s), if any, and the related Subordinate Companion Loan(s), if any.

(3)	There are four (4) related Companion Loans that are pari passu in right of payment to the Mortgage Loan, and two (2) related Companion Loans that are subordinate in right of payment to the Mortgage Loan.

(4)	There is one (1) related Companion Loan that is pari passu in right of payment to the Mortgage Loan, and two (2) related Companion Loans that are subordinate in right of payment to the Mortgage Loan.

(5)	There is one (1) related Companion Loan that is pari passu in right of payment to the Mortgage Loan.

(6)	With respect to the Starwood Capital Extended Stay Portfolio Mortgage Loan, the loan will amortize based on the assumed principal payment schedule set forth on Annex F to this prospectus.

(7)	There are three (3) related Companion Loans that are pari passu in right of payment.

The Serviced Pari Passu Whole Loan

The Jay Scutti Plaza Whole Loan

General. One (1) Mortgage Loan, identified as Jay Scutti Plaza (the “Jay Scutti Plaza Mortgage Loan”) on Annex A-1 to this prospectus, representing approximately 3.3% of the Initial Pool Balance, is part of a split loan structure comprised of two mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Jay Scutti Plaza Mortgage Loan is evidenced by a promissory note with a Cut-off Date Balance of $25,000,000. The related Companion Loan (the “Jay Scutti Plaza Companion Loan”) is evidenced by a promissory note with a Cut-off Date Balance of $16,400,000 that is not included in the issuing entity. Only the Jay Scutti Plaza Mortgage Loan is included in the issuing entity. The Jay Scutti Plaza Mortgage Loan and the Jay Scutti Plaza Companion Loan are pari passu with each other in terms of priority and are collectively referred to in this prospectus as the “Jay Scutti Plaza Whole Loan”. It is anticipated that the related Jay Scutti Plaza Companion Loan will be included in a future securitization. However, we cannot assure you that this will ultimately occur. The rights of the issuing entity as the holder of the Jay Scutti Plaza Mortgage Loan and the rights of the holder of the Jay Scutti Plaza Companion Loan (the “Serviced Pari Passu Companion Loan Holder”) are subject to an agreement between noteholders (the “Jay Scutti Plaza Co-Lender Agreement”). The following summary describes certain provisions of the Jay Scutti Plaza Co-Lender Agreement.

Servicing. The Jay Scutti Plaza Whole Loan (including the Jay Scutti Plaza Mortgage Loan) and any related REO Property will each be serviced and administered by the master servicer and, if necessary, the special servicer, pursuant to the PSA, in the manner described under “Pooling and Servicing Agreement” in this prospectus, but subject in each case to the terms of the Jay Scutti Plaza Co-Lender Agreement. In servicing of the Jay Scutti Plaza Whole Loan, the Servicing Standard set forth in the PSA will require the master servicer and the special servicer to take into account the interests, as a collective whole, of both the Certificateholders and the Serviced Pari Passu Companion Loan Holder.

Amounts payable to the issuing entity as holder of the Jay Scutti Plaza Mortgage Loan pursuant to the Jay Scutti Plaza Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus, and amounts payable to any Serviced Pari

Passu Companion Loan Holder will be distributed to each such holder net of certain fees and expenses on the Jay Scutti Plaza Companion Loan, as set forth in the Jay Scutti Plaza Co-Lender Agreement and will not be available for distributions on the Offered Certificates.

Application of Payments. The Jay Scutti Plaza Co-Lender Agreement with respect to the Jay Scutti Plaza Whole Loan sets forth the respective rights of the holders of the Jay Scutti Plaza Mortgage Loan and the Serviced Pari Passu Companion Loan Holder with respect to distributions of funds received in respect of the Jay Scutti Plaza Whole Loan and provides, in general, that:

•	the Jay Scutti Plaza Mortgage Loan and the Jay Scutti Plaza Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Jay Scutti Plaza Whole Loan and the related Mortgaged Property will be applied to the Jay Scutti Plaza Mortgage Loan and the Jay Scutti Plaza Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the Jay Scutti Plaza Mortgage Loan documents and payment and reimbursement rights of the master servicer, the special servicer, the operating advisor, the certificate administrator, the depositor and the trustee) in accordance with the terms of the Jay Scutti Plaza Co-Lender Agreement and the PSA; and

•	costs, fees, expenses, losses and shortfalls relating to the Jay Scutti Plaza Whole Loan, will be allocated, on a pro rata and pari passu basis, to the Jay Scutti Plaza Mortgage Loan and the Jay Scutti Plaza Companion Loan in accordance with the terms of the Jay Scutti Plaza Co-Lender Agreement and the PSA.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Jay Scutti Plaza Mortgage Loan, pursuant to the terms of the PSA, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Jay Scutti Plaza Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, out of future payments and collections on other Mortgage Loans, but not out of payments or other collections, if any, on any related Companion Loan or any loans included in any future securitization trust related to such Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to the Jay Scutti Plaza Companion Loan or the Jay Scutti Plaza Mortgage Loan, as applicable, may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the issuing entity’s right (if any) to reimbursement from the Serviced Pari Passu Companion Loan Holder or the securitization trust holding Jay Scutti Plaza Companion Loan, for its pro rata share thereof. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the Certificates.

Consultation and Control. The controlling noteholder under the Jay Scutti Plaza Co-Lender Agreement will be the issuing entity as holder of the Jay Scutti Plaza Mortgage Loan; provided that, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, the Directing Certificateholder will be entitled to exercise the rights of the controlling noteholder with respect to the Jay Scutti Plaza Whole Loan (see “Pooling and Servicing Agreement—The Directing Certificateholder” in this prospectus), and the implementation of any recommended actions outlined in an asset status report with respect to the Jay Scutti Plaza Whole Loan will require the special servicer to consult with and/or obtain the approval of the Directing Certificateholder as and to the extent described in this prospectus under “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Asset Status Report”. Pursuant to the terms of the PSA, the Directing Certificateholder and the operating advisor will each have the same consent and/or consultation rights with respect to the Jay Scutti Plaza Whole Loan, as each does, and for so long as each does, with respect to the other Mortgage Loans included in the issuing entity that are not part of a Whole Loan.

In addition, pursuant to the terms of the Jay Scutti Plaza Co-Lender Agreement, the PSA must provide that the Serviced Pari Passu Companion Loan Holder (or its representative which, at any time the Jay Scutti Plaza Companion Loan is included in a securitization, may be the controlling class representative (or equivalent entity) for that securitization or any other party assigned the rights to exercise the rights of such Serviced Pari Passu Companion Loan Holder as and to the extent provided in the related pooling and servicing agreement) will (i) have the right to receive copies of all notices, information and reports that the master servicer or special servicer, as applicable, is required to provide to the Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the Directing Certificateholder under the PSA without regard to the occurrence of a Control Termination Event or Consultation Termination Event) with respect to any Major Decisions to be taken with respect to the Jay Scutti Plaza Whole Loan or the implementation of any recommended action outlined in an asset status report relating to such Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the Serviced Pari Passu Companion Loan Holder (or its representative) requests consultation with respect to certain Major Decisions to be taken with respect to the Jay Scutti Plaza Whole Loan, or the implementation of any recommended action outlined in an asset status report relating to the Serviced Whole Loan. The consultation right of the Serviced Pari Passu Companion Loan Holder (or its representative) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not such Serviced Pari Passu Companion Loan Holder (or its representative) has responded within such period; provided that if the master servicer or special servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the Serviced Pari Passu Companion Loan Holder (or its representative) described above, each of the master servicer or special servicer, as applicable, is permitted to make any Major Decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Jay Scutti Plaza Mortgage Loan and the Jay Scutti Plaza Companion Loan. Neither the master servicer nor the special servicer will be obligated at any time to follow or take any alternative actions recommended by a Serviced Pari Passu Companion Loan Holder (or its representative, including, if the Jay Scutti Plaza Companion Loan has been contributed to a securitization, the related controlling class representative (or similar entity)).

Neither the master servicer nor the special servicer may follow any advice or consultation provided by the Serviced Pari Passu Companion Loan Holder (or its representative) that would require or cause the master servicer or the special servicer, as applicable, to violate any applicable law, including the REMIC provisions or other applicable provisions of the Code, be inconsistent with the Servicing Standard, require or cause the master servicer or the special servicer, as applicable, to violate provisions of the Jay Scutti Plaza Co-Lender Agreement, require or cause the master servicer or the special servicer, as applicable, to violate the terms of the subject Whole Loan, or materially expand the scope of any of the master servicer’s or the special servicer’s, as applicable, responsibilities under the Jay Scutti Plaza Co-Lender Agreement or the PSA.

In addition to the consultation rights of the Serviced Pari Passu Companion Loan Holder (or its representative) described above, pursuant to the terms of the Jay Scutti Plaza Co-Lender Agreement, the Serviced Pari Passu Companion Loan Holder (or its representative) will have the right to attend annual meetings (which may be held telephonically or in person, at the discretion of the master servicer or special servicer, as applicable) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, for the purpose of discussing servicing issues related to the Jay Scutti Plaza Whole Loan.

Application of Penalty Charges. The Jay Scutti Plaza Co-Lender Agreement provides that penalty charges paid on the Jay Scutti Plaza Whole Loan will first, be used to pay the master servicer, the trustee or the special servicer under the PSA for any interest accrued on any Servicing Advances and reimbursement of any Servicing Advances, second, be used to pay the master servicer and the trustee under the PSA, and the master servicer and the trustee for the securitization of the Jay Scutti Plaza

Companion Loan, for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the pooling and servicing agreement governing the securitization of the Jay Scutti Plaza Companion Loan) made with respect to the Jay Scutti Plaza Mortgage Loan or the Jay Scutti Plaza Companion Loan by such party (if and as specified in the PSA or the pooling and servicing agreement governing the securitization of the Jay Scutti Plaza Companion Loan), third, be used to pay certain other expenses incurred with respect to the Jay Scutti Plaza Whole Loan and, finally, be paid to the master servicer and/or the special servicer as additional servicing compensation as provided in the PSA.

Sale of Defaulted Serviced Pari Passu Whole Loan. Pursuant to the terms of the applicable Co-Lender Agreement, the holders of the Jay Scutti Plaza Mortgage Loan and the Jay Scutti Plaza Companion Loan acknowledge that the PSA will provide that if the Jay Scutti Plaza Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the Jay Scutti Plaza Mortgage Loan in accordance with the PSA, then the special servicer will be required to sell the Jay Scutti Plaza Companion Loan together with the subject Mortgage Loan as one whole loan. In connection with any such sale, the special servicer will be required to follow the procedures set forth under “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in this prospectus.

Notwithstanding the foregoing, with respect to the Jay Scutti Plaza Whole Loan, the special servicer will not be permitted to sell the Jay Scutti Plaza Mortgage Loan and the Jay Scutti Plaza Companion Loan if the Jay Scutti Plaza Whole Loan becomes a Defaulted Loan without the written consent of the related Serviced Pari Passu Companion Loan Holder (provided that such consent is not required from the related Serviced Pari Passu Companion Loan Holder if it is the borrower or an affiliate of the borrower) unless the special servicer has delivered to such Serviced Pari Passu Companion Loan Holder: (a) at least 15 business days prior written notice of any decision to attempt to sell the Jay Scutti Plaza Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Jay Scutti Plaza Whole Loan and any documents in the servicing file requested by the Serviced Pari Passu Companion Loan Holder; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the special servicer in connection with the proposed sale; provided that the Serviced Pari Passu Companion Loan Holder may waive any of the delivery or timing requirements as to itself described in this sentence. Subject to the terms of the PSA, the Serviced Pari Passu Companion Loan Holder (or its representative) will be permitted to submit an offer at any sale of the Jay Scutti Plaza Whole Loan.

See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Loans and REO Properties” in this prospectus.

Special Servicer Appointment Rights. Pursuant and subject to the terms of the Jay Scutti Plaza Co-Lender Agreement and the PSA, the controlling noteholder with respect to the Jay Scutti Plaza Whole Loan (which will be the issuing entity) will have the right, with or without cause, to replace the special servicer then acting with respect to such Whole Loan and appoint a replacement special servicer without the consent of the related Serviced Pari Passu Companion Loan Holder. The Directing Certificateholder (prior to a Control Termination Event), and the applicable Certificateholders with the requisite percentage of Voting Rights (after a Control Termination Event) will exercise such right of the issuing entity as controlling noteholder, and will have the right, with or without cause, to replace the special servicer then acting with respect to the Jay Scutti Plaza Whole Loan, and appoint a replacement special servicer, as described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause” in this prospectus.

The Non-Serviced Whole Loans

General. Four (4) Mortgage Loans, identified as GLP Industrial Portfolio B (the “GLP Industrial Portfolio B Mortgage Loan”), Quaker Bridge Mall (the “Quaker Bridge Mall Mortgage Loan”), GLP

Industrial Portfolio A (the “GLP Industrial Portfolio A Mortgage Loan”) and Starwood Capital Extended Stay Portfolio (the “Starwood Capital Extended Stay Portfolio Mortgage Loan”) on Annex A-1 to this prospectus, representing approximately 11.5%, 8.7%, 5.6% and 2.6%, respectively, of the Initial Pool Balance, are each part of a split loan structure comprised of seven, four, seven and four mortgage notes, respectively, each of which is secured by the same mortgage instrument(s) on the same Mortgaged Property or portfolio of Mortgaged Properties.

The GLP Industrial Portfolio B Mortgage Loan is evidenced by one (1) promissory note with a Cut-off Date Balance of $88,100,000. The related Companion Loans (the “GLP Industrial Portfolio B Companion Loans” and, together with the GLP Industrial Portfolio B Mortgage Loan, the “GLP Industrial Portfolio B Whole Loan”) are evidenced by six (6) promissory notes with a principal balance as of the Cut-off Date of $875,900,000. The GLP Industrial Portfolio B Companion Loans will not be included in the issuing entity. Only the GLP Industrial Portfolio B Mortgage Loan will be included in the issuing entity. The GLP Industrial Portfolio B Mortgage Loan and four (4) GLP Industrial Portfolio B Companion Loans (individually, a $304,655,000 note referred to as the “GLP Industrial Portfolio B Note A-1 Companion Loan”, a $164,045,000 note referred to as the “GLP Industrial Portfolio B Note A-2 Companion Loan”, a $15,900,000 note referred to as the “GLP Industrial Portfolio B Note A-3-2 Companion Loan” and a $56,000,000 note referred to as the “GLP Industrial Portfolio B Note A-4 Companion Loan”, and collectively, the “GLP Industrial Portfolio B Pari Passu Companion Loans”; and the GLP Industrial Portfolio B Pari Passu Companion Loans, together with the GLP Industrial Portfolio B Mortgage Loan, the “GLP Industrial Portfolio B Senior Loans” ) are pari passu with each other in terms of priority. Two (2) of the GLP Industrial Portfolio B Companion Loans are generally subordinate in right of payment to the GLP Industrial Portfolio B Mortgage Loan (each, a “Subordinate Companion Loan” or the “GLP Industrial Portfolio B Subordinate Companion Loans”). The GLP Industrial Portfolio B Pari Passu Companion Loans have an aggregate principal balance as of the Cut-off Date of approximately $540,600,000. The GLP Industrial Portfolio B Subordinate Companion Loans have an aggregate principal balance as of the Cut-off Date of approximately $335,300,000.

The Quaker Bridge Mall Mortgage Loan is evidenced by one (1) promissory note with a Cut-off Date Balance of $66,666,667. The related Companion Loans (the “Quaker Bridge Mall Companion Loans” and together with the Quaker Bridge Mall Mortgage Loan, the “Quaker Bridge Mall Whole Loan”) are evidenced by three (3) promissory notes with an aggregate principal balance as of the Cut-off Date of $113,333,333. The Quaker Bridge Mall Companion Loans will not be included in the issuing entity. Only the Quaker Bridge Mall Mortgage Loan will be included in the issuing entity. The Quaker Bridge Mall Mortgage Loan and one (1) Quaker Bridge Mall Companion Loan (a $83,333,333 note referred to as the “Quaker Bridge Mall Pari Passu Companion Loan”) are pari passu with each other in terms of priority. Two (2) Quaker Bridge Mall Companion Loans are generally subordinate in right of payment to the Quaker Bridge Mall Mortgage Loan (each a “Subordinate Companion Loan” or a “Quaker Bridge Mall Subordinate Companion Loan”). The Quaker Bridge Mall Subordinate Companion Loans have an aggregate principal balance as of the Cut-off Date of approximately $30,000,000.

The GLP Industrial Portfolio A Mortgage Loan is evidenced by one (1) promissory note with a Cut-off Date Balance of $42,900,000. The related Companion Loans (the “GLP Industrial Portfolio A Companion Loans” and, together with the GLP Industrial Portfolio A Mortgage Loan, the “GLP Industrial Portfolio A Whole Loan”) are evidenced by six (6) promissory notes with a principal balance as of the Cut-off Date of $923,600,000. The GLP Industrial Portfolio A Companion Loans will not be included in the issuing entity. Only the GLP Industrial Portfolio A Mortgage Loan will be included in the issuing entity. The GLP Industrial Portfolio A Mortgage Loan and four (4) GLP Industrial Portfolio A Companion Loans (individually, a $284,440,000 note referred to as the “GLP Industrial Portfolio A Note A-1 Companion Loan”, a $153,160,000 note referred to as the “GLP Industrial Portfolio A Note A-2 Companion Loan”, a $87,100,000 note referred to as the “GLP Industrial Portfolio A Note A-3-1 Companion Loan” and a $70,000,000 note referred to as the “GLP Industrial Portfolio A Note A-4 Companion Loan”, and collectively, the “GLP Industrial Portfolio A Pari Passu Companion Loans”; and the GLP Industrial Portfolio A Pari Passu Companion Loans, together with the GLP Industrial Portfolio A Mortgage Loan, the “GLP Industrial Portfolio A Senior Loans” ) are pari passu with each other in terms of priority. Two (2) of the GLP Industrial Portfolio A Companion Loans are generally subordinate in right of payment to the GLP

Industrial Portfolio A Mortgage Loan (each, a “Subordinate Companion Loan” or the “GLP Industrial Portfolio A Subordinate Companion Loans”). The GLP Industrial Portfolio A Pari Passu Companion Loans have an aggregate principal balance as of the Cut-off Date of approximately $594,700,000. The GLP Industrial Portfolio A Subordinate Companion Loans have an aggregate principal balance as of the Cut-off Date of approximately $328,900,000.

The Starwood Capital Extended Stay Portfolio Mortgage Loan is evidenced by one (1) promissory note with a Cut-off Date Balance of $20,000,000. The related Companion Loans (the “Starwood Capital Extended Stay Portfolio Companion Loans” and, together with the Starwood Capital Extended Stay Portfolio Mortgage Loan, the “Starwood Capital Extended Stay Portfolio Whole Loan”) are evidenced by three (3) promissory notes with an aggregate principal balance as of the Cut-off Date of $180,000,000. The Starwood Capital Extended Stay Portfolio Companion Loans will not be included in the issuing entity. Only the Starwood Capital Extended Stay Portfolio Mortgage Loan will be included in the issuing entity. The Starwood Capital Extended Stay Portfolio Mortgage Loan and the Starwood Capital Extended Stay Portfolio Companion Loans are pari passu with each other in terms of priority.

The rights of the issuing entity, as the holder of the GLP Industrial Portfolio B Mortgage Loan, the Quaker Bridge Mall Mortgage Loan, the GLP Industrial Portfolio A Mortgage Loan and the Starwood Capital Extended Stay Portfolio Mortgage Loan, and the rights of the holders of the GLP Industrial Portfolio B Companion Loans, the Quaker Bridge Mall Companion Loans, the GLP Industrial Portfolio A Companion Loans and the Starwood Capital Extended Stay Portfolio Companion Loans are subject to the terms of the respective Co-Lender Agreements. The consultation rights of the issuing entity (as a non-controlling note holder) under the Quaker Bridge Mall co-lender agreement (the “Quaker Bridge Mall Co-Lender Agreement”) and the Starwood Capital Extended Stay Portfolio co-lender agreement (the “Starwood Capital Extended Stay Portfolio Co-Lender Agreement”) will be exercised by the Directing Certificateholder so long as no Consultation Termination Event has occurred and is continuing, and if a Consultation Termination Event has occurred and is continuing, by the special servicer pursuant to the terms of the PSA, as described under “Pooling and Servicing Agreement”.

The GLP Industrial Portfolio B Whole Loan

Servicing. The GLP Industrial Portfolio B Whole Loan and any related REO Property are being serviced and administered in accordance with the CSMC 2015-GLPB Trust and Servicing Agreement (the “CSMC 2015-GLPB TSA”), which is separate from the PSA under which your Certificates are issued, among Credit Suisse First Boston Mortgage Securities Corp. (the “CSMC 2015-GLPB Depositor”), KeyBank National Association (the “CSMC 2015-GLPB Servicer”), AEGON USA Realty Advisors, LLC (the “CSMC 2015-GLPB Special Servicer”) and Wells Fargo Bank, National Association (the “CSMC 2015-GLPB Certificate Administrator” and the “CSMC 2015-GLPB Trustee”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus, but subject to the terms of the related Co-Lender Agreement. In servicing the GLP Industrial Portfolio B Whole Loan, the servicing standard set forth in the CSMC 2015-GLPB TSA will require the CSMC 2015-GLPB Servicer and the CSMC 2015-GLPB Special Servicer to take into account the interests of the Certificateholders and the holders of the GLP Industrial Portfolio B Companion Loans as a collective whole.

Amounts payable to the issuing entity as holder of the GLP Industrial Portfolio B Mortgage Loan pursuant to the related Co-Lender Agreement, net of certain fees and expenses on the GLP Industrial Portfolio B Whole Loan, will be included in the available distribution amount for the related distribution date to the extent described in this prospectus, and amounts payable to the holders of the GLP Industrial Portfolio B Pari Passu Companion Loans and the GLP Industrial Portfolio B Subordinate Companion Loans will be distributed to such holders net of certain fees and expenses on the GLP Industrial Portfolio B Pari Passu Companion Loans and the GLP Industrial Portfolio B Subordinate Companion Loans as set forth in the related Co-Lender Agreement and will not be available for distributions on the Offered Certificates.

Application of Payments. The related Co-Lender Agreement sets forth the respective rights of the holder of the GLP Industrial Portfolio B Mortgage Loan, the holders of the GLP Industrial Portfolio B Pari

Passu Companion Loans and the holders of the GLP Industrial Portfolio B Subordinate Companion Loans with respect to distributions of funds received in respect of the GLP Industrial Portfolio B Whole Loan, and provides, in general, that such funds (excluding (x) all amounts for required reserves or escrows required by the loan documents (to the extent, in accordance with the terms of the loan documents) to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of advances then due and payable or reimbursable to the servicer under the CSMC 2015-GLPB TSA and (y) all amounts that are then due, payable or reimbursable to any servicer, certificate administrator or trustee with respect to the GLP Industrial Portfolio B Whole Loan pursuant to the CSMC 2015-GLPB TSA) will be distributed in the following order of priority:

(a) first, on a pro rata and pari passu basis, to each holder of a GLP Industrial Portfolio B Senior Loan in an amount equal to the accrued and unpaid interest on the principal balance of the applicable GLP Industrial Portfolio B Senior Loan at the senior note rate minus the servicing fee rate;

(b) second, on a pro rata and pari passu basis based on the outstanding principal balances of each GLP Industrial Portfolio Senior Loan, to each holder of a GLP Industrial Portfolio B Senior Loan in an amount equal to all principal payments received, if any, with respect to such monthly payment date with respect to the GLP Industrial Portfolio B Whole Loan, until the aggregate principal balance of the GLP Industrial Portfolio B Senior Loans has been reduced to zero;

(c) third, on a pro rata and pari passu basis, to each holder of a GLP Industrial Portfolio B Senior Loan up to the amount of any unreimbursed costs and expenses paid by such holder including any recovered costs not previously reimbursed to such holder (or paid or advanced by any servicer on its behalf and not previously paid or reimbursed) with respect to the GLP Industrial Portfolio B Whole Loan pursuant to the related Co-Lender Agreement or the CSMC 2015-GLPB TSA;

(d) fourth, on a pro rata and pari passu basis, to each holder of a GLP Industrial Portfolio B Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the principal balance of the applicable GLP Industrial Portfolio B Subordinate Companion Loan at the junior note rate minus the servicing fee rate;

(e) fifth, on a pro rata and pari passu basis based on the outstanding principal balances of each GLP Industrial Portfolio B Subordinate Companion Loan, to each holder of a GLP Industrial Portfolio B Subordinate Companion Loan in an amount equal to all remaining principal payments received, if any, with respect to such monthly payment date with respect to the GLP Industrial Portfolio B Whole Loan, until the aggregate principal balance of the GLP Industrial Portfolio B Subordinate Companion Loans has been reduced to zero;

(f) sixth, on a pro rata and pari passu basis, any prepayment premium, to the extent paid by the borrowers, to each holder of a GLP Industrial Portfolio B Senior Loan in an amount up to its pro rata interest therein, based on the product of the applicable GLP Industrial Portfolio B Senior Loan Percentage Interest multiplied by its Relative Spread;

(g) seventh, on a pro rata and pari passu basis, any prepayment premium, to the extent paid by the borrowers, to each holder of a GLP Industrial Portfolio B Subordinate Companion Loan in an amount up to its pro rata interest therein, based on the product of the applicable GLP Industrial Portfolio B Subordinate Companion Loan Percentage Interest multiplied by its Relative Spread;

(h) eighth, if the proceeds of any foreclosure sale or any liquidation of the GLP Industrial Portfolio B Whole Loan or any Mortgaged Property securing the GLP Industrial Portfolio B Whole Loan exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(g) and, as a result of a workout the aggregate principal balance of the GLP Industrial Portfolio B Subordinate Companion Loans have been reduced, such excess amount shall be paid to each holder of a GLP Industrial Portfolio B Subordinate Companion Loan, on a pro rata and pari passu basis, in an amount up to the reduction, if any, of the principal balance of the applicable GLP Industrial Portfolio B Subordinate Companion Loan as a result of such workout, plus interest on such amount at the related junior note rate less the servicing fee rate;

(i) ninth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the CSMC 2015-GLPB TSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate a servicer (in each case provided that such reimbursements or payments relate to the GLP Industrial Portfolio B Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, to each holder of a GLP Industrial Portfolio B Senior Loan and each holder of a GLP Industrial Portfolio B Subordinate Companion Loans, pro rata, based on their respective Percentage Interests; and

(j) tenth, if any excess amount is available to be distributed in respect of the Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (a)-(i), any remaining amount shall be paid pro rata to each holder of a GLP Industrial Portfolio B Senior Loan holder and each holder of a GLP Industrial Portfolio B Subordinate Companion Loans in accordance with their respective initial Percentage Interests.

All expenses and losses relating to the GLP Industrial Portfolio B Whole Loan and the related Mortgaged Properties, including without limitation losses of principal and interest, servicing advances, advance interest, special servicing fees, liquidation fees and workout fees, appraisal reduction amounts and certain other trust expenses, will be allocated in reduction of principal balances in the following order (“Reverse Sequential Order”): first, to the GLP Industrial Portfolio B Subordinate Companion Loans (on a pro rata and pari passu basis); and, second, to the GLP Industrial Portfolio B Senior Loans (on a pro rata and pari passu basis). P&I advances with respect to the GLP Industrial Portfolio B Companion Loans shall be reimbursed solely out of amounts allocated to the GLP Industrial Portfolio B Companion Loans pursuant to the related Co-Lender Agreement and shall not be reimbursed out of amounts allocated to the GLP Industrial Portfolio B Mortgage Loan. Likewise, P&I advances with respect to the GLP Industrial Portfolio B Mortgage Loan will be reimbursed solely out of amounts allocated to such notes pursuant to the related Co-Lender Agreement and will not be reimbursed out of amounts allocated to the GLP Industrial Portfolio B Companion Loans. Any realized losses (including reductions by a bankruptcy court) applied to reduce the principal balance of the GLP Industrial Portfolio B Whole Loan will be reimbursed in sequential order of seniority after all amounts of interest and principal have otherwise been paid in full on all of the GLP Industrial Portfolio B Senior Loans and GLP Industrial Portfolio B Subordinate Companion Loans.

“Percentage Interest” means, with respect to each holder of a GLP Industrial Portfolio B Senior Loan or GLP Industrial Portfolio B Subordinate Companion Loan, a fraction, expressed as a percentage, the numerator of which is the principal balance of the GLP Industrial Portfolio B Senior Loan or GLP Industrial Portfolio B Subordinate Companion Loan held by such holder and the denominator of which is the principal balance of the GLP Industrial Portfolio B Whole Loan.

“Relative Spread” means with respect to any GLP Industrial Portfolio B Senior Loan or GLP Industrial Portfolio B Subordinate Companion Loan, the ratio of the interest rate on such loan to the interest rate payable on the GLP Industrial Portfolio B Whole Loan as of such date of determination.

Consultation and Control. Pursuant to the related Co-Lender Agreement, the directing holder with respect to the GLP Industrial Portfolio B Whole Loan, as of any date of determination, will be the certificateholders of the majority of the controlling class under the issuing entity formed pursuant to the CSMC 2015-GLPB TSA (the “GLP Industrial Portfolio B Trust”) as holder of the GLP Industrial Portfolio B Note A-1 Companion Loan under the CSMC 2015-GLPB TSA; provided that, after the date the related mezzanine A loan has been foreclosed upon or otherwise repaid in full and prior to a control termination event under the CSMC 2015-GLPB TSA (the “GLP Industrial Portfolio B Control Period”), the GLP Industrial Portfolio B controlling class representative (the “GLP Industrial Portfolio B Directing Certificateholder”) will be entitled to exercise the rights of the controlling noteholder with respect to the GLP Industrial Portfolio B Whole Loan. Pursuant to the CSMC 2015-GLPB TSA, and only during a GLP Industrial Portfolio B Control Period, certain major servicing decisions and the implementation of any recommended actions outlined in an asset status report with respect to the GLP Industrial Portfolio B Whole Loan will require the CSMC 2015-GLPB Special Servicer to obtain the approval of the GLP Industrial Portfolio B Directing Certificateholder in a manner substantially similar to that described herein under “Pooling and Servicing Agreement”. The GLP Industrial Portfolio B Trust is also the holder of the GLP Industrial Portfolio B Note A-2 Companion Loan and the GLP Industrial Portfolio B Subordinate Companion Loan.

In addition, pursuant to the terms of the related Co-Lender Agreement, the holder of the GLP Industrial Portfolio B Mortgage Loan (or its representative, which will be the Directing Certificateholder or any other party assigned the rights to exercise the rights of the holder of the GLP Industrial Portfolio B Mortgage Loan, as and to the extent provided in the PSA) will have the right to receive (through the master servicer or special servicer under the PSA) copies of all notices, information and reports that the CSMC 2015-GLPB Servicer or the CSMC 2015-GLPB Special Servicer, as applicable, is required to provide to the GLP Industrial Portfolio B Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the GLP Industrial Portfolio B Directing Certificateholder under the CSMC 2015-GLPB TSA). Pursuant to the GLP Industrial Portfolio B Co-Lender Agreement, the holder of the GLP Industrial Portfolio B Mortgage Loan will not have consultation rights under the CSMC 2015-GLPB TSA.

Similarly, such rights as described in the immediately preceding paragraph are also held by the holder of the non-controlling GLP Industrial Portfolio B Note A-3-2 Companion Loan (or its representative) and the holder of the non-controlling GLP Industrial Portfolio B Note A-4 Companion Loan (or its representative).

Neither the CSMC 2015-GLPB Servicer nor the CSMC 2015-GLPB Special Servicer will be permitted to follow any advice or consultation provided by the GLP Industrial Portfolio B Directing Certificateholder (or its representative) that would require or cause the CSMC 2015-GLPB Servicer or the CSMC 2015-GLPB Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions of the Code, be inconsistent with the servicing standard under the CSMC 2015-GLPB TSA, require or cause the CSMC 2015-GLPB Servicer or the CSMC 2015-GLPB Special Servicer, as applicable, to violate provisions of the related Co-Lender Agreement or the CSMC 2015-GLPB TSA, require or cause the CSMC 2015-GLPB Servicer or the CSMC 2015-GLPB Special Servicer, as applicable, to violate the terms of the GLP Industrial Portfolio B Whole Loan, or materially expand the scope of any of the CSMC 2015-GLPB Servicer’s or the CSMC 2015-GLPB Special Servicer’s, as applicable, responsibilities under the related Co-Lender Agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus.

Additional Servicing Compensation; Late Payment Charges and Default Interest. Pursuant to the CSMC 2015-GLPB TSA, so long as no special servicing loan event has occurred and is continuing, the CSMC 2015-GLPB Servicer and/or the CSMC 2015-GLPB Special Servicer will be entitled to retain as additional servicing compensation any late payment fees and default interest (to the extent remaining after payments are made as described in the next sentence), assumption fees, assumption application fees, substitution fees, release fees, modification fees, consent fees, amounts collected for checks returned for insufficient funds, charges for beneficiary statements or demands, loan service transaction and processing fees and similar fees and expenses to the extent, with respect to any such amounts, collected and allocated to such amounts as permitted by (or not otherwise prohibited by) the terms of the GLP Industrial Portfolio B Whole Loan documents and the CSMC 2015-GLPB TSA.   Prior to the final liquidation of the Mortgaged Properties or final payment and release of the related Mortgages, interest on advances made by the CSMC 2015-GLPB Trustee or CSMC 2015-GLPB Servicer will be paid out of default interest or late payment charges prior to being available as additional servicing compensation.

Sale of Defaulted GLP Industrial Portfolio B Whole Loan. Pursuant to the terms of the related Co-Lender Agreement, the holder of the GLP Industrial Portfolio B Mortgage Loan, among others, acknowledges that if the GLP Industrial Portfolio B Whole Loan becomes a Defaulted Loan, and if the GLP Industrial Portfolio B Trust (or the CSMC 2015-GLPB Special Servicer acting on its behalf) determines to sell a GLP Industrial Portfolio B Pari Passu Companion Loan in accordance with the CSMC 2015-GLPB TSA, then the CSMC 2015-GLPB Special Servicer will be required to sell the GLP Industrial Portfolio B Pari Passu Companion Loans and the GLP Industrial Portfolio B Subordinate Companion Loans together with the GLP Industrial Portfolio B Mortgage Loan as one whole loan. In connection with any such sale, the CSMC 2015-GLPB Special Servicer will be required to follow the procedures contained in the CSMC 2015-GLPB TSA. Any sale by the CSMC 2015-GLPB Special Servicer of the GLP Industrial Portfolio B Whole Loan will remain subject to the rights of each related mezzanine lender to exercise its option to purchase the GLP Industrial Portfolio B Whole Loan following a default as described under the related mezzanine intercreditor agreement (and such purchase price is subject to the terms of the related mezzanine intercreditor agreement).

Notwithstanding the foregoing, the CSMC 2015-GLPB Special Servicer will not be permitted to sell the GLP Industrial Portfolio B Whole Loan if it becomes a Defaulted Loan under the CSMC 2015-GLPB TSA without the written consent of the issuing entity (or its representative), as holder of the GLP Industrial Portfolio B Mortgage Loan, or the holders of the non-controlling GLP Industrial Portfolio B Companion Loans unless the CSMC 2015-GLPB Special Servicer has delivered to each such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the GLP Industrial Portfolio B Whole Loan; (b) at least 10 days prior to the permitted sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the CSMC 2015-GLPB Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the GLP Industrial Portfolio B Whole Loan, and any documents in the loan file reasonably requested by such holder (or its representative), that are material to the price of the GLP Industrial Portfolio B Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the CSMC 2015-GLPB Servicer or the CSMC 2015-GLPB Special Servicer in connection with the proposed sale; provided, that the issuing entity (or its representative) or the holders of the non-controlling GLP Industrial Portfolio B Companion Loans may each waive as to itself any of the delivery or timing requirements set forth in this sentence. The issuing entity (or its representative) or the holders of the non-controlling GLP Industrial Portfolio B Companion Loans will be permitted to bid at any sale of the GLP Industrial Portfolio B Whole Loan.

See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Loans and REO Properties” and “ —Servicing of the Non-Serviced Mortgage Loans” in this prospectus.

Special Servicer Appointment Rights. Pursuant to the related Co-Lender Agreement and the CSMC 2015-GLPB TSA, during the GLP Industrial Portfolio B Control Period, the GLP Industrial Portfolio B Directing Certificateholder will have the right, with or without cause, to replace the special servicer then acting with respect to the GLP Industrial Portfolio B Whole Loan and appoint a replacement special servicer in lieu of such special servicer without the consent of the holder of the GLP Industrial Portfolio B Mortgage Loan. Prior to the GLP Industrial Portfolio B Control Period, and after the termination of the GLP Industrial Portfolio B Control Period, the applicable certificateholders under the CSMC 2015-GLPB TSA with the requisite percentage of voting rights will have the right, with or without cause, to replace the CSMC 2015-GLPB Special Servicer and appoint a replacement special servicer in lieu thereof in accordance with the CSMC 2015-GLPB TSA, as described under “Pooling and Servicing Agreement—Termination of the Special Servicer” and “—Servicing of the Non-Serviced Mortgage Loans” in this prospectus.

The Quaker Bridge Mall Whole Loan

Servicing. The Quaker Bridge Mall Whole Loan and any related REO Property is expected to be serviced and administered in accordance with the JPMDB Commercial Mortgage Securities Trust 2016-C2 Pooling and Servicing Agreement (the “JPMDB 2016-C2 PSA”), which is separate from the PSA under which your Certificates are issued, to be entered into among J.P. Morgan Chase Commercial Mortgage Securities Corp. (the “JPMDB 2016-C2 Depositor”), Wells Fargo Bank, National Association (the “JPMDB 2016-C2 Master Servicer”), Midland Loan Services, a Division of PNC Bank, National Association (the “JPMDB 2016-C2 Special Servicer”), Wells Fargo Bank, National Association (the “JPMDB 2016-C2 Certificate Administrator”), Wilmington Trust, National Association (the “JPMDB 2016-C2 Trustee”) and Pentalpha Surveillance LLC (the “JPMDB 2016-C2 Operating Advisor” and the “JPMDB 2016-C2 Asset Representations Reviewer”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus, but subject to the terms of the related Co-Lender Agreement. In servicing the Quaker Bridge Mall Whole Loan, the servicing standard set forth in the JPMDB 2016-C2 PSA is expected to require the JPMDB 2016-C2 Master Servicer and the JPMDB 2016-C2 Special Servicer to take into account the interests, as a collective whole, of the JPMDB 2016-C2 Certificateholders, the holder of the Quaker Bridge Mall Mortgage Loan and the holders of the Quaker Bridge Mall Subordinate Companion Loans (taking into account the subordinate nature of the Quaker Bridge Mall Subordinate Companion Loans).

Amounts payable to the issuing entity as holder of the Quaker Bridge Mall Mortgage Loan pursuant to the related Co-Lender Agreement, net of certain fees and expenses on the Quaker Bridge Mall Whole Loan, will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus, and amounts payable to the holders of the Quaker Bridge Mall Pari Passu Companion Loan and the Quaker Bridge Mall Subordinate Companion Loans will be distributed to such holders net of certain fees and expenses on the Quaker Bridge Mall Pari Passu Companion Loan and the Quaker Bridge Mall Subordinate Companion Loans as set forth in the related Co-Lender Agreement and will not be available for distributions on the Offered Certificates. For so long as the Quaker Bridge Mall Note B-1 Holder is the Quaker Bridge Mall Whole Loan Directing Holder, the Quaker Bridge Mall Note B-1 Holder will have the right to approve certain modifications and consent to certain actions to be taken with respect to the Quaker Bridge Mall Whole Loan, as more fully described below. Furthermore, subject to certain conditions set forth in the related Co-Lender Agreement, the Quaker Bridge Mall Note B-1 Holder will have the right to cure certain defaults by the related borrower, as more fully described below.

Application of Payments. Pursuant to the Quaker Bridge Mall Co-Lender Agreement, except after the occurrence and during the continuance of (i) an event of default with respect to an obligation to pay money due under the Quaker Bridge Mall Whole Loan, (ii) any other event of default for which the Quaker Bridge Mall Whole Loan is actually accelerated, (iii) any other event of default which causes the Quaker Bridge Mall Whole Loan to become a Specially Serviced Loan or (iv) any bankruptcy or insolvency event that constitutes an event of default (each, a “Sequential Pay Event”) (or, if such a default has occurred, but has been cured by the holder of the Quaker Bridge Mall Subordinate Companion Loan evidenced by promissory note B-1 (the “Quaker Bridge Mall Note B-1 Holder”) or the default cure period has not yet expired and the Quaker Bridge Mall Note B-1 Holder is exercising its cure rights under the Quaker Bridge Mall Co-Lender Agreement), after payment of amounts for reserves or escrows required by the Mortgage Loan documents and amounts payable or reimbursable under the PSA to the JPMDB 2016-C2 Master Servicer, JPMDB 2016-C2 Special Servicer, JPMDB 2016-C2 Certificate Administrator, JPMDB 2016-C2 Trustee, JPMDB 2016-C2 Operating Advisor or JPMDB 2016-C2 Asset Representations Reviewer, payments and proceeds received with respect to the Quaker Bridge Mall Whole Loan will generally be applied in the following order:

•	first, to the holder of the Quaker Bridge Mall Mortgage Loan and the holder of the Quaker Bridge Mall Pari Passu Companion Loan, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal balances of their respective notes at their net interest rates;

•	second, to the holder of the Quaker Bridge Mall Mortgage Loan and the holder of the Quaker Bridge Mall Pari Passu Companion Loan on a pro rata and pari passu basis in an amount equal to their respective percentage interests of principal payments received, if any, until their principal balances have been reduced to zero;

•	third, to the holder of the Quaker Bridge Mall Mortgage Loan and the holder of the Quaker Bridge Mall Pari Passu Companion Loan on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holder not previously reimbursed to such holder (or paid or advanced by a master servicer or a special servicer on their behalf and not previously paid or reimbursed);

•	fourth, to the Quaker Bridge Mall Mortgage Loan and the holder of the Quaker Bridge Mall Pari Passu Companion Loan on a pro rata and pari passu basis in an amount equal to the product of (i) their respective percentage interest multiplied by (ii) their relative spread (as set forth in the Quaker Bridge Mall Co-Lender Agreement) and (iii) any prepayment premium to the extent paid by the borrower;

•	fifth, to the Quaker Bridge Mall Mortgage Loan and the holder of the Quaker Bridge Mall Pari Passu Companion Loan, on a pro rata basis, in an amount equal to penalty charges received, if any;

•	sixth, to the extent the Quaker Bridge Mall Note B-1 Holder has made any payments or advances in the exercise of its cure rights under the Quaker Bridge Mall Co-Lender Agreement, to reimburse such holder for all such cure payments;

•	seventh, to the holders of the Quaker Bridge Mall Subordinate Companion Loans, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal of their respective notes at their net interest rates;

•	eighth, to the holders of the Quaker Bridge Mall Subordinate Companion Loans on a pro rata and pari passu basis in an amount equal to their respective percentage interests of principal payments received, if any, until their principal balances have been reduced to zero;

•	ninth, to the holders of the Quaker Bridge Mall Subordinate Companion Loans on a pro rata and pari passu basis in an amount equal to the product of (i) their respective percentage interest multiplied by (ii) their relative spread (as set forth in the Quaker Bridge Mall Co-Lender Agreement) and (iii) any prepayment premium to the extent paid by the borrower;

•	tenth, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing (first)-(ninth) and, as a result of a workout, the principal balance of either of the Quaker Bridge Mall Subordinate Companion Loans has been reduced, such excess amount is required to be paid to the holder of the applicable Quaker Bridge Mall Subordinate Companion Loan in an amount up to the reduction, if any, of the principal balance of the applicable Quaker Bridge Mall Subordinate Companion Loan as a result of such workout, plus interest on such amount at the related interest rate;

•	eleventh, to the holders of the Quaker Bridge Mall Subordinate Companion Loans, on a pro rata basis, in an amount equal to penalty charges received, if any;

•	twelfth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the JPMDB 2016-C2 PSA, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate a master servicer or special servicer (in each case, provided that such reimbursements or payments relate to the Quaker Bridge Mall Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid to the holder of the Quaker Bridge Mall Mortgage Loan, the holder of the Quaker Bridge Mall Pari Passu Companion Loan and the holders of the Quaker Bridge Mall Subordinate Companion Loans, pro rata, based on their respective percentage interests; and

•	thirteenth, if any excess amount is available to be distributed in respect of the Quaker Bridge Mall Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(twelfth), any remaining amount is required to be paid pro rata to the holder of the Quaker Bridge Mall Mortgage Loan, the holder of the Quaker Bridge Mall Pari Passu Companion Loan and the holders of the Quaker Bridge Mall Subordinate Companion Loans, based on their respective percentage interests.

Following the occurrence and during the continuance of a Sequential Pay Event, after payment of all amounts for required reserves or escrows required by the Mortgage Loan documents and amounts then payable or reimbursable under the JPMDB 2016-C2 PSA to the JPMDB 2016-C2 Master Servicer, JPMDB 2016-C2 Special Servicer, JPMDB 2016-C2 Certificate Administrator, JPMDB 2016-C2 Trustee,

JPMDB 2016-C2 Operating Advisor or JPMDB 2016-C2 Asset Representations Reviewer, payments and proceeds with respect to the Quaker Bridge Mall Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

•	first, to the holder of the Quaker Bridge Mall Mortgage Loan and the holder of the Quaker Bridge Mall Pari Passu Companion Loan, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal of their respective notes at their net interest rates;

•	second, to the holder of the Quaker Bridge Mall Mortgage Loan and the holder of the Quaker Bridge Mall Pari Passu Companion Loan, pro rata, based on their outstanding principal balances, until their principal balances have been reduced to zero;

•	third, to the holder of the Quaker Bridge Mall Mortgage Loan and the holder of the Quaker Bridge Mall Pari Passu Companion Loan on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holder not previously reimbursed to such holder (or paid or advanced by a master servicer or a special servicer on their behalf and not previously paid or reimbursed);

•	fourth, to the Quaker Bridge Mall Mortgage Loan and the holder of the Quaker Bridge Mall Pari Passu Companion Loan on a pro rata and pari passu basis in an amount equal to the product of (i) their respective percentage interest multiplied by (ii) their relative spread (as set forth in the Quaker Bridge Mall Co-Lender Agreement) and (iii) any prepayment premium to the extent paid by the borrower;

•	fifth, to the extent Quaker Bridge Mall Note B-1 Holder has made any payments or advances in the exercise of its cure rights under the Quaker Bridge Mall Co-Lender Agreement, to reimburse such holder for all such cure payments;

•	sixth, to the holders of the Quaker Bridge Mall Subordinate Companion Loans, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal of their respective notes at their net interest rates;

•	seventh, to the holders of the Quaker Bridge Mall Subordinate Companion Loans, pro rata, based on their outstanding principal balances, until their principal balances have been reduced to zero;

•	eighth, to the holders of the Quaker Bridge Mall Subordinate Companion Loans on a pro rata and pari passu basis in an amount equal to the product of (i) their respective percentage interest multiplied by (ii) their relative spread (as set forth in the Quaker Bridge Mall Co-Lender Agreement) and (iii) any prepayment premium to the extent paid by the borrower;

•	ninth, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing (first)-(ninth) and, as a result of a workout, the principal balance of either of the Quaker Bridge Mall Subordinate Companion Loans has been reduced, such excess amount is required to be paid to the holder of the applicable Quaker Bridge Mall Subordinate Companion Loan in an amount up to the reduction, if any, of the principal balance of the applicable Quaker Bridge Mall Subordinate Companion Loan as a result of such workout, plus interest on such amount at the related interest rate;

•	tenth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the JPMDB 2016-C2 PSA, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate a master servicer or special servicer (in each case, provided that such reimbursements or payments relate to the Quaker Bridge Mall Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid to the holder of the Quaker Bridge Mall Mortgage Loan, the holder of the Quaker Bridge

Mall Pari Passu Companion Loan and the holders of the Quaker Bridge Mall Subordinate Companion Loans, pro rata, based on their respective percentage interests;

•	eleventh, to the Quaker Bridge Mall Mortgage Loan and the holder of the Quaker Bridge Mall Pari Passu Companion Loan, on a pro rata basis, in an amount equal to penalty charges received, if any;

•	twelfth, to the holders of the Quaker Bridge Mall Subordinate Companion Loans, on a pro rata basis, in an amount equal to penalty charges received, if any; and

•	thirteenth, if any excess amount is available to be distributed in respect of the Quaker Bridge Mall Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(twelfth), any remaining amount is required to be paid pro rata to the holder of the Quaker Bridge Mall Mortgage Loan, the holder of the Quaker Bridge Mall Pari Passu Companion Loan and the holders of the Quaker Bridge Mall Subordinate Companion Loans, based on their respective percentage interests.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Quaker Bridge Mall Mortgage Loan, pursuant to the terms of the PSA, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on such Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, out of future payments and collections on other Mortgage Loans, but not out of payments or other collections, if any, on the Quaker Bridge Mall Companion Loans, or any loans included in any securitization trust related to the related Quaker Bridge Mall Companion Loans.

Certain fees, costs and expenses (such as a pro rata share of any servicing advance with respect to the Quaker Bridge Mall Whole Loan made pursuant to the JPMDB 2016-C2 PSA, together with interest thereon) and indemnification payments allocable to the Quaker Bridge Mall Mortgage Loan in accordance with the JPMDB 2016-C2 PSA and the related Co-Lender Agreement may be paid or reimbursed out of payments and other collections on the Mortgage Pool generally.

Consultation and Control. For so long as the Quaker Bridge Mall Note B-1 Holder is the Quaker Bridge Mall Whole Loan Directing Holder, the JPMDB 2016-C2 Master Servicer and the JPMDB 2016-C2 Special Servicer will be required to notify the Quaker Bridge Mall Note B-1 Holder (or its designee) and receive written consent with respect to the following actions (“Quaker Bridge Mall Major Decisions”):

(i)	any workout or other change to the Quaker Bridge Mall Whole Loan that would result in any modification of, or waiver with respect to, the Quaker Bridge Mall Whole Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or a deferral or a forgiveness of interest on or principal of the Quaker Bridge Mall Whole Loan or a modification or waiver of any other monetary term of the Quaker Bridge Mall Whole Loan relating to the amount or timing of any payment of principal, interest, prepayment premiums or any other sums (including reserve requirements) due and payable under the Mortgage Loan documents or a modification or waiver of any material non-monetary provision of the Quaker Bridge Mall Whole Loan, including but not limited to provisions which restrict the related borrower or its equity owners from incurring additional indebtedness or transferring interests in the related Mortgaged Property or the related borrower;

(ii)	any modification of, or waiver with respect to, the Quaker Bridge Mall Whole Loan that would result in a discounted pay-off of the Quaker Bridge Mall Subordinate Companion Loans;

(iii)	any foreclosure upon or comparable conversion (which may include acquisition of a REO Property) of the ownership of the related Mortgaged Property or any acquisition of the related Mortgaged Property by deed-in-lieu of foreclosure or any other exercise of remedies following an event of default;

(iv)	any material direct or indirect sale of all or any material portion of the related Mortgaged Property or REO Property;

(v)	any determination to bring the related REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at the related REO Property;

(vi)	any substitution, release or addition of collateral for the Quaker Bridge Mall Whole Loan other than those required pursuant to the specific terms of the Mortgage Loan documents and for which there is no lender discretion;

(vii)	any release of the related borrower or guarantor from liability with respect to the Quaker Bridge Mall Whole Loan including, without limitation, by acceptance of an assumption of the Quaker Bridge Mall Whole Loan by a successor borrower or replacement guarantor except as expressly permitted by the related Mortgage Loan documents;

(viii)	any determination (1) not to enforce a “due-on-sale” or “due–on–encumbrance” clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower) or (2) accelerate the Quaker Bridge Mall Whole Loan (other than automatic accelerations pursuant to the related Mortgage Loan documents);

(ix)	any transfer of the related Mortgaged Property or any portion thereof, or any transfer of any direct or indirect ownership interest in the related borrower, except in each case as expressly permitted by the related Mortgage Loan documents;

(x)	any incurring of additional debt by the related borrower, including the terms of any document evidencing or securing any such additional debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement or incurring of mezzanine financing by any beneficial owner of the related borrower, including the terms of any document evidencing or securing any such mezzanine debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement (to the extent the related lender’s approval is required by the related Mortgage Loan documents);

(xi)	the waiver or modification of any documentation relating to the related guarantor’s obligations under the related guaranty (as defined in the related Mortgage Loan documents);

(xii)	the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the related borrower unless any option to the Quaker Bridge Mall Mortgage Loan and the Quaker Bridge Mall Pari Passu Companion Loan has expired or been waived;

(xiii)	any determination of an acceptable insurance default with respect to the related Mortgaged Property;

(xiv)	the approval of any annual budget (as defined in the related loan agreement), to the extent the related lender has such approval under the related loan agreement;

(xv)	the approval of any major lease (as defined in the related loan agreement), to the extent the related lender has such approval under the related loan agreement;

(xvi)	the releases of any escrows or reserve accounts other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no material lender discretion;

provided, however, that during the occurrence and continuance of an AB Control Appraisal Period, “Quaker Bridge Mall Major Decision” will have the meaning given to the term “Major Decision” in the JPMDB 2016-C2 PSA.

Neither the JPMDB 2016-C2 Master Servicer nor the JPMDB 2016-C2 Special Servicer may follow any advice or consultation provided by the holder of the Quaker Bridge Mall Pari Passu Companion Loan (or its representative) or any holder of a Quaker Bridge Mall Subordinate Companion Loan (or its representative) that would require or cause the JPMDB 2016-C2 Master Servicer or the JPMDB 2016-C2 Special Servicer, as applicable, to violate any applicable law, including the REMIC Regulations, be inconsistent with the applicable servicing standard, require or cause the JPMDB 2016-C2 Master Servicer or the JPMDB 2016-C2 Special Servicer, as applicable, to violate provisions of the related Co-Lender Agreement or the JPMDB 2016-C2 PSA, require or cause the JPMDB 2016-C2 Master Servicer or the JPMDB 2016-C2 Special Servicer, as applicable, to violate the terms of the Quaker Bridge Mall Whole Loan, or materially expand the scope of any of the JPMDB 2016-C2 Master Servicer’s or the JPMDB 2016-C2 Special Servicer’s, as applicable, responsibilities under the related Co-Lender Agreement or the JPMDB 2016-C2 PSA.

The Directing Holder. The controlling noteholder (the “Quaker Bridge Mall Whole Loan Directing Holder”) under the Co-Lender Agreement for the Quaker Bridge Mall Whole Loan, as of any date of determination, will be:

•	the Quaker Bridge Mall Note B-1 Holder, unless (i) an AB Control Appraisal Period has occurred and is continuing, (ii) any interest in the Quaker Bridge Mall Subordinate Companion Loan evidenced by promissory note B-1 is held by (a) the related borrower or (b) an affiliate of the related borrower or (iii) the related borrower or an affiliate of the related borrower would otherwise be entitled to exercise the rights of the Quaker Bridge Mall Whole Loan Directing Holder; or

•	the JPMDB 2016-C2 Trust or its designee if any of the events described in the immediately preceding bullet has occurred and is continuing.

An “AB Control Appraisal Period” will exist with respect to the Quaker Bridge Mall Whole Loan, if and for so long as (a)(1) the sum of the initial principal balances of the Quaker Bridge Mall Subordinate Companion Loans minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Quaker Bridge Mall Subordinate Companion Loans, (y) any appraisal reduction amounts for the Quaker Bridge Mall Whole Loan that are allocated to the Quaker Bridge Mall Subordinate Companion Loans as of the date of such determination and (z) any losses realized with respect to the Quaker Bridge Mall Mortgaged Property or the Quaker Bridge Mall Whole Loan that are allocated to the Quaker Bridge Mall Subordinate Companion Loans, is less than (b) 25% of the remainder of (i) the sum of the initial principal balances of the Quaker Bridge Mall Subordinate Companion Loans less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holder of the Quaker Bridge Mall Subordinate Companion Loans.

The Quaker Bridge Mall Note B-1 Holder is entitled to avoid its applicable AB Control Appraisal Period caused by application of an appraisal reduction amount upon satisfaction of certain conditions, including without limitation, (i) delivery of additional collateral and in the form of either (x) cash collateral for the benefit of, and acceptable to, to the JPMDB 2016-C2 Master Servicer or the JPMDB 2016-C2 Special Servicer, as applicable, or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in the related Co-Lender Agreement (either (x) or (y), the “Threshold Event Collateral”), and (ii) the Threshold Event Collateral is an amount which, when added to the appraised value of the related Mortgaged Property as determined pursuant to the JPMDB 2016-C2 PSA, would cause the applicable AB Control Appraisal Period not to occur.

In addition, pursuant to the terms of the applicable Co-Lender Agreement, after the occurrence of and during the continuance of an AB Control Appraisal Period, the issuing entity, as holder of the Quaker Bridge Mall Mortgage Loan (or its representative, which will be the Directing Certificateholder or any other party assigned the right to exercise the rights of the holder of that Mortgage Loan, as and to the extent provided in the PSA) will (i) have a right to receive copies of all notices, information and reports that the JPMDB 2016-C2 Master Servicer or JPMDB 2016-C2 Special Servicer, as applicable, is required to provide to the holder of the majority of the class of securities issued in the JPMDB 2016-C2 securitization transaction designated as the “controlling class” (or such lesser amount as permitted under the terms of the JPMDB 2016-C2 PSA) (the “JPMDB 2016-C2 Directing Certificateholder”) (within the same time frame such notices, information and reports are or would have been required to be provided to the JPMDB 2016-C2 Directing Certificateholder under the JPMDB 2016-C2 PSA and without regard to the occurrence and continuance of a control termination event or consultation termination event under the JPMDB 2016-C2 PSA) with respect to any Quaker Bridge Mall Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to the Quaker Bridge Mall Whole Loan, (ii) have the right to attend annual meetings (either telephonically or in person, in the discretion of the JPMDB 2016-C2 Master Servicer or the JPMDB 2016-C2 Special Servicer, as applicable) with the Quaker Bridge Mall Pari Passu Companion Loan Holder (or the JPMDB 2016-C2 Master Servicer or the JPMDB 2016-C2 Special Servicer, as applicable, acting on its behalf) at the offices of the JPMDB 2016-C2 Master Servicer or the JPMDB 2016-C2 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the JPMDB 2016-C2 Master Servicer or the JPMDB 2016-C2 Special Servicer, as applicable, in which servicing issues related to the Quaker Bridge Mall Whole Loan are discussed and (iii) have the right to be consulted on a strictly non-binding basis (to the extent the holder of the related Mortgage Loan (or its representative) requests consultation with respect to any such Quaker Bridge Mall Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to the Quaker Bridge Mall Whole Loan (and the JPMDB 2016-C2 Master Servicer or JPMDB 2016-C2 Special Servicer, as applicable, will be required to consider alternative actions recommended by the holder of the Quaker Bridge Mall Mortgage Loan (or its representative)). The consultation rights of the holder of the Quaker Bridge Mall Mortgage Loan (or its representative) will expire 10 business days following the delivery of written notice of the proposed action, together with copies of the notice, information and reports required to be provided to the JPMDB 2016-C2 Directing Certificateholder relating to the matter subject to consultation whether or not the such holder of the Quaker Bridge Mall Mortgage Loan (or its representative) has responded within such period; provided that if the JPMDB 2016-C2 Master Servicer (or JPMDB 2016-C2 Special Servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew. Notwithstanding the consultation rights of the holder of the Quaker Bridge Mall Mortgage Loan (or its representative) described above, the JPMDB 2016-C2 Master Servicer or JPMDB 2016-C2 Special Servicer, as applicable, is permitted to make any Quaker Bridge Mall Major Decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Quaker Bridge Mall Pari Passu Companion Loan and the Quaker Bridge Mall Mortgage Loan; and neither the JPMDB 2016-C2 Master Servicer nor the JPMDB 2016-C2 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Quaker Bridge Mall Mortgage Loan (or its representative, as applicable).

Cure Rights. In the event that the Quaker Bridge Mall borrower fails to make any payment of principal or interest on the Quaker Bridge Mall Whole Loan that results in a monetary event of default or the borrower otherwise defaults with respect to the Quaker Bridge Mall Whole Loan, prior to the occurrence of an AB Control Appraisal Period, the Quaker Bridge Mall Note B-1 Holder will have the right to cure such event of default subject to certain limitations set forth in such Co-Lender Agreement. Unless the holder of the Quaker Bridge Mall Pari Passu Companion Loan consents to additional cures, the Quaker Bridge Mall Note B-1 Holder will be limited to four (4) cures over the life of the Quaker Bridge Mall Whole Loan, and, with respect to monetary events of default, no more than three (3) of which may be consecutive. The Quaker Bridge Mall Note B-1 Holder will not be required to pay any default interest or late charges in order to effect a cure.

Purchase Option. If an event of default with respect to the Quaker Bridge Mall Whole Loan has occurred and is continuing, and subject to the terms, conditions and limitations set forth in the Quaker Bridge Mall Co-Lender Agreement, each holder of a Quaker Bridge Mall Subordinate Companion Loan will have the option to purchase the Quaker Bridge Mall Mortgage Loan and the Quaker Bridge Mall Pari Passu Companion Loan in whole but not in part at a price generally equal to the sum, without duplication, of (a) the principal balance of the Quaker Bridge Mall Mortgage Loan and the Quaker Bridge Mall Pari Passu Companion Loan, (b) accrued and unpaid interest on the Quaker Bridge Mall Mortgage Loan and the Quaker Bridge Mall Pari Passu Companion Loan through the end of the interest accrual period related to the monthly payment date next following the date of the purchase, (c) any other amounts due under the Quaker Bridge Mall Mortgage Loan and the Quaker Bridge Mall Pari Passu Companion Loan, but excluding prepayment premiums, default interest, late fees, exit fees and any other similar fees (unless the purchaser is the borrower or a borrower related party), (d) without duplication of amounts under clause (c), any unreimbursed property protection or servicing advances and any expenses incurred in enforcing the Mortgage Loan documents, including among other items, servicing advances and any accrued and unpaid special servicing fees, (e) without duplication of amounts under clause (c), any accrued and unpaid interest on advances, (f) any amounts payable in respect of the Mortgage Loan to the JPMDB 2016-C2 Asset Representations Reviewer, (g) any liquidation fees or workout fees payable with respect to the Quaker Bridge Mall Whole Loan, if (i) the Quaker Bridge Mall Whole Loan borrower or borrower related party is the purchaser or (ii) if the Quaker Bridge Mall Whole Loan is not purchased within 90 days after the first such option becomes exercisable pursuant to the Quaker Bridge Mall Co-Lender Agreement, and (h) certain additional amounts to the extent provided for in the Quaker Bridge Mall Co-Lender Agreement. Notwithstanding the foregoing, the purchase price excludes clauses (d) through (f) above if the seller is a borrower-related party.

Sale of Defaulted Quaker Bridge Mall Whole Loan. Pursuant to the terms of the related Co-Lender Agreement, if the Quaker Bridge Mall Whole Loan becomes a defaulted loan under the JPMDB 2016-C2 PSA, and if the JPMDB 2016-C2 Special Servicer determines to sell the Quaker Bridge Mall Mortgage Loan in accordance with the JPMDB 2016-C2 PSA, then the JPMDB 2016-C2 Special Servicer will be required to sell the Quaker Bridge Mall Pari Passu Companion Loan (but not the Quaker Bridge Mall Subordinate Companion Loan) together with the Quaker Bridge Mall Mortgage Loan as one whole loan. In connection with any such sale, the JPMDB 2016-C2 Special Servicer will be required to follow the procedures contained in the JPMDB 2016-C2 PSA and the Quaker Bridge Mall Co-Lender Agreement, which are substantially similar in all material respects, but not necessarily identical, to those set forth under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus.

Notwithstanding the foregoing, the JPMDB 2016-C2 Special Servicer will not be permitted to sell the Quaker Bridge Mall Whole Loan if it becomes a defaulted loan without the written consent of the holder of the Quaker Bridge Mall Mortgage Loan (provided that such consent is not required if such note holder is the borrower or an affiliate of the borrower) unless the JPMDB 2016-C2 Special Servicer has delivered to such note holder: (a) at least 15 business days prior written notice of any decision to attempt to sell the Quaker Bridge Mall Mortgage Loan and the Quaker Bridge Mall Pari Passu Companion Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the JPMDB 2016-C2 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Quaker Bridge Mall Mortgage Loan and the Quaker Bridge Mall Pari Passu Companion Loan, and any documents in the servicing file reasonably requested by such note holder that are material to the price of the Quaker Bridge Mall Mortgage Loan and the Quaker Bridge Mall Pari Passu Companion Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the directing certificateholder under the JPMDB 2016-C2 PSA) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the JPMDB 2016-C2 Master Servicer or the JPMDB 2016-C2 Special Servicer in connection with the proposed sale; provided that the holder of the Quaker Bridge Mall Mortgage Loan may waive any of the delivery or timing requirements set forth in this sentence. Subject to the terms of the JPMDB 2016-C2 PSA, the Quaker Bridge Mall Note B-1 Holder (prior to the occurrence and continuance of an AB Control Appraisal Period), the holder of the Quaker Bridge Mall Pari Passu Companion Loan (after the occurrence and during the continuance of an AB Control Appraisal Period)

and the holder of the Quaker Bridge Mall Mortgage Loan and their respective representatives will be permitted to submit an offer at any sale of the Quaker Bridge Mall Mortgage Loan and the Quaker Bridge Mall Pari Passu Companion Loan (unless such person is the borrower or an agent or affiliate of the borrower).

Special Servicer Appointment Rights. Pursuant and subject to the terms of the Quaker Bridge Mall Co-Lender Agreement, the controlling noteholder (or its representative) with respect to the Quaker Bridge Mall Whole Loan (which, prior to the occurrence and continuance of an AB Control Appraisal Period, will be the Quaker Bridge Mall Note B-1 Holder) will have the right, with or without cause, to replace the JPMDB 2016-C2 Special Servicer then acting with respect to the Quaker Bridge Mall Whole Loan and appoint a replacement special servicer. Pursuant and subject to the terms of the JPMDB 2016-C2 PSA, the JPMDB 2016-C2 Directing Certificateholder (after the occurrence and continuance of an AB Control Appraisal Period and prior to a control termination event under the JPMDB 2016-C2 PSA), and the applicable certificateholders under the JPMDB 2016-C2 PSA with the requisite percentage of Voting Rights (after the occurrence and continuance of an AB Control Appraisal Period and after a control termination event under the JPMDB 2016-C2 PSA), will have the right, with or without cause, to replace the JPMDB 2016-C2 Special Servicer then acting with respect to the Quaker Bridge Mall Whole Loan, and appoint a replacement special servicer, in a manner substantially similar to that as described under “Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus.

The GLP Industrial Portfolio A Whole Loan

Servicing. The GLP Industrial Portfolio A Whole Loan and any related REO Property are being serviced and administered in accordance with the CSMC 2015-GLPA Trust and Servicing Agreement (the “CSMC 2015-GLPA TSA”), which is separate from the PSA under which your Certificates are issued, among Credit Suisse First Boston Mortgage Securities Corp. (the “CSMC 2015-GLPA Depositor”), KeyBank National Association (the “CSMC 2015-GLPA Servicer”), AEGON USA Realty Advisors, LLC (the “CSMC 2015-GLPA Special Servicer”) and Wells Fargo Bank, National Association (the “CSMC 2015-GLPA Certificate Administrator” and the “CSMC 2015-GLPA Trustee”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus, but subject to the terms of the related Co-Lender Agreement. In servicing the GLP Industrial Portfolio A Whole Loan, the servicing standard set forth in the CSMC 2015-GLPA TSA will require the CSMC 2015-GLPA Servicer and the CSMC 2015-GLPA Special Servicer to take into account the interests of the Certificateholders and the holders of the GLP Industrial Portfolio A Companion Loans as a collective whole.

Amounts payable to the issuing entity as holder of the GLP Industrial Portfolio A Mortgage Loan pursuant to the related Co-Lender Agreement, net of certain fees and expenses on the GLP Industrial Portfolio A Whole Loan, will be included in the available distribution amount for the related distribution date to the extent described in this prospectus, and amounts payable to the holders of the GLP Industrial Portfolio A Pari Passu Companion Loans and the GLP Industrial Portfolio A Subordinate Companion Loans will be distributed to such holders net of certain fees and expenses on the GLP Industrial Portfolio A Pari Passu Companion Loans and the GLP Industrial Portfolio A Subordinate Companion Loans as set forth in the related Co-Lender Agreement and will not be available for distributions on the Offered Certificates.

Application of Payments. The related Co-Lender Agreement sets forth the respective rights of the holder of the GLP Industrial Portfolio A Mortgage Loan, the holders of the GLP Industrial Portfolio A Pari Passu Companion Loans and the holders of the GLP Industrial Portfolio A Subordinate Companion Loans with respect to distributions of funds received in respect of the GLP Industrial Portfolio A Whole Loan, and provides, in general, that such funds (excluding (x) all amounts for required reserves or escrows required by the loan documents (to the extent, in accordance with the terms of the loan documents) to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of advances then due and payable or reimbursable to the servicer under the CSMC 2015-GLPA TSA and (y) all amounts that are then due, payable or reimbursable to any servicer, certificate administrator or trustee with respect to the GLP Industrial Portfolio A Whole Loan pursuant to the CSMC 2015-GLPA TSA) will be distributed in the following order of priority:

(a) first, on a pro rata and pari passu basis, to each holder of a GLP Industrial Portfolio A Senior Loan in an amount equal to the accrued and unpaid interest on the principal balance of the applicable GLP Industrial Portfolio A Senior Loan at the senior note rate minus the servicing fee rate;

(b) second, on a pro rata and pari passu basis based on the outstanding principal balances of each GLP Industrial Portfolio Senior Loan, to each holder of a GLP Industrial Portfolio A Senior Loan in an amount equal to all principal payments received, if any, with respect to such monthly payment date with respect to the GLP Industrial Portfolio A Whole Loan, until the aggregate principal balance of the GLP Industrial Portfolio A Senior Loans has been reduced to zero;

(c) third, on a pro rata and pari passu basis, to each holder of a GLP Industrial Portfolio A Senior Loan up to the amount of any unreimbursed costs and expenses paid by such holder including any recovered costs not previously reimbursed to such holder (or paid or advanced by any servicer on its behalf and not previously paid or reimbursed) with respect to the GLP Industrial Portfolio A Whole Loan pursuant to the related Co-Lender Agreement or the CSMC 2015-GLPA TSA;

(d) fourth, on a pro rata and pari passu basis, to each holder of a GLP Industrial Portfolio A Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the principal balance of the applicable GLP Industrial Portfolio A Subordinate Companion Loan at the junior note rate minus the servicing fee rate;

(e) fifth, on a pro rata and pari passu basis based on the outstanding principal balances of each GLP Industrial Portfolio A Subordinate Companion Loan, to each holder of a GLP Industrial Portfolio A Subordinate Companion Loan in an amount equal to all remaining principal payments received, if any, with respect to such monthly payment date with respect to the GLP Industrial Portfolio A Whole Loan, until the aggregate principal balance of the GLP Industrial Portfolio A Subordinate Companion Loans has been reduced to zero;

(f) sixth, on a pro rata and pari passu basis, any prepayment premium, to the extent paid by the borrowers, to each holder of a GLP Industrial Portfolio A Senior Loan in an amount up to its pro rata interest therein, based on the product of the applicable GLP Industrial Portfolio A Senior Loan Percentage Interest multiplied by its Relative Spread;

(g) seventh, on a pro rata and pari passu basis, any prepayment premium, to the extent paid by the borrowers, to each holder of a GLP Industrial Portfolio A Subordinate Companion Loan in an amount up to its pro rata interest therein, based on the product of the applicable GLP Industrial Portfolio A Subordinate Companion Loan Percentage Interest multiplied by its Relative Spread;

(h) eighth, if the proceeds of any foreclosure sale or any liquidation of the GLP Industrial Portfolio A Whole Loan or any Mortgaged Property securing the GLP Industrial Portfolio A Whole Loan exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(g) and, as a result of a workout the aggregate principal balance of the GLP Industrial Portfolio A Subordinate Companion Loans have been reduced, such excess amount shall be paid to each holder of a GLP Industrial Portfolio A Subordinate Companion Loan, on a pro rata and pari passu basis, in an amount up to the reduction, if any, of the principal balance of the applicable GLP Industrial Portfolio A Subordinate Companion Loan as a result of such workout, plus interest on such amount at the related junior note rate less the servicing fee rate;

(i) ninth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the CSMC 2015-GLPA TSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate a servicer (in each case provided that such reimbursements or payments relate to the GLP Industrial Portfolio A Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, to each holder of a GLP Industrial Portfolio A Senior Loan and each holder of a GLP Industrial Portfolio A Subordinate Companion Loans, pro rata, based on their respective Percentage Interests; and

(j) tenth, if any excess amount is available to be distributed in respect of the Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (a)-(i), any remaining amount shall be paid pro rata to each holder of a GLP Industrial Portfolio A Senior Loan holder and each holder of a GLP Industrial Portfolio A Subordinate Companion Loans in accordance with their respective initial Percentage Interests.

All expenses and losses relating to the GLP Industrial Portfolio A Whole Loan and the related Mortgaged Properties, including without limitation losses of principal and interest, servicing advances, advance interest, special servicing fees, liquidation fees and workout fees, appraisal reduction amounts and certain other trust expenses, will be allocated in reduction of principal balances in the following order (“Reverse Sequential Order”): first, to the GLP Industrial Portfolio A Subordinate Companion Loans (on a pro rata and pari passu basis); and, second, to the GLP Industrial Portfolio A Senior Loans (on a pro rata and pari passu basis). P&I advances with respect to the GLP Industrial Portfolio A Companion Loans shall be reimbursed solely out of amounts allocated to the GLP Industrial Portfolio A Companion Loans pursuant to the related Co-Lender Agreement and shall not be reimbursed out of amounts allocated to the GLP Industrial Portfolio A Mortgage Loan. Likewise, P&I advances with respect to the GLP Industrial Portfolio A Mortgage Loan will be reimbursed solely out of amounts allocated to such notes pursuant to the related Co-Lender Agreement and will not be reimbursed out of amounts allocated to the GLP Industrial Portfolio A Companion Loans. Any realized losses (including reductions by a bankruptcy court) applied to reduce the principal balance of the GLP Industrial Portfolio A Whole Loan will be reimbursed in sequential order of seniority after all amounts of interest and principal have otherwise been paid in full on all of the GLP Industrial Portfolio A Senior Loans and GLP Industrial Portfolio A Subordinate Companion Loans.

“Percentage Interest” means, with respect to each holder of a GLP Industrial Portfolio A Senior Loan or GLP Industrial Portfolio A Subordinate Companion Loan, a fraction, expressed as a percentage, the numerator of which is the principal balance of the GLP Industrial Portfolio A Senior Loan or GLP Industrial Portfolio A Subordinate Companion Loan held by such holder and the denominator of which is the principal balance of the GLP Industrial Portfolio A Whole Loan.

“Relative Spread” means with respect to any GLP Industrial Portfolio A Senior Loan or GLP Industrial Portfolio A Subordinate Companion Loan, the ratio of the interest rate on such loan to the interest rate payable on the GLP Industrial Portfolio A Whole Loan as of such date of determination.

Consultation and Control. Pursuant to the related Co-Lender Agreement, the directing holder with respect to the GLP Industrial Portfolio A Whole Loan, as of any date of determination, will be the certificateholders of the majority of the controlling class under the issuing entity formed pursuant to the CSMC 2015-GLPA TSA (the “GLP Industrial Portfolio A Trust”) as holder of the GLP Industrial Portfolio A Note A-1 Companion Loan under the CSMC 2015-GLPA TSA; provided that, after the date the related mezzanine A loan has been foreclosed upon or otherwise repaid in full and prior to a control termination event under the CSMC 2015-GLPA TSA (the “GLP Industrial Portfolio A Control Period”), the GLP Industrial Portfolio A controlling class representative (the “GLP Industrial Portfolio A Directing Certificateholder”) will be entitled to exercise the rights of the controlling noteholder with respect to the GLP Industrial Portfolio A Whole Loan. Pursuant to the CSMC 2015-GLPA TSA, and only during a GLP Industrial Portfolio A Control Period, certain major servicing decisions and the implementation of any recommended actions outlined in an asset status report with respect to the GLP Industrial Portfolio A Whole Loan will require the CSMC 2015-GLPA Special Servicer to obtain the approval of the GLP Industrial Portfolio A Directing Certificateholder in a manner substantially similar to that described herein under “Pooling and Servicing Agreement”. The GLP Industrial Portfolio A Trust is also the holder of the GLP Industrial Portfolio A Note A-2 Companion Loan and the GLP Industrial Portfolio A Subordinate Companion Loan.

In addition, pursuant to the terms of the related Co-Lender Agreement, the holder of the GLP Industrial Portfolio A Mortgage Loan (or its representative, which will be the Directing Certificateholder or any other party assigned the rights to exercise the rights of the holder of the GLP Industrial Portfolio A Mortgage Loan, as and to the extent provided in the PSA) will have the right to receive (through the master servicer or special servicer under the PSA) copies of all notices, information and reports that the

CSMC 2015-GLPA Servicer or the CSMC 2015-GLPA Special Servicer, as applicable, is required to provide to the GLP Industrial Portfolio A Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the GLP Industrial Portfolio A Directing Certificateholder under the CSMC 2015-GLPA TSA). Pursuant to the GLP Industrial Portfolio A Co-Lender Agreement, the holder of the GLP Industrial Portfolio A Mortgage Loan will not have consultation rights under the CSMC 2015-GLPA TSA.

Similarly, such rights as described in the immediately preceding paragraph are also held by the holder of the non-controlling GLP Industrial Portfolio A Note A-3-1 Companion Loan (or its representative) and the holder of the non-controlling GLP Industrial Portfolio A Note A-4 Companion Loan (or its representative).

Neither the CSMC 2015-GLPA Servicer nor the CSMC 2015-GLPA Special Servicer will be permitted to follow any advice or consultation provided by the GLP Industrial Portfolio A Directing Certificateholder (or its representative) that would require or cause the CSMC 2015-GLPA Servicer or the CSMC 2015-GLPA Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions of the Code, be inconsistent with the servicing standard under the CSMC 2015-GLPA TSA, require or cause the CSMC 2015-GLPA Servicer or the CSMC 2015-GLPA Special Servicer, as applicable, to violate provisions of the related Co-Lender Agreement or the CSMC 2015-GLPA TSA, require or cause the CSMC 2015-GLPA Servicer or the CSMC 2015-GLPA Special Servicer, as applicable, to violate the terms of the GLP Industrial Portfolio A Whole Loan, or materially expand the scope of any of the CSMC 2015-GLPA Servicer’s or the CSMC 2015-GLPA Special Servicer’s, as applicable, responsibilities under the related Co-Lender Agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus.

Additional Servicing Compensation; Late Payment Charges and Default Interest. Pursuant to the CSMC 2015-GLPA TSA, so long as no special servicing loan event has occurred and is continuing, the CSMC 2015-GLPA Servicer and/or the CSMC 2015-GLPA Special Servicer will be entitled to retain as additional servicing compensation any late payment fees and default interest (to the extent remaining after payments are made as described in the next sentence), assumption fees, assumption application fees, substitution fees, release fees, modification fees, consent fees, amounts collected for checks returned for insufficient funds, charges for beneficiary statements or demands, loan service transaction and processing fees and similar fees and expenses to the extent, with respect to any such amounts, collected and allocated to such amounts as permitted by (or not otherwise prohibited by) the terms of the GLP Industrial Portfolio A Whole Loan documents and the CSMC 2015-GLPA TSA.   Prior to the final liquidation of the Mortgaged Properties or final payment and release of the related Mortgages, interest on advances made by the CSMC 2015-GLPA Trustee or CSMC 2015-GLPA Servicer will be paid out of default interest or late payment charges prior to being available as additional servicing compensation.

Sale of Defaulted GLP Industrial Portfolio A Whole Loan. Pursuant to the terms of the related Co-Lender Agreement, the holder of the GLP Industrial Portfolio A Mortgage Loan, among others, acknowledges that if the GLP Industrial Portfolio A Whole Loan becomes a Defaulted Loan, and if the GLP Industrial Portfolio A Trust (or the CSMC 2015-GLPA Special Servicer acting on its behalf) determines to sell a GLP Industrial Portfolio A Pari Passu Companion Loan in accordance with the CSMC 2015-GLPA TSA, then the CSMC 2015-GLPA Special Servicer will be required to sell the GLP Industrial Portfolio A Pari Passu Companion Loans and the GLP Industrial Portfolio A Subordinate Companion Loans together with the GLP Industrial Portfolio A Mortgage Loan as one whole loan. In connection with any such sale, the CSMC 2015-GLPA Special Servicer will be required to follow the procedures contained in the CSMC 2015-GLPA TSA. Any sale by the CSMC 2015-GLPA Special Servicer of the GLP Industrial Portfolio A Whole Loan will remain subject to the rights of each related mezzanine lender to exercise its option to purchase the GLP Industrial Portfolio A Whole Loan following a default as described under the related mezzanine intercreditor agreement (and such purchase price is subject to the terms of the mezzanine intercreditor agreement).

Notwithstanding the foregoing, the CSMC 2015-GLPA Special Servicer will not be permitted to sell the GLP Industrial Portfolio A Whole Loan if it becomes a Defaulted Loan under the CSMC 2015-GLPA TSA without the written consent of the issuing entity (or its representative), as holder of the GLP Industrial

Portfolio A Mortgage Loan, or the holders of the non-controlling GLP Industrial Portfolio A Companion Loans unless the CSMC 2015-GLPA Special Servicer has delivered to each such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the GLP Industrial Portfolio A Whole Loan; (b) at least 10 days prior to the permitted sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the CSMC 2015-GLPA Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the GLP Industrial Portfolio A Whole Loan, and any documents in the loan file reasonably requested by such holder (or its representative), that are material to the price of the GLP Industrial Portfolio A Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the CSMC 2015-GLPA Servicer or the CSMC 2015-GLPA Special Servicer in connection with the proposed sale; provided, that the issuing entity (or its representative) or the holders of the non-controlling GLP Industrial Portfolio A Companion Loans may each waive as to itself any of the delivery or timing requirements set forth in this sentence. The issuing entity (or its representative) or the holders of the non-controlling GLP Industrial Portfolio A Companion Loans will be permitted to bid at any sale of the GLP Industrial Portfolio A Whole Loan.

See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Loans and REO Properties” and “ —Servicing of the Non-Serviced Mortgage Loans” in this prospectus.

Special Servicer Appointment Rights. Pursuant to the related Co-Lender Agreement and the CSMC 2015-GLPA TSA, during the GLP Industrial Portfolio A Control Period, the GLP Industrial Portfolio A Directing Certificateholder will have the right, with or without cause, to replace the special servicer then acting with respect to the GLP Industrial Portfolio A Whole Loan and appoint a replacement special servicer in lieu of such special servicer without the consent of the holder of the GLP Industrial Portfolio A Mortgage Loan. Prior to the GLP Industrial Portfolio A Control Period, and after the termination of the GLP Industrial Portfolio A Control Period, the applicable certificateholders under the CSMC 2015-GLPA TSA with the requisite percentage of voting rights will have the right, with or without cause, to replace the CSMC 2015-GLPA Special Servicer and appoint a replacement special servicer in lieu thereof in accordance with the CSMC 2015-GLPA TSA, as described under “Pooling and Servicing Agreement—Termination of the Special Servicer” and “—Servicing of the Non-Serviced Mortgage Loans” in this prospectus.

The Starwood Capital Extended Stay Portfolio Whole Loan

Servicing. The Starwood Capital Extended Stay Portfolio Whole Loan (including the Starwood Capital Extended Stay Portfolio Mortgage Loan) and any related REO Property will be serviced and administered by the master servicer under the CSAIL 2015-C3 PSA (in such capacity, the “CSAIL 2015-C3 Master Servicer”) and, if necessary, the special servicer under the CSAIL 2015-C3 PSA (in such capacity, the “CSAIL 2015-C3 Special Servicer”), pursuant to the CSAIL 2015-C3 PSA and the servicing standard thereunder, but subject to the terms of the applicable Co-Lender Agreement. In connection with the servicing of the Starwood Capital Extended Stay Portfolio Whole Loan, the servicing standard set forth in the CSAIL 2015-C3 PSA will require the CSAIL 2015-C3 Master Servicer and the CSAIL 2015-C3 Special Servicer to take into account the interests, as a collective whole, of the CSAIL 2015-C3 certificateholders, the issuing entity as holder of the Starwood Capital Extended Stay Portfolio Mortgage Loan and the holders of the related Non-Serviced Companion Loans not included in the CSAIL 2016-C6 Commercial Mortgage Trust.

Amounts payable to the issuing entity as holder of the Starwood Capital Extended Stay Portfolio Mortgage Loan pursuant to the applicable Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus, and amounts payable to each related Non-Serviced Companion Loan Holder will be distributed to such holder net of certain fees and expenses on the related Starwood Capital Extended Stay Portfolio Companion Loans as set forth in the applicable Co-Lender Agreement and will not be available for distributions on the Offered Certificates.

Application of Payments. The Co-Lender Agreement for the Starwood Capital Extended Stay Portfolio Whole Loan sets forth the respective rights of the holders of the related Non-Serviced Mortgage Loan and the related Non-Serviced Companion Loans with respect to distributions of funds received in respect of such Whole Loan, and provides, in general, that:

•	the Starwood Capital Extended Stay Portfolio Mortgage Loan and the related Companion Loans are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Starwood Capital Extended Stay Portfolio Whole Loan or the related Mortgaged Property will be applied to the related Mortgage Loan and the related Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related Mortgage Loan documents and payment and reimbursement rights of the CSAIL 2015-C3 Master Servicer, the CSAIL 2015-C3 Special Servicer and the operating advisor, the certificate administrator, the depositor and the trustee under the CSAIL 2015-C3 PSA) in accordance with the terms of the applicable Co-Lender Agreement and the CSAIL 2015-C3 PSA; and

•	costs, fees, expenses, losses and shortfalls relating to the Starwood Capital Extended Stay Portfolio Whole Loan will be allocated, on a pro rata and pari passu basis, to the related Mortgage Loan and the related Companion Loans in accordance with the terms of the applicable Co-Lender Agreement and the CSAIL 2015-C3 PSA.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Starwood Capital Extended Stay Portfolio Mortgage Loan, pursuant to the terms of the PSA, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the related Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, out of future payments and collections on other Mortgage Loans, but not out of payments or other collections, if any, on the Starwood Capital Extended Stay Portfolio Companion Loans, or any loans included in any securitization trust related to the related Companion Loans.

Certain fees costs and expenses (such as a pro rata share of any servicing advance with respect to the Starwood Capital Extended Stay Portfolio Whole Loan made pursuant to the CSAIL 2015-C3 PSA, together with interest thereon) and indemnification payments allocable to the Starwood Capital Extended Stay Portfolio Mortgage Loan in accordance with the CSAIL 2015-C3 PSA and the related Co-Lender Agreement may be paid or reimbursed out of payments and other collections on the Mortgage Pool generally.

Consultation and Control. The controlling noteholder under the Co-Lender Agreement for the Starwood Capital Extended Stay Portfolio Whole Loan will be the trust formed pursuant to the CSAIL 2015-C3 PSA (the “CSAIL 2015-C3 Trust”) as the holder of the controlling Starwood Capital Extended Stay Portfolio Companion Loan, under the CSAIL 2015-C3 PSA; provided that, prior to the occurrence and continuance of a control termination event under the CSAIL 2015-C3 PSA, the controlling class representative under the CSAIL 2015-C3 PSA (the “CSAIL 2015-C3 Controlling Class Representative”), which is currently RREF II CMBS AIV, LP and has rights with respect to the CSAIL 2015-C3 Trust that are substantially similar in all material respects, but not necessarily identical, to the rights of the Directing Certificateholder with respect to the issuing entity, will have the right to direct, consult with and advise the CSAIL 2015-C3 Master Servicer and the CSAIL 2015-C3 Special Servicer with respect to the Starwood Capital Extended Stay Portfolio Whole Loan. The CSAIL 2015-C3 Master Servicer and the CSAIL 2015-C3 Special Servicer will be required to consult (on a non-binding basis) with the Directing Certificateholder (so long as no Consultation Termination Event under the PSA for this transaction has occurred and is continuing) and the holder of any other related Starwood Capital Extended Stay Portfolio Companion Loan with respect to such advice, consent or action. In the event that the parties exercising the rights of a Non-Serviced Companion Loan Holder and the holder of the related Mortgage Loan under the applicable Co-Lender Agreement disagree, the decision of the party exercising the rights of the related controlling Non-Serviced Companion Loan Holder will be binding.

The CSAIL 2015-C3 Controlling Class Representative will be entitled to exercise rights substantially similar in all material respects, but not necessarily identical, to the rights of the Directing Certificateholder as set forth under “Pooling and Servicing Agreement—The Directing Certificateholder”, with respect to major servicing decisions involving the Starwood Capital Extended Stay Portfolio Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to the Starwood Capital Extended Stay Portfolio Whole Loan will require the CSAIL 2015-C3 Special Servicer to consult with and/or obtain the approval of the CSAIL 2015-C3 Controlling Class Representative in a manner, under circumstances and subject to limitations generally similar, to that described herein under “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Asset Status Report”. Pursuant to the terms of the CSAIL 2015-C3 PSA, each of the CSAIL 2015-C3 Controlling Class Representative and the CSAIL 2015-C3 operating advisor will have the same consent and/or consultation rights with respect to the Starwood Capital Extended Stay Portfolio Whole Loan as it does, and for so long as it does, with respect to the other mortgage loans included in the CSAIL 2015-C3 Trust.

In addition, pursuant to the terms of the applicable Co-Lender Agreement, the issuing entity, as holder of the Starwood Capital Extended Stay Portfolio Mortgage Loan (or its representative, which will be the Controlling Class Certificateholder or any other party assigned the rights to exercise the rights of the holder of that Mortgage Loan, as and to the extent provided in the PSA) will (i) have the right to receive (through the master servicer and/or special servicer under the PSA) copies of all notices, information and reports that the CSAIL 2015-C3 Master Servicer or CSAIL 2015-C3 Special Servicer, as applicable, is required to provide to the CSAIL 2015-C3 Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the CSAIL 2015-C3 Controlling Class Representative under the CSAIL 2015-C3 PSA without regard to the occurrence of any control termination event or consultation termination event under the CSAIL 2015-C3 PSA) with respect to any major servicing decisions to be taken with respect to the Starwood Capital Extended Stay Portfolio Whole Loan or the implementation of any recommended action outlined in an asset status report relating to such Non-Serviced Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis (to the extent the holder of the related Mortgage Loan (or its representative) requests consultation with respect to certain major servicing decisions to be taken with respect to the Starwood Capital Extended Stay Portfolio Whole Loan or the implementation of any recommended action outlined in an asset status report relating to such Non-Serviced Whole Loan. The consultation right of the holder of the related Mortgage Loan (or its representative) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the holder of such Mortgage Loan (or its representative) has responded within such period; provided that if the CSAIL 2015-C3 Master Servicer or CSAIL 2015-C3 Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the holder of the Starwood Capital Extended Stay Portfolio Mortgage Loan (or its representative) described above, the CSAIL 2015-C3 Master Servicer or CSAIL 2015-C3 Special Servicer, as applicable, is permitted to make any major decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holder of the Starwood Capital Extended Stay Portfolio Mortgage Loan and the related Non-Serviced Companion Loan Holders. Neither the CSAIL 2015-C3 Master Servicer nor the CSAIL 2015-C3 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Starwood Capital Extended Stay Portfolio Mortgage Loan (or its representative).

Similarly, such rights described in the paragraph above are also held by the holder of the Starwood Capital Extended Stay Portfolio Companion Loan evidenced by the non-controlling notes A-2 and A-3 (or its representative).

Neither the CSAIL 2015-C3 Master Servicer nor the CSAIL 2015-C3 Special Servicer will be required to or permitted to follow any advice or consultation provided by the holder of the Starwood Capital Extended Stay Portfolio Mortgage Loan (or its representative) that would require or cause the CSAIL 2015-C3 Master Servicer or the CSAIL 2015-C3 Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions of the Code, be inconsistent with the servicing standard under the Starwood Capital Extended Stay Portfolio PSA, require or cause the CSAIL 2015-C3 Master Servicer or the CSAIL 2015-C3 Special Servicer, as applicable, to violate provisions of the related Co-Lender Agreement or the CSAIL 2015-C3 PSA, require or cause the CSAIL 2015-C3 Master Servicer or the CSAIL 2015-C3 Special Servicer, as applicable, to violate the terms of the applicable Whole Loan, or materially expand the scope of any of the CSAIL 2015-C3 Master Servicer’s or the CSAIL 2015-C3 Special Servicer’s, as applicable, responsibilities under the related Co-Lender Agreement.

In addition to the consultation rights of the holder of the Starwood Capital Extended Stay Portfolio Mortgage Loan (or its representative) described above, pursuant to the terms of the related Co-Lender Agreement, the holder of the related Mortgage Loan (or its representative) will have the right to attend (in-person or telephonically in the discretion of the CSAIL 2015-C3 Master Servicer or CSAIL 2015-C3 Special Servicer, as applicable) annual meetings with the CSAIL 2015-C3 Master Servicer or CSAIL 2015-C3 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the CSAIL 2015-C3 Master Servicer or CSAIL 2015-C3 Special Servicer, as applicable, for the purpose of discussing servicing issues related to the Starwood Capital Extended Stay Portfolio Whole Loan.

Application of Penalty Charges. The related Co-Lender Agreement provides that penalty charges paid on the Starwood Capital Extended Stay Portfolio Whole Loan will first, be used to reduce, on a pro rata basis, the amounts payable on the Starwood Capital Extended Stay Portfolio Mortgage Loan and the related Non-Serviced Companion Loans by the amount necessary to reimburse the CSAIL 2015-C3 Master Servicer, the CSAIL 2015-C3 Special Servicer or the trustee under the CSAIL 2015-C3 PSA for any interest accrued on any property advances and reimbursement of any property advances made pursuant to the CSAIL 2015-C3 PSA in accordance with the terms of the CSAIL 2015-C3 PSA, second, be used to reduce the respective amounts payable on the Starwood Capital Extended Stay Portfolio Mortgage Loan and the related Non-Serviced Companion Loans by the amount necessary to pay the CSAIL 2015-C3 Master Servicer and the trustee under the CSAIL 2015-C3 PSA, the master servicer and the trustee under the PSA, and the master servicer and the trustee under the pooling and servicing agreement governing the securitization of any other Starwood Capital Extended Stay Portfolio Companion Loan, for any interest accrued on any related P&I Advance (or analogous P&I advance made pursuant to the pooling and servicing agreement governing the securitization of a Starwood Capital Extended Stay Portfolio Companion Loan) made with respect to the Starwood Capital Extended Stay Portfolio Mortgage Loan, by such party (if and as specified in the PSA, the CSAIL 2015-C3 PSA or the pooling and servicing agreement governing the securitization of any other Non-Serviced Companion Loan, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on the Starwood Capital Extended Stay Portfolio Mortgage Loan and the related Non-Serviced Companion Loans by the amount necessary to pay additional trust fund expenses (other than unpaid special servicing fees, unpaid workout fees and liquidation fees under the CSAIL 2015-C3 PSA) incurred with respect to the Starwood Capital Extended Stay Portfolio Whole Loan (as specified in the CSAIL 2015-C3 PSA) and, finally, be paid to the CSAIL 2015-C3 Master Servicer and/or the CSAIL 2015-C3 Special Servicer as additional servicing compensation as provided in the CSAIL 2015-C3 PSA.

Sale of Defaulted Whole Loan. Pursuant to the terms of the related Co-Lender Agreement, the holders of the Starwood Capital Extended Stay Portfolio Mortgage Loan and the Starwood Capital Extended Stay Portfolio Companion Loans acknowledge that if the Starwood Capital Extended Stay Portfolio Whole Loan becomes a defaulted whole loan, and if the CSAIL 2015-C3 Special Servicer determines to sell the related controlling Non-Serviced Companion Loan in accordance with the CSAIL 2015-C3 PSA, then the CSAIL 2015-C3 Special Servicer will be required to sell the related Mortgage Loan together with the related Non-Serviced Companion Loans as one whole loan. In connection with any such sale, the CSAIL 2015-C3 Special Servicer will also be required to follow procedures contained in the CSAIL 2015-C3 PSA, which are substantially similar in all material respects, but not necessarily identical, to those set forth under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Loans and REO Properties” in this prospectus.

Notwithstanding the foregoing, the CSAIL 2015-C3 Special Servicer will not be permitted to sell the Starwood Capital Extended Stay Portfolio Whole Loan if it becomes a Defaulted Loan under the CSAIL 2015-C3 PSA without the written consent of the holder of the Starwood Capital Extended Stay Portfolio Mortgage Loan, or any other holder of a Starwood Capital Extended Stay Portfolio Companion Loan not held by the CSAIL 2015-C3 securitization (provided that such consent is not required if such holder is the borrower or an affiliate of the borrower) unless the CSAIL 2015-C3 Special Servicer has delivered to the issuing entity (as the holder of the Starwood Capital Extended Stay Portfolio Mortgage Loan): (a) at least 15 business days prior written notice of any decision to attempt to sell the Starwood Capital Extended Stay Portfolio Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the CSAIL 2015-C3 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Starwood Capital Extended Stay Portfolio Whole Loan and any documents in the servicing file reasonably requested by the holder of the Starwood Capital Extended Stay Portfolio Mortgage Loan (or its representative) or the holder of such other Starwood Capital Extended Stay Portfolio Companion Loan (or its representative), that are material to the price of such Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the CSAIL 2015-C3 Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the CSAIL 2015-C3 Master Servicer or the CSAIL 2015-C3 Special Servicer in connection with the proposed sale; provided that the holder of the related Mortgage Loan or the holder of such other Starwood Capital Extended Stay Portfolio Companion Loan may waive any of the delivery or timing requirements set forth in this sentence only for itself. Subject to the terms of the CSAIL 2015-C3 PSA, the holder of the Starwood Capital Extended Stay Portfolio Mortgage Loan (or its representative) will be permitted to submit an offer at any sale of the Starwood Capital Extended Stay Portfolio Whole Loan (unless such person is the borrower or an agent or affiliate of the borrower).

Special Servicer Appointment Rights. Pursuant and subject to the terms of the applicable Co-Lender Agreement, the controlling noteholder with respect to the Starwood Capital Extended Stay Portfolio Whole Loan (which will be the CSAIL 2015-C3 Trust) will have the right, with or without cause, to replace the special servicer then acting with respect to the such Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the holder of the Starwood Capital Extended Stay Portfolio Mortgage Loan or the holder of the Starwood Capital Extended Stay Portfolio Companion Loan evidenced by the non-controlling notes A-2 and A-3. The CSAIL 2015-C3 Controlling Class Representative (prior to a control termination event under the CSAIL 2015-C3 PSA), and the applicable certificateholders under the CSAIL 2015-C3 PSA with the requisite percentage of voting rights (after a control termination event under the CSAIL 2015-C3 PSA) will exercise the rights of the CSAIL 2015-C3 Trust as controlling noteholder, and will have the right, with or without cause, to replace the special servicer then acting with respect to the Starwood Capital Extended Stay Portfolio Whole Loan and appoint a replacement special servicer in lieu thereof, in a manner substantially similar in all material respects, but not necessarily identical, to that described under “Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the fifteen (15) largest Mortgage Loans in the pool of Mortgage Loans, see Annex A-2.

The description in this prospectus, including Annex A-1 and A-2 of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of this prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Column Financial, Inc. (and (i) solely with respect to the GLP Industrial Portfolio B Mortgage Loan and the GLP Industrial Portfolio A Mortgage Loan, Morgan Stanley Bank, N.A., and (ii) solely with respect to the Quaker Bridge Mall Mortgage Loan, JPMorgan Chase Bank, National Association), Benefit Street Partners CRE Finance LLC, The Bank of New York Mellon, MC-Five Mile Commercial Mortgage Finance LLC, The Bancorp Bank and Hunt Finance Company, LLC (f/k/a Centerline Finance Corporation) (a wholly owned subsidiary of Hunt Mortgage Group, LLC) are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Column Financial, Inc., Benefit Street Partners CRE Finance LLC, The Bank of New York Mellon, MC-Five Mile Commercial Mortgage Finance LLC and The Bancorp Bank on or about May 26, 2016 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Column Financial, Inc.

General

Column Financial, Inc. (“Column”) is a Delaware corporation. Column is an affiliate of Credit Suisse Securities (USA) LLC, an underwriter, through common parent ownership. In addition, Column is an affiliate of the depositor. Column’s principal offices are located at 11 Madison Avenue, New York, NY 10010, telephone number (212) 325-2000. Column’s primary business is the underwriting, origination, acquisition and sale of mortgage loans secured by commercial or multifamily properties.

Column is a Sponsor of this securitization and one of the mortgage loan sellers. Column is the seller of nineteen (19) Mortgage Loans (the “Column Mortgage Loans”), representing approximately 45.4% of the Initial Pool Balance. Column originated (or co-originated) and underwrote (or acquired and reunderwrote) all of the Column Mortgage Loans. Column is an affiliate of the depositor and one of the underwriters.

Column’s Securitization Program

Column’s principal offices are in New York, New York. Column underwrites and closes multifamily and commercial mortgage loans through its own origination office and various correspondents in local markets across the United States. Column originates mortgage loans principally for securitization. Column also acquires multifamily and commercial mortgage loans from other lenders. Column sells the majority of the loans it originates through CMBS securitizations. Column, with its commercial mortgage lending affiliates, has been involved in the securitization of commercial mortgage loans since 1993. Since the beginning of 2014 through April 30, 2016, Column has funded approximately $12.0 billion of commercial and multifamily loans and has acted as a sponsor with respect to twenty-four (24) commercial mortgage securitization transactions to which it had contributed approximately $8.6 billion commercial and multifamily loans.

Column originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Credit Suisse Securities (USA) LLC, and other underwriters, Column works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator.

Neither Column nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against Column for any losses or other claims in connection with the Certificates or the Column Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Column in the related MLPA.

Review of Column Mortgage Loans

Overview. Column, in its capacity as a Sponsor of the securitization described in this prospectus, has conducted a review of the Column Mortgage Loans, representing 45.4% of the Initial Pool Balance, that it will be contributing to this securitization. The review of the Column Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Column, or one or more of Column’s affiliates, or, in certain circumstances, are consultants engaged by Column (collectively, the “Column Deal Team”). The review procedures described below were employed with respect to all of the Column Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. In the case of a Column Mortgage Loan that was co-originated with another party or acquired from another lender, some or all of the information about such Column Mortgage Loan may have been prepared by the related co-originator or originating party and reviewed by Column. In addition, such co-originator or originating party, rather than Column, may have engaged the third parties involved in the review process for the benefit of Column. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Column Deal Team updated its internal origination database of loan-level and property-level information relating to each Column Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by Column during the underwriting process. After origination or acquisition of each Column Mortgage Loan, the Column Deal Team updated the information in the database with respect to such Column Mortgage Loan based on updates provided by the applicable servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Column Deal Team.

A data tape (the “Column Data Tape”) containing detailed information regarding the Column Mortgage Loans was created from the information in the database referred to in the prior paragraph. The Column Data Tape was used by the Column Deal Team to provide the numerical information regarding the Column Mortgage Loans in this prospectus.

Data Comparison and Recalculation. Column engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Column relating to information in the applicable prospectus regarding the Mortgage Loans originated by Column. These procedures include:

•	comparing the information in the Column Data Tape against various source documents provided by Column that are described above under “—Database”;

•	comparing numerical information regarding the Column Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Column Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the Mortgage Loans disclosed in this prospectus.

Legal Review. Column engaged various law firms to conduct certain legal reviews of the Column Mortgage Loans for disclosure. In anticipation of the securitization of each Column Mortgage Loan, origination counsel (or in the case of certain purchased Column Mortgage Loans, Column’s counsel in connection with such purchase) prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from material provisions of Column’s standard form loan documents. In addition, origination counsel for each Column Mortgage Loan (or in the case of certain purchased Column Mortgage Loans, Column’s counsel in connection with such purchase) reviewed Column’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Column Mortgage Loans. Such assistance included, among other things, (i) a review of certain sections of the loan agreement relating to certain Column Mortgage Loans, (ii) a review of the legal data records referred to above relating to the Column Mortgage Loans prepared by origination counsel, and (iii) a review of due diligence questionnaires completed by the Column Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each Column Mortgage Loan for compliance with the REMIC provisions of the Code.

Origination counsel and/or securitization counsel also assisted in the preparation of the risk factors and Mortgage Loan summaries set forth in Annex A-1 to this prospectus, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. On a case-by-case basis as deemed necessary by Column, with respect to any pending litigation that existed at the origination of any Column Mortgage Loan that is material and not covered by insurance, Column requested updates from the applicable borrower, origination counsel and/or borrower’s litigation counsel. Column confirmed with the applicable servicer that there has not been any recent material casualty to any improvements located on any Mortgaged Property securing a Column Mortgage Loan. In addition, if Column became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a Column Mortgage Loan, Column obtained information on the status of the Mortgaged Property from the applicable borrower to confirm no material damage to the Mortgaged Property.

The Column Deal Team also consulted with Column personnel responsible for the origination of the Column Mortgage Loans to confirm that the Column Mortgage Loans were originated or acquired in compliance with the origination and underwriting criteria described below under “—Column’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to Column’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, Column determined that the disclosure regarding the Column Mortgage Loans in this prospectus is accurate in all material respects. Column also determined that the Column Mortgage Loans were originated in accordance with Column’s origination procedures and underwriting criteria. Column attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Column will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Column, and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related MLPA and the PSA (collectively, the “Qualification Criteria”). Column will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Column and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Column to render any tax opinion required in connection with the substitution.

Column’s Underwriting Guidelines and Processes

General. Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Set forth below is a discussion of certain general underwriting guidelines of Column with respect to multifamily and commercial mortgage loans originated or acquired by Column.

Loan Analysis. Column generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis generally includes a review of reports obtained from third party servicers, including credit reports and judgment, lien, bankruptcy and litigation searches with respect to the guarantor and certain borrower related parties (generally other than borrower related parties with ownership interests of less than 20% of any particular borrower). The collateral analysis generally includes an analysis, other than in the case of newly constructed mortgaged properties, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. Column’s credit underwriting also generally includes a review of third party appraisal, environmental, building condition and seismic reports, if applicable. Generally, Column performs or causes to be performed a site inspection to ascertain the overall quality, functionality and competitiveness of the property. Column assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends, major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated or acquired by Column must be approved by a loan committee, which includes senior personnel from Column or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. Column’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan. In determining a debt service coverage ratio, Column may review and make adjustments to the underwritten net cash flow based on, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the mortgaged property in question as determined by Column and payments on the loan based on actual principal and/or interest due on the loan. However, determination of underwritten net cash flow is often a highly subjective process based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the applicable mortgaged property. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, Column may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There can be no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated or acquired by Column, there may exist subordinate mortgage debt or mezzanine debt. Column may originate or acquire such subordinate mortgage debt or mezzanine debt and may sell such debt to other lenders. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate and/or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on a third party appraisal.

Evaluation of Borrower, Principals and/or Loan Sponsors. Column evaluates the borrower, its principals and/or the loan sponsor with respect to credit history and prior experience as an owner and operator of commercial real estate properties. This evaluation will generally include obtaining and reviewing a credit report and other reliable indications of the loan sponsor’s financial capacity; and obtaining and reviewing the principal’s and/or loan sponsor’s prior real estate experience. Although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower, certain principals of the borrower and/or certain loan sponsors of the borrower may be required to assume legal responsibility for liabilities arising as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and/or breach of environmental or hazardous materials requirements. Notwithstanding the above described review process, there can be no assurance that a borrower, a principal and/or a loan sponsor has the financial capacity to meet the obligations that may arise with respect to such liabilities.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate or mezzanine debt, whether secured or unsecured. It is possible that Column may be the lender on that additional debt and may sell such debt to other lenders.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Third Party Reports. As part of the underwriting process, Column will obtain the reports described below (or review third party reports obtained on its behalf or in the case of certain acquired loans, on behalf of the related seller):

(i) Appraisals. Column will generally require independent appraisals or an update of an independent appraisal in connection with the origination or acquisition of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

(ii) Environmental Assessment. In connection with the origination or acquisition process, Column will, in most cases, require a current Phase I environmental assessment with respect to any mortgaged property. However, when circumstances warrant, Column may utilize an update of a prior environmental assessment or a desktop review. Furthermore, an environmental assessment conducted at any particular mortgaged property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Column or an environmental consultant believes that such an analysis is warranted under the circumstances. Based on the assessment, Column may (i) determine that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority and/or (ii) require the borrower to do one or more of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit (or other financial assurance acceptable to Column) at the time of origination of the mortgage loan to complete such remediation within a specified period of time or (D) obtain the benefits of an environmental insurance policy or a lender insurance policy.

(iii) Engineering Assessment. In connection with the origination or acquisition process, Column will, in most cases, require that an engineering firm inspect the mortgaged property to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Column will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(iv) Seismic Report. In connection with the origination or acquisition process, Column will, in most cases, require that a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a mortgage loan, Column will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to such mortgaged property. Evidence of compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the applicable borrower.

Escrow Requirements. Column may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, Column may identify certain risks that warrant additional escrows or holdbacks for items such as lease-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all mortgage loans originated or acquired by Column. The typical required escrows for mortgage loans originated or acquired by Column are as follows:

•	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Column with sufficient funds to satisfy all taxes and assessments. Column may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or Column may waive the escrow for a portion of the mortgaged property which is leased to a tenant that pays taxes for its portion of the mortgaged property directly); or (ii) if any Escrow/Reserve Mitigating Circumstances exist.

•	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide Column with sufficient funds to pay all insurance premiums. Column may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the borrower maintains a blanket insurance policy; (ii) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the mortgaged property which is leased to a tenant that maintains property insurance for its portion of the mortgaged property or self-insures); and/or (iii) if any Escrow/Reserve Mitigating Circumstances exist.

•	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from the property condition or engineering report or to certain minimum requirements by property type. Column may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the mortgaged property (or may waive the escrow for a portion of the mortgaged property which is leased to a tenant that repairs and maintains its portion of the mortgaged property); and/or (ii) if any Escrow/Reserve Mitigating Circumstances exist.

•	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded at loan origination, during the related mortgage loan term and/or springing upon the occurrence of certain events to cover anticipated leasing commissions, free rent periods and/or tenant improvement costs which might be associated with re-leasing the space in the mortgaged property. Column may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; and/or (ii) if any Escrow/Reserve Mitigating Circumstances exist.

•	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of certain material repairs or replacements identified in the property assessment/condition or engineering report. Column may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) if the deferred maintenance items do not materially impact the function, performance or value of the mortgaged property; (iii) if the mortgaged property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; and/or (iv) if any Escrow/Reserve Mitigating Circumstances exist.

•	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. Column may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) if environmental insurance is in place or obtained; and/or (iii) if any Escrow/Reserve Mitigating Circumstances exist.

Column may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) Column’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the mortgaged property maintaining a specified debt service coverage ratio, (iv) Column has structured springing escrows that arise for identified risks, (v) Column has an alternative to a cash escrow or reserve, such as a letter of credit, bond or other financial surety or a guarantee from the borrower or an affiliate of the borrower; (vi) Column believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the mortgaged property that would offset the need for the escrow or reserve; and/or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, title company, or an association.

Notwithstanding the foregoing discussion under this caption “—Column’s Underwriting Guidelines and Processes”, one or more of the Mortgage Loans contributed to this securitization by Column may vary from, or may not comply with, Column’s underwriting guidelines described above. In addition, in the case of one or more of the Mortgage Loans contributed to this securitization by Column, Column may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions to Column’s Disclosed Underwriting Guidelines

We have disclosed generally our underwriting guidelines with respect to the Mortgage Loans. However, one or more of Column’s Mortgage Loans may vary from the specific Column underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Column’s Mortgage Loans, Column may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, we may have made exceptions and the underwriting of a particular Mortgage Loan did not comply with all aspects of the disclosed criteria. Finally, in connection with certain loans acquired by Column, Column may have applied its underwriting guidelines based on information, including third party reports and other information, obtained by the related seller in connection with its origination of such loan.

Other than as described immediately below, the Column Mortgage Loans were originated in accordance with the underwriting standards set forth above.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Quaker Bridge Mall, representing approximately 8.7% of the Initial Pool Balance, Column did not obtain certifications from the related borrower sponsors as to current contingent liabilities and/or real estate experience. This represents an exception to the underwriting guidelines for Column. Column’s decision to include the Mortgage Loan notwithstanding the exception was supported by the compensating factors that Column was able to effectively evaluate the financial capacity and real estate experience of the borrower sponsors based on other due diligence, including but not limited to searches of public records, prior experience with such borrower sponsors and/or the financial statements provided by the borrower sponsors. Based on these compensating factors, Column approved inclusion of the Mortgage Loan in this transaction.

Certain characteristics of these mortgage loans can be found in Annex A-1.

Compliance with Rule 15Ga-1 under the Exchange Act

Credit Suisse Commercial Mortgage Securities Corp. (“CSCMSC”), which is an affiliate of Column, through which certain of Column’s prior securitization activity has been conducted, most recently filed a Form ABS-15G on May 12, 2016. CSCMSC’s Central Index Key is 0001654060. With respect to the period from and including January 1, 2016 to and including March 31, 2016, CSCMSC had no activity to report. Other than as otherwise identified in the tables below in the Forms ABS-15G filed with the SEC by its affiliated securitizers, CSCMSC has no history of repurchases or requests required to be reported under Rule 15Ga-1 under the Exchange Act.

Credit Suisse First Boston Mortgage Securities Corp. (“Credit Suisse”), an affiliate of Column, through which certain of Column’s prior securitization activity has been conducted, most recently filed a Form ABS-15G on May 11, 2016. Credit Suisse’s Central Index Key is 0000802106. With respect to the period from and including April 1, 2013 to and including March 31, 2016, Credit Suisse has the following activity to report as required by Rule 15Ga-1 under the Exchange Act, with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

% of principal balance (a)	Check if Registered (b)	Name of Originator (c)	Total Assets in ABS by Originator(1)			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected
			# (d)	$ (e)	% of principal balance (f)	# (g)	$ (h)	% of principal balance (i)	# (j)	$ (k)	% of principal balance (l)	# (m)	$ (n)	% of principal balance (o)	# (p)	$ (q)	% of principal balance (r)	# (s)	$ (t)	% of principal balance (u)	# (v)	$ (w)	% of principal balance (x)
Asset Class: CMBS
Credit Suisse Commercial Mortgage Trust Series 2003-C3 (CIK 0001238729)	X	Column Financial, Inc.	111	$1,094,784,585	63.47%	1	$4,342,754	17.98%	0	$0	0.00%	0	$0	0.00%	0	$0	0.00%	1	$4,342,754	17.98%	0	$0	0.00%
		NCB, FSB	89	210,160,855	12.18	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		PNC Bank, National Association	23	198,054,545	11.48	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		KeyBank National Association	25	149,918,661	8.69	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Eurohypo AG	1	71,906,994	4.17	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Issuing Entity			249	$1,724,825,640	100%	1	$4,342,754	17.98%	0	0	0.00%	0	0	0.00%	0	$0	0.00%	1	$4,342,754	17.98%	0	0	0.00%
Credit Suisse Commercial Mortgage Trust Series 2005-C2 (CIK 0001326717)	X	Column Financial, Inc.	148	$1,453,770,531	90.6%	1	$96,655,830	71.08%	0	$0	0.00%	0	$0	0.00%	1	$96,655,830	71.08%	0	$0	0.00%	0	$0	0.00%
		KeyBank National Association	20	151,313,929	9.4	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Issuing Entity			168	$1,605,084,460	100%	1	$96,655,830	71.08%	0	0	0.00%	0	0	0.00%	1	$96,655,830	71.08%	0	0	0.00%	0	0	0.00%
Credit Suisse Commercial Mortgage Trust Series 2006-C4 (CIK 0001374479)	X	Column Financial, Inc.	166	$2,774,483,912	64.9%	1	$2,394,385	0.11%	0	$0	0.00%	0	$0	0.00%	1	$2,394,385	0.11%	0	$0	0.00%	0	$0	0.00%
		LaSalle Bank National Association	87	646,736,657	15.1	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		KeyBank National Association	43	492,455,312	11.5	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Column Financial, Inc. / Barclays Capital Mortgage Inc.	1	181,000,000	4.2	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		NCB, FSB	63	178,416,072	4.2	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Issuing Entity			360	$4,273,091,953	100%	1	$2,394,385	0.11%	0	0	0.00%	0	0	0.00%	1	$2,394,385	0.11%	0	0	0.00%	0	0	0.00%

% of principal balance (a)	Check if Registered (b)	Name of Originator (c)	Total Assets in ABS by Originator(1)			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected
			# (d)	$ (e)	% of principal balance (f)	# (g)	$ (h)	% of principal balance (i)	# (j)	$ (k)	% of principal balance (l)	# (m)	$ (n)	% of principal balance (o)	# (p)	$ (q)	% of principal balance (r)	# (s)	$ (t)	% of principal balance (u)	# (v)	$ (w)	% of principal balance (x)
Credit Suisse Commercial Mortgage Trust Series 2006-TFL2		Column Financial, Inc.	15.5	$1,906,800,000	98.9%	1	$78,000,000	100%	0	0	0.00	0	$0	0.00%	1	$78,000,000	100%	0	0	0	0	0	0.00
		Barclays Capital Real Estate Inc.	0.5	21,500,000	1.1%	0	0	0.00	0	0	0.00	0	0	0.00%	0	0	0.00	0	0	0.00	0	0	0.00
Total by Issuing Entity			16	$1,928,300,000	100%	1	$78,000,000	100%	0	$0	0.00%	0	$0	0.00%	1	$78,000,000	100%	0	$0	0.00%	0	$0	0.00%
Credit Suisse Commercial Mortgage Trust Series 2006- C5 (CIK 0001382095)	X	Column Financial, Inc.	282	$3,067,296,120	89.4%	1	$1,083,094	0.05%	0	$0	0.00%	0	$0	0.00%	1	$1,083,094	0.05%	0	$0	0.00%	0	$0	0.00%
		KeyBank National Association	22	362,477,247	10.6%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Issuing Entity			304	$3,429,773,367	100%	1	$1,083,094	0.05%	0	$0	0.00%	0	$0	0.00%	1	$1,083,094	0.05%	0	$0	0.00%	0	$0	0.00%
Credit Suisse Commercial Mortgage Trust Series 2007-C2 (CIK 0001396399)	X	Column Financial, Inc.	179.5	$2,833,276,057	85.9%	2	$13,210,394	0.53%	0	$0	0.00%	0	$0	0.00%	2	$13,210,394	0.53%	0	$0	0.00%	0	$0	0.00%
		KeyBank National Association	27.5	464,462,649	14.1%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Issuing Entity			207	$3,297,738,706	100%	2	$13,210,394	0.53%	0	$0	0.00%	0	$0	0.00%	2	$13,210,394	0.53%	0	$0	0.00%	0	$0	0.00%
Total by Asset Class			1,304	$16,258,814,126		7	$195,686,457		0	$0		0	$0		6	$191,343,703		1	$4,342,754		0	$0

The following notes apply generally to the table above:

a)	Credit Suisse has attempted to gather the information required by Form ABS-15G and Rule 15Ga-1 by, among other things, (i) identifying asset-backed securities transactions that fall within the scope of Rule 15Ga-1 for which Credit Suisse or Column is a securitizer and that are not covered by a filing to be made by an affiliated securitizer (“Covered Transactions”), (ii) gathering information in our records and the records of our affiliates that acted as securitizers in our transactions regarding demands for repurchase or replacement of pool assets in Covered Transactions for breaches of representations or warranties concerning those pool assets (“Repurchases”) that is required to be reported on Form ABS-15G (“Reportable Information”), (iii) identifying the parties in Covered Transactions that have a contractual obligation to enforce any repurchase obligations of the party or parties making those representations or warranties based on Credit Suisse’s records (“Demand Entities”), and (iv) requesting all Reportable Information from trustees and other Demand Entities that is within their respective possession and which has not been previously provided to Credit Suisse. Credit Suisse followed up requests made of Demand Entities as it deemed appropriate. The information in this prospectus has not been verified by any third party.

b)	The scope of this table is limited to transactions with activity to report in which Credit Suisse First Boston Mortgage Securities Corp. is the depositor, and the sponsor is either (i) not an affiliate of Credit Suisse First Boston Mortgage Securities Corp. or (ii) an affiliate of Credit Suisse First Boston Mortgage Securities Corp. that will not file a Form ABS-15G covering the transaction.

DLJ Commercial Mortgage Corp. (“DLJ”), an affiliate of Column, through which certain of Column’s prior securitization activity has been conducted, most recently filed a Form ABS-15G on May11, 2016. DLJ’s Central Index Key is 0001042500. With respect to the period from and including April 1, 2013 to and including March 31, 2016, DLJ has the following activity to report as required by Rule 15Ga-1 under the Exchange Act, with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Name and CIK # (in each case below solely if applicable) of Issuing Entities with Asset-Backed Securities Outstanding During Reporting Period (listed in order of date of formation)	Check if Trans-action is Registered Under Securities Act of 1933	Name(s) of All Originator(s) of Underlying Assets for Each Issuing Entity (regardless of whether any repurchase requests have been made of such originator)	Total Number, Principal Balance and Percentage of Total Pool Principal Balance of Assets in Transaction Contributed by Each Originator as of the Time of Issuance			Total Number, Principal Balance and Percentage of Total Pool Principal Balance of Assets Subject to Demand for Repurchase or Replacement as of the Related Reporting Period End Date (regardless of whether demand was made (i) during the reporting period or (ii) pursuant to the transaction agreement)			Total Number, Principal Balance and Percentage of Total Pool Principal Balance of Assets That Were Repurchased or Replaced as of the Related Reporting Period End Date			Total Number, Principal Balance and Percentage of Total Pool Principal Balance of Assets Pending Repurchase or Replacement (within the transaction specified repurchase or replacement cure period) as of the Related Reporting Period End Date			Total Number, Principal Balance and Percentage of Total Pool Principal Balance of Assets with Repurchase or Replacement Demands in Dispute			Total Number, Principal Balance and Percentage of Total Pool Principal Balance of Assets with Repurchase or Replacement Demands Withdrawn			Total Number, Principal Balance and Percentage of Total Pool Principal Balance of Assets with Repurchase or Replacement Demands Rejected
(a)	(b)	(c)	# (d)	$ (e)	% of principal balance (f)	# (g)	$ (h)	% of principal balance (i)	# (j)	$ (k)	% of principal balance (l)	# (m)	$ (n)	% of principal balance (o)	# (p)	$ (q)	% of principal balance (r)	# (s)	$ (t)	% of principal balance (u)	# (v)	$ (w)	% of principal balance (x)
Asset Class: CMBS
DLJ Commercial Mortgage Trust Series 1998-CF2 (CIK 0001073980)	X	Column Financial, Inc.	275	$894,152,345	90.7%	1	$2,070,594	18.11%	0	$0	0.00%	0	$0	0.00%	1	$2,070,594	18.11%	0	$0	0.00%	0	$0	0.00%
		Union Capital Investments, LLC	26	$78,866,800	8.0%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Apple Bank for Savings	1	$12,815,855	1.3%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Issuing Entity			302	$985,835,000	100%	1	$2,070,594	18.11%	0	0	0.00%	0	0	0.00%	1	$2,070,594	18.11%	0	0	0.00%	0	0	0.00%

Total for All Asset Classes			302	$985,835,000		1	$2,070,594		0	$0		0	$0		1	$2,070,594		0	$0		0	$0

The following notes apply generally to the table above:

a)	DLJ has attempted to gather the information required by Form ABS-15G and Rule 15Ga-1 by, among other things, (i) identifying asset-backed securities transactions that fall within the scope of Rule 15Ga-1 for which DLJ is a securitizer and that are not covered by a filing to be made by an affiliated securitizer (“Covered Transactions”), (ii) gathering information in DLJ’s records and the records of DLJ’s affiliates that acted as securitizers in DLJ’s transactions regarding demands for repurchase or replacement of pool assets in Covered Transactions for breaches of representations or warranties concerning those pool assets (“Repurchases”) that is required to be reported on Form ABS-15G (“Reportable Information”), (iii) identifying the parties in Covered Transactions that have a contractual obligation to enforce any repurchase obligations of the party or parties making those representations or warranties based on DLJ’s records (“Demand Entities”), and (iv) requesting all Reportable Information from trustees and other Demand Entities that is within their respective possession and which has not been previously provided to DLJ. DLJ followed up requests made of Demand Entities as DLJ deemed appropriate. The information in this prospectus has not been verified by any third party.

b)	The scope of this table is limited to transactions with activity to report in which DLJ Commercial Mortgage Corp. is the depositor, and the sponsor is either (i) not an affiliate of DLJ Commercial Mortgage Corp. or (ii) an affiliate of DLJ Commercial Mortgage Corp. that will not file a Form ABS-15G covering the transaction.

With regard to securitization activity not covered by its affiliated securitizers, Column most recently filed a Form ABS-15G on February 11, 2016, wherein Column had no activity to report. Column’s Central Index Key is 0001628601. Other than as otherwise identified in the tables above in the Forms ABS-15G filed with the SEC by its affiliated securitizers, with respect to the period from and including April 1, 2013 to and including March 31, 2016 Column has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act.

Litigation

Column has been and is currently engaged in, and may from time to time be engaged in, litigation with respect to certain commercial mortgage-backed securities transactions or in connection with its origination and securitization activities.  Certain of such legal proceedings have involved, involve or may involve, claims for the repurchase of one or more mortgage loans by Column from commercial mortgage securitization trusts, on the basis that the loans are allegedly in breach of contractual representations and warranties in governing transaction documents; other legal proceedings have involved, involve or may involve, other types of claims, including fraud and breach of contract. While none of the foregoing past or existing actions have been or are currently expected to be material to Column, no assurance can be given that one or more of such actions will not ultimately result in material liability to Column.

Retained Interests in This Securitization

Neither Column nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. Column, or its affiliates, may own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Column Financial, Inc.” has been provided by Column.

Benefit Street Partners CRE Finance LLC

General

Benefit Street Partners CRE Finance LLC, previously known as BSPCC Lender L.L.C. (“BSP”), is a sponsor of, and a seller of certain mortgage loans (the “BSP Mortgage Loans”) into, the securitization described in this prospectus. BSP is a limited liability company organized under the laws of the State of Delaware. The primary offices of BSP are located at 9 West 57th Street, Suite 4920, New York, New York 10019.

BSP’s Loan Origination and Acquisition History

The participation by BSP in this securitization will be the sixth securitization in which it has been involved. BSP began originating and acquiring loans in 2014 and has not been involved in the securitization of any other types of financial assets.

BSP originates and acquires from unaffiliated third party originators, commercial mortgage loans throughout the United States. The following tables set forth information with respect to originations and acquisitions of fixed rate and floating rate commercial mortgage loans by BSP as of April 28, 2016.

Originations and Acquisitions of Fixed Rate Commercial Mortgage Loans

	April 28, 2016

	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Purchase
Originations/Acquisitions	94	$1,229,655,200

In connection with this commercial mortgage securitization transaction, BSP will transfer the BSP Mortgage Loans to the depositor, who will then transfer the BSP Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the BSP Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, BSP will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a MLPA, BSP will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the BSP Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, BSP will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission. We cannot assure you that BSP will repurchase or replace, or make an estimated loss reimbursement payment with respect to, a defective mortgage loan, and no affiliate of BSP will be responsible for doing so if BSP fails with respect to its obligations.

BSP does not act as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that BSP originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, BSP sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Review of BSP Mortgage Loans

Overview. BSP has conducted a review of the BSP Mortgage Loans in connection with the securitization described in this prospectus. The review of the BSP Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “BSP Review Team”). The review procedures described below were employed with respect to all of the BSP Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

Database. Members of the BSP Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each BSP Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the BSP Team during the underwriting process. The BSP Review Team periodically updated the information in the database and the related asset summary report with respect to such BSP Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the BSP Review Team.

A data tape (the “BSP Data Tape”) containing detailed information regarding each BSP Mortgage Loan was created from the information in the database referred to in the prior paragraph. The BSP Data Tape was used to provide the numerical information regarding the BSP Mortgage Loans in this prospectus.

Data Validation and Recalculation. BSP engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by BSP, relating to information in this prospectus regarding the BSP Mortgage Loans. These procedures included:

•	comparing the information in the BSP Data Tape against various source documents provided by BSP that are described under “—Review of BSP Mortgage Loans—Database” above;

•	comparing numerical information regarding the BSP Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the BSP Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the BSP Mortgage Loans disclosed in this prospectus.

Legal Review. BSP engaged various law firms to conduct certain legal reviews of the BSP Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each BSP Mortgage Loan, BSP’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for each BSP Mortgage Loan reviewed BSP’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the BSP Mortgage Loans. Such assistance included, among other things, (i) a review of BSP’s asset summary report and its origination counsel’s due diligence questionnaire for each BSP Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the BSP Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the BSP Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying Mortgaged Properties of which BSP was aware at the origination of any BSP Mortgage Loan, the BSP Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. BSP conducted a search with respect to each borrower under the related BSP Mortgage Loan to determine whether it filed for bankruptcy. If the BSP Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any BSP Mortgage Loan, the BSP Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The BSP Review Team, with the assistance of applicable origination counsel, also reviewed the BSP Mortgage Loans to determine whether any BSP Mortgage Loan materially deviated from the underwriting guidelines set forth under “—BSP’s Underwriting Standards” below. See “—BSP’s Underwriting Standards—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, the BSP Review Team determined that the disclosure regarding the BSP Mortgage Loans in this prospectus is accurate in all material respects. The BSP Review Team also determined that the BSP Mortgage Loans were originated in accordance with BSP’s origination procedures and underwriting criteria, except as described under “—BSP’s Underwriting Standards—Exceptions” below. BSP attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. BSP will perform a review of any mortgage loan that it elects to substitute for a Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. BSP, and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related MLPA and the PSA (collectively, the “Qualification Criteria”). BSP will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by BSP and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by BSP to render any tax opinion required in connection with the substitution.

BSP’s Underwriting Standards

Each of the BSP Mortgage Loans was originated or acquired by BSP. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated or acquired by BSP.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, we cannot assure you that the underwriting of any particular commercial, multifamily or manufactured housing community mortgage loan originated or acquired by BSP will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular BSP Mortgage Loans, see “—BSP’s Underwriting Standards—Exceptions” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, BSP also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel from BSP. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. BSP’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 75.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by BSP and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that BSP or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

•	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

•	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

•	Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

•	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, BSP typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In many cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or the scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial, multifamily or manufactured housing community mortgage loan, BSP will generally examine whether the use and occupancy and construction of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, BSP may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or BSP has a reasonable likelihood of recovering approximately 75% of proceeds from the casualty; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, BSP may require the borrower to remediate such violation and, subject to the discussion under “—BSP’s Underwriting Standards —Escrow

Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on BSP’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan. Furthermore, BSP may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, BSP may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSP’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, BSP may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated or acquired by BSP are as follows:

•	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay, or there is sufficient evidence that such sole or major tenant is paying, taxes directly.

•	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain, or there is sufficient evidence that such sole or major tenant is maintaining, the insurance or is permitted to self-insure.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if BSP determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSP’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

•	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if BSP determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSP’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

•	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if BSP determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSP’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

•	Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if BSP determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSP’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the BSP Mortgage Loans, see Annex A-1 to this prospectus.

Exceptions. The BSP Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

BSP most recently filed a Form ABS-15G on February 9, 2016. BSP’s Central Index Key number is 0001632269. With respect to the period from and including January 1, 2015 to and including March 31, 2016, BSP does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

As of the date hereof, neither BSP nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, BSP and its affiliates may acquire classes of certificates in the secondary market. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Benefit Street Partners CRE Finance LLC” has been provided by BSP.

The Bank of New York Mellon

General

The Bank of New York Mellon (“BNY Mellon”) is an FDIC-insured, New York banking corporation and a member of the Federal Reserve System. It is subject to supervision and regulation by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and the New York State Department of Financial Services. BNY Mellon offers a wide range of banking services to its customers, both domestically and internationally. BNY Mellon is a wholly-owned bank subsidiary of The Bank of New York Mellon Corporation, a Delaware corporation whose principal office is located in New York, New York. Additional information, including the most recent annual report on Form 10-K for the year ended December 31, 2015, of The Bank of New York Mellon Corporation, and additional annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to such reports may be obtained without charge at BNY Mellon’s website at www.bnymellon.com or at the SEC’s website at www.sec.gov, as soon as reasonably practicable after filed with or furnished to the SEC pursuant to Section 13(a) of the U.S. Securities Exchange Act of 1934, as amended. None of the documents that The Bank of New York Mellon Corporation files with the SEC or any of the information on, or accessible through, the SEC’s website or BNY Mellon’s website, is part of, or incorporated by reference into, this prospectus.

BNY Mellon’s Commercial Mortgage Securitization Program

BNY Mellon underwrites and originates mortgage loans secured by commercial or multifamily properties throughout the United States. BNY Mellon has originated commercial and multifamily mortgage loans for over 100 years, and has been engaged in originating commercial and multifamily mortgage loans specifically for inclusion in commercial mortgaged-backed securitization (“CMBS”) transactions since 2014. In its capacity as a “sponsor”, BNY Mellon originates, co-originates or acquires mortgage loans and, together with other sponsors, participates in CMBS transactions by transferring such mortgage loans to an unaffiliated third-party depositor, which then transfers the mortgage loans to the issuing entity. As of April 30, 2016, BNY Mellon had securitized approximately $940 million of commercial mortgage loans for inclusion in CMBS transactions.

BNY Mellon’s commercial mortgage loans that are originated for sale into CMBS transactions are generally fixed-rate and secured by retail, office, multifamily, industrial, mixed use, and hospitality properties.

Neither BNY Mellon nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, BNY Mellon generally sells the right to be appointed servicer of its securitized loans to third party servicers. Servicing responsibilities are typically transferred from the third party interim servicer to the master servicer of the securitization trust at the closing of the securitization. In some instances, the interim servicer may retain primary servicing.

Review of BNY Mellon Mortgage Loans

Overview. BNY Mellon, in its capacity as the sponsor of the BNY Mellon mortgage loans (the “BNY Mellon Mortgage Loans”), has conducted a review of the BNY Mellon Mortgage Loans in connection with the securitization described in this prospectus. The review of the BNY Mellon Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of BNY Mellon (each a “BNY Member” as defined below) and also includes professionals who are employees of IH Capital, LLC (with whom BNY Mellon has an exclusive consulting agreement under which IH Capital, LLC provides mortgage sourcing, securitization and related services to BNY Mellon to assist in BNY Mellon’s origination of commercial mortgage loans), and / or one or more of BNY Mellon’s affiliates (collectively, the “BNY Mellon Deal Team”). Notwithstanding the possible presence of persons that are not employees of BNY Mellon on the BNY Mellon Deal Team with respect to any particular mortgage loan, the BNY Mellon Deal team with respect to each mortgage loan includes at least one BNY Mellon employee (each a “BNY Member”), and all credit review and loan and credit approval decisions ultimately made by the BNY Mellon Deal Team with respect to any mortgage loan must be approved by the applicable BNY Member. The review procedures described below were employed with respect to all of the BNY Mellon Mortgage Loans, except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, the BNY Member and other members of the BNY Mellon Deal Team updated BNY Mellon’s internal origination database of loan-level and property-level information relating to each BNY Mellon Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable), zoning reports, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by BNY Mellon, during the underwriting process. After origination or acquisition of each BNY Mellon Mortgage Loan, BNY Mellon updated the information in the database with respect to such BNY Mellon Mortgage Loan based on updates provided by the third party interim servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of, or known by, the BNY Member and other members of the BNY Mellon Deal Team.

A data tape (the “BNY Mellon Data Tape”) containing detailed information regarding each BNY Mellon Mortgage Loan was created from the information in the database referred to in the prior paragraph. The BNY Mellon Data Tape was used by BNY Mellon to provide the numerical information regarding the BNY Mellon Mortgage Loans in this prospectus.

Data Comparison and Recalculation. BNY Mellon engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by BNY Mellon relating to information in this prospectus regarding the BNY Mellon Mortgage Loans. These procedures included:

•	comparing the information in the BNY Mellon Data Tape against various source documents provided by BNY Mellon;

•	comparing numerical information regarding the BNY Mellon Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the BNY Mellon Data Tape; and

•	recalculating certain percentages, ratios, formulae and other information relating to the BNY Mellon Mortgage Loans disclosed in this prospectus.

Legal Review. BNY Mellon engaged law firms involved in the origination and securitization of its mortgage loans to conduct certain legal reviews of the BNY Mellon Mortgage Loans for disclosure in the prospectus. In anticipation of the securitization of each BNY Mellon Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from material provisions of BNY Mellon’s standard form loan documents. In addition, origination counsel for each BNY Mellon Mortgage Loan reviewed BNY Mellon’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the BNY Mellon Mortgage Loans. Such assistance included, among other things, a review of (i) an asset summary report for each BNY Mellon Mortgage Loan, (ii) due diligence questionnaires completed by origination counsel and members of the BNY Mellon Deal Team and (iii) exceptions to representations and warranties compiled by origination counsel.

Origination counsel and/or securitization counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in Annex A-1 to this prospectus, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. In connection with the origination of each BNY Mellon Mortgage Loan, the BNY Member and other members of the BNY Mellon Deal Team, together with the related origination counsel, conducted a search with respect to each borrower principal under the related BNY Mellon Mortgage Loan to determine whether it had filed for bankruptcy. With respect to any material pending litigation that existed at the origination of any BNY Mellon Mortgage Loan relating to any borrower principal or Mortgaged Property, updates were requested from the related borrower, origination counsel and/or borrower’s litigation counsel. If the BNY Member or any other member of the BNY Mellon Deal Team became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a BNY Mellon Mortgage Loan, updated status information was obtained with respect to the related Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the BNY Mellon Mortgage Loans originated by BNY Mellon, the BNY Member consulted with each member of the BNY Mellon Deal Team and the applicable BNY Mellon Mortgage Loan origination team to confirm that the BNY Mellon Mortgage Loans were originated or acquired in compliance with the origination and underwriting criteria described below under “—BNY Mellon’s Underwriting Standards” as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to BNY Mellon’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, BNY Mellon determined that the disclosure regarding the BNY Mellon Mortgage Loans in this prospectus is accurate in all material respects. BNY Mellon also determined that the BNY Mellon Mortgage Loans were originated in accordance with BNY Mellon’s origination procedures and underwriting criteria, except as disclosed under “—Exceptions to BNY Mellon’s Disclosed Underwriting Guidelines” below. BNY Mellon attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. BNY Mellon will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. BNY Mellon, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). BNY Mellon will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by BNY Mellon and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by BNY Mellon to render any tax opinion required in connection with the substitution.

BNY Mellon’s Underwriting Standards

General. BNY Mellon’s commercial mortgage loans are generally originated in accordance with the underwriting criteria described below; however, variations from these guidelines may be implemented as a result of various conditions, including each mortgage loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/loan sponsor, or any other pertinent information deemed material by BNY Mellon. Therefore, this general description of BNY Mellon’s underwriting standards is not intended as a representation that every BNY Mellon mortgage loan complies entirely with all criteria set forth below. For a description of any material exceptions to the underwriting guidelines in this prospectus, if any, see “—Exceptions to BNY Mellon’s Disclosed Underwriting Guidelines” below.

The credit underwriting process for each BNY Mellon mortgage loan is performed by the BNY Member with the support of other members of the BNY Mellon Deal Team and, in some cases, third party due diligence providers. BNY Mellon’s credit underwriting process and any related third party due diligence provider’s work product with respect to any particular mortgage loan is ultimately subject to oversight, review and approval by the related BNY Member. The BNY Member and other members of the BNY Mellon Deal Team are required to conduct a thorough review of the related mortgaged property, which typically includes an examination of historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering.

Property Analysis. The BNY Member and other members of the BNY Mellon Deal Team perform, or cause to be performed, a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. BNY Mellon assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, BNY Mellon evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. The BNY Member and other members of BNY Mellon Deal Team perform a detailed review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent. Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or upfront reserves, letters of credit, lockboxes/cash management or guarantees.

Debt Service Coverage Ratio and Loan-to-Value Ratio. BNY Mellon’s underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of a mortgage loan. BNY Mellon’s underwriting standards generally require a minimum debt service coverage ratio of 1.25x and maximum loan-to-value ratio of 80%.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by the BNY Mellon Deal Team and ultimately approved by the BNY Member and payments on the mortgage loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial or multifamily mortgage loan, BNY Mellon may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There is no assurance that the foregoing assumptions made with respect to any prospective commercial or multifamily mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by BNY Mellon, there may exist subordinate mortgage debt, mezzanine debt or preferred equity. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate, mezzanine debt or preferred equity is taken into account. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Appraisal. For each mortgaged property, BNY Mellon obtains a current (within 6 months of the origination date of the mortgage loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, BNY Mellon may also obtain a value on an “as-stabilized” basis reflecting factors specific to the related mortgage loan. BNY Mellon then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value set forth in the appraisal.

Evaluation of Borrower. BNY Mellon evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. The BNY Member, in collaboration with other members of the BNY Mellon Deal Team, evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. BNY Mellon will require a Phase I environmental assessment with respect to the real property collateral for a prospective commercial or multifamily mortgage loan. However, when circumstances warrant, BNY Mellon may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, BNY Mellon might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. An environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. In some instances, BNY Mellon will engage an independent third party to review an environmental assessment and provide a summary of its findings. Depending on the findings of the initial environmental assessment, BNY Mellon may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessment. In connection with the origination process, BNY Mellon will require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, BNY Mellon will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Title Insurance Policy. The borrower is required to provide, and the BNY Member and others on the BNY Mellon Deal Team review, a title insurance policy for each mortgaged property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the mortgaged property is located; and (e) the legal description of the mortgaged property in the title policy must conform to that shown on the survey of the mortgaged property, where a survey has been required.

Property Insurance. The borrower is required to provide, and the BNY Member and others on the BNY Mellon Deal Team review, certificates of required insurance with respect to the mortgaged property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the mortgaged property is located in a flood hazard area, flood insurance; and (5) such other coverage as BNY Mellon may require based on the specific characteristics of the mortgaged property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a commercial or multifamily mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. BNY Mellon requires certain borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, BNY Mellon may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by BNY Mellon. The typical required escrows for mortgage loans originated by BNY Mellon are as follows:

•	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide BNY Mellon with sufficient funds to satisfy all taxes and assessments. BNY Mellon may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, or (ii) where a tenant is required to pay the taxes directly.

•	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. BNY Mellon may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for paying all insurance premiums, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor.

•	Replacement Reserves— Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. BNY Mellon relies on information provided by an independent engineer to make this determination. BNY Mellon may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, or (ii) where an investment grade tenant is responsible for replacements under the terms of its lease.

•	Completion Repair/Environmental Remediation— Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, BNY Mellon generally requires that at least 100% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. BNY Mellon may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) recommended costs do not exceed a de minimis amount.

•	Furniture, Fixtures and Equipment—A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.

•	Tenant Improvement/Lease Commissions— In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commission, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. BNY Mellon may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the mortgaged property are considered to be sufficiently below market, or (iv) where there is institutional sponsorship or a high net worth individual.

Notwithstanding the foregoing discussion under this caption “—BNY Mellon’s Underwriting Standards”, one or more of the mortgage loans contributed to this securitization by BNY Mellon may vary from, or may not fully comply with, BNY Mellon’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by BNY Mellon, BNY Mellon may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors. See “—Exceptions to BNY Mellon’s Disclosed Underwriting Guidelines” below.

Exceptions to BNY Mellon’s Disclosed Underwriting Guidelines

The BNY Mellon Mortgage Loans were originated, or if acquired, re-underwritten, in accordance with the applicable underwriting guidelines set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

BNY Mellon most recently filed a Form ABS-15G on February 9, 2016. BNY Mellon’s “Central Index Key” number is 0001497973. With respect to the period from and including January 1, 2013 to and including March 31, 2016, BNY Mellon has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither BNY Mellon nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization.

The information set forth under “—The Bank of New York Mellon” has been provided by BNY Mellon.

MC-Five Mile Commercial Mortgage Finance LLC

General

MC-Five Mile Commercial Mortgage Finance LLC (“MC-Five Mile”) is a sponsor with respect to, and a seller of certain mortgage loans (the “MC-Five Mile Mortgage Loans”) into, the securitization described in this prospectus. MC-Five Mile is a limited liability company organized under the laws of the State of Delaware.

MC-Five Mile is a privately held company that commenced operations in July 2012. MC-Five Mile was formed for the purpose of acquiring, originating, syndicating and securitizing commercial and multi-family real estate related debt. The executive offices of MC-Five Mile are located at 1330 Avenue of the Americas, New York, New York 10019.

MC-Five Mile Commercial Mortgage Finance LLC’s Commercial Mortgage Securitization Program

MC-Five Mile underwrites and originates mortgage loans secured by commercial or multifamily properties for its securitization program. As sponsor, MC-Five Mile sells fixed rate first mortgage loans it originates through commercial mortgage-backed securitizations. This is MC-Five Mile’s twenty-third securitization. In its prior securitizations, MC-Five Mile securitized mortgage loans with an aggregate principal balance of approximately $2.7 billion as of the cut-off date for such securitizations. MC-Five Mile was formed on July 12, 2012 and through various entities, is a 50%/50% joint venture between MC

Asset Management Holdings, LLC (a wholly owned subsidiary of Mitsubishi Corporation) and Five Mile Capital Partners LLC.

Five Mile Capital Partners LLC was established in 2003 and has over $1.6 billion of assets under management. Five Mile Capital Partners LLC specializes in investment opportunities in commercial real estate, debt products, structured finance, asset-based lending and financial services private equity. MC Asset Management Holdings, LLC is an alternative asset management firm that provides alternative investment products to global institutional investors. MC Asset Management Holdings, LLC is a subsidiary of Mitsubishi Corporation.

The commercial mortgage loans originated or acquired by MC-Five Mile are fixed rate loans and include both smaller “conduit” loans and large loans. MC-Five Mile primarily originates loans secured by retail, office, multifamily, hospitality, industrial and manufactured housing properties, but also can originate loans secured by self storage properties, theaters, land subject to a ground lease and mixed use properties.

As a sponsor, MC-Five Mile originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, intends to initiate their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the trust for the related securitization. In coordination with other underwriters, MC-Five Mile works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring the securitization transaction. MC-Five Mile acts as sponsor, originator or loan seller in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these loan sellers may be affiliated with underwriters on the transactions.

Neither MC-Five Mile nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, MC-Five Mile sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

Review of MC-Five Mile Commercial Mortgage Finance LLC’s Mortgage Loans

Overview. MC-Five Mile conducted a review of the MC-Five Mile Mortgage Loans in connection with the securitization described in this prospectus. The review of the MC-Five Mile Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of MC-Five Mile or one of its affiliates (the “MC-Five Mile Deal Team”). The review procedures described below were employed with respect to all of the MC-Five Mile Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the MC-Five Mile Deal Team created a database of loan level and property-level information relating to each MC-Five Mile Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, Third Party Reports, zoning reports, if applicable, insurance policies or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by MC-Five Mile during the underwriting process. After origination of each MC-Five Mile Mortgage Loan, the MC-Five Mile Deal Team updated the information in the database with respect to the MC-Five Mile Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the MC-Five Mile Deal Team.

A data tape (the “MC-Five Mile Data Tape”) containing detailed information regarding each MC-Five Mile Mortgage Loan was created from the information in the database referred to in the prior paragraph.

The MC-Five Mile Data Tape was used by the MC-Five Mile Deal Team to provide certain numerical information regarding the MC-Five Mile Mortgage Loans in this prospectus.

Data Comparison and Recalculation. MC-Five Mile engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by MC-Five Mile, relating to information in this prospectus regarding the MC-Five Mile Mortgage Loans. These procedures included:

•	comparing certain information in the MC-Five Mile Data Tape against various source documents provided by MC-Five Mile that are described above under “—Database”;

•	comparing numerical information regarding the MC-Five Mile Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the MC-Five Mile Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the MC-Five Mile Mortgage Loans disclosed in this prospectus.

Legal Review. MC-Five Mile engaged various law firms to conduct certain legal reviews of the MC-Five Mile Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each MC-Five Mile Mortgage Loan, origination counsel assisted in the preparation of certain due diligence questionnaires designed to identify material deviations from MC-Five Mile’s standard form loan documents. In addition, origination counsel for each MC-Five Mile Mortgage Loan reviewed MC-Five Mile’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the MC-Five Mile Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain MC-Five Mile Mortgage Loans marked against the standard form document, (ii) a review of a due diligence questionnaire and (iii) the review of certain loan documents with respect to the MC-Five Mile Mortgage Loans. Securitization counsel also reviewed the property release provisions, if any, for each MC-Five Mile Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Other Review Procedures. With respect to any material pending litigation that existed at the origination of any MC-Five Mile Mortgage Loan, MC-Five Mile requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If MC-Five Mile became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a MC-Five Mile Mortgage Loan, MC-Five Mile obtained information on the status of the Mortgaged Property from the related borrower to confirm that no material damage to the Mortgaged Property had occurred, or in the event that any such damage had occurred, that the Mortgaged Property was in adequate physical condition (based on a report prepared by an independent licensed engineer or architect).

The MC-Five Mile Deal Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the MC-Five Mile Mortgage Loans to determine whether any MC-Five Mile Mortgage Loan materially deviated from the underwriting guidelines set forth under “—MC-Five Mile’s Underwriting Guidelines and Processes” below. See “—Exceptions to MC-Five Mile’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, MC-Five Mile determined that the disclosure regarding the MC-Five Mile Mortgage Loans in this prospectus is accurate in all material respects. MC-Five Mile also determined that the MC-Five Mile Mortgage Loans were originated in accordance with MC-Five Mile’s origination procedures and underwriting criteria. MC-Five Mile attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. MC-Five Mile will perform a review of any mortgage loan that it elects to substitute for a Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. MC-Five Mile, and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related MLPA and the PSA (collectively, the “Qualification Criteria”). MC-Five Mile will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by MC-Five Mile and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by MC-Five Mile to render any tax opinion required in connection with the substitution.

MC-Five Mile’s Underwriting Guidelines and Processes

Overview. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to the mortgage loans originated by MC-Five Mile for securitization.

Notwithstanding the discussion below, given the unique nature of commercial or multifamily mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial or multifamily mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current and alternative uses, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of MC-Five Mile’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of particular MC-Five Mile Mortgage Loans, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties” section and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports and/or judgment, lien, bankruptcy and pending litigation searches, prior experience as an owner and operator of commercial real estate properties and the borrower’s financial capacity. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and, if applicable, zoning reports and seismic reports. Generally, a member of the loan underwriting team also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval. All mortgage loans originated by MC-Five Mile require approval by an investment committee which includes senior executives of Five Mile Capital Partners LLC and MC Asset Management Holdings, LLC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline the proposed loan.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each loan. MC-Five Mile’s underwriting guidelines generally require, without regard to any other debt, a debt service coverage ratio (calculated for this purpose using a 30-year amortization schedule) of not less than 1.25x (or 1.20x for multifamily properties) and a loan-to-value ratio of not more than 75%. MC-Five Mile may originate a mortgage loan with a debt service coverage ratio below 1.25x based on, among other things, the amortization features of the mortgage loan, the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, MC-Five Mile’s judgment of improved property and/or market performance and/or other relevant factors.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by MC-Five Mile and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. As described above, for the purpose of determining whether a mortgage loan’s debt service coverage ratio meets MC-Five Mile’s underwriting criteria, the debt service coverage ratio is calculated based on a debt service payment using a 30-year amortization term, however if a loan’s debt service coverage ratio is less than 1.25x because its debt service payment is calculated on an amortization schedule less than 30 years but its debt service coverage ratio calculated using a 30-year amortization term is equal to or greater than 1.25x, that loan meets MC-Five Mile’s underwriting criteria for debt service coverage ratio. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine. It is possible that an affiliate of MC-Five Mile may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Mortgage Loan Terms. MC-Five Mile’s underwriting guidelines generally require that the term of a mortgage loan be not less than five years and not more than ten years.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

•	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan. Each appraisal must meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, MC-Five Mile may also obtain a value on an “as-stabilized” basis reflecting leases that have been executed but tenants have not commenced paying rent or on an “as-completed” basis reflecting completion of capital improvements that are being undertaken at the Mortgaged Property. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation. MC-Five Mile then determines the loan-to-value ratio of the mortgage loan in each case based on the value set forth in the appraisal.

•	Environmental Assessment. Phase I ESA that confirm with American Society for Testing and Materials (ASTM) Standard E 1527 05 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process”, are required with respect to the real property collateral for each mortgage loan as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Furthermore, an ESA conducted at any particular real property collateral will not necessarily cover all potential environmental issues.

Depending on the findings of the initial environmental assessment additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral may be required. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response, MC-Five Mile either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

•	Engineering Assessment. Inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination process. The inspections are conducted to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting report may identify deferred maintenance and/or recommended capital expenditures, corrections or replacements. In cases in which the engineering assessment identifies material repairs or replacements needed immediately, MC-Five Mile generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, MC-Five Mile may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related Mortgage Loan documents.

•	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Title Insurance Policy. The borrower is required to provide, and MC-Five Mile, or its counsel reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan (or with respect to a mortgage loan secured by multiple Mortgaged Properties, an amount at least equal to the allocated loan amount with respect to the title policy for each such Mortgaged Property); (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property.

Property Insurance. Except in certain instances where sole or significant tenants (which may include ground lease tenants) are required to obtain insurance or may self-insure, the borrower is required to provide, and MC-Five Mile’s insurance consultant reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as MC-Five Mile may require based on the specific characteristics of the Mortgaged Property.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, MC-Five Mile will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

In some cases, a Mortgaged Property may constitute a legal non-conforming use or structure. In those cases, MC-Five Mile may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. MC-Five Mile generally requires borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves may be limited to certain capped amounts. In addition, MC-Five Mile may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by MC-Five Mile. Generally, the required escrows for mortgage loans originated by MC-Five Mile are as follows:

•	Taxes—An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current mileage rate) are required to provide MC-Five Mile with sufficient funds to satisfy all taxes and assessments. This escrow requirement may be waived by MC-Five Mile in certain circumstances, including, but not limited to: (i) the Mortgaged Property is an institutional sponsor or high net worth individual sponsor or (ii) if the related mortgaged property is a single tenant property (or substantially leased to a single tenant) and the tenant pays taxes directly (or MC-Five Mile may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (iii) any Escrow/Reserve Mitigating Circumstances (defined below).

•	Insurance—Typically an initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide MC-Five Mile with sufficient funds to pay all insurance premiums. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower or its affiliates maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant or another third party is responsible for the repairs and maintenance of the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

•	Tenant Improvement/Lease Commissions—A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space at the mortgaged property. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; (ii) the rent for the space in question is considered below market; or (iii) any Escrow/Reserve Mitigating Circumstances.

•	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the deferred maintenance items do not materially impact the function, performance or value of the property; (ii) the deferred maintenance cost does not exceed $50,000; (iii) a tenant (which may include a ground lease tenant) at the related Mortgaged Property or other third party is responsible for the repairs; or (iv) any Escrow/Reserve Mitigating Circumstances.

•	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 150% of the estimated remediation cost identified in the environmental report. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to: (i) environmental insurance is in place or obtained; (ii) a third party unrelated to the borrower is identified as the responsible party; or (iii) any Escrow/Reserve Mitigating Circumstances.

MC-Five Mile may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) MC-Five Mile has structured springing escrows that arise for identified risks, (v) MC-Five Mile has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed; (vi) MC-Five Mile believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; (vi) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association or (vii) a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

For a description of the escrows collected with respect to the MC-Five Mile Mortgage Loans, please see Annex A-1 to this prospectus.

Servicing. Interim servicing for most loans originated by MC-Five Mile prior to securitization is typically performed by Wells Fargo Bank, National Association. In some instances, interim servicing for certain loans originated by MC-Five Mile is performed by Grandbridge Real Estate Capital LLC. Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust on the securitization Closing Date. From time to time, the interim servicer may retain primary servicing.

Exceptions to MC-Five Mile’s Disclosed Underwriting Guidelines

None of the MC-Five Mile Mortgage Loans were originated with any material exceptions to the related underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

MC-Five Mile has no history as a securitizer prior to February 2013. MC-Five Mile most recently filed a Form ABS-15G on May 9, 2016. MC-Five Mile’s Central Index Key Number is 0001576832. With respect to the period from and including January 1, 2013 to and including March 31, 2016, MC-Five Mile has the following activity to report as required by Rule 15Ga-1 under the Exchange Act, with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected
			(#)	($)	(% of principal balance)	(#)	($) (3)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($) (3)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)
Commercial Mortgage Back Securities
JPMBB Commercial Mortgage Securities Trust 2014-C21 CIK# 0001610796	X	MC-Five Mile Commercial Mortgage Finance LLC	12	$112,085,537.00	8.9%	1	$6,741,004.34	0.54%	0	$0	0.0%	0	$0	0.0%	1	$6,741,004.34	0.54%	0	$0	0.0%	0	$0.0	0.00%

Total			12	$112,085,537.00	8.9%	1	$6,741,004.34	0.54%	0	$0	0.0%	0	$0	0.0%	1	$6,741,004.34	0.54%	0	$0	0.0%	0	$0.0	0.00%

Retained Interests in This Securitization

Neither MC-Five Mile nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. MC-Five Mile, or its affiliates, may own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—MC-Five Mile Commercial Mortgage Finance LLC” has been provided by MC-Five Mile.

The Bancorp Bank

General

The Bancorp Bank (“Bancorp”), a Delaware state-chartered bank, is a sponsor of, and a seller of certain mortgage loans (the “Bancorp Mortgage Loans”) into, the securitization described in this prospectus. Bancorp is a wholly-owned subsidiary of The Bancorp, Inc. (“Bancorp, Inc.”). Bancorp, Inc. is a Delaware financial holding company, which generates all of its revenue and income through Bancorp. Bancorp’s executive offices are located at 409 Silverside Road, Wilmington, Delaware 19809. Bancorp, Inc.’s web address is www.thebancorp.com. Bancorp, Inc. makes available free of charge on its website its annual report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports. None of the documents that Bancorp files with the SEC or any of the information on, or accessible through, the SEC’s website, is part of, or incorporated by reference into, this prospectus.

Bancorp’s Commercial Mortgage Securitization Program

As a sponsor, Bancorp originates and acquires commercial mortgage loans, and together with other sponsors or mortgage loan sellers, organizes and initiates the public and/or private securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor. Bancorp works with rating agencies, unaffiliated mortgage loan sellers, servicers and underwriters in structuring a securitization transaction.

Since the inception of Bancorp’s commercial mortgage securitization program in 2012, Bancorp has originated over $1.6 billion of commercial mortgage loans and has participated in fourteen (14) previous securitizations to which it has contributed approximately $1.1 billion of commercial mortgage loans through calendar year 2015. Additionally, senior management of Bancorp’s securitization program has had a longstanding history in the commercial mortgage securitization business, having experience dating to 1990, and has been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of commercial real estate loans. Bancorp originates commercial mortgage loans that are secured primarily by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use buildings, self-storage properties and industrial properties located in North America. Bancorp generally originates fixed rate mortgage loans having maturities between five (5) and ten (10) years principally for securitization. Bancorp also originates floating rate bridge mortgage loans having maturities between two (2) and five (5) years.

Neither Bancorp nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against Bancorp for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by Bancorp in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements—General” in this prospectus.

Review of Bancorp Mortgage Loans

Overview. Bancorp has conducted a review of the Bancorp Mortgage Loans in connection with the securitization transaction described in this prospectus. The review of the Bancorp Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Bancorp or one or more of its affiliates (the “Bancorp Securitization Team”). The review procedures described below were employed with respect to all of the Bancorp Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Bancorp Securitization Team created a database of loan-level and property-level information relating to each Bancorp Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Bancorp Securitization Team during the underwriting process. After origination of each Bancorp Mortgage Loan, the Bancorp Securitization Team updated the information in the database with respect to such Bancorp Mortgage Loan based on updates from the related interim servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Bancorp Securitization Team.

A data tape (the “Bancorp Data Tape”) containing detailed information regarding each Bancorp Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Bancorp Data Tape was used to provide the numerical information regarding the Bancorp Mortgage Loans in this prospectus.

Data Comparison and Recalculation. Bancorp engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Bancorp, relating to information in this prospectus regarding the Bancorp Mortgage Loans. These procedures included:

•	comparing the information in the Bancorp Data Tape against various source documents provided by Bancorp that are described above under “—Database”;

•	comparing numerical information regarding the Bancorp Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Bancorp Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the Bancorp Mortgage Loans disclosed in this prospectus.

Legal Review. Bancorp engaged various law firms to conduct certain legal reviews of the Bancorp Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Bancorp Mortgage Loan, Bancorp’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. In addition, origination counsel for the Bancorp Mortgage Loans completed due diligence questionnaires with respect to the Bancorp Mortgage Loans. The Bancorp Securitization Team performed a similar review of representations and warranties, and completed due diligence questionnaires. Outside legal counsel was also engaged in connection with this securitization transaction to assist in the review of the Bancorp Mortgage Loans. Such assistance included, among other things, (i) a review of Bancorp’s asset summary reports for each Bancorp Mortgage Loan, (ii) a review of the exception reports to the representations and warranties referred to above relating to the Bancorp Mortgage Loans, and (iii) a review of the due diligence questionnaires relating to the Bancorp Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation related to the Bancorp Mortgage Loans and of which Bancorp was aware at the origination of any Bancorp Mortgage Loan, Bancorp requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

Findings and Conclusions. Based on the foregoing review procedures, Bancorp determined that the disclosure regarding the Bancorp Mortgage Loans in this prospectus is accurate in all material respects. Bancorp also determined that the Bancorp Mortgage Loans were originated in accordance with Bancorp’s disclosed origination procedures and underwriting guidelines, except as may be described under “—Exceptions to Bancorp’s Disclosed Underwriting Guidelines” below. Bancorp attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Bancorp will perform a review of any mortgage loan that it elects to substitute for a Bancorp Mortgage Loan in connection with a material breach of a representation or warranty or a material document defect. Bancorp, and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related MLPA and the PSA (collectively, the “Qualification Criteria”). Bancorp will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Bancorp and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Bancorp to render any tax opinion required in connection with the substitution.

Bancorp’s Underwriting Guidelines

Overview. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Bancorp for securitization.

Bancorp originates commercial mortgage loans from its New York, New York office. Each of the mortgage loans originated by Bancorp is generally originated in accordance with the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting guidelines are general, and we cannot assure you that every loan will comply in all respects with the underwriting guidelines set forth below.

Loan Analysis. Generally, Bancorp performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a sponsor includes a review of the sponsor‘s experience and track record in owning and operating commercial real estate property, a review of the sponsor’s financial strength and liquidity, anti-money laundering or OFAC checks, third-party credit report reviews, bankruptcy and lien searches, general banking references and commercial mortgage related references. Where a third party property manager is responsible for operating the property, the property manager’s experience and presence in the subject market are also reviewed. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements if available, independent market research, an appraisal with an emphasis on rental and sales comparables along with an appraisal review by an independent appraisal firm, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and uses of the property. Typically, each report is reviewed for acceptability by real estate loan underwriter and senior credit personnel. The sponsor’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $10 million, in which case at least one independent director whose vote is required before the borrower institutes bankruptcy proceedings may be required. Two independent directors may be deemed necessary for loans of $20 million or more.

Loan Approval. All mortgage loans originated by Bancorp must be approved by a credit committee. The credit committee consists of executives and senior personnel of Bancorp. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio, Debt Yield and LTV Ratio. Bancorp’s underwriting standards generally mandate minimum debt service coverage ratios, debt yields and maximum loan-to-value ratios. A loan-to-value ratio is generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate. The debt yield is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the evaluation of debt service coverage ratios, debt yields, loan-to-value ratios and amortization periods for the mortgage loans originated by Bancorp may vary from these guidelines.

Evaluation of Borrower, Principals and/or Loan Sponsors. Bancorp evaluates the borrower, its principals and/or the loan sponsor with respect to credit history and prior experience as an owner and operator of commercial real estate properties. This evaluation will generally include obtaining and reviewing a credit report and other reliable indications of the loan sponsor’s financial capacity; and obtaining and reviewing the principal’s and/or loan sponsor’s prior real estate experience. Although the mortgage loans are generally non-recourse, in the case of certain mortgage loans, the borrower, certain principals of the borrower and/or certain loan sponsors of the borrower may be required to assume legal responsibility for liabilities arising as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and/or breach of environmental or hazardous materials requirements. Notwithstanding the above described review process, there can be no assurance that a borrower, a principal and/or a loan sponsor has the financial capacity to meet the obligations that may arise with respect to such liabilities.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate or mezzanine debt, whether secured or unsecured. The debt service coverage ratios and debt yields described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Escrow Requirements. Generally, Bancorp requires most borrowers to fund various escrows for taxes and insurance, tenant improvements and leasing commissions, and capital expenses. Generally, the required escrows for mortgage loans originated or acquired by Bancorp are as follows (see Annex A-1 to this prospectus for instances in which reserves were not taken):

•	Taxes. Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Bancorp may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

•	Insurance. If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Bancorp may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., 65% or less). Bancorp often employs the services of third party insurance consultants to ensure, among other items, that the appropriate escrow amounts are determined and that any previously outstanding premium amounts are paid at closing.

•	Replacement Reserves. Replacement reserves are generally calculated in accordance with standards of the CMBS marketplace. Bancorp relies on information provided by an independent engineer to make this determination. Bancorp may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

•	Completion Repair/Environmental Remediation. Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Bancorp generally requires that at least 110% to 125% of the estimated costs of repairs or replacements be reserved. Bancorp may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or other appropriate insurance policy is in place or obtained, (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) the recommended amount is de minimis.

•	Tenant Improvement/Lease Commissions. In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Bancorp may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the mortgaged property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (v) where there is a low loan-to-value ratio (i.e., 65% or less).

•	Other Factors. Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Title Insurance Policy. The borrower is required to provide, and Bancorp or its origination counsel typically will review, a title insurance policy for each property. Each title insurance policy typically must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) the policy must be in an amount at least equal to the original principal balance of the mortgage loan, (c) the protection and benefits must run to the mortgagee and its successors and assigns, (d) the policy must be written on an American Land Title

Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy must conform to that shown on the survey.

Property Insurance. The borrower is generally required to provide, and Bancorp or its insurance consultant typically will review, insurance policies and/or certificates of insurance with respect to each mortgaged property, which generally include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the mortgaged property is located in a flood hazard area, flood insurance; and (5) such other coverage as Bancorp may require based on the specific characteristics of the mortgaged property.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the Bancorp Mortgage Loans, Bancorp generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

•	Appraisal. Bancorp generally obtains an appraisal meeting the requirements described in the representation and warranty set forth in paragraph 45 on Annex D-1 to this prospectus without any exception that Bancorp deems material. In addition, the appraisal (or a separate letter) generally includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

•	Environmental Report. Bancorp generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by Bancorp. Bancorp or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, Bancorp generally requires that the condition be addressed in a manner that complies with the representation and warranty set forth in paragraph 43 on Annex D-1 to this prospectus without any exception that Bancorp deems material.

•	Physical Condition Report. Bancorp generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by Bancorp. Bancorp or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Bancorp often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a mortgage loan, Bancorp will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to such mortgaged property. Evidence of compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the applicable borrower.

Servicing. Interim servicing for all loans originated by Bancorp prior to securitization is typically performed by Wells Fargo Bank, National Association. In some instances, interim servicing for certain loans originated by Bancorp is performed by another servicer, typically Grandbridge Real Estate Capital LLC. Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Bancorp’s Disclosed Underwriting Guidelines

None of the Bancorp Mortgage Loans were originated with any material exceptions to the related underwriting guidelines.

Compliance with Rule 15Ga-1 under the Exchange Act

Bancorp most recently filed a Form ABS-15G on January 11, 2016. Bancorp’s Central Index Key is 0001505494. With respect to the period from and including April 1, 2013 to and including March 31, 2016, Bancorp did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither Bancorp nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization.

The information set forth under “—The Bancorp Bank” has been provided by Bancorp.

The Depositor

Credit Suisse Commercial Mortgage Securities Corp., the depositor, is a wholly-owned subsidiary of Credit Suisse Management LLC, which is a wholly-owned subsidiary of Credit Suisse (USA), Inc. which in turn is a wholly-owned subsidiary of Credit Suisse Holdings (USA), Inc. The depositor is a Delaware corporation and was organized on September 9, 2015, for the purpose of engaging in the business of, among other things, acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The depositor will create the issuing entity and transfer the underlying Mortgage Loans to it. The principal executive offices of the depositor are located at Eleven Madison Avenue, New York, New York, 10010. Its telephone number is (212) 325-2000. The depositor is an affiliate of Column Financial, Inc., a sponsor and an originator, and Credit Suisse Securities (USA) LLC. The depositor will not have any material assets. See “The Depositor” in the accompanying prospectus.

After establishing the issuing entity, the depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s ongoing duties will include: (i) appointing a successor trustee or certificate administrator in the event of the resignation or removal of the trustee or certificate administrator, (ii) paying any ongoing fees (such as surveillance fees) of the Rating Agencies, (iii) promptly delivering to the certificate administrator any document that comes into the depositor’s possession that constitutes part of the Mortgage File or servicing file for any Mortgage Loan, (iv) upon discovery of a breach of any of the representations and warranties of the master servicer, the special servicer or the operating advisor which materially and adversely affects the interests of the Certificateholders, giving prompt written notice of such breach to the affected parties, (v) providing information in its possession with respect to the certificates to the certificate administrator to the extent necessary to perform REMIC administration, (vi) indemnifying the issuing entity, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, the master servicer and the special servicer for any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties arising from the depositor’s willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the PSA or by reason of negligent disregard of its obligations and duties under the PSA, and (vii) signing any annual report on Form 10-K, including the required certification in Form 10-K under the Sarbanes-Oxley Act of 2002, and any distribution reports on Form 10-D and current reports on Form 8-K required to be filed by the issuing entity.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from the sponsors and will simultaneously transfer the Mortgage Loans, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, CSAIL 2016-C6 Commercial Mortgage Trust, will be a New York common law trust (the “Trust”), formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of Defaulted Loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Trustee and Certificate Administrator”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested, the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans and certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Trustee and Certificate Administrator

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, will act as trustee, certificate administrator and custodian on behalf of the Certificateholders pursuant to the PSA.

The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.8 trillion in assets and approximately 265,000 employees as of December 31, 2015, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The transaction parties may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank has provided corporate trust services since 1934. Wells Fargo Bank acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of December 31, 2015, Wells Fargo Bank was acting as trustee on approximately 367 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $151 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo has not been required to make an advance on a commercial mortgage-backed securities transaction.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust REMICs and to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of December 31, 2015, Wells Fargo Bank was acting as securities administrator with respect to more than $400 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the PSA. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2015, Wells Fargo Bank was acting as custodian of more than 187,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For two CMBS transactions in its portfolio, Wells Fargo Bank disclosed material noncompliance on its 2015 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB to the required recipients. For one CMBS transaction, the material noncompliance was an administrative error that caused an overpayment to a certain class and a correlating underpayment to a certain class. The affected distribution was revised the same month to correct the error. For the other CMBS transaction, distributions for one month were paid one day late as a result of human error.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank, N.A., in its capacity as trustee under 276 residential mortgage backed securities (“RMBS”) trusts, which was later amended on July 18, 2014, to increase the number of trusts to 284 RMBS trusts.  On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice.  That same day, a group of institutional investors filed a civil complaint in the United States District Court for the Southern District of New York (the “District Court”) against Wells Fargo Bank, alleging claims against the bank in its capacity as trustee for 274 RMBS trusts (the “Complaint”). In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court action was granted.  As with the prior state court action, the Complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank, Citibank, HSBC, Bank of New York Mellon and US Bank) by a group of institutional investor plaintiffs.  The Complaint against Wells Fargo Bank alleges that the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s alleged failure to (i) enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default purportedly caused by breaches by mortgage loan servicers, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought includes money damages in an unspecified amount, reimbursement of expenses, and equitable relief.  Other cases alleging similar causes of action have been filed against Wells Fargo Bank and other trustees in the same court by RMBS investors in these and other transactions, and these cases have been consolidated before the same judge. On January 19, 2016, an order was entered in connection with the Complaint in which the District Court declined to exercise jurisdiction over 261 trusts at issue in the Complaint; the District Court also allowed all plaintiffs to file amended complaints if they so chose, and three amended complaints have been filed.

There can be no assurances as to the outcome of the litigation, or the possible impact of the litigation on the trustee or the RMBS trusts. However, Wells Fargo Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of any losses to investors, and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

Neither Wells Fargo Bank nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo Bank or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information has been provided by Wells Fargo Bank. None of the depositor, the underwriters, the master servicer, the special servicer, the operating advisor, the asset representations reviewer or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The issuing entity will indemnify each of the trustee and the certificate administrator and certain related persons against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the certificate administrator may sustain in connection with the PSA (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the trustee or certificate administrator in any action or proceeding between the issuing entity and the trustee or certificate administrator or between the trustee or certificate administrator and any third party or otherwise) or the Certificates other than those resulting from the negligence, fraud, bad faith or willful misconduct, or the negligent disregard of obligations and duties under the PSA, of the trustee or certificate administrator. Each of the trustee and the certificate administrator will indemnify the Issuing Entity against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the issuing entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the obligations or duties of the trustee or certificate administrator, or by reason of negligent disregard of the trustee or certificate administrator’s obligations or duties, under the

PSA. However, in no event will the trustee or the certificate administrator be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. Neither the trustee nor the certificate administrator will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the PSA, or in the exercise of any of its rights or powers, if in the trustee’s or certificate administrator’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the issuing entity or property securing the same is located, the depositor and the trustee acting jointly will have the power to appoint one or more persons or entities approved by the trustee to act (at the expense of the trustee) as co-trustee or co-trustees, jointly with the trustee, or separate trustee or separate trustees, of all or any part of the issuing entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the depositor and the trustee may consider necessary or desirable. The appointment of a co-trustee or separate trustee will not relieve the trustee of its responsibilities, obligations and liabilities under the PSA except as required by applicable law.

The trustee and the certificate administrator (except for the information under the first 11 paragraphs of this section entitled “—The Trustee and Certificate Administrator”) will not make any representation as to the validity or sufficiency of the PSA, the Certificates or the Mortgage Loans, this prospectus or related documents.

The trustee and the certificate administrator are required to perform only those duties specifically required under the PSA. The certificate administrator, or any other custodian appointed under the PSA, will hold the Mortgage File for each Mortgage Loan in trust for the benefit of all Certificateholders and the related Serviced Companion Loan Holders. Pursuant to the PSA, the certificate administrator, in its capacity as custodian, is obligated to review the Mortgage File for each Mortgage Loan within a specified number of days after the execution and delivery of the PSA.

Neither the trustee nor the certificate administrator will be accountable for the use or application by the depositor of any Certificates issued to it or of the proceeds of such Certificates, or for the use of or application of any funds paid to the trustee or certificate administrator, as applicable, the master servicer or the special servicer in respect of the Mortgage Loans, or for investment of such amounts (except for any investment of such amounts in investments issued by the trustee or certificate administrator, as applicable, in its commercial capacity), nor will the trustee or certificate administrator be required to perform, or be responsible for the manner of performance of, any of the obligations of the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, or the operating advisor under the PSA unless, in the case of the trustee, it is acting as the successor to, and is vested with the rights, duties, powers and privileges of, the master servicer or the special servicer in accordance with the terms of the PSA.

Pursuant to the PSA, the certificate administrator, at the cost and expense of the depositor (other than with respect to the Distribution Date Statements), based upon reports, documents, and other information provided to the certificate administrator, will be obligated to file with the SEC, in respect of the issuing entity and the Certificates, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and any other Form 8-K reports required to be filed pursuant to the PSA.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including, and among other things, (1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action and (2) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, Wells Fargo Bank and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances”. The trustee and the certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee and the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

For a description of any material affiliations, relationships and related transactions between the trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The Master Servicer

KeyBank National Association (“KeyBank”) will act as the master servicer for all of the Mortgage Loans to be deposited into the issuing entity and the Serviced Companion Loans.

KeyBank is a wholly-owned subsidiary of KeyCorp (NYSE: KEY), an Ohio corporation. KeyBank maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. KeyBank is not an affiliate of the issuing entity, the depositor, any sponsor, the certificate administrator, the operating advisor, the asset representations reviewer, the special servicer, or the trustee. KeyBank is also the master servicer under the CSMC 2015-GLPB TSA and the CSMC 2015-GLPA TSA.

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	12/31/13	12/31/14	12/31/15	3/31/16
By Approximate Number	16,716	16,772	16,876	16,720
By Approximate Aggregate Principal Balance (in billions)	$170.1	$174.6	$185.2	$186.4

Within this servicing portfolio are, as of March 31, 2016, approximately 9,222 loans with a total principal balance of approximately $146.1 billion that are included in approximately 419 commercial mortgage-backed securitization transactions.

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality, and other types of income-producing properties that are located throughout the United States. KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of June 30, 2015, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer for loans related to commercial mortgage-backed securities in terms of total master and primary servicing volume.

KeyBank is approved as the master servicer, primary servicer, and special servicer for commercial mortgage-backed securities rated by Moody’s, Standard & Poor’s Ratings Services (“S&P”), Fitch, and Morningstar Credit Ratings, LLC (“Morningstar”). Moody’s does not assign specific ratings to servicers. KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Special Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer, primary servicer, and special servicer. Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer, “CPS2” as a primary servicer, and “CSS1-” as a special servicer. Morningstar has assigned to KeyBank the rankings of “MOR CS1” as master servicer, “MOR CS1” as primary servicer, and “MOR CS1” as special servicer. S&P’s, Fitch’s, and Morningstar’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure, and operating history.

KeyBank’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KeyBank generally uses the CREFC format to report to trustees and certificate administrators of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.keybank.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans. The following table sets forth the ratings assigned to KeyBank’s long-term deposits and short-term deposits.

	S&P	Fitch	Moody’s
Long-Term Deposits	A-	A-	Aa3
Short-Term Deposits	A-2	F1	P-1

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the PSA and, accordingly, will not have any material adverse impact on the performance of the underlying mortgage loan or the performance of the Certificates.

KeyBank has developed policies, procedures and controls for the performance of its master servicing and special servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) managing delinquent loans and loans subject to the bankruptcy of the borrower.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the PSA for assets of the same type included in this transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002 and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

KeyBank is, as the master servicer, generally responsible for the master servicing and primary servicing functions with respect to the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Whole Loans. KeyBank, as the master servicer, will be permitted to appoint one or more sub-servicers to perform all or any portion of its primary servicing functions under the PSA pursuant to one or more sub-servicing agreements and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement. Additionally, KeyBank may from time to time perform some of its servicing obligations under the PSA through one or more third-party vendors that provide servicing functions such as appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary. KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the PSA as if KeyBank had not retained any such vendors.

The manner in which collections on the underlying mortgage loan are to be maintained is described in “Pooling and Servicing Agreement—Accounts” and “—Withdrawals from the Collection Account” in this prospectus. Generally, all amounts received by KeyBank on the mortgage loans will be initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KeyBank and are then allocated and transferred to the appropriate account within the time required by the PSA. Similarly, KeyBank generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

KeyBank will not have primary responsibility for custody services of original documents evidencing the mortgage loans. KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving the mortgage loans or otherwise. To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as master servicer, primary servicer or special servicer, as applicable, including as a result of KeyBank’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. KeyBank has made all advances required to be made by it under its servicing agreements for commercial and multifamily mortgage loans.

From time to time KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. One such action was brought by a certificateholder of the J.P. Morgan Chase Commercial Mortgage Securities Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-CBICB18 in the Supreme Court of New York, County of New York, in connection with KeyBank’s determination of the fair value of a loan secured by the Bryant Park Hotel in New York City. KeyBank denies liability in such action, and KeyBank does not believe that such action or any other lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the Mortgage Loans pursuant to the PSA. KeyBank is not aware of any other lawsuits or legal proceedings, contemplated or pending, by governmental authorities against KeyBank at this time.

KeyBank will enter into one or more agreements with the mortgage loan sellers to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loans or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans.

Pursuant to certain interim servicing agreements between KeyBank and Column or certain of its affiliates, KeyBank acts as interim servicer with respect to certain mortgage loans owned by Column or those affiliates from time to time, which may include, prior to their inclusion in the Issuing Entity, some or all of the Column Mortgage Loans.

KeyBank expects to enter into subservicing agreements with NorthMarq Capital, LLC and NorthPoint Capital, L.L.C (the “Subservicers”) pursuant to which the Subservicers are expected to assume certain subservicing duties with respect to some of the Mortgage Loans.

Pursuant to the terms of the PSA, KeyBank will be entitled to retain a portion of the Servicing Fee equal to the amount by which the Servicing Fee exceeds the sum of (1) the fee payable to any initial subservicer as a primary servicer and (ii) a master servicing fee at a per annum rate of 0.00250% with respect to each Mortgage Loan notwithstanding any termination or resignation of KeyBank as master servicer. In addition, KeyBank will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

Neither KeyBank nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, KeyBank or its affiliates may retain certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information set forth in this section “—The Master Servicer” has been provided by KeyBank. Neither the Depositor nor any other person other than KeyBank makes any representation or warranty as to the accuracy or completeness of such information.

Certain duties and obligations of KeyBank as the master servicer, and the provisions of the PSA are described under “Pooling and Servicing Agreement—General,” “— Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions” and “—Inspections; Collection of Operating Information” in this prospectus. KeyBank’s ability to waive or modify any terms, fees, penalties or payments on the mortgage loans it is servicing and the effect of that ability on the potential cash flows from such mortgage loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus.

KeyBank’s obligations as the master servicer to make advances, and the interest or other fees charged for those advances and the terms of KeyBank’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances” in this prospectus. Certain terms of the PSA regarding KeyBank’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event”, “—Waiver of Servicer Termination Event” and “—Resignation of the Master Servicer and Special Servicer” in this prospectus. KeyBank’s rights and obligations with respect to indemnification, and certain limitations on KeyBank’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus. The master servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA.

For a description of any material affiliations, relationships and related transactions between the master servicer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The Special Servicer

Torchlight Loan Services, LLC (“Torchlight”) will initially be appointed to act as a special servicer under the PSA. In such capacity, the special servicer will be responsible for the servicing and administration of the Specially Serviced Loans and REO Properties pursuant to the PSA.

Torchlight is a Delaware limited liability company. Its executive office is located at 475 Fifth Avenue, New York, New York 10017 and its principal special servicing office is located at 701 Brickell Avenue, Suite 2200, Miami, Florida 33131. Torchlight is wholly owned by Torchlight Investors, LLC which through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

•	investing in high-yielding real estate loans;

•	investing in unrated and non-investment grade rated securities issued pursuant to CMBS transactions; and

•	distressed debt workout, through Torchlight, its nationally rated special servicing affiliate.

Torchlight has substantial experience in working out loans and has been engaged in servicing CMBS assets since December 2007. Torchlight’s then affiliated predecessor had been engaged in servicing CMBS assets since 1998. In the past five and a half years, Torchlight has resolved over $7.3 billion of U.S. commercial and multifamily loans.

The table below sets forth information about Torchlight’s portfolio of specially serviced commercial and multifamily mortgage loans as of the dates indicated:

CMBS Pools	As of 12/31/2013	As of 12/31/2014	As of 12/31/2015	As of 3/31/2016
By Approximate Number	32	32	33	32
Named Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance(1)	$33,400,000,000	$30,300,000,000	$18,200,000,000	$16,400,000,000
Actively Specially Serviced Portfolio By Approximate Number of Loans(2)	150	172	109	98
Actively Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance(2)	$2,200,000,000	$2,100,000,000	$1,600,000,000	$1,600,000,000

(1)	Includes all loans in Torchlight’s portfolio for which Torchlight is the named special servicer, regardless of whether such loans are, as of the specified date, specially-serviced loans.

(2)	Includes only those loans in the portfolio that, as of the specified date, are specially-serviced loans including REO.

As of March 31, 2016, there were 25 personnel involved in the special servicing of commercial real estate assets for Torchlight, of which 15 were dedicated to the special servicing business unit. As of March 31, 2016, Torchlight specially services a portfolio which included approximately 98 loans throughout the 50 United States, the District of Columbia and Puerto Rico with a then-current face value in excess of $1.60 billion, all of which are commercial or multifamily real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as those securing the mortgage loans backing the certificates. Accordingly, the assets that Torchlight services as well as assets owned by its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the mortgage loans for tenants, purchasers, financing and so forth. Torchlight does not service or manage any assets other than commercial and multifamily real estate assets.

Torchlight has developed policies and procedures for the performance of its special servicing obligations in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Torchlight has recognized that technology can greatly improve its performance as a special servicer, and Torchlight’s Intranet based infrastructure provides improved controls for compliance with pooling and servicing agreements, loan administration and procedures in workout/resolution. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for improved accuracy, efficiency, transparency, monitoring and controls.

Torchlight utilizes the services of certain independent contractors to augment its personnel. Such services provided by independent contractors are included in the personnel numbers above. Torchlight does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer and accordingly Torchlight does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA nor any material impact on the mortgage pool performance or the performance of the certificates.

Torchlight will not have primary responsibility for custody services of original documents evidencing the mortgage loans. On occasion, Torchlight may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Torchlight has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard. There are currently no legal proceedings pending; and no legal proceedings known to be contemplated by governmental authorities, against Torchlight or of which any of its property is the subject, which is material to the certificateholders. Torchlight is not an affiliate of the Depositor, the sponsors, the mortgage loan sellers, the issuing entity, the master servicer, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer or any originator of any of the Mortgage Loans identified in this prospectus.

There are no specific relationships involving or relating to this transaction or the securitized mortgage loans between Torchlight or any of its affiliates, on the one hand, and the depositor, the sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two (2) years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party—apart from the subject securitization transaction—between Torchlight or any of its affiliates, on the one hand, and the depositor, the sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two (2) years and that are material to an investor’s understanding of the offered certificates.

No securitization transaction involving commercial or multifamily mortgage loans in which Torchlight was acting as special servicer has experienced an event of default as a result of any action or inaction performed by Torchlight as special servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by Torchlight with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which Torchlight was acting as special servicer.

From time to time, Torchlight and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Torchlight does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as special servicer.

Torchlight may enter into one or more arrangements with the applicable Directing Certificateholder, holders of certificates of the Controlling Class or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Torchlight’s appointment as special servicer under the PSA and any related intercreditor agreement and limitations on such person’s right to replace the special servicer.

Torchlight is an affiliate of the entity expected to (a) purchase the Class D, Class E, Class F, Class NR, Class X-D, Class X-E, Class X-F, Class X-NR and Class Z certificates on the Closing Date, (b) be the initial Controlling Class Certificateholder and (c) be appointed as the initial Directing Certificateholder. Except as described above, neither Torchlight nor any of its affiliates intends to acquire on the Closing Date any Certificates issued by the issuing entity or any other economic interest in this securitization. Any such party will have the right to dispose of such certificates at any time.

The foregoing information regarding the special servicer set forth in this section entitled “—The Special Servicer” has been provided by Torchlight. None of the depositor, the underwriters, the master servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The special servicer will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus).

The special servicer may be terminated, with respect to the Mortgage Loans and Serviced Companion Loans, without cause, by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii) the Directing Certificateholder (for so long as a Control Termination Event does not exist), as described and to the extent in “Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus.

The special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of the Master Servicer and Special Servicer” in this prospectus.

Certain duties and obligations of Torchlight Loan Services, LLC as the special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”, “—Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “—Inspections; Collection of Operating Information” and “Description of the Certificates—Appraisal Reduction Amounts” in this prospectus. Torchlight Loan Services, LLC’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” below.

The special servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the special servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The CSMC 2015-GLPB Special Servicer and the CSMC 2015-GLPA Special Servicer

AEGON USA Realty Advisors, LLC, an Iowa limited liability company (“AURA”), the commercial real estate investment and management subsidiary of AEGON USA Asset Management Holding LLC (“AAM”), acts as the special servicer for each of the GLP Industrial Portfolio B Whole Loan and the GLP Industrial Portfolio A Whole Loan (in such capacities, the “CSMC 2015-GLPB Special Servicer” and “CSMC 2015-GLPA Special Servicer”, respectively). AURA’s principal office location is 4333 Edgewood Road, NE, Cedar Rapids, Iowa 52499. Its telephone number is (319) 355-8734.

AURA is a member company of the AEGON Group, one of the world’s largest life insurance and pension organizations, with approximately 28,000 employees worldwide. In the U.S., AAM provides clients with a full range of investment options including fixed income, real estate, equities, funds and alternative investments. AAM had total assets under management of approximately $375.0 billion as of December 31, 2015.

AURA employs a seasoned staff of approximately 200 industry professionals providing comprehensive analysis, and extensive portfolio and market-level monitoring. AURA had total assets under management of approximately $17.77 billion as of December 31, 2015, and advises clients on debt and equity investments across a wide spectrum of real estate classes. AURA’s office locations include: New York, New York; Baltimore, Maryland; Tampa, Florida; Louisville, Kentucky; Cedar Rapids, Iowa; San Francisco, California; Fresno, California; and Irvine, California.

AURA’s special servicing unit was established in 1991 to handle foreclosed real estate and distressed debt following the collapse of the savings and loan industry. The special servicing unit has remained a permanent part of AURA, acting for the AEGON Group portfolio of commercial mortgage loans, servicing on a contracted basis for third parties such as insurance companies, and as a special servicer for large CMBS loans. AURA’s special servicing portfolio includes mortgage loans secured by multifamily, office, retail, industrial and other types of income-producing properties that are located throughout the United States. AURA also serves as special servicer on commercial mortgage loans and mortgage loans for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. As of December 31, 2015, AURA’s total active special servicing portfolio contained 142 assets consisting of 98 loans and 44 real estate owned, or REO, properties with a combined unpaid principal balance, or UPB, of approximately $1.27 billion. As of December 31, 2015,

AURA was the named special servicer on 20 CMBS transactions, representing 50 loans and two CRE CDO transactions.

The table below contains information on the size of the portfolio of commercial and multifamily mortgage loans, mezzanine loans, CRE CDO assets and REO properties that have been referred to AURA as special servicer in CMBS and CRE CDO transactions from 2013 to 2015.

	Calendar Year End (Approximate amounts in billions)
Portfolio Size—CMBS Special Servicing	2013	2014	2015

Total	$1.918	$3.330	$8.858

S&P raised its rating of AURA to the highest level of “Strong” with a stable outlook as of February 2016. AURA is on S&P’s Select Servicer List as a special servicer. AURA is also rated “MOR CS2” as a Commercial Mortgage Special Servicer by Morningstar (September 2015). AURA is also rated “CSS2” as a CMBS special servicer by Fitch (December 2015). KBRA has reviewed AURA (August 2015) and deemed it to possess the necessary capabilities and attributes to satisfy the minimum requirements to meet its contractual obligations and the servicing standard in accordance with industry practices as a special servicer. AURA’s special servicing unit also provides analytical support for certain of AURA’s commercial real estate-related investment classes, including CMBS and real estate private placements.

AURA’s special servicing unit has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under its servicing agreements. AURA’s servicing system is SS&C Technologies LMS and maintains a thorough business continuity and disaster recovery plan with daily data backup. There have been no material changes to AURA’s policies or procedures in the special servicing function for the past three years, nor will there be any material changes to AURA’s policies or procedures in the special servicing function by virtue of AURA being appointed special servicer for each of the GLP Industrial Portfolio B Whole Loan and the GLP Industrial Portfolio A Whole Loan. AURA has developed policies, procedures and controls for the performance of its special servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Regulation AB under the Securities Act.

There are no specific relationships involving or relating to this transaction or the securitized mortgage loans between AURA or any of its affiliates, on the one hand, and the depositor, the sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two (2) years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party-apart from the subject securitization transaction-between AURA or any of its affiliates, on the one hand, and the depositor, the sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two (2) years and that are material to an investor’s understanding of the offered certificates.

No securitization transaction involving commercial or multifamily mortgage loans in which AURA was acting as special servicer has experienced an event of default as a result of any action or inaction by AURA as special servicer. AURA has never been terminated as servicer in a commercial mortgage loan securitization due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by AURA with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which AURA was acting as special servicer. AURA is not an affiliate of the issuing entity, the depositor, any sponsor, the master servicer, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer or the special servicer for this securitization.

From time to time, AURA is a party to lawsuits and other legal proceedings as part of its duties as a loan special servicer and otherwise arising in the ordinary course of its business. AURA does not believe that any such lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to specially service loans pursuant to the applicable trust and servicing agreements. AURA is not aware of any lawsuits or legal proceedings, contemplated or pending, by government authorities against AURA at this time which would, individually or in the aggregate, have a material adverse effect on its business or its ability to specially service loans pursuant to the servicing agreement.

The depositor, the underwriters, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator or any of their affiliates may maintain banking and other commercial relationships with AURA and its affiliates.

As of the date of this prospectus, AURA or its affiliates anticipate purchasing $10,000,000 of the Class A-5 Certificates. From time to time, AURA or its affiliates may purchase or sell these or additional certificates issued in this offering in the secondary market.

The foregoing information regarding the CSMC 2015-GLPB Special Servicer and the CSMC 2015-GLPA Special Servicer under this heading “—The CSMC 2015-GLPB Special Servicer and the CSMC 2015-GLPA Special Servicer” has been provided by AURA. None of the depositor, the underwriters, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Operating Advisor and Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial“), will act as the operating advisor under the PSA. Park Bridge Lender Services will also be serving as the asset representations reviewer under the PSA. Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of March 31, 2016, Park Bridge Lender Services was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of $79.4 billion issued in 75 transactions.

As of March 31, 2016, Park Bridge Lender Services was acting as asset representations reviewer for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of $5.8 billion issued in 7 transactions.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading “—The Operating Advisor and Asset Representations Reviewer” has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the operating advisor, asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer”.

Description of the Certificates

General

The Commercial Mortgage Pass-Through Certificates, Series 2016-C6 (the “Certificates”) will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property and revenues received in respect thereof but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan and revenues; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in any such funds or assets relating to such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Certificates will consist of the following classes: the Class A-1 certificates, the Class A-2 certificates, the Class A-3 certificates, the Class A-4 certificates, the Class A-5 certificates and the Class A-SB certificates (collectively with the Class A-S certificates, the “Class A Certificates”), the Class X-A certificates, the Class X-B certificates, the Class X-D certificates, the Class X-E certificates, the Class X-F certificates and the Class X-NR certificates (collectively, the “Class X Certificates”), the Class A-S certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates, the Class F certificates, the Class NR certificates, the Class Z certificates and the Class R certificates.

The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-NR certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance

Certificates”. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Initial Certificate Balance or Notional Amount
Offered Certificates
Class A-1	$17,021,000
Class A-2	$67,689,000
Class A-3	$92,701,000
Class A-4	$128,500,000
Class A-5	$198,130,000
Class A-SB	$33,186,000
Class X-A	$594,787,000
Class X-B	$34,536,000
Class A-S	$57,560,000
Class B	$34,536,000
Class C	$33,577,000

Non-Offered Certificates
Class X-D	$42,210,000
Class X-E	$20,146,000
Class X-F	$8,634,000
Class X-NR	$33,577,461
Class D	$42,210,000
Class E	$20,146,000
Class F	$8,634,000
Class NR	$33,577,461

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal (other than a payment of $100 to the Class X-D certificates on the first Distribution Date, which will be deemed a payment of principal on its REMIC regular interest principal balance for federal income tax purposes), but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates. The Notional Amount of the Class X-B certificates will equal the Certificate Balance of the Class B certificates. The Notional Amount of the Class X-D certificates will equal the Certificate Balance of the Class D certificates. The Notional Amount of the Class X-E certificates will equal the Certificate Balance of the Class E certificates. The Notional Amount of the Class

X-F certificates will equal the Certificate Balance of the Class F certificates. The Notional Amount of the Class X-NR certificates will equal the Certificate Balance of the Class NR certificates.

The Class Z certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class Z certificates will represent the right to receive Excess Interest received on any ARD Loan. The Class Z certificates will be issued by the Grantor Trust.

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in June 2016.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class Z or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and any Companion Distribution Account maintained by it in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)  the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the Remittance Date, exclusive of (without duplication):

•	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts other than any Excess Interest, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

•	all unscheduled payments of principal (including prepayments) and interest, net liquidation proceeds, net insurance proceeds and net condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date and, in the case of a Non-Serviced Mortgage Loan, other than the monthly remittance thereon) allocable to the Mortgage Loans;

•	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

•	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

•	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class Z certificates);

•	all yield maintenance charges and prepayment premiums;

•	all amounts deposited in the Collection Account in error; and

•	any late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)  if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Account allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)  all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(d)  with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA.

The “Collection Period” for each Distribution Date and any Mortgage Loan (and any Companion Loan) will be the period commencing on the day immediately following the Due Date for such Mortgage Loan (and any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (and any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to Mortgage Loans (and any periodic payments for any related Companion Loan) relating to such Collection Period (or applicable grace period) on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-NR certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those classes;

Second, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, in reduction of the Certificate Balances of those classes, in the following priority (prior to the Cross-Over Date):

(i)	to the holders of the Class A-SB certificates, in an amount equal to the lesser of the Principal Distribution Amount for such Distribution Date and the amount necessary to reduce the Certificate Balance of the Class A-SB certificates to the scheduled principal balance set forth on Annex E to this prospectus with respect to the Class A-SB certificates (the “Class A-SB Scheduled Principal Balance”) for such Distribution Date;

(ii)	to the holders of the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (i) above) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(iii)	to the holders of the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) and (ii) above) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero;

(iv)	to the holders of the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (iii) above) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero;

(v)	to the holders of the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (iv) above) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates is reduced to zero;

(vi)	to the holders of the Class A-5 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (v) above) for such Distribution Date, until the Certificate Balance of the Class A-5 certificates is reduced to zero; and

(vii)	to the holders of the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (vi) above) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero;

Third, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata (based upon the aggregate unreimbursed Realized Losses previously allocated to each such class), up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to each such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Fourth, to the holders of the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates have been reduced to zero, to the holders of the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the holders of the Class A-S certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Seventh, to the holders of the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the holders of the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the holders of the Class B certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Tenth, to the holders of the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and Class B certificates have been reduced to zero, to the holders of the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the holders of the Class C certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Thirteenth, to the holders of the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates, Class B certificates and Class C certificates have been reduced to zero, to the holders of the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the holders of the Class D certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Sixteenth, to the holders of the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such class;

Seventeenth, after the Certificate Balances of the Class A Certificates, Class B certificates, Class C certificates and Class D certificates have been reduced to zero, to the holders of the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the holders of the Class E certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Nineteenth, to the holders of the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates, Class B certificates, Class C certificates, Class D certificates and Class E certificates have been reduced to zero, to the holders of the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the holders of the Class F certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-second, to the holders of the Class NR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates, Class B certificates, Class C certificates, Class D certificates, Class E certificates and Class F certificates have been reduced to zero, to the holders of the Class NR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the holders of the Class NR certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class; and

Twenty-fifth, to the holders of the Class R certificates, any remaining amounts.

In addition, on the first Distribution Date, solely from funds transferred to the issuing entity for such purpose by the depositor, the Class X-D certificates will receive a payment of $100, which will be deemed a payment of principal on its respective REMIC regular interest principal balance for federal income tax purposes.

Notwithstanding the foregoing, on each Distribution Date occurring on and after Cross-Over Date, regardless of the allocation of principal payments described in clause Second above, the Principal

Distribution Amount for such Distribution Date is required to be distributed pro rata (based on their respective outstanding Certificate Balances), among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, in reduction of their respective Certificate Balances. The “Cross-Over Date” means the first Distribution Date on which the Certificate Balances of the Subordinate Certificates (calculated without giving effect to the Principal Distribution Amount on such Distribution Date) have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of certificates (other than the Class Z and Class R certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate of the Class A-1 certificates for any Distribution Date will be a fixed per annum rate equal to 1.4930%.

The Pass-Through Rate of the Class A-2 certificates for any Distribution Date will be a fixed per annum rate equal to 2.6619%.

The Pass-Through Rate of the Class A-3 certificates for any Distribution Date will be a fixed per annum rate equal to 2.9562%.

The Pass-Through Rate of the Class A-4 certificates for any Distribution Date will be a fixed per annum rate equal to 2.8233%.

The Pass-Through Rate of the Class A-5 certificates for any Distribution Date will be a fixed per annum rate equal to 3.0898%.

The Pass-Through Rate of the Class A-SB certificates for any Distribution Date will be a fixed per annum rate equal to 2.9599%.

The Pass-Through Rate of the Class A-S certificates for any Distribution Date will be a fixed per annum rate equal to 3.3464%.

The Pass-Through Rate of the Class B certificates for any Distribution Date will be a per annum rate equal to the lesser of 3.9239% and the WAC Rate for such Distribution Date.

The Pass-Through Rate of the Class C certificates for any Distribution Date will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate of the Class D certificates for any Distribution Date will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate of the Class E certificates for any Distribution Date will be a per annum rate equal to the WAC Rate for such Distribution Date less 1.0000%, but not less than 0.0000%.

The Pass-Through Rate of the Class F certificates for any Distribution Date will be a per annum rate equal to the WAC Rate for such Distribution Date less 1.0000%, but not less than 0.0000%.

The Pass-Through Rate of the Class NR certificates for any Distribution Date will be a per annum rate equal to the WAC Rate for such Distribution Date less 1.0000%, but not less than 0.0000%.

The Pass-Through Rate of the Class X-A certificates for any Distribution Date will equal the excess, if any of (a) the WAC Rate for such Distribution Date, over (b) the weighted average of the Pass-Through

Rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date. The Pass-Through Rate of the Class X-B certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for such Distribution Date, over (b) the Pass-Through Rate of the Class B certificates for such Distribution Date. The Pass-Through Rate of the Class X-D certificates for any Distribution Date will be a fixed per annum rate equal to 0.0000%. The Pass-Through Rate of the Class X-E certificates for any Distribution Date will be a fixed per annum rate equal to 1.0000%. The Pass-Through Rate of the Class X-F certificates for any Distribution Date will be a fixed per annum rate equal to 1.0000%. The Pass-Through Rate of the Class X-NR certificates for any Distribution Date will be a fixed per annum rate equal to 1.0000%.

The Class Z certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Excess Interest, if any, with respect to the ARD Loan.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including the Non-Serviced Mortgage Loans) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

The “Net Mortgage Rate” for each Mortgage Loan (including each Non-Serviced Mortgage Loan) and any REO Mortgage Loan is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates and Withheld Amounts, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower, or otherwise. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate of the Regular Certificates, the Net Mortgage Rate of any Mortgage Loan for any one-month accrual period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month accrual period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including the Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such

Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates is equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate of such class on the related Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates is the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) in the case of a class of Principal Balance Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each class of Regular Certificates for each Distribution Date will be the calendar month immediately preceding the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)  the Principal Shortfall for that Distribution Date,

(b)  the Scheduled Principal Distribution Amount for that Distribution Date, and

(c)  the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)  Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B)  Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or (i) with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Remittance Date and (ii) with respect to a Non-Serviced Mortgage Loan, received by the master servicer as of such date as would permit inclusion in the Available Funds for such Distribution Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or (i) with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Remittance Date and (ii) with respect to a Non-Serviced Mortgage Loan, received by the master servicer as of such date as would permit inclusion in the Available Funds for such Distribution Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans during the applicable one-month period ending on the related Determination Date (or, in the case of a Non-Serviced Mortgage Loan, received by the master servicer during such period as would allow inclusion in the Available Funds for such Distribution Date); and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties during the applicable one-month period ending on the related Determination Date (or, in the case of a Non-Serviced Mortgage Loan, received by the master servicer during such period as would allow inclusion in the Available Funds for such Distribution Date) whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees payable as of the date of receipt of such proceeds, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the applicable one-month period ending on the related Determination Date, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan and payable as of the date of receipt of such proceeds, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Mortgage Loan, is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Mortgage Loan on the related Due Date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance thereof occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and/or the related Mortgaged Property has not become an REO Property, and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Mortgage Loan at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the preceding Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E to this prospectus. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life” in this prospectus. Based on such assumptions, the Certificate

Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E to this prospectus. We cannot assure you, however, that the Mortgage Loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will generally be reduced by the amount of payments and other collections of principal received on such Mortgage Loan that are distributable on or advanced for such Distribution Date. With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. With respect to any Whole Loan on any date of determination, the Stated Principal Balance of such Whole Loan will be the sum of the Stated Principal Balance of the related Mortgage Loan and each related Companion Loan on such date. The Stated Principal Balance of a Mortgage Loan or Whole Loan may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan or Whole Loan, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of Mortgage Loans”. If any Mortgage Loan or Whole Loan is paid in full or the Mortgage Loan or Whole Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan, Whole Loan) is otherwise liquidated, then, as of the Distribution Date that relates to the first Determination Date on or prior to which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or Whole Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to the Non-Serviced Mortgage Loan held pursuant to the Non-Serviced PSA) will be treated as if the related Mortgage Loan (an “REO Mortgage Loan”) and, if applicable, each related Companion Loan (an “REO Companion Loan”; and each REO Mortgage Loan and REO Companion Loan, also an “REO Loan”) were still outstanding, and all references to Mortgage Loan or Mortgage Loans or Companion Loan or Companion Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (or related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (or related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to the Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to the ARD Loan on or prior to the related Determination Date to the holders of the

Class Z certificates. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to the Serviced Whole Loan, the related Intercreditor Agreement), all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of the Serviced Whole Loan, any amounts payable to the holder(s) of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity;

Second, as a recovery of Nonrecoverable Advances with respect to the related Mortgage Loan and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the other Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions of the Code.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of the Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances with respect to the related Mortgage Loan and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the other Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the applicable Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than, if applicable, accrued and unpaid Excess Interest (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On each Distribution Date, yield maintenance charges, if any, collected in respect of the Mortgage Loans during the related Collection Period will be required to be distributed by the certificate administrator to the holders of each class of Regular Certificates (excluding the Class X-E, Class X-F, Class X-NR, Class E, Class F and Class NR certificates) in the following manner: (a) pro rata, between (i) the group (the “YM Group A”) of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A and Class A-S certificates, and (ii) the group (the “YM Group B” and collectively with the YM Group A, the “YM Groups”) of the Class X-B, Class X-D, Class B, Class C and Class D certificates, based upon the aggregate amount of principal distributed to the Classes of Principal Balance Certificates in each YM Group on such Distribution Date; and (b) as among the respective Classes of Certificates in each YM Group in the following manner: (1) on a pro rata basis in accordance with their respective entitlements in those yield maintenance charges, to each Class of Principal Balance Certificates in such YM Group in an amount equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such Class of Principal Balance Certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Principal Balance Certificates in such YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment with respect to such Class of Principal Balance Certificates, and (z) the aggregate amount of such yield maintenance charge allocated to such YM Group and (2) the portion of such yield maintenance charge allocated to such YM Group remaining after such distributions to the applicable Class(es) of Principal Balance Certificates in such YM Group, to the Class(es) of Class X Certificates in such YM Group, and in the case of the YM Group B, on a pro rata basis in accordance with their respective reductions in their Notional Amounts on such Distribution Date, to the Class X-B and Class X-D certificates.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D certificates is a fraction (a) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate of such Class of Certificates and (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the greater of zero and the difference between (i) the Mortgage Loan Rate on such Mortgage Loan (or with respect to any Mortgage Loan that is part of a Serviced Whole Loan, the Mortgage Loan Rate of such Serviced Whole Loan) and (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one or less than zero. If such discount rate is greater than or equal to the lesser of (x) the Mortgage Loan Rate on the related Mortgage Loan or Serviced Whole Loan, as applicable, and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided that if such discount rate is greater than or equal to the Mortgage Loan Rate on such Mortgage Loan or Serviced Whole Loan, as applicable, but less than the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal one.

If a prepayment premium (calculated as a fixed percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge and a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class X-E, Class X-F, Class X-NR, Class E, Class F, Class NR, Class Z or Class R certificates. After the Certificate Balances and Notional Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C and Class D certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the Mortgage Loans will be distributed to the holders of the Class X-D certificates, regardless of whether the Notional Amount of the Class X-D certificates has been reduced to zero.

For a description of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the Certificate Balance or Notional Amount, as applicable, of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	July 2020
Class A-2	March 2021
Class A-3	January 2023
Class A-4	January 2026
Class A-5	March 2026
Class A-SB	September 2025
Class A-S	April 2026
Class X-A	April 2026
Class X-B	April 2026
Class B	April 2026
Class C	April 2026

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the

Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in January 2049. See “Ratings” in this prospectus.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan(s) in accordance with the related Intercreditor Agreement) in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or yield maintenance charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan(s) in accordance with the related Intercreditor Agreement) in whole or in part after the Determination Date (or, with respect to each Mortgage Loan or Serviced Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Companion Loan) on each Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan, equal to the lesser of:

(i)	the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)	the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a rate of 0.0025% per annum and (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y) at the request or with the consent of the special servicer or, so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan, the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and the related Serviced Pari Passu Companion Loan(s), pro rata, in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the Non-Serviced Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date and the portion of the compensating interest payments allocable to any Non-Serviced Mortgage Loan to the extent received from the Non-Serviced Master Servicer (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the “Excess Prepayment Interest Shortfall”) will be allocated on that Distribution Date among each class of Regular Certificates, pro rata in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F and Class NR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F and Class NR certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F and Class NR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal on any Distribution Date will be made as described under “—Distributions—Priority of Distributions” above. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates that are still outstanding, pro rata, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to Class NR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date (any such deficit, a “Realized Loss”). The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class NR certificates;

second, to the Class F certificates;

third, to the Class E certificates;

fourth, to the Class D certificates;

fifth, to the Class C certificates;

sixth, to the Class B certificates;

seventh, to the Class A-S certificates; and

eighth, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata based on their respective Certificate Balances.

Realized Losses will not be allocated to the Class Z certificates or the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the Certificate Balances of the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under

“Transaction Parties—The Trustee and Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

A class of certificates will be considered outstanding until its Certificate Balance or Notional Amount is reduced to zero, except that the Class Z certificates and Class X-D certificates will be considered outstanding so long as holders of such certificates are entitled to receive Excess Interest in the case of the Class Z certificates, or yield maintenance charges and prepayment premiums, in the case of the Class X-D certificates. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total debt service coverage ratio calculated on the basis of the Mortgage Loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the Mortgage Loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates, and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)  a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)  a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)  a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)  a CREFC® advance recovery report;

(5)  a CREFC® total loan report;

(6)  a CREFC® operating statement analysis report;

(7)  a CREFC® comparative financial status report;

(8)  a CREFC® net operating income adjustment worksheet;

(9)  a CREFC® real estate owned status report;

(10)  a CREFC® servicer watch list;

(11)  a CREFC® loan level reserve and letter of credit report;

(12)  a CREFC® property file;

(13)  a CREFC® financial file;

(14)  a CREFC® loan setup file (with respect to the initial Distribution Date); and

(15)  a CREFC® loan periodic update file.

The master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under an Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

•	a CREFC® property file;

•	a CREFC® financial file;

•	a CREFC® loan setup file (with respect to the initial Distribution Date); and

•	a CREFC® loan periodic update file.

In addition, the master servicer (with respect to a Mortgage Loan that is not an REO Loan) or special servicer (with respect to REO Loans), as applicable, is also required to prepare the following for each Mortgaged Property and REO Property:

•	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 30 days of receipt of such quarterly operating statement for the quarter ending September 30, 2016, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12 month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® servicer watch list). The master servicer (with respect to Mortgage Loans that are not REO Loans) or the special servicer (with respect to REO Loans), as applicable, will deliver to the certificate administrator, the operating advisor and, upon request, any Serviced Companion Loan Holder by electronic means the operating statement analysis.

•	Within 45 days after receipt by the master servicer (with respect to a Mortgage Loan that is not an REO Loan) or the special servicer (with respect to REO Loans) of any annual operating statements or rent rolls commencing within 30 days of receipt of such annual operating statement for the calendar year ending December 31, 2016, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the related Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer in preparing the CREFC® comparative financial status report. Such master servicer or special servicer will deliver to the certificate administrator, the operating advisor and, upon request, any Serviced Companion Loan Holder by electronic means the CREFC® net operating income adjustment worksheet.

Certificate Owners and any Serviced Companion Loan Holder who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if the DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer, any Excluded Special Servicer, the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the Directing Certificateholder (but only prior to the occurrence of a Consultation Termination Event), the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any person who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers a NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that (i) other than with respect to an Excluded Controlling Class Holder or a special servicer that is a Borrower Party, in no event will a Borrower Party be considered a Privileged Person, (ii) in no event will an Excluded Controlling Class Holder be entitled to Excluded Information with respect to an Excluded Controlling Class Loan with respect to which it is a Borrower Party (but this exclusion will not apply to any other Mortgage Loan), and (iii) with respect to a special servicer that obtains knowledge that it has become a Borrower Party, such special servicer will be prohibited from viewing or otherwise retrieving any information related to such Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan. In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be. Notwithstanding any provision to the contrary herein, the certificate administrator will have no obligation to restrict access to the special servicer or an Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, the holder of a mezzanine loan that has been accelerated or as to which the mezzanine lender commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or a holder of a mezzanine loan that has been accelerated or as to which the mezzanine lender commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

“Investor Certification” means a certificate (which may be in electronic form) substantially in the form(s) attached to the PSA or in the form(s) of electronic certification(s) contained on the certificate administrator’s website (which may be a click-through confirmation) representing that such person executing the certificate is a Certificateholder, the Directing Certificateholder (to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Certificate Owner, a Companion Loan Holder or a prospective purchaser of a Certificate (or any investment advisor or manager of the foregoing) and that for purposes of obtaining certain information and notices (including access to information and notices on the certificate administrator’s website), (A)(1) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (2) such person is a Borrower Party (in which case, (i) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, as applicable, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than Excluded Information or (ii) if such person is neither the Directing Certificateholder nor a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the Certificate Administrator), (B) except in the case of a prospective purchaser of a Certificate, such person has received a copy of the final prospectus and (C) such person agrees to keep any Privileged Information confidential and to not violate any securities laws.

A “Certificateholder” is the person in whose name a Certificate is registered in the certificate register maintained pursuant to the PSA, except that (1) solely for the purpose of giving any consent, approval, waiver or taking any action pursuant to the PSA, any Certificate registered in the name of or beneficially owned by the depositor, the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the operating advisor, a Borrower Party or any affiliate of the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor or a Borrower Party will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class

Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and (2) solely for the purposes of exercising any rights of a Certificateholder described under “Pooling and Servicing Agreement―Dispute Resolution Provisions”, any Certificate beneficially owned by any mortgage loan seller will be deemed not to be outstanding, and, in the case of either (1) or (2), the Voting Rights to which they are entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver, take any such action or exercise any such rights has been obtained (provided that notwithstanding the foregoing, for purposes of exercising any rights it may have solely as a member of the Controlling Class, any Controlling Class Certificate owned by an Excluded Controlling Class Holder will be deemed not to be outstanding as to such holder solely with respect to any related Excluded Controlling Class Loan). Notwithstanding the foregoing, for purposes of obtaining the consent of Certificateholders to an amendment of the PSA, any Certificate beneficially owned by the depositor, the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator or any of their respective affiliates will be deemed to be outstanding; provided that if such amendment relates to the termination, increase in compensation or material reduction of obligations of the depositor, the master servicer, the special servicer, the trustee, the operating advisor or the certificate administrator or any of their respective affiliates, then such Certificate so owned by such related party will be deemed not to be outstanding. Notwithstanding the foregoing, the restrictions above will not apply to (i) the exercise of the rights of the master servicer, the special servicer or an affiliate of the master servicer or the special servicer, if any, as a member of the Controlling Class (but not with respect to any Excluded Controlling Class Loan with respect to which such party is an Excluded Controlling Class Holder) or (ii) solely for purposes of accessing information, to any affiliate of the depositor, the master servicer, the special servicer, the trustee, the operating advisor or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee, the operating advisor or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public. Each NRSRO will be deemed to recertify to the foregoing each time it accesses the certificate administrator’s website.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide to the holders of any Companion Loan (or their designee including any master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Thomson Reuters Corporation, Trepp, LLC, Intex Solutions, Inc., Asset Reviewers LLC and BlackRock Financial Management, Inc., pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or the special servicer, as applicable, the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) may provide (or forward electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or the special servicer, as the case may be; provided that in connection with such request, the master servicer or the special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or the special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below:

(A)  the following “deal documents”:

•	this prospectus;

•	the PSA, each Sub-Servicing Agreement delivered to the certificate administrator from and after the closing date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

•	the CREFC® loan setup file (with respect to the first Distribution Date) delivered to the certificate administrator by the master servicer;

(B)  the following “SEC EDGAR filings”:

•	any reports on Forms 10-D, 10-K and 8-K that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

(C)  the following documents, which will be made available under a tab or heading designated “periodic reports”:

•	the Distribution Date Statements;

•	the CREFC® bond level files;

•	the CREFC® collateral summary files;

•	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the certificate administrator); and

•	the annual reports prepared by the operating advisor;

(D)  the following documents, which will be made available under a tab or heading designated “additional documents”:

•	the summary of any Final Asset Status Report as provided by the special servicer;

•	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

•	any appraisals delivered in connection with any Asset Status Report; and

•	the CREFC® Appraisal Reduction Template;

(E)  the following documents, which will be made available under a tab or heading designated “special notices”:

•	notice of any release based on an environmental release under the PSA;

•	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

•	notice of final payment on the certificates;

•	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or the special servicer;

•	any notice of resignation or termination of the master servicer or special servicer;

•	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

•	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

•	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

•	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

•	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

•	any notice of the termination of a sub-servicer;

•	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

•	any notice of the termination of the issuing entity;

•	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred;

•	any notice of the occurrence of an Operating Advisor Termination Event;

•	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

•	any Proposed Course of Action Notice;

•	any assessment of compliance delivered to the certificate administrator;

•	any Attestation Reports delivered to the certificate administrator; and

•	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;

(F)  the “Investor Q&A Forum”; and

(G)	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”;

provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan, the Certificate Administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the Certificate Administrator has been notified of such Excluded Loan.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is a Borrower Party with respect to any related Excluded Controlling Class Loan and/or Excluded Loan (such party, an “Excluded Controlling Class Holder”), such Excluded Controlling Class Holder is required to promptly notify each of the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide a new Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s) and/or Excluded Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA.

Any reports on Form 10-D filed by the certificate administrator will contain (i) the information required by Rule 15Ga-1(a) concerning all Mortgage Loans of the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer and (iii) certain account balances to the extent available to the certificate administrator.

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or the special servicer relating to servicing reports, the Mortgage Loans (excluding the Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at “www.ctslink.com”. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at (866) 846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of distribution reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and annual reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will require the master servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the PSA, to provide certain of the reports or, in the case of the master servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the master servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the master servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)  0% in the case of the Class Z and Class R certificates,

(2)  2% in the case of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-NR certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(3)  in the case of any class of Principal Balance Certificates (or, with respect to a vote of Non-Reduced Certificates, in the case of any class of Non-Reduced Certificates), a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates (or, with respect to a vote of Non-Reduced Certificates, the aggregate of the Certificate Balances of all classes of the Non-Reduced Certificates), each determined as of the prior Distribution Date;

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

None of the Class Z certificates or the Class R certificates will be entitled to any Voting Rights.

“Non-Reduced Certificates” means, as of any date of determination, any class of Principal Balance Certificates then outstanding for which (a) (1) the initial Certificate Balance of such class of certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the holders of such class of certificates, (y) any Appraisal Reduction Amounts allocated to such class of certificates as of the date of determination and (z) any Realized Losses previously allocated to such class of certificates, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Balance of such class of certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the holders of such class of certificates.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee) under the same circumstances, and subject to the same conditions, as such report, statement or other information would be provided to a Certificateholder.

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates in global form that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication”, “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect

Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder (which must include a copy of the communication the Certificateholder proposes to transmit) that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar will, within 10 business days after receipt of such request, afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of the names and addresses of the Certificateholders as of the most recent Record Date as they appear in the certificate register.

Requests to Communicate

The PSA will require that the certificate administrator include in any Form 10–D any request received prior to the Distribution Date to which the Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – CSAIL 2016-C6
with a copy to: trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor, the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in certifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loan (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)  the original Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)  the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)  an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)  the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)  an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)  the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)  originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)  the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)  any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)  an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)  the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)  the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)  the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)  the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)  the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xvi)  the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan; and

(xvii)  the original or a copy of any related mezzanine intercreditor agreement.

provided that with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date.

In addition, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans within 60 days after the Closing Date to the depositor by uploading such Diligence Files to the designated Intralinks website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence File to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, collectively the following documents in electronic format:

(a)  a copy of each of the following documents:

(i)          the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)         the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)        any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)         all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)          the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)         any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)        any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan or a Mortgage Loan with related mezzanine debt;

(viii)       any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)        any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)         any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)        any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xii)       any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)      all related environmental reports; and

(xiv)       all related environmental insurance policies;

(b)          a copy of any engineering reports or property condition reports;

(c)          other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)          for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)          a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)           a copy of (i) all mortgagor’s certificates of hazard insurance and/or (ii) hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), in each case, if any, delivered in connection with the closing of the related Mortgage Loan;

(g)          a copy of the appraisal for the related Mortgaged Property(ies);

(h)          for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)           a copy of the applicable mortgage loan seller’s asset summary;

(j)           a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)          a copy of all zoning reports;

(l)           a copy of financial statements of the related mortgagor;

(m)         a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)          a copy of all UCC searches;

(o)          a copy of all litigation searches;

(p)          a copy of all bankruptcy searches;

(q)          a copy of the origination settlement statement;

(r)           a copy of any insurance consultant report;

(s)          a copy of the organizational documents of the related mortgagor and any guarantor;

(t)           a copy of any escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)          a copy of any closure letter (environmental); and

(v)           a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties,

in each case, to the extent that the originator received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included or obtained in connection with the origination of such Mortgage Loan, the Diligence File will be required to include a statement to that effect; provided that no information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is not required to include any of the same items identified above again if such items have already been included under another clause of the definition of “Diligence File”, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the related mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(x)  such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or

(y)  in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) the discovery by the mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(1)  cure such Material Defect in all material respects, at its own expense,

(2)  repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or

(3)  substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution.

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the related mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to the related Whole Loans, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period. Notwithstanding the foregoing, there will be no such 90-day extension, if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the related mortgage loan seller of its obligation to repurchase the related Mortgage Loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the applicable MLPA or the PSA (other than the asset representations reviewer) to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such Material Defect (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay precludes the mortgage loan seller from curing such Material Defect. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the related mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the related mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of a repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the special servicer (with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan and for so long as no Control Termination Event has occurred and is continuing) are able to agree, each in its sole discretion, upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage.

In addition, the MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related mortgage loan seller repurchases the related Non-Serviced Companion Loan securitized under the related Non-Serviced PSA from the related other issuing entity, such seller is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Non-Serviced Pari Passu Companion Loans contained in a securitization.

With respect to any Mortgage Loan, “Purchase Price” equals to the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on the ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable), if any, (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator, asset representations reviewer or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan (or related REO Loan); provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions” but will include trust expenses related to such activities, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan (or related REO Loan) (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by a mortgage loan seller, the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to the Whole Loans, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)  have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)  have a Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)  have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)  accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)  have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)  have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)  comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)  have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)  have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)  constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable mortgage loan seller’s expense);

(k)  not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date;

(l)  have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)  not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the applicable mortgage loan seller);

(n)  have been approved, so long as a Control Termination Event has not occurred and is not continuing and the affected Mortgage Loan is not an Excluded Loan, by the Directing Certificateholder;

(o)  prohibit defeasance within two years of the Closing Date;

(p)  not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)  have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)  be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee

Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a replacement Mortgage Loan is substituted for a removed Mortgage Loan, the related mortgage loan seller will be required to certify that such replacement Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided, however, that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) if such Mortgage Loan is or was a Delinquent Loan subject to an Asset Review, the amount of any fees and reimbursable expenses of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan, without duplication; provided, further, that in the event any such costs and expenses exceed $10,000, the related mortgage loan seller will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The related mortgage loan seller will remit the amount of these costs and expenses and upon its making such remittance, the related mortgage loan seller will be deemed to have cured the breach in all respects. The related mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the related mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any Mortgage Loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loans and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and the related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loan and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Co-Lender Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Pari Passu Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), the related Companion Loans and any related REO Properties. In the case of the Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loan”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loan and the related REO Properties and the related Co-Lender Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” above.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator in its capacity as custodian, with a copy to the master servicer, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA and the Directing Certificateholder (so long as no Consultation Termination Event has occurred and other than in respect of an Excluded Loan) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will each be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Pari Passu

Companion Loans and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan), for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or the special servicer, as the case may be, with a view to; (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or Serviced Whole Loans or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loans, and the best interests of the issuing entity and the certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the pari passu or subordinate nature of the related Companion Loan), as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)  any relationship that the master servicer or the special servicer, as the case may be, or any of their respective affiliates, as the case may be, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)  the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)  the obligation, if any, of the master servicer to make advances;

(D)  the right of the master servicer or the special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)  the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)  any debt that the master servicer or the special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)  any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)  any obligation of the master servicer or the special servicer, or any of their respective affiliates, to repurchase, substitute or make a Loss of Value Payment for a Mortgage Loan as a mortgage loan seller (if the master servicer or the special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Pari Passu Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower(s) on similar non-defaulted debt of such borrower(s) as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of their respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and the Serviced Pari Passu Companion Loans to one or more third-party sub-servicers provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any Sub-Servicing Agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the depositor is a party to. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, generally to the same extent the master servicer would be reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “Remittance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be non-recoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)  all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the Remittance Date; and

(2)  in the case of each Mortgage Loan delinquent in respect of its balloon payment as of the Remittance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the Remittance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined to exist with respect to any Mortgage Loan (or, in the case of the Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, yield maintenance charges, prepayment premiums or Excess Interest or with respect to any Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any

Mortgage Loan (other than a Non-Serviced Mortgage Loan) and related Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such a Mortgage Loan or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in accordance with the Servicing Standard (in which case it will be reimbursed out of the collection account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for a Non-Serviced Whole Loan under the PSA. No Servicing Advances will be made with regard to a Subordinate Companion Loan if the related Mortgage Loan is no longer held by the issuing entity. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to Serviced Whole Loans. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option (with respect to any Specially Serviced Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, in consultation with the Directing Certificateholder) make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to any master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which the related Serviced Pari Passu Companion Loan is deposited, and, with respect to a Non-Serviced Mortgage Loan, the related master servicer under the related Non-Serviced PSA), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination may be conclusively relied upon by, but will not be binding upon, the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is non-recoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, (b) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (c) estimated future expenses, and (d) estimated timing of recoveries, and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, but is not binding upon, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a P&I advance with respect to such Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related master servicer and related trustee under the related Non-Serviced PSA as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer or the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of each Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than an Excluded Loan, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, and thereafter will be required to deliver copies of such notice to the Rating Agencies. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement.

Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each of the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of the Non-Serviced Whole Loans under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account, in no event later than the 2nd business day following receipt in available and properly identified funds, all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loans or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on the Whole Loans will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account” ) with respect to each Serviced Companion Loan, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of each Serviced Companion Loan in the related Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in a Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a related Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in a Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the related Mortgage Loans, to the extent of funds on deposit in the Collection Account, on the related Remittance Date, the Available Funds for such Distribution Date and any yield maintenance charges or prepayment premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including the “Lower-Tier REMIC Distribution Account” and the “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account), plus, among other things, any P&I Advances less amounts, if any, distributable to the Class Z and Class R certificates as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates, as described under “Description of the Certificates—Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the Remittance Date occurring each February and on any Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the Remittance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in the name of the trustee for the benefit of the holders of the Class Z certificates. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates (including to reimburse for Realized Losses previously allocated to such certificates, and to the extent not so applied, such gains will be held and applied to offset future Realized Losses, if any (as determined by the special servicer). Any remaining amounts will be distributed on the Class R Certificates.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (the “REO Account”) for collections from REO Properties. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Companion Distribution Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Account are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from their investment of such funds, as provided in the PSA.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to the Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)     to remit on each Remittance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any prepayment premiums or yield maintenance charges attributable to the Mortgage Loans on the related Distribution Date, (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any, or (C) to the certificate administrator for deposit into the Interest Reserve Account any Withheld Amounts collected on the Actual/360 Loans for their due dates in January (except during a leap year) and February of any calendar year;

(ii)    to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to the Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)    to pay to the master servicer and the special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)    to pay to the operating advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)     to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)    to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)   to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)  to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)   to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)    to pay the master servicer and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)   to recoup any amounts deposited in the Collection Account in error;

(xii)   to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)  to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)  to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)   to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)     to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)    to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)   to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)     to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xx)      to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to the parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to the Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Non-Serviced Co-Lender Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Pari Passu Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Pari Passu Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of their names and trademarks, including the CREFC® investor reporting package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans, the related Serviced Companion Loans and each successor REO Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of each such Mortgage Loan, Serviced Companion Loan and REO Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and the related Serviced Companion Loans) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Special Servicing Fee / Special Servicer	With respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan), the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of each such Specially Serviced Loan and REO Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and the related Serviced Companion Loans), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are a Corrected Loan, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time

Liquidation Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are a Specially Serviced Loan for which the special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds an amount calculated by application of a Liquidation Fee rate to the related payment or proceeds (exclusive of default interest).	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time

Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption fees, waiver, consent and	Related payments made by borrowers with respect to the related Mortgage Loans and related Serviced Companion	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
	earnout fees, late payment charges, default interest and other processing fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and related Serviced Companion Loans.	Loans.

Certificate Administrator/Trustee Fee/Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan and REO Mortgage Loan.	Out of general collections with respect to the Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly

Certificate Administrator/Trustee Fee/Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee.	Out of general collections with respect to the Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly

Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan and REO Loan (in each case, excluding each Non-Serviced Mortgage Loan and excluding any Companion Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (or such lesser amount as the related borrower agrees to pay with respect to such Mortgage Loan).	Payable by the related borrower when incurred.	Time to time

Asset Representations Reviewer Fee/Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan) and REO Mortgage Loan.	Out of general collections with respect to the Mortgage Loans on deposit in the Collection Account.	Monthly

Asset Representations Reviewer Upfront Fee/Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing

Type/Recipient(1)	Amount(1)	Source(1)	Frequency

Asset Representations Reviewer Asset Review Fee / Asset Representations Reviewer	The sum of: (i) $12,500 multiplied by the number of Subject Loans, plus (ii) $1,500 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,000 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated, for the year of the Closing Date and for the year of the occurrence of the Asset Review.	Payable by the related mortgage loan seller upon completion of any Asset Review and within 45 days of receipt of a written request from the asset representations reviewer; provided, however, that if the related mortgage loan seller is (x) insolvent or (y) fails to pay such amount upon completion of any Asset Review and within 90 days of receiving an invoice from the asset representations reviewer, such fee will be paid by the trust; provided, further, that notwithstanding any payment of such fee by the trust, such fee will remain an obligation of the related mortgage loan seller and the special servicer will reasonably pursue remedies against such mortgage loan seller (and, in the case of clause (y), the trust will be entitled to interest on such unpaid fee at the advance rate and the special servicer will be entitled to an additional fee equal to 40.0% of such unpaid fee from the related mortgage loan seller upon recovery of such amounts).	In connection with each Asset Review with respect to a Delinquent Loan.

Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and the related Serviced Companion Loans), and then, with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to the Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time

Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and the related Serviced Companion Loans), and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time

P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Workout-Delayed Reimbursement Amount, out of general collections with respect to the Mortgage Loans on deposit in the Collection Account.

Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time that advance is reimbursed, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicer, Operating Advisor, Asset Representations Reviewer or Special Servicer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to the Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on Serviced Companion Loans).	Time to time

CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to the Mortgage Loans on deposit in the Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the Operating Advisor or Asset Representations Reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expense incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, and all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any related REO Loans.

With respect to a Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor and/or asset representations reviewer (if any) under the Non-Serviced PSA governing the servicing of such Non-Serviced Mortgage Loan will be entitled to receive similar fees and reimbursements with respect to the Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to a Non-Serviced Whole

Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan.

In connection with the servicing and administration of the Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan or Serviced Whole Loan (to the extent not prohibited under the related Intercreditor Agreement) and any successor REO Loan, and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Whole Loan or REO Loan, equal to a per annum rate ranging from 0.00375% to 0.05500%. The Servicing Fee payable to the master servicer with respect to each Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to the Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrower:

•	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans and any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement; provided that with respect to such transactions, the consent of the special servicer is not required for the related transaction and, in the event that the special servicer’s consent is required, then the master servicer will be entitled to 50% of such fees;

•	100% of all assumption application fees received on any Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) (whether or not the consent of the special servicer is required) and 100% of all defeasance fees;

•	100% of waiver, consent and earnout fees and other processing fees pursuant to the PSA on any Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement), provided that with respect to such transactions, the consent of the special servicer is not required to take such actions;

•	50% of all assumption, waiver, consent and earnout fees and other processing fees (other than assumption application and defeasance fees), in each case, with respect to all Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) for which the special servicer’s consent is required and only to the extent that all amounts then due and payable with respect to the related Mortgage Loan have been paid; and

•	late payment charges and default interest paid by the borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loans, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Pari Passu Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each of the master servicer and special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12-months of the collection of the current Excess Modification Fees) will be subject to a cap of the greater of (a) 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan and (b) $25,000.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan) and each related Serviced Pari Passu Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Pari Passu Companion Loans. The Servicing Fee for each Mortgage Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, KeyBank will be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, to the extent provided for in the related Intercreditor Agreement, each Serviced Companion Loan notwithstanding any termination or resignation of KeyBank as master servicer; provided that KeyBank may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, KeyBank will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to the Non-Serviced Mortgage Loan, the master servicer (or primary servicer) will be entitled to a primary servicing fee accruing at a rate equal to 0.00250% per annum with respect to the Non-Serviced Mortgage Loan.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to a per annum rate equal to the greater of 0.25% and the per annum rate that would result in a special servicing fee of $3,500 for the related month (the “Special Servicing Fee Rate”) calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of the lesser of (a) 1.0% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity or anticipated repayment date) received on the Corrected Loan for so long as it remains a Corrected Loan and (b) the rate that would result in a workout fee of $1,000,000 assuming the Corrected Loan remains outstanding and pays in accordance with its terms through maturity (or if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000, then the Workout Fee Rate will be a rate equal to such higher rate as would result in an aggregate Workout Fee equal to $25,000 assuming the Corrected Loan remains outstanding and pays in accordance with its terms through maturity).

The “Excess Modification Fee Amount” with respect to either the master servicer or the special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including each related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or the special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. Each Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess

Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee and only after the special servicer has received $25,000 in Workout Fees with respect to such Corrected Loan.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to each Specially Serviced Loan or REO Property (except with respect to a Non-Serviced Mortgage Loan) as to which the special servicer receives (a) a full, partial or discounted payoff from the related borrower or (b) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) or REO Property. The Liquidation Fee for each Specially Serviced Loan (and each related Serviced Companion Loan) and REO Property will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of the lesser of (a) such rate as would result in a liquidation fee of $1,000,000 and (b) 1.0% with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), each Specially Serviced Loan and each REO Property; provided, that if the rate in clause (b) above would result in a liquidation fee that would be less than $25,000 in circumstances where a liquidation fee is to be paid, then such rate as would yield a fee of $25,000; provided, further, that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the Serviced Companion Loan or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with:

(i)     (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period,

(ii)    the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)   the purchase of all of the Mortgage Loans and REO Properties, in connection with an optional termination of the issuing entity,

(iv)    with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the applicable mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the initial time period provided for such repurchase in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)    the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and if such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, then the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)    if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full; provided that, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (v) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

The special servicer will also be entitled to additional servicing compensation in the form of:

(i)     100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans,

(ii)    100% of assumption application fees and assumption fees and other related fees as further described in the PSA, received with respect to the Specially Serviced Loans,

(iii)    50% of the portion of any fees payable solely in connection with any modification, waiver, amendment or consent executed in connection with a defeasance transaction for which the consent of the special servicer is required,

(iv)   100% of assumption, waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower, and

(v)     50% of all Excess Modification Fees and assumption fees, consent fees and earnout fees received with respect to all Mortgage Loans (including any Serviced Companion Loan, to the extent not prohibited by the related Intercreditor Agreement, if applicable) (excluding any Non-Serviced Mortgage Loan) that are not Specially Serviced Loans and for which the special servicer’s consent is required.

The special servicer will also be entitled to late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (and the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Account in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for such Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the same day as the master servicer is required to deliver the CREFC® investor reporting package for such Distribution Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of any Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title agency fees, insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00790% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated

Principal Balance of the Mortgage Loans and any REO Mortgage Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Mortgage Loans.

Operating Advisor Compensation

The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan and REO Loan (in each case, excluding any Non-Serviced Mortgage Loan and excluding any Companion Loan), and will accrue at a rate (the “Operating Advisor Fee Rate”), equal to a per annum rate of 0.00430%, and the Stated Principal Balance of the Mortgage Loans and any REO Loans (in each case, excluding any Non-Serviced Mortgage Loans and excluding any Companion Loans) and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Mortgage Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower agrees to pay) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Offered Certificates as described in “Description of the Certificates—Distributions”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower. If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or the special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the master servicer or the special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will also be paid a fee (the “Asset Representations Reviewer Fee”), payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but not any Companion Loan) and REO Mortgage Loan, equal to the product of a rate equal to 0.00065% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Mortgage Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Mortgage Loans.

In connection with each Asset Review with respect to each Delinquent Loan (in such case, a “Subject Loan”), the asset representations reviewer will be required to be paid a fee (the “Asset Representations Reviewer Asset Review Fee”) equal to the sum of (i) $12,500 multiplied by the number of Subject Loans, plus (ii) $1,500 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged

Property per Subject Loan, plus (iii) $2,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,000 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated, for the year of the Closing Date and for the year of the occurrence of the Asset Review.

Each of the Asset Representations Reviewer Fee and the Asset Representations Reviewer Asset Review Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, except that the Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller upon completion of any Asset Review and within forty-five (45) days of receipt by the related mortgage loan seller of a written request from the asset representations reviewer; provided, however, that if the related mortgage loan seller is (x) insolvent or (y) fails to pay such amount within 90 days of receiving an invoice from the asset representations reviewer, such fee will be paid by the issuing entity following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer or the special servicer, as applicable, of such insolvency or failure to pay such amount; provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the special servicer will be required to reasonably pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity, provided that the costs of doing so is a trust fund expense; provided, further, that if the Asset Representation Reviewer Asset Review Fee is paid by the issuing entity pursuant to clause (y) above, the related mortgage loan seller will also be required to pay interest at the advance rate on such Asset Representation Reviewer Asset Review Fee to the issuing entity and an additional fee equal to 40.0% of such Asset Representation Reviewer Asset Review Fee to the special servicer as additional servicing compensation upon recovery of such amounts. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by a mortgage loan seller to the extent such fee was not already paid by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan or REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® investor reporting package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)	120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)	the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable, (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)	30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)	30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)	60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)	90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)	immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount“ for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the master servicer (prior to the occurrence of a Consultation Termination Event, in consultation with the Directing Certificateholder (except with respect to an Excluded Loan) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to an Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least ten (10) business days following the date the master servicer receives from the special servicer the related appraisal or valuation described below, equal to the excess of:

(a)   the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)   the excess of

1.   the sum of

a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such

Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and

b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.   the sum as of the Due Date occurring in the month of the date of determination of

a)	to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)	all currently due and unpaid real estate taxes and assessments, insurance premiums, ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan, Serviced Whole Loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

The Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loan, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Pari Passu Mortgage Loan will be allocated, pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loan based upon their respective Stated Principal Balances. For a summary of the provisions in each Non-Serviced PSA relating to appraisal reduction amounts, see “—Servicing of the Non-Serviced Mortgage Loans” below.

The special servicer will be required to order and use reasonable efforts to obtain an appraisal or conduct a valuation, promptly upon the occurrence, but in any event within 60 days, of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the master servicer will be required to calculate and report to the special servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation. Such report will also be forwarded by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold, or to the holder of any related Serviced Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)) after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer. The Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days following the date the master servicer receives from the special servicer such MAI appraisal. The special servicer, upon reasonable request, will provide the master servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount using reasonable efforts to deliver such information within four business days of the master servicer’s reasonable request (which request is required to be made promptly, but in no event later than ten (10) business days, after the special servicer’s receipt of the applicable appraisal or preparation of the applicable internal valuation); provided that the master servicer’s failure to timely make such a request will not relieve the special servicer of its obligation to use reasonable efforts to provide such information to the master servicer within four (4) business days following the master servicer’s reasonable request. The special servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan during the preceding three months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable, and, promptly following receipt of any such appraisal or performance of such valuation (or receipt of any supplemental appraisal, as discussed below), will deliver a copy thereof to the master servicer, the certificate administrator, the trustee, the operating advisor and (prior to the occurrence of any Consultation Termination Event and other than with respect to any Excluded Loan) the Directing Certificateholder. Based upon the appraisal or internal valuation (or, if applicable, based on an appraisal or internal valuation received by the master servicer in connection with a Mortgage Loan becoming an AB Modified Loan), the master servicer is required to determine or redetermine, as applicable, and report to the special servicer, the trustee, the certificate administrator, the operating advisor and, with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, the calculated or recalculated amount of the Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan). With respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, the master servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 6-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the master servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer has not notified the master servicer of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reduction amounts that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under such Non-Serviced PSA in respect of such Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on such Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to the related Non-Serviced PSA, such Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise such Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to such Non-Serviced Whole Loan will generally be allocated first to any related subordinate companion loan, if any, then to such Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan, on a pro rata basis based upon their respective outstanding principal balances.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount that becomes a Corrected Loan, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to Class NR certificates, second, to the Class F certificates, third, to the Class E certificates, fourth, to the Class D certificates, fifth, to the Class C certificates, sixth, to the Class B certificates, seventh, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-NR certificates). See “—Advances”.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the master servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the master servicer thereof. None of the special servicer, the trustee or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount“ as of any date of determination for any Mortgage Loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The special servicer and the certificate administrator will be entitled to conclusively rely on the master servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the Trust or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent Appraised Value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The special servicer and the certificate administrator will be entitled to conclusively rely on the master servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Non-Reduced Certificates and the Controlling Class, Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class is notionally reduced to zero (i.e., first, to Class NR certificates, second, to the Class F certificates, third, to the Class E certificates, fourth, to the Class D certificates, fifth, to the Class C certificates, sixth, to the Class B certificates, seventh, to the Class A-S certificates, and finally, pro rata based Certificate Balance, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates). In addition, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to Class NR certificates, second, to the Class F certificates, and third, to the Class E certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), as described in this paragraph.

With respect to (i) any Appraisal Reduction Amount calculated for purposes of determining the Non-Reduced Certificates or determining the Voting Rights of the related Classes for purposes of removal of the special servicer or operating advisor and (ii) any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The master servicer will be required to promptly notify the special servicer and certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts (as applicable) to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount (as applicable) is warranted and, if so warranted, the master servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information requested by the master servicer from the special servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class for which the Requesting Holders are challenging the master servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount (as applicable) determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the most senior class of Control Eligible Certificates, if any, during such period.

With respect to any Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, with respect to an AB Whole Loan, the holder of the related Subordinate Companion Loan may in certain circumstances post collateral to avoid a change of control as described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Quaker Bridge Mall Whole Loan”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than any Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and Serviced Companion Loans) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard (with respect to any Mortgage Loan other than an Excluded Loan and, unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder); provided that if any

Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to an REO Property, the special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the special servicer with (with respect to any Mortgage Loan other than an Excluded Loan and unless a Control Termination Event has occurred and is continuing) the consent of the Directing Certificateholder. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property other than the Mortgaged Property securing a Non-Serviced Mortgage Loan is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard to (1) cause each borrower to maintain (to the extent required by the related Mortgage Loan documents), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard, but only to the extent that the related Mortgage Loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the special servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the special servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the ten (10) highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property, insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, the special servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain such insurance and neither will be in default of its obligations as a result of such failure unless the master servicer or the special servicer is required to take any immediate action pursuant to the Servicing Standard and other servicing requirements under the PSA as described under “—The Directing Certificateholder—Control Termination Event and Consultation Termination Event” and “—Servicing Override”.

The special servicer will be required to maintain (or cause to be maintained) (except to the extent that the failure to maintain such insurance coverage is an Acceptable Insurance Default), fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan), to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer (prior to the occurrence and continuance of a Control Termination Event and other than in respect of any Excluded Loan, with the consent of the Directing Certificateholder) in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The PSA provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy their respective obligations to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the Mortgage Loans and related Serviced Companion Loan and REO Properties (other than the Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage

Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

Except as otherwise set forth in this section, the special servicer (or, with respect to certain modifications, waivers and amendments that are not Major Decisions and the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, the master servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for any waiver, modification or amendment that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC or to be subject to tax under the REMIC provisions. The master servicer will not be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Major Decisions without the consent of the special servicer (which such consent may be deemed received by the master servicer if the special servicer does not respond within ten (10) business days of delivery to the special servicer of the analysis and all information reasonably requested by the special servicer in order to grant or withhold such consent, plus the time provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any time period provided to a holder of a Companion Loan under a related intercreditor agreement).

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any related Companion Loan than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (w) the restrictions and limitations described below, (x) with respect to any Major Decision involving a Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event upon consultation with the Directing Certificateholder) as provided in the PSA and described in this prospectus and (y) with respect to a Serviced Whole Loan, the rights of the holder of the related Serviced Companion Loan, or with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The special servicer is required to use its reasonable efforts to the extent possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(1)   extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) five years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring twenty years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)   provide for the deferral of interest unless interest accrues on the Mortgage Loan or the Serviced Whole Loan, generally, at the related Mortgage Rate.

If the special servicer agrees to any modification, waiver or amendment of any term of any Mortgage Loan (other than a Non-Serviced Whole Loan) or related Companion Loan, the special servicer will be required to notify the master servicer, the holder of any related Companion Loan, the applicable mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder), the operating advisor (after the occurrence and during the continuance of a Control Termination Event), the certificate administrator, the trustee, the Directing Certificateholder (with respect to any Mortgage Loan other than an Excluded Loan and unless a Consultation Termination Event has occurred), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer agrees to any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer (and, unless a Consultation Termination Event has occurred, the special servicer will be required to forward any such notice with respect to any Mortgage Loan other than an Excluded Loan to the Directing Certificateholder), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder), the holder of any related Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The master servicer, with respect to non-Specially Serviced Loans (other than any Non-Serviced Mortgage Loan), and the special servicer, with respect to Specially Serviced Loans, will be required (a) to exercise any right it may have with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights, (i) with respect to all non-Specially Serviced Loans, the master servicer has made a recommendation and analysis and obtained the prior written consent (or deemed consent) of the special servicer, (ii) with respect to all Specially Serviced Loans and all non-Specially Serviced Loans, the special servicer has obtained, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, the prior written consent (or deemed consent) of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an Excluded Loan, upon consultation with the Directing Certificateholder). However, the master servicer or the special servicer, as applicable, may not waive the rights of the lender or grant its consent under any “due-on-sale” clause, unless:

•	the master servicer or the special servicer, as applicable, has received a Rating Agency Confirmation, or

•	such Mortgage Loan (including a Mortgage Loan related to a Serviced Whole Loan) (a) represents less than 5% of the principal balance of all the Mortgage Loans in the issuing entity, (b) has a principal balance that is equal to or less than $35 million and (c) is not one of the ten largest Mortgage Loans in the pool based on principal balance (although no such Rating Agency Confirmation will be required if such Mortgage Loan has a principal balance less than $10,000,000).

With respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-encumbrance” clause, the master servicer, with respect to a non-Specially Serviced Loan, and the special servicer, with respect to Specially Serviced Loans, will be required (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that, with respect to such waiver of rights, (i) if the Mortgage Loan is a non-Specially Serviced Loan, the master servicer has made a recommendation and obtained the prior written consent (or deemed consent) of the special servicer, (ii) with respect to all Specially Serviced Loans and all non-Specially Serviced Loans, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, the special servicer has obtained the consent of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an Excluded Loan, has consulted with the Directing Certificateholder). However, the master servicer or the special servicer, as applicable, may not waive the rights of the lender or grant its consent under any “due-on-encumbrance” clause, unless:

•	the master servicer or the special servicer, as applicable, has received a Rating Agency Confirmation, or

•	such Mortgage Loan (including a Mortgage Loan related to a Serviced Whole Loan) (a) represents less than 2% of the principal balance of all the Mortgage Loans in the issuing entity, (b) has a principal balance that is $20 million or less, (c) has a loan-to-value ratio equal to or less than 85% (including any existing and proposed debt), (d) has as debt service coverage ratio equal to or greater than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the Mortgage Loan (or related Serviced Whole Loan, if applicable) and the principal amount of the proposed additional lien) and (e) is not one of the ten largest Mortgage

Loans in the pool based on principal balance (although no such Rating Agency Confirmation will be required if such Mortgage Loan has a principal balance less than $10,000,000).

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense), physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than the Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case, commencing in the calendar year 2017 (and each Mortgaged Property will be inspected on or prior to December 31, 2018), unless a physical inspection has been performed by the special servicer within the previous 12 months and the master servicer has no actual knowledge of a material change in the Mortgaged Property since such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement). The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies in the Mortgaged Property of which the preparer of such report has knowledge and deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the preparer of such report deems material, or of any visible material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) that requires the borrower to deliver operating statements, the special servicer or the master servicer, as applicable, is also required to use efforts consistent with the Servicing Standard to collect and review the annual operating statements beginning with calendar year end 2016 of the related Mortgaged Property. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loans and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loans (including those loans that have become REO

Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) (each of the following events, a “Servicing Transfer Event”):

(1)   as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; and in the case of a balloon payment, if the balloon payment is delinquent and the related borrower has not provided the special servicer, within 60 days after the related maturity date, with a written and fully executed (subject only to customary final closing conditions) written commitment for refinancing from an acceptable lender reasonably satisfactory in form and substance to the special servicer (and the special servicer will promptly forward such commitment to the master servicer), which provides that such refinancing will occur within 120 days of such related maturity date, provided that such Mortgage Loan and any related Companion Loan will become a Specially Serviced Loan immediately if the related borrower fails to diligently pursue such financing or to pay any Assumed Scheduled Payment on the related due date (subject to any applicable grace period) at any time before the refinancing or, if such refinancing does not occur, such Mortgage Loan and any related Companion Loan at the end of such 120-day period (or for such shorter period beyond the date on which the related balloon payment was due within which the refinancing is scheduled to occur pursuant to the commitment for refinancing or on which such commitment terminates);

(2)   as to which any Periodic Payment is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of a Mortgage Loan with an associated Subordinate Companion Loan or mezzanine loan, the holder of the related Subordinate Companion Loan or the holder of the related mezzanine debt, as applicable, cures such delinquency);

(3)   as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding, provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days, that Mortgage Loan and any related Companion Loan will not be considered a Specially Serviced Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

(4)   as to which the master servicer or special servicer has received notice of the foreclosure or proposed foreclosure of any lien other than the Mortgage on the Mortgaged Property;

(5)   as to which, in the judgment of the master servicer or special servicer (and, in the case of the special servicer, with respect to any Mortgage Loan other than an Excluded Loan and unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder), as applicable, a payment default is imminent or reasonably foreseeable and is not likely to be cured by the borrower within 60 days;

(6)   as to which a default that the master servicer or special servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the master servicer or special servicer (and, in the case of the special servicer, with respect to any Mortgage Loan other than an Excluded Loan and unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (and, with respect to the Serviced Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the subordinate or pari passu nature of any related Companion Loans, as applicable), has occurred and remains unremedied for the applicable grace period specified in the Mortgage Loan or related Companion Loan documents, other than in certain circumstances the failure to maintain terrorism insurance (or if no grace period is specified for events of default that are capable of cure, for 60 days); or

(7)   as to which the master servicer or special servicer (and, in the case of the special servicer, with respect to any Mortgage Loan other than an Excluded Loan and unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines that (i) a payment default (other than as described in clause (5) above) under the Mortgage Loan or related Companion Loan is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or related Companion Loan or otherwise materially adversely affect the interests of Certificateholders (and, with respect to the Serviced Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan as a collective whole (taking into account the pari passu nature of any related Companion Loans)), and (iii) the default will continue unremedied for the applicable cure period under the terms of the Mortgage Loan or related Companion Loan, or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or related Companion Loan); provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any Mortgage Loan or related Companion Loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the special servicer (and unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder) as described under “—Maintenance of Insurance” above.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. The master servicer will have no responsibility for the performance by the special servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan), that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least three consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan within 60 days after the occurrence of a Servicing Transfer Event. Each Asset Status Report will be required to be delivered in electronic form to:

•	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence of a Consultation Termination Event);

•	with respect to any related Serviced Companion Loan, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold or to the holder of the related Serviced Companion Loan;

•	the operating advisor (but only after the occurrence and during the continuance of a Control Termination Event);

•	the master servicer; and

•	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Asset Status Report will be provided to the certificate administrator and the trustee.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

•	summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

•	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

•	the most current rent roll and income or operating statement available for the related Mortgaged Property;

•	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

•	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

•	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

•	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

•	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

•	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

•	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan (other than an Excluded Loan), if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within ten business days) is not in the best interest of all the Certificateholders, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law, the Servicing Standard or the terms of the applicable Mortgage Loan documents. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders; provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard.

If a Control Termination Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan and so long as no Consultation Termination Event has occurred, the Directing Certificateholder). The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within ten (10) business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan and so long as no Consultation Termination Event has occurred, the Directing Certificateholder) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer will revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan and so long as no Consultation Termination Event has occurred, the Directing Certificateholder), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan(s), as a collective whole (taking into account the pari passu or subordinate nature of each such Companion Loan)).

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or the Directing Certificateholder or a recommendation of the operating advisor or the Directing Certificateholder.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an Excluded Loan) and the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to such Non-Serviced Whole Loan under the related Non-Serviced PSA that are similar to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans”.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)   such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Serviced Companion Loan Holder(s)), as a collective whole as if such Certificateholders and, if applicable, such Serviced Companion Loan Holder(s), constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)   there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, any Serviced Companion Loan Holder(s)), as a collective whole as if such Certificateholders and, if applicable, the Serviced Companion Loan Holder(s), constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or does not deny) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced three year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the Mortgaged Property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the issuing entity’s net after-tax proceeds from such property. Generally, neither Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property, or that none of such income with respect to a Mortgaged Property would qualify if a separate charge is not stated for such non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and, with respect to a Serviced Whole Loan, the Serviced Companion Loan Holder(s), for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On or prior to each Determination Date, the special servicer is required to remit to the master servicer all amounts received in respect of each REO Property during the one-month period ending of such Determination Date, net of any amounts withdrawn to make any permitted disbursements, for deposit in the Collection Account; provided that the special servicer may retain in the REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that it would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and the Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and Serviced Companion Loan Holder(s) constituted a single lender) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as to realize a fair price. In the case of a Non-Serviced Mortgage Loan, under certain limited circumstances permitted under the related Intercreditor Agreement, to the extent that the related Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan(s) by the special servicer for such Non-Serviced Whole Loan, the special servicer will be entitled to sell (with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and such Non-Serviced Mortgage Loan is not an Excluded Loan) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any Excluded Loan) the Directing Certificateholder 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments or delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the master servicer or special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan or REO Property if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan or REO Property, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 6 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received; provided, however, that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Par Purchase Price, at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 6-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price and the offer is less than the Par Purchase Price, the trustee may, at its option, (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and if such fees or costs are not reimbursed by such Interested Person, such expense will be reimbursable to the trustee by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Loan Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines (with respect to any Mortgage Loan other than an Excluded Loan, in consultation with the Directing Certificateholder (unless a Consultation Termination Event exists) and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Loan Holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender), and the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person” is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities (and, with respect to a Whole Loan if it is a Defaulted Loan, also the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Loan Holder or its representative), any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to the Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell the related Pari Passu Companion Loan together with such Mortgage Loan as one whole loan. The special servicer will not be permitted to sell the related Mortgage Loan together with the related Pari Passu Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Pari Passu Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loan”.

In addition, with respect to the Non-Serviced Mortgage Loans, if a Non-Serviced Mortgage Loan has become a Defaulted Loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan(s) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale if the required notices and information regarding such sale are not provided to the special servicer in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as a Control Termination Event does not exist, and if a Control Termination Event has occurred and is continuing, the special servicer will exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of Holders of Companion Loans” below, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Specially Serviced Loans other than any Excluded

Loan, (2) the special servicer, with respect to non-Specially Serviced Loans other than any Excluded Loan, as to all matters for which the master servicer must obtain the consent or deemed consent of the special servicer (e.g., the Major Decisions) and (3) the special servicer with respect to all Mortgage Loans (other than any Excluded Loan) for which an extension of maturity is being considered by the special servicer or by the master servicer subject to the consent or deemed consent of the special servicer, will have the right to replace the special servicer with or without cause and have certain other rights under the PSA, each as described below. With respect to any Mortgage Loan other than an Excluded Loan, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)   absent that selection, or

(2)   until a Directing Certificateholder is so selected, or

(3)   upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated,

the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, (i) then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the Certificate Registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder is expected to be Torchlight Investors, LLC or another affiliate of Torchlight Loan Services, LLC.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class among the Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be Class NR certificates.

The “Control Eligible Certificates” will be any of the Class E, Class F and Class NR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class or provide the name, contact information and address of the then-current Directing Certificateholder, and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred, the Directing

Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or the special servicer, as applicable, then until such time as the new Directing Certificateholder is identified, the master servicer or the special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder as the case may be.

The Class E certificateholders that are the Controlling Class Certificateholders may waive their rights as the Controlling Class Certificateholders as described in “—Control Termination Event and Consultation Termination Event” below.

Major Decisions

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of Holders of Companion Loans” below, (a) the master servicer will not be permitted to take any of the following actions unless it has obtained the consent of the special servicer and (b) with respect to any Mortgage Loan (other than (a) any Non-Serviced Mortgage Loan and (b) any Excluded Loan), prior to the occurrence and continuance of a Control Termination Event, the special servicer will not be permitted to take any of the following actions and the special servicer will not be permitted to consent to the master servicer’s taking any of the following actions, as to which the Directing Certificateholder has objected in writing within ten business days (or thirty (30) days with respect to clause (x) below) after receipt of the written analysis (provided that if such written objection has not been received by the special servicer within such ten-business-day (or 30-day) period, the Directing Certificateholder will be deemed to have approved such action).

Each of the following will be a “Major Decision”:

(i)      any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loans as come into and continue in default;

(ii)     any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted pay-offs but excluding late fees and default interest) of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan;

(iii)     any sale of a Defaulted Loan and any related defaulted Companion Loan or REO Property (other than in connection with the termination of the issuing entity as described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”) or a Defaulted Loan that is a Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case for less than the applicable Purchase Price (excluding any expenses incurred by the master servicer, the special servicer, the depositor, the certificate administrator and the trustee in respect of the breach or document defect giving rise to a repurchase or substitution obligation under an MLPA);

(iv)     any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(v)      requests for property releases or substitutions, other than (i) grants of easements or rights of way that do not materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan, (ii) release of non-material parcels of a Mortgaged Property (including, without limitation, any such releases (A) to which the related Mortgage Loan documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions (and the conditions to the release that are set forth in the related Mortgage Loan documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of the other conditions to the release set forth in the related Mortgage Loan documents that do not include any other approval or exercise)) and such release is made as required by the related Mortgage Loan documents or (B) that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property), (iii) the release of collateral securing any Mortgage Loan in connection with a defeasance of such collateral or (iv) property releases or substitutions permitted pursuant to the related Mortgage Loan documents and for which there is no lender discretion;

(vi)     any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

(vii)    any property management company changes (with respect to a Mortgage Loan with a principal balance greater than $2,500,000) or franchise changes (with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan for which the lender is permitted to consent or approve under the Mortgage Loan documents);

(viii)   releases of any amounts from any escrows, reserve accounts or letters of credit held as performance or “earn-out” escrows or reserves, other than those releases done in accordance with the specific terms of the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan and for which there is no lender discretion;

(ix)     any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(x)      any determination of an Acceptable Insurance Default;

(xi)     any exercise of a material remedy with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan following a default or event of default of such Mortgage Loan or Serviced Whole Loan;

(xii)    any modification, consent to a modification or waiver of any material term of any intercreditor or similar agreement related to a Mortgage Loan, or any action to enforce rights with respect to the Mortgage Loan; and

(xiii)    any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents.

Asset Status Report

With respect to any Mortgage Loan other than a Non-Serviced Mortgage Loan and an Excluded Loan, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of Special Servicer

With respect to any Mortgage Loan other than an Excluded Loan, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of Special Servicer Without Cause” and “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan) or Serviced Whole Loan, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the master servicer or the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the special servicer. In the event the special servicer receives no response from the Directing Certificateholder within 10 business days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Excluded Special Servicer Loan (that is not also an Excluded Loan), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if the Directing Certificateholder fails to make the selection contemplated by the prior sentence within ten (10) business days or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to select the related Excluded Special Servicer.

In addition, if a Control Termination Event has occurred and is continuing, the special servicer will also be required to consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any Excluded Loan (regardless of whether a Control Termination Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will have no consultation or consent rights under the PSA and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) at least equal to 25% of the initial Certificate Balance of that class or (ii) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class E certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, further, that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero.

With respect to any Excluded Loan, the Directing Certificateholder or any Controlling Class Certificateholder will not have any consent or consultation rights with respect to the servicing of such Excluded Loan and Control Termination Event and Consultation Termination Event will be deemed to have occurred with respect to an Excluded Loan.

At any time that the Controlling Class Certificateholder is the holder of a majority of the Class E certificates and the Class E certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder and (b) to exercise any of the Directing Certificateholder’s rights set forth in the PSA by irrevocable written notice delivered to the depositor, certificate administrator, master servicer, special servicer and operating advisor. During such time, the special servicer will be required to consult with only the operating advisor in connection with asset status reports and material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to replace the special servicer or approve or be consulted with respect to asset status reports or material special servicer actions. Any such waiver will remain effective until such time as the Controlling Class Certificateholder sells or transfers all or a portion of its interest in the certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer. Following any such sale or transfer of Class E certificates, the successor Class E Certificateholder that is the Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor certificateholder that was the Controlling Class Certificateholder. The successor Class E certificateholder that is the Controlling Class Certificateholder will also have the right to irrevocably waive its right to appoint the Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder. In the event of any transfer of the Class E certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class E certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to such successor Controlling Class Certificateholder’s purchase of Class E certificates and had not become a Corrected Loan prior to such purchase until such Mortgage Loan becomes a Corrected Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of the related Serviced Companion Loan), as a collective whole (taking into account the subordinate or pari passu nature of any Companion Loans), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable provides the Directing Certificateholder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions of the Code, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or the special servicer, as applicable, under the PSA or (4) cause the master servicer or the special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or the special servicer, as applicable, is not in the best interests of the Certificateholders (and, with respect to a Serviced Whole Loan, subject to the rights of the holders of the related Companion Loan, as described under “Description of the Mortgage Pool—The Whole Loans”).

Rights of Holders of Companion Loans

With respect to a Non-Serviced Whole Loan, the Directing Certificateholder will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder. The issuing entity, as the holder of a Non-Serviced Mortgage Loan, has consultation rights with respect to certain major decisions relating to the Non-Serviced Whole Loan and, other than in respect of an Excluded Loan, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of the Non-Serviced Whole Loan that has become a Defaulted Loan under certain circumstances described under “—Sale of Defaulted Loans and REO Properties”. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

With respect to a Serviced Pari Passu Mortgage Loan that is subject to a Pari Passu Companion Loan, the holder of the Pari Passu Companion Loan has consultation rights with respect to certain major decisions. See “See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loan”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)   may act solely in the interests of the holders of the Controlling Class;

(c)   does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)   may take actions that favor the interests of the holders of one or more classes of certificates including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)   will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law or the accepted servicing practices or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or the special servicer.

Each certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of the Non-Serviced Companion Loans or their respective designees (e.g., the Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent, and in accordance with the standard of care, set forth in the PSA, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder. The operating advisor is not the special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to a Non-Serviced Whole Loan (which will be serviced pursuant to the related Non-Serviced PSA) or any related REO Properties. See “—Servicing of the Non-Serviced Mortgage Loans” below. There is no operating advisor with respect to the CSMC 2015-GLPB Trust and Servicing Agreement or the CSMC 2015-GLPA Trust and Servicing Agreement.

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, unless a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of the special servicer:

(a)   promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b)   promptly reviewing each Final Asset Status Report; and

(c)   reviewing any Appraisal Reduction Amount and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the operating advisor discovers a mathematical error contained in such calculations, then the operating advisor will be required to notify the special servicer and the Directing Certificateholder of such error).

Prior to a Control Termination Event, the operating advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease changes and other similar actions that the special servicer may perform under the PSA and will have no obligations with respect to the Non-Serviced Mortgage Loan.

Prior to a Control Termination Event, the operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with the special servicer.

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the special servicer to the Directing Certificateholder which does not include any communication (other than the related Asset Status Report) between the special servicer and Directing Certificateholder with respect to such Specially Serviced Loan; provided that, with respect to any Mortgage Loan other than an Excluded Loan, so long as a Control Termination Event has not occurred and is not continuing, no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Certificateholder, has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise implemented by the special servicer in accordance with the terms of the PSA.

Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, while a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will consist of the following:

(a)   the operating advisor will be required to consult (on a non-binding basis) with the special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(b)   the operating advisor will be required to consult (on a non-binding basis) with the special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Certificateholder—Major Decisions”;

(c)   the operating advisor will be required to prepare an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan during the prior calendar year) in the form attached to this prospectus as Annex C, to be provided to the trustee, the master servicer, the Rating Agencies, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and

(d)  the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or (2) net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the special servicer.

In connection with the performance of the duties described in clause (d) above:

(i)     after the calculation but prior to the utilization by the special servicer, the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information and, in the case of the Appraisal Reduction Amount, only to the extent the master servicer has provided such information to the special servicer) to the operating advisor;

(ii)    if the operating advisor does not agree with the mathematical calculations or net present value or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the master servicer or the special servicer, as applicable, will be required to consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)   if the operating advisor and special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the master servicer or the special servicer, as applicable, and the operating advisor and determine which calculation is to apply.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Companion Loan that is a Pari Passu Companion Loan, for the benefit of the holders of the related Pari Passu Companion Loan (as a collective whole as if such Certificateholders and Companion Loan Holders constituted a single lender), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, or any of their affiliates.

Annual Report

After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of any Assessment of Compliance Report, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) delivered to the operating advisor by the special servicer, including each Asset Status Report delivered during the prior calendar year, the operating advisor will (if any Mortgage Loans were Specially Serviced Loans in the prior calendar year) prepare an annual report in the form attached to this prospectus as Annex C to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 and setting forth its assessment of the special servicer’s performance of its duties under the PSA during the prior calendar year on a “platform-level basis” with respect to the resolution and liquidation of Specially Serviced Loans that the special servicer is responsible for servicing under the PSA; provided, however, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. Only as used in connection with the operating advisor’s annual report, the term “platform-level basis” refers to the special servicer’s performance of its duties as they relate to the resolution and liquidation of Specially Serviced Loans, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance Report, Attestation Report, Asset Status Report and other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA. Notwithstanding the foregoing, no annual report will be required from the operating advisor with respect to any calendar year as to which no Asset Status Report was prepared by the special servicer in connection with a Specially Serviced Loan or REO Property.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least ten (10) days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to the Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Recommendation of the Replacement of the Special Servicer

After the occurrence of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may recommend the replacement of the special servicer in the manner described in “—Replacement of Special Servicer Without Cause”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an institution:

(i)     that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Morningstar Credit Ratings, LLC (including, in the case of the operating advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)    that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)   that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates; and

(iv)   that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled “Privileged Information” received from the special servicer or Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder and the special servicer related to any Specially Serviced Loan (other than with respect to an Excluded Loan) or the exercise of the Directing Certificateholder’s consent or consultation rights under the PSA, (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party that is labeled or otherwise identified as being privileged by the special servicer and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than any Non-Serviced Whole Loan and other than any Excluded Loan) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party” ), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, as evidenced by an opinion of counsel (which will be an additional expense of the issuing entity) delivered to each of the master servicer, the special servicer, the Directing Certificateholder (other than with respect to any Excluded Loan), the operating advisor, the asset representations reviewer, the certificate administrator and the trustee), required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)   any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)   any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)   any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, will have been entered against the operating advisor, and such decree or order will have remained in force undischarged or unstayed for a period of 60 days;

(e)   the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)    the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA; provided, further, that no such termination will terminate the rights of the operating advisor that accrued prior to such termination, including accrued and unpaid compensation and indemnification rights. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan and only for so long as no Consultation Termination Event has occurred), any Companion Loan holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within twenty (20) days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 15% of the Voting Rights (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, and (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates, the Class X-E certificates, the Class X-F certificates, the Class X-NR certificates, the Class Z certificates and the Class R certificates (and, solely for purposes of receiving yield maintenance charges and prepayment premiums, Class X-D certificates), then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer and the Directing Certificateholder, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all reasonable costs and expenses associated with the transfer of its duties.

In addition, the operating advisor has the right to resign without cost or expense on or after any date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the issuing entity is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. The operating advisor will provide all of the parties to the PSA and the Directing Certificateholder 30 days prior written notice of any such resignation. If the operating advisor resigns pursuant to the foregoing, then no replacement operating advisor will be appointed. The resigning operating advisor will be entitled to, and subject to, any rights and obligations that accrued under the PSA prior to the date of any such resignation (including accrued and unpaid compensation) and any indemnification rights arising out of events occurring prior to its resignation.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on either the CREFC® delinquent loan status report or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to all Certificateholders in accordance with the terms of the PSA. On each Distribution Date after providing such notice to Certificateholders, the certificate administrator, based on information provided to it by the master servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver written notice of such information (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer.

With respect to any determination of whether to commence an Asset Review, an “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of

25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2) at least 15 Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the distribution report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to prior pools of commercial mortgage loans for which Column (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after April 1, 2006, the highest percentage of loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least 60 days at the end of any reporting period between January 1, 2011 and March 31, 2016 was approximately 26.9%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the two (2) largest Mortgage Loans in the pool represent 22.8% of the Initial Pool Balance. Given this mortgage pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the two (2) largest Mortgage Loans, in the case of this mortgage pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. As a result, the percentage based on outstanding principal balance in clause (1) of the definition of Asset Review Trigger was set to exceed the portion of the Initial Pool Balance represented by the two (2) largest Mortgage Loans in the pool. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of Asset Review Trigger, could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have an alternative test as set forth in clause (2) of the definition of Asset Review Trigger, namely to have the Asset Review Trigger be met if a specified percentage of Mortgage Loans by loan count are Delinquent Loans, provided those Mortgage Loans meet a minimum principal balance threshold.

CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least sixty days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election“), then the certificate administrator will be required to promptly provide written notice of such direction to the asset representations reviewer and to all Certificateholders, and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review of Certificateholders evidencing at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote“), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) an additional Asset Review Trigger has occurred as a result or otherwise is in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice“), the custodian (with respect to clauses (i) – (v) for non-Specially Serviced Loans), the master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than 10 business days (except with respect to clause (vii)) after receipt of such notice from the certificate administrator, provide the following materials to the asset representations reviewer (collectively, with the Diligence Files, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA posted by the certificate administrator to the secure data room, the “Review Materials“):

(i)    a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)   a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)  a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)   a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)   a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)  copies of all Asset Status Reports and Final Asset Status Reports related to each Delinquent Loan to the extent previously prepared by the special servicer; and

(vii)  any other related documents or agreements that are reasonably requested by the asset representations reviewer to be delivered by the master servicer or the special servicer, as applicable, in the time frames as otherwise described below.

In the event that, as part of an Asset Review of such Mortgage Loan, the asset representations reviewer determines that the Review Materials provided to it with respect to such Mortgage Loan are missing any document or agreement that is required to be part of the Review Materials or that was entered into or delivered in connection with the origination or a modification of such Mortgage Loan and, in either case, that are necessary in connection with its completion of any such Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents and agreements, and request the master servicer or the special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of such notification from the asset representations reviewer, to deliver to the asset representations reviewer such missing documents and agreements to the extent in its possession. In the event any missing documents or agreements are not provided by the master servicer or special servicer, as applicable, within such 10-business day period, the asset representations reviewer will request such documents or agreements from the related mortgage loan seller. The mortgage loan seller will be required to deliver such additional documents and agreements only to the extent such additional documents and agreements are in the possession of such mortgage loan seller.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information“), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Review Materials with respect to the Delinquent Loans, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will be performed in accordance with the Asset Review Standard and will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the related mortgage loan seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance of the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing information and documentation is not delivered to the asset representations reviewer by the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) or by the related mortgage loan seller upon request as described above, the asset representations reviewer will list such missing information and documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing information and documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such information and documents will be deemed to be a failure of such Test. The asset representations reviewer will provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any information and documents provided or explanations given to support the mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing information or documents in the Review Materials are not required to complete a Test will be required to be promptly delivered by the related mortgage loan seller to the asset representations reviewer.

The asset representations reviewer will be required, within the later of (x) 60 days after the date on which access to the Diligence Files in the secure data room is made available to the asset representations reviewer by the certificate administrator or (y) 10 days after the expiration of the Cure/Contest Period, to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA and the related mortgage loan seller for each Delinquent Loan, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee and certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the master servicer or the special servicer, as applicable. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any information or documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the information received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such information from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the distribution report on Form 10–D relating to the distribution period in which such Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than 2 business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC or Standard & Poor’s Ratings Services and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC or Standard & Poor’s Ratings Services has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, the operating advisor or the asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA or the Directing Certificateholder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer, organized and doing business under the laws of the United States of America, any state of the United States of America or the District of Columbia, authorized under such laws to perform the duties of the asset representations reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) executes and delivers to the trustee and the certificate administrator an agreement that contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the asset representations reviewer under the PSA from and after the date of such agreement and (C) is not a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party to the PSA and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)       any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing at least 25% of the aggregate Voting Rights of all then outstanding certificates; provided that if such failure is capable of being cured and the asset representations reviewer certifies to the other parties to the PSA that it is diligently pursuing such cure, such 30 day period will be extended by an additional 30 days;

(ii)       any failure by the asset representations reviewer to perform in any material respect any of its obligations set forth in the PSA in accordance with the Asset Review Standard, which failure continues unremedied for a period of 30 days after the date of written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)      any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date of written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)       the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)      the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice (which will be simultaneously delivered by the certificate administrator to the asset representations reviewer) of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

Replacement of Special Servicer Without Cause

Except as limited by certain conditions described below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder provides a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of (a) holders of Principal Balance Certificates evidencing at least 75% of a Certificateholder Quorum or (b) holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each class of Non-Reduced Certificates, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders; provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each

Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer described above, the holders of certificates evidencing at least 75% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it is a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan, the Directing Certificateholder or the majority Controlling Class Certificateholder on its behalf will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if the Directing Certificateholder or the majority Controlling Class Certificateholder on its behalf fails to make the selection contemplated by the prior sentence in accordance with the PSA or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer so long as the selected Excluded Special Servicer is a Qualified Replacement Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party (including, without limitation, as a result of the related Mortgaged Property becoming an REO Property) with respect to an Excluded Special Servicer Loan, (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan; provided, however, that other than with respect to an Excluded Loan, the related Excluded Special Servicer will not be required to resign if the Directing Certificateholder determines that such Excluded Special Servicer may continue to serve as special servicer for the applicable Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) is not a special servicer that has been cited by Moody’s or Morningstar as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination and (vii) currently has a special servicer rating of at least “CSS3” from Fitch.

In addition, after the occurrence of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates elect to remove and replace the special servicer, the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loan, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the Non-Serviced Directing Certificateholder appointed under the related Non-Serviced PSA (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage

Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of Master Servicer and Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)       (i) any failure by the master servicer to make a required deposit to the Collection Account or remit to the companion paying agent for deposit into the related Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made under the terms of the PSA, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, any Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)       any failure by the special servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)       any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, five business days in the case of the master servicer’s or special servicer’s, as applicable, obligations regarding Exchange Act reporting required under the PSA, (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 20 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA or such shorter period (not less than two business days) as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders of any class, evidencing as to that class, Percentage Interests aggregating not less than 25% or, with respect to a Serviced Whole Loan, by the holder of the related Serviced Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days; provided that the master servicer, or the special servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)       any breach on the part of the master servicer or the special servicer of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or the special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders of any class, evidencing as to that class, Percentage Interests aggregating not less than 25% or, with respect to a Serviced Whole Loan, by the holder of the related Serviced Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days; provided that the master servicer, or the special servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure;

(e)       certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

(f)        Moody’s Investors Service, Inc. (“Moody’s”) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or one or more classes of Serviced Companion Loan Securities, or (ii) placed one or more classes of certificates or one or more classes of Serviced Companion Loan Securities on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with the master servicer or any special servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such Rating Agency within 60 days of such event);

(g)       a servicing officer of the master servicer obtains knowledge that the master servicer has ceased to have a commercial master servicer rating of at least “CMS3” from Fitch Ratings, Inc. (“Fitch”) and that rating is not reinstated within 60 days or a servicing officer of the special servicer obtains knowledge that the special servicer has ceased to have a commercial special servicer rating of at least “CSS3” from Fitch and that rating is not reinstated within 60 days, as the case may be;

(h)       a servicing officer of the master servicer or the special servicer, as applicable, obtains knowledge that the master servicer or the special servicer, as applicable, has failed to maintain a ranking by Morningstar Credit Ratings, LLC (“Morningstar”) equal to or higher than “MOR CS3” as a master servicer or special servicer, as applicable, and the master servicer or the special servicer, as applicable, is not reinstated to that ranking within 60 days (provided that if Morningstar has not issued a ranking with respect to such master servicer or special servicer, as applicable, then the following will constitute a Servicer Termination Event: Morningstar has (i) qualified, downgraded or withdrawn its ratings of one or more classes of certificates or any class of Serviced Companion Loan Securities, or (ii) placed one or more classes of certificates or classes of Serviced Companion Loan Securities on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with the master servicer or the special servicer, as applicable, as the sole or a material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by Morningstar within 60 days of such event); and

(i)        the master servicer or the special servicer, as applicable, or any primary servicer or sub-servicer appointed by the master servicer or the special servicer, as applicable, after the Closing Date (but excluding any primary servicer or sub-servicer which the master servicer has been instructed to retain by the depositor or a sponsor), fails to deliver the items required by the PSA after any applicable notice and cure period to enable the certificate administrator, depositor or a depositor under any other securitization to comply with the issuing entity’s reporting obligations under the Exchange Act (any primary servicer or sub-servicer that defaults in accordance with this clause may be terminated at the direction of the depositor).

“Serviced Companion Loan Securities” mean any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an issuing entity, which assets include a Companion Loan that is part of a Serviced Whole Loan (or a portion of or interest in such Companion Loan).

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to at least 25% of the

Voting Rights or, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or the special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to at least 25% of the Voting Rights, or, for so long as a Control Termination Event has not occurred and is not continuing and other than with respect to an Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, for so long as a Control Termination Event has not occurred and is not continuing and other than with respect to an Excluded Loan, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, the asset representations reviewer or any of its affiliates may not be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section described above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Mortgage Loan. The appointment (or replacement) of a special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency. A replacement special servicer will be selected by the trustee or, prior to a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section described above, if a servicer termination event on the part of a Non-Serviced Special Servicer under the related Non-Serviced PSA remains unremedied and affects the holder of the Non-Serviced Mortgage Loan, and the Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder (if no Control Termination Event has occurred and is continuing and except with respect to any Excluded Loan), will be entitled to direct the Non-Serviced Trustee to terminate the Non-Serviced Special Servicer solely with respect to the Non-Serviced Whole Loan, and a successor will be appointed in accordance with the Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clauses (f) or (g) under “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the second preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, any related Serviced Companion Loan Holder or the rating on any class of certificates backed, wholly or partially, by any Serviced Companion Loan, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, any related Serviced Companion Loan Holder or the rating on any class of certificates backed, wholly or partially, by any Serviced Companion Loan, then the master servicer may not be terminated by or at the direction of such Serviced Companion Loan Holder or the holders of any certificates backed, wholly or partially, by such Serviced Companion Loan, but upon the written direction of such Serviced Companion Loan Holder, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other of such certificates, or to obtain or seek to obtain priority over or preference to any other such Certificateholder, which priority or preference is not otherwise provided for in the PSA, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event within twenty (20) days of the receipt of notice from the certificate administrator of the occurrence of such Servicer Termination Event; provided, however, that (1) a Servicer Termination Event under clause (a) or (b) of the definition of “Servicer Termination Event” may be waived only by all of the Certificateholders of the affected classes and (2) a Servicer Termination Event under clause (c) or (i) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor, together with (in the case of each of clauses (1) and (2) of this sentence) the consent of each Serviced Companion Loan Holder, if any, that is affected by such Servicer Termination Event. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer and Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as a Control Termination Event has not occurred and is not continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or the special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. The PSA will also provide that the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be indemnified and held harmless by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with, or related to, the PSA, the Mortgage Loans, any related Companion Loan or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including in its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer or trustee under the related Non-Serviced PSA with respect to any Non-Serviced Companion Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the non-serviced Mortgaged Property under the related Non-Serviced PSA or the PSA (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of the related Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, the operating advisor or the asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the subordinate or pari passu nature of such Serviced Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and the special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the depositor, the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA. In no event will the trustee or the certificate administrator be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

Neither the trustee nor the certificate administrator will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the PSA, or in the exercise of any of its rights or powers, if in the trustee’s or certificate administrator’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply to the custodian, 17g-5 information provider, certificate registrar and REMIC administrator to the extent the same party is acting in such capacities.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Investor to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and the special servicer, and the master servicer or the special servicer (in the case of Specially Serviced Loans), as applicable, will be required to promptly forward it to the applicable mortgage loan seller. The master servicer (in the case of Mortgage Loans that are not Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable

MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the special servicer will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the special servicer determines that a Material Defect exists, the special servicer will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or the special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Investor. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request is Initially Delivered By a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Repurchase Request”), the receiving party will be required to promptly forward that Repurchase Request to the related mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the master servicer (with respect to non-specially serviced loans) and the special servicer (with respect to specially serviced loans) (the “Enforcing Servicer”) will be the Enforcing Party with respect to the Repurchase Request.

An “Enforcing Party” is the person obligated or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to the Repurchase Request.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur two business days after the Repurchase Request is sent to the related mortgage loan seller. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller has paid the Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Certificateholder’s Rights When a Repurchase Request is Delivered by Another Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) to the PSA identifies a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the related mortgage loan seller identifying the applicable Mortgage Loan and setting forth the basis for such allegation. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the Repurchase Request. However, if a Resolution Failure occurs with respect to the Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the PSA), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (the “Proposed Course of Action”). Such notice will be required to include a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, notice that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow or accept the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, a statement that responding Certificateholders will be required to certify their holdings in connection with such response, a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and instructions for responding Certificateholders to send their responses to the applicable Enforcing Servicer and the certificate administrator. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action.

The Certificate Administrator will within three (3) Business Days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The Certificate Administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The Certificate Administrator will be under no obligation to answer any questions from Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the Certificate Administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating Certificateholder responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the Certificate Administrator. The Enforcing Servicer may conclusively rely (without investigation) on the Certificate Administrator’s tabulation of the majority of the responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to enforce the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there are more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA, and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

The Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney and have at least 15 years of experience in commercial litigation and either commercial real estate finance or commercial mortgage-backed securitization matters or other complex commercial transactions.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by the Enforcing Servicer in a mediation or arbitration will be reimbursable as trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

Servicing of the GLP Industrial Portfolio B Mortgage Loan

The GLP Industrial Portfolio B Mortgage Loan and any related REO Properties are being serviced under the CSMC 2015-GLPB TSA. The servicing arrangements under the CSMC 2015-GLPB TSA are expected to generally be similar to those under the PSA. In that regard, in the case of the CSMC 2015-GLPB TSA, the following are considerations relating to servicing, including the identification of some (but not all) of the differences in expected servicing provisions between the CSMC 2015-GLPB TSA and the PSA:

•	The CSMC 2015-GLPB Servicer (or primary servicer) will earn a primary servicing fee with respect to the GLP Industrial Portfolio B Mortgage Loan that is to be calculated at 0.00125% per annum.

•	Special servicing fees, workout fees and liquidation fees payable under the CSMC 2015-GLPB TSA are generally calculated in a manner and at rates similar, but not necessarily identical, to the corresponding fees under the PSA, subject to similar caps and offsets.

•	There is no operating advisor or asset representations reviewer (and therefore no monthly operating advisor fee or monthly asset representations reviewer fee) with respect to the CSMC 2015-GLPB securitization. Additionally, no dispute resolution provisions of the type described under “—Dispute Resolution Provisions” above are provided for in the CSMC 2015-GLPB TSA with respect to the CSMC 2015-GLPB securitization.

•	The master servicer or the trustee, as applicable, will be required to make P&I Advances with respect to the GLP Industrial Portfolio B Mortgage Loan, unless the master servicer or the trustee, as applicable, or the special servicer, has determined that such advance would not be recoverable from collections on the GLP Industrial Portfolio B Mortgage Loan. The special servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed P&I Advance, if made, would be a Nonrecoverable Advance, which determination will be conclusive and binding on the master servicer and the trustee.

•	The CSMC 2015-GLPB Servicer is obligated to make property protection advances with respect to the GLP Industrial Portfolio B Whole Loan. If the CSMC 2015-GLPB Servicer determines that a property protection advance it made with respect to the GLP Industrial Portfolio B Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed (pursuant to the terms of the related Co-Lender Agreement) from collections on, and proceeds of, each GLP Industrial Portfolio B Subordinate Companion Loan until the balance of each such loan is reduced to zero, and then from collections on, and proceeds of, the GLP Industrial Portfolio B Mortgage Loan and the GLP Industrial Portfolio B Pari Passu Companion Loans, on a pro rata basis (based on each such loan’s outstanding principal balance) and then from general collections of the trust established under the CSMC 2015-GLPB TSA, of the trust established under the PSA for this transaction and of any other related securitization trusts.

•	Items with respect to the GLP Industrial Portfolio B Whole Loan that are the equivalent of ancillary fees, penalty charges, assumption fees and/or Modification Fees and that are allocated as additional servicing compensation, may be allocated between the CSMC 2015-GLPB Servicer and the CSMC 2015-GLPB Special Servicer in proportions that are different than the proportions allocated between the master servicer and the special servicers in the case of Mortgage Loans serviced under the PSA.

•	The CSMC 2015-GLPB Special Servicer will be required to take actions with respect to the GLP Industrial Portfolio B Mortgage Loan, as applicable, if such Mortgage Loan becomes the equivalent of a Defaulted Loan, which actions are substantially similar to the actions described under “—Realization Upon Mortgage Loans—Sale of Defaulted Loans and REO Properties” in this prospectus.

•	With respect to the GLP Industrial Portfolio B Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the PSA.

•	There is no requirement of the CSMC 2015-GLPB Servicer to make compensating interest payments in respect of the GLP Industrial Portfolio B Mortgage Loan.

•	The CSMC 2015-GLPB Servicer and CSMC 2015-GLPB Special Servicer (a) have rights related to resignation substantially similar to those of the master servicer and the special servicer and (b) are subject to servicer termination events substantially similar to those in the PSA, as well as the rights related thereto.

•	No items with respect to the GLP Industrial Portfolio B Whole Loan that are the equivalent of ancillary fees, assumption fees, Modification Fees and/or penalty charges will be allocated to the master servicer or the special servicer as additional servicing compensation or otherwise applied in accordance with the PSA except to the extent that such items are received by the issuing entity with respect to the GLP Industrial Portfolio B Mortgage Loan.

•	The rating agencies rating the securities issued under the CSMC 2015-GLPB TSA vary from the rating agencies rating the Certificates, which may cause servicing arrangements (including, but not limited to, servicer termination events and eligibility requirements for service providers) to be different under the CSMC 2015-GLPB TSA than under the PSA.

•	The specific types of actions constituting major decisions under the CSMC 2015-GLPB TSA may differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the related other controlling class representative will be permitted to consent will correspondingly differ.

•	The liability of the parties to the CSMC 2015-GLPB TSA will be limited in a manner similar, but not necessarily identical, to the liability of the parties to the PSA.

•	Collections on the GLP Industrial Portfolio B Whole Loan will be maintained under the CSMC 2015-GLPB TSA in a manner similar, but not necessarily identical, to collections on the Serviced Whole Loan under the PSA, provided that rating requirements for accounts and permitted investments may vary under the PSA and the CSMC 2015-GLPB TSA.

•	The conditions of the CSMC 2015-GLPB TSA that would require an appraisal are similar to, but differ in some respects from, the conditions that would result in an Appraisal Reduction Event under the PSA.

•	The provisions of the CSMC 2015-GLPB TSA may also vary from the PSA with respect to timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

 The CSMC 2015-GLPB Special Servicer may be removed as described under “Description of the Mortgage Pool—The Whole Loans—The GLP Industrial Portfolio B Whole Loan” in this prospectus.

The CSMC 2015-GLPB Depositor, the CSMC 2015-GLPB Servicer, the CSMC 2015-GLPB Special Servicer, the CSMC 2015-GLPB Certificate Administrator and the CSMC 2015-GLPB Trustee and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by such party in accordance with the terms and conditions of the related Co-Lender Agreement.

See also “Description of the Mortgage Pool—The Whole Loans—The GLP Industrial Portfolio B Whole Loan—Special Servicer Appointment Rights” in this prospectus.

Servicing of the Quaker Bridge Mall Mortgage Loan

The Quaker Bridge Mall Mortgage Loan, and any related REO Property, is expected to be serviced under the JPMDB 2016-C2 PSA. Accordingly, the JPMDB 2016-C2 Master Servicer will generally make servicing advances and remit collections on the Quaker Bridge Mall Mortgage Loan to or on behalf of the Issuing Entity. However, the master servicer will generally be obligated to compile reports that include information on the Quaker Bridge Mall Mortgage Loan, and, as and to the extent required by the Servicing Standard, to enforce the rights of the issuing entity as the holder of the Quaker Bridge Mall Mortgage Loan under the terms of the related Co-Lender Agreement and make P&I Advances with respect to the Quaker Bridge Mall Mortgage Loan, subject to its or the special servicer’s determination that an advance, if made or an advance already made, would be or is non-recoverable. The JPMDB 2016-C2 PSA and the PSA both address (although not necessarily in the exact same manner) similar servicing matters, including, but not limited to: collection of payments; establishment of accounts to hold such payments; investment of funds in those accounts; maintenance of insurance coverage on the Mortgaged Property; enforcement of due-on-sale and due-on-encumbrance provisions; property inspections; collection of operating statements; loan assumptions; realization upon and sale of defaulted loans; acquisition, operation, maintenance and disposition of REO properties; servicing compensation; modifications, waivers, amendments and consents with respect to the serviced mortgage loans; servicing reports; servicer liability and indemnification; servicer resignation; servicer termination events and the ability of certain parties to terminate a particular servicer in connection with a servicer termination event or otherwise. The master servicer, the special servicer, the certificate administrator, the operating advisor and the trustee under the PSA will have no obligation or authority to (a) supervise or consent to the actions of the JPMDB 2016-C2 Master Servicer, the JPMDB 2016-C2 Special Servicer, or any of the trustee, certificate administrator or operating advisor under the JPMDB 2016-C2 PSA or (b) make servicing advances with respect to the Quaker Bridge Mall Mortgage Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to the Quaker Bridge Mall Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the JPMDB 2016-C2 Master Servicer or the JPMDB 2016-C2 Special Servicer.

The servicing arrangements under the JPMDB 2016-C2 PSA are expected to be substantially similar to, but may differ in certain respects from, the servicing arrangements under the PSA. Below are certain provisions that are expected to appear in the JPMDB 2016-C2 PSA:

•	Pursuant to the JPMDB 2016-C2 PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the Quaker Bridge Mall Mortgage Loan will be substantially similar in all material respects, but not necessarily identical, to the corresponding fee payable under the PSA.

•	The JPMDB 2016-C2 Master Servicer is obligated to make servicing advances with respect to the Quaker Bridge Mall Mortgage Loan. If the JPMDB 2016-C2 Master Servicer determines that a servicing advance it made with respect to the Quaker Bridge Mall Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the related Mortgage Loan and the related pari passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on the mortgage loans in the trust established under the JPMDB 2016-C2 PSA and the trust established under the PSA for this transaction.

•	Although payments and other collections on the Quaker Bridge Mall Mortgage Loan may initially be deposited into a clearing account and commingled with the JPMDB 2016-C2 Master Servicer’s own funds or funds related to other mortgage loans serviced by the JPMDB 2016-C2 Master Servicer, the JPMDB 2016-C2 PSA provides for a separate account or sub-account in which payments and other collections on the Quaker Bridge Mall Mortgage Loan are to be deposited and maintained by the JPMDB 2016-C2 Master Servicer pending remittance to the JPMDB 2016-C2 certificate administrator and the holder of the Quaker Bridge Mall Mortgage Loan, respectively, and in each case any other related Companion Loan Holder(s). Similarly, the JPMDB 2016-C2 Special Servicer is to establish and maintain a separate account or sub-account with respect to any REO Properties acquired with respect to the Quaker Bridge Mall Mortgage Loan.

•	With respect to the Quaker Bridge Mall Mortgage Loan, after the occurrence of an AB Control Appraisal Period and prior to the occurrence and continuance of any control termination event under the JPMDB 2016-C2 PSA, the JPMDB 2016-C2 Directing Certificateholder will have the right to terminate the JPMDB 2016-C2 Special Servicer without cause at any time.

•	With respect to the Quaker Bridge Mall Mortgage Loan, after the occurrence of an AB Control Appraisal Period and after the occurrence and during the continuance of any control termination event under the JPMDB 2016-C2 PSA, at the written direction of holders of principal balance certificates under the JPMDB 2016-C2 PSA evidencing not less than 25% of the voting rights of such certificates, a request can be made to vote to terminate the JPMDB 2016-C2 Special Servicer and appoint a successor JPMDB 2016-C2 Special Servicer. Following such a request, the JPMDB 2016-C2 Special Servicer will be terminated upon the written direction of holders of principal balance certificates evidencing at least 50% of a “certificateholder quorum” (50% of the aggregate voting rights of all principal balance certificates on an aggregate basis) under the JPMDB 2016-C2 PSA.

•	With respect to the Quaker Bridge Mall Mortgage Loan, after the occurrence of an AB Control Appraisal Period and following the occurrence of a consultation termination event under the JPMDB 2016-C2 PSA, if the operating advisor under the JPMDB 2016-C2 PSA determines that the JPMDB 2016-C2 Special Servicer is not performing its duties under the JPMDB 2016-C2 PSA or is otherwise not acting in accordance with the related servicing standard, the operating advisor under the JPMDB 2016-C2 PSA will have the right to recommend the replacement of the JPMDB 2016-C2 Special Servicer. The operating advisor’s recommendation to replace the JPMDB 2016-C2 Special Servicer must be confirmed by an affirmative vote of holders of principal balance certificates under the JPMDB 2016-C2 PSA evidencing at least a majority of the aggregate voting rights of such certificates on an aggregate basis.

•	If the Quaker Bridge Mall Mortgage Loan becomes a defaulted loan under the JPMDB 2016-C2 PSA, the JPMDB 2016-C2 Special Servicer will be required to take actions that are substantially similar in all material respects to the actions described under “—Realization Upon Mortgage Loans” in this prospectus.

•	If the Quaker Bridge Mall Mortgage Loan is subject to special servicing, then (subject to, in each case if and when applicable, (x) prior to a control termination event, the consent/consultation rights of the Quaker Bridge Mall Note B-1 Holder and (y) after a control termination event, the consent/consultation rights of the JPMDB 2016-C2 Directing Certificateholder, the consultation rights of the JPMDB 2016-C2 operating advisor and the consultation rights of the holder of the Quaker Bridge Mall Mortgage Loan or its respective designee) the JPMDB 2016-C2 Special Servicer may agree to modify, waive or amend any term of such Whole Loan if such modification, waiver or amendment (i) is consistent with the related servicing standard and (ii) would not constitute a “significant modification” of such Whole Loan pursuant to Treasury regulations Section 1.860G-2(b) and (A) would not otherwise cause any REMIC created under the JPMDB 2016-C2 PSA to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any such REMIC or on the JPMDB 2016-C2 trust fund. However, the JPMDB 2016-C2 Special Servicer may not extend the maturity date of the Quaker Bridge Mall Mortgage Loan beyond the date that is five years prior to the JPMDB 2016-C2 distribution date in June 2049, and such extension must be in the best interests of the JPMDB 2016-C2 certificateholders and the holder of the Quaker Bridge Mall Mortgage Loan, as applicable and any other related Companion Loan Holder(s).

•	The rating agencies rating the securities issued under the JPMDB 2016-C2 PSA may vary from the rating agencies rating the Certificates, which may cause servicing arrangements (including, but not limited to, servicer termination events) to be different under the JPMDB 2016-C2 PSA than under the PSA. In addition, not all circumstances involving the Quaker Bridge Mall Whole Loan that give rise to requiring a rating agency confirmation with respect to the JPMDB 2016-C2 certificates under the JPMDB 2016-C2 PSA will also give rise to requiring any rating agency confirmation with respect to the Certificates.

•	With respect to the Quaker Bridge Mall Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are substantially similar in all material respects, but not necessarily identical, to those of the PSA.

•	The provisions of the JPMDB 2016-C2 PSA may also vary from the PSA with respect to time period and timing matters, terminology, allocation of ministerial duties between multiple servicers or other service providers, servicer termination events, notice or rating agency communication and confirmation requirements.

•	The JPMDB 2016-C2 Master Servicer and JPMDB 2016-C2 Special Servicer (a) have substantially similar rights as those related to resignation of the master servicer and special servicer, respectively, (b) are subject to substantially similar rights as those relating to the removal or replacement of, or the transfer of servicing from, the master servicer or special servicer, respectively, and (c) are subject to servicer termination events substantially similar in all material respects, but not necessarily identical, to those in the PSA, as well as the rights related thereto.

•	JPMDB 2016-C2 Master Servicer and JPMDB 2016-C2 Special Servicer are each permitted to resign from its respective obligations and duties imposed on it pursuant to the JPMDB 2016-C2 PSA either: (i) upon a determination that such duties are no longer permissible under applicable law; or (ii) upon the appointment of, and the acceptance of such appointment by, a successor master servicer or special servicer, as applicable, and receipt by the JPMDB 2016-C2 Certificate Administrator and the JPMDB 2016-C2 Trustee of Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of the certificates issued pursuant to the JPMDB 2016-C2 PSA.

•	Each of the JPMDB 2016-C2 Master Servicer and JPMDB 2016-C2 Special Servicer will be liable in accordance with the JPMDB 2016-C2 PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the JPMDB 2016-C2 Master Servicer and JPMDB 2016-C2 Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the JPMDB 2016-C2 PSA (including actions taken or not taken at the direction of the JPMDB 2016-C2 Directing Certificateholder) or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the JPMDB 2016-C2 PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the JPMDB 2016-C2 PSA.

Prospective investors are encouraged to review the full provisions of the JPMDB 2016-C2 PSA, which will be available online at www.sec.gov or by requesting a copy from the underwriters. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Quaker Bridge Mall Whole Loan” in this prospectus.

Servicing of the GLP Industrial Portfolio A Mortgage Loan

The GLP Industrial Portfolio A Mortgage Loan and any related REO Properties are being serviced under the CSMC 2015-GLPA TSA. The servicing arrangements under the CSMC 2015-GLPA TSA are expected to generally be similar to those under the PSA. In that regard, in the case of the CSMC 2015-GLPA TSA, the following are considerations relating to servicing, including the identification of some (but not all) of the differences in expected servicing provisions between the CSMC 2015-GLPA TSA and the PSA:

•	The CSMC 2015-GLPA Servicer (or primary servicer) will earn a primary servicing fee with respect to the GLP Industrial Portfolio A Mortgage Loan that is to be calculated at 0.00125% per annum.

•	Special servicing fees, workout fees and liquidation fees payable under the CSMC 2015-GLPA TSA are generally calculated in a manner and at rates similar, but not necessarily identical, to the corresponding fees under the PSA, subject to similar caps and offsets.

•	There is no operating advisor or asset representations reviewer (and therefore no monthly operating advisor fee or monthly asset representations reviewer fee) with respect to the CSMC 2015-GLPA securitization. Additionally, no dispute resolution provisions of the type described under “—Dispute Resolution Provisions” above are provided for in the CSMC 2015-GLPA TSA with respect to the CSMC 2015-GLPA securitization.

•	The master servicer or the trustee, as applicable, will be required to make P&I Advances with respect to the GLP Industrial Portfolio A Mortgage Loan, unless the master servicer or the trustee, as applicable, or the special servicer, has determined that such advance would not be recoverable from collections on the GLP Industrial Portfolio A Mortgage Loan. The special servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed P&I Advance, if made, would be a Nonrecoverable Advance, which determination will be conclusive and binding on the master servicer and the trustee.

•	The CSMC 2015-GLPA Servicer is obligated to make property protection advances with respect to the GLP Industrial Portfolio A Whole Loan. If the CSMC 2015-GLPA Servicer determines that a property protection advance it made with respect to the GLP Industrial Portfolio A Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed (pursuant to the terms of the related Co-Lender Agreement) from collections on, and proceeds of, each GLP Industrial Portfolio A Subordinate Companion Loan until the balance of each such loan is reduced to zero, and then from collections on, and proceeds of, the GLP Industrial Portfolio A Mortgage Loan and the GLP Industrial Portfolio A Pari Passu Companion Loans, on a pro rata basis (based on each such loan’s outstanding principal balance) and then from general collections of the trust established under the CSMC 2015-GLPA TSA, of the trust established under the PSA for this transaction and of any other related securitization trusts.

•	Items with respect to the GLP Industrial Portfolio A Whole Loan that are the equivalent of ancillary fees, penalty charges, assumption fees and/or Modification Fees and that are allocated as additional servicing compensation, may be allocated between the CSMC 2015-GLPA Servicer and the CSMC 2015-GLPA Special Servicer in proportions that are different than the proportions allocated between the master servicer and the special servicers in the case of Mortgage Loans serviced under the PSA.

•	The CSMC 2015-GLPA Special Servicer will be required to take actions with respect to the GLP Industrial Portfolio A Mortgage Loan, as applicable, if such Mortgage Loan becomes the equivalent of a Defaulted Loan, which actions are substantially similar to the actions described under “—Realization Upon Mortgage Loans—Sale of Defaulted Loans and REO Properties” in this prospectus.

•	With respect to the GLP Industrial Portfolio A Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the PSA.

•	There is no requirement of the CSMC 2015-GLPA Servicer to make compensating interest payments in respect of the GLP Industrial Portfolio A Mortgage Loan.

•	The CSMC 2015-GLPA Servicer and CSMC 2015-GLPA Special Servicer (a) have rights related to resignation substantially similar to those of the master servicer and the special servicer and (b) are subject to servicer termination events substantially similar to those in the PSA, as well as the rights related thereto.

•	No items with respect to the GLP Industrial Portfolio A Whole Loan that are the equivalent of ancillary fees, assumption fees, Modification Fees and/or penalty charges will be allocated to the master servicer or the special servicer as additional servicing compensation or otherwise applied in accordance with the PSA except to the extent that such items are received by the issuing entity with respect to the GLP Industrial Portfolio A Mortgage Loan.

•	The rating agencies rating the securities issued under the CSMC 2015-GLPA TSA vary from the rating agencies rating the Certificates, which may cause servicing arrangements (including, but not limited to, servicer termination events and eligibility requirements for service providers) to be different under the CSMC 2015-GLPA TSA than under the PSA.

•	The specific types of actions constituting major decisions under the CSMC 2015-GLPA TSA may differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the related other controlling class representative will be permitted to consent will correspondingly differ.

•	The liability of the parties to the CSMC 2015-GLPA TSA will be limited in a manner similar, but not necessarily identical, to the liability of the parties to the PSA.

•	Collections on the GLP Industrial Portfolio A Whole Loan will be maintained under the CSMC 2015-GLPA TSA in a manner similar, but not necessarily identical, to collections on the Serviced Whole Loan under the PSA, provided that rating requirements for accounts and permitted investments may vary under the PSA and the CSMC 2015-GLPA TSA.

•	The conditions of the CSMC 2015-GLPA TSA that would require an appraisal are similar to, but differ in some respects from, the conditions that would result in an Appraisal Reduction Event under the PSA.

•	The provisions of the CSMC 2015-GLPA TSA may also vary from the PSA with respect to timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The CSMC 2015-GLPA Special Servicer may be removed as described under “Description of the Mortgage Pool—The Whole Loans—The GLP Industrial Portfolio A Whole Loan” in this prospectus.

The CSMC 2015-GLPA Depositor, the CSMC 2015-GLPA Servicer, the CSMC 2015-GLPA Special Servicer, the CSMC 2015-GLPA Certificate Administrator and the CSMC 2015-GLPA Trustee and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by such party in accordance with the terms and conditions of the related Co-Lender Agreement.

See also “Description of the Mortgage Pool—The Whole Loans—The GLP Industrial Portfolio A Whole Loan—Special Servicer Appointment Rights” in this prospectus.

Servicing of the Starwood Capital Extended Stay Portfolio Mortgage Loan

The Starwood Capital Extended Stay Portfolio Mortgage Loan, and any related REO Property, is being serviced under the CSAIL 2015-C3 Pooling and Servicing Agreement (the “CSAIL 2015-C3 PSA”). Accordingly, the CSAIL 2015-C3 Master Servicer will generally make servicing advances and remit collections on the Starwood Capital Extended Stay Portfolio Mortgage Loan to or on behalf of the Issuing Entity. However, the master servicer will generally be obligated to compile reports that include information on the Starwood Capital Extended Stay Portfolio Mortgage Loan, and, as and to the extent required by the Servicing Standard, to enforce the rights of the issuing entity as the holder of the Starwood Capital Extended Stay Portfolio Mortgage Loan under the terms of the related Co-Lender Agreement and make P&I Advances with respect to the Starwood Capital Extended Stay Portfolio Mortgage Loan, subject to its or the special servicer’s determination that an advance, if made or an advance already made would be or is non-recoverable. The CSAIL 2015-C3 PSA and the PSA both address (although not necessarily in the exact same manner) similar servicing matters, including, but not limited to: collection of payments; establishment of accounts to hold such payments; investment of funds in those accounts; maintenance of insurance coverage on the mortgaged properties; enforcement of due-on-sale and due-on-encumbrance provisions; property inspections; collection of operating statements; loan assumptions; realization upon and sale of defaulted mortgage loans; acquisition, operation, maintenance and disposition of REO properties; servicing compensation; modifications, waivers, amendments and consents with respect to the serviced mortgage loans; servicing reports; servicer liability and indemnification; servicer resignation; servicer termination events; and the ability of certain parties to terminate a particular servicer in connection with a servicer termination event or otherwise. The master servicer, the special servicer, the certificate administrator, operating advisor and the trustee under the PSA will have no obligation or authority to (a) supervise or consent to the actions of the CSAIL 2015-C3 Master Servicer, the CSAIL 2015-C3 Special Servicer, or any of the trustee, certificate administrator or operating advisor under the CSAIL 2015-C3 PSA or (b) make servicing advances with respect to the Starwood Capital Extended Stay Portfolio Mortgage Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to the Starwood Capital Extended Stay Portfolio Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the CSAIL 2015-C3 Master Servicer or the CSAIL 2015-C3 Special Servicer.

The servicing arrangements under the CSAIL 2015-C3 PSA are substantially similar to, but may differ in certain respects from, the servicing arrangements under the PSA. Below are certain provisions in the CSAIL 2015-C3 PSA:

•	Pursuant to the CSAIL 2015-C3 PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the Starwood Capital Extended Stay Portfolio Mortgage Loan will be substantially similar in all material respects, but not necessarily identical, to the corresponding fee payable under the PSA.

•	The CSAIL 2015-C3 Master Servicer is obligated to make servicing advances with respect to the Starwood Capital Extended Stay Portfolio Mortgage Loan. If the CSAIL 2015-C3 Master Servicer determines that a servicing advance it made with respect to the Starwood Capital Extended Stay Portfolio Whole Loan or the related Mortgaged Properties is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the related Mortgage Loan and the related pari passu Companion Loan(s), on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on the Mortgage Loans in the trust established under the CSAIL 2015-C3 PSA and the trust established under the PSA for this transaction and in any other related securitization trusts.

•	Although payments and other collections on the Starwood Capital Extended Stay Portfolio Mortgage Loan may initially be deposited into a clearing account and commingled with the CSAIL 2015-C3 Master Servicer’s own funds or funds related to other mortgage loans serviced by the CSAIL 2015-C3 Master Servicer, the CSAIL 2015-C3 PSA provides for a separate account or sub-account in which payments and other collections on the Starwood Capital Extended Stay Portfolio Whole Loan are to be deposited and maintained by the CSAIL 2015-C3 Master Servicer pending remittance to the CSAIL 2015-C3 certificate administrator and the holders of the Starwood Capital Extended Stay Portfolio Mortgage Loan, respectively, and in each case any other related Companion Loan Holder(s). Similarly, the CSAIL 2015-C3 Special Servicer is to establish and maintain a separate account or sub-account with respect to any REO Properties acquired with respect to the Starwood Capital Extended Stay Portfolio Whole Loan.

•	With respect to the Starwood Capital Extended Stay Portfolio Mortgage Loan, prior to the occurrence and continuance of any control termination event under the CSAIL 2015-C3 PSA, the CSAIL 2015-C3 Controlling Class Representative will have the right to terminate the CSAIL 2015-C3 Special Servicer without cause at any time.

•	With respect to the Starwood Capital Extended Stay Portfolio Mortgage Loan, after the occurrence and during the continuance of any control termination event under the CSAIL 2015-C3 PSA, at the written direction of holders of principal balance certificates under the CSAIL 2015-C3 PSA evidencing not less than 25% of the voting rights of such certificates, a request can be made to vote to terminate the CSAIL 2015-C3 Special Servicer and appoint a successor CSAIL 2015-C3 Special Servicer. Following such a request, the CSAIL 2015-C3 Special Servicer will be terminated upon the written direction of holders of principal balance certificates evidencing at least 75% of a “certificateholder quorum” (75% of the aggregate voting rights of all principal balance certificates on an aggregate basis) under the CSAIL 2015-C3 PSA.

•	With respect to the Starwood Capital Extended Stay Portfolio Mortgage Loan, following the occurrence of a consultation termination event under the CSAIL 2015-C3 PSA, if the operating advisor under the CSAIL 2015-C3 PSA determines that the CSAIL 2015-C3 Special Servicer is not performing its duties under the CSAIL 2015-C3 PSA or is otherwise not acting in accordance with the related servicing standard, the operating advisor under the CSAIL 2015-C3 PSA will have the right to recommend the replacement of the CSAIL 2015-C3 Special Servicer. The operating advisor’s recommendation to replace the CSAIL 2015-C3 Special Servicer must be confirmed by an affirmative vote of holders of principal balance certificates under the CSAIL 2015-C3 PSA evidencing at least a majority of the aggregate voting rights of such certificates on an aggregate basis.

•	If the Starwood Capital Extended Stay Portfolio Mortgage Loan becomes a defaulted loan under the CSAIL 2015-C3 PSA, the CSAIL 2015-C3 Special Servicer will be required to take actions that are substantially similar in all material respects to the actions described under “—Realization Upon Mortgage Loans” in this prospectus.

•	If the Starwood Capital Extended Stay Portfolio Mortgage Loan is subject to special servicing, then (subject to, in each case if and when applicable, the consent/consultation rights of the CSAIL 2015-C3 Controlling Class Representative, the consultation rights of the CSAIL 2015-C3 operating advisor and the consultation rights of the holder of the Starwood Capital Extended Stay Portfolio Mortgage Loan or its respective designee) the CSAIL 2015-C3 Special Servicer may agree to modify, waive or amend any term of such Whole Loan if such modification, waiver or amendment (i) is consistent with the related servicing standard and (ii) would not constitute a “significant modification” of such Whole Loan pursuant to Treasury regulations Section 1.860G-2(b) and (A) would not otherwise cause any REMIC created under the CSAIL 2015-C3 PSA to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any such REMIC or on the

CSAIL 2015-C3 trust fund. However, the CSAIL 2015-C3 Special Servicer may not extend the maturity date of the Starwood Capital Extended Stay Portfolio Mortgage Loan beyond the date that is three years prior to the CSAIL 2015-C3 distribution date in August 2048, and such extension must be in the best interests of the CSAIL 2015-C3 certificateholders, the holder of the Starwood Capital Extended Stay Portfolio Mortgage Loan, as applicable and any other related Companion Loan Holder(s).

•	The rating agencies rating the securities issued under the CSAIL 2015-C3 PSA may vary from the rating agencies rating the Certificates, which may cause servicing arrangements (including, but not limited to, servicer termination events) to be different under the CSAIL 2015-C3 PSA than under the PSA. In addition, not all circumstances involving the Starwood Capital Extended Stay Portfolio Whole Loan that give rise to requiring a rating agency confirmation with respect to the CSAIL 2015-C3 certificates under the CSAIL 2015-C3 PSA will also give rise to requiring any rating agency confirmation with respect to the Certificates.

•	With respect to the Starwood Capital Extended Stay Portfolio Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are substantially similar in all material respects, but not necessarily identical, to those of the PSA.

•	The provisions of the CSAIL 2015-C3 PSA may also vary from the PSA with respect to time period and timing matters, terminology, allocation of ministerial duties between multiple servicers or other service providers, servicer termination events, notice or rating agency communication and confirmation requirements and circumstances under which a controlling class representative must be consulted or its consent obtained.

•	The CSAIL 2015-C3 Master Servicer and CSAIL 2015-C3 Special Servicer (a) have substantially similar rights as those related to resignation of the master servicer and special servicer, respectively, (b) are subject to substantially similar rights as those relating to the removal or replacement of, or the transfer of servicing from, the master servicer or special servicer, respectively, and (c) are subject to servicer termination events substantially similar in all material respects, but not necessarily identical, to those in the PSA, as well as the rights related thereto.

•	CSAIL 2015-C3 Master Servicer and CSAIL 2015-C3 Special Servicer are each permitted to resign from its respective obligations and duties imposed on it pursuant to the CSAIL 2015-C3 PSA either: (i) upon a determination that such duties are no longer permissible under applicable law; or (ii) upon the appointment of, and the acceptance of such appointment by, a successor master servicer or special servicer, as applicable, and receipt by the CSAIL 2015-C3 certificate administrator and the CSAIL 2015-C3 trustee of Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of the certificates issued pursuant to the CSAIL 2015-C3 PSA.

•	Each of the CSAIL 2015-C3 Master Servicer and CSAIL 2015-C3 Special Servicer will be liable in accordance with the CSAIL 2015-C3 PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the CSAIL 2015-C3 Master Servicer and CSAIL 2015-C3 Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the CSAIL 2015-C3 PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the CSAIL 2015-C3 PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the CSAIL 2015-C3 PSA.

The CSAIL 2015-C3 PSA does not provide for an entity to play a role similar to that of the asset representations reviewer.  In addition, the CSAIL 2015-C3 PSA does not contain provisions similar to those described in “Pooling and Servicing Agreement―Dispute Resolution Provisions.”

Prospective investors are encouraged to review the full provisions of the CSAIL 2015-C3 PSA, which is available online at www.sec.gov or by requesting a copy from the underwriters. See also “Description of the Mortgage Pool—The Whole Loans—The Starwood Capital Extended Stay Portfolio Whole Loan” in this prospectus.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has, promptly request the related Rating Agency Confirmation again. The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the applicable replacement master servicer or special servicer is rated at least “CMS3”(in the case of the master servicer) or “CSS3” (in the case of a special servicer), if Fitch is the non-responding Rating Agency, (ii) as certified in writing by the replacement master servicer or special servicer, as applicable, it has been appointed and currently serves as a master servicer or special servicer on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency; or (iii) the replacement master servicer or replacement special servicer is acting as master servicer or special servicer, as applicable, in a commercial mortgage loan securitization that was rated by a Rating Agency within the 12-month period prior to the date of determination and Morningstar has not qualified, downgraded or withdrawn the then-current rating or ratings of one or more classes of CMBS certificates citing servicing concerns with the replacement master servicer or replacement special servicer, as applicable, as the sole or material factor in such rating action, if Morningstar is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Moody’s, Fitch and Morningstar.

Any Rating Agency Confirmation requests made by the master servicer, special servicer, certificate administrator, or trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA, and thereafter be delivered by the applicable party to the Rating Agencies in accordance with the delivery instructions set forth in the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any securities related to a Companion Loan, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, as to the signer thereof, among other things, that (i) a review of that party’s activities during a reporting period consisting of the preceding calendar year or portion of that year and of performance under the PSA or any Sub-Servicing Agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the Sub-Servicing Agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it), the custodian, the certificate administrator, the operating advisor and each additional servicer, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance Report”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

•	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance Report will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to any Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer and the Non-Serviced Special Servicer will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class Z and Class R certificates) for the Mortgage Loans and REO Properties remaining in the issuing entity (provided, however, that (a) the Certificate Balances and the Notional Amounts, as applicable, of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C certificates have been reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class Z and Class R certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the master servicer and approved by certain classes of certificateholders, (3) the reasonable out of pocket expenses of the master servicer related to such purchase, unless the master servicer is the purchaser and (4) if a Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO

Property under the terms of the Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related master servicer in accordance with clauses (2) and (3) above, less (b) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0% of the of the Initial Pool Balance. The voluntary exchange of certificates (other than the Class Z and Class R certificates), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)       to correct any defect or ambiguity in the PSA;

(b)       to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)       to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the Remittance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)       to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any holder of the certificates or holder of a Companion Loan;

(e)       to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)        to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)       to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)       to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan and for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Companion Loan Securities, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(i)        to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website; or

(j)        to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in C.F.R. 239.45(b)(1)(ii), (iii) or (iv).

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2)

reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the applicable mortgage loan seller, or (5) amend the Servicing Standard without, in each case, the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by a Non-Serviced Co-Lender Agreement without the consent of the holder(s) of the related Non-Serviced Companion Loan(s).

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or the special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution whose (a) long-term senior unsecured debt is rated at least “A2” by Moody’s and, if rated by KBRA, at least equivalent to a Moody’s “A2” by KBRA and (b) unsecured short-term debt is rated at least “P-1” by Moody’s and, if rated by KBRA, at least equivalent to a Moody’s “P-1” by KBRA, or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control

Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 30 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, at the expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails (other than by reason of the failure of either the master servicer or the special servicer to timely perform its obligations under the PSA or as a result of other circumstances beyond the trustee’s or certificate administrator’s, as applicable, reasonable control) to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of five (5) days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. Except as described in the following sentence, the terminated or removed trustee or certificate administrator, as applicable, will bear all reasonable costs and expenses in connection with its termination or removal. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 50% of the Voting Rights may upon 30 days’ prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 50% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New Jersey. Three (3) Mortgage Loans secured or partially secured by fifteen (15) Mortgaged Properties identified as Quaker Bridge Mall, Laurel Corporate Center-10000 Midlantic Drive, Laurel Corporate Center-2000 & 4000 Midlantic Drive, Laurel Corporate Center-15000 Midlantic Drive, Laurel Corporate Center-9000 Midlantic Drive, Laurel Corporate Center-1000 Bishops Gate Blvd, GLP Industrial Portfolio A-Clifton DC, GLP Industrial Portfolio A-Center Square DC, GLP Industrial Portfolio A-Waterfront DC, GLP Industrial Portfolio A-Pureland DCI, GLP Industrial Portfolio A-Pureland DC II, GLP Industrial Portfolio A-Somerset IC, GLP Industrial Portfolio A-Somerset IC II Building I, GLP Industrial Portfolio A-Englewood DC and GLP Industrial Portfolio A-Somerset IC II Building II on Annex A-1 to this prospectus, representing 15.4% of the Initial Pool Balance by Allocated Cut-off Date Loan Amount, are located in New Jersey. New Jersey uses mortgages to secure commercial real estate loans. Foreclosure requires a judicial action in the chancery division of the state court; the state has no power of sale. The state court has a central filing office called the “Office of Foreclosure” located in Trenton, which administers the foreclosure action unless it becomes contested. A contested foreclosure action is sent for adjudication to the chancery judge in the county where the real property is located. Once a lender starts a foreclosure and obtains a judgment, the court sets the terms and conditions of the sale in the judgment, including the location of the sale and the amount due the lender. The sheriff of the county where the property is located actually conducts the sale. Usually, it takes place at least 30 days after entry of judgment. During that time, the lender must advertise the sale at least once a week. The borrower can adjourn the sale date twice, each time for two weeks, and the court can order more extensions. (These timing details vary somewhat by county, depending on the local sheriff’s procedures.) For ten days after the sale, the borrower can still redeem the property by paying all amounts due. For commercial loans, New Jersey does not have a “one action rule” or “anti-deficiency legislation”. To obtain a personal judgment against the borrower or guarantor, the lender must commence a separate action in state court, law division. That court will usually wait until the foreclosure has been completed to calculate the defendant’s liability or may enter judgment giving the borrower or guarantor a fair market value credit based on evidence presented as to the value of the real property in foreclosure. In certain circumstances, the lender may have a receiver appointed.

Massachusetts. Two (2) Mortgage Loans secured by two (2) Mortgaged Properties identified as 200 Forest Street and Taunton Depot Shopping Center on Annex A-1 to this prospectus, representing 12.0% of the Initial Pool Balance, are located in Massachusetts. Mortgage loans involving real property in Massachusetts are secured by mortgages and foreclosures are accomplished by one of the following methods: judicial foreclosure action, sale under statutory power of sale, peaceable entry and possession for three years, or bill in equity under statute. Foreclosure by sale under the statutory power of sale accompanied by an entry prior to the sale is the more commonly followed method of foreclosure in Massachusetts. If the mortgagor is not a corporation, limited liability company or limited partnership, the mortgagee will generally first obtain a judgment from the Land Court or Superior Court sitting in the county where the property is located barring the rights of any interested party under the Solders’ and Sailor’s Civil Relief Act. Prior to conducting the sale, notice of sale must be published for three successive weeks with the first such publication to take place at least 21 days prior to the date of sale and notice must be delivered by registered mail to the required parties at least 30 days prior to the date of sale. A mortgagor has no right of redemption after a properly conducted foreclosure sale under the power of sale. The Commonwealth of Massachusetts does not have a “one action rule” or “anti-deficiency legislation”; however, a deficiency judgment for a recourse loan cannot be obtained after a foreclosure sale conducted by a power of sale unless certain required steps are taken, including the giving of notice at least 21 days before the sale, the signing of an affidavit within 30 days after the sale, and generally bringing the action within 2 years after the sale. Although very rarely granted, in certain circumstances, the lender may have a receiver appointed. In Massachusetts, contamination on a property may give rise to a “super lien” on the property for costs incurred by the Commonwealth of Massachusetts and such a lien has priority over all existing liens, including those of existing mortgages.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the owner of the applicable property and usually the borrower) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the grantor (the equivalent of a mortgagor) conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel or motel properties constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel or motel properties may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or the lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In some states, a lender must exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of a mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of pre-petition security interests in post-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

 The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates.”

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both (a) the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and to remain in possession of the property pursuant to the lease and (b) any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, in a multi-borrower loan transaction, a lien granted by one of the borrowers to secure repayment of the loan in excess of its allocated share of loan proceeds could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) such borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured by, among other things, senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the issuing entity to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean-up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any other form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Column, which is a sponsor and originator, and its affiliates are playing several roles in this transaction. Credit Suisse Commercial Mortgage Securities Corp. is the depositor and an affiliate of Column. Column and the other mortgage loan sellers originated, co-originated or acquired the mortgage loans and will be selling them to the depositor. Column is also an affiliate of Credit Suisse Securities (USA) LLC, an underwriter for the offering of the certificates.

Column currently holds the GLP Industrial Portfolio B Note A-3-2 Companion Loan. However, Column intends to sell such GLP Industrial Portfolio B Note A-3-2 Companion Loan in connection with a future securitization.

IH Capital, LLC, which provides mortgage origination, underwriting, securitization and related consulting services to BNY Mellon, is an affiliate of Ironhound Management Company, LLC, which provides consulting services to borrowers.

MC-Five Mile, which is a sponsor and originator, currently holds the Jay Scutti Plaza Companion Loan. However, MC-Five Mile intends to sell the Jay Scutti Plaza Companion Loan in connection with a future securitization.

KeyBank is the servicer under each of the CSMC 2015-GLPB TSA and the CSMC 2015-GLPA TSA.

Wells Fargo Bank is the certificate administrator and trustee under each of the CSMC 2015-GLPB TSA, the CSMC 2015-GLPA TSA and the CSAIL 2015-C3 PSA.

Torchlight Loan Services, LLC is an affiliate of the entity expected to (a) purchase the Class D, Class E, Class F, Class NR, Class X-D, Class X-E, Class X-F, Class X-NR and Class Z certificates on the Closing Date, (b) be the initial Controlling Class Certificateholder and (c) be appointed as the initial Directing Certificateholder.

Column provides warehouse financing to BSP through various repurchase facilities and other lending arrangements. Some or all of the BSP Mortgage Loans are (or as of the securitization closing date may be) subject to such repurchase facilities and other lending arrangements. If such is the case at the time the certificates are issued, then BSP will use the proceeds from its sale of the BSP Mortgage Loans to the depositor to, among other things, reacquire or otherwise obtain the release of the warehoused BSP Mortgage Loans from the repurchase agreement counterparties or other types of lenders free and clear of any liens. As of May 18, 2016, Column was the repurchase agreement counterparty with respect to four (4) of the BSP Mortgage Loans, with an aggregate Cut-off Date Balance of $128,086,360. The certificate administrator is the interim custodian of the loan documents with respect to five (5) of the BSP Mortgage Loans, which have an aggregate Cut-off Date Balance of $137,822,247. In addition, the certificate administrator acts as interim servicer with respect to five (5) of the BSP Mortgage Loans, which have an aggregate Cut-off Date Balance of $137,822,247.

Column provides warehouse financing to MC-Five Mile through various repurchase facilities and other lending arrangements. Some or all of the MC-Five Mile Mortgage Loans are (or as of the securitization closing date may be) subject to such repurchase facilities and other lending arrangements. If such is the case at the time the certificates are issued, then MC-Five Mile will use the proceeds from its sale of the MC-Five Mile Mortgage Loans to the depositor to, among other things, reacquire or otherwise obtain the release of the warehoused MC-Five Mile Mortgage Loans from the repurchase agreement counterparties or other types of lenders free and clear of any liens. As of May 18, 2016, Column was the repurchase agreement counterparty with respect to fifteen (15) of the MC-Five Mile Mortgage Loans, with an aggregate Cut-off Date Balance of $104,352,154.

Pursuant to an interim servicing agreement between KeyBank, which is the master servicer, and, Column, a sponsor and an originator, and certain of its affiliates, KeyBank acts as interim servicer with respect to eight (8) of the Mortgage Loans (with an aggregate Cut-off Date Balance of approximately $94,679,848 and representing approximately 12.3% of the Initial Pool Balance) to be contributed to this securitization transaction by Column.

Pursuant to an interim servicing agreement between Wells Fargo Bank, which is the certificate administrator, the trustee and the certificate administrator and trustee under each of the CSMC 2015-GLPB TSA, the CSMC 2015-GLPA TSA and the CSAIL 2015-C3 PSA, and, BNY Mellon, a sponsor and an originator, and certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to four (4) of the Mortgage Loans (with an aggregate Cut-off Date Balance of approximately $121,917,930 and representing approximately 15.9% of the Initial Pool Balance) to be contributed to this securitization transaction by BNY Mellon.

Pursuant to an interim servicing agreement between Wells Fargo Bank, which is the certificate administrator, the trustee and the certificate administrator and trustee under each of the CSMC 2015-GLPB TSA, the CSMC 2015-GLPA TSA and the CSAIL 2015-C3 PSA, and, MC-Five Mile, a sponsor and an originator, and certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to thirteen (13) of the Mortgage Loans (with an aggregate Cut-off Date Balance of approximately $95,550,469 and representing approximately 12.5% of the Initial Pool Balance) to be contributed to this securitization transaction by MC-Five Mile.

Pursuant to an interim servicing agreement between Wells Fargo Bank, which is the certificate administrator, the trustee and the certificate administrator and trustee under each of the CSMC 2015-GLPB TSA, the CSMC 2015-GLPA TSA and the CSAIL 2015-C3 PSA, and, Bancorp, a sponsor and an originator, and certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to all six (6) of the Mortgage Loans (with an aggregate Cut-off Date Balance of approximately $39,452,727 and representing approximately 5.1% of the Initial Pool Balance) to be contributed to this securitization transaction by Bancorp.

Two (2) of the Column Mortgage Loans identified on Annex A-1 to this prospectus as GLP Industrial Portfolio B and GLP Industrial Portfolio A, collectively representing approximately 17.1% of the Initial Pool Balance, were co-originated with Morgan Stanley Bank, N.A. In addition, one (1) of the Column Financial, Inc. Mortgage Loans identified on Annex A-1 to this prospectus as Quaker Bridge Mall, representing approximately 8.7% of the Initial Pool Balance, was co-originated with JPMorgan Chase Bank, National Association.

Seven (7) of the Column Mortgage Loans were originated by Hunt Finance Company, LLC (f/k/a Centerline Finance Corporation) (a wholly owned subsidiary of Hunt Mortgage Group, LLC) and subsequently sold to Column. The Mortgage Loans were underwritten by Column in accordance with Column’s underwriting guidelines. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Column Financial, Inc.” above.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Loan Holders” and “—Risks Relating to the Mortgage Loans—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which yield maintenance charges and prepayment premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay yield maintenance charges or prepayment premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements”, purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of companion loan or a mezzanine loan, if any. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Quaker Bridge Mall Whole Loan—Purchase Option”. To the extent a Mortgage Loan requires payment of a yield maintenance charge or prepayment premium in connection with a voluntary prepayment, any such yield maintenance charge or prepayment premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or the special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans after the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates are no longer outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the Principal Balance Certificates or, in the case of the Class X-A and Class X-B certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any Principal Balance Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Principal Balance Certificate purchased at a premium (and any Class X Certificate), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a Principal Balance Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates of these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee (or, in the case of any Non-Serviced Mortgage Loan, the Non-Serviced Master Servicer or the Non-Serviced Trustee under the related Non-Serviced PSA) of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees and any comparable items with respect to a Non-Serviced Mortgage Loan). Any reduction of the Certificate Balances of the “Underlying Class(es)” of certificates indicated in the table below as a result of the application of Realized Losses will, in each case, also reduce the Notional Amount of the related class of interest-only certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Class(es)

Class X-A	$594,787,000	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates

Class X-B	$34,536,000	Class B certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or yield maintenance charges, release of property provisions, amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a yield maintenance charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a yield maintenance charge or prepayment premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the Allocated Cut-off Date Loan Amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the related “Underlying Class(es)” of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Class(es)
Class X-A	$594,787,000	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates
Class X-B	$34,536,000	Class B certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with Notional Amounts because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with Notional Amounts should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the certificate is distributed to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The model used in this prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the Mortgage Loans are made at those levels of CPR following the expiration of any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPY, and we make no representation that the Mortgage Loans will prepay at the levels of CPY shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

•	each Mortgage Loan is assumed to prepay at the indicated level of CPY. The column headed “0% CPY” assumes that none of the Mortgage Loans is prepaid before the maturity date. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the Mortgage Loans are made at those levels of CPY following the expiration of any applicable lockout period, any period in which defeasance is permitted and any applicable yield maintenance period,

•	there are no delinquencies,

•	scheduled interest and principal payments, including balloon payments, on the Mortgage Loans are received on a timely basis, beginning in May 2016,

•	each ARD Loan is paid in full on its Anticipated Repayment Date,

•	no prepayment premiums or yield maintenance charges are collected,

•	no party exercises its right of optional termination of the issuing entity described in this prospectus or any other purchase option with respect to a Mortgage Loan described in this prospectus,

•	no Mortgage Loan is required to be repurchased from the issuing entity,

•	the Administrative Cost Rate for each Mortgage Loan is the rate set forth on Annex A-1 to this prospectus with respect to such Mortgage Loan. The Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans,

•	there are no Excess Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or appraisal reduction amounts allocated to any class of certificates,

•	distributions on the certificates are made on the 15th calendar day (each assumed to be a business day) of each month, commencing in June 2016,

•	the certificates will be issued on the Closing Date,

•	the Pass-Through Rate with respect to each class of Offered Certificates is as described under “Description of the Certificates—Distributions—Pass-Through Rates” in this prospectus,

•	all prepayments are assumed to be voluntary prepayments and will not include, without limitation, Liquidation Proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the issuing entity or any prepayment that is accepted by the master servicer or the special servicer pursuant to a workout, settlement or loan modification,

•	the initial respective principal balances and notional amounts of the various classes of Regular Certificates are as set forth in the table and the footnotes to the table under “Summary of Certificates” in this prospectus, and

•	with respect to any Whole Loan, for the purpose of assumed CPY prepayment rates, prepayments are determined on the basis of the principal balance of the related Mortgage Loan only (instead of the related Whole Loan).

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPYs.

Percentages of the Initial Certificate Balance of
the Class A-1 Certificates at the Specified CPYs:

	Prepayment Assumption
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
May 2017	87	87	87	87	87
May 2018	69	69	69	69	69
May 2019	41	41	41	41	41
May 2020	6	1	0	0	0
May 2021 and thereafter	0	0	0	0	0
Weighted Average Life (in years)(1)	2.54	2.53	2.53	2.53	2.53

(1)	The weighted average life of the Class A-1 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the certificate balance of the Class A-1 certificates.

Percentages of the Initial Certificate Balance of
the Class A-2 Certificates at the Specified CPYs:

	Prepayment Assumption
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
May 2017	100	100	100	100	100
May 2018	100	100	100	100	100
May 2019	100	100	100	100	100
May 2020	100	100	98	96	73
May 2021 and thereafter	0	0	0	0	0
Weighted Average Life (in years)(1)	4.59	4.58	4.56	4.54	4.36

(1)	The weighted average life of the Class A-2 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the certificate balance of the Class A-2 certificates.

Percentages of the Initial Certificate Balance of
the Class A-3 Certificates at the Specified CPYs:

	Prepayment Assumption
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
May 2017	100	100	100	100	100
May 2018	100	100	100	100	100
May 2019	100	100	100	100	100
May 2020	100	100	100	100	100
May 2021	100	100	100	100	100
May 2022	100	98	95	90	5
May 2023 and thereafter	0	0	0	0	0
Weighted Average Life (in years)(1)	6.48	6.44	6.39	6.32	5.99

(1)	The weighted average life of the Class A-3 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the certificate balance of the Class A-3 certificates.

Percentages of the Initial Certificate Balance of
the Class A-4 Certificates at the Specified CPYs:

	Prepayment Assumption
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
May 2017	100	100	100	100	100
May 2018	100	100	100	100	100
May 2019	100	100	100	100	100
May 2020	100	100	100	100	100
May 2021	100	100	100	100	100
May 2022	100	100	100	100	100
May 2023	100	100	100	100	100
May 2024	100	100	100	100	100
May 2025	100	99	98	96	67
May 2026 and thereafter	0	0	0	0	0
Weighted Average Life (in years)(1)	9.51	9.47	9.43	9.37	9.13

(1)	The weighted average life of the Class A-4 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the certificate balance of the Class A-4 certificates.

Percentages of the Initial Certificate Balance of
the Class A-5 Certificates at the Specified CPYs:

	Prepayment Assumption
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
May 2017	100	100	100	100	100
May 2018	100	100	100	100	100
May 2019	100	100	100	100	100
May 2020	100	100	100	100	100
May 2021	100	100	100	100	100
May 2022	100	100	100	100	100
May 2023	100	100	100	100	100
May 2024	100	100	100	100	100
May 2025	100	100	100	100	100
May 2026 and thereafter	0	0	0	0	0
Weighted Average Life (in years)(1)	9.69	9.68	9.65	9.62	9.42

(1)	The weighted average life of the Class A-5 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-5 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the certificate balance of the Class A-5 certificates.

Percentages of the Initial Certificate Balance of
the Class A-SB Certificates at the Specified CPYs:

	Prepayment Assumption
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
May 2017	100	100	100	100	100
May 2018	100	100	100	100	100
May 2019	100	100	100	100	100
May 2020	100	100	100	100	100
May 2021	97	97	97	97	97
May 2022	76	76	76	76	76
May 2023	54	54	54	54	54
May 2024	32	32	32	32	32
May 2025	8	8	8	8	8
May 2026 and thereafter	0	0	0	0	0
Weighted Average Life (in years)(1)	7.18	7.18	7.18	7.18	7.18

(1)	The weighted average life of the Class A-SB certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-SB certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the certificate balance of the Class A-SB certificates.

Percentages of the Initial Certificate Balance of
the Class A-S Certificates at the Specified CPYs:

	Prepayment Assumption
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
May 2017	100	100	100	100	100
May 2018	100	100	100	100	100
May 2019	100	100	100	100	100
May 2020	100	100	100	100	100
May 2021	100	100	100	100	100
May 2022	100	100	100	100	100
May 2023	100	100	100	100	100
May 2024	100	100	100	100	100
May 2025	100	100	100	100	100
May 2026 and thereafter	0	0	0	0	0
Weighted Average Life (in years)(1)	9.81	9.80	9.80	9.75	9.47

(1)	The weighted average life of the Class A-S certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-S certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the certificate balance of the Class A-S certificates.

Percentages of the Initial Certificate Balance of
the Class B Certificates at the Specified CPYs:

	Prepayment Assumption
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
May 2017	100	100	100	100	100
May 2018	100	100	100	100	100
May 2019	100	100	100	100	100
May 2020	100	100	100	100	100
May 2021	100	100	100	100	100
May 2022	100	100	100	100	100
May 2023	100	100	100	100	100
May 2024	100	100	100	100	100
May 2025	100	100	100	100	100
May 2026 and thereafter	0	0	0	0	0
Weighted Average Life (in years)(1)	9.89	9.87	9.82	9.80	9.53

(1)	The weighted average life of the Class B certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the certificate balance of the Class B certificates.

Percentages of the Initial Certificate Balance of
the Class C Certificates at the Specified CPYs:

	Prepayment Assumption
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
May 2017	100	100	100	100	100
May 2018	100	100	100	100	100
May 2019	100	100	100	100	100
May 2020	100	100	100	100	100
May 2021	100	100	100	100	100
May 2022	100	100	100	100	100
May 2023	100	100	100	100	100
May 2024	100	100	100	100	100
May 2025	100	100	100	100	100
May 2026 and thereafter	0	0	0	0	0
Weighted Average Life (in years)(1)	9.89	9.89	9.89	9.84	9.57

(1)	The weighted average life of the Class C certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the certificate balance of the Class C certificates.

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPYs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from and including May 1, 2016 to but excluding the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity (CBE) for the Class A-1 Certificates at the Specified CPYs

	Prepayment Assumption
Assumed Price (%)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
98.9999	1.8819%	1.8833%	1.8839%	1.8842%	1.8842%
99.2499	1.7794%	1.7804%	1.7809%	1.7811%	1.7811%
99.4999	1.6773%	1.6780%	1.6782%	1.6784%	1.6784%
99.7499	1.5756%	1.5758%	1.5760%	1.5760%	1.5760%
99.9999	1.4742%	1.4741%	1.4740%	1.4740%	1.4740%
100.2499	1.3731%	1.3727%	1.3725%	1.3724%	1.3724%
100.4999	1.2724%	1.2716%	1.2713%	1.2711%	1.2711%
100.7499	1.1721%	1.1709%	1.1705%	1.1701%	1.1701%
100.9999	1.0721%	1.0706%	1.0700%	1.0695%	1.0695%

Pre-Tax Yield to Maturity (CBE) for the Class A-2 Certificates at the Specified CPYs

	Prepayment Assumption
Assumed Price (%)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
101.9996	2.1894%	2.1886%	2.1872%	2.1850%	2.1651%
102.2496	2.1323%	2.1313%	2.1298%	2.1274%	2.1051%
102.4996	2.0753%	2.0742%	2.0726%	2.0699%	2.0453%
102.7496	2.0185%	2.0173%	2.0155%	2.0125%	1.9857%
102.9996	1.9618%	1.9605%	1.9586%	1.9553%	1.9262%
103.2496	1.9053%	1.9039%	1.9018%	1.8983%	1.8669%
103.4996	1.8490%	1.8475%	1.8452%	1.8415%	1.8077%
103.7496	1.7928%	1.7912%	1.7887%	1.7848%	1.7487%
103.9996	1.7367%	1.7351%	1.7325%	1.7282%	1.6899%

Pre-Tax Yield to Maturity (CBE) for the Class A-3 Certificates at the Specified CPYs

	Prepayment Assumption
Assumed Price (%)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
101.9997	2.6152%	2.6133%	2.6108%	2.6073%	2.5887%
102.2497	2.5733%	2.5712%	2.5684%	2.5644%	2.5437%
102.4997	2.5316%	2.5291%	2.5261%	2.5217%	2.4988%
102.7497	2.4899%	2.4873%	2.4839%	2.4791%	2.4541%
102.9997	2.4483%	2.4455%	2.4419%	2.4367%	2.4095%
103.2497	2.4069%	2.4038%	2.3999%	2.3943%	2.3650%
103.4997	2.3656%	2.3623%	2.3581%	2.3521%	2.3206%
103.7497	2.3244%	2.3208%	2.3164%	2.3099%	2.2764%
103.9997	2.2833%	2.2795%	2.2748%	2.2679%	2.2322%

 Pre-Tax Yield to Maturity (CBE) for the Class A-4 Certificates at the Specified CPYs

	Prepayment Assumption
Assumed Price (%)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.9997	2.8267%	2.8266%	2.8266%	2.8265%	2.8262%
100.2497	2.7964%	2.7962%	2.7960%	2.7958%	2.7948%
100.4997	2.7662%	2.7659%	2.7656%	2.7652%	2.7635%
100.7497	2.7360%	2.7357%	2.7353%	2.7347%	2.7323%
100.9997	2.7060%	2.7056%	2.7050%	2.7043%	2.7012%
101.2497	2.6761%	2.6755%	2.6749%	2.6739%	2.6702%
101.4997	2.6462%	2.6455%	2.6448%	2.6437%	2.6393%
101.7497	2.6164%	2.6157%	2.6148%	2.6135%	2.6085%
101.9997	2.5867%	2.5859%	2.5849%	2.5834%	2.5777%

Pre-Tax Yield to Maturity (CBE) for the Class A-5 Certificates at the Specified CPYs

	Prepayment Assumption
Assumed Price (%)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
101.9994	2.8563%	2.8559%	2.8553%	2.8546%	2.8501%
102.2494	2.8268%	2.8263%	2.8257%	2.8249%	2.8198%
102.4994	2.7974%	2.7969%	2.7961%	2.7953%	2.7897%
102.7494	2.7681%	2.7675%	2.7667%	2.7658%	2.7596%
102.9994	2.7388%	2.7382%	2.7373%	2.7364%	2.7297%
103.2494	2.7096%	2.7090%	2.7080%	2.7070%	2.6998%
103.4994	2.6806%	2.6799%	2.6788%	2.6777%	2.6700%
103.7494	2.6516%	2.6508%	2.6497%	2.6485%	2.6403%
103.9994	2.6226%	2.6218%	2.6207%	2.6194%	2.6107%

Pre-Tax Yield to Maturity (CBE) for the Class A-SB Certificates at the Specified CPYs

	Prepayment Assumption
Assumed Price (%)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
101.9996	2.6497%	2.6497%	2.6497%	2.6497%	2.6498%
102.2496	2.6114%	2.6114%	2.6114%	2.6114%	2.6115%
102.4996	2.5732%	2.5732%	2.5732%	2.5732%	2.5733%
102.7496	2.5351%	2.5351%	2.5351%	2.5351%	2.5352%
102.9996	2.4971%	2.4971%	2.4971%	2.4971%	2.4972%
103.2496	2.4593%	2.4593%	2.4593%	2.4593%	2.4594%
103.4996	2.4215%	2.4215%	2.4215%	2.4215%	2.4216%
103.7496	2.3839%	2.3839%	2.3839%	2.3839%	2.3840%
103.9996	2.3463%	2.3463%	2.3463%	2.3463%	2.3464%

Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Specified CPYs

	Prepayment Assumption
Assumed Price (%)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
11.9412	5.8090%	5.7581%	5.6953%	5.6023%	5.0765%
12.0412	5.5966%	5.5455%	5.4825%	5.3890%	4.8612%
12.1412	5.3870%	5.3357%	5.2723%	5.1785%	4.6486%
12.2412	5.1801%	5.1285%	5.0649%	4.9706%	4.4387%
12.3412	4.9757%	4.9239%	4.8601%	4.7654%	4.2314%
12.4412	4.7739%	4.7219%	4.6578%	4.5627%	4.0267%
12.5412	4.5746%	4.5223%	4.4580%	4.3625%	3.8245%
12.6412	4.3777%	4.3252%	4.2606%	4.1648%	3.6248%
12.7412	4.1832%	4.1305%	4.0656%	3.9694%	3.4275%

Pre-Tax Yield to Maturity (CBE) for the Class X-B Certificates at the Specified CPYs

	Prepayment Assumption
Assumed Price (%)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
6.6190	6.8416%	6.8241%	6.7679%	6.7746%	6.4097%
6.7190	6.5047%	6.4869%	6.4300%	6.4365%	6.0668%
6.8190	6.1752%	6.1572%	6.0995%	6.1059%	5.7314%
6.9190	5.8528%	5.8345%	5.7762%	5.7823%	5.4031%
7.0190	5.5373%	5.5187%	5.4596%	5.4656%	5.0818%
7.1190	5.2284%	5.2094%	5.1497%	5.1555%	4.7672%
7.2190	4.9257%	4.9065%	4.8461%	4.8518%	4.4590%
7.3190	4.6292%	4.6098%	4.5487%	4.5541%	4.1570%
7.4190	4.3386%	4.3189%	4.2571%	4.2624%	3.8609%

Pre-Tax Yield to Maturity (CBE) for the Class A-S Certificates at the Specified CPYs

	Prepayment Assumption
Assumed Price (%)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
101.9992	3.1145%	3.1143%	3.1142%	3.1131%	3.1067%
102.2492	3.0849%	3.0847%	3.0845%	3.0833%	3.0762%
102.4992	3.0555%	3.0552%	3.0550%	3.0537%	3.0458%
102.7492	3.0261%	3.0258%	3.0256%	3.0241%	3.0155%
102.9992	2.9967%	2.9964%	2.9962%	2.9946%	2.9853%
103.2492	2.9675%	2.9672%	2.9670%	2.9652%	2.9552%
103.4992	2.9384%	2.9380%	2.9378%	2.9359%	2.9252%
103.7492	2.9093%	2.9089%	2.9087%	2.9067%	2.8952%
103.9992	2.8803%	2.8799%	2.8796%	2.8775%	2.8653%

Pre-Tax Yield to Maturity (CBE) for the Class B Certificates at the Specified CPYs

	Prepayment Assumption
Assumed Price (%)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
101.9991	3.6922%	3.6917%	3.6907%	3.6904%	3.6841%
102.2491	3.6620%	3.6614%	3.6603%	3.6599%	3.6530%
102.4991	3.6318%	3.6312%	3.6300%	3.6296%	3.6219%
102.7491	3.6018%	3.6011%	3.5998%	3.5993%	3.5909%
102.9991	3.5718%	3.5711%	3.5696%	3.5691%	3.5600%
103.2491	3.5419%	3.5412%	3.5396%	3.5390%	3.5292%
103.4991	3.5121%	3.5113%	3.5096%	3.5090%	3.4985%
103.7491	3.4824%	3.4815%	3.4797%	3.4791%	3.4679%
103.9991	3.4527%	3.4519%	3.4499%	3.4492%	3.4374%

Pre-Tax Yield to Maturity (CBE) for the Class C Certificates at the Specified CPYs

	Prepayment Assumption
Assumed Price (%)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
100.9764	4.7492%	4.7500%	4.7512%	4.7519%	4.7534%
101.2264	4.7172%	4.7180%	4.7192%	4.7198%	4.7205%
101.4764	4.6853%	4.6861%	4.6873%	4.6877%	4.6878%
101.7264	4.6535%	4.6543%	4.6555%	4.6558%	4.6552%
101.9764	4.6218%	4.6226%	4.6238%	4.6240%	4.6227%
102.2264	4.5902%	4.5910%	4.5922%	4.5922%	4.5902%
102.4764	4.5586%	4.5595%	4.5606%	4.5606%	4.5579%
102.7264	4.5272%	4.5281%	4.5292%	4.5290%	4.5257%
102.9764	4.4959%	4.4967%	4.4979%	4.4976%	4.4935%

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans (excluding Excess Interest) and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-NR, Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR certificates (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and each Co-Lender Agreement, (iii) compliance with the provisions of each Non-Serviced PSA and the continued qualification of each REMIC formed thereunder, and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (i) the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, and (ii) the Class Z certificates will represent undivided beneficial interests in any Excess Interest and the related amounts in the Excess Interest Distribution Account.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of the Regular Interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a three month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split note interests in such mortgage loans such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the Trust REMICs. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, twenty-one (21) of the Mortgaged Properties securing fifteen (15) Mortgage Loans representing 18.9% of the Initial Pool Balance, are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests (whether held directly or indirectly) represents one or more regular interests in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).

It is anticipated that the certificate administrator will treat each class of Class X Certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or anticipated repayment date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPY; provided that it is assumed that the ARD Loan prepays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life”. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below..

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest only certificates, the preceding sentence may not apply in the case of the Class X Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase.

For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. Based on the foregoing, it is anticipated that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B and Class C certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premium

Yield maintenance charges and prepayment premiums actually collected on the Mortgage Loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C and Class D certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of yield maintenance charges and prepayment premiums so allocated should be taxed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C and Class D certificates, but it is not expected, for federal income tax reporting purposes, that yield maintenance charges and prepayment premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of yield maintenance charges and prepayment premiums. Yield maintenance charges and prepayment premiums, if any, may be treated as paid upon the retirement or partial retirement of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C and Class D certificates. The IRS may disagree with these positions. Investors should consult their own tax advisors concerning the treatment of yield maintenance charges and prepayment premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by any Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to such Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property” taxable at the highest corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

On November 2, 2015, President Obama signed into law the Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules will also apply to REMICs, the holders of their residual interests and the trustees and administrators authorized to represent REMICs in IRS audits and related procedures (“TMPs”). These new audit rules are scheduled to become effective for taxable years beginning with 2018 and will apply to both new and existing REMICs.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than a TMP’s actions under the current rules and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and Treasury regulations so that residual holders, to the fullest extent possible, rather than any Trust REMIC itself, will be liable for any taxes arising from audit adjustments to the Trust REMICs’ taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions.

Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest”

and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

“U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). A “Non-U.S. Person” is a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest and, on or after January 1, 2019, gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest, to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The trustee or certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the trustee or certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at the rate of 28% on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above must be furnished annually to the Regular Interestholders and filed annually with the IRS.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local and any other tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter conflicts of interest)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Class	Credit Suisse Securities (USA) LLC	Academy Securities, Inc.
Class A-1	$17,021,000	$0
Class A-2	$67,689,000	$0
Class A-3	$92,701,000	$0
Class A-4	$128,500,000	$0
Class A-5	$198,130,000	$0
Class A-SB	$33,186,000	$0
Class X-A	$594,787,000	$0
Class X-B	$34,536,000	$0
Class A-S	$57,560,000	$0
Class B	$34,536,000	$0
Class C	$33,577,000	$0

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

The parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and will contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 113.9% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from May 1, 2016, before deducting expenses payable by the depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters and dealers may be deemed to have received compensation from the depositor in the form of underwriting discounts and commissions.

Expenses payable by the depositor are estimated at approximately $4,623,000, excluding underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates and may discontinue their market-making activities at any time without notice. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Credit Suisse Securities (USA) LLC, one of the underwriters, is an affiliate of the depositor and an affiliate of one of the sponsors.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is expected to be directed to an affiliate of Credit Suisse Securities (USA) LLC, which is an underwriter for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Credit Suisse Securities (USA) LLC, of the purchase price for the Offered Certificates, and the payment by the depositor to Column, an affiliate of Credit Suisse Securities (USA) LLC, in its capacity as a sponsor, of the purchase price for the mortgage loans to be sold to the depositor by Column. Additionally, proceeds received by Benefit Street Partners CRE Finance LLC in connection with the contribution of certain of the BSP Mortgage Loans to this securitization transaction will be applied, among other things, to directly or indirectly reacquire any such mortgage loans that are financed with, and to make the applicable payments to, Column, an affiliate of Credit Suisse Securities (USA) LLC, as the related repurchase agreement counterparty. Additionally, proceeds received by MC-Five Mile Commercial Mortgage Finance LLC in connection with the contribution of certain of the MC-Five Mile Mortgage Loans to this securitization transaction will be applied, among other things, to directly or indirectly reacquire any such mortgage loans that are financed with, and to make the applicable payments to, Column, an affiliate of Credit Suisse Securities (USA) LLC, as the related repurchase agreement counterparty. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

As a result of the circumstances described above in this paragraph and the prior paragraph, Credit Suisse Securities (USA) LLC has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than annual reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 11 Madison Avenue, New York, New York 10010, Attention: Secretary, or by telephone at (212) 325-2000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-207361) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including distribution reports on Form 10-D, annual reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to Credit Suisse Securities (USA) LLC an individual prohibited transaction exemption, PTE 89-90, 54 Fed. Reg. 42597 (October 17, 1989) as amended by PTE 2013-08, 78 Fed. Reg. 41090 (July 9, 2013) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Credit Suisse Securities (USA) LLC, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of Certificates.

Prospective investors should note that California Public Employees’ Retirement System (“CalPERS”), which is a governmental plan, owns an indirect equity interest in the borrower under the Quaker Bridge Mall Mortgage Loan. Persons who have an ongoing relationship with CalPERS should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold Offered Certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”); and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP. Certain legal matters will be passed upon for the underwriters by Orrick, Herrington & Sutcliffe LLP.

Ratings

It is a condition to their issuance that the Offered Certificates receive investment grade credit ratings from each of the three (3) Rating Agencies engaged by the depositor to rate the offered certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate of the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in January 2049. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of yield maintenance charges, prepayment charges, prepayment premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to six NRSROs. Based on final feedback from those six NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other three NRSROs due, in part, to those NRSROs’ initial subordination levels for the various Classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the Classes of Offered Certificates. If the depositor had selected that NRSRO to rate those other Classes of Offered Certificates not rated by it, its ratings of those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other three NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Index of Significant Definitions

1
17g-5 Information Provider	293
1986 Act	439
1996 Act	417
2
2015 Budget Act	446
3
30/360 Basis	324
4
401(c) Regulations	455
A
AAM	262
AB Control Appraisal Period	199
AB Modified Loan	334
Acceptable Insurance Default	338
ACH	168
Acting General Counsel’s Letter	126
Actual/360	129
Actual/360 Basis	169
Actual/360 Loans	314
ADA	420
Additional Exclusions	337
Administrative Cost Rate	273
ADR	129
Advances	310
Aeropostale	158
Affirmative Asset Review Vote	368
Allocated Cut-off Date Loan Amount	130
AMI	165
Annual Debt Service	130
Anticipated Repayment Date	169
Appraisal Reduction Amount	331
Appraisal Reduction Event	331
Appraised Value	130
Appraised-Out Class	335
ARD Loan	169
Assessment of Compliance Report	400
Asset Representations Reviewer Asset Review Fee	329
Asset Representations Reviewer Fee	329
Asset Representations Reviewer Fee Rate	329
Asset Representations Reviewer Termination Event	372
Asset Representations Reviewer Upfront Fee	329
Asset Review	369
Asset Review Notice	368
Asset Review Quorum	368
Asset Review Report	370
Asset Review Report Summary	370
Asset Review Standard	369
Asset Review Trigger	366
Asset Review Vote Election	367
Asset Status Report	344
Assumed Final Distribution Date	280
Assumed Scheduled Payment	275
Attestation Report	400
AURA	262
Available Funds	267
B
Balloon Balance	131
Bancorp	245
Bancorp Data Tape	246
Bancorp Mortgage Loans	245
Bancorp Securitization Team	246
Bancorp, Inc.	245
Bankruptcy Code	412
Base Interest Fraction	279
Beds	137
BNY Mellon	231
BNY Mellon Data Tape	232
BNY Mellon Deal Team	231
BNY Member	231
Borrower Party	286
Borrower Party Affiliate	287
Breach Notice	302
BSP	223
BSP Data Tape	224
BSP Mortgage Loans	223
BSP Review Team	224
C
C(WUMP)O	16
CERCLA	417
Certificate Administrator/Trustee Fee	328
Certificate Administrator/Trustee Fee Rate	328
Certificate Balance	266
Certificate Owners	295
Certificateholder	287
Certificateholder Quorum	375

Certificates	265
Class A Certificates	265
Class A-SB Planned Principal Balance	275
Class A-SB Scheduled Principal Balance	269
Class X Certificates	265
Clearstream	294
Clearstream Participants	296
Closing Date	129, 211
CMBS	53, 231
Code	127, 437
Co-Lender Agreement	182
Collateral Deficiency Amount	335
Collection Account	314
Collection Period	268
Column	211
Column Data Tape	212
Column Deal Team	212
Column Mortgage Loans	211
Communication Request	297
Companion Distribution Account	314
Companion Loan Holder	182
Companion Loans	128
Compensating Interest Payment	281
Complaint	254
Constant Prepayment Rate	427
Consultation Termination Event	356
Control Eligible Certificates	352
Control Termination Event	356
Controlling Class	352
Controlling Class Certificateholder	352
Corrected Loan	344
Covered Transactions	221, 222
CPR	427
CPY	427
Credit Suisse	218
CREFC®	284
CREFC® Intellectual Property Royalty License Fee	330
CREFC® Intellectual Property Royalty License Fee Rate	330
CREFC® Reports	284
Crossed Group	131
Cross-Over Date	272
CRR	110
CSAIL 2015-C3 Controlling Class Representative	207
CSAIL 2015-C3 Master Servicer	206
CSAIL 2015-C3 PSA	395
CSAIL 2015-C3 Special Servicer	206
CSAIL 2015-C3 Trust	207
CSMC 2015-GLPA Certificate Administrator	202
CSMC 2015-GLPA Depositor	202
CSMC 2015-GLPA Servicer	202
CSMC 2015-GLPA Special Servicer	202, 262
CSMC 2015-GLPA Trustee	202
CSMC 2015-GLPA TSA	202
CSMC 2015-GLPB Certificate Administrator	189
CSMC 2015-GLPB Depositor	189
CSMC 2015-GLPB Servicer	189
CSMC 2015-GLPB Special Servicer	189, 262
CSMC 2015-GLPB Trustee	189
CSMC 2015-GLPB TSA	189
Cumulative Appraisal Reduction Amount	334
Cure/Contest Period	370
Cut-off Date	128
Cut-off Date Balance	131
Cut-off Date DSCR	132
Cut-off Date Loan-to-Value Ratio	131
Cut-off Date LTV Ratio	131
D
Debt Yield on Underwritten NCF	132
Debt Yield on Underwritten Net Cash Flow	132
Debt Yield on Underwritten Net Operating Income	132
Debt Yield on Underwritten NOI	132
Defaulted Loan	349
Defeasance Deposit	172
Defeasance Loans	172
Defeasance Lock-Out Period	172
Defeasance Option	172
Definitive Certificate	294
Delinquent Loan	367
Demand Entities	221, 222
Depositaries	294
Determination Date	267
Diligence File	300
Directing Certificateholder	352
Disclosable Special Servicer Fees	328
Dispute Resolution Consultation	386
Dispute Resolution Cut-off Date	385
Distribution Accounts	314
Distribution Date	267
Distribution Date Statement	284
District Court	254
DLJ	221
Dodd-Frank Act	111
DOL	452
DTC	294
DTC Participants	295
DTC Rules	295
Due Date	169, 269
Due Diligence Requirement	110
E
EDGAR	451
EEA	110
Eligible Asset Representations Reviewer	371

Eligible Operating Advisor	362
ELUR	151
Enforcing Party	384
Enforcing Servicer	384
ESA	150
Escrow/Reserve Mitigating Circumstances	217, 244
Euroclear	294
Euroclear Operator	296
Euroclear Participants	296
Excess Interest	170
Excess Interest Distribution Account	315
Excess Modification Fee Amount	325
Excess Modification Fees	324
Excess Parcel	174
Excess Parcel Release	174
Excess Prepayment Interest Shortfall	282
Exchange Act	211
Excluded Controlling Class Holder	291
Excluded Controlling Class Loan	287
Excluded Information	287
Excluded Loan	287
Excluded Plan	454
Excluded Special Servicer	375
Excluded Special Servicer Loan	375
Exemption	453
Exemption Rating Agency	453
F
FATCA	447
FDIA	124, 125
FDIC	125
FDIC Safe Harbor	125
FETL	17
FIEL	18
Final Asset Status Report	360
Final Dispute Resolution Election Notice	386
Financial Promotion Order	14
FIRREA	126
Fitch	378
FPO Persons	14
FSCMA	17
FSMA	15
G
Gain-on-Sale Reserve Account	315
Garn Act	419
GLP Industrial Portfolio A Companion Loans	188
GLP Industrial Portfolio A Control Period	204
GLP Industrial Portfolio A Directing Certificateholder	204
GLP Industrial Portfolio A Mortgage Loan	188
GLP Industrial Portfolio A Note A-1 Companion Loan	188
GLP Industrial Portfolio A Note A-2 Companion Loan	188
GLP Industrial Portfolio A Note A-3-1 Companion Loan	188
GLP Industrial Portfolio A Note A-4 Companion Loan	188
GLP Industrial Portfolio A Pari Passu Companion Loans	188
GLP Industrial Portfolio A Senior Loans	188
GLP Industrial Portfolio A Subordinate Companion Loans	189
GLP Industrial Portfolio A Trust	204
GLP Industrial Portfolio A Whole Loan	188
GLP Industrial Portfolio B Companion Loans	188
GLP Industrial Portfolio B Control Period	191
GLP Industrial Portfolio B Directing Certificateholder	191
GLP Industrial Portfolio B Mortgage Loan	187
GLP Industrial Portfolio B Note A-1 Companion Loan	188
GLP Industrial Portfolio B Note A-2 Companion Loan	188
GLP Industrial Portfolio B Note A-3-2 Companion Loan	188
GLP Industrial Portfolio B Note A-4 Companion Loan	188
GLP Industrial Portfolio B Pari Passu Companion Loans	188
GLP Industrial Portfolio B Senior Loans	188
GLP Industrial Portfolio B Subordinate Companion Loans	188
GLP Industrial Portfolio B Trust	191
GLP Industrial Portfolio B Whole Loan	188
Grantor Trust	437
H
HAP	142, 165
Hard Lockbox	177
High Net Worth Companies, Unincorporated Associations, Etc.	14
HTS	143
I
IIT	135
Indirect Participants	295
Initial Pool Balance	128
Initial Rate	169
Initial Requesting Certificateholder	384
In-Place Cash Management	133
Insurance and Condemnation Proceeds	314
Intercreditor Agreement	182
Interest Accrual Amount	274
Interest Accrual Period	274

Interest Distribution Amount	273
Interest Reserve Account	314
Interest Shortfall	274
Interested Person	351
Investment Company Act	111
Investor Certification	287
Investor Registry	292
J
Jay Scutti Plaza Co-Lender Agreement	184
Jay Scutti Plaza Companion Loan	184
Jay Scutti Plaza Mortgage Loan	184
Jay Scutti Plaza Whole Loan	184
JPMDB 2016-C2 Asset Representations Reviewer	193
JPMDB 2016-C2 Certificate Administrator	193
JPMDB 2016-C2 Depositor	193
JPMDB 2016-C2 Directing Certificateholder	200
JPMDB 2016-C2 Master Servicer	193
JPMDB 2016-C2 Operating Advisor	193
JPMDB 2016-C2 PSA	193
JPMDB 2016-C2 Special Servicer	193
JPMDB 2016-C2 Trustee	193
K
KeyBank	256
Kobe ROFO	162
L
Largest Tenant	133
Largest Tenant Lease Expiration Date	133
LH	143
Liquidation Fee	326
Liquidation Proceeds	314
Loan Per Unit	133
Loss of Value Payment	303
Lower-Tier Regular Interests	437
Lower-Tier REMIC	49, 437
LTV Ratio as of the Maturity Date/ARD	133
LTV Ratio at Maturity/ARD	133
LURA	165
LUSTs	151
M
MAI	305
Major Decision	353
MAS	16
Material Defect	302
Maturity Date/ARD Loan-to-Value Ratio	133
Maturity Date/ARD LTV Ratio	133
MC-Five Mile	237
MC-Five Mile Data Tape	238
MC-Five Mile Deal Team	238
MC-Five Mile Mortgage Loans	237
MLPA	298
Modeling Assumptions	428
Modification Fees	324
Moody’s	378
Morningstar	257, 378
Mortgage	129
Mortgage File	298
Mortgage Loans	128
Mortgage Note	129
Mortgage Pool	128
Mortgage Rate	273
Mortgaged Property	129
Most Recent NOI	134
N
NCDEQ	152
Net Cash Flow	135
Net Mortgage Rate	273
Nonrecoverable Advance	311
Non-Reduced Certificates	294
Non-Serviced Certificate Administrator	182
Non-Serviced Co-Lender Agreement	182
Non-Serviced Companion Loan	182
Non-Serviced Directing Certificateholder	183
Non-Serviced Master Servicer	183
Non-Serviced Mortgage Loan	183
Non-Serviced PSA	183
Non-Serviced Special Servicer	183
Non-Serviced Trustee	183
Non-Serviced Whole Loan	183
Non-U.S. Person	447
Notional Amount	266
NRSRO	286, 455
NRSRO Certification	288
O
Occupancy Rate	134
Occupancy Rate As-of Date	135
Offered Certificates	266
Offered Premises	162
OID Regulations	440
OLA	126
Operating Advisor Consulting Fee	329
Operating Advisor Expenses	329
Operating Advisor Fee	329
Operating Advisor Fee Rate	329
Operating Advisor Standard	361
Operating Advisor Termination Event	364
Original Balance	135
P
P&I Advance	310

Pads	137
Par Purchase Price	349
Pari Passu Companion Loan	183
Pari Passu Companion Loans	128
Park Bridge Financial	264
Park Bridge Lender Services	264
Participants	294
Parties in Interest	452
Pass-Through Rate	272
Patriot Act	421
PCIS Persons	15
PCR	250
Percentage Interest	267
Periodic Payments	268
Permitted Future Debt	181
Permitted Investments	267, 315
Permitted Special Servicer/Affiliate Fees	328
PIPs	76, 152
Plans	452
PRC	15
Preliminary Dispute Resolution Election Notice	385
Prepayment Assumption	441
Prepayment Interest Excess	281
Prepayment Interest Shortfall	281
Prepayment Penalty Description	135
Prepayment Provision	135
Prime Rate	313
Principal Balance Certificates	266
Principal Distribution Amount	274
Principal Shortfall	275
Privileged Information	363
Privileged Information Exception	363
Privileged Person	286
Professional Investors	16
Prohibited Prepayment	281
Promotion of Collective Investment Schemes Exemptions Order	15
Property Substitution	173
Proposed Course of Action	385
Proposed Course of Action Notice	385
Prospectus	16
Prospectus Directive	13
PSA	265
PTCE	455
Purchase Price	304
Q
Quaker Bridge Mall Co-Lender Agreement	189
Quaker Bridge Mall Companion Loans	188
Quaker Bridge Mall Major Decisions	197
Quaker Bridge Mall Mortgage Loan	187
Quaker Bridge Mall Note B-1 Holder	194
Quaker Bridge Mall Pari Passu Companion Loan	188
Quaker Bridge Mall Subordinate Companion Loan	188
Quaker Bridge Mall Whole Loan	188
Quaker Bridge Mall Whole Loan Directing Holder	199
Qualification Criteria	213, 225, 233, 240, 247
Qualified Investor	14
Qualified Replacement Special Servicer	375
Qualified Substitute Mortgage Loan	304
R
RAC No-Response Scenario	398
Rated Final Distribution Date	281
Rating Agencies	399
Rating Agency Confirmation	399
REA	61
Realized Loss	283
Record Date	267
Registration Statement	451
Regular Certificates	265
Regular Interestholder	440
Regular Interests	437
Regulation AB	257, 401
Reimbursement Rate	313
Related Group	135
Related Proceeds	312
Release Date	172
Relevant Member State	13
Relevant Persons	15
Relief Act	420
REMIC	437
REMIC Regulations	437
Remittance Date	310
REO Account	315
REO Companion Loan	276
REO Loan	276
REO Mortgage Loan	276
REO Property	344
Replaced Property	173
Replacement Property	173
Reportable Information	221, 222
Repurchase Request	384
Repurchases	221, 222
Requesting Certificateholder	386
Requesting Holders	336
Requesting Investor	297
Requesting Party	398
Requirements	420
Residual Certificates	265
Resolution Failure	384
Resolved	384
Restricted Group	453
Restricted Party	363
Retention Requirement	110
Reverse Sequential Order	191, 204

Review Materials	368
Revised Rate	169
RevPAR	135
RMBS	254
Rooms	137
Rule 17g-5	288
S
S&P	257
Scheduled Principal Distribution Amount	274
SEC	211
Securities Act	400
Securitization Accounts	265, 315
SEL	228
Senior Certificates	265
Sequential Pay Event	194
Serviced Companion Loan	183
Serviced Companion Loan Holder	183
Serviced Companion Loan Securities	378
Serviced Pari Passu Companion Loan	183
Serviced Pari Passu Companion Loan Holder	184
Serviced Pari Passu Mortgage Loan	183
Serviced Whole Loan	183
Servicer Termination Event	377
Servicing Advances	310
Servicing Fee	323
Servicing Fee Rate	323
Servicing Standard	308
Servicing Transfer Event	343
SFA	16
SFO	16
Similar Law	452
Similar Requirements	111
SMMEA	455
Soft Lockbox	177
Special Servicing Fee	325
Special Servicing Fee Rate	325
Specially Serviced Loans	343
Springing Cash Management	135
Springing Lockbox	177
Startup Day	437
Starwood Capital Extended Stay Portfolio Co-Lender Agreement	189
Starwood Capital Extended Stay Portfolio Companion Loans	189
Starwood Capital Extended Stay Portfolio Mortgage Loan	188
Starwood Capital Extended Stay Portfolio Whole Loan	189
Stated Principal Balance	276
Structured Product	16
Subject Loan	329
Subordinate Certificates	265
Subordinate Companion Loan	128, 188, 189
Subservicers	258
Sub-Servicing Agreement	309
T
TDCRP	151
Terms and Conditions	296
Tests	369
Third Party Report	129
Threshold Event Collateral	199
Title V	419
TMPs	446
Torchlight	259
Trailing 12 NOI	134
TRIPRA	82
Trust	252
Trust REMICs	49, 437
U
U.S. Person	447
UCC	407
Underwriter Entities	101
Underwriting Agreement	449
Underwritten EGI	137
Underwritten Expenses	135
Underwritten NCF	135
Underwritten NCF DSCR	132
Underwritten Net Cash Flow	135
Underwritten Net Operating Income	137
Underwritten NOI	137
Underwritten Revenues	137
Units	137
Unscheduled Principal Distribution Amount	275
Unsolicited Information	369
Upper-Tier REMIC	49, 437
UST	152
UW NCF Debt Yield	132
UW NCF DSCR	132
UW NOI Debt Yield	132
V
Volcker Rule	111
Voting Rights	293
W
WAC Rate	273
Walgreens	158
Weighted Average Mortgage Loan Rate	138
Weighted Averages	138
Wells Fargo Bank	252
Whole Loan	128
Withheld Amounts	315
Workout Fee	325

Workout Fee Rate	325
Workout-Delayed Reimbursement Amount	313
Y
YM Group A	279
YM Group B	279
YM Groups	279

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ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID	Footnotes	Property Flag	Property Name	% of Initial Pool Balance	Mortgage Loan Originator	Mortgage Loan Seller(1)	Original Balance(2)(3)	Cut-off Date Balance(2)(3)	Maturity/ARD Balance(2)(10)	Cut-off Date Balance per SF/ Units/Rooms/Pads(2)	Loan Purpose	Sponsor(4)	Non-Recourse Carveout Guarantor(4)
1		Loan	GLP Industrial Portfolio B	11.5%	Column Financial, Inc.	Column Financial, Inc.	$88,100,000	$88,100,000	$88,100,000	$24	Acquisition	Western A Midwest, LLC, Western A South, LLC, Western A West, LLC, Western A East, LLC, Western B Southeast, LLC, Western B Northwest, LLC, Western B South, LLC, Western B West, LLC, Western B East, LLC, Western C REIT, LLC, Western C NR, LLC	Western A Midwest, LLC, Western A South, LLC, Western A West, LLC, Western A East, LLC, Western B Southeast, LLC, Western B Northwest, LLC, Western B South, LLC, Western B West, LLC, Western B East, LLC, Western C REIT, LLC, Western C NR, LLC
1.001		Property	Agave DC	0.6%	Column Financial, Inc.	Column Financial, Inc.	$4,413,641	$4,413,641	$4,413,641	$24
1.002		Property	Lehigh Valley 13	0.3%	Column Financial, Inc.	Column Financial, Inc.	$2,370,781	$2,370,781	$2,370,781	$24
1.003		Property	Frontier Logistics BTS	0.3%	Column Financial, Inc.	Column Financial, Inc.	$2,237,840	$2,237,840	$2,237,840	$24
1.004		Property	Sugarland Interchange DC	0.3%	Column Financial, Inc.	Column Financial, Inc.	$2,029,566	$2,029,566	$2,029,566	$24
1.005		Property	York - Willow Springs	0.3%	Column Financial, Inc.	Column Financial, Inc.	$1,963,095	$1,963,095	$1,963,095	$24
1.006		Property	Atlanta - Liberty DC	0.2%	Column Financial, Inc.	Column Financial, Inc.	$1,843,449	$1,843,449	$1,843,449	$24
1.007		Property	South Bay DC	0.2%	Column Financial, Inc.	Column Financial, Inc.	$1,772,547	$1,772,547	$1,772,547	$24
1.008		Property	Sorensen Industrial	0.2%	Column Financial, Inc.	Column Financial, Inc.	$1,737,096	$1,737,096	$1,737,096	$24
1.009		Property	Miramar DC	0.2%	Column Financial, Inc.	Column Financial, Inc.	$1,710,508	$1,710,508	$1,710,508	$24
1.010		Property	York DC II	0.2%	Column Financial, Inc.	Column Financial, Inc.	$1,595,292	$1,595,292	$1,595,292	$24
1.011		Property	Carlisle DC Bldg 1	0.2%	Column Financial, Inc.	Column Financial, Inc.	$1,573,135	$1,573,135	$1,573,135	$24
1.012		Property	Portside Distribution Center	0.2%	Column Financial, Inc.	Column Financial, Inc.	$1,484,508	$1,484,508	$1,484,508	$24
1.013		Property	Marina West A	0.2%	Column Financial, Inc.	Column Financial, Inc.	$1,457,920	$1,457,920	$1,457,920	$24
1.014		Property	Fremont East Bay DC	0.2%	Column Financial, Inc.	Column Financial, Inc.	$1,302,822	$1,302,822	$1,302,822	$24
1.015		Property	Harbor Gateway DC	0.2%	Column Financial, Inc.	Column Financial, Inc.	$1,302,822	$1,302,822	$1,302,822	$24
1.016		Property	Imperial DC 1	0.2%	Column Financial, Inc.	Column Financial, Inc.	$1,293,959	$1,293,959	$1,293,959	$24
1.017		Property	Westport DC Bldg B	0.2%	Column Financial, Inc.	Column Financial, Inc.	$1,267,371	$1,267,371	$1,267,371	$24
1.018		Property	Westport DC Bldg A	0.2%	Column Financial, Inc.	Column Financial, Inc.	$1,227,489	$1,227,489	$1,227,489	$24
1.019		Property	Auburn DC	0.1%	Column Financial, Inc.	Column Financial, Inc.	$1,134,430	$1,134,430	$1,134,430	$24
1.020		Property	Southaven DC Bldg 2	0.1%	Column Financial, Inc.	Column Financial, Inc.	$1,090,116	$1,090,116	$1,090,116	$24
1.021		Property	Marina West DC II Bldg 1	0.1%	Column Financial, Inc.	Column Financial, Inc.	$1,072,391	$1,072,391	$1,072,391	$24
1.022		Property	Buckeye DC Bldg 1	0.1%	Column Financial, Inc.	Column Financial, Inc.	$1,054,665	$1,054,665	$1,054,665	$24
1.023		Property	York DC III	0.1%	Column Financial, Inc.	Column Financial, Inc.	$1,050,234	$1,050,234	$1,050,234	$24
1.024		Property	Orange County DC	0.1%	Column Financial, Inc.	Column Financial, Inc.	$1,023,646	$1,023,646	$1,023,646	$24
1.025		Property	Kent Valley DC II	0.1%	Column Financial, Inc.	Column Financial, Inc.	$1,014,783	$1,014,783	$1,014,783	$24
1.026		Property	Memphis IC III	0.1%	Column Financial, Inc.	Column Financial, Inc.	$983,763	$983,763	$983,763	$24
1.027		Property	Pinole Point Building #1	0.1%	Column Financial, Inc.	Column Financial, Inc.	$957,175	$957,175	$957,175	$24
1.028		Property	Cactus DC II	0.1%	Column Financial, Inc.	Column Financial, Inc.	$935,018	$935,018	$935,018	$24
1.029		Property	Fairburn DC	0.1%	Column Financial, Inc.	Column Financial, Inc.	$908,430	$908,430	$908,430	$24
1.030		Property	Windfern Distribution Center II	0.1%	Column Financial, Inc.	Column Financial, Inc.	$895,136	$895,136	$895,136	$24
1.031		Property	Miami DC	0.1%	Column Financial, Inc.	Column Financial, Inc.	$872,979	$872,979	$872,979	$24
1.032		Property	Southpoint F	0.1%	Column Financial, Inc.	Column Financial, Inc.	$855,254	$855,254	$855,254	$24
1.033		Property	Industrial Parkway DC	0.1%	Column Financial, Inc.	Column Financial, Inc.	$841,960	$841,960	$841,960	$24
1.034		Property	Chickasaw DC	0.1%	Column Financial, Inc.	Column Financial, Inc.	$828,665	$828,665	$828,665	$24
1.035		Property	Valley Crossings	0.1%	Column Financial, Inc.	Column Financial, Inc.	$824,234	$824,234	$824,234	$24
1.036		Property	Buckeye DC Bldg 2	0.1%	Column Financial, Inc.	Column Financial, Inc.	$815,372	$815,372	$815,372	$24
1.037		Property	Southpoint B	0.1%	Column Financial, Inc.	Column Financial, Inc.	$779,921	$779,921	$779,921	$24
1.038		Property	Hartman Business Center I	0.1%	Column Financial, Inc.	Column Financial, Inc.	$779,921	$779,921	$779,921	$24
1.039		Property	Artesia DC	0.1%	Column Financial, Inc.	Column Financial, Inc.	$757,764	$757,764	$757,764	$24
1.040		Property	Bell Gardens Distribution Center #3	0.1%	Column Financial, Inc.	Column Financial, Inc.	$691,293	$691,293	$691,293	$24
1.041		Property	Marina West B	0.1%	Column Financial, Inc.	Column Financial, Inc.	$691,293	$691,293	$691,293	$24
1.042		Property	Renton DC	0.1%	Column Financial, Inc.	Column Financial, Inc.	$686,862	$686,862	$686,862	$24
1.043		Property	Southpoint A	0.1%	Column Financial, Inc.	Column Financial, Inc.	$677,999	$677,999	$677,999	$24
1.044		Property	Westfork A5	0.1%	Column Financial, Inc.	Column Financial, Inc.	$677,999	$677,999	$677,999	$24
1.045		Property	Marina West DC II Bldg 2	0.1%	Column Financial, Inc.	Column Financial, Inc.	$677,999	$677,999	$677,999	$24
1.046		Property	Pinole Point Building #2	0.1%	Column Financial, Inc.	Column Financial, Inc.	$669,136	$669,136	$669,136	$24
1.047		Property	Salt Lake DC II	0.1%	Column Financial, Inc.	Column Financial, Inc.	$660,274	$660,274	$660,274	$24
1.048		Property	Northwest 8 Industrial Center II	0.1%	Column Financial, Inc.	Column Financial, Inc.	$655,842	$655,842	$655,842	$24
1.049		Property	Salt Lake DC I	0.1%	Column Financial, Inc.	Column Financial, Inc.	$646,980	$646,980	$646,980	$24
1.050		Property	Southshore Commerce Center C	0.1%	Column Financial, Inc.	Column Financial, Inc.	$642,548	$642,548	$642,548	$24
1.051		Property	Pinole Point Building #3	0.1%	Column Financial, Inc.	Column Financial, Inc.	$633,685	$633,685	$633,685	$24
1.052		Property	Steamboat DC	0.1%	Column Financial, Inc.	Column Financial, Inc.	$633,685	$633,685	$633,685	$24
1.053		Property	Palo Verde DC	0.1%	Column Financial, Inc.	Column Financial, Inc.	$624,823	$624,823	$624,823	$24
1.054		Property	South San Francisco DC II	0.1%	Column Financial, Inc.	Column Financial, Inc.	$607,097	$607,097	$607,097	$24
1.055		Property	Westfork C4	0.1%	Column Financial, Inc.	Column Financial, Inc.	$593,803	$593,803	$593,803	$24
1.056		Property	South San Francisco DC	0.1%	Column Financial, Inc.	Column Financial, Inc.	$580,509	$580,509	$580,509	$24
1.057		Property	Southshore Commerce Center A	0.1%	Column Financial, Inc.	Column Financial, Inc.	$567,215	$567,215	$567,215	$24
1.058		Property	Kent Valley DC IV	0.1%	Column Financial, Inc.	Column Financial, Inc.	$549,489	$549,489	$549,489	$24
1.059		Property	Carlisle DC Bldg 2	0.1%	Column Financial, Inc.	Column Financial, Inc.	$549,489	$549,489	$549,489	$24
1.060		Property	Bluegrass DC Bldg 4	0.1%	Column Financial, Inc.	Column Financial, Inc.	$545,058	$545,058	$545,058	$24
1.061		Property	Westfork A4	0.1%	Column Financial, Inc.	Column Financial, Inc.	$540,627	$540,627	$540,627	$24
1.062		Property	Beltway Crossing DC Bldg 2	0.1%	Column Financial, Inc.	Column Financial, Inc.	$536,195	$536,195	$536,195	$24
1.063		Property	Ritner DC	0.1%	Column Financial, Inc.	Column Financial, Inc.	$531,764	$531,764	$531,764	$24
1.064		Property	Hartman Business Center II	0.1%	Column Financial, Inc.	Column Financial, Inc.	$505,176	$505,176	$505,176	$24
1.065		Property	Hayward DC	0.1%	Column Financial, Inc.	Column Financial, Inc.	$500,744	$500,744	$500,744	$24
1.066		Property	Houston DC Bldg 1	0.1%	Column Financial, Inc.	Column Financial, Inc.	$469,725	$469,725	$469,725	$24
1.067		Property	Kent Valley DC	0.1%	Column Financial, Inc.	Column Financial, Inc.	$465,293	$465,293	$465,293	$24
1.068		Property	Lehigh Valley 9	0.1%	Column Financial, Inc.	Column Financial, Inc.	$460,862	$460,862	$460,862	$24
1.069		Property	Beltway Crossing DC Bldg 3	0.1%	Column Financial, Inc.	Column Financial, Inc.	$460,862	$460,862	$460,862	$24
1.070		Property	Southaven DC Bldg 1	0.1%	Column Financial, Inc.	Column Financial, Inc.	$456,431	$456,431	$456,431	$24
1.071		Property	Bluegrass DC Bldg 1	0.1%	Column Financial, Inc.	Column Financial, Inc.	$451,999	$451,999	$451,999	$24
1.072		Property	Suwanee Point Building 200	0.1%	Column Financial, Inc.	Column Financial, Inc.	$447,568	$447,568	$447,568	$24
1.073		Property	Tamarac Business Center I	0.1%	Column Financial, Inc.	Column Financial, Inc.	$425,411	$425,411	$425,411	$24
1.074		Property	Gwinnett DC Bldg 1	0.1%	Column Financial, Inc.	Column Financial, Inc.	$407,686	$407,686	$407,686	$24
1.075		Property	Houston DC Bldg 3	0.1%	Column Financial, Inc.	Column Financial, Inc.	$403,254	$403,254	$403,254	$24
1.076		Property	Broadway 101 CC Bldg 9	0.1%	Column Financial, Inc.	Column Financial, Inc.	$398,823	$398,823	$398,823	$24
1.077		Property	Iron Run DC	0.1%	Column Financial, Inc.	Column Financial, Inc.	$398,823	$398,823	$398,823	$24
1.078		Property	Windfern Distribution Center I	0.0%	Column Financial, Inc.	Column Financial, Inc.	$381,097	$381,097	$381,097	$24
1.079		Property	Miami DC II	0.0%	Column Financial, Inc.	Column Financial, Inc.	$381,097	$381,097	$381,097	$24
1.080		Property	Southshore Commerce Center B	0.0%	Column Financial, Inc.	Column Financial, Inc.	$376,666	$376,666	$376,666	$24
1.081		Property	Suwanee Point Building 100	0.0%	Column Financial, Inc.	Column Financial, Inc.	$372,235	$372,235	$372,235	$24
1.082		Property	Beltway Crossing DC Bldg 1	0.0%	Column Financial, Inc.	Column Financial, Inc.	$358,941	$358,941	$358,941	$24
1.083		Property	Southshore Commerce Center D	0.0%	Column Financial, Inc.	Column Financial, Inc.	$358,941	$358,941	$358,941	$24
1.084		Property	Broadway 101 CC Bldg 11	0.0%	Column Financial, Inc.	Column Financial, Inc.	$354,509	$354,509	$354,509	$24
1.085		Property	Lehigh Valley DC II	0.0%	Column Financial, Inc.	Column Financial, Inc.	$345,647	$345,647	$345,647	$24
1.086		Property	Memphis IC I	0.0%	Column Financial, Inc.	Column Financial, Inc.	$336,784	$336,784	$336,784	$24
1.087		Property	Broadway 101 CC Bldg 6	0.0%	Column Financial, Inc.	Column Financial, Inc.	$327,921	$327,921	$327,921	$24
1.088		Property	Lehigh Valley 10	0.0%	Column Financial, Inc.	Column Financial, Inc.	$323,490	$323,490	$323,490	$24
1.089		Property	Beltway Crossing DC Bldg 4	0.0%	Column Financial, Inc.	Column Financial, Inc.	$319,058	$319,058	$319,058	$24
1.090		Property	Northwest 8 Industrial Center I	0.0%	Column Financial, Inc.	Column Financial, Inc.	$305,764	$305,764	$305,764	$24
1.091		Property	Bluegrass DC Bldg 3	0.0%	Column Financial, Inc.	Column Financial, Inc.	$301,333	$301,333	$301,333	$24
1.092		Property	Andover DC Bldg A	0.0%	Column Financial, Inc.	Column Financial, Inc.	$296,902	$296,902	$296,902	$24
1.093		Property	Bluegrass DC Bldg 2	0.0%	Column Financial, Inc.	Column Financial, Inc.	$288,039	$288,039	$288,039	$24
1.094		Property	Andover DC Bldg B	0.0%	Column Financial, Inc.	Column Financial, Inc.	$283,607	$283,607	$283,607	$24
1.095		Property	Broadway 101 CC Bldg 5	0.0%	Column Financial, Inc.	Column Financial, Inc.	$283,607	$283,607	$283,607	$24
1.096		Property	Broadway 101 CC Bldg 8	0.0%	Column Financial, Inc.	Column Financial, Inc.	$283,607	$283,607	$283,607	$24
1.097		Property	Broadway 101 CC Bldg 10	0.0%	Column Financial, Inc.	Column Financial, Inc.	$283,607	$283,607	$283,607	$24
1.098		Property	Broadway 101 CC Bldg 4	0.0%	Column Financial, Inc.	Column Financial, Inc.	$279,176	$279,176	$279,176	$24
1.099		Property	Lehigh Valley 11	0.0%	Column Financial, Inc.	Column Financial, Inc.	$274,745	$274,745	$274,745	$24
1.100		Property	Tamarac Commerce Center	0.0%	Column Financial, Inc.	Column Financial, Inc.	$265,882	$265,882	$265,882	$24
1.101		Property	Houston DC Bldg 2	0.0%	Column Financial, Inc.	Column Financial, Inc.	$265,882	$265,882	$265,882	$24
1.102		Property	Marina West DC II Bldg 3	0.0%	Column Financial, Inc.	Column Financial, Inc.	$265,882	$265,882	$265,882	$24
1.103		Property	Broadway 101 CC Bldg 3	0.0%	Column Financial, Inc.	Column Financial, Inc.	$261,451	$261,451	$261,451	$24
1.104		Property	Commerce Park Medical Center	0.0%	Column Financial, Inc.	Column Financial, Inc.	$243,725	$243,725	$243,725	$24
1.105		Property	Houston IC	0.0%	Column Financial, Inc.	Column Financial, Inc.	$239,294	$239,294	$239,294	$24
1.106		Property	Gwinnett DC Bldg 2	0.0%	Column Financial, Inc.	Column Financial, Inc.	$239,294	$239,294	$239,294	$24
1.107		Property	Weston Business Center	0.0%	Column Financial, Inc.	Column Financial, Inc.	$234,862	$234,862	$234,862	$24
1.108		Property	Kent Valley DC III	0.0%	Column Financial, Inc.	Column Financial, Inc.	$234,862	$234,862	$234,862	$24
1.109		Property	Commerce Park SW 2	0.0%	Column Financial, Inc.	Column Financial, Inc.	$230,431	$230,431	$230,431	$24
1.110		Property	Commerce Park Westchase 3	0.0%	Column Financial, Inc.	Column Financial, Inc.	$226,000	$226,000	$226,000	$24
1.111		Property	Lehigh Valley 12	0.0%	Column Financial, Inc.	Column Financial, Inc.	$217,137	$217,137	$217,137	$24
1.112		Property	Houston DC Bldg 4	0.0%	Column Financial, Inc.	Column Financial, Inc.	$217,137	$217,137	$217,137	$24
1.113		Property	Valley Forge 1	0.0%	Column Financial, Inc.	Column Financial, Inc.	$212,706	$212,706	$212,706	$24
1.114		Property	Valley Forge 2	0.0%	Column Financial, Inc.	Column Financial, Inc.	$212,706	$212,706	$212,706	$24

A-1-1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID	Footnotes	Property Flag	Property Name	% of Initial Pool Balance	Mortgage Loan Originator	Mortgage Loan Seller(1)	Original Balance(2)(3)	Cut-off Date Balance(2)(3)	Maturity/ARD Balance(2)(10)	Cut-off Date Balance per SF/ Units/Rooms/Pads(2)	Loan Purpose	Sponsor(4)	Non-Recourse Carveout Guarantor(4)
1.115		Property	Bell Gardens Distribution Center #1	0.0%	Column Financial, Inc.	Column Financial, Inc.	$208,274	$208,274	$208,274	$24
1.116		Property	Commerce Park SW 4	0.0%	Column Financial, Inc.	Column Financial, Inc.	$208,274	$208,274	$208,274	$24
1.117		Property	Broadway 101 CC Bldg 1	0.0%	Column Financial, Inc.	Column Financial, Inc.	$208,274	$208,274	$208,274	$24
1.118		Property	Bell Gardens Distribution Center #2	0.0%	Column Financial, Inc.	Column Financial, Inc.	$199,412	$199,412	$199,412	$24
1.119		Property	Commerce Park SW 1	0.0%	Column Financial, Inc.	Column Financial, Inc.	$199,412	$199,412	$199,412	$24
1.120		Property	Tamarac Business Center II	0.0%	Column Financial, Inc.	Column Financial, Inc.	$186,117	$186,117	$186,117	$24
1.121		Property	Broadway 101 CC Bldg 2	0.0%	Column Financial, Inc.	Column Financial, Inc.	$181,686	$181,686	$181,686	$24
1.122		Property	Commerce Park Westchase 2	0.0%	Column Financial, Inc.	Column Financial, Inc.	$177,255	$177,255	$177,255	$24
1.123		Property	Memphis IC II	0.0%	Column Financial, Inc.	Column Financial, Inc.	$172,823	$172,823	$172,823	$24
1.124		Property	Commerce Park NW 3	0.0%	Column Financial, Inc.	Column Financial, Inc.	$163,961	$163,961	$163,961	$24
1.125		Property	Commerce Park NW 4	0.0%	Column Financial, Inc.	Column Financial, Inc.	$163,961	$163,961	$163,961	$24
1.126		Property	Commerce Park SW 3	0.0%	Column Financial, Inc.	Column Financial, Inc.	$163,961	$163,961	$163,961	$24
1.127		Property	Commerce Park Westchase 1	0.0%	Column Financial, Inc.	Column Financial, Inc.	$163,961	$163,961	$163,961	$24
1.128		Property	Commerce Park NW 2	0.0%	Column Financial, Inc.	Column Financial, Inc.	$159,529	$159,529	$159,529	$24
1.129		Property	Broadway 101 CC Bldg 7	0.0%	Column Financial, Inc.	Column Financial, Inc.	$159,529	$159,529	$159,529	$24
1.130		Property	Commerce Park NW 1	0.0%	Column Financial, Inc.	Column Financial, Inc.	$155,098	$155,098	$155,098	$24
1.131		Property	Lakeview BC Bldg 1	0.0%	Column Financial, Inc.	Column Financial, Inc.	$155,098	$155,098	$155,098	$24
1.132		Property	Ft. Lauderdale Industrial II	0.0%	Column Financial, Inc.	Column Financial, Inc.	$137,372	$137,372	$137,372	$24
1.133		Property	Valley Forge 3	0.0%	Column Financial, Inc.	Column Financial, Inc.	$128,510	$128,510	$128,510	$24
1.134		Property	Lakeview BC Bldg 7	0.0%	Column Financial, Inc.	Column Financial, Inc.	$124,078	$124,078	$124,078	$24
1.135		Property	Lakeview BC Bldg 4	0.0%	Column Financial, Inc.	Column Financial, Inc.	$119,647	$119,647	$119,647	$24
1.136		Property	Lakeview BC Bldg 5	0.0%	Column Financial, Inc.	Column Financial, Inc.	$119,647	$119,647	$119,647	$24
1.137		Property	Commerce Park SW 5	0.0%	Column Financial, Inc.	Column Financial, Inc.	$115,216	$115,216	$115,216	$24
1.138		Property	Lakeview BC Bldg 6	0.0%	Column Financial, Inc.	Column Financial, Inc.	$115,216	$115,216	$115,216	$24
1.139		Property	Valley Forge 4	0.0%	Column Financial, Inc.	Column Financial, Inc.	$106,353	$106,353	$106,353	$24
1.140		Property	Lakeview BC Bldg 3	0.0%	Column Financial, Inc.	Column Financial, Inc.	$106,353	$106,353	$106,353	$24
1.141		Property	Lakeview BC Bldg 2	0.0%	Column Financial, Inc.	Column Financial, Inc.	$75,333	$75,333	$75,333	$24
1.142		Property	Ft. Lauderdale Industrial I	0.0%	Column Financial, Inc.	Column Financial, Inc.	$57,608	$57,608	$57,608	$24
2		Loan	200 Forest Street	11.3%	BSP	BSP	$87,000,000	$87,000,000	$87,000,000	$161	Refinance	Atlantic Management	Joseph L. Zink; Irene T. Gruber; David A. Capobianco
3		Loan	Quaker Bridge Mall	8.7%	Column Financial, Inc.	Column Financial, Inc.	$66,666,667	$66,666,667	$66,666,667	$420	Recapitalization	Simon Property Group, L.P.	Simon Property Group, L.P.
4		Loan	Laurel Corporate Center	6.3%	BNYM	BNYM	$48,500,000	$48,500,000	$42,094,054	$87	Acquisition	Asher Roshanzamir	Asher Roshanzamir
4.1		Property	10000 Midlantic Drive	2.2%	BNYM	BNYM	$16,650,000	$16,650,000	$14,450,845	$87
4.2		Property	2000 & 4000 Midlantic Drive	1.7%	BNYM	BNYM	$13,400,000	$13,400,000	$11,630,110	$87
4.3		Property	15000 Midlantic Drive	1.0%	BNYM	BNYM	$7,500,000	$7,500,000	$6,509,390	$87
4.4		Property	9000 Midlantic Drive	0.8%	BNYM	BNYM	$6,200,000	$6,200,000	$5,381,096	$87
4.5		Property	1000 Bishops Gate Blvd	0.6%	BNYM	BNYM	$4,750,000	$4,750,000	$4,122,614	$87
5		Loan	GLP Industrial Portfolio A	5.6%	Column Financial, Inc.	Column Financial, Inc.	$42,900,000	$42,900,000	$42,900,000	$24	Acquisition	Western A Midwest, LLC,Western A South, LLC,Western A West, LLC,Western A East, LLC,Western B Southeast, LLC,Western B Northwest, LLC,Western B South, LLC,Western B West, LLC,Western B East, LLC,Western C REIT, LLC,Western C NR, LLC	Western A Midwest, LLC,Western A South, LLC,Western A West, LLC,Western A East, LLC,Western B Southeast, LLC,Western B Northwest, LLC,Western B South, LLC,Western B West, LLC,Western B East, LLC,Western C REIT, LLC,Western C NR, LLC
5.001		Property	Inland Empire Indian Ave DC	0.3%	Column Financial, Inc.	Column Financial, Inc.	$2,557,922	$2,557,922	$2,557,922	$24
5.002		Property	Centerpointe 4	0.3%	Column Financial, Inc.	Column Financial, Inc.	$2,216,149	$2,216,149	$2,216,149	$24
5.003		Property	Hofer Ranch IC Bldg 1	0.2%	Column Financial, Inc.	Column Financial, Inc.	$1,259,615	$1,259,615	$1,259,615	$24
5.004		Property	Denver DC	0.1%	Column Financial, Inc.	Column Financial, Inc.	$1,107,000	$1,107,000	$1,107,000	$24
5.005		Property	Freeport DC Bldg 4	0.1%	Column Financial, Inc.	Column Financial, Inc.	$1,104,850	$1,104,850	$1,104,850	$24
5.006		Property	Ontario Mills DC	0.1%	Column Financial, Inc.	Column Financial, Inc.	$1,042,514	$1,042,514	$1,042,514	$24
5.007		Property	Hagerstown Distribution Center	0.1%	Column Financial, Inc.	Column Financial, Inc.	$988,776	$988,776	$988,776	$24
5.008		Property	Beckwith Farms DC	0.1%	Column Financial, Inc.	Column Financial, Inc.	$967,281	$967,281	$967,281	$24
5.009		Property	Crossroads DC I	0.1%	Column Financial, Inc.	Column Financial, Inc.	$943,637	$943,637	$943,637	$24
5.010		Property	Centerpointe 6	0.1%	Column Financial, Inc.	Column Financial, Inc.	$930,740	$930,740	$930,740	$24
5.011		Property	I-95 DC	0.1%	Column Financial, Inc.	Column Financial, Inc.	$868,404	$868,404	$868,404	$24
5.012		Property	Chino Spec Forward	0.1%	Column Financial, Inc.	Column Financial, Inc.	$851,208	$851,208	$851,208	$24
5.013		Property	Bedford Park II	0.1%	Column Financial, Inc.	Column Financial, Inc.	$827,563	$827,563	$827,563	$24
5.014		Property	Landover DC	0.1%	Column Financial, Inc.	Column Financial, Inc.	$720,087	$720,087	$720,087	$24
5.015		Property	North Plainfield 8	0.1%	Column Financial, Inc.	Column Financial, Inc.	$629,808	$629,808	$629,808	$24
5.016		Property	Sterling DC	0.1%	Column Financial, Inc.	Column Financial, Inc.	$619,060	$619,060	$619,060	$24
5.017		Property	Clifton DC	0.1%	Column Financial, Inc.	Column Financial, Inc.	$597,565	$597,565	$597,565	$24
5.018		Property	Beckwith Farms 3	0.1%	Column Financial, Inc.	Column Financial, Inc.	$597,565	$597,565	$597,565	$24
5.019		Property	Collington Commerce Center	0.1%	Column Financial, Inc.	Column Financial, Inc.	$556,724	$556,724	$556,724	$24
5.020		Property	Bedford Park IB	0.1%	Column Financial, Inc.	Column Financial, Inc.	$550,276	$550,276	$550,276	$24
5.021		Property	Elam Farms DC	0.1%	Column Financial, Inc.	Column Financial, Inc.	$526,631	$526,631	$526,631	$24
5.022		Property	Champagne DC	0.1%	Column Financial, Inc.	Column Financial, Inc.	$500,837	$500,837	$500,837	$24
5.023		Property	Bridge Point 1	0.1%	Column Financial, Inc.	Column Financial, Inc.	$483,641	$483,641	$483,641	$24
5.024		Property	Center Square DC	0.1%	Column Financial, Inc.	Column Financial, Inc.	$472,893	$472,893	$472,893	$24
5.025		Property	Park 355	0.1%	Column Financial, Inc.	Column Financial, Inc.	$470,744	$470,744	$470,744	$24
5.026		Property	Commerce Farms DC 3	0.1%	Column Financial, Inc.	Column Financial, Inc.	$453,547	$453,547	$453,547	$24
5.027		Property	Brandon Woods DC	0.1%	Column Financial, Inc.	Column Financial, Inc.	$440,650	$440,650	$440,650	$24
5.028		Property	Chantilly DC	0.1%	Column Financial, Inc.	Column Financial, Inc.	$434,202	$434,202	$434,202	$24
5.029		Property	Bolingbrook CC Bldg 3	0.1%	Column Financial, Inc.	Column Financial, Inc.	$419,155	$419,155	$419,155	$24
5.030		Property	Northpoint CC	0.1%	Column Financial, Inc.	Column Financial, Inc.	$419,155	$419,155	$419,155	$24
5.031		Property	Franklin Square IC I	0.1%	Column Financial, Inc.	Column Financial, Inc.	$414,856	$414,856	$414,856	$24
5.032		Property	Rock Quarry Building #1	0.1%	Column Financial, Inc.	Column Financial, Inc.	$410,557	$410,557	$410,557	$24
5.033		Property	Aurora DC III	0.1%	Column Financial, Inc.	Column Financial, Inc.	$408,408	$408,408	$408,408	$24
5.034		Property	Washington (DC) Corporate Center	0.1%	Column Financial, Inc.	Column Financial, Inc.	$395,511	$395,511	$395,511	$24
5.035		Property	Aurora DC 1	0.1%	Column Financial, Inc.	Column Financial, Inc.	$389,062	$389,062	$389,062	$24
5.036		Property	Waterfront DC	0.1%	Column Financial, Inc.	Column Financial, Inc.	$384,763	$384,763	$384,763	$24
5.037		Property	Pureland DC I	0.0%	Column Financial, Inc.	Column Financial, Inc.	$382,613	$382,613	$382,613	$24
5.038		Property	Bedford Park IA	0.0%	Column Financial, Inc.	Column Financial, Inc.	$382,613	$382,613	$382,613	$24
5.039		Property	Prairie Point Bldg 3	0.0%	Column Financial, Inc.	Column Financial, Inc.	$367,567	$367,567	$367,567	$24
5.040		Property	Greenwood DC	0.0%	Column Financial, Inc.	Column Financial, Inc.	$356,819	$356,819	$356,819	$24
5.041		Property	Austin DC III	0.0%	Column Financial, Inc.	Column Financial, Inc.	$333,175	$333,175	$333,175	$24
5.042		Property	Franklin Square II	0.0%	Column Financial, Inc.	Column Financial, Inc.	$333,175	$333,175	$333,175	$24
5.043		Property	Pureland DC II	0.0%	Column Financial, Inc.	Column Financial, Inc.	$324,577	$324,577	$324,577	$24
5.044		Property	Somerset IC	0.0%	Column Financial, Inc.	Column Financial, Inc.	$322,427	$322,427	$322,427	$24
5.045		Property	Rock Quarry Building #2	0.0%	Column Financial, Inc.	Column Financial, Inc.	$320,278	$320,278	$320,278	$24
5.046		Property	Brandon Woods DC II	0.0%	Column Financial, Inc.	Column Financial, Inc.	$320,278	$320,278	$320,278	$24
5.047		Property	Centerpointe 5	0.0%	Column Financial, Inc.	Column Financial, Inc.	$320,278	$320,278	$320,278	$24
5.048		Property	Industrial Parkway (CA) DC	0.0%	Column Financial, Inc.	Column Financial, Inc.	$318,128	$318,128	$318,128	$24
5.049		Property	Beckwith Farms 2	0.0%	Column Financial, Inc.	Column Financial, Inc.	$315,979	$315,979	$315,979	$24
5.050		Property	North Plainfield 2	0.0%	Column Financial, Inc.	Column Financial, Inc.	$311,680	$311,680	$311,680	$24
5.051		Property	North Plainfield 4	0.0%	Column Financial, Inc.	Column Financial, Inc.	$303,081	$303,081	$303,081	$24
5.052		Property	North Plainfield 5	0.0%	Column Financial, Inc.	Column Financial, Inc.	$303,081	$303,081	$303,081	$24
5.053		Property	Somerset IC II Building I	0.0%	Column Financial, Inc.	Column Financial, Inc.	$300,932	$300,932	$300,932	$24
5.054		Property	BWI Commerce Center II	0.0%	Column Financial, Inc.	Column Financial, Inc.	$298,782	$298,782	$298,782	$24
5.055		Property	Commerce Farms DC 4	0.0%	Column Financial, Inc.	Column Financial, Inc.	$290,184	$290,184	$290,184	$24
5.056		Property	Rock Run Bldg 6	0.0%	Column Financial, Inc.	Column Financial, Inc.	$285,885	$285,885	$285,885	$24
5.057		Property	Bolingbrook CC Bldg 4	0.0%	Column Financial, Inc.	Column Financial, Inc.	$268,689	$268,689	$268,689	$24
5.058		Property	Bridge Point 2	0.0%	Column Financial, Inc.	Column Financial, Inc.	$262,241	$262,241	$262,241	$24
5.059		Property	Burleson BP Bldg 3 (Austin DC I)	0.0%	Column Financial, Inc.	Column Financial, Inc.	$260,091	$260,091	$260,091	$24
5.060		Property	10th Street Business Park 2	0.0%	Column Financial, Inc.	Column Financial, Inc.	$253,643	$253,643	$253,643	$24
5.061		Property	Park 55	0.0%	Column Financial, Inc.	Column Financial, Inc.	$251,493	$251,493	$251,493	$24
5.062		Property	Valwood West Industrial A	0.0%	Column Financial, Inc.	Column Financial, Inc.	$247,194	$247,194	$247,194	$24
5.063		Property	Baltimore IC	0.0%	Column Financial, Inc.	Column Financial, Inc.	$240,746	$240,746	$240,746	$24
5.064		Property	Englewood DC	0.0%	Column Financial, Inc.	Column Financial, Inc.	$223,549	$223,549	$223,549	$24
5.065		Property	Centerpointe 9	0.0%	Column Financial, Inc.	Column Financial, Inc.	$223,549	$223,549	$223,549	$24
5.066		Property	Aurora DC 2	0.0%	Column Financial, Inc.	Column Financial, Inc.	$221,400	$221,400	$221,400	$24
5.067		Property	Redlands Industrial Center IB	0.0%	Column Financial, Inc.	Column Financial, Inc.	$214,951	$214,951	$214,951	$24
5.068		Property	Somerset IC II Building II	0.0%	Column Financial, Inc.	Column Financial, Inc.	$212,802	$212,802	$212,802	$24
5.069		Property	Hofer Ranch TRS Building 3	0.0%	Column Financial, Inc.	Column Financial, Inc.	$208,503	$208,503	$208,503	$24
5.070		Property	BWI Commerce Center I	0.0%	Column Financial, Inc.	Column Financial, Inc.	$204,204	$204,204	$204,204	$24
5.071		Property	Burleson BP Bldg 1 (Austin DC I)	0.0%	Column Financial, Inc.	Column Financial, Inc.	$204,204	$204,204	$204,204	$24
5.072		Property	Raceway Crossings IC Bldg 3 (Austin DC II)	0.0%	Column Financial, Inc.	Column Financial, Inc.	$204,204	$204,204	$204,204	$24
5.073		Property	Freeport DC Bldg 2	0.0%	Column Financial, Inc.	Column Financial, Inc.	$204,204	$204,204	$204,204	$24
5.074		Property	Concours DC	0.0%	Column Financial, Inc.	Column Financial, Inc.	$202,054	$202,054	$202,054	$24
5.075		Property	Raceway Crossings IC Bldg 2 (Austin DC II)	0.0%	Column Financial, Inc.	Column Financial, Inc.	$199,905	$199,905	$199,905	$24
5.076		Property	Hagerstown - Industrial Lane DC	0.0%	Column Financial, Inc.	Column Financial, Inc.	$197,755	$197,755	$197,755	$24
5.077		Property	Maple Point 1	0.0%	Column Financial, Inc.	Column Financial, Inc.	$197,755	$197,755	$197,755	$24
5.078		Property	Freeport DC Bldg 1	0.0%	Column Financial, Inc.	Column Financial, Inc.	$195,606	$195,606	$195,606	$24

A-1-2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID	Footnotes	Property Flag	Property Name	% of Initial Pool Balance	Mortgage Loan Originator	Mortgage Loan Seller(1)	Original Balance(2)(3)	Cut-off Date Balance(2)(3)	Maturity/ARD Balance(2)(10)	Cut-off Date Balance per SF/ Units/Rooms/Pads(2)	Loan Purpose	Sponsor(4)	Non-Recourse Carveout Guarantor(4)
5.079		Property	Capital Beltway CC	0.0%	Column Financial, Inc.	Column Financial, Inc.	$193,456	$193,456	$193,456	$24
5.080		Property	Centerpointe Trailer Lot	0.0%	Column Financial, Inc.	Column Financial, Inc.	$189,157	$189,157	$189,157	$24
5.081		Property	Randall Crossing DC	0.0%	Column Financial, Inc.	Column Financial, Inc.	$187,008	$187,008	$187,008	$24
5.082		Property	Burleson BP Bldg 2 (Austin DC I)	0.0%	Column Financial, Inc.	Column Financial, Inc.	$182,709	$182,709	$182,709	$24
5.083		Property	Maple Point 2	0.0%	Column Financial, Inc.	Column Financial, Inc.	$176,260	$176,260	$176,260	$24
5.084		Property	Hollins End 6	0.0%	Column Financial, Inc.	Column Financial, Inc.	$176,260	$176,260	$176,260	$24
5.085		Property	Freeport DC Bldg 3	0.0%	Column Financial, Inc.	Column Financial, Inc.	$171,961	$171,961	$171,961	$24
5.086		Property	Redlands Industrial Center II	0.0%	Column Financial, Inc.	Column Financial, Inc.	$169,812	$169,812	$169,812	$24
5.087		Property	Hollins End 1	0.0%	Column Financial, Inc.	Column Financial, Inc.	$165,513	$165,513	$165,513	$24
5.088		Property	Hollins End 2	0.0%	Column Financial, Inc.	Column Financial, Inc.	$165,513	$165,513	$165,513	$24
5.089		Property	Valwood West Industrial D	0.0%	Column Financial, Inc.	Column Financial, Inc.	$163,363	$163,363	$163,363	$24
5.090		Property	Redlands Industrial Center IA	0.0%	Column Financial, Inc.	Column Financial, Inc.	$163,363	$163,363	$163,363	$24
5.091		Property	Valwood West Industrial C	0.0%	Column Financial, Inc.	Column Financial, Inc.	$161,214	$161,214	$161,214	$24
5.092		Property	10th Street Business Park 1	0.0%	Column Financial, Inc.	Column Financial, Inc.	$161,214	$161,214	$161,214	$24
5.093		Property	Columbia Park IC	0.0%	Column Financial, Inc.	Column Financial, Inc.	$144,017	$144,017	$144,017	$24
5.094		Property	Valley View BC Bldg 2	0.0%	Column Financial, Inc.	Column Financial, Inc.	$144,017	$144,017	$144,017	$24
5.095		Property	Valley View BC Bldg 1	0.0%	Column Financial, Inc.	Column Financial, Inc.	$137,569	$137,569	$137,569	$24
5.096		Property	Crossroads DC III	0.0%	Column Financial, Inc.	Column Financial, Inc.	$133,270	$133,270	$133,270	$24
5.097		Property	Northpointe DC Bldg 1	0.0%	Column Financial, Inc.	Column Financial, Inc.	$126,821	$126,821	$126,821	$24
5.098		Property	Park 88	0.0%	Column Financial, Inc.	Column Financial, Inc.	$120,373	$120,373	$120,373	$24
5.099		Property	Ameriplex	0.0%	Column Financial, Inc.	Column Financial, Inc.	$120,373	$120,373	$120,373	$24
5.100		Property	Vista Point South 5	0.0%	Column Financial, Inc.	Column Financial, Inc.	$118,223	$118,223	$118,223	$24
5.101		Property	Hollins End 5	0.0%	Column Financial, Inc.	Column Financial, Inc.	$111,775	$111,775	$111,775	$24
5.102		Property	Northpointe DC Bldg 2	0.0%	Column Financial, Inc.	Column Financial, Inc.	$109,625	$109,625	$109,625	$24
5.103		Property	Vista Point South 6	0.0%	Column Financial, Inc.	Column Financial, Inc.	$103,177	$103,177	$103,177	$24
5.104		Property	Raceway Crossings IC Bldg 1 (Austin DC II)	0.0%	Column Financial, Inc.	Column Financial, Inc.	$103,177	$103,177	$103,177	$24
5.105		Property	Vista Point South 4	0.0%	Column Financial, Inc.	Column Financial, Inc.	$96,728	$96,728	$96,728	$24
5.106		Property	Vista Point South 3	0.0%	Column Financial, Inc.	Column Financial, Inc.	$94,579	$94,579	$94,579	$24
5.107		Property	North Plainfield 3	0.0%	Column Financial, Inc.	Column Financial, Inc.	$85,981	$85,981	$85,981	$24
5.108		Property	Vista Point South 1	0.0%	Column Financial, Inc.	Column Financial, Inc.	$79,532	$79,532	$79,532	$24
5.109		Property	Bolingbrook VMF	0.0%	Column Financial, Inc.	Column Financial, Inc.	$75,233	$75,233	$75,233	$24
5.110		Property	Vista Point South 2	0.0%	Column Financial, Inc.	Column Financial, Inc.	$66,635	$66,635	$66,635	$24
5.111		Property	Hollins End 3	0.0%	Column Financial, Inc.	Column Financial, Inc.	$62,336	$62,336	$62,336	$24
5.112		Property	Hollins End 4	0.0%	Column Financial, Inc.	Column Financial, Inc.	$47,289	$47,289	$47,289	$24
5.113		Property	Freeport DC Bldg 6	0.0%	Column Financial, Inc.	Column Financial, Inc.	$21,495	$21,495	$21,495	$24
5.114		Property	Freeport DC Bldg 5	0.0%	Column Financial, Inc.	Column Financial, Inc.	$19,346	$19,346	$19,346	$24
6		Loan	Mission Ridge	4.9%	Column Financial, Inc.	Column Financial, Inc.	$37,450,000	$37,450,000	$34,642,967	$121	Acquisition	James M. Jacobson Jr.	James M. Jacobson Jr.
7		Loan	Vistas at Seven Bar	4.3%	BNYM	BNYM	$33,000,000	$33,000,000	$28,673,458	$57,692	Refinance	CORE Realty Holdings, LLC	The Edna Mary Dyer Revocable Trust; Hal R. Dyer; The H. Suzanna Bruning Trust, Dated October 11, 1995; H. Suzanne Bruning; The Madje Family Trust; David E. Madje; Patricia A. Madje; The Keen Family Trust, Dated July 21, 1992; Robert L. Keen; Catherine C. Keen; Jerome Jessee; Susan Jessee; 19620 Sherman Way LLC; Fredda L. Rose; Carl F. Worden, III; The Shirley Barasch Trust Dated September 22, 2010, As Amended; The Michael G. Wilson & Laura E. Renaud-Wilson Living Trust, Dated August 17, 1988; Michael G. Wilson; Laura E. Renaud-Wilson; Donald Lieberman; L & W Realty Company; Allan L. Levey; Barbara K. Levey; Mittman Associates, Inc.; Ellen S. Davis; Los Alamos, LLC; Sandra M. Arciniaga; The Roy E. Rute & Alice M. Rute Family Trust, Dated January 10, 1984; Roy E. Rute; Alice M. Rute; Peter J. Martinelli; The Jung Che Kim and Soon Min Kim 1995 Trust; Jung C. Kim; Soon M. Kim; The Emily Nichols Trust; Sheri Leela Nichols; Claude R. Swarthout; Linda A. Swarthout; Juan M. Venegas; Alicia Venegas; The Gustafson Family Trust, Dated October 27, 1995; Lee E. Gustafson; Joy L. Gustafson; Diane Howard Belding; Crist Property Company; Frank L. Crist, III; The Booth Family Trust; June G. Booth; Ramsey Charles II LLC; The John R. Saunders Trust, Dated July 14, 1987; John R. Saunders; CORE Realty Holdings Management, Inc.
8		Loan	Jay Scutti Plaza	3.3%	MC - Five Mile	MC-FiveMile	$25,000,000	$25,000,000	$22,081,199	$143	Refinance	Kimberlie L. Glaser, Jarred V. Scutti and Jay C. Scutti	Kimberlie L. Glaser, Jarred V. Scutti and Jay C. Scutti
9		Loan	West LA Office - 2730 Wilshire	3.2%	BNYM	BNYM	$24,450,000	$24,450,000	$22,137,924	$419	Acquisition	Albert Taban	Albert Taban
10		Loan	Starwood Capital Extended Stay Portfolio	2.6%	Column Financial, Inc.	Column Financial, Inc.	$20,000,000	$20,000,000	$19,070,882	$32,755	Acquisition	SOF-IX U.S. Holdings, L.P.	SOF-IX U.S. Holdings, L.P.
10.01		Property	Crestwood Suites Denver - Aurora	0.1%	Column Financial, Inc.	Column Financial, Inc.	$881,378	$881,378	$840,433	$32,755
10.02		Property	Sun Suites New Orleans (Metairie)	0.1%	Column Financial, Inc.	Column Financial, Inc.	$821,736	$821,736	$783,562	$32,755
10.03		Property	Sun Suites New Orleans (Harvey)	0.1%	Column Financial, Inc.	Column Financial, Inc.	$742,213	$742,213	$707,733	$32,755
10.04		Property	Sun Suites Hobby (Clearlake)	0.1%	Column Financial, Inc.	Column Financial, Inc.	$715,706	$715,706	$682,457	$32,755
10.05		Property	Sun Suites Plano	0.1%	Column Financial, Inc.	Column Financial, Inc.	$689,198	$689,198	$657,181	$32,755
10.06		Property	Sun Suites Westchase	0.1%	Column Financial, Inc.	Column Financial, Inc.	$682,571	$682,571	$650,862	$32,755
10.07		Property	Crestwood Suites Marietta Roswell Road	0.1%	Column Financial, Inc.	Column Financial, Inc.	$589,795	$589,795	$562,395	$32,755
10.08		Property	Sun Suites Sugar Land (Stafford)	0.1%	Column Financial, Inc.	Column Financial, Inc.	$556,660	$556,660	$530,800	$32,755
10.09		Property	Sun Suites Raleigh	0.1%	Column Financial, Inc.	Column Financial, Inc.	$530,152	$530,152	$505,524	$32,755
10.10		Property	Sun Suites Intercontinental Greenspoint	0.1%	Column Financial, Inc.	Column Financial, Inc.	$530,152	$530,152	$505,524	$32,755
10.11		Property	Crestwood Suites Nashville Madison	0.1%	Column Financial, Inc.	Column Financial, Inc.	$523,526	$523,526	$499,205	$32,755
10.12		Property	Sun Suites Cumming	0.1%	Column Financial, Inc.	Column Financial, Inc.	$523,526	$523,526	$499,205	$32,755
10.13		Property	Crestwood Suites Murfreesboro	0.1%	Column Financial, Inc.	Column Financial, Inc.	$490,391	$490,391	$467,609	$32,755
10.14		Property	Sun Suites Smyrna	0.1%	Column Financial, Inc.	Column Financial, Inc.	$470,510	$470,510	$448,652	$32,755
10.15		Property	Sun Suites Dallas - Garland	0.1%	Column Financial, Inc.	Column Financial, Inc.	$470,510	$470,510	$448,652	$32,755
10.16		Property	Sun Suites DFW Airport - Lewisville	0.1%	Column Financial, Inc.	Column Financial, Inc.	$470,510	$470,510	$448,652	$32,755
10.17		Property	Sun Suites Charlotte - Matthews	0.1%	Column Financial, Inc.	Column Financial, Inc.	$457,256	$457,256	$436,014	$32,755
10.18		Property	Crestwood Suites Disney Orlando	0.1%	Column Financial, Inc.	Column Financial, Inc.	$450,630	$450,630	$429,695	$32,755
10.19		Property	Crestwood Suites Orlando UCF	0.1%	Column Financial, Inc.	Column Financial, Inc.	$450,630	$450,630	$429,695	$32,755
10.20		Property	Crestwood Suites Snellville	0.1%	Column Financial, Inc.	Column Financial, Inc.	$444,003	$444,003	$423,376	$32,755
10.21		Property	Sun Suites Suwanee	0.1%	Column Financial, Inc.	Column Financial, Inc.	$437,376	$437,376	$417,057	$32,755
10.22		Property	Home Towne Suites Kannapolis	0.1%	Column Financial, Inc.	Column Financial, Inc.	$437,376	$437,376	$417,057	$32,755
10.23		Property	Sun Suites Corpus Christi	0.1%	Column Financial, Inc.	Column Financial, Inc.	$390,987	$390,987	$372,824	$32,755
10.24		Property	Home Towne Suites Tuscaloosa	0.1%	Column Financial, Inc.	Column Financial, Inc.	$390,987	$390,987	$372,824	$32,755
10.25		Property	Sun Suites Jacksonville	0.1%	Column Financial, Inc.	Column Financial, Inc.	$384,361	$384,361	$366,505	$32,755
10.26		Property	Sun Suites Chesapeake	0.1%	Column Financial, Inc.	Column Financial, Inc.	$384,361	$384,361	$366,505	$32,755
10.27		Property	Crestwood Suites Fort Myers	0.0%	Column Financial, Inc.	Column Financial, Inc.	$377,734	$377,734	$360,186	$32,755
10.28		Property	Crestwood Suites Greensboro Airport	0.0%	Column Financial, Inc.	Column Financial, Inc.	$377,734	$377,734	$360,186	$32,755
10.29		Property	Crestwood Suites Austin	0.0%	Column Financial, Inc.	Column Financial, Inc.	$364,480	$364,480	$347,548	$32,755
10.30		Property	Sun Suites Gwinnett	0.0%	Column Financial, Inc.	Column Financial, Inc.	$364,480	$364,480	$347,548	$32,755
10.31		Property	Crestwood Suites Marietta - Town Center Mall	0.0%	Column Financial, Inc.	Column Financial, Inc.	$351,226	$351,226	$334,909	$32,755
10.32		Property	Crestwood Suites Baton Rouge	0.0%	Column Financial, Inc.	Column Financial, Inc.	$337,972	$337,972	$322,271	$32,755
10.33		Property	Home Towne Suites Columbus	0.0%	Column Financial, Inc.	Column Financial, Inc.	$324,718	$324,718	$309,633	$32,755
10.34		Property	Crestwood Suites NW Houston	0.0%	Column Financial, Inc.	Column Financial, Inc.	$318,091	$318,091	$303,314	$32,755
10.35		Property	Home Towne Suites Auburn	0.0%	Column Financial, Inc.	Column Financial, Inc.	$318,091	$318,091	$303,314	$32,755
10.36		Property	Sun Suites Stockbridge	0.0%	Column Financial, Inc.	Column Financial, Inc.	$298,211	$298,211	$284,357	$32,755
10.37		Property	Home Towne Suites Anderson	0.0%	Column Financial, Inc.	Column Financial, Inc.	$278,330	$278,330	$265,400	$32,755
10.38		Property	Crestwood Suites Colorado Springs	0.0%	Column Financial, Inc.	Column Financial, Inc.	$271,703	$271,703	$259,081	$32,755
10.39		Property	Home Towne Suites Prattville	0.0%	Column Financial, Inc.	Column Financial, Inc.	$258,449	$258,449	$246,443	$32,755
10.40		Property	Crestwood Suites High Point	0.0%	Column Financial, Inc.	Column Financial, Inc.	$231,942	$231,942	$221,167	$32,755
10.41		Property	Sun Suites Birmingham	0.0%	Column Financial, Inc.	Column Financial, Inc.	$225,315	$225,315	$214,848	$32,755
10.42		Property	Sun Suites Kennesaw Town Center	0.0%	Column Financial, Inc.	Column Financial, Inc.	$225,315	$225,315	$214,848	$32,755
10.43		Property	Sun Suites Greensboro	0.0%	Column Financial, Inc.	Column Financial, Inc.	$218,688	$218,688	$208,529	$32,755
10.44		Property	Home Towne Suites Greenville	0.0%	Column Financial, Inc.	Column Financial, Inc.	$178,926	$178,926	$170,614	$32,755
10.45		Property	Sun Suites Hattiesburg	0.0%	Column Financial, Inc.	Column Financial, Inc.	$152,419	$152,419	$145,338	$32,755
10.46		Property	Home Towne Suites Decatur	0.0%	Column Financial, Inc.	Column Financial, Inc.	$139,165	$139,165	$132,700	$32,755
10.47		Property	Home Towne Suites Bowling Green	0.0%	Column Financial, Inc.	Column Financial, Inc.	$139,165	$139,165	$132,700	$32,755
10.48		Property	Sun Suites Gulfport Airport	0.0%	Column Financial, Inc.	Column Financial, Inc.	$119,284	$119,284	$113,743	$32,755
10.49		Property	Crestwood Suites Newport News	0.0%	Column Financial, Inc.	Column Financial, Inc.	$106,030	$106,030	$101,105	$32,755
10.50		Property	Home Towne Suites Clarksville	0.0%	Column Financial, Inc.	Column Financial, Inc.	$106,030	$106,030	$101,105	$32,755
11		Loan	Chicago Marriott Southwest at Burr Ridge	2.6%	BSP	BSP	$20,000,000	$20,000,000	$20,000,000	$108,696	Acquisition	Sidra Real Estate, Inc.	Sidra Real Estate, Inc.
12		Loan	Palihouse Santa Monica	2.5%	Column Financial, Inc.	Column Financial, Inc.	$19,500,000	$19,422,501	$16,458,270	$511,118	Refinance	Avi Brosh; Ramin Kolahi	Avi Brosh; Ramin Kolahi
13		Loan	Hilton Cincinnati Airport	2.1%	BNYM	BNYM	$16,000,000	$15,967,930	$14,882,518	$52,183	Acquisition	R-Roof Assets, LLC	R-Roof Assets, LLC
14		Loan	Lofton Place Apartments	2.0%	BSP	BSP	$15,250,000	$15,250,000	$14,023,034	$59,109	Acquisition	Joseph G. Lubeck; Mitchell B. Robbins; Steven R. Robbins	Joseph G. Lubeck; Mitchell B. Robbins; Steven R. Robbins
15		Loan	City Place Apartments	1.9%	BSP	BSP	$15,000,000	$14,947,759	$12,415,763	$46,712	Refinance	Raymond Clifford Stanton	Raymond Clifford Stanton
16		Loan	The Vue	1.8%	MC - Five Mile	MC-FiveMile	$13,500,000	$13,500,000	$11,907,884	$86,538	Refinance	Cross K. Moceri and John J. Griggs	Cross K. Moceri and John J. Griggs
17		Loan	Shadow Lake Apartments	1.4%	Column Financial, Inc.	Column Financial, Inc.	$10,400,000	$10,362,347	$9,592,224	$45,449	Refinance	Ronald I. Eisenberg	Ronald I. Eisenberg
18		Loan	Peakview Office Plaza	1.3%	Column Financial, Inc.	Column Financial, Inc.	$9,800,000	$9,800,000	$7,200,686	$107	Acquisition	Alan Jay Kaufman	Alan Jay Kaufman
19		Loan	Holiday Inn & Suites Ann Arbor	1.3%	BSP	BSP	$9,750,000	$9,735,887	$7,544,720	$90,990	Acquisition	Asad M. Malik	Asad M. Malik
20		Loan	Arbor Hill Apartments	1.2%	MC - Five Mile	MC-FiveMile	$9,500,000	$9,480,863	$7,950,853	$45,581	Refinance	Chowdary Yalamanchili	Chowdary Yalamanchili
21		Loan	Landmark Centre	1.2%	The Bancorp Bank	The Bancorp Bank	$9,400,000	$9,400,000	$8,506,095	$124	Acquisition	KDI Investments, Inc.	KDI Investments, Inc.

A-1-3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID	Footnotes	Property Flag	Property Name	% of Initial Pool Balance	Mortgage Loan Originator	Mortgage Loan Seller(1)	Original Balance(2)(3)	Cut-off Date Balance(2)(3)	Maturity/ARD Balance(2)(10)	Cut-off Date Balance per SF/ Units/Rooms/Pads(2)	Loan Purpose	Sponsor(4)	Non-Recourse Carveout Guarantor(4)
22		Loan	Holiday Inn Express - Little Rock	1.1%	The Bancorp Bank	The Bancorp Bank	$8,600,000	$8,569,433	$7,093,255	$57,130	Acquisition	Prakash Rajamani, Tejal Desai & Andrew Winn	Prakash Rajamani, Tejal Desai & Andrew Winn
23		Loan	Walnut Street Retail Portfolio	1.1%	MC - Five Mile	MC-FiveMile	$8,272,500	$8,272,500	$7,299,252	$233	Refinance	Gregg Perelman and Todd E. Reidbord	Gregg Perelman and Todd E. Reidbord
24		Loan	Confederate Point Apartments	1.0%	Hunt	Column Financial, Inc.	$7,700,000	$7,700,000	$6,659,945	$37,561	Acquisition	Shlomoh Ben-David	Shlomoh Ben-David
25		Loan	White Lick Creek Apartments	1.0%	Column Financial, Inc.	Column Financial, Inc.	$7,400,000	$7,400,000	$6,531,544	$101,370	Refinance	David M. Conwill; Steven B. Kimmelman; Steven B. Kimmelman, as Trustee of the Jerome Kimmelman Gift Trust; Leslie Leohr; Leslie Leohr, as Trustee of the Phyllis E. Leohr Gift Trust	David M. Conwill; Steven B. Kimmelman; Steven B. Kimmelman, as Trustee of the Jerome Kimmelman Gift Trust; Leslie Leohr; Leslie Leohr, as Trustee of the Phyllis E. Leohr Gift Trust
26		Loan	Pebble Creek Collection	0.9%	The Bancorp Bank	The Bancorp Bank	$7,200,000	$7,200,000	$5,975,092	$160	Refinance	Edward M. Corrigan; Helen Corrigan	Edward M. Corrigan; Helen Corrigan
27		Loan	La Quinta Inn & Suites, Bonita Springs Naples North	0.8%	BSP	BSP	$6,175,000	$6,138,601	$5,060,745	$70,559	Acquisition	Leslie Ng	Leslie Ng
28		Loan	Antelope Multifamily Portfolio	0.8%	MC - Five Mile	MC-FiveMile	$6,125,000	$6,125,000	$5,145,076	$36,029	Refinance	Jefferson T. Ratliff	Jefferson T. Ratliff
28.1		Property	Ridgewood East	0.4%	MC - Five Mile	MC-FiveMile	$2,962,500	$2,962,500	$2,488,537	$36,029
28.2		Property	Water Valley	0.1%	MC - Five Mile	MC-FiveMile	$1,075,000	$1,075,000	$903,013	$36,029
28.3		Property	Senatobia Arms	0.1%	MC - Five Mile	MC-FiveMile	$727,500	$727,500	$611,109	$36,029
28.4		Property	Sardis Gardens	0.1%	MC - Five Mile	MC-FiveMile	$705,000	$705,000	$592,209	$36,029
28.5		Property	Flowers Square	0.1%	MC - Five Mile	MC-FiveMile	$655,000	$655,000	$550,208	$36,029
29		Loan	Chagrin Professional Office	0.8%	Hunt	Column Financial, Inc.	$6,100,000	$6,100,000	$5,255,897	$127	Refinance	Steven Passov; Bradley T. Kowit	Steven Passov; Bradley T. Kowit
30		Loan	Lakes of Ridgecrest Phase III	0.8%	Column Financial, Inc.	Column Financial, Inc.	$5,900,000	$5,900,000	$5,078,603	$115,686	Refinance	Leonard Pagon; David M. Conwill; Steven B. Kimmelman; Steven B. Kimmelman, as Trustee of the Jerome Kimmelman Gift Trust	Leonard Pagon; David M. Conwill; Steven B. Kimmelman; Steven B. Kimmelman, as Trustee of the Jerome Kimmelman Gift Trust
31		Loan	Tuscany Villas Apartments	0.8%	Hunt	Column Financial, Inc.	$5,850,000	$5,797,027	$4,833,417	$24,255	Refinance	Billie J. Minton; Rikki R. Rhoten	Billie J. Minton; Rikki R. Rhoten
32		Loan	Palmer Super Center	0.7%	MC - Five Mile	MC-FiveMile	$5,750,000	$5,728,417	$4,696,585	$57	Acquisition	James P. Lighthizer and Robert W. Neighoff	James P. Lighthizer and Robert W. Neighoff
33		Loan	Winter Garden Business Park	0.7%	The Bancorp Bank	The Bancorp Bank	$5,557,500	$5,557,500	$5,114,650	$61	Acquisition	Greggory Belzberg	Greggory Belzberg
34		Loan	Battery B at The Jeffrey Apartments	0.7%	Hunt	Column Financial, Inc.	$5,350,000	$5,350,000	$4,678,764	$95,536	Refinance	J. Daniel Schmidt	J. Daniel Schmidt
35		Loan	Taunton Depot Shopping Center	0.7%	MC - Five Mile	MC-FiveMile	$5,350,000	$5,338,361	$4,427,194	$190	Refinance	Joseph D. Rando	Joseph D. Rando
36		Loan	Cumberland Pointe	0.7%	Hunt	Column Financial, Inc.	$5,100,000	$5,100,000	$4,601,516	$306	Refinance	D. Kimbrough King, Jr.	D. Kimbrough King, Jr.
37		Loan	Banana Republic	0.6%	MC - Five Mile	MC-FiveMile	$4,850,000	$4,850,000	$4,279,405	$327	Refinance	Gregg Perelman and Todd E. Reidbord	Gregg Perelman and Todd E. Reidbord
38		Loan	Hawthorne Square	0.6%	MC - Five Mile	MC-FiveMile	$4,820,000	$4,820,000	$4,072,484	$336	Acquisition	Lawrence Maio and Sam Talpalatsky	Lawrence Maio and Sam Talpalatsky
39		Loan	539 Smith Street	0.6%	MC - Five Mile	MC-FiveMile	$4,800,000	$4,800,000	$4,228,207	$123	Acquisition	Nivea Developments Limited, Ardena Holdings Inc. and Pavona Lane LTD.	Nivea Developments Limited, Ardena Holdings Inc. and Pavona Lane LTD.
40		Loan	The Realty Building	0.6%	The Bancorp Bank	The Bancorp Bank	$4,792,500	$4,792,500	$4,792,500	$94	Acquisition	Abdulaziz H. Fahad	Abdulaziz H. Fahad
41		Loan	Lochaven Apartments	0.5%	Hunt	Column Financial, Inc.	$4,000,000	$4,000,000	$3,503,029	$27,972	Refinance	Maribeth Maxey; Ellis Maxey	Maribeth Maxey; Ellis Maxey
42		Loan	515 Westheimer	0.5%	MC - Five Mile	MC-FiveMile	$4,000,000	$3,981,685	$3,302,603	$304	Acquisition	Lawrence Maio and Sam Talpalatsky	Lawrence Maio and Sam Talpalatsky
43		Loan	Alexander House	0.5%	MC - Five Mile	MC-FiveMile	$4,000,000	$3,975,340	$3,253,655	$16,845	Refinance	Joseph R. Pryzant	Joseph R. Pryzant
44		Loan	TopSail Way Shopping Center	0.5%	The Bancorp Bank	The Bancorp Bank	$3,937,500	$3,933,295	$3,302,197	$62	Refinance	Milton Cail & Faith Kaplan	Milton Cail & Faith Kaplan
45		Loan	Aztec Square	0.4%	MC - Five Mile	MC-FiveMile	$3,450,000	$3,429,988	$2,834,913	$132	Refinance	James R. Wiss	James R. Wiss
46		Loan	Homecrest MHC	0.4%	Column Financial, Inc.	Column Financial, Inc.	$2,925,000	$2,925,000	$2,538,345	$31,117	Refinance	Daniel C. Fischer	Daniel C. Fischer
47		Loan	501 Bath Street	0.4%	MC - Five Mile	MC-FiveMile	$2,900,000	$2,900,000	$2,900,000	$179	Refinance	Alex N. Pananides	Alex N. Pananides
48		Loan	2100 & 2106 N. Orange Avenue	0.3%	Hunt	Column Financial, Inc.	$2,300,000	$2,278,861	$1,473,558	$203	Acquisition	Nancy Mina	Nancy Mina
49		Loan	Coastal Breeze Apartment Portfolio	0.3%	MC - Five Mile	MC-FiveMile	$2,150,000	$2,150,000	$1,899,744	$42,157	Acquisition	Brian Boehmcke and Hugh Cohen	Brian Boehmcke and Hugh Cohen
49.1		Property	Apple	0.1%	MC - Five Mile	MC-FiveMile	$1,080,000	$1,080,000	$954,290	$42,157
49.2		Property	Baltic	0.1%	MC - Five Mile	MC-FiveMile	$615,000	$615,000	$543,415	$42,157
49.3		Property	Maple	0.1%	MC - Five Mile	MC-FiveMile	$455,000	$455,000	$402,039	$42,157
50		Loan	Gross - Villa MHP	0.2%	Column Financial, Inc.	Column Financial, Inc.	$1,420,000	$1,420,000	$1,159,905	$17,531	Acquisition	Madeleine S. Gross	Madeleine S. Gross

A-1-4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

				MORTGAGED PROPERTY CHARACTERISTICS
Loan ID	Footnotes	Property Flag	Property Name	No. of Properties	General Property Type	Detailed Property Type	Title Type(5)(6)	Ground Lease Initial Lease Expiration Date(5)	Address	City	County	State	Zip Code	Year Built	Year Renovated	Net Rentable Area SF/Units/Acres/ Rooms/Pads(7)(8)	Units of Measure	Occupancy Rate(7)(8)	Occupancy Rate As-of Date	Appraised Value(9)	Appraisal As-of Date(9)
1		Loan	GLP Industrial Portfolio B	142	Industrial	Various	Fee		Various	Various	Various	Various	Various	Various		26,238,861	Square Feet	93.8%	10/1/2015	$2,081,000,000	Various
1.001		Property	Agave DC	1	Industrial	Distribution Warehouse	Fee		800 North 75th Avenue	Phoenix	Maricopa	AZ	85043	2009		1,267,110	Square Feet	100.0%	10/1/2015	$99,600,000	9/15/2015
1.002		Property	Lehigh Valley 13	1	Industrial	Warehouse	Fee		861 Nestle Way	Allentown	Lehigh	PA	18031	2000		822,500	Square Feet	100.0%	10/1/2015	$53,500,000	8/26/2015
1.003		Property	Frontier Logistics BTS	1	Industrial	Distribution Warehouse	Fee		3507 Pasadena Freeway	Pasadena	Harris	TX	77503	2015		600,004	Square Feet	100.0%	10/1/2015	$50,500,000	10/2/2015
1.004		Property	Sugarland Interchange DC	1	Industrial	Distribution Warehouse	Fee		1111 Gillingham Lane	Sugarland	Fort Bend	TX	77478	1995		486,263	Square Feet	100.0%	10/1/2015	$45,800,000	8/25/2015
1.005		Property	York - Willow Springs	1	Industrial	Warehouse	Fee		105 Willow Springs Lane	York	York	PA	17406	2009		624,000	Square Feet	100.0%	10/1/2015	$44,300,000	8/27/2015
1.006		Property	Atlanta - Liberty DC	1	Industrial	Distribution Warehouse	Fee		127 Liberty Industrial Parkway	McDonough	Henry	GA	30253	2006		851,349	Square Feet	100.0%	10/1/2015	$41,600,000	8/31/2015
1.007		Property	South Bay DC	1	Industrial	Distribution Warehouse	Fee		588 Crenshaw Boulevard	Torrance	Los Angeles	CA	90503	2013		265,440	Square Feet	100.0%	10/1/2015	$40,000,000	9/15/2015
1.008		Property	Sorensen Industrial	1	Industrial	Distribution Warehouse	Fee		9306 Sorensen Avenue	Santa Fe Springs	Los Angeles	CA	90670	2012		305,422	Square Feet	100.0%	10/1/2015	$39,200,000	9/15/2015
1.009		Property	Miramar DC	1	Industrial	Warehouse	Fee		11500 Miramar Parkway	Miramar	Broward	FL	33025	2002		289,300	Square Feet	100.0%	10/1/2015	$38,600,000	8/24/2015
1.010		Property	York DC II	1	Industrial	Warehouse	Fee		3300 Espresso Way	York	York	PA	17406	2011		603,000	Square Feet	100.0%	10/1/2015	$36,000,000	8/27/2015
1.011		Property	Carlisle DC Bldg 1	1	Industrial	Warehouse	Fee		5 True Temper Drive	Carlisle	Cumberland	PA	17015	2001		511,760	Square Feet	100.0%	10/1/2015	$35,500,000	8/27/2015
1.012		Property	Portside Distribution Center	1	Industrial	Distribution Warehouse	Fee		1401 St. Paul Avenue	Tacoma	Pierce	WA	98421	2007		416,050	Square Feet	100.0%	10/1/2015	$33,500,000	7/9/2015
1.013		Property	Marina West A	1	Industrial	Distribution Warehouse	Fee		13900 North West 2nd Street	Sunrise	Broward	FL	33325	2002		276,175	Square Feet	100.0%	10/1/2015	$32,900,000	8/24/2015
1.014		Property	Fremont East Bay DC	1	Industrial	Distribution Warehouse	Fee		48350 Fremont Boulevard	Fremont	Alameda	CA	94538	1990		246,450	Square Feet	100.0%	10/1/2015	$29,400,000	8/27/2015
1.015		Property	Harbor Gateway DC	1	Industrial	Distribution Warehouse	Fee		1580 Francisco Street	Torrance	Los Angeles	CA	90501	2000		184,815	Square Feet	100.0%	10/1/2015	$29,400,000	9/15/2015
1.016		Property	Imperial DC 1	1	Industrial	Distribution Warehouse	Fee		19802 Imperial Valley Drive	Houston	Harris	TX	77073	2014		328,020	Square Feet	100.0%	10/1/2015	$29,200,000	10/2/2015
1.017		Property	Westport DC Bldg B	1	Industrial	Distribution Warehouse	Fee		6195 West South 300 Street	Salt Lake City	Salt Lake	UT	84104	2008		409,374	Square Feet	100.0%	10/1/2015	$28,600,000	9/1/2015
1.018		Property	Westport DC Bldg A	1	Industrial	Distribution Warehouse	Fee		6075 West 300 South	Salt Lake City	Salt Lake	UT	84104	2007		350,892	Square Feet	100.0%	10/1/2015	$27,700,000	9/1/2015
1.019		Property	Auburn DC	1	Industrial	Distribution Warehouse	Fee		521 8th Street South West	Auburn	King	WA	98001	1999		283,450	Square Feet	100.0%	10/1/2015	$25,600,000	7/9/2015
1.020		Property	Southaven DC Bldg 2	1	Industrial	Distribution Warehouse	Fee		8474 Market Place	Southaven	Desoto	MS	38671	2004		602,500	Square Feet	100.0%	10/1/2015	$24,600,000	8/27/2015
1.021		Property	Marina West DC II Bldg 1	1	Industrial	Distribution Warehouse	Fee		900 International Parkway	Sunrise	Broward	FL	33325	1994		200,000	Square Feet	100.0%	10/1/2015	$24,200,000	8/24/2015
1.022		Property	Buckeye DC Bldg 1	1	Industrial	Distribution Warehouse	Fee		6825 West Buckeye Road	Phoenix	Maricopa	AZ	85043	2008		380,569	Square Feet	100.0%	10/1/2015	$23,800,000	9/15/2015
1.023		Property	York DC III	1	Industrial	Warehouse	Fee		275 Cross Farm Lane	York	York	PA	17406	2009		342,160	Square Feet	100.0%	10/1/2015	$23,700,000	8/27/2015
1.024		Property	Orange County DC	1	Industrial	Distribution Warehouse	Fee		200 Boysenberry Lane	Placentia	Orange	CA	92870	1985		198,275	Square Feet	100.0%	10/1/2015	$23,100,000	9/15/2015
1.025		Property	Kent Valley DC II	1	Industrial	Distribution Warehouse	Fee		6111 South 228th Street	Kent	King	WA	98032	1995		228,907	Square Feet	100.0%	10/1/2015	$22,900,000	7/9/2015
1.026		Property	Memphis IC III	1	Industrial	Distribution Warehouse	Fee		5625 Challenge Drive	Memphis	Shelby	TN	38115	1998		582,098	Square Feet	100.0%	10/1/2015	$22,200,000	8/27/2015
1.027		Property	Pinole Point Building #1	1	Industrial	Distribution Warehouse	Fee		2900 Atlas Road	Richmond	Contra Costa	CA	94806	1999		200,000	Square Feet	100.0%	10/1/2015	$21,600,000	8/27/2015
1.028		Property	Cactus DC II	1	Industrial	Distribution Warehouse	Fee		4747 West Buckeye Road	Phoenix	Maricopa	AZ	85043	2007		376,760	Square Feet		10/1/2015	$21,100,000	9/15/2015
1.029		Property	Fairburn DC	1	Industrial	Distribution Warehouse	Fee		7300 Oakley Industrial Boulevard	Atlanta	Fulton	GA	30213	1995		346,224	Square Feet	100.0%	10/1/2015	$20,500,000	8/31/2015
1.030		Property	Windfern Distribution Center II	1	Industrial	Distribution Warehouse	Fee		6323-6377 Windfern Road	Houston	Harris	TX	77040	1999		245,700	Square Feet	100.0%	10/1/2015	$20,200,000	8/31/2015
1.031		Property	Miami DC	1	Industrial	Distribution Warehouse	Fee		10733-10763 North West 123rd Street	Medley	Miami-Dade	FL	33178	2013		185,520	Square Feet	100.0%	10/1/2015	$19,700,000	8/24/2015
1.032		Property	Southpoint F	1	Industrial	Distribution Warehouse	Fee		4000 South Corporate Parkway	Forest Park	Clayton	GA	30297	2001		358,360	Square Feet	100.0%	10/1/2015	$19,300,000	8/31/2015
1.033		Property	Industrial Parkway DC	1	Industrial	Distribution Warehouse	Fee		3710 Atlanta Industrial Parkway North West	Atlanta	Fulton	GA	30331	1986		443,800	Square Feet	100.0%	10/1/2015	$19,000,000	9/1/2015
1.034		Property	Chickasaw DC	1	Industrial	Distribution Warehouse	Fee		6380 Holmes Road	Memphis	Shelby	TN	38141	2004		437,940	Square Feet	100.0%	10/1/2015	$18,700,000	8/27/2015
1.035		Property	Valley Crossings	1	Industrial	Warehouse	Fee		2834 Schoeneck Road	Lower Macungie	Lehigh	PA	18062	1997		270,000	Square Feet	100.0%	10/1/2015	$18,600,000	8/26/2015
1.036		Property	Buckeye DC Bldg 2	1	Industrial	Distribution Warehouse	Fee		6913 West Buckeye Road	Phoenix	Maricopa	AZ	85043	2008		303,495	Square Feet	100.0%	10/1/2015	$18,400,000	9/15/2015
1.037		Property	Southpoint B	1	Industrial	Distribution Warehouse	Fee		2500 Southpoint Drive	Forest Park	Clayton	GA	30297	1996		297,000	Square Feet	100.0%	10/1/2015	$17,600,000	8/31/2015
1.038		Property	Hartman Business Center I	1	Industrial	Distribution Warehouse	Fee		675 Hartman Road	Austell	Cobb	GA	30168	2003		353,983	Square Feet	100.0%	10/1/2015	$17,600,000	8/31/2015
1.039		Property	Artesia DC	1	Industrial	Distribution Warehouse	Fee		1200 W Artesia Boulevard	Compton	Los Angeles	CA	90220	1972		151,800	Square Feet	100.0%	10/1/2015	$17,100,000	9/15/2015
1.040		Property	Bell Gardens Distribution Center #3	1	Industrial	Distribution Warehouse	Fee		8457 South Eastern Avenue	Bell Gardens	Los Angeles	CA	90201	1970		166,261	Square Feet	100.0%	10/1/2015	$15,600,000	9/15/2015
1.041		Property	Marina West B	1	Industrial	Distribution Warehouse	Fee		13800 North West 2nd Street	Sunrise	Broward	FL	33325	2002		115,680	Square Feet	100.0%	10/1/2015	$15,600,000	8/24/2015
1.042		Property	Renton DC	1	Industrial	Distribution Warehouse	Fee		1905 Raymond Avenue South West	Renton	King	WA	98057	1997		126,660	Square Feet	100.0%	10/1/2015	$15,500,000	7/9/2015
1.043		Property	Southpoint A	1	Industrial	Distribution Warehouse	Fee		1500 Southpoint Drive	Forest Park	Clayton	GA	30297	1997		218,875	Square Feet	100.0%	10/1/2015	$15,300,000	8/31/2015
1.044		Property	Westfork A5	1	Industrial	Distribution Warehouse	Fee		750 Maxham Road	Lithia Springs	Douglas	GA	30122	2001		315,095	Square Feet	63.3%	10/1/2015	$15,300,000	8/31/2015
1.045		Property	Marina West DC II Bldg 2	1	Industrial	Distribution Warehouse	Fee		14599 North West 8th Street	Sunrise	Broward	FL	33325	1995		143,000	Square Feet	100.0%	10/1/2015	$15,300,000	8/24/2015
1.046		Property	Pinole Point Building #2	1	Industrial	Distribution Warehouse	Fee		2500 Atlas Road	Richmond	Contra Costa	CA	94806	2000		143,250	Square Feet	100.0%	10/1/2015	$15,100,000	8/27/2015
1.047		Property	Salt Lake DC II	1	Industrial	Warehouse	Fee		1770 South 5500 West	Salt Lake City	Salt Lake	UT	84104	2011		190,000	Square Feet	100.0%	10/1/2015	$14,900,000	9/1/2015
1.048		Property	Northwest 8 Industrial Center II	1	Industrial	Flex	Fee		6350 West Sam Houston Parkway North	Houston	Harris	TX	77041	2001		99,175	Square Feet	61.2%	10/1/2015	$14,800,000	8/31/2015
1.049		Property	Salt Lake DC I	1	Industrial	Warehouse	Fee		1730 South 5500 West	Salt Lake City	Salt Lake	UT	84104	2007		190,000	Square Feet	100.0%	10/1/2015	$14,600,000	9/1/2015
1.050		Property	Southshore Commerce Center C	1	Industrial	Distribution Warehouse	Fee		4131-4293 North East 189th Avenue	Gresham	Multnomah	OR	97230	1999		179,457	Square Feet	100.0%	10/1/2015	$14,500,000	9/2/2015
1.051		Property	Pinole Point Building #3	1	Industrial	Distribution Warehouse	Fee		2100 Atlas Road	Richmond	Contra Costa	CA	94806	2001		131,504	Square Feet	100.0%	10/1/2015	$14,300,000	8/27/2015
1.052		Property	Steamboat DC	1	Industrial	Warehouse	Fee		75 Steamboat Boulevard	York	York	PA	17345	2002		193,160	Square Feet	100.0%	10/1/2015	$14,300,000	8/27/2015
1.053		Property	Palo Verde DC	1	Industrial	Distribution Warehouse	Fee		9704 West Roosevelt	Tolleson	Maricopa	AZ	85353	1994		302,640	Square Feet		10/1/2015	$14,100,000	9/15/2015
1.054		Property	South San Francisco DC II	1	Industrial	Distribution Warehouse	Fee		1200-1220 San Mateo Avenue	San Bruno	San Mateo	CA	94080	1977		86,918	Square Feet	100.0%	10/1/2015	$13,700,000	8/28/2015
1.055		Property	Westfork C4	1	Industrial	Distribution Warehouse	Fee		850 Maxham Road	Lithia Springs	Douglas	GA	30122	1999		292,281	Square Feet	23.5%	10/1/2015	$13,400,000	8/31/2015
1.056		Property	South San Francisco DC	1	Industrial	Distribution Warehouse	Fee		155 South Hill Drive	Brisbane	San Mateo	CA	94005	1972		87,000	Square Feet	100.0%	10/1/2015	$13,100,000	8/28/2015
1.057		Property	Southshore Commerce Center A	1	Industrial	Distribution Warehouse	Fee		18550-18870 North East Riverside Parkway	Gresham	Multnomah	OR	97230	1999		165,000	Square Feet	100.0%	10/1/2015	$12,800,000	9/2/2015
1.058		Property	Kent Valley DC IV	1	Industrial	Distribution Warehouse	Fee		6305 South 231st Street	Kent	King	WA	98032	1995		115,189	Square Feet	100.0%	10/1/2015	$12,400,000	7/9/2015
1.059		Property	Carlisle DC Bldg 2	1	Industrial	Warehouse	Fee		700 Allen Road	Carlisle	Cumberland	PA	17015	2001		181,990	Square Feet	100.0%	10/1/2015	$12,400,000	8/27/2015
1.060		Property	Bluegrass DC Bldg 4	1	Industrial	Light Industrial	Fee		1880 McFarland Road	Alpharetta	Fulton	GA	30004	2000		136,238	Square Feet	100.0%	10/1/2015	$12,300,000	10/1/2015
1.061		Property	Westfork A4	1	Industrial	Distribution Warehouse	Fee		825 Maxham Road	Lithia Springs	Douglas	GA	30122	1997		228,576	Square Feet	100.0%	10/1/2015	$12,200,000	8/31/2015
1.062		Property	Beltway Crossing DC Bldg 2	1	Industrial	Distribution Warehouse	Fee		13323 South Gessner Road	Missouri City	Harris	TX	77489	2009		166,400	Square Feet	100.0%	10/1/2015	$12,100,000	8/5/2015
1.063		Property	Ritner DC	1	Industrial	Warehouse	Fee		1627 Ritner Highway	Carlisle	Cumberland	PA	17013	1980		202,000	Square Feet	100.0%	10/1/2015	$12,000,000	8/27/2015
1.064		Property	Hartman Business Center II	1	Industrial	Distribution Warehouse	Fee		555 Hartman Road	Austell	Cobb	GA	30168	2006		261,799	Square Feet		10/1/2015	$11,400,000	8/31/2015
1.065		Property	Hayward DC	1	Industrial	Distribution Warehouse	Fee		3528 Arden Road	Hayward	Alameda	CA	94545	1999		101,805	Square Feet	100.0%	10/1/2015	$11,300,000	8/27/2015
1.066		Property	Houston DC Bldg 1	1	Industrial	Distribution Warehouse	Fee		9830-9856 East Freeway	Houston	Harris	TX	77029	1980		219,243	Square Feet	100.0%	10/1/2015	$10,600,000	9/1/2015
1.067		Property	Kent Valley DC	1	Industrial	Distribution Warehouse	Fee		7050 South 216th Street	Kent	King	WA	98032	1983		125,000	Square Feet	100.0%	10/1/2015	$10,500,000	7/9/2015
1.068		Property	Lehigh Valley 9	1	Industrial	Warehouse	Fee		7520 Morris Court	Allentown	Lehigh	PA	18106	1989		154,156	Square Feet	100.0%	10/1/2015	$10,400,000	8/26/2015
1.069		Property	Beltway Crossing DC Bldg 3	1	Industrial	Distribution Warehouse	Fee		13443 South Gessner Road	Missouri City	Harris	TX	77489	2013		116,480	Square Feet	100.0%	10/1/2015	$10,400,000	8/5/2015
1.070		Property	Southaven DC Bldg 1	1	Industrial	Distribution Warehouse	Fee		481 Airport Industrial Drive	Southaven	Desoto	MS	38671	2003		246,564	Square Feet	100.0%	10/1/2015	$10,300,000	8/27/2015
1.071		Property	Bluegrass DC Bldg 1	1	Industrial	Light Industrial	Fee		1665 Bluegrass Lakes Parkway	Alpharetta	Fulton	GA	30004	1999		112,000	Square Feet	100.0%	10/1/2015	$10,200,000	10/1/2015
1.072		Property	Suwanee Point Building 200	1	Industrial	Light Industrial	Fee		300 Brogdon Road	Atlanta	Fulton	GA	30024	2007		105,972	Square Feet	100.0%	10/1/2015	$10,100,000	10/1/2015
1.073		Property	Tamarac Business Center I	1	Industrial	Light Industrial	Fee		6701 Nob Hill Road	Tamarac	Broward	FL	33321	1997		90,000	Square Feet	100.0%	10/1/2015	$9,600,000	8/24/2015
1.074		Property	Gwinnett DC Bldg 1	1	Industrial	Light Industrial	Fee		7575 Ponce De Leon Circle	Doraville	DeKalb	GA	30340	1972		201,440	Square Feet	100.0%	10/1/2015	$9,200,000	10/1/2015
1.075		Property	Houston DC Bldg 3	1	Industrial	Distribution Warehouse	Fee		552-598 Garden Oaks Boulevard	Houston	Harris	TX	77018	1977		192,430	Square Feet	100.0%	10/1/2015	$9,100,000	8/31/2015
1.076		Property	Broadway 101 CC Bldg 9	1	Industrial	Flex, light industrial, distribution	Fee		2260 West Broadway Road	Mesa	Maricopa	AZ	85202	2007		97,554	Square Feet	100.0%	10/1/2015	$9,000,000	9/15/2015
1.077		Property	Iron Run DC	1	Industrial	Warehouse	Fee		6755 Snowdrift Road	Allentown	Lehigh	PA	18106	1988		125,000	Square Feet	100.0%	10/1/2015	$9,000,000	8/26/2015
1.078		Property	Windfern Distribution Center I	1	Industrial	Distribution Warehouse	Fee		6381-6399 Windfern Road	Houston	Harris	TX	77040	1999		128,460	Square Feet	100.0%	10/1/2015	$8,600,000	8/31/2015
1.079		Property	Miami DC II	1	Industrial	Light Industrial	Fee		2750 North West 84th Avenue	Miami	Miami-Dade	FL	33122	1996		70,000	Square Feet	100.0%	10/1/2015	$8,600,000	8/24/2015
1.080		Property	Southshore Commerce Center B	1	Industrial	Distribution Warehouse	Fee		4122-4286 North East 185th Drive	Gresham	Multnomah	OR	97230	1999		103,500	Square Feet	100.0%	10/1/2015	$8,500,000	9/2/2015
1.081		Property	Suwanee Point Building 100	1	Industrial	Light Industrial	Fee		4103 Tench Road	Atlanta	Fulton	GA	30024	2007		125,725	Square Feet	89.3%	10/1/2015	$8,400,000	10/1/2015
1.082		Property	Beltway Crossing DC Bldg 1	1	Industrial	Distribution Warehouse	Fee		13423 South Gessner Road	Missouri City	Harris	TX	77489	2009		116,480	Square Feet	100.0%	10/1/2015	$8,100,000	8/5/2015
1.083		Property	Southshore Commerce Center D	1	Industrial	Distribution Warehouse	Fee		18792 Northeast Portal Way	Gresham	Multnomah	OR	97230	2002		96,608	Square Feet	100.0%	10/1/2015	$8,100,000	9/2/2015
1.084		Property	Broadway 101 CC Bldg 11	1	Industrial	Flex, light industrial, distribution	Fee		2160 West Broadway Road	Mesa	Maricopa	AZ	85202	2007		106,106	Square Feet	100.0%	10/1/2015	$8,000,000	9/15/2015
1.085		Property	Lehigh Valley DC II	1	Industrial	Warehouse	Fee		7130 Ambassador Drive	Allentown	Lehigh	PA	18106	1991		114,049	Square Feet	100.0%	10/1/2015	$7,800,000	8/26/2015
1.086		Property	Memphis IC I	1	Industrial	Distribution Warehouse	Fee		4001 Hickory Hills Road	Memphis	Shelby	TN	38115	1996		200,000	Square Feet	100.0%	10/1/2015	$7,600,000	8/27/2015
1.087		Property	Broadway 101 CC Bldg 6	1	Industrial	Flex, light industrial, distribution	Fee		2350 West Broadway Road	Mesa	Maricopa	AZ	85202	2005		96,120	Square Feet	100.0%	10/1/2015	$7,400,000	9/15/2015
1.088		Property	Lehigh Valley 10	1	Industrial	Warehouse	Fee		7566 Morris Court	Allentown	Lehigh	PA	18106	1991		111,300	Square Feet	100.0%	10/1/2015	$7,300,000	8/26/2015
1.089		Property	Beltway Crossing DC Bldg 4	1	Industrial	Distribution Warehouse	Fee		13513 South Gessner Road	Missouri City	Harris	TX	77489	2013		91,520	Square Feet	100.0%	10/1/2015	$7,200,000	8/5/2015
1.090		Property	Northwest 8 Industrial Center I	1	Industrial	Flex	Fee		6360 West Sam Houston Parkway North	Houston	Harris	TX	77041	2001		42,143	Square Feet	100.0%	10/1/2015	$6,900,000	8/31/2015
1.091		Property	Bluegrass DC Bldg 3	1	Industrial	Light Industrial	Fee		1490 Bluegrass Lakes Parkway	Alpharetta	Fulton	GA	30004	1996		72,000	Square Feet	100.0%	10/1/2015	$6,800,000	10/1/2015
1.092		Property	Andover DC Bldg A	1	Industrial	Warehouse	Fee		581 Strander Boulevard	Tukwila	King	WA	98188	1967		81,225	Square Feet	100.0%	10/1/2015	$6,700,000	7/9/2015
1.093		Property	Bluegrass DC Bldg 2	1	Industrial	Light Industrial	Fee		1492 Bluegrass Lakes Parkway	Alpharetta	Fulton	GA	30004	1995		69,000	Square Feet	100.0%	10/1/2015	$6,500,000	10/1/2015
1.094		Property	Andover DC Bldg B	1	Industrial	Warehouse	Fee		551 Strander Boulevard	Tukwila	King	WA	98188	1967		81,660	Square Feet	100.0%	10/1/2015	$6,400,000	7/9/2015
1.095		Property	Broadway 101 CC Bldg 5	1	Industrial	Flex, light industrial, distribution	Fee		2360 West Broadway Road	Mesa	Maricopa	AZ	85202	2005		85,533	Square Feet	100.0%	10/1/2015	$6,400,000	9/15/2015
1.096		Property	Broadway 101 CC Bldg 8	1	Industrial	Flex, light industrial, distribution	Fee		2150 West Broadway Road	Mesa	Maricopa	AZ	85202	2007		68,175	Square Feet	70.0%	10/1/2015	$6,400,000	9/15/2015
1.097		Property	Broadway 101 CC Bldg 10	1	Industrial	Flex, light industrial, distribution	Fee		2166 West Broadway Road	Mesa	Maricopa	AZ	85202	2007		85,533	Square Feet	100.0%	10/1/2015	$6,400,000	9/15/2015
1.098		Property	Broadway 101 CC Bldg 4	1	Industrial	Flex, light industrial, distribution	Fee		2250 West Broadway Road	Mesa	Maricopa	AZ	85202	2005		65,310	Square Feet	100.0%	10/1/2015	$6,300,000	9/15/2015
1.099		Property	Lehigh Valley 11	1	Industrial	Warehouse	Fee		6829 Ruppsville Road	Allentown	Lehigh	PA	18106	1986		100,000	Square Feet	100.0%	10/1/2015	$6,200,000	8/26/2015
1.100		Property	Tamarac Commerce Center	1	Industrial	Light Industrial	Fee		6501 Nob Hill Road	Tamarac	Broward	FL	33321	2005		49,100	Square Feet	100.0%	10/1/2015	$6,000,000	8/24/2015
1.101		Property	Houston DC Bldg 2	1	Industrial	Distribution Warehouse	Fee		6323 Brookhill Drive	Houston	Harris	TX	77087	1979		123,536	Square Feet	60.1%	10/1/2015	$6,000,000	9/1/2015
1.102		Property	Marina West DC II Bldg 3	1	Industrial	Distribution Warehouse	Fee		13801 North West 4th Street	Sunrise	Broward	FL	33325	1987		58,650	Square Feet		10/1/2015	$6,000,000	8/24/2015
1.103		Property	Broadway 101 CC Bldg 3	1	Industrial	Flex, light industrial, distribution	Fee		2340 West Broadway Road	Mesa	Maricopa	AZ	85202	2005		65,310	Square Feet	100.0%	10/1/2015	$5,900,000	9/15/2015
1.104		Property	Commerce Park Medical Center	1	Industrial	Flex	Fee		9303-9349 Kirby Drive	Houston	Harris	TX	77054	1985		51,914	Square Feet	100.0%	10/1/2015	$5,500,000	9/1/2015
1.105		Property	Houston IC	1	Industrial	Light Industrial	Fee		4601 South Pinemont	Houston	Harris	TX	77041	1980		67,180	Square Feet	100.0%	10/1/2015	$5,400,000	8/31/2015
1.106		Property	Gwinnett DC Bldg 2	1	Industrial	Light Industrial	Fee		7585 Ponce De Leon Circle	Doraville	DeKalb	GA	30340	1972		115,228	Square Feet	89.5%	10/1/2015	$5,400,000	10/1/2015
1.107		Property	Weston Business Center	1	Industrial	Light Industrial	Fee		3260 Meridian Parkway	Weston	Broward	FL	33331	1996		35,447	Square Feet	100.0%	10/1/2015	$5,300,000	8/24/2015
1.108		Property	Kent Valley DC III	1	Industrial	Light Industrial	Fee		22640 West Valley Highway	Kent	King	WA	98032	1979		50,450	Square Feet	100.0%	10/1/2015	$5,300,000	7/9/2015
1.109		Property	Commerce Park SW 2	1	Industrial	Flex	Fee		13003 Southwest Freeway	Stafford	Harris	TX	77477	1981		49,900	Square Feet	100.0%	10/1/2015	$5,200,000	8/27/2015
1.110		Property	Commerce Park Westchase 3	1	Industrial	Flex	Fee		3662-3698 Westchase Drive	Houston	Harris	TX	77042	1984		61,580	Square Feet	100.0%	10/1/2015	$5,100,000	8/27/2015
1.111		Property	Lehigh Valley 12	1	Industrial	Warehouse	Fee		6831 Ruppsville Road	Allentown	Lehigh	PA	18106	1987		80,000	Square Feet	100.0%	10/1/2015	$4,900,000	8/26/2015
1.112		Property	Houston DC Bldg 4	1	Industrial	Distribution Warehouse	Fee		3800-3898 West 11th Street	Houston	Harris	TX	77055	1973		106,725	Square Feet	100.0%	10/1/2015	$4,900,000	8/31/2015
1.113		Property	Valley Forge 1	1	Industrial	Flex	Fee		2495 Boulevard of the Generals	Valley Forge	Montgomery	PA	19403	1988		65,723	Square Feet	85.1%	10/1/2015	$4,800,000	8/26/2015
1.114		Property	Valley Forge 2	1	Industrial	Flex	Fee		2562 Boulevard of the Generals	Valley Forge	Montgomery	PA	19403	1970		62,800	Square Feet	100.0%	10/1/2015	$4,800,000	8/26/2015

A-1-5

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

				MORTGAGED PROPERTY CHARACTERISTICS
Loan ID	Footnotes	Property Flag	Property Name	No. of Properties	General Property Type	Detailed Property Type	Title Type(5)(6)	Ground Lease Initial Lease Expiration Date(5)	Address	City	County	State	Zip Code	Year Built	Year Renovated	Net Rentable Area SF/Units/Acres/ Rooms/Pads(7)(8)	Units of Measure	Occupancy Rate(7)(8)	Occupancy Rate As-of Date	Appraised Value(9)	Appraisal As-of Date(9)
1.115		Property	Bell Gardens Distribution Center #1	1	Industrial	Distribution Warehouse	Fee		8429-8433 South Eastern Avenue	Bell Gardens	Los Angeles	CA	90201	1970		48,541	Square Feet	100.0%	10/1/2015	$4,700,000	9/15/2015
1.116		Property	Commerce Park SW 4	1	Industrial	Flex	Fee		4910 Wright Road	Stafford	Harris	TX	77477	1981		42,742	Square Feet	100.0%	10/1/2015	$4,700,000	8/27/2015
1.117		Property	Broadway 101 CC Bldg 1	1	Industrial	Flex, light industrial, distribution	Fee		2330 West Broadway Road	Mesa	Maricopa	AZ	85202	2005		46,879	Square Feet	58.5%	10/1/2015	$4,700,000	9/15/2015
1.118		Property	Bell Gardens Distribution Center #2	1	Industrial	Distribution Warehouse	Fee		8435 South Eastern Avenue	Bell Gardens	Los Angeles	CA	90201	1970		48,600	Square Feet	100.0%	10/1/2015	$4,500,000	9/15/2015
1.119		Property	Commerce Park SW 1	1	Industrial	Flex	Fee		12919 Southwest Freeway	Stafford	Harris	TX	77477	1981		40,813	Square Feet	95.2%	10/1/2015	$4,500,000	8/27/2015
1.120		Property	Tamarac Business Center II	1	Industrial	Light Industrial	Fee		10101 North West 67th Street	Tamarac	Broward	FL	33321	1997		35,000	Square Feet	100.0%	10/1/2015	$4,200,000	8/24/2015
1.121		Property	Broadway 101 CC Bldg 2	1	Industrial	Flex, light industrial, distribution	Fee		2240 West Broadway Road	Mesa	Maricopa	AZ	85202	2005		44,854	Square Feet	70.0%	10/1/2015	$4,100,000	9/15/2015
1.122		Property	Commerce Park Westchase 2	1	Industrial	Flex	Fee		3630-3660 Westchase Drive	Houston	Harris	TX	77042	1984		48,197	Square Feet	100.0%	10/1/2015	$4,000,000	8/27/2015
1.123		Property	Memphis IC II	1	Industrial	Distribution Warehouse	Fee		4105 Hickory Hills Road	Memphis	Shelby	TN	38115	1996		106,844	Square Feet	73.6%	10/1/2015	$3,900,000	8/27/2015
1.124		Property	Commerce Park NW 3	1	Industrial	Flex	Fee		8801 Jameel Street	Houston	Harris	TX	77040	1980		47,450	Square Feet	100.0%	10/1/2015	$3,700,000	8/31/2015
1.125		Property	Commerce Park NW 4	1	Industrial	Flex	Fee		8901 Jameel Street	Houston	Harris	TX	77040	1980		47,510	Square Feet	48.1%	10/1/2015	$3,700,000	8/31/2015
1.126		Property	Commerce Park SW 3	1	Industrial	Flex	Fee		4850 Wright Road	Stafford	Harris	TX	77477	1981		42,695	Square Feet	100.0%	10/1/2015	$3,700,000	8/27/2015
1.127		Property	Commerce Park Westchase 1	1	Industrial	Flex	Fee		3602-3628 Westchase Drive	Houston	Harris	TX	77042	1984		48,148	Square Feet	100.0%	10/1/2015	$3,700,000	8/27/2015
1.128		Property	Commerce Park NW 2	1	Industrial	Flex	Fee		8601 Jameel Street	Houston	Harris	TX	77040	1980		45,000	Square Feet	100.0%	10/1/2015	$3,600,000	8/31/2015
1.129		Property	Broadway 101 CC Bldg 7	1	Industrial	Flex, light industrial, distribution	Fee		2140 West Broadway Road	Mesa	Maricopa	AZ	85202	2007		47,045	Square Feet	16.9%	10/1/2015	$3,600,000	9/15/2015
1.130		Property	Commerce Park NW 1	1	Industrial	Flex	Fee		6001 Stonington	Houston	Harris	TX	77040	1980		45,000	Square Feet	100.0%	10/1/2015	$3,500,000	8/31/2015
1.131		Property	Lakeview BC Bldg 1	1	Industrial	Light Industrial	Fee		2201 Stirling Road	Dania Beach	Broward	FL	33312	1985		40,000	Square Feet	100.0%	10/1/2015	$3,500,000	8/24/2015
1.132		Property	Ft. Lauderdale Industrial II	1	Industrial	Light Industrial	Fee		3585 North West 54th Street	Fort Lauderdale	Broward	FL	33309	1991		24,490	Square Feet	100.0%	10/1/2015	$3,100,000	8/24/2015
1.133		Property	Valley Forge 3	1	Industrial	Flex	Fee		2564 Boulevard of the Generals	Valley Forge	Montgomery	PA	19403	1984		40,000	Square Feet	100.0%	10/1/2015	$2,900,000	8/26/2015
1.134		Property	Lakeview BC Bldg 7	1	Industrial	Light Industrial	Fee		2381-2385 Stirling Road	Dania Beach	Broward	FL	33312	1987		31,497	Square Feet	100.0%	10/1/2015	$2,800,000	8/24/2015
1.135		Property	Lakeview BC Bldg 4	1	Industrial	Light Industrial	Fee		2317-2321 Stirling Road	Dania Beach	Broward	FL	33312	1987		31,153	Square Feet	100.0%	10/1/2015	$2,700,000	8/24/2015
1.136		Property	Lakeview BC Bldg 5	1	Industrial	Light Industrial	Fee		2333-2345 Stirling Road	Dania Beach	Broward	FL	33312	1987		31,326	Square Feet	23.4%	10/1/2015	$2,700,000	8/24/2015
1.137		Property	Commerce Park SW 5	1	Industrial	Flex	Fee		5010 Wright Road	Stafford	Harris	TX	77477	1981		30,620	Square Feet	100.0%	10/1/2015	$2,600,000	8/27/2015
1.138		Property	Lakeview BC Bldg 6	1	Industrial	Light Industrial	Fee		2349-2363 Stirling Road	Dania Beach	Broward	FL	33312	1987		30,888	Square Feet	100.0%	10/1/2015	$2,600,000	8/24/2015
1.139		Property	Valley Forge 4	1	Industrial	Flex	Fee		603 General Washington Ave	Valley Forge	Montgomery	PA	19403	1991		31,836	Square Feet	100.0%	10/1/2015	$2,400,000	8/26/2015
1.140		Property	Lakeview BC Bldg 3	1	Industrial	Light Industrial	Fee		2301 - 2315 Stirling Road	Dania Beach	Broward	FL	33312	1987		27,086	Square Feet	100.0%	10/1/2015	$2,400,000	8/24/2015
1.141		Property	Lakeview BC Bldg 2	1	Industrial	Light Industrial	Fee		2217 Stirling Road	Dania Beach	Broward	FL	33312	1985		18,400	Square Feet	100.0%	10/1/2015	$1,700,000	8/24/2015
1.142		Property	Ft. Lauderdale Industrial I	1	Industrial	Light Industrial	Fee		5330 North West 35th Avenue	Fort Lauderdale	Broward	FL	33309	1987		10,000	Square Feet	100.0%	10/1/2015	$1,300,000	8/24/2015
2		Loan	200 Forest Street	1	Office	Suburban	Fee		200 Forest Street	Marlborough	Middlesex	MA	01752	1970	2012-2015	541,747	Square Feet	88.4%	3/5/2016	$136,000,000	1/19/2016
3		Loan	Quaker Bridge Mall	1	Retail	Regional Mall	Fee		3320 Brunswick Pike	Lawrenceville	Mercer	NJ	08648	1976	1988-89, 1995, 2001, 2011-2013	357,221	Square Feet	84.2%	2/23/2016	$333,000,000	3/4/2016
4		Loan	Laurel Corporate Center	5	Office	Suburban	Fee		Various	Mount Laurel	Burlington	NJ	08054	Various	Various	560,147	Square Feet	83.9%	3/31/2016	$64,800,000	9/8/2015
4.1		Property	10000 Midlantic Drive	1	Office	Suburban	Fee		10000 Midatlantic Drive	Mount Laurel	Burlington	NJ	08054	1990	2014	186,908	Square Feet	96.6%	3/31/2016	$21,800,000	9/8/2015
4.2		Property	2000 & 4000 Midlantic Drive	1	Office	Suburban	Fee		2000-4000 Midatlantic Drive	Mount Laurel	Burlington	NJ	08054	1981; 1989	2015	168,603	Square Feet	90.8%	3/31/2016	$15,000,000	9/8/2015
4.3		Property	15000 Midlantic Drive	1	Office	Suburban	Fee		15000 Midlantic Drive	Mount Laurel	Burlington	NJ	08054	1991		84,056	Square Feet	41.6%	3/31/2016	$7,400,000	9/8/2015
4.4		Property	9000 Midlantic Drive	1	Office	Suburban	Fee		9000 Midatlantic Drive	Mount Laurel	Burlington	NJ	08054	1989	2014	67,299	Square Feet	99.8%	3/31/2016	$8,300,000	9/8/2015
4.5		Property	1000 Bishops Gate Blvd	1	Office	Suburban	Fee		1000 Bishops Gate Boulevard	Mount Laurel	Burlington	NJ	08054	2005	2015	53,281	Square Feet	64.6%	3/31/2016	$5,600,000	9/8/2015
5		Loan	GLP Industrial Portfolio A	114	Industrial	Various	Fee		Various	Various	Various	Various	Various	Various	Various	26,878,777	Square Feet	94.4%	10/1/2015	$2,090,000,000	Various
5.001		Property	Inland Empire Indian Ave DC	1	Industrial	Distribution Warehouse	Fee		3700 Indian Avenue	Perris	Riverside	CA	92571	2009		1,309,754	Square Feet	100.0%	10/1/2015	$119,000,000	9/14/2015
5.002		Property	Centerpointe 4	1	Industrial	Distribution Warehouse	Fee		23400 Cactus Avenue	Moreno Valley	Riverside	CA	92553	2007		1,280,446	Square Feet	100.0%	10/1/2015	$103,100,000	9/14/2015
5.003		Property	Hofer Ranch IC Bldg 1	1	Industrial	Distribution Warehouse	Fee		2825 East Jurupa Street	Ontario	San Bernardino	CA	91761	2012		612,104	Square Feet	100.0%	10/1/2015	$58,600,000	9/15/2015
5.004		Property	Denver DC	1	Industrial	Distribution Warehouse	Fee		17901 East 40th Avenue	Aurora	Adams	CO	80011	2013		553,757	Square Feet	100.0%	10/1/2015	$51,500,000	8/21/2015
5.005		Property	Freeport DC Bldg 4	1	Industrial	Warehouse	Fee		777 Freeport Parkway	Coppell	Dallas	TX	75019	1980		727,508	Square Feet	100.0%	10/1/2015	$51,400,000	8/17/2015
5.006		Property	Ontario Mills DC	1	Industrial	Distribution Warehouse	Fee		5125 Ontario Mills Parkway	Ontario	San Bernardino	CA	91764	2013		520,161	Square Feet	100.0%	10/1/2015	$48,500,000	9/14/2015
5.007		Property	Hagerstown Distribution Center	1	Industrial	Warehouse	Fee		16500 Hunters Green Parkway	Hagerstown	Washington	MD	21740	1998		824,298	Square Feet	100.0%	10/1/2015	$46,000,000	8/27/2015
5.008		Property	Beckwith Farms DC	1	Industrial	Distribution Warehouse	Fee		12008 Eastgate Boulevard	Mount Juliet	Wilson	TN	37090	2013		706,500	Square Feet	100.0%	10/1/2015	$45,000,000	8/28/2015
5.009		Property	Crossroads DC I	1	Industrial	Warehouse	Fee		7481 Coca Cola Drive	Baltimore	Baltimore	MD	21075	2007		456,500	Square Feet	100.0%	10/1/2015	$43,900,000	8/25/2015
5.010		Property	Centerpointe 6	1	Industrial	Distribution Warehouse	Fee		23700 Cactus Avenue	Moreno Valley	Riverside	CA	92553	2007		532,926	Square Feet	100.0%	10/1/2015	$43,300,000	9/14/2015
5.011		Property	I-95 DC	1	Industrial	Warehouse	Fee		1413 Tangier Drive	White Marsh	Baltimore	MD	21220	2014		449,299	Square Feet	100.0%	10/1/2015	$40,400,000	8/25/2015
5.012		Property	Chino Spec Forward	1	Industrial	Distribution Warehouse	Fee		13880 Monte Vista Avenue	Chino	San Bernardino	CA	91710	2014		409,930	Square Feet	100.0%	10/1/2015	$39,600,000	9/15/2015
5.013		Property	Bedford Park II	1	Industrial	Distribution Warehouse	Fee		5445 West 73rd Street	Bedford Park	Cook	IL	60638	2006		470,160	Square Feet	100.0%	10/1/2015	$38,500,000	8/22/2015
5.014		Property	Landover DC	1	Industrial	Warehouse	Fee		6304 Sheriff Road	Landover	Prince George’s	MD	20785	1963	2013	507,072	Square Feet	100.0%	10/1/2015	$33,500,000	8/25/2015
5.015		Property	North Plainfield 8	1	Industrial	Distribution Warehouse	Fee		558 Airtech Parkway	Plainfield	Hendricks	IN	46168	1997		798,096	Square Feet	100.0%	10/1/2015	$29,300,000	8/19/2015
5.016		Property	Sterling DC	1	Industrial	Distribution Warehouse	Fee		1950 Sterling Avenue	Ontario	San Bernardino	CA	91761	1990		300,172	Square Feet	100.0%	10/1/2015	$28,800,000	9/15/2015
5.017		Property	Clifton DC	1	Industrial	Warehouse	Fee		261 River Road	Clifton	Passaic	NJ	07014	2004		230,953	Square Feet	100.0%	10/1/2015	$27,800,000	9/24/2015
5.018		Property	Beckwith Farms 3	1	Industrial	Distribution Warehouse	Fee		12014 Eastgate Boulevard	Mt. Juliet	Wilson	TN	37090	2009		480,000	Square Feet	100.0%	10/1/2015	$27,800,000	8/28/2015
5.019		Property	Collington Commerce Center	1	Industrial	Warehouse	Fee		1049 Prince Georges Boulevard	Upper Marlboro	Prince George’s	MD	20774	1990		239,742	Square Feet	100.0%	10/1/2015	$25,900,000	8/25/2015
5.020		Property	Bedford Park IB	1	Industrial	Distribution Warehouse	Fee		5151 West 73rd Street	Bedford Park	Cook	IL	60638	2006		272,446	Square Feet	100.0%	10/1/2015	$25,600,000	8/22/2015
5.021		Property	Elam Farms DC	1	Industrial	Distribution Warehouse	Fee		3209 Elam Farms Parkway	Murfreesboro	Rutherford	TN	37127	2009		363,500	Square Feet	100.0%	10/1/2015	$24,500,000	8/28/2015
5.022		Property	Champagne DC	1	Industrial	Distribution Warehouse	Fee		1670 Champagne Avenue	Ontario	San Bernardino	CA	91761	2000		263,670	Square Feet	100.0%	10/1/2015	$23,300,000	9/15/2015
5.023		Property	Bridge Point 1	1	Industrial	Distribution Warehouse	Fee		1000 Davey Road	Woodridge	DuPage	IL	60517	2009		264,183	Square Feet	100.0%	10/1/2015	$22,500,000	8/19/2015
5.024		Property	Center Square DC	1	Industrial	Warehouse	Fee		2359 Center Square Road	Logan Township	Gloucester	NJ	08085	1992		299,520	Square Feet	100.0%	10/1/2015	$22,000,000	9/15/2015
5.025		Property	Park 355	1	Industrial	Distribution Warehouse	Fee		2145 Internationale Parkway	Woodridge	DuPage	IL	60517	2008		254,385	Square Feet	100.0%	10/1/2015	$21,900,000	8/19/2015
5.026		Property	Commerce Farms DC 3	1	Industrial	Distribution Warehouse	Fee		488 Bridgestone Parkway	Lebanon	Wilson	TN	37090	2005		456,500	Square Feet	100.0%	10/1/2015	$21,100,000	8/28/2015
5.027		Property	Brandon Woods DC	1	Industrial	Warehouse	Fee		7603 Energy Parkway	Baltimore	Baltimore	MD	21226	1995		274,152	Square Feet	100.0%	10/1/2015	$20,500,000	8/25/2015
5.028		Property	Chantilly DC	1	Industrial	Warehouse	Fee		3920 Stonecroft Boulevard	Chantilly	Fairfax	VA	20151	1998		160,111	Square Feet	100.0%	10/1/2015	$20,200,000	8/24/2015
5.029		Property	Bolingbrook CC Bldg 3	1	Industrial	Distribution Warehouse	Fee		115 East Crossroads Parkway	Bolingbrook	Will	IL	60440	2003		284,747	Square Feet	100.0%	10/1/2015	$19,500,000	8/19/2015
5.030		Property	Northpoint CC	1	Industrial	Distribution Warehouse	Fee		350 South Northpoint Drive	Coppell	Dallas	TX	75019	2013		300,800	Square Feet	100.0%	10/1/2015	$19,500,000	8/20/2015
5.031		Property	Franklin Square IC I	1	Industrial	Warehouse	Fee		10001 Franklin Square Drive	Rossville	Baltimore	MD	21236	1996		218,532	Square Feet	100.0%	10/1/2015	$19,300,000	8/25/2015
5.032		Property	Rock Quarry Building #1	1	Industrial	Distribution Warehouse	Fee		4024 Rock Quarry	Dallas	Dallas	TX	75211	2007		324,000	Square Feet	100.0%	10/1/2015	$19,100,000	8/27/2015
5.033		Property	Aurora DC III	1	Industrial	Distribution Warehouse	Fee		2380 Diehl Road	Aurora	DuPage	IL	60502	1996		304,482	Square Feet	100.0%	10/1/2015	$19,000,000	8/18/2015
5.034		Property	Washington (DC) Corporate Center	1	Industrial	Warehouse	Fee		2850 New York Avenue North East	Washington	District of Columbia	DC	20002	1965		122,708	Square Feet	100.0%	10/1/2015	$18,400,000	8/25/2015
5.035		Property	Aurora DC 1	1	Industrial	Distribution Warehouse	Fee		1203 Bilter Road	Aurora	Kane	IL	60502	2007		294,740	Square Feet	100.0%	10/1/2015	$18,100,000	8/18/2015
5.036		Property	Waterfront DC	1	Industrial	Warehouse	Fee		100 Burma Road	Jersey City	Hudson	NJ	07305	1963		167,000	Square Feet	100.0%	10/1/2015	$17,900,000	9/24/2015
5.037		Property	Pureland DC I	1	Industrial	Warehouse	Fee		2239 High Hill Road	Logan Township	Gloucester	NJ	08085	1986		273,333	Square Feet	100.0%	10/1/2015	$17,800,000	9/15/2015
5.038		Property	Bedford Park IA	1	Industrial	Distribution Warehouse	Fee		5139 West 73rd Street	Bedford Park	Cook	IL	60638	2006		270,789	Square Feet	100.0%	10/1/2015	$17,800,000	8/22/2015
5.039		Property	Prairie Point Bldg 3	1	Industrial	Distribution Warehouse	Fee		2043 Corporate Drive	Naperville	DuPage	IL	60563	1999		303,800	Square Feet	100.0%	10/1/2015	$17,100,000	8/18/2015
5.040		Property	Greenwood DC	1	Industrial	Distribution Warehouse	Fee		700 Commerce Parkway	Greenwood	Johnson	IN	46143	1999		450,000	Square Feet	100.0%	10/1/2015	$16,600,000	8/19/2015
5.041		Property	Austin DC III	1	Industrial	Distribution Warehouse	Fee		2120 Grand Avenue Parkway	Austin	Travis	TX	78728	2008		171,586	Square Feet	100.0%	10/1/2015	$15,500,000	8/10/2015
5.042		Property	Franklin Square II	1	Industrial	Warehouse	Fee		9951 Franklin Square Drive	Rossville	Baltimore	MD	21236	2014		192,000	Square Feet	50.0%	10/1/2015	$15,500,000	8/25/2015
5.043		Property	Pureland DC II	1	Industrial	Warehouse	Fee		2255 High Hill Road	Logan Township	Gloucester	NJ	08085	1989		217,047	Square Feet	100.0%	10/1/2015	$15,100,000	9/15/2015
5.044		Property	Somerset IC	1	Industrial	Warehouse	Fee		1600 Cottontail Lane	Frankin Township	Somerset	NJ	08873	1988		180,402	Square Feet	100.0%	10/1/2015	$15,000,000	9/22/2015
5.045		Property	Rock Quarry Building #2	1	Industrial	Distribution Warehouse	Fee		3737 Rock Quarry	Dallas	Dallas	TX	75211	2007		251,100	Square Feet	100.0%	10/1/2015	$14,900,000	8/27/2015
5.046		Property	Brandon Woods DC II	1	Industrial	Warehouse	Fee		7621 Energy Parkway	Baltimore	Baltimore	MD	21226	1997		222,636	Square Feet		10/1/2015	$14,900,000	8/25/2015
5.047		Property	Centerpointe 5	1	Industrial	Distribution Warehouse	Fee		14300 Graham Street	Moreno Valley	Riverside	CA	92553	2007		180,043	Square Feet	100.0%	10/1/2015	$14,900,000	9/14/2015
5.048		Property	Industrial Parkway (CA) DC	1	Industrial	Distribution Warehouse	Fee		5404 Industrial Parkway	San Bernardino	San Bernardino	CA	92407	2008		191,216	Square Feet	100.0%	10/1/2015	$14,800,000	9/14/2015
5.049		Property	Beckwith Farms 2	1	Industrial	Distribution Warehouse	Fee		12002 Eastgate Boulevard	Mt. Juliet	Wilson	TN	37090	2009		247,500	Square Feet	100.0%	10/1/2015	$14,700,000	8/28/2015
5.050		Property	North Plainfield 2	1	Industrial	Distribution Warehouse	Fee		595 Perry Road	Plainfield	Hendricks	IN	46168	2000		444,580	Square Feet	28.9%	10/1/2015	$14,500,000	8/19/2015
5.051		Property	North Plainfield 4	1	Industrial	Distribution Warehouse	Fee		909 Whitaker Road	Plainfield	Hendricks	IN	46168	1998		381,493	Square Feet	75.0%	10/1/2015	$14,100,000	8/19/2015
5.052		Property	North Plainfield 5	1	Industrial	Distribution Warehouse	Fee		849 Whitaker Road	Plainfield	Hendricks	IN	46168	1999		381,472	Square Feet	100.0%	10/1/2015	$14,100,000	8/19/2015
5.053		Property	Somerset IC II Building I	1	Industrial	Warehouse	Fee		400 Pierce Street	Somerset	Somerset	NJ	08873	1986		157,244	Square Feet	100.0%	10/1/2015	$14,000,000	9/22/2015
5.054		Property	BWI Commerce Center II	1	Industrial	Warehouse	Fee		7463 New Ridge Road	Hanover	Baltimore	MD	21076	1981		198,369	Square Feet	100.0%	10/1/2015	$13,900,000	8/25/2015
5.055		Property	Commerce Farms DC 4	1	Industrial	Distribution Warehouse	Fee		610 Bridgestone Parkway	Lebanon	Wilson	TN	37090	2007		277,500	Square Feet	100.0%	10/1/2015	$13,500,000	8/28/2015
5.056		Property	Rock Run Bldg 6	1	Industrial	Distribution Warehouse	Fee		4001 Olympic Boulevard	Joliet	Will	IL	60431	2003		277,776	Square Feet	100.0%	10/1/2015	$13,300,000	8/19/2015
5.057		Property	Bolingbrook CC Bldg 4	1	Industrial	Distribution Warehouse	Fee		365 Marquette Drive	Bolingbrook	Will	IL	60440	2005		228,480	Square Feet		10/1/2015	$12,500,000	8/19/2015
5.058		Property	Bridge Point 2	1	Industrial	Distribution Warehouse	Fee		1020 Davey Road	Woodridge	DuPage	IL	60517	2009		119,122	Square Feet	100.0%	10/1/2015	$12,200,000	8/19/2015
5.059		Property	Burleson BP Bldg 3 (Austin DC I)	1	Industrial	Distribution Warehouse	Fee		4101 Smith School Road	Austin	Travis	TX	78744	2008		108,800	Square Feet	82.4%	10/1/2015	$12,100,000	8/10/2015
5.060		Property	10th Street Business Park 2	1	Industrial	Warehouse	Fee		1809 10th Street	Plano	Collin	TX	75074	1999		151,232	Square Feet	100.0%	10/1/2015	$11,800,000	8/26/2015
5.061		Property	Park 55	1	Industrial	Distribution Warehouse	Fee		575 West Crossroads Parkway	Bolingbrook	Will	IL	60440	2003		145,000	Square Feet	31.0%	10/1/2015	$11,700,000	8/19/2015
5.062		Property	Valwood West Industrial A	1	Industrial	Warehouse	Fee		2025 West Beltline Road	Carrollton	Dallas	TX	75006	1997		201,354	Square Feet	81.9%	10/1/2015	$11,500,000	8/27/2015
5.063		Property	Baltimore IC	1	Industrial	Warehouse	Fee		8801 Citation Road	Baltimore	Baltimore	MD	21221	1969		156,797	Square Feet	100.0%	10/1/2015	$11,200,000	8/25/2015
5.064		Property	Englewood DC	1	Industrial	Warehouse	Fee		330 South Van Brunt Street	Englewood	Bergen	NJ	07631	1978		103,000	Square Feet	100.0%	10/1/2015	$10,400,000	9/17/2015
5.065		Property	Centerpointe 9	1	Industrial	Distribution Warehouse	Fee		23650 Brodiaea Avenue	Moreno Valley	Riverside	CA	92553	2007		130,002	Square Feet	100.0%	10/1/2015	$10,400,000	9/14/2015
5.066		Property	Aurora DC 2	1	Industrial	Distribution Warehouse	Fee		1207 Bilter Road	Aurora	Kane	IL	60502	2007		124,897	Square Feet	100.0%	10/1/2015	$10,300,000	8/18/2015
5.067		Property	Redlands Industrial Center IB	1	Industrial	Distribution Warehouse	Fee		2456 Lugonia Avenue	Redlands	San Bernardino	CA	92374	2008		128,141	Square Feet	100.0%	10/1/2015	$10,000,000	9/14/2015
5.068		Property	Somerset IC II Building II	1	Industrial	Warehouse	Fee		625 Pierce Street	Somerset	Somerset	NJ	08873	1988		117,651	Square Feet	100.0%	10/1/2015	$9,900,000	9/22/2015
5.069		Property	Hofer Ranch TRS Building 3	1	Industrial	Distribution Warehouse	Fee		2880 East Jurupa Street	Ontario	San Bernardino	CA	91761	2012		103,646	Square Feet	100.0%	10/1/2015	$9,700,000	9/15/2015
5.070		Property	BWI Commerce Center I	1	Industrial	Warehouse	Fee		7453 Candlewood Road	Hanover	Baltimore	MD	21076	1986		128,800	Square Feet	100.0%	10/1/2015	$9,500,000	8/25/2015
5.071		Property	Burleson BP Bldg 1 (Austin DC I)	1	Industrial	Distribution Warehouse	Fee		4101 Smith School Road	Austin	Travis	TX	78744	2008		108,800	Square Feet	76.5%	10/1/2015	$9,500,000	8/10/2015
5.072		Property	Raceway Crossings IC Bldg 3 (Austin DC II)	1	Industrial	Distribution Warehouse	Fee		16310 Bratton Lane	Austin	Travis	TX	78728	2008		99,200	Square Feet	100.0%	10/1/2015	$9,500,000	8/10/2015
5.073		Property	Freeport DC Bldg 2	1	Industrial	Warehouse	Fee		921 West Bethel Road Bldg 200	Coppell	Dallas	TX	75019	2009		144,000	Square Feet	100.0%	10/1/2015	$9,500,000	8/17/2015
5.074		Property	Concours DC	1	Industrial	Distribution Warehouse	Fee		5505 Concours Street	Ontario	San Bernardino	CA	91764	2001		102,878	Square Feet		10/1/2015	$9,400,000	9/14/2015
5.075		Property	Raceway Crossings IC Bldg 2 (Austin DC II)	1	Industrial	Distribution Warehouse	Fee		16310 Bratton Lane	Austin	Travis	TX	78728	2008		99,200	Square Feet	100.0%	10/1/2015	$9,300,000	8/10/2015
5.076		Property	Hagerstown - Industrial Lane DC	1	Industrial	Warehouse	Fee		16604 Industrial Lane	Williamsport	Washington	MD	21795	1986		170,858	Square Feet	94.8%	10/1/2015	$9,200,000	8/27/2015
5.077		Property	Maple Point 1	1	Industrial	Distribution Warehouse	Fee		10335 Argonne Woods Drive	Woodridge	DuPage	IL	60517	2002		84,960	Square Feet	100.0%	10/1/2015	$9,200,000	8/19/2015
5.078		Property	Freeport DC Bldg 1	1	Industrial	Warehouse	Fee		921 West Bethel Road Bldg 100	Coppell	Dallas	TX	75019	2009		140,000	Square Feet	100.0%	10/1/2015	$9,100,000	8/17/2015

A-1-6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

				MORTGAGED PROPERTY CHARACTERISTICS
Loan ID	Footnotes	Property Flag	Property Name	No. of Properties	General Property Type	Detailed Property Type	Title Type(5)(6)	Ground Lease Initial Lease Expiration Date(5)	Address	City	County	State	Zip Code	Year Built	Year Renovated	Net Rentable Area SF/Units/Acres/ Rooms/Pads(7)(8)	Units of Measure	Occupancy Rate(7)(8)	Occupancy Rate As-of Date	Appraised Value(9)	Appraisal As-of Date(9)
5.079		Property	Capital Beltway CC	1	Industrial	Warehouse	Fee		4501 Auth Place	Suitland	Prince George’s	MD	20746	1986		113,512	Square Feet	100.0%	10/1/2015	$9,000,000	8/25/2015
5.080		Property	Centerpointe Trailer Lot	1	Industrial	Distribution Warehouse	Fee		23400 Cactus Avenue	Moreno Valley	Riverside	CA	92553	2014		0	Square Feet	100.0%	10/1/2015	$8,800,000	9/14/2015
5.081		Property	Randall Crossing DC	1	Industrial	Distribution Warehouse	Fee		2755 Alft Lane	Elgin	Kane	IL	60124	2007		100,294	Square Feet	100.0%	10/1/2015	$8,700,000	8/18/2015
5.082		Property	Burleson BP Bldg 2 (Austin DC I)	1	Industrial	Distribution Warehouse	Fee		4101 Smith School Road	Austin	Travis	TX	78744	2008		108,800	Square Feet	35.3%	10/1/2015	$8,500,000	8/10/2015
5.083		Property	Maple Point 2	1	Industrial	Distribution Warehouse	Fee		10330 Argonne Woods Drive	Woodridge	DuPage	IL	60517	2002		81,583	Square Feet	100.0%	10/1/2015	$8,200,000	8/19/2015
5.084		Property	Hollins End 6	1	Industrial	Warehouse	Fee		4733 Trident Court	Halethorpe	Baltimore	MD	21227	1972		120,000	Square Feet	100.0%	10/1/2015	$8,200,000	8/25/2015
5.085		Property	Freeport DC Bldg 3	1	Industrial	Warehouse	Fee		921 West Bethel Road Bldg 300	Coppell	Dallas	TX	75019	2009		130,250	Square Feet	100.0%	10/1/2015	$8,000,000	8/17/2015
5.086		Property	Redlands Industrial Center II	1	Industrial	Distribution Warehouse	Fee		2466 Lugonia Avenue	Redlands	San Bernardino	CA	92374	2008		99,363	Square Feet	100.0%	10/1/2015	$7,900,000	9/14/2015
5.087		Property	Hollins End 1	1	Industrial	Warehouse	Fee		4734-4756 Trident Court	Halethorpe	Baltimore	MD	21227	1972		120,796	Square Feet	100.0%	10/1/2015	$7,700,000	8/25/2015
5.088		Property	Hollins End 2	1	Industrial	Warehouse	Fee		4710-4732 Trident Court	Halethorpe	Baltimore	MD	21227	1972		120,312	Square Feet	66.8%	10/1/2015	$7,700,000	8/25/2015
5.089		Property	Valwood West Industrial D	1	Industrial	Warehouse	Fee		2029 Westgate Drive	Carrollton	Dallas	TX	75006	1998		127,620	Square Feet	100.0%	10/1/2015	$7,600,000	8/27/2015
5.090		Property	Redlands Industrial Center IA	1	Industrial	Distribution Warehouse	Fee		1450 Mountain View	Redlands	San Bernardino	CA	92374	2008		99,580	Square Feet	100.0%	10/1/2015	$7,600,000	9/14/2015
5.091		Property	Valwood West Industrial C	1	Industrial	Warehouse	Fee		2045 Westgate Drive	Carrollton	Dallas	TX	75006	1999		134,266	Square Feet	100.0%	10/1/2015	$7,500,000	8/27/2015
5.092		Property	10th Street Business Park 1	1	Industrial	Warehouse	Fee		1801 10th Street	Plano	Collin	TX	75074	1999		100,000	Square Feet	100.0%	10/1/2015	$7,500,000	8/26/2015
5.093		Property	Columbia Park IC	1	Industrial	Warehouse	Fee		2109 Columbia Park Drive	Edgewood	Harford	MD	21040	1997		107,070	Square Feet	100.0%	10/1/2015	$6,700,000	8/25/2015
5.094		Property	Valley View BC Bldg 2	1	Industrial	Warehouse	Fee		5375 FAA Boulevard	Irving	Dallas	TX	75061	2006		117,000	Square Feet	100.0%	10/1/2015	$6,700,000	8/17/2015
5.095		Property	Valley View BC Bldg 1	1	Industrial	Warehouse	Fee		5325 FAA Boulevard	Irving	Dallas	TX	75061	2006		91,674	Square Feet	100.0%	10/1/2015	$6,400,000	8/17/2015
5.096		Property	Crossroads DC III	1	Industrial	Warehouse	Fee		7451 Coca Cola Drive	Baltimore	Baltimore	MD	21075	2007		50,850	Square Feet	100.0%	10/1/2015	$6,200,000	8/25/2015
5.097		Property	Northpointe DC Bldg 1	1	Industrial	Flex	Fee		44901 Falcon Place	Dulles	Loudoun	VA	20166	1989		46,432	Square Feet	84.0%	10/1/2015	$5,900,000	8/24/2015
5.098		Property	Park 88	1	Industrial	Distribution Warehouse	Fee		2580 Diehl Road	Aurora	DuPage	IL	60502	2003		65,477	Square Feet	77.8%	10/1/2015	$5,600,000	8/18/2015
5.099		Property	Ameriplex	1	Industrial	Flex	Fee		5252 Decatur Boulevard	Indianapolis	Marion	IN	46241	1997		119,000	Square Feet	100.0%	10/1/2015	$5,600,000	8/19/2015
5.100		Property	Vista Point South 5	1	Industrial	Flex	Fee		633 East State Highway 121 Bypass	Coppell	Dallas	TX	75019	2007		41,223	Square Feet	100.0%	10/1/2015	$5,500,000	8/20/2015
5.101		Property	Hollins End 5	1	Industrial	Warehouse	Fee		4715 Trident Court	Halethorpe	Baltimore	MD	21227	1972		80,618	Square Feet	100.0%	10/1/2015	$5,200,000	8/25/2015
5.102		Property	Northpointe DC Bldg 2	1	Industrial	Flex	Fee		44931 Falcon Place	Dulles	Loudoun	VA	20166	1988		36,654	Square Feet	100.0%	10/1/2015	$5,100,000	8/24/2015
5.103		Property	Vista Point South 6	1	Industrial	Flex	Fee		645 East State Highway 121 Bypass	Coppell	Dallas	TX	75019	2007		36,080	Square Feet	100.0%	10/1/2015	$4,800,000	8/20/2015
5.104		Property	Raceway Crossings IC Bldg 1 (Austin DC II)	1	Industrial	Distribution Warehouse	Fee		16310 Bratton Lane	Austin	Travis	TX	78728	2008		51,200	Square Feet	100.0%	10/1/2015	$4,800,000	8/10/2015
5.105		Property	Vista Point South 4	1	Industrial	Flex	Fee		621 East State Highway 121 Bypass	Coppell	Dallas	TX	75019	2007		37,100	Square Feet	31.6%	10/1/2015	$4,500,000	8/20/2015
5.106		Property	Vista Point South 3	1	Industrial	Flex	Fee		615 East State Highway 121 Bypass	Coppell	Dallas	TX	75019	2005		35,580	Square Feet	100.0%	10/1/2015	$4,400,000	8/20/2015
5.107		Property	North Plainfield 3	1	Industrial	Distribution Warehouse	Fee		923 Whitaker Road	Plainfield	Hendricks	IN	46168	1997		123,200	Square Feet	42.9%	10/1/2015	$4,000,000	8/19/2015
5.108		Property	Vista Point South 1	1	Industrial	Flex	Fee		609 East State Highway 121 Bypass	Coppell	Dallas	TX	75019	2005		27,770	Square Feet	100.0%	10/1/2015	$3,700,000	8/20/2015
5.109		Property	Bolingbrook VMF	1	Industrial	Distribution Warehouse	Fee		273 Marquette Drive	Bolingbrook	Will	IL	60440	2004		19,314	Square Feet	100.0%	10/1/2015	$3,500,000	8/19/2015
5.110		Property	Vista Point South 2	1	Industrial	Flex	Fee		611 East State Highway 121 Bypass	Coppell	Dallas	TX	75019	2005		30,200	Square Feet	42.3%	10/1/2015	$3,100,000	8/20/2015
5.111		Property	Hollins End 3	1	Industrial	Warehouse	Fee		4700 Trident Court	Halethorpe	Baltimore	MD	21227	1972		44,374	Square Feet	100.0%	10/1/2015	$2,900,000	8/25/2015
5.112		Property	Hollins End 4	1	Industrial	Warehouse	Fee		4701 Trident Court	Halethorpe	Baltimore	MD	21227	1972		33,600	Square Feet	100.0%	10/1/2015	$2,200,000	8/25/2015
5.113		Property	Freeport DC Bldg 6	1	Industrial	Warehouse	Fee		777 Freeport Parkway	Coppell	Dallas	TX	75019	1996		12,500	Square Feet	100.0%	10/1/2015	$1,000,000	8/17/2015
5.114		Property	Freeport DC Bldg 5	1	Industrial	Warehouse	Fee		777 Freeport Parkway	Coppell	Dallas	TX	75019	1980		13,927	Square Feet	100.0%	10/1/2015	$900,000	8/17/2015
6		Loan	Mission Ridge	1	Office	Suburban	Leasehold	2/11/2115	15020 & 15030 Conference Center Drive	Chantilly	Chantilly	VA	20151	2007		310,702	Square Feet	93.6%	01/26/2016	$67,000,000	1/28/2016
7		Loan	Vistas at Seven Bar	1	Multifamily	Garden	Fee		10600 Cibola Loop Northwest	Albuquerque	Bernalillo	NM	87114	1986, 1996		572	Units	95.3%	3/31/2016	$45,300,000	11/23/2015
8		Loan	Jay Scutti Plaza	1	Retail	Shadow Anchored	Fee		300 & 1000 Hylan Drive	Rochester	Monroe	NY	14623	1991, 1993, 1995, 2001, 2012		288,971	Square Feet	96.0%	2/4/2016	$60,000,000	7/21/2015
9		Loan	West LA Office - 2730 Wilshire	1	Office	CBD	Fee		2730 Wilshire Boulevard	Santa Monica	Los Angeles	CA	90403	1985		58,369	Square Feet	95.9%	3/1/2016	$36,100,000	11/11/2015
10		Loan	Starwood Capital Extended Stay Portfolio	50	Hotel	Extended Stay	Fee		Various	Various	Various	Various	Various	Various	Various	6,106	Rooms	76.3%	4/30/2015	$311,000,000	Various
10.01		Property	Crestwood Suites Denver - Aurora	1	Hotel	Extended Stay	Fee		14090 East Evans Avenue	Aurora	Arapahoe	CO	80014	2000	2013-2014	148	Rooms	79.1%	4/30/2015	$13,300,000	5/5/2015
10.02		Property	Sun Suites New Orleans (Metairie)	1	Hotel	Extended Stay	Fee		4409 Hearst Street	Metairie	Jefferson	LA	70001	1998	2013-2014	132	Rooms	84.0%	4/30/2015	$12,400,000	5/7/2015
10.03		Property	Sun Suites New Orleans (Harvey)	1	Hotel	Extended Stay	Fee		1101 Manhattan Boulevard	Harvey	Jefferson	LA	70058	1998	2013-2014	126	Rooms	85.3%	4/30/2015	$11,200,000	5/7/2015
10.04		Property	Sun Suites Hobby (Clearlake)	1	Hotel	Extended Stay	Fee		12485 Gulf Freeway	Houston	Harris	TX	77034	1999	2013-2014	135	Rooms	91.1%	4/30/2015	$10,800,000	5/5/2015
10.05		Property	Sun Suites Plano	1	Hotel	Extended Stay	Fee		200 Russeau Drive	Plano	Collin	TX	75023	1998	2013-2014	135	Rooms	91.0%	4/30/2015	$10,400,000	5/5/2015
10.06		Property	Sun Suites Westchase	1	Hotel	Extended Stay	Fee		3100 West Sam Houston Parkway South	Houston	Harris	TX	77042	1998	2013-2014	127	Rooms	82.0%	4/30/2015	$10,300,000	5/4/2015
10.07		Property	Crestwood Suites Marietta Roswell Road	1	Hotel	Extended Stay	Fee		2030 Roswell Road	Marietta	Cobb	GA	30062	2001	2013-2014	125	Rooms	88.8%	4/30/2015	$8,900,000	4/30/2015
10.08		Property	Sun Suites Sugar Land (Stafford)	1	Hotel	Extended Stay	Fee		11620 Lebon Lane	Stafford	Fort Bend	TX	77477	1997	2013-2014	146	Rooms	88.3%	4/30/2015	$8,400,000	5/4/2015
10.09		Property	Sun Suites Raleigh	1	Hotel	Extended Stay	Fee		3215 Capital Boulevard	Raleigh	Wake	NC	27604	1999	2013-2014	137	Rooms	79.8%	4/30/2015	$8,000,000	5/6/2015
10.10		Property	Sun Suites Intercontinental Greenspoint	1	Hotel	Extended Stay	Fee		12010 Kuykendahl Road	Houston	Harris	TX	77067	1998		135	Rooms	88.3%	4/30/2015	$8,000,000	5/5/2015
10.11		Property	Crestwood Suites Nashville Madison	1	Hotel	Extended Stay	Fee		665 Myatt Drive	Madison	Davidson	TN	37115	1998	2013-2014	137	Rooms	90.3%	4/30/2015	$7,900,000	5/1/2015
10.12		Property	Sun Suites Cumming	1	Hotel	Extended Stay	Fee		555 Lake Center Parkway	Cumming	Forsyth	GA	30040	1997	2013-2014	127	Rooms	75.1%	4/30/2015	$7,900,000	5/4/2015
10.13		Property	Crestwood Suites Murfreesboro	1	Hotel	Extended Stay	Fee		1345 Old Fort Parkway	Murfreesboro	Rutherford	TN	37129	1998	2013-2014	136	Rooms	83.8%	4/30/2015	$7,400,000	5/1/2015
10.14		Property	Sun Suites Smyrna	1	Hotel	Extended Stay	Fee		3000 Highlands Parkway	Smyrna	Cobb	GA	30082	1997	2013-2014	125	Rooms	93.8%	4/30/2015	$7,100,000	4/30/2015
10.15		Property	Sun Suites Dallas - Garland	1	Hotel	Extended Stay	Fee		10477 Metric Drive	Dallas	Dallas	TX	75243	1998	2013-2014	135	Rooms	90.8%	4/30/2015	$7,100,000	5/5/2015
10.16		Property	Sun Suites DFW Airport - Lewisville	1	Hotel	Extended Stay	Fee		324 East Corporate Drive	Lewisville	Denton	TX	75067	1998	2013-2014	135	Rooms	85.4%	4/30/2015	$7,100,000	5/5/2015
10.17		Property	Sun Suites Charlotte - Matthews	1	Hotel	Extended Stay	Fee		8530 East Independence Boulevard	Charlotte	Mecklenburg	NC	28227	1999	2013-2014	140	Rooms	81.5%	4/30/2015	$6,900,000	5/4/2015
10.18		Property	Crestwood Suites Disney Orlando	1	Hotel	Extended Stay	Fee		8010 Presidents Drive	Orlando	Orange	FL	32809	1998	2013-2014	144	Rooms	78.0%	4/30/2015	$6,800,000	5/7/2015
10.19		Property	Crestwood Suites Orlando UCF	1	Hotel	Extended Stay	Fee		11424 University Boulevard	Orlando	Orange	FL	32817	1999	2013-2014	134	Rooms	79.8%	4/30/2015	$6,800,000	5/7/2015
10.20		Property	Crestwood Suites Snellville	1	Hotel	Extended Stay	Fee		1784 Presidential Circle	Snellville	Gwinnett	GA	30078	1992	2013-2014	130	Rooms	92.4%	4/30/2015	$6,700,000	5/2/2015
10.21		Property	Sun Suites Suwanee	1	Hotel	Extended Stay	Fee		95 Celebration Drive	Suwanee	Gwinnett	GA	30024	1997	2013-2014	127	Rooms	82.6%	4/30/2015	$6,600,000	5/4/2015
10.22		Property	Home Towne Suites Kannapolis	1	Hotel	Extended Stay	Fee		3200 Cloverleaf Parkway	Kannapolis	Cabarrus	NC	28083	1999	2013-2014	80	Rooms	74.0%	4/30/2015	$6,600,000	5/4/2015
10.23		Property	Sun Suites Corpus Christi	1	Hotel	Extended Stay	Fee		5142 Oakhurst Drive	Corpus Christi	Nueces	TX	78411	1998	2013-2014	135	Rooms	71.6%	4/30/2015	$5,900,000	5/4/2015
10.24		Property	Home Towne Suites Tuscaloosa	1	Hotel	Extended Stay	Fee		1650 Veterans Memorial Parkway	Tuscaloosa	Tuscaloosa	AL	35404	2004	2013-2014	124	Rooms	53.5%	4/30/2015	$5,900,000	5/6/2015
10.25		Property	Sun Suites Jacksonville	1	Hotel	Extended Stay	Fee		8555 Baymeadows Way	Jacksonville	Duval	FL	32256	2000	2013-2014	135	Rooms	76.3%	4/30/2015	$5,800,000	5/7/2015
10.26		Property	Sun Suites Chesapeake	1	Hotel	Extended Stay	Fee		1520 Crossways Boulevard	Chesapeake	Chesapeake	VA	23320	2000	2013-2014	135	Rooms	71.2%	4/30/2015	$5,800,000	5/6/2015
10.27		Property	Crestwood Suites Fort Myers	1	Hotel	Extended Stay	Fee		7071 Lakeridge Court Southwest	Fort Myers	Lee	FL	33907	2000	2013-2014	137	Rooms	58.5%	4/30/2015	$5,700,000	5/8/2015
10.28		Property	Crestwood Suites Greensboro Airport	1	Hotel	Extended Stay	Fee		501 Americhase Drive	Greensboro	Guilford	NC	27409	2000	2013-2014	137	Rooms	68.8%	4/30/2015	$5,700,000	5/5/2015
10.29		Property	Crestwood Suites Austin	1	Hotel	Extended Stay	Fee		12989 Research Boulevard	Austin	Williamson	TX	78750	1998	2013-2014	151	Rooms	65.9%	4/30/2015	$5,500,000	5/6/2015
10.30		Property	Sun Suites Gwinnett	1	Hotel	Extended Stay	Fee		3720 Steve Reynolds Boulevard	Duluth	Gwinnett	GA	30096	1996	2013-2014	102	Rooms	93.0%	4/30/2015	$5,500,000	5/4/2015
10.31		Property	Crestwood Suites Marietta - Town Center Mall	1	Hotel	Extended Stay	Fee		2353 Barrett Creek Parkway	Marietta	Cobb	GA	30066	1996	2013-2014	133	Rooms	80.3%	4/30/2015	$5,300,000	4/30/2015
10.32		Property	Crestwood Suites Baton Rouge	1	Hotel	Extended Stay	Fee		5222 South Sherwood Forest Boulevard	Baton Rouge	East Baton Rouge	LA	70816	1998	2013-2014	137	Rooms	77.6%	4/30/2015	$5,100,000	5/7/2015
10.33		Property	Home Towne Suites Columbus	1	Hotel	Extended Stay	Fee		6040 Knology Way	Columbus	Muscogee	GA	31909	2007	2013-2014	78	Rooms	69.2%	4/30/2015	$4,900,000	5/6/2015
10.34		Property	Crestwood Suites NW Houston	1	Hotel	Extended Stay	Fee		12925 Northwest Freeway	Houston	Harris	TX	77040	1997	2013-2014	146	Rooms	68.8%	4/30/2015	$4,800,000	5/5/2015
10.35		Property	Home Towne Suites Auburn	1	Hotel	Extended Stay	Fee		1188 Commerce Drive	Auburn	Lee	AL	36830	1999	2013-2014	64	Rooms	79.8%	4/30/2015	$4,800,000	5/6/2015
10.36		Property	Sun Suites Stockbridge	1	Hotel	Extended Stay	Fee		2235 Mount Zion Parkway	Morrow	Clayton	GA	30260	1995	2013-2014	126	Rooms	90.4%	4/30/2015	$4,500,000	5/2/2015
10.37		Property	Home Towne Suites Anderson	1	Hotel	Extended Stay	Fee		151 Civic Center Boulevard	Anderson	Anderson	SC	29625	1999	2013-2014	80	Rooms	64.8%	4/30/2015	$4,200,000	5/4/2015
10.38		Property	Crestwood Suites Colorado Springs	1	Hotel	Extended Stay	Fee		6210 Corporate Drive	Colorado Springs	El Paso	CO	80919	2000	2013-2014	147	Rooms	51.5%	4/30/2015	$4,100,000	5/5/2015
10.39		Property	Home Towne Suites Prattville	1	Hotel	Extended Stay	Fee		688 Summit Parkway	Prattville	Autauga	AL	36066	1999	2013-2014	64	Rooms	68.1%	4/30/2015	$3,900,000	5/6/2015
10.40		Property	Crestwood Suites High Point	1	Hotel	Extended Stay	Fee		2680 North Main Street	High Point	Guilford	NC	27265	2000	2013-2014	137	Rooms	61.8%	4/30/2015	$3,500,000	5/5/2015
10.41		Property	Sun Suites Birmingham	1	Hotel	Extended Stay	Fee		424 Commons Drive	Birmingham	Jefferson	AL	35209	1999	2013-2014	135	Rooms	72.6%	4/30/2015	$3,400,000	5/7/2015
10.42		Property	Sun Suites Kennesaw Town Center	1	Hotel	Extended Stay	Fee		3174 Barrett Lakes Boulevard	Kennesaw	Cobb	GA	30144	1997	2013-2014	105	Rooms	88.1%	4/30/2015	$3,400,000	4/30/2015
10.43		Property	Sun Suites Greensboro	1	Hotel	Extended Stay	Fee		1200 Lanada Road	Greensboro	Guilford	NC	27407	1998	2013-2014	133	Rooms	67.6%	4/30/2015	$3,300,000	5/5/2015
10.44		Property	Home Towne Suites Greenville	1	Hotel	Extended Stay	Fee		2111 West Arlington Boulevard	Greenville	Pitt	NC	27834	1999	2013-2014	70	Rooms	67.5%	4/30/2015	$2,700,000	5/6/2015
10.45		Property	Sun Suites Hattiesburg	1	Hotel	Extended Stay	Fee		121 West Park Drive	Hattiesburg	Lamar	MS	39402	2000	2013-2014	116	Rooms	55.9%	4/30/2015	$2,300,000	4/29/2015
10.46		Property	Home Towne Suites Decatur	1	Hotel	Extended Stay	Fee		2125 Jameson Place Southwest	Decatur	Morgan	AL	35603	2000	2013-2014	70	Rooms	53.4%	4/30/2015	$2,100,000	5/7/2015
10.47		Property	Home Towne Suites Bowling Green	1	Hotel	Extended Stay	Fee		1929 Mel Browning Street	Bowling Green	Warren	KY	42104	2003	2013-2014	106	Rooms	56.2%	4/30/2015	$2,100,000	4/30/2015
10.48		Property	Sun Suites Gulfport Airport	1	Hotel	Extended Stay	Fee		9145 Highway 49	Gulfport	Harrison	MS	39503	1999	2013-2014	128	Rooms	62.9%	4/30/2015	$1,800,000	4/29/2015
10.49		Property	Crestwood Suites Newport News	1	Hotel	Extended Stay	Fee		11 Old Oyster Point Road	Newport News	Newport News	VA	23602	2005	2013-2014	109	Rooms	61.1%	4/30/2015	$1,600,000	5/6/2015
10.50		Property	Home Towne Suites Clarksville	1	Hotel	Extended Stay	Fee		129 Westfield Court	Clarksville	Montgomery	TN	37040	1999		70	Rooms	64.2%	4/30/2015	$1,600,000	4/30/2015
11		Loan	Chicago Marriott Southwest at Burr Ridge	1	Hotel	Full Service	Fee		1200 Burr Ridge Parkway	Burr Ridge	Cook	IL	60527	2004	2016	184	Rooms	69.7%	12/31/2015	$35,400,000	1/1/2017
12		Loan	Palihouse Santa Monica	1	Hotel	Full Service	Fee		1001 3rd Street	Santa Monica	Santa Monica	CA	90403	1927	2013	38	Rooms	88.1%	11/02/2015	$30,600,000	10/14/2015
13		Loan	Hilton Cincinnati Airport	1	Hotel	Full Service	Fee		7373 Turfway Road	Florence	Boone	KY	41042	1987	2008	306	Rooms	78.3%	12/31/2015	$23,250,000	1/1/2018
14		Loan	Lofton Place Apartments	1	Multifamily	Garden	Fee		1601 Eastchase Parkway	Fort Worth	Tarrant	TX	76120	1984		258	Units	93.4%	12/31/2015	$21,010,000	9/29/2016
15		Loan	City Place Apartments	1	Multifamily	High Rise	Fee		1600 Antietam Avenue	Detroit	Wayne	MI	48207	1965	2015	320	Units	90.3%	1/25/2016	$21,600,000	12/31/2015
16		Loan	The Vue	1	Multifamily	Garden	Fee		7607 Blessing Avenue	Austin	Travis	TX	78752	1999	2014	156	Units	94.2%	1/20/2016	$19,400,000	8/28/2015
17		Loan	Shadow Lake Apartments	1	Multifamily	Garden	Fee		3515 Pleasantdale Road	Doraville	DeKalb	GA	30340	1989		228	Units	97.4%	11/30/2015	$15,250,000	8/24/2015
18		Loan	Peakview Office Plaza	1	Office	Suburban	Fee		7807 East Peakview Avenue	Centennial	Arapahoe	CO	80111	1999		91,246	Square Feet	100.0%	3/1/2016	$16,400,000	2/10/2016
19		Loan	Holiday Inn & Suites Ann Arbor	1	Hotel	Full Service	Fee		3155 Boardwalk Drive	Ann Arbor	Washtenaw	MI	48108	2006		107	Rooms	67.4%	12/31/2015	$13,500,000	2/8/2017
20		Loan	Arbor Hill Apartments	1	Multifamily	Garden	Fee		250 Heimer Road	San Antonio	Bexar	TX	78232	1984	2013, 2014	208	Units	89.9%	2/4/2016	$13,800,000	1/14/2016
21		Loan	Landmark Centre	1	Office	Suburban	Fee		5460 South Quebec Street	Greenwood Village	Arapahoe	CO	80111	1984	1998, 2012, 2015	76,084	Square Feet	99.5%	2/1/2016	$13,930,000	12/14/2015

A-1-7

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

				MORTGAGED PROPERTY CHARACTERISTICS
Loan ID	Footnotes	Property Flag	Property Name	No. of Properties	General Property Type	Detailed Property Type	Title Type(5)(6)	Ground Lease Initial Lease Expiration Date(5)	Address	City	County	State	Zip Code	Year Built	Year Renovated	Net Rentable Area SF/Units/Acres/ Rooms/Pads(7)(8)	Units of Measure	Occupancy Rate(7)(8)	Occupancy Rate As-of Date	Appraised Value(9)	Appraisal As-of Date(9)
22		Loan	Holiday Inn Express - Little Rock	1	Hotel	Full Service	Fee		600 Interstate 30	Little Rock	Pulaski	AR	72202	1970	2002	150	Rooms	72.1%	12/31/2015	$12,900,000	1/1/2017
23		Loan	Walnut Street Retail Portfolio	1	Retail	Unanchored	Fee & Leasehold	10/17/2045	5406-5408, 5411, 5518-5520, 5524, & 5500 Walnut Street	Pittsburgh	Allegheny	PA	15232	1914-2000	2015	35,523	Square Feet	100.0%	11/12/2015	$11,600,000	9/8/2015
24		Loan	Confederate Point Apartments	1	Multifamily	Garden	Fee		4455 Confederate Point Road	Jacksonville	Duval	FL	32210	1970		205	Units	94.6%	1/18/2016	$10,600,000	12/29/2015
25		Loan	White Lick Creek Apartments	1	Multifamily	Garden	Fee		281 Canal West Circle	Danville	Hendricks	IN	46122	2015		73	Units	82.2%	3/22/2016	$11,000,000	10/21/2015
26		Loan	Pebble Creek Collection	1	Retail	Unanchored	Fee		19651 Bruce B. Downs Boulevard	Tampa	Hillsborough	FL	33647	1990	2008	44,923	Square Feet	93.1%	3/1/2016	$10,000,000	1/16/2016
27		Loan	La Quinta Inn & Suites, Bonita Springs Naples North	1	Hotel	Limited Service	Fee		28600 Trails Edge Boulevard	Bonita Springs	Lee	FL	34134	1998	2012	87	Rooms	80.8%	2/29/2016	$9,000,000	11/3/2015
28		Loan	Antelope Multifamily Portfolio	5	Multifamily	Garden	Fee		Various	Various	Various	MS	Various	Various	Various	170	Units	92.9%	3/31/2016	$8,185,000	7/13/2015
28.1		Property	Ridgewood East	1	Multifamily	Garden	Fee		1311 East Main Street	West Point	Clay	MS	39773	1973		72	Units	100.0%	3/31/2016	$3,950,000	7/13/2015
28.2		Property	Water Valley	1	Multifamily	Garden	Fee		1618 Eckford Street	Water Valley	Yalobusha	MS	38965	1979	2014	32	Units	78.1%	3/31/2016	$1,450,000	7/13/2015
28.3		Property	Senatobia Arms	1	Multifamily	Garden	Fee		3595 Highway 51 South	Sentobia	Tate	MS	38668	1976	2014	24	Units	95.8%	3/31/2016	$970,000	7/13/2015
28.4		Property	Sardis Gardens	1	Multifamily	Garden	Fee		150 East Carlee Street	Sardis	Panola	MS	38666	1979	2014	22	Units	90.9%	3/31/2016	$940,000	7/13/2015
28.5		Property	Flowers Square	1	Multifamily	Garden	Fee		200 Alma Street	Tutwiler	Tallahatchie	MS	38963	1979	2014	20	Units	90.0%	3/31/2016	$875,000	7/13/2015
29		Loan	Chagrin Professional Office	1	Office	Suburban	Fee		24753-24755 Chagrin Boulevard	Beachwood	Cuyahoga	OH	44122	1982, 1987	2007	47,924	Square Feet	88.6%	12/31/2015	$8,250,000	11/2/2015
30		Loan	Lakes of Ridgecrest Phase III	1	Multifamily	Garden	Fee		31836 Bagley Road	North Ridgeville	Lorain	OH	44036	2015		51	Units	98.0%	11/09/2015	$8,260,000	9/25/2015
31		Loan	Tuscany Villas Apartments	1	Multifamily	Garden	Fee		724 Teasel Drive	Kingsport	Sullivan	TN	37660	1968-1968		239	Units	87.9%	3/31/2016	$7,590,000	7/9/2015
32		Loan	Palmer Super Center	1	Retail	Anchored	Fee		3745 Nicholas Street	Palmer Township	Northampton	PA	18045	1970		100,637	Square Feet	85.4%	1/31/2016	$8,975,000	1/4/2016
33		Loan	Winter Garden Business Park	1	Office	Flex	Fee		1218-1232 Winter Garden Vineland Road	Winter Garden	Orange	FL	34787	2005-2007		91,734	Square Feet	100.0%	1/11/2016	$8,550,000	1/15/2016
34		Loan	Battery B at The Jeffrey Apartments	1	Multifamily	Garden	Fee		245 East 2nd Avenue	Columbus	Franklin	OH	43201	2014		56	Units	100.0%	10/15/2015	$7,900,000	10/14/2015
35		Loan	Taunton Depot Shopping Center	1	Retail	Anchored	Fee		65 Taunton Depot Drive	Taunton	Bristol	MA	02780	2002		28,042	Square Feet	91.1%	1/29/2016	$7,500,000	1/20/2016
36		Loan	Cumberland Pointe	1	Retail	Unanchored	Fee		3155 Cobb Parkway Southeast	Atlanta	Cobb	GA	30339	2005		16,649	Square Feet	100.0%	10/27/2015	$7,350,000	10/20/2015
37		Loan	Banana Republic	1	Retail	Single Tenant	Fee		5542 Walnut Street	Pittsburgh	Allegheny	PA	15232	2000		14,853	Square Feet	100.0%	5/6/2016	$6,600,000	9/8/2015
38		Loan	Hawthorne Square	1	Retail	Unanchored	Fee		3407 Montrose Boulevard	Houston	Harris	TX	77006	1997		14,336	Square Feet	100.0%	11/4/2015	$7,450,000	10/16/2015
39		Loan	539 Smith Street	1	Retail	Anchored	Fee		539 Smith Street	Providence	Providence	RI	02908	1958	2009	39,063	Square Feet	96.2%	12/31/2015	$6,900,000	10/2/2015
40		Loan	The Realty Building	1	Office	Office/Retail	Fee		24 Drayton Street	Savannah	Chatham	GA	30305	1921	2013	51,142	Square Feet	97.0%	1/31/2016	$8,400,000	11/6/2015
41		Loan	Lochaven Apartments	1	Multifamily	Garden	Fee		99 Lochaven Drive	Newport News	Newport News	VA	23602	1975	2015	143	Units	95.8%	10/6/2015	$8,300,000	8/28/2015
42		Loan	515 Westheimer	1	Retail	Unanchored	Fee		515 Westheimer Road	Houston	Harris	TX	77006	2000		13,102	Square Feet	100.0%	11/1/2015	$6,000,000	10/16/2015
43		Loan	Alexander House	1	Multifamily	Garden	Fee		6060 Gulfton	Houston	Harris	TX	77081	1974	2012-2015	236	Units	95.3%	4/12/2016	$8,500,000	10/12/2015
44		Loan	TopSail Way Shopping Center	1	Retail	Anchored	Fee		965 Old Folkstone Road	Sneads Ferry	Onslow	NC	28460	1986		63,750	Square Feet	96.2%	12/29/2015	$5,250,000	11/4/2015
45		Loan	Aztec Square	1	Retail	Shadow Anchored	Fee		4821 & 4825 Highway 95	Fort Mohave	Mohave	AZ	86426	1998-1999		25,905	Square Feet	90.9%	3/31/2016	$4,650,000	10/7/2015
46		Loan	Homecrest MHC	1	Manufactured Housing	Manufactured Housing	Fee		815 Curtis Road	Boise	Ada	ID	83705	1958		94	Pads	100.0%	11/01/2015	$3,900,000	11/5/2015
47		Loan	501 Bath Street	1	Office	Suburban	Fee		501 Bath Street	Santa Barbara	Santa Barbara	CA	93101	1986		16,198	Square Feet	100.0%	1/18/2016	$6,800,000	9/23/2015
48		Loan	2100 & 2106 N. Orange Avenue	1	Office	Office/Retail	Fee		2100 & 2106 North Orange Avenue	Orlando	Orange	FL	32804	1965, 2009	2014	11,244	Square Feet	85.3%	4/29/2016	$4,350,000	11/30/2015
49		Loan	Coastal Breeze Apartment Portfolio	3	Multifamily	Garden	Fee		Various	Virginia Beach	Lower Norfolk County	VA	Various	Various		51	Units	92.2%	3/31/2016	$3,100,000	10/12/2015
49.1		Property	Apple	1	Multifamily	Garden	Fee		4800 Apple Orchard Court	Virginia Beach	Lower Norfolk County	VA	23455	1980		24	Units	100.0%	3/31/2016	$1,520,000	10/12/2015
49.2		Property	Baltic	1	Multifamily	Garden	Fee		2201 Baltic Avenue	Virginia Beach	Lower Norfolk County	VA	23451	1976		15	Units	86.7%	3/31/2016	$700,000	10/12/2015
49.3		Property	Maple	1	Multifamily	Garden	Fee		4700 Maple Terrace Court	Virginia Beach	Lower Norfolk County	VA	23455	1979		12	Units	83.3%	3/31/2016	$880,000	10/12/2015
50		Loan	Gross - Villa MHP	1	Manufactured Housing	Manufactured Housing	Fee		410 East 23rd street	Roswell	Chaves	NM	88201	1976		81	Pads	93.8%	1/31/2016	$1,900,000	12/1/2015

A-1-8

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

				MORTGAGE LOAN CHARACTERISTICS
Loan ID	Footnotes	Property Flag	Property Name	Mortgage Rate(10)	Administrative Fee Rate(11)	Subservicing Fee Rate(11)	Master Servicing Fee Rate(11)	Pari Passu Loan Primary Servicing Fee Rate(11)	Trustee Fee Rate(11)	Trust Advisor Fee Rate(11)	Asset Representations Reviewer Fee(11)	CREFC Fee Rate(11)	Interest Accrual Basis	Seasoning (mos.)	ARD (Yes/No)(10)	Original Term to Maturity (mos.)	Remaining Term to Maturity (mos.)	Original Interest-Only Period (mos.)	Remaining Interest-Only Period (mos.)	Original Amortization Term (mos.)	Remaining Amortization Term (mos.)	Note Date	First Payment Date	First P&I Payment Date (Partial IO Loans)	Maturity Date	ARD Loan Stated Maturity Date(10)	Monthly Debt Service (P&I)	Monthly Debt Service (IO)(12)	Annual Debt Service (P&I)(13)	Annual Debt Service (IO)(13)	Lockbox Type(14)	Cash Management Status	Crossed With Other Loans	Related- Borrower Loans(15)	UW NOI DSCR (P&I)(16)	UW NOI DSCR (IO)	UW NCF DSCR (P&I)(16)	UW NCF DSCR (IO)	Cut-Off Date LTV Ratio(9)	Maturity Date LTV Ratio(9)
1		Loan	GLP Industrial Portfolio B	3.8164107%	0.01280%	0.00125%	0.00250%	0.00000%	0.00790%	0.00000%	0.00065%	0.00050%	Actual/360	6	No	84	78	84	78	0	0	11/4/2015	12/6/2015	NAP	11/6/2022	11/6/2022	$284,079.65	$284,079.65	$3,408,956	$3,408,956	Hard	Springing	No	CS - B	4.75x	4.75x	4.37x	4.37x	30.2%	30.2%
1.001		Property	Agave DC																																4.75x		4.37x		30.2%	30.2%
1.002		Property	Lehigh Valley 13																																4.75x		4.37x		30.2%	30.2%
1.003		Property	Frontier Logistics BTS																																4.75x		4.37x		30.2%	30.2%
1.004		Property	Sugarland Interchange DC																																4.75x		4.37x		30.2%	30.2%
1.005		Property	York - Willow Springs																																4.75x		4.37x		30.2%	30.2%
1.006		Property	Atlanta - Liberty DC																																4.75x		4.37x		30.2%	30.2%
1.007		Property	South Bay DC																																4.75x		4.37x		30.2%	30.2%
1.008		Property	Sorensen Industrial																																4.75x		4.37x		30.2%	30.2%
1.009		Property	Miramar DC																																4.75x		4.37x		30.2%	30.2%
1.010		Property	York DC II																																4.75x		4.37x		30.2%	30.2%
1.011		Property	Carlisle DC Bldg 1																																4.75x		4.37x		30.2%	30.2%
1.012		Property	Portside Distribution Center																																4.75x		4.37x		30.2%	30.2%
1.013		Property	Marina West A																																4.75x		4.37x		30.2%	30.2%
1.014		Property	Fremont East Bay DC																																4.75x		4.37x		30.2%	30.2%
1.015		Property	Harbor Gateway DC																																4.75x		4.37x		30.2%	30.2%
1.016		Property	Imperial DC 1																																4.75x		4.37x		30.2%	30.2%
1.017		Property	Westport DC Bldg B																																4.75x		4.37x		30.2%	30.2%
1.018		Property	Westport DC Bldg A																																4.75x		4.37x		30.2%	30.2%
1.019		Property	Auburn DC																																4.75x		4.37x		30.2%	30.2%
1.020		Property	Southaven DC Bldg 2																																4.75x		4.37x		30.2%	30.2%
1.021		Property	Marina West DC II Bldg 1																																4.75x		4.37x		30.2%	30.2%
1.022		Property	Buckeye DC Bldg 1																																4.75x		4.37x		30.2%	30.2%
1.023		Property	York DC III																																4.75x		4.37x		30.2%	30.2%
1.024		Property	Orange County DC																																4.75x		4.37x		30.2%	30.2%
1.025		Property	Kent Valley DC II																																4.75x		4.37x		30.2%	30.2%
1.026		Property	Memphis IC III																																4.75x		4.37x		30.2%	30.2%
1.027		Property	Pinole Point Building #1																																4.75x		4.37x		30.2%	30.2%
1.028		Property	Cactus DC II																																4.75x		4.37x		30.2%	30.2%
1.029		Property	Fairburn DC																																4.75x		4.37x		30.2%	30.2%
1.030		Property	Windfern Distribution Center II																																4.75x		4.37x		30.2%	30.2%
1.031		Property	Miami DC																																4.75x		4.37x		30.2%	30.2%
1.032		Property	Southpoint F																																4.75x		4.37x		30.2%	30.2%
1.033		Property	Industrial Parkway DC																																4.75x		4.37x		30.2%	30.2%
1.034		Property	Chickasaw DC																																4.75x		4.37x		30.2%	30.2%
1.035		Property	Valley Crossings																																4.75x		4.37x		30.2%	30.2%
1.036		Property	Buckeye DC Bldg 2																																4.75x		4.37x		30.2%	30.2%
1.037		Property	Southpoint B																																4.75x		4.37x		30.2%	30.2%
1.038		Property	Hartman Business Center I																																4.75x		4.37x		30.2%	30.2%
1.039		Property	Artesia DC																																4.75x		4.37x		30.2%	30.2%
1.040		Property	Bell Gardens Distribution Center #3																																4.75x		4.37x		30.2%	30.2%
1.041		Property	Marina West B																																4.75x		4.37x		30.2%	30.2%
1.042		Property	Renton DC																																4.75x		4.37x		30.2%	30.2%
1.043		Property	Southpoint A																																4.75x		4.37x		30.2%	30.2%
1.044		Property	Westfork A5																																4.75x		4.37x		30.2%	30.2%
1.045		Property	Marina West DC II Bldg 2																																4.75x		4.37x		30.2%	30.2%
1.046		Property	Pinole Point Building #2																																4.75x		4.37x		30.2%	30.2%
1.047		Property	Salt Lake DC II																																4.75x		4.37x		30.2%	30.2%
1.048		Property	Northwest 8 Industrial Center II																																4.75x		4.37x		30.2%	30.2%
1.049		Property	Salt Lake DC I																																4.75x		4.37x		30.2%	30.2%
1.050		Property	Southshore Commerce Center C																																4.75x		4.37x		30.2%	30.2%
1.051		Property	Pinole Point Building #3																																4.75x		4.37x		30.2%	30.2%
1.052		Property	Steamboat DC																																4.75x		4.37x		30.2%	30.2%
1.053		Property	Palo Verde DC																																4.75x		4.37x		30.2%	30.2%
1.054		Property	South San Francisco DC II																																4.75x		4.37x		30.2%	30.2%
1.055		Property	Westfork C4																																4.75x		4.37x		30.2%	30.2%
1.056		Property	South San Francisco DC																																4.75x		4.37x		30.2%	30.2%
1.057		Property	Southshore Commerce Center A																																4.75x		4.37x		30.2%	30.2%
1.058		Property	Kent Valley DC IV																																4.75x		4.37x		30.2%	30.2%
1.059		Property	Carlisle DC Bldg 2																																4.75x		4.37x		30.2%	30.2%
1.060		Property	Bluegrass DC Bldg 4																																4.75x		4.37x		30.2%	30.2%
1.061		Property	Westfork A4																																4.75x		4.37x		30.2%	30.2%
1.062		Property	Beltway Crossing DC Bldg 2																																4.75x		4.37x		30.2%	30.2%
1.063		Property	Ritner DC																																4.75x		4.37x		30.2%	30.2%
1.064		Property	Hartman Business Center II																																4.75x		4.37x		30.2%	30.2%
1.065		Property	Hayward DC																																4.75x		4.37x		30.2%	30.2%
1.066		Property	Houston DC Bldg 1																																4.75x		4.37x		30.2%	30.2%
1.067		Property	Kent Valley DC																																4.75x		4.37x		30.2%	30.2%
1.068		Property	Lehigh Valley 9																																4.75x		4.37x		30.2%	30.2%
1.069		Property	Beltway Crossing DC Bldg 3																																4.75x		4.37x		30.2%	30.2%
1.070		Property	Southaven DC Bldg 1																																4.75x		4.37x		30.2%	30.2%
1.071		Property	Bluegrass DC Bldg 1																																4.75x		4.37x		30.2%	30.2%
1.072		Property	Suwanee Point Building 200																																4.75x		4.37x		30.2%	30.2%
1.073		Property	Tamarac Business Center I																																4.75x		4.37x		30.2%	30.2%
1.074		Property	Gwinnett DC Bldg 1																																4.75x		4.37x		30.2%	30.2%
1.075		Property	Houston DC Bldg 3																																4.75x		4.37x		30.2%	30.2%
1.076		Property	Broadway 101 CC Bldg 9																																4.75x		4.37x		30.2%	30.2%
1.077		Property	Iron Run DC																																4.75x		4.37x		30.2%	30.2%
1.078		Property	Windfern Distribution Center I																																4.75x		4.37x		30.2%	30.2%
1.079		Property	Miami DC II																																4.75x		4.37x		30.2%	30.2%
1.080		Property	Southshore Commerce Center B																																4.75x		4.37x		30.2%	30.2%
1.081		Property	Suwanee Point Building 100																																4.75x		4.37x		30.2%	30.2%
1.082		Property	Beltway Crossing DC Bldg 1																																4.75x		4.37x		30.2%	30.2%
1.083		Property	Southshore Commerce Center D																																4.75x		4.37x		30.2%	30.2%
1.084		Property	Broadway 101 CC Bldg 11																																4.75x		4.37x		30.2%	30.2%
1.085		Property	Lehigh Valley DC II																																4.75x		4.37x		30.2%	30.2%
1.086		Property	Memphis IC I																																4.75x		4.37x		30.2%	30.2%
1.087		Property	Broadway 101 CC Bldg 6																																4.75x		4.37x		30.2%	30.2%
1.088		Property	Lehigh Valley 10																																4.75x		4.37x		30.2%	30.2%
1.089		Property	Beltway Crossing DC Bldg 4																																4.75x		4.37x		30.2%	30.2%
1.090		Property	Northwest 8 Industrial Center I																																4.75x		4.37x		30.2%	30.2%
1.091		Property	Bluegrass DC Bldg 3																																4.75x		4.37x		30.2%	30.2%
1.092		Property	Andover DC Bldg A																																4.75x		4.37x		30.2%	30.2%
1.093		Property	Bluegrass DC Bldg 2																																4.75x		4.37x		30.2%	30.2%
1.094		Property	Andover DC Bldg B																																4.75x		4.37x		30.2%	30.2%
1.095		Property	Broadway 101 CC Bldg 5																																4.75x		4.37x		30.2%	30.2%
1.096		Property	Broadway 101 CC Bldg 8																																4.75x		4.37x		30.2%	30.2%
1.097		Property	Broadway 101 CC Bldg 10																																4.75x		4.37x		30.2%	30.2%
1.098		Property	Broadway 101 CC Bldg 4																																4.75x		4.37x		30.2%	30.2%
1.099		Property	Lehigh Valley 11																																4.75x		4.37x		30.2%	30.2%
1.100		Property	Tamarac Commerce Center																																4.75x		4.37x		30.2%	30.2%
1.101		Property	Houston DC Bldg 2																																4.75x		4.37x		30.2%	30.2%
1.102		Property	Marina West DC II Bldg 3																																4.75x		4.37x		30.2%	30.2%
1.103		Property	Broadway 101 CC Bldg 3																																4.75x		4.37x		30.2%	30.2%
1.104		Property	Commerce Park Medical Center																																4.75x		4.37x		30.2%	30.2%
1.105		Property	Houston IC																																4.75x		4.37x		30.2%	30.2%
1.106		Property	Gwinnett DC Bldg 2																																4.75x		4.37x		30.2%	30.2%
1.107		Property	Weston Business Center																																4.75x		4.37x		30.2%	30.2%
1.108		Property	Kent Valley DC III																																4.75x		4.37x		30.2%	30.2%
1.109		Property	Commerce Park SW 2																																4.75x		4.37x		30.2%	30.2%
1.110		Property	Commerce Park Westchase 3																																4.75x		4.37x		30.2%	30.2%
1.111		Property	Lehigh Valley 12																																4.75x		4.37x		30.2%	30.2%
1.112		Property	Houston DC Bldg 4																																4.75x		4.37x		30.2%	30.2%
1.113		Property	Valley Forge 1																																4.75x		4.37x		30.2%	30.2%
1.114		Property	Valley Forge 2																																4.75x		4.37x		30.2%	30.2%

A-1-9

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

				MORTGAGE LOAN CHARACTERISTICS
Loan ID	Footnotes	Property Flag	Property Name	Mortgage Rate(10)	Administrative Fee Rate(11)	Subservicing Fee Rate(11)	Master Servicing Fee Rate(11)	Pari Passu Loan Primary Servicing Fee Rate(11)	Trustee Fee Rate(11)	Trust Advisor Fee Rate(11)	Asset Representations Reviewer Fee(11)	CREFC Fee Rate(11)	Interest Accrual Basis	Seasoning (mos.)	ARD (Yes/No)(10)	Original Term to Maturity (mos.)	Remaining Term to Maturity (mos.)	Original Interest-Only Period (mos.)	Remaining Interest-Only Period (mos.)	Original Amortization Term (mos.)	Remaining Amortization Term (mos.)	Note Date	First Payment Date	First P&I Payment Date (Partial IO Loans)	Maturity Date	ARD Loan Stated Maturity Date(10)	Monthly Debt Service (P&I)	Monthly Debt Service (IO)(12)	Annual Debt Service (P&I)(13)	Annual Debt Service (IO)(13)	Lockbox Type(14)	Cash Management Status	Crossed With Other Loans	Related- Borrower Loans(15)	UW NOI DSCR (P&I)(16)	UW NOI DSCR (IO)	UW NCF DSCR (P&I)(16)	UW NCF DSCR (IO)	Cut-Off Date LTV Ratio(9)	Maturity Date LTV Ratio(9)
1.115		Property	Bell Gardens Distribution Center #1																																4.75x		4.37x		30.2%	30.2%
1.116		Property	Commerce Park SW 4																																4.75x		4.37x		30.2%	30.2%
1.117		Property	Broadway 101 CC Bldg 1																																4.75x		4.37x		30.2%	30.2%
1.118		Property	Bell Gardens Distribution Center #2																																4.75x		4.37x		30.2%	30.2%
1.119		Property	Commerce Park SW 1																																4.75x		4.37x		30.2%	30.2%
1.120		Property	Tamarac Business Center II																																4.75x		4.37x		30.2%	30.2%
1.121		Property	Broadway 101 CC Bldg 2																																4.75x		4.37x		30.2%	30.2%
1.122		Property	Commerce Park Westchase 2																																4.75x		4.37x		30.2%	30.2%
1.123		Property	Memphis IC II																																4.75x		4.37x		30.2%	30.2%
1.124		Property	Commerce Park NW 3																																4.75x		4.37x		30.2%	30.2%
1.125		Property	Commerce Park NW 4																																4.75x		4.37x		30.2%	30.2%
1.126		Property	Commerce Park SW 3																																4.75x		4.37x		30.2%	30.2%
1.127		Property	Commerce Park Westchase 1																																4.75x		4.37x		30.2%	30.2%
1.128		Property	Commerce Park NW 2																																4.75x		4.37x		30.2%	30.2%
1.129		Property	Broadway 101 CC Bldg 7																																4.75x		4.37x		30.2%	30.2%
1.130		Property	Commerce Park NW 1																																4.75x		4.37x		30.2%	30.2%
1.131		Property	Lakeview BC Bldg 1																																4.75x		4.37x		30.2%	30.2%
1.132		Property	Ft. Lauderdale Industrial II																																4.75x		4.37x		30.2%	30.2%
1.133		Property	Valley Forge 3																																4.75x		4.37x		30.2%	30.2%
1.134		Property	Lakeview BC Bldg 7																																4.75x		4.37x		30.2%	30.2%
1.135		Property	Lakeview BC Bldg 4																																4.75x		4.37x		30.2%	30.2%
1.136		Property	Lakeview BC Bldg 5																																4.75x		4.37x		30.2%	30.2%
1.137		Property	Commerce Park SW 5																																4.75x		4.37x		30.2%	30.2%
1.138		Property	Lakeview BC Bldg 6																																4.75x		4.37x		30.2%	30.2%
1.139		Property	Valley Forge 4																																4.75x		4.37x		30.2%	30.2%
1.140		Property	Lakeview BC Bldg 3																																4.75x		4.37x		30.2%	30.2%
1.141		Property	Lakeview BC Bldg 2																																4.75x		4.37x		30.2%	30.2%
1.142		Property	Ft. Lauderdale Industrial I																																4.75x		4.37x		30.2%	30.2%
2		Loan	200 Forest Street	5.0500%	0.01835%	0.00000%	0.00250%	0.00250%	0.00790%	0.00430%	0.00065%	0.00050%	Actual/360	1	Yes	120	119	120	119	0	0	3/17/2016	5/6/2016	NAP	4/6/2031	4/6/2026	$371,210.07	$371,210.07	$4,454,521	$4,454,521	Soft	Springing	No	No	1.74x	1.74x	1.72x	1.72x	64.0%	64.0%
3		Loan	Quaker Bridge Mall	4.2000%	0.01405%	0.00250%	0.00250%	0.00000%	0.00790%	0.00000%	0.00065%	0.00050%	Actual/360	0	No	120	120	120	120	0	0	4/5/2016	6/1/2016	NAP	5/1/2026	5/1/2026	$236,574.08	$236,574.08	$2,838,889	$2,838,889	Hard	Springing	No	No	2.39x	2.39x	2.29x	2.29x	45.0%	45.0%
4		Loan	Laurel Corporate Center	5.1250%	0.01835%	0.00000%	0.00250%	0.00250%	0.00790%	0.00430%	0.00065%	0.00050%	Actual/360	4	No	120	116	24	20	360	360	12/29/2015	2/6/2016	2/6/2018	1/6/2026	1/6/2026	$264,076.18	$210,012.30	$3,168,914	$2,520,148	Springing	Springing	No	No	1.71x	2.15x	1.54x	1.93x	74.8%	65.0%
4.1		Property	10000 Midlantic Drive																																1.71x		1.54x		74.8%	65.0%
4.2		Property	2000 & 4000 Midlantic Drive																																1.71x		1.54x		74.8%	65.0%
4.3		Property	15000 Midlantic Drive																																1.71x		1.54x		74.8%	65.0%
4.4		Property	9000 Midlantic Drive																																1.71x		1.54x		74.8%	65.0%
4.5		Property	1000 Bishops Gate Blvd																																1.71x		1.54x		74.8%	65.0%
5		Loan	GLP Industrial Portfolio A	4.1439213%	0.01280%	0.00125%	0.00250%	0.00000%	0.00790%	0.00000%	0.00065%	0.00050%	Actual/360	6	No	120	114	120	114	0	0	11/4/2015	12/6/2015	NAP	11/6/2025	11/6/2025	$150,202.76	$150,202.76	$1,802,433	$1,802,433	Hard	Springing	No	CS - B	4.33x	4.33x	3.97x	3.97x	30.5%	30.5%
5.001		Property	Inland Empire Indian Ave DC																																4.33x		3.97x		30.5%	30.5%
5.002		Property	Centerpointe 4																																4.33x		3.97x		30.5%	30.5%
5.003		Property	Hofer Ranch IC Bldg 1																																4.33x		3.97x		30.5%	30.5%
5.004		Property	Denver DC																																4.33x		3.97x		30.5%	30.5%
5.005		Property	Freeport DC Bldg 4																																4.33x		3.97x		30.5%	30.5%
5.006		Property	Ontario Mills DC																																4.33x		3.97x		30.5%	30.5%
5.007		Property	Hagerstown Distribution Center																																4.33x		3.97x		30.5%	30.5%
5.008		Property	Beckwith Farms DC																																4.33x		3.97x		30.5%	30.5%
5.009		Property	Crossroads DC I																																4.33x		3.97x		30.5%	30.5%
5.010		Property	Centerpointe 6																																4.33x		3.97x		30.5%	30.5%
5.011		Property	I-95 DC																																4.33x		3.97x		30.5%	30.5%
5.012		Property	Chino Spec Forward																																4.33x		3.97x		30.5%	30.5%
5.013		Property	Bedford Park II																																4.33x		3.97x		30.5%	30.5%
5.014		Property	Landover DC																																4.33x		3.97x		30.5%	30.5%
5.015		Property	North Plainfield 8																																4.33x		3.97x		30.5%	30.5%
5.016		Property	Sterling DC																																4.33x		3.97x		30.5%	30.5%
5.017		Property	Clifton DC																																4.33x		3.97x		30.5%	30.5%
5.018		Property	Beckwith Farms 3																																4.33x		3.97x		30.5%	30.5%
5.019		Property	Collington Commerce Center																																4.33x		3.97x		30.5%	30.5%
5.020		Property	Bedford Park IB																																4.33x		3.97x		30.5%	30.5%
5.021		Property	Elam Farms DC																																4.33x		3.97x		30.5%	30.5%
5.022		Property	Champagne DC																																4.33x		3.97x		30.5%	30.5%
5.023		Property	Bridge Point 1																																4.33x		3.97x		30.5%	30.5%
5.024		Property	Center Square DC																																4.33x		3.97x		30.5%	30.5%
5.025		Property	Park 355																																4.33x		3.97x		30.5%	30.5%
5.026		Property	Commerce Farms DC 3																																4.33x		3.97x		30.5%	30.5%
5.027		Property	Brandon Woods DC																																4.33x		3.97x		30.5%	30.5%
5.028		Property	Chantilly DC																																4.33x		3.97x		30.5%	30.5%
5.029		Property	Bolingbrook CC Bldg 3																																4.33x		3.97x		30.5%	30.5%
5.030		Property	Northpoint CC																																4.33x		3.97x		30.5%	30.5%
5.031		Property	Franklin Square IC I																																4.33x		3.97x		30.5%	30.5%
5.032		Property	Rock Quarry Building #1																																4.33x		3.97x		30.5%	30.5%
5.033		Property	Aurora DC III																																4.33x		3.97x		30.5%	30.5%
5.034		Property	Washington (DC) Corporate Center																																4.33x		3.97x		30.5%	30.5%
5.035		Property	Aurora DC 1																																4.33x		3.97x		30.5%	30.5%
5.036		Property	Waterfront DC																																4.33x		3.97x		30.5%	30.5%
5.037		Property	Pureland DC I																																4.33x		3.97x		30.5%	30.5%
5.038		Property	Bedford Park IA																																4.33x		3.97x		30.5%	30.5%
5.039		Property	Prairie Point Bldg 3																																4.33x		3.97x		30.5%	30.5%
5.040		Property	Greenwood DC																																4.33x		3.97x		30.5%	30.5%
5.041		Property	Austin DC III																																4.33x		3.97x		30.5%	30.5%
5.042		Property	Franklin Square II																																4.33x		3.97x		30.5%	30.5%
5.043		Property	Pureland DC II																																4.33x		3.97x		30.5%	30.5%
5.044		Property	Somerset IC																																4.33x		3.97x		30.5%	30.5%
5.045		Property	Rock Quarry Building #2																																4.33x		3.97x		30.5%	30.5%
5.046		Property	Brandon Woods DC II																																4.33x		3.97x		30.5%	30.5%
5.047		Property	Centerpointe 5																																4.33x		3.97x		30.5%	30.5%
5.048		Property	Industrial Parkway (CA) DC																																4.33x		3.97x		30.5%	30.5%
5.049		Property	Beckwith Farms 2																																4.33x		3.97x		30.5%	30.5%
5.050		Property	North Plainfield 2																																4.33x		3.97x		30.5%	30.5%
5.051		Property	North Plainfield 4																																4.33x		3.97x		30.5%	30.5%
5.052		Property	North Plainfield 5																																4.33x		3.97x		30.5%	30.5%
5.053		Property	Somerset IC II Building I																																4.33x		3.97x		30.5%	30.5%
5.054		Property	BWI Commerce Center II																																4.33x		3.97x		30.5%	30.5%
5.055		Property	Commerce Farms DC 4																																4.33x		3.97x		30.5%	30.5%
5.056		Property	Rock Run Bldg 6																																4.33x		3.97x		30.5%	30.5%
5.057		Property	Bolingbrook CC Bldg 4																																4.33x		3.97x		30.5%	30.5%
5.058		Property	Bridge Point 2																																4.33x		3.97x		30.5%	30.5%
5.059		Property	Burleson BP Bldg 3 (Austin DC I)																																4.33x		3.97x		30.5%	30.5%
5.060		Property	10th Street Business Park 2																																4.33x		3.97x		30.5%	30.5%
5.061		Property	Park 55																																4.33x		3.97x		30.5%	30.5%
5.062		Property	Valwood West Industrial A																																4.33x		3.97x		30.5%	30.5%
5.063		Property	Baltimore IC																																4.33x		3.97x		30.5%	30.5%
5.064		Property	Englewood DC																																4.33x		3.97x		30.5%	30.5%
5.065		Property	Centerpointe 9																																4.33x		3.97x		30.5%	30.5%
5.066		Property	Aurora DC 2																																4.33x		3.97x		30.5%	30.5%
5.067		Property	Redlands Industrial Center IB																																4.33x		3.97x		30.5%	30.5%
5.068		Property	Somerset IC II Building II																																4.33x		3.97x		30.5%	30.5%
5.069		Property	Hofer Ranch TRS Building 3																																4.33x		3.97x		30.5%	30.5%
5.070		Property	BWI Commerce Center I																																4.33x		3.97x		30.5%	30.5%
5.071		Property	Burleson BP Bldg 1 (Austin DC I)																																4.33x		3.97x		30.5%	30.5%
5.072		Property	Raceway Crossings IC Bldg 3 (Austin DC II)																																4.33x		3.97x		30.5%	30.5%
5.073		Property	Freeport DC Bldg 2																																4.33x		3.97x		30.5%	30.5%
5.074		Property	Concours DC																																4.33x		3.97x		30.5%	30.5%
5.075		Property	Raceway Crossings IC Bldg 2 (Austin DC II)																																4.33x		3.97x		30.5%	30.5%
5.076		Property	Hagerstown - Industrial Lane DC																																4.33x		3.97x		30.5%	30.5%
5.077		Property	Maple Point 1																																4.33x		3.97x		30.5%	30.5%
5.078		Property	Freeport DC Bldg 1																																4.33x		3.97x		30.5%	30.5%

A-1-10

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

				MORTGAGE LOAN CHARACTERISTICS
Loan ID	Footnotes	Property Flag	Property Name	Mortgage Rate(10)	Administrative Fee Rate(11)	Subservicing Fee Rate(11)	Master Servicing Fee Rate(11)	Pari Passu Loan Primary Servicing Fee Rate(11)	Trustee Fee Rate(11)	Trust Advisor Fee Rate(11)	Asset Representations Reviewer Fee(11)	CREFC Fee Rate(11)	Interest Accrual Basis	Seasoning (mos.)	ARD (Yes/No)(10)	Original Term to Maturity (mos.)	Remaining Term to Maturity (mos.)	Original Interest-Only Period (mos.)	Remaining Interest-Only Period (mos.)	Original Amortization Term (mos.)	Remaining Amortization Term (mos.)	Note Date	First Payment Date	First P&I Payment Date (Partial IO Loans)	Maturity Date	ARD Loan Stated Maturity Date(10)	Monthly Debt Service (P&I)	Monthly Debt Service (IO)(12)	Annual Debt Service (P&I)(13)	Annual Debt Service (IO)(13)	Lockbox Type(14)	Cash Management Status	Crossed With Other Loans	Related- Borrower Loans(15)	UW NOI DSCR (P&I)(16)	UW NOI DSCR (IO)	UW NCF DSCR (P&I)(16)	UW NCF DSCR (IO)	Cut-Off Date LTV Ratio(9)	Maturity Date LTV Ratio(9)
5.079		Property	Capital Beltway CC																																4.33x		3.97x		30.5%	30.5%
5.080		Property	Centerpointe Trailer Lot																																4.33x		3.97x		30.5%	30.5%
5.081		Property	Randall Crossing DC																																4.33x		3.97x		30.5%	30.5%
5.082		Property	Burleson BP Bldg 2 (Austin DC I)																																4.33x		3.97x		30.5%	30.5%
5.083		Property	Maple Point 2																																4.33x		3.97x		30.5%	30.5%
5.084		Property	Hollins End 6																																4.33x		3.97x		30.5%	30.5%
5.085		Property	Freeport DC Bldg 3																																4.33x		3.97x		30.5%	30.5%
5.086		Property	Redlands Industrial Center II																																4.33x		3.97x		30.5%	30.5%
5.087		Property	Hollins End 1																																4.33x		3.97x		30.5%	30.5%
5.088		Property	Hollins End 2																																4.33x		3.97x		30.5%	30.5%
5.089		Property	Valwood West Industrial D																																4.33x		3.97x		30.5%	30.5%
5.090		Property	Redlands Industrial Center IA																																4.33x		3.97x		30.5%	30.5%
5.091		Property	Valwood West Industrial C																																4.33x		3.97x		30.5%	30.5%
5.092		Property	10th Street Business Park 1																																4.33x		3.97x		30.5%	30.5%
5.093		Property	Columbia Park IC																																4.33x		3.97x		30.5%	30.5%
5.094		Property	Valley View BC Bldg 2																																4.33x		3.97x		30.5%	30.5%
5.095		Property	Valley View BC Bldg 1																																4.33x		3.97x		30.5%	30.5%
5.096		Property	Crossroads DC III																																4.33x		3.97x		30.5%	30.5%
5.097		Property	Northpointe DC Bldg 1																																4.33x		3.97x		30.5%	30.5%
5.098		Property	Park 88																																4.33x		3.97x		30.5%	30.5%
5.099		Property	Ameriplex																																4.33x		3.97x		30.5%	30.5%
5.100		Property	Vista Point South 5																																4.33x		3.97x		30.5%	30.5%
5.101		Property	Hollins End 5																																4.33x		3.97x		30.5%	30.5%
5.102		Property	Northpointe DC Bldg 2																																4.33x		3.97x		30.5%	30.5%
5.103		Property	Vista Point South 6																																4.33x		3.97x		30.5%	30.5%
5.104		Property	Raceway Crossings IC Bldg 1 (Austin DC II)																																4.33x		3.97x		30.5%	30.5%
5.105		Property	Vista Point South 4																																4.33x		3.97x		30.5%	30.5%
5.106		Property	Vista Point South 3																																4.33x		3.97x		30.5%	30.5%
5.107		Property	North Plainfield 3																																4.33x		3.97x		30.5%	30.5%
5.108		Property	Vista Point South 1																																4.33x		3.97x		30.5%	30.5%
5.109		Property	Bolingbrook VMF																																4.33x		3.97x		30.5%	30.5%
5.110		Property	Vista Point South 2																																4.33x		3.97x		30.5%	30.5%
5.111		Property	Hollins End 3																																4.33x		3.97x		30.5%	30.5%
5.112		Property	Hollins End 4																																4.33x		3.97x		30.5%	30.5%
5.113		Property	Freeport DC Bldg 6																																4.33x		3.97x		30.5%	30.5%
5.114		Property	Freeport DC Bldg 5																																4.33x		3.97x		30.5%	30.5%
6		Loan	Mission Ridge	5.2000%	0.01835%	0.00000%	0.00250%	0.00250%	0.00790%	0.00430%	0.00065%	0.00050%	Actual/360	2	No	120	118	60	58	360	360	2/12/2016	4/6/2016	4/6/2021	3/6/2026	3/6/2026	$205,642.02	$164,537.27	$2,467,704	$1,974,447	Soft	Springing	No	No	1.72x	2.15x	1.41x	1.76x	55.9%	51.7%
7		Loan	Vistas at Seven Bar	5.1620%	0.01835%	0.00000%	0.00250%	0.00250%	0.00790%	0.00430%	0.00065%	0.00050%	Actual/360	2	No	120	118	24	22	360	360	2/12/2016	4/6/2016	4/6/2018	3/6/2026	3/6/2026	$180,432.71	$143,926.60	$2,165,193	$1,727,119	Soft	Springing	No	No	1.29x	1.62x	1.28x	1.61x	72.8%	63.3%
8		Loan	Jay Scutti Plaza	4.9000%	0.01835%	0.00000%	0.00250%	0.00250%	0.00790%	0.00430%	0.00065%	0.00050%	Actual/360	3	No	120	117	36	33	360	360	1/8/2016	3/6/2016	3/6/2019	2/6/2026	2/6/2026	$132,681.68	$103,501.16	$1,592,180	$1,242,014	Hard	Springing	No	No	1.33x	1.71x	1.25x	1.60x	69.0%	60.9%
9		Loan	West LA Office - 2730 Wilshire	5.0700%	0.01835%	0.00000%	0.00250%	0.00250%	0.00790%	0.00430%	0.00065%	0.00050%	Actual/360	4	No	120	116	48	44	360	360	12/29/2015	2/6/2016	2/6/2020	1/6/2026	1/6/2026	$132,300.87	$104,735.99	$1,587,610	$1,256,832	Springing	Springing	No	No	1.24x	1.57x	1.21x	1.53x	67.7%	61.3%
10		Loan	Starwood Capital Extended Stay Portfolio	4.01625%	0.01405%	0.00250%	0.00250%	0.00000%	0.00790%	0.00000%	0.00065%	0.00050%	Actual/360	10	No	60	50	24	14	360	360	6/11/2015	8/6/2015	8/6/2017	7/6/2020	7/6/2020	$92,877.16	$67,867.19	$1,114,526	$814,406	Hard	Springing	No	No	2.51x	3.44x	2.26x	3.10x	64.3%	61.3%
10.01		Property	Crestwood Suites Denver - Aurora																																2.51x		2.26x		64.3%	61.3%
10.02		Property	Sun Suites New Orleans (Metairie)																																2.51x		2.26x		64.3%	61.3%
10.03		Property	Sun Suites New Orleans (Harvey)																																2.51x		2.26x		64.3%	61.3%
10.04		Property	Sun Suites Hobby (Clearlake)																																2.51x		2.26x		64.3%	61.3%
10.05		Property	Sun Suites Plano																																2.51x		2.26x		64.3%	61.3%
10.06		Property	Sun Suites Westchase																																2.51x		2.26x		64.3%	61.3%
10.07		Property	Crestwood Suites Marietta Roswell Road																																2.51x		2.26x		64.3%	61.3%
10.08		Property	Sun Suites Sugar Land (Stafford)																																2.51x		2.26x		64.3%	61.3%
10.09		Property	Sun Suites Raleigh																																2.51x		2.26x		64.3%	61.3%
10.10		Property	Sun Suites Intercontinental Greenspoint																																2.51x		2.26x		64.3%	61.3%
10.11		Property	Crestwood Suites Nashville Madison																																2.51x		2.26x		64.3%	61.3%
10.12		Property	Sun Suites Cumming																																2.51x		2.26x		64.3%	61.3%
10.13		Property	Crestwood Suites Murfreesboro																																2.51x		2.26x		64.3%	61.3%
10.14		Property	Sun Suites Smyrna																																2.51x		2.26x		64.3%	61.3%
10.15		Property	Sun Suites Dallas - Garland																																2.51x		2.26x		64.3%	61.3%
10.16		Property	Sun Suites DFW Airport - Lewisville																																2.51x		2.26x		64.3%	61.3%
10.17		Property	Sun Suites Charlotte - Matthews																																2.51x		2.26x		64.3%	61.3%
10.18		Property	Crestwood Suites Disney Orlando																																2.51x		2.26x		64.3%	61.3%
10.19		Property	Crestwood Suites Orlando UCF																																2.51x		2.26x		64.3%	61.3%
10.20		Property	Crestwood Suites Snellville																																2.51x		2.26x		64.3%	61.3%
10.21		Property	Sun Suites Suwanee																																2.51x		2.26x		64.3%	61.3%
10.22		Property	Home Towne Suites Kannapolis																																2.51x		2.26x		64.3%	61.3%
10.23		Property	Sun Suites Corpus Christi																																2.51x		2.26x		64.3%	61.3%
10.24		Property	Home Towne Suites Tuscaloosa																																2.51x		2.26x		64.3%	61.3%
10.25		Property	Sun Suites Jacksonville																																2.51x		2.26x		64.3%	61.3%
10.26		Property	Sun Suites Chesapeake																																2.51x		2.26x		64.3%	61.3%
10.27		Property	Crestwood Suites Fort Myers																																2.51x		2.26x		64.3%	61.3%
10.28		Property	Crestwood Suites Greensboro Airport																																2.51x		2.26x		64.3%	61.3%
10.29		Property	Crestwood Suites Austin																																2.51x		2.26x		64.3%	61.3%
10.30		Property	Sun Suites Gwinnett																																2.51x		2.26x		64.3%	61.3%
10.31		Property	Crestwood Suites Marietta - Town Center Mall																																2.51x		2.26x		64.3%	61.3%
10.32		Property	Crestwood Suites Baton Rouge																																2.51x		2.26x		64.3%	61.3%
10.33		Property	Home Towne Suites Columbus																																2.51x		2.26x		64.3%	61.3%
10.34		Property	Crestwood Suites NW Houston																																2.51x		2.26x		64.3%	61.3%
10.35		Property	Home Towne Suites Auburn																																2.51x		2.26x		64.3%	61.3%
10.36		Property	Sun Suites Stockbridge																																2.51x		2.26x		64.3%	61.3%
10.37		Property	Home Towne Suites Anderson																																2.51x		2.26x		64.3%	61.3%
10.38		Property	Crestwood Suites Colorado Springs																																2.51x		2.26x		64.3%	61.3%
10.39		Property	Home Towne Suites Prattville																																2.51x		2.26x		64.3%	61.3%
10.40		Property	Crestwood Suites High Point																																2.51x		2.26x		64.3%	61.3%
10.41		Property	Sun Suites Birmingham																																2.51x		2.26x		64.3%	61.3%
10.42		Property	Sun Suites Kennesaw Town Center																																2.51x		2.26x		64.3%	61.3%
10.43		Property	Sun Suites Greensboro																																2.51x		2.26x		64.3%	61.3%
10.44		Property	Home Towne Suites Greenville																																2.51x		2.26x		64.3%	61.3%
10.45		Property	Sun Suites Hattiesburg																																2.51x		2.26x		64.3%	61.3%
10.46		Property	Home Towne Suites Decatur																																2.51x		2.26x		64.3%	61.3%
10.47		Property	Home Towne Suites Bowling Green																																2.51x		2.26x		64.3%	61.3%
10.48		Property	Sun Suites Gulfport Airport																																2.51x		2.26x		64.3%	61.3%
10.49		Property	Crestwood Suites Newport News																																2.51x		2.26x		64.3%	61.3%
10.50		Property	Home Towne Suites Clarksville																																2.51x		2.26x		64.3%	61.3%
11		Loan	Chicago Marriott Southwest at Burr Ridge	5.3500%	0.01835%	0.00000%	0.00250%	0.00250%	0.00790%	0.00430%	0.00065%	0.00050%	Actual/360	2	No	60	58	60	58	0	0	2/17/2016	4/6/2016	NAP	3/6/2021	3/6/2021	$90,405.09	$90,405.09	$1,084,861	$1,084,861	Hard	Springing	No	No	2.34x	2.34x	1.96x	1.96x	56.5%	56.5%
12		Loan	Palihouse Santa Monica	5.0598333%	0.01835%	0.00000%	0.00250%	0.00250%	0.00790%	0.00430%	0.00065%	0.00050%	Actual/360	4	No	120	116	0	0	360	356	12/23/2015	2/6/2016	NAP	1/6/2026	1/6/2026	$102,178.50		$1,226,142		Hard	In Place	No	No	1.75x		1.59x		63.5%	53.8%
13		Loan	Hilton Cincinnati Airport	5.5830%	0.01835%	0.00000%	0.00250%	0.00250%	0.00790%	0.00430%	0.00065%	0.00050%	Actual/360	2	No	60	58	0	0	360	358	2/17/2016	4/6/2016	NAP	3/6/2021	3/6/2021	$91,681.19		$1,100,174		Springing	Springing	No	No	2.52x		2.17x		68.7%	64.0%
14		Loan	Lofton Place Apartments	4.8100%	0.01835%	0.00000%	0.00250%	0.00250%	0.00790%	0.00430%	0.00065%	0.00050%	Actual/360	5	No	120	115	60	55	360	360	11/24/2015	1/6/2016	1/6/2021	12/6/2025	12/6/2025	$80,103.67	$61,976.07	$961,244	$743,713	Soft	Springing	No	No	1.39x	1.80x	1.33x	1.72x	72.6%	66.7%
15		Loan	City Place Apartments	5.2100%	0.01835%	0.00000%	0.00250%	0.00250%	0.00790%	0.00430%	0.00065%	0.00050%	Actual/360	3	No	120	117	0	0	360	357	1/29/2016	3/6/2016	NAP	2/6/2026	2/6/2026	$82,459.32		$989,512		Springing	Springing	No	No	1.41x		1.33x		69.2%	57.5%
16		Loan	The Vue	4.8370%	0.01835%	0.00000%	0.00250%	0.00250%	0.00790%	0.00430%	0.00065%	0.00050%	Actual/360	6	No	120	114	36	30	360	360	10/30/2015	12/6/2015	12/6/2018	11/6/2025	11/6/2025	$71,132.06	$55,172.03	$853,585	$662,064	Springing	Springing	No	No	1.35x	1.74x	1.30x	1.68x	69.6%	61.4%
17		Loan	Shadow Lake Apartments	5.0000%	0.01835%	0.00000%	0.00250%	0.00250%	0.00790%	0.00430%	0.00065%	0.00050%	Actual/360	3	No	60	57	0	0	360	357	1/8/2016	3/6/2016	NAP	2/6/2021	2/6/2021	$55,829.45		$669,953		Soft	Springing	No	No	1.46x		1.36x		67.9%	62.9%
18		Loan	Peakview Office Plaza	4.5300%	0.04835%	0.03000%	0.00250%	0.00250%	0.00790%	0.00430%	0.00065%	0.00050%	Actual/360	0	No	120	120	0	0	300	300	4/19/2016	6/6/2016	NAP	5/6/2026	5/6/2026	$54,638.59		$655,663		Springing	Springing	No	No	1.66x		1.41x		59.8%	43.9%
19		Loan	Holiday Inn & Suites Ann Arbor	5.9800%	0.01835%	0.00000%	0.00250%	0.00250%	0.00790%	0.00430%	0.00065%	0.00050%	Actual/360	1	No	120	119	0	0	300	299	3/8/2016	5/6/2016	NAP	4/6/2026	4/6/2026	$62,700.24		$752,403		Hard	Springing	No	No	1.67x		1.47x		72.1%	55.9%
20		Loan	Arbor Hill Apartments	5.5600%	0.01835%	0.00000%	0.00250%	0.00250%	0.00790%	0.00430%	0.00065%	0.00050%	Actual/360	2	No	120	118	0	0	360	358	2/24/2016	4/6/2016	NAP	3/6/2026	3/6/2026	$54,298.12		$651,577		Soft	Springing	No	No	1.42x		1.33x		68.7%	57.6%
21		Loan	Landmark Centre	5.0400%	0.01835%	0.00000%	0.00250%	0.00250%	0.00790%	0.00430%	0.00065%	0.00050%	Actual/360	3	No	120	117	48	45	360	360	2/4/2016	3/5/2016	3/5/2020	2/5/2026	2/5/2026	$50,691.28	$40,028.33	$608,295	$480,340	Springing	Springing	No	No	1.44x	1.82x	1.29x	1.63x	67.5%	61.1%

A-1-11

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

				MORTGAGE LOAN CHARACTERISTICS
Loan ID	Footnotes	Property Flag	Property Name	Mortgage Rate(10)	Administrative Fee Rate(11)	Subservicing Fee Rate(11)	Master Servicing Fee Rate(11)	Pari Passu Loan Primary Servicing Fee Rate(11)	Trustee Fee Rate(11)	Trust Advisor Fee Rate(11)	Asset Representations Reviewer Fee(11)	CREFC Fee Rate(11)	Interest Accrual Basis	Seasoning (mos.)	ARD (Yes/No)(10)	Original Term to Maturity (mos.)	Remaining Term to Maturity (mos.)	Original Interest-Only Period (mos.)	Remaining Interest-Only Period (mos.)	Original Amortization Term (mos.)	Remaining Amortization Term (mos.)	Note Date	First Payment Date	First P&I Payment Date (Partial IO Loans)	Maturity Date	ARD Loan Stated Maturity Date(10)	Monthly Debt Service (P&I)	Monthly Debt Service (IO)(12)	Annual Debt Service (P&I)(13)	Annual Debt Service (IO)(13)	Lockbox Type(14)	Cash Management Status	Crossed With Other Loans	Related- Borrower Loans(15)	UW NOI DSCR (P&I)(16)	UW NOI DSCR (IO)	UW NCF DSCR (P&I)(16)	UW NCF DSCR (IO)	Cut-Off Date LTV Ratio(9)	Maturity Date LTV Ratio(9)
22		Loan	Holiday Inn Express - Little Rock	5.1000%	0.01835%	0.00000%	0.00250%	0.00250%	0.00790%	0.00430%	0.00065%	0.00050%	Actual/360	3	No	120	117	0	0	360	357	2/4/2016	3/5/2016	NAP	2/5/2026	2/5/2026	$46,693.68		$560,324		Springing	Springing	No	No	1.98x		1.72x		66.4%	55.0%
23		Loan	Walnut Street Retail Portfolio	4.8500%	0.01835%	0.00000%	0.00250%	0.00250%	0.00790%	0.00430%	0.00065%	0.00050%	Actual/360	5	No	120	115	36	31	360	360	11/17/2015	1/6/2016	1/6/2019	12/6/2025	12/6/2025	$43,653.31	$33,899.06	$523,840	$406,789	Springing	Springing	No	MCF - A	1.50x	1.94x	1.41x	1.82x	71.3%	62.9%
24		Loan	Confederate Point Apartments	4.9900%	0.05335%	0.03500%	0.00250%	0.00250%	0.00790%	0.00430%	0.00065%	0.00050%	Actual/360	3	No	120	117	24	21	360	360	2/1/2016	3/6/2016	3/6/2018	2/6/2026	2/6/2026	$41,288.22	$32,463.88	$495,459	$389,567	Springing	Springing	No	No	1.59x	2.02x	1.47x	1.88x	72.6%	62.8%
25		Loan	White Lick Creek Apartments	4.8600%	0.01835%	0.00000%	0.00250%	0.00250%	0.00790%	0.00430%	0.00065%	0.00050%	Actual/360	2	No	120	118	36	34	360	360	2/11/2016	4/6/2016	4/6/2019	3/6/2026	3/6/2026	$39,094.06	$30,386.25	$469,129	$364,635	Springing	Springing	No	CS - A	1.38x	1.78x	1.34x	1.73x	67.3%	59.4%
26		Loan	Pebble Creek Collection	5.2900%	0.01835%	0.00000%	0.00250%	0.00250%	0.00790%	0.00430%	0.00065%	0.00050%	Actual/360	0	No	120	120	0	0	360	360	4/7/2016	6/5/2016	NAP	5/5/2026	5/5/2026	$39,937.23		$479,247		Springing	Springing	No	No	1.47x		1.36x		72.0%	59.8%
27		Loan	La Quinta Inn & Suites, Bonita Springs Naples North	4.9000%	0.01835%	0.00000%	0.00250%	0.00250%	0.00790%	0.00430%	0.00065%	0.00050%	Actual/360	5	No	120	115	0	0	360	355	12/3/2015	1/6/2016	NAP	12/6/2025	12/6/2025	$32,772.37		$393,268		Hard	Springing	No	No	2.53x		2.24x		68.2%	56.2%
28		Loan	Antelope Multifamily Portfolio	4.8320%	0.01835%	0.00000%	0.00250%	0.00250%	0.00790%	0.00430%	0.00065%	0.00050%	Actual/360	6	No	120	114	12	6	360	360	10/30/2015	12/6/2015	12/6/2016	11/6/2025	11/6/2025	$32,254.33	$25,005.88	$387,052	$300,071	Springing	Springing	No	No	1.54x	1.99x	1.41x	1.82x	74.8%	62.9%
28.1		Property	Ridgewood East																																1.54x		1.41x		74.8%	62.9%
28.2		Property	Water Valley																																1.54x		1.41x		74.8%	62.9%
28.3		Property	Senatobia Arms																																1.54x		1.41x		74.8%	62.9%
28.4		Property	Sardis Gardens																																1.54x		1.41x		74.8%	62.9%
28.5		Property	Flowers Square																																1.54x		1.41x		74.8%	62.9%
29		Loan	Chagrin Professional Office	4.8400%	0.05335%	0.03500%	0.00250%	0.00250%	0.00790%	0.00430%	0.00065%	0.00050%	Actual/360	3	No	120	117	24	21	360	360	1/6/2016	3/5/2016	3/5/2018	2/5/2026	2/5/2026	$32,152.24	$24,945.05	$385,827	$299,341	Springing	Springing	No	No	1.53x	1.98x	1.42x	1.84x	73.9%	63.7%
30		Loan	Lakes of Ridgecrest Phase III	4.8000%	0.01835%	0.00000%	0.00250%	0.00250%	0.00790%	0.00430%	0.00065%	0.00050%	Actual/360	4	No	120	116	24	20	360	360	12/18/2015	2/6/2016	2/6/2018	1/6/2026	1/6/2026	$30,955.26	$23,927.78	$371,463	$287,133	Springing	Springing	No	CS - A	1.36x	1.76x	1.33x	1.72x	71.4%	61.5%
31		Loan	Tuscany Villas Apartments	5.1500%	0.05335%	0.03500%	0.00250%	0.00250%	0.00790%	0.00430%	0.00065%	0.00050%	Actual/360	8	No	120	112	0	0	360	352	8/21/2015	10/1/2015	NAP	9/1/2025	9/1/2025	$31,942.53		$383,310		Springing	Springing	No	No	1.98x		1.77x		76.4%	63.7%
32		Loan	Palmer Super Center	4.8030%	0.01835%	0.00000%	0.00250%	0.00250%	0.00790%	0.00430%	0.00065%	0.00050%	Actual/360	3	No	120	117	0	0	360	357	2/1/2016	3/6/2016	NAP	2/6/2026	2/6/2026	$30,178.69		$362,144		Springing	Springing	No	No	2.04x		1.85x		63.8%	52.3%
33		Loan	Winter Garden Business Park	4.8600%	0.06835%	0.05000%	0.00250%	0.00250%	0.00790%	0.00430%	0.00065%	0.00050%	Actual/360	2	No	120	118	60	58	360	360	2/11/2016	4/5/2016	4/5/2021	3/5/2026	3/5/2026	$29,360.17	$22,820.48	$352,322	$273,846	Springing	Springing	No	No	2.19x	2.82x	1.89x	2.43x	65.0%	59.8%
34		Loan	Battery B at The Jeffrey Apartments	4.4600%	0.05335%	0.03500%	0.00250%	0.00250%	0.00790%	0.00430%	0.00065%	0.00050%	Actual/360	4	No	120	116	36	32	360	360	12/11/2015	2/5/2016	2/5/2019	1/5/2026	1/5/2026	$26,980.66	$20,160.34	$323,768	$241,924	Soft	Springing	No	No	1.53x	2.04x	1.49x	2.00x	67.7%	59.2%
35		Loan	Taunton Depot Shopping Center	5.2000%	0.01835%	0.00000%	0.00250%	0.00250%	0.00790%	0.00430%	0.00065%	0.00050%	Actual/360	2	No	120	118	0	0	360	358	2/29/2016	4/6/2016	NAP	3/6/2026	3/6/2026	$29,377.43		$352,529		Springing	Springing	No	No	1.54x		1.44x		71.2%	59.0%
36		Loan	Cumberland Pointe	4.8900%	0.05335%	0.03500%	0.00250%	0.00250%	0.00790%	0.00430%	0.00065%	0.00050%	Actual/360	4	No	84	80	12	8	360	360	12/16/2015	2/5/2016	2/5/2017	1/5/2023	1/5/2023	$27,036.07	$21,071.15	$324,433	$252,854	Soft	Springing	No	No	1.56x	2.01x	1.49x	1.91x	69.4%	62.6%
37		Loan	Banana Republic	4.8500%	0.01835%	0.00000%	0.00250%	0.00250%	0.00790%	0.00430%	0.00065%	0.00050%	Actual/360	5	No	120	115	36	31	360	360	11/17/2015	1/6/2016	1/6/2019	12/6/2025	12/6/2025	$25,593.05	$19,874.33	$307,117	$238,492	Springing	Springing	No	MCF - A	1.47x	1.89x	1.39x	1.80x	73.5%	64.8%
38		Loan	Hawthorne Square	5.0300%	0.01835%	0.00000%	0.00250%	0.00250%	0.00790%	0.00430%	0.00065%	0.00050%	Actual/360	5	No	120	115	12	7	360	360	11/25/2015	1/6/2016	1/6/2017	12/6/2025	12/6/2025	$25,963.25	$20,484.44	$311,559	$245,813	Springing	Springing	No	MCF - B	1.31x	1.66x	1.25x	1.59x	64.7%	54.7%
39		Loan	539 Smith Street	4.7750%	0.01835%	0.00000%	0.00250%	0.00250%	0.00790%	0.00430%	0.00065%	0.00050%	Actual/360	5	No	120	115	36	31	360	360	11/20/2015	1/6/2016	1/6/2019	12/6/2025	12/6/2025	$25,111.45	$19,365.28	$301,337	$232,383	Springing	Springing	No	No	1.61x	2.09x	1.46x	1.90x	69.6%	61.3%
40		Loan	The Realty Building	4.6400%	0.01835%	0.00000%	0.00250%	0.00250%	0.00790%	0.00430%	0.00065%	0.00050%	Actual/360	4	No	120	116	120	116	0	0	12/18/2015	2/5/2016	NAP	1/5/2026	1/5/2026	$18,788.38	$18,788.38	$225,461	$225,461	Springing	Springing	No	No	2.50x	2.50x	2.25x	2.25x	57.1%	57.1%
41		Loan	Lochaven Apartments	4.5200%	0.05335%	0.03500%	0.00250%	0.00250%	0.00790%	0.00430%	0.00065%	0.00050%	Actual/360	6	No	120	114	36	30	360	360	10/30/2015	12/1/2015	12/1/2018	11/1/2025	11/1/2025	$20,314.97	$15,275.93	$243,780	$183,311	NAP	NAP	No	No	2.08x	2.76x	1.90x	2.52x	48.2%	42.2%
42		Loan	515 Westheimer	5.1295%	0.01835%	0.00000%	0.00250%	0.00250%	0.00790%	0.00430%	0.00065%	0.00050%	Actual/360	4	No	120	116	0	0	360	356	12/18/2015	2/6/2016	NAP	1/6/2026	1/6/2026	$21,790.56		$261,487		Springing	Springing	No	MCF - B	1.29x		1.23x		66.4%	55.0%
43		Loan	Alexander House	4.6750%	0.01835%	0.00000%	0.00250%	0.00250%	0.00790%	0.00430%	0.00065%	0.00050%	Actual/360	5	No	120	115	0	0	360	355	11/10/2015	1/6/2016	NAP	12/6/2025	12/6/2025	$20,685.45		$248,225		Springing	Springing	No	No	2.51x		2.23x		46.8%	38.3%
44		Loan	TopSail Way Shopping Center	5.6300%	0.01835%	0.00000%	0.00250%	0.00250%	0.00790%	0.00430%	0.00065%	0.00050%	Actual/360	1	No	120	119	0	0	360	359	3/11/2016	5/5/2016	NAP	4/5/2026	4/5/2026	$22,678.90		$272,147		Springing	Springing	No	No	1.46x		1.30x		74.9%	62.9%
45		Loan	Aztec Square	4.9800%	0.01835%	0.00000%	0.00250%	0.00250%	0.00790%	0.00430%	0.00065%	0.00050%	Actual/360	5	No	120	115	0	0	360	355	11/12/2015	1/6/2016	NAP	12/6/2025	12/6/2025	$18,478.20		$221,738		Springing	Springing	No	No	1.45x		1.36x		73.8%	61.0%
46		Loan	Homecrest MHC	5.1200%	0.01835%	0.00000%	0.00250%	0.00250%	0.00790%	0.00430%	0.00065%	0.00050%	Actual/360	4	No	120	116	24	20	360	360	12/10/2015	2/6/2016	2/6/2018	1/6/2026	1/6/2026	$15,917.25	$12,653.33	$191,007	$151,840	NAP	NAP	No	No	1.40x	1.76x	1.38x	1.73x	75.0%	65.1%
47		Loan	501 Bath Street	4.9200%	0.01835%	0.00000%	0.00250%	0.00250%	0.00790%	0.00430%	0.00065%	0.00050%	Actual/360	5	No	120	115	120	115	0	0	11/9/2015	1/6/2016	NAP	12/6/2025	12/6/2025	$12,055.14	$12,055.14	$144,662	$144,662	Springing	Springing	No	No	2.20x	2.20x	2.03x	2.03x	42.6%	42.6%
48		Loan	2100 & 2106 N. Orange Avenue	5.4100%	0.05335%	0.03500%	0.00250%	0.00250%	0.00790%	0.00430%	0.00065%	0.00050%	Actual/360	4	No	120	116	0	0	240	236	12/23/2015	2/5/2016	NAP	1/5/2026	1/5/2026	$15,704.72		$188,457		Springing	Springing	No	No	1.57x		1.44x		52.4%	33.9%
49		Loan	Coastal Breeze Apartment Portfolio	4.9140%	0.01835%	0.00000%	0.00250%	0.00250%	0.00790%	0.00430%	0.00065%	0.00050%	Actual/360	5	No	120	115	36	31	360	360	12/1/2015	1/6/2016	1/6/2019	12/6/2025	12/6/2025	$11,428.93	$8,926.53	$137,147	$107,118	Springing	Springing	No	No	1.71x	2.20x	1.60x	2.05x	69.4%	61.3%
49.1		Property	Apple																																1.71x		1.60x		69.4%	61.3%
49.2		Property	Baltic																																1.71x		1.60x		69.4%	61.3%
49.3		Property	Maple																																1.71x		1.60x		69.4%	61.3%
50		Loan	Gross - Villa MHP	5.3500%	0.01835%	0.00000%	0.00250%	0.00250%	0.00790%	0.00430%	0.00065%	0.00050%	Actual/360	1	No	120	119	24	23	300	300	3/17/2016	5/6/2016	5/6/2018	4/6/2026	4/6/2026	$8,593.30	$6,418.76	$103,120	$77,025	Springing	Springing	No	No	1.33x	1.78x	1.29x	1.72x	74.7%	61.0%

A-1-12

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

								MORTGAGED PROPERTY UNDERWRITTEN CASH FLOWS(19)(20)
Loan ID	Footnotes	Property Flag	Property Name	Grace Period to Late Charge (Days)	Grace Period to Default (Days)	Due Date	Prepayment Provisions (No. of Payments)(17)(18)	Third Most Recent Revenues	Third Most Recent Expenses	Third Most Recent NOI	Third Most Recent NOI Date	Third Most Recent NOI Debt Yield	Second Most Recent Revenues	Second Most Recent Expenses	Second Most Recent NOI	Second Most Recent NOI Date	Second Most Recent NOI Debt Yield	Most Recent Revenues	Most Recent Expenses	Most Recent NOI	Most Recent NOI Date	Most Recent NOI Debt Yield	UW Occupancy	UW EGI(8)	UW Expenses	UW NOI(8)	UW NOI Debt Yield	UW Capital Items	UW NCF(8)	UW NCF Debt Yield
1		Loan	GLP Industrial Portfolio B	0	0	6	YM1(77), O(7)	$134,636,713	$37,531,583	$97,105,129	2014	15.4%	$138,452,968	$38,042,665	$100,410,302	2015	16.0%						94.0%	$157,006,433	$41,555,299	$115,451,134	18.4%	$9,183,601	$106,267,532	16.9%
1.001		Property	Agave DC					$6,310,564	$1,713,039	$4,597,525	2014		$6,513,570	$1,803,051	$4,710,519	2015							100.0%	$7,312,727	$2,263,251	$5,049,477	18.4%	$443,489	$4,605,988	16.9%
1.002		Property	Lehigh Valley 13					$4,590,641	$1,122,524	$3,468,117	2014		$4,768,539	$1,249,001	$3,519,539	2015							100.0%	$4,738,325	$1,108,140	$3,630,185	18.4%	$287,875	$3,342,310	16.9%
1.003		Property	Frontier Logistics BTS																				100.0%	$3,570,019	$873,981	$2,696,038	18.4%	$210,001	$2,486,037	16.9%
1.004		Property	Sugarland Interchange DC					$2,144,187	$808,893	$1,335,294	2014		$2,198,461	$717,359	$1,481,102	2015							100.0%	$3,414,807	$738,603	$2,676,204	18.4%	$170,192	$2,506,012	16.9%
1.005		Property	York - Willow Springs					$4,110,983	$765,091	$3,345,891	2014		$4,129,145	$744,062	$3,385,083	2015							100.0%	$4,588,687	$964,952	$3,623,735	18.4%	$218,400	$3,405,335	16.9%
1.006		Property	Atlanta - Liberty DC					$2,746,643	$388,132	$2,358,511	2014		$2,820,556	$470,853	$2,349,703	2015							100.0%	$2,772,412	$411,863	$2,360,549	18.4%	$297,972	$2,062,577	16.9%
1.007		Property	South Bay DC					$124,516	$515,552	($391,036)	2014		$124,515	$535,924	($411,409)	2015							100.0%	$2,591,083	$543,363	$2,047,719	18.4%	$92,904	$1,954,815	16.9%
1.008		Property	Sorensen Industrial					$932,457	$458,704	$473,753	2014		$1,850,343	$477,595	$1,372,748	2015							100.0%	$2,660,064	$503,444	$2,156,620	18.4%	$106,898	$2,049,723	16.9%
1.009		Property	Miramar DC					$2,918,032	$628,878	$2,289,154	2014		$2,922,610	$623,922	$2,298,689	2015							100.0%	$3,090,537	$658,900	$2,431,637	18.4%	$101,255	$2,330,382	16.9%
1.010		Property	York DC II					$2,461,498	$305,152	$2,156,347	2014		$2,487,416	$310,083	$2,177,333	2015							100.0%	$2,838,060	$769,854	$2,068,207	18.4%	$211,050	$1,857,157	16.9%
1.011		Property	Carlisle DC Bldg 1					$2,707,974	$607,150	$2,100,824	2014		$2,631,746	$551,921	$2,079,826	2015							100.0%	$2,807,168	$650,609	$2,156,559	18.4%	$179,116	$1,977,443	16.9%
1.012		Property	Portside Distribution Center					$2,389,812	$549,957	$1,839,856	2014		$2,419,558	$533,838	$1,885,720	2015							100.0%	$2,543,844	$580,425	$1,963,419	18.4%	$145,618	$1,817,801	16.9%
1.013		Property	Marina West A					$2,441,999	$448,769	$1,993,230	2014		$2,489,634	$464,807	$2,024,827	2015							100.0%	$2,576,008	$549,653	$2,026,355	18.4%	$96,661	$1,929,694	16.9%
1.014		Property	Fremont East Bay DC					$2,166,009	$436,456	$1,729,554	2014		$2,196,049	$434,508	$1,761,541	2015							100.0%	$2,329,828	$456,282	$1,873,546	18.4%	$86,258	$1,787,289	16.9%
1.015		Property	Harbor Gateway DC					$1,439,511	$407,109	$1,032,402	2014		$1,460,003	$396,568	$1,063,435	2015							100.0%	$2,071,173	$436,146	$1,635,027	18.4%	$64,685	$1,570,342	16.9%
1.016		Property	Imperial DC 1						$744,071	($744,071)	2014			$900,575	($900,575)	2015							100.0%	$2,350,764	$867,219	$1,483,545	18.4%	$114,807	$1,368,738	16.9%
1.017		Property	Westport DC Bldg B					$2,154,286	$452,509	$1,701,777	2014		$2,177,576	$458,376	$1,719,200	2015							100.0%	$2,304,353	$566,283	$1,738,070	18.4%	$143,281	$1,594,790	16.9%
1.018		Property	Westport DC Bldg A					$2,407,854	$443,731	$1,964,123	2014		$2,435,112	$431,139	$2,003,973	2015							100.0%	$2,604,097	$538,936	$2,065,162	18.4%	$122,812	$1,942,349	16.9%
1.019		Property	Auburn DC					$1,688,322	$405,486	$1,282,836	2014		$1,784,386	$408,476	$1,375,910	2015							100.0%	$1,783,141	$457,102	$1,326,039	18.4%	$99,208	$1,226,831	16.9%
1.020		Property	Southaven DC Bldg 2					$2,230,551	$421,776	$1,808,775	2014		$2,298,200	$524,373	$1,773,827	2015							100.0%	$2,354,320	$482,610	$1,871,711	18.4%	$210,875	$1,660,836	16.9%
1.021		Property	Marina West DC II Bldg 1					$1,875,262	$504,214	$1,371,048	2014		$1,935,573	$520,810	$1,414,763	2015							100.0%	$1,836,823	$540,851	$1,295,972	18.4%	$70,000	$1,225,972	16.9%
1.022		Property	Buckeye DC Bldg 1					$1,758,425	$507,308	$1,251,117	2014		$1,797,968	$479,063	$1,318,905	2015							100.0%	$1,996,151	$621,416	$1,374,736	18.4%	$133,199	$1,241,536	16.9%
1.023		Property	York DC III					$1,994,631	$471,202	$1,523,430	2014		$2,019,153	$486,091	$1,533,062	2015							100.0%	$2,135,475	$649,851	$1,485,624	18.4%	$119,756	$1,365,868	16.9%
1.024		Property	Orange County DC					$1,071,793	$324,799	$746,995	2014		$1,454,992	$341,733	$1,113,259	2015							100.0%	$1,523,710	$365,128	$1,158,582	18.4%	$69,396	$1,089,185	16.9%
1.025		Property	Kent Valley DC II					$1,225,656	$386,499	$839,157	2014		$1,377,411	$377,043	$1,000,368	2015							100.0%	$1,659,787	$424,165	$1,235,623	18.4%	$80,117	$1,155,505	16.9%
1.026		Property	Memphis IC III					$2,191,816	$698,120	$1,493,697	2014		$2,183,230	$598,240	$1,584,990	2015							100.0%	$2,265,152	$859,765	$1,405,388	18.4%	$203,734	$1,201,653	16.9%
1.027		Property	Pinole Point Building #1					$1,158,438	$400,967	$757,471	2014		$1,251,105	$403,101	$848,004	2015							100.0%	$1,615,470	$438,269	$1,177,201	18.4%	$70,000	$1,107,201	16.9%
1.028		Property	Cactus DC II					$1,732,400	$471,709	$1,260,691	2014		$4,995	$521,601	($516,606)	2015							0.2%	($7,500)	$517,790	($525,290)	18.4%	$131,866	($657,156)	16.9%
1.029		Property	Fairburn DC					$1,118,643	$218,713	$899,930	2014		$1,177,286	$233,341	$943,945	2015							100.0%	$1,512,222	$354,950	$1,157,273	18.4%	$121,178	$1,036,094	16.9%
1.030		Property	Windfern Distribution Center II					$1,789,659	$583,404	$1,206,254	2014		$1,817,857	$618,712	$1,199,145	2015							100.0%	$1,842,085	$589,366	$1,252,720	18.4%	$85,995	$1,166,725	16.9%
1.031		Property	Miami DC					$970,470	$371,234	$599,236	2014		$1,450,763	$467,655	$983,108	2015							100.0%	$1,454,700	$347,339	$1,107,361	18.4%	$64,932	$1,042,429	16.9%
1.032		Property	Southpoint F					$1,325,227	$339,412	$985,815	2014		$1,562,351	$529,483	$1,032,868	2015							100.0%	$1,417,631	$394,600	$1,023,031	18.4%	$125,426	$897,605	16.9%
1.033		Property	Industrial Parkway DC					$788,308	$554,186	$234,122	2014		$1,383,406	$680,913	$702,493	2015							100.0%	$1,636,300	$495,853	$1,140,447	18.4%	$155,330	$985,117	16.9%
1.034		Property	Chickasaw DC					$1,892,719	$579,981	$1,312,737	2014		$1,942,996	$619,344	$1,323,652	2015							100.0%	$1,975,095	$627,381	$1,347,714	18.4%	$153,279	$1,194,435	16.9%
1.035		Property	Valley Crossings					$1,394,393	$267,406	$1,126,987	2014		$1,397,319	$256,813	$1,140,506	2015							100.0%	$1,459,665	$289,393	$1,170,272	18.4%	$94,500	$1,075,772	16.9%
1.036		Property	Buckeye DC Bldg 2					$1,469,542	$629,389	$840,154	2014		$1,439,543	$626,770	$812,773	2015							100.0%	$1,496,583	$571,183	$925,400	18.4%	$106,223	$819,176	16.9%
1.037		Property	Southpoint B					$1,279,872	$318,626	$961,246	2014		$1,267,878	$287,775	$980,103	2015							100.0%	$1,324,407	$301,735	$1,022,672	18.4%	$103,950	$918,722	16.9%
1.038		Property	Hartman Business Center I					$1,234,897	$337,478	$897,419	2014		$1,024,639	$368,797	$655,842	2015							100.0%	$1,448,925	$351,548	$1,097,377	18.4%	$123,894	$973,483	16.9%
1.039		Property	Artesia DC					$1,119,614	$274,403	$845,211	2014		$1,121,856	$271,369	$850,488	2015							100.0%	$1,121,930	$293,999	$827,931	18.4%	$53,130	$774,801	16.9%
1.040		Property	Bell Gardens Distribution Center #3					$1,110,381	$228,690	$881,690	2014		$1,161,131	$231,688	$929,443	2015							100.0%	$1,210,206	$259,448	$950,758	18.4%	$58,191	$892,567	16.9%
1.041		Property	Marina West B					$1,160,208	$271,105	$889,102	2014		$1,181,074	$273,347	$907,727	2015							100.0%	$1,238,441	$304,762	$933,679	18.4%	$40,488	$893,191	16.9%
1.042		Property	Renton DC					$1,328,347	$222,148	$1,106,199	2014		$1,331,234	$206,272	$1,124,963	2015							100.0%	$1,385,161	$248,427	$1,136,734	18.4%	$44,331	$1,092,403	16.9%
1.043		Property	Southpoint A					$1,486,287	$380,503	$1,105,784	2014		$1,459,705	$337,526	$1,122,179	2015							100.0%	$1,516,055	$402,145	$1,113,910	18.4%	$76,606	$1,037,304	16.9%
1.044		Property	Westfork A5					$1,389,842	$395,330	$994,512	2014		$1,278,620	$274,809	$1,003,811	2015							61.8%	$869,498	$310,488	$559,010	18.4%	$110,283	$448,727	16.9%
1.045		Property	Marina West DC II Bldg 2					$1,068,478	$272,829	$795,649	2014		$1,097,052	$278,958	$818,094	2015							100.0%	$1,132,916	$277,769	$855,147	18.4%	$50,050	$805,097	16.9%
1.046		Property	Pinole Point Building #2					$1,279,251	$312,108	$967,144	2014		$1,312,021	$316,441	$995,581	2015							100.0%	$1,169,052	$318,559	$850,493	18.4%	$50,138	$800,356	16.9%
1.047		Property	Salt Lake DC II					$1,187,108	$244,943	$942,165	2014		$1,206,106	$251,283	$954,823	2015							100.0%	$1,305,449	$313,102	$992,346	18.4%	$66,500	$925,846	16.9%
1.048		Property	Northwest 8 Industrial Center II					$966,897	$307,115	$659,782	2014		$990,237	$321,294	$668,943	2015							61.0%	$780,616	$333,674	$446,942	18.4%	$34,711	$412,231	16.9%
1.049		Property	Salt Lake DC I					$1,076,731	$254,453	$822,278	2014		$1,163,387	$258,644	$904,743	2015							100.0%	$1,221,792	$282,292	$939,500	18.4%	$66,500	$873,000	16.9%
1.050		Property	Southshore Commerce Center C					$974,148	$226,120	$748,028	2014		$977,068	$236,680	$740,388	2015							100.0%	$1,154,067	$263,769	$890,298	18.4%	$62,810	$827,488	16.9%
1.051		Property	Pinole Point Building #3					$1,068,650	$332,208	$736,441	2014		$1,066,711	$334,499	$732,212	2015							100.0%	$1,286,073	$358,348	$927,725	18.4%	$46,026	$881,699	16.9%
1.052		Property	Steamboat DC					$1,040,235	$240,081	$800,154	2014		$1,029,290	$236,183	$793,106	2015							100.0%	$1,092,154	$278,177	$813,977	18.4%	$67,606	$746,371	16.9%
1.053		Property	Palo Verde DC					$162,879	$390,966	($228,088)	2014		$113,964	$350,803	($236,839)	2015								($9,304)	$329,590	($338,894)	18.4%	$105,924	($444,818)	16.9%
1.054		Property	South San Francisco DC II					$458,868	$189,637	$269,231	2014		$579,124	$175,046	$404,078	2015							100.0%	$1,000,049	$187,835	$812,214	18.4%	$30,421	$781,792	16.9%
1.055		Property	Westfork C4					$350,281	$262,512	$87,769	2014		$380,080	$234,342	$145,738	2015							24.9%	$340,975	$218,336	$122,639	18.4%	$102,298	$20,341	16.9%
1.056		Property	South San Francisco DC					$569,078	$160,604	$408,474	2014		$851,376	$151,953	$699,423	2015							100.0%	$879,703	$171,764	$707,939	18.4%	$30,450	$677,489	16.9%
1.057		Property	Southshore Commerce Center A					$1,073,573	$240,308	$833,265	2014		$1,087,203	$246,866	$840,337	2015							100.0%	$1,133,113	$274,389	$858,723	18.4%	$57,750	$800,973	16.9%
1.058		Property	Kent Valley DC IV					$877,698	$249,336	$628,362	2014		$907,692	$251,086	$656,606	2015							100.0%	$968,192	$238,296	$729,896	18.4%	$40,316	$689,580	16.9%
1.059		Property	Carlisle DC Bldg 2					$932,999	$171,872	$761,128	2014		$925,108	$154,520	$770,588	2015							100.0%	$1,040,596	$207,949	$832,647	18.4%	$63,697	$768,951	16.9%
1.060		Property	Bluegrass DC Bldg 4					$743,893	$128,208	$615,686	2014		$719,818	$131,723	$588,095	2015							100.0%	$836,433	$131,449	$704,984	18.4%	$47,683	$657,301	16.9%
1.061		Property	Westfork A4					$957,855	$195,642	$762,213	2014		$936,469	$188,705	$747,764	2015							100.0%	$1,008,634	$225,461	$783,173	18.4%	$80,002	$703,172	16.9%
1.062		Property	Beltway Crossing DC Bldg 2					$909,583	$256,737	$652,846	2014		$949,314	$277,525	$671,789	2015							100.0%	$1,036,380	$270,271	$766,109	18.4%	$58,240	$707,869	16.9%
1.063		Property	Ritner DC					$961,463	$169,758	$791,705	2014		$982,500	$162,333	$820,167	2015							100.0%	$1,020,746	$189,853	$830,893	18.4%	$70,700	$760,193	16.9%
1.064		Property	Hartman Business Center II					$1,156,129	$229,245	$926,884	2014		$1,161,331	$233,481	$927,851	2015							0.2%	($3,582)	$244,599	($248,181)	18.4%	$91,630	($339,810)	16.9%
1.065		Property	Hayward DC					$720,722	$170,850	$549,872	2014		$721,774	$161,357	$560,417	2015							100.0%	$734,740	$179,200	$555,540	18.4%	$35,632	$519,908	16.9%
1.066		Property	Houston DC Bldg 1					$876,746	$289,581	$587,164	2014		$892,083	$273,113	$618,971	2015							100.0%	$890,524	$274,779	$615,746	18.4%	$76,735	$539,010	16.9%
1.067		Property	Kent Valley DC					$734,455	$145,077	$589,379	2014		$710,491	$146,378	$564,112	2015							100.0%	$740,846	$165,971	$574,875	18.4%	$43,750	$531,125	16.9%
1.068		Property	Lehigh Valley 9					$524,268	$322,538	$201,730	2014		$835,321	$296,168	$539,153	2015							100.0%	$1,022,911	$267,429	$755,481	18.4%	$53,955	$701,527	16.9%
1.069		Property	Beltway Crossing DC Bldg 3					$766,924	$184,914	$582,009	2014		$775,773	$188,055	$587,717	2015							100.0%	$808,951	$201,898	$607,053	18.4%	$40,768	$566,285	16.9%
1.070		Property	Southaven DC Bldg 1					$1,066,651	$250,665	$815,986	2014		$1,072,767	$271,397	$801,370	2015							100.0%	$1,030,446	$253,764	$776,682	18.4%	$86,297	$690,384	16.9%
1.071		Property	Bluegrass DC Bldg 1					$617,644	$101,532	$516,112	2014		$610,259	$88,191	$522,068	2015							100.0%	$756,244	$122,541	$633,702	18.4%	$39,200	$594,502	16.9%
1.072		Property	Suwanee Point Building 200					$675,372	$143,942	$531,430	2014		$703,341	$142,386	$560,955	2015							100.0%	$796,884	$145,747	$651,138	18.4%	$37,090	$614,047	16.9%
1.073		Property	Tamarac Business Center I					$719,658	$199,145	$520,513	2014		$722,590	$207,679	$514,910	2015							100.0%	$753,548	$251,038	$502,510	18.4%	$31,500	$471,010	16.9%
1.074		Property	Gwinnett DC Bldg 1					$609,603	$179,521	$430,082	2014		$671,195	$187,281	$483,914	2015							100.0%	$857,887	$195,370	$662,517	18.4%	$70,504	$592,013	16.9%
1.075		Property	Houston DC Bldg 3					$959,496	$305,497	$654,000	2014		$1,037,168	$329,612	$707,556	2015							100.0%	$909,388	$327,065	$582,323	18.4%	$67,351	$514,973	16.9%
1.076		Property	Broadway 101 CC Bldg 9					$969,639	$171,102	$798,537	2014		$996,502	$185,048	$811,455	2015							100.0%	$1,031,807	$212,480	$819,327	18.4%	$34,144	$785,183	16.9%
1.077		Property	Iron Run DC					$790,439	$242,147	$548,292	2014		$804,629	$234,285	$570,344	2015							100.0%	$796,583	$214,779	$581,803	18.4%	$43,750	$538,053	16.9%
1.078		Property	Windfern Distribution Center I					$847,091	$321,259	$525,832	2014		$817,553	$324,010	$493,543	2015							100.0%	$895,306	$315,607	$579,699	18.4%	$44,961	$534,738	16.9%
1.079		Property	Miami DC II					$637,162	$109,320	$527,842	2014		$642,825	$107,566	$535,259	2015							100.0%	$661,587	$136,530	$525,057	18.4%	$24,500	$500,557	16.9%
1.080		Property	Southshore Commerce Center B					$667,766	$146,150	$521,616	2014		$482,509	$156,247	$326,262	2015							100.0%	$783,327	$178,985	$604,342	18.4%	$36,225	$568,117	16.9%
1.081		Property	Suwanee Point Building 100					$233,631	$141,118	$92,513	2014		$234,551	$156,166	$78,385	2015							88.9%	$572,395	$157,223	$415,172	18.4%	$44,004	$371,169	16.9%
1.082		Property	Beltway Crossing DC Bldg 1					$661,396	$188,018	$473,377	2014		$593,560	$202,409	$391,150	2015							100.0%	$618,890	$187,348	$431,542	18.4%	$40,768	$390,774	16.9%
1.083		Property	Southshore Commerce Center D					$102,695	$125,555	($22,860)	2014		$411,382	$129,333	$282,049	2015							100.0%	$659,513	$144,744	$514,769	18.4%	$33,813	$480,956	16.9%
1.084		Property	Broadway 101 CC Bldg 11					$715,749	$156,012	$559,737	2014		$732,550	$164,177	$568,373	2015							100.0%	$797,985	$181,994	$615,991	18.4%	$37,137	$578,854	16.9%
1.085		Property	Lehigh Valley DC II					$595,993	$166,703	$429,290	2014		$613,928	$177,949	$435,979	2015							100.0%	$625,139	$165,939	$459,200	18.4%	$39,917	$419,283	16.9%
1.086		Property	Memphis IC I					$76,618	$286,348	($209,730)	2014		$411,340	$229,478	$181,862	2015							100.0%	$774,158	$269,478	$504,680	18.4%	$70,000	$434,680	16.9%
1.087		Property	Broadway 101 CC Bldg 6					$719,800	$175,959	$543,841	2014		$730,867	$176,558	$554,309	2015							100.0%	$782,263	$165,799	$616,464	18.4%	$33,642	$582,822	16.9%
1.088		Property	Lehigh Valley 10					$773,173	$217,425	$555,747	2014		$687,619	$209,104	$478,515	2015							100.0%	$748,357	$187,756	$560,601	18.4%	$38,955	$521,646	16.9%
1.089		Property	Beltway Crossing DC Bldg 4					$638,079	$219,538	$418,542	2014		$580,418	$146,222	$434,196	2015							100.0%	$604,405	$154,446	$449,959	18.4%	$32,032	$417,927	16.9%
1.090		Property	Northwest 8 Industrial Center I					$558,209	$165,090	$393,120	2014		$571,122	$156,525	$414,596	2015							100.0%	$620,848	$172,271	$448,577	18.4%	$14,750	$433,827	16.9%
1.091		Property	Bluegrass DC Bldg 3					$308,726	$69,443	$239,283	2014		$309,312	$66,313	$242,999	2015							100.0%	$491,570	$85,527	$406,043	18.4%	$25,200	$380,843	16.9%
1.092		Property	Andover DC Bldg A					$548,144	$159,993	$388,151	2014		$468,385	$142,981	$325,404	2015							100.0%	$550,924	$145,742	$405,182	18.4%	$28,429	$376,753	16.9%
1.093		Property	Bluegrass DC Bldg 2					$295,473	$64,273	$231,200	2014		$298,909	$64,960	$233,949	2015							100.0%	$474,537	$85,619	$388,918	18.4%	$24,150	$364,768	16.9%
1.094		Property	Andover DC Bldg B					$505,870	$155,432	$350,439	2014		$505,201	$142,884	$362,316	2015							100.0%	$510,810	$146,848	$363,962	18.4%	$28,581	$335,381	16.9%
1.095		Property	Broadway 101 CC Bldg 5					$661,648	$152,854	$508,793	2014		$677,960	$163,141	$514,818	2015							100.0%	$745,386	$178,081	$567,305	18.4%	$29,937	$537,369	16.9%
1.096		Property	Broadway 101 CC Bldg 8					$430,417	$123,093	$307,324	2014		$440,533	$141,491	$299,042	2015							73.4%	$483,594	$120,668	$362,926	18.4%	$23,861	$339,065	16.9%
1.097		Property	Broadway 101 CC Bldg 10					$444,515	$110,114	$334,401	2014		$507,729	$116,877	$390,853	2015							100.0%	$616,132	$138,327	$477,805	18.4%	$29,937	$447,868	16.9%
1.098		Property	Broadway 101 CC Bldg 4					$555,028	$116,376	$438,653	2014		$570,911	$119,095	$451,817	2015							100.0%	$653,549	$126,933	$526,615	18.4%	$22,859	$503,757	16.9%
1.099		Property	Lehigh Valley 11					$464,177	$183,019	$281,159	2014		$405,658	$169,135	$236,522	2015							100.0%	$572,244	$145,742	$426,502	18.4%	$35,000	$391,502	16.9%
1.100		Property	Tamarac Commerce Center					$587,001	$144,317	$442,684	2014		$488,476	$136,130	$352,346	2015							100.0%	$584,174	$180,152	$404,022	18.4%	$17,185	$386,837	16.9%
1.101		Property	Houston DC Bldg 2					$516,889	$166,937	$349,952	2014		$545,521	$180,014	$365,507	2015							46.2%	$206,547	$158,681	$47,865	18.4%	$43,238	$4,628	16.9%
1.102		Property	Marina West DC II Bldg 3					$634,058	$168,825	$465,233	2014		$669,716	$172,508	$497,208	2015								($3,021)	$172,013	($175,034)	18.4%	$20,528	($195,562)	16.9%
1.103		Property	Broadway 101 CC Bldg 3					$701,781	$114,002	$587,779	2014		$722,186	$123,992	$598,194	2015							100.0%	$659,391	$124,585	$534,807	18.4%	$22,859	$511,948	16.9%
1.104		Property	Commerce Park Medical Center					$574,349	$174,786	$399,563	2014		$587,543	$182,002	$405,541	2015							100.0%	$572,586	$152,784	$419,803	18.4%	$18,170	$401,633	16.9%
1.105		Property	Houston IC					$553,017	$201,197	$351,820	2014		$561,767	$192,342	$369,425	2015							100.0%	$540,129	$175,351	$364,778	18.4%	$23,513	$341,265	16.9%
1.106		Property	Gwinnett DC Bldg 2					$400,389	$121,064	$279,326	2014		$398,270	$116,618	$281,651	2015							86.6%	$407,114	$118,475	$288,638	18.4%	$40,330	$248,308	16.9%
1.107		Property	Weston Business Center					$349,702	$81,345	$268,357	2014		$358,124	$80,633	$277,491	2015							100.0%	$376,860	$92,245	$284,615	18.4%	$12,406	$272,208	16.9%
1.108		Property	Kent Valley DC III					$400,651	$77,696	$322,954	2014		$409,450	$79,117	$330,333	2015							100.0%	$436,314	$90,456	$345,858	18.4%	$17,658	$328,200	16.9%
1.109		Property	Commerce Park SW 2					$490,149	$135,379	$354,770	2014		$495,913	$133,169	$362,744	2015							100.0%	$529,495	$120,911	$408,584	18.4%	$17,465	$391,119	16.9%
1.110		Property	Commerce Park Westchase 3					$508,589	$160,974	$347,615	2014		$516,632	$169,649	$346,983	2015							100.0%	$534,846	$171,705	$363,140	18.4%	$21,553	$341,587	16.9%
1.111		Property	Lehigh Valley 12					$478,832	$122,968	$355,864	2014		$475,403	$113,529	$361,874	2015							100.0%	$480,942	$129,070	$351,872	18.4%	$28,000	$323,872	16.9%
1.112		Property	Houston DC Bldg 4					$519,344	$157,955	$361,389	2014		$532,086	$158,211	$373,875	2015							100.0%	$532,619	$162,057	$370,562	18.4%	$37,354	$333,209	16.9%
1.113		Property	Valley Forge 1					$472,386	$245,423	$226,964	2014		$508,577	$233,582	$274,995	2015							86.3%	$511,073	$208,537	$302,536	18.4%	$23,003	$279,532	16.9%
1.114		Property	Valley Forge 2					$559,334	$188,685	$370,649	2014		$525,014	$160,596	$364,419	2015							100.0%	$580,922	$169,988	$410,934	18.4%	$21,980	$388,954	16.9%

A-1-13

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

								MORTGAGED PROPERTY UNDERWRITTEN CASH FLOWS(19)(20)
Loan ID	Footnotes	Property Flag	Property Name	Grace Period to Late Charge (Days)	Grace Period to Default (Days)	Due Date	Prepayment Provisions (No. of Payments)(17)(18)	Third Most Recent Revenues	Third Most Recent Expenses	Third Most Recent NOI	Third Most Recent NOI Date	Third Most Recent NOI Debt Yield	Second Most Recent Revenues	Second Most Recent Expenses	Second Most Recent NOI	Second Most Recent NOI Date	Second Most Recent NOI Debt Yield	Most Recent Revenues	Most Recent Expenses	Most Recent NOI	Most Recent NOI Date	Most Recent NOI Debt Yield	UW Occupancy	UW EGI(8)	UW Expenses	UW NOI(8)	UW NOI Debt Yield	UW Capital Items	UW NCF(8)	UW NCF Debt Yield
1.115		Property	Bell Gardens Distribution Center #1					$344,526	$81,281	$263,245	2014		$292,146	$81,507	$210,639	2015							100.0%	$336,824	$86,481	$250,343	18.4%	$16,989	$233,354	16.9%
1.116		Property	Commerce Park SW 4					$322,638	$135,124	$187,513	2014		$350,499	$131,035	$219,464	2015							100.0%	$422,198	$113,660	$308,538	18.4%	$14,960	$293,578	16.9%
1.117		Property	Broadway 101 CC Bldg 1					$140,814	$112,206	$28,608	2014		$233,112	$126,641	$106,471	2015							67.0%	$338,153	$99,508	$238,645	18.4%	$16,408	$222,238	16.9%
1.118		Property	Bell Gardens Distribution Center #2					$289,887	$74,165	$215,722	2014		$299,865	$75,427	$224,438	2015							100.0%	$307,551	$79,124	$228,427	18.4%	$17,010	$211,417	16.9%
1.119		Property	Commerce Park SW 1					$424,508	$98,818	$325,690	2014		$417,145	$95,008	$322,137	2015							93.6%	$429,440	$94,469	$334,970	18.4%	$14,285	$320,686	16.9%
1.120		Property	Tamarac Business Center II					$258,711	$80,579	$178,132	2014		$261,913	$84,152	$177,762	2015							100.0%	$306,351	$122,911	$183,441	18.4%	$12,250	$171,191	16.9%
1.121		Property	Broadway 101 CC Bldg 2					$457,159	$86,045	$371,114	2014		$462,211	$89,396	$372,815	2015							78.9%	$431,366	$96,778	$334,588	18.4%	$15,699	$318,889	16.9%
1.122		Property	Commerce Park Westchase 2					$450,433	$124,689	$325,745	2014		$456,648	$123,766	$332,881	2015							100.0%	$441,641	$131,125	$310,516	18.4%	$16,869	$293,647	16.9%
1.123		Property	Memphis IC II					$404,337	$178,078	$226,260	2014		$406,553	$143,836	$262,717	2015							75.8%	$366,759	$174,605	$192,154	18.4%	$37,395	$154,759	16.9%
1.124		Property	Commerce Park NW 3					$408,092	$133,278	$274,813	2014		$413,769	$143,982	$269,788	2015							100.0%	$417,739	$137,277	$280,461	18.4%	$16,608	$263,854	16.9%
1.125		Property	Commerce Park NW 4					$201,045	$145,964	$55,081	2014		$266,731	$150,084	$116,647	2015							50.7%	$206,285	$142,114	$64,171	18.4%	$16,629	$47,543	16.9%
1.126		Property	Commerce Park SW 3					$202,119	$141,285	$60,835	2014		$327,914	$136,591	$191,322	2015							100.0%	$406,874	$109,183	$297,691	18.4%	$14,943	$282,747	16.9%
1.127		Property	Commerce Park Westchase 1					$509,595	$147,315	$362,280	2014		$506,575	$135,572	$371,002	2015							100.0%	$503,709	$134,629	$369,080	18.4%	$16,852	$352,228	16.9%
1.128		Property	Commerce Park NW 2					$329,548	$138,533	$191,015	2014		$362,191	$134,466	$227,725	2015							100.0%	$421,210	$123,559	$297,651	18.4%	$15,750	$281,901	16.9%
1.129		Property	Broadway 101 CC Bldg 7					$91,554	$70,082	$21,471	2014		$92,946	$74,307	$18,639	2015							22.6%	$95,987	$86,070	$9,917	18.4%	$16,466	($6,548)	16.9%
1.130		Property	Commerce Park NW 1					$401,589	$131,799	$269,791	2014		$406,053	$140,395	$265,657	2015							100.0%	$419,056	$123,453	$295,603	18.4%	$15,750	$279,853	16.9%
1.131		Property	Lakeview BC Bldg 1					$88,482	$107,691	($19,209)	2014		$186,427	$104,464	$81,963	2015							100.0%	$377,613	$108,341	$269,272	18.4%	$14,000	$255,272	16.9%
1.132		Property	Ft. Lauderdale Industrial II					$198,458	$46,653	$151,805	2014		$48,361	$43,696	$4,665	2015							100.0%	$272,677	$86,910	$185,767	18.4%	$8,572	$177,196	16.9%
1.133		Property	Valley Forge 3					$373,770	$111,906	$261,865	2014		$370,552	$102,662	$267,890	2015							100.0%	$385,675	$104,657	$281,017	18.4%	$14,000	$267,017	16.9%
1.134		Property	Lakeview BC Bldg 7					$365,448	$96,562	$268,886	2014		$372,207	$101,461	$270,746	2015							100.0%	$385,059	$103,149	$281,910	18.4%	$11,024	$270,886	16.9%
1.135		Property	Lakeview BC Bldg 4					$239,112	$70,837	$168,275	2014		$244,274	$73,683	$170,591	2015							100.0%	$269,428	$79,461	$189,967	18.4%	$10,904	$179,064	16.9%
1.136		Property	Lakeview BC Bldg 5					$231,810	$68,683	$163,127	2014		$330,136	$72,688	$257,448	2015							21.5%	$70,809	$77,121	($6,312)	18.4%	$10,964	($17,277)	16.9%
1.137		Property	Commerce Park SW 5					$7,977	$121,383	($113,406)	2014		$50,714	$117,760	($67,046)	2015							100.0%	$290,467	$86,290	$204,177	18.4%	$10,717	$193,460	16.9%
1.138		Property	Lakeview BC Bldg 6					$257,678	$75,870	$181,808	2014		$264,819	$78,684	$186,135	2015							100.0%	$277,471	$82,439	$195,032	18.4%	$10,811	$184,221	16.9%
1.139		Property	Valley Forge 4					$275,370	$93,025	$182,345	2014		$271,890	$87,378	$184,512	2015							100.0%	$289,121	$86,174	$202,947	18.4%	$11,143	$191,805	16.9%
1.140		Property	Lakeview BC Bldg 3					$263,365	$71,594	$191,771	2014		$286,628	$71,747	$214,880	2015							100.0%	$268,402	$72,900	$195,502	18.4%	$9,480	$186,021	16.9%
1.141		Property	Lakeview BC Bldg 2					$113,589	$45,629	$67,960	2014		$145,696	$47,800	$97,896	2015							100.0%	$177,615	$48,238	$129,377	18.4%	$6,440	$122,937	16.9%
1.142		Property	Ft. Lauderdale Industrial I					$117,186	$26,869	$90,316	2014		$116,246	$27,720	$88,526	2015							100.0%	$137,834	$37,045	$100,789	18.4%	$3,500	$97,289	16.9%
2		Loan	200 Forest Street	0	0	6	L(25), Def(91), O(4)	$3,596,867	$1,964,829	$1,632,038	2014	1.9%	$8,924,072	$4,361,342	$4,562,730	2015	5.2%	$9,408,240	$4,644,912	$4,763,328	T12 3/31/2016	5.5%	88.8%	$13,985,209	$6,231,438	$7,753,771	8.9%	$81,262	$7,672,509	8.8%
3		Loan	Quaker Bridge Mall	0	0	1	L(24), Def(89), O(7)	$24,202,450	$11,399,333	$12,803,117	2014	8.5%	$25,189,142	$11,031,053	$14,158,089	2015	9.4%						92.2%	$26,178,278	$10,914,624	$15,263,654	10.2%	$641,205	$14,622,449	9.7%
4		Loan	Laurel Corporate Center	0	0	6	L(28), D(88), O(4)	$10,773,498	$5,747,467	$5,026,031	2014	10.4%	$10,609,797	$5,924,028	$4,685,769	2015	9.7%						83.4%	$10,978,855	$5,562,623	$5,416,232	11.2%	$540,221	$4,876,011	10.1%
4.1		Property	10000 Midlantic Drive					$3,874,751	$1,862,889	$2,011,862	2014		$3,897,527	$1,920,037	$1,977,490	2015							97.8%	$4,114,633	$1,968,469	$2,146,164	11.2%	$180,270	$1,965,894	10.1%
4.2		Property	2000 & 4000 Midlantic Drive					$2,424,732	$1,565,183	$859,549	2014		$2,397,271	$1,731,864	$665,407	2015							94.3%	$3,515,014	$1,572,301	$1,942,713	11.2%	$162,582	$1,780,130	10.1%
4.3		Property	15000 Midlantic Drive					$1,838,577	$903,972	$934,605	2014		$1,787,051	$858,433	$928,618	2015							52.5%	$814,715	$687,932	$126,783	11.2%	$81,071	$45,713	10.1%
4.4		Property	9000 Midlantic Drive					$1,620,752	$817,726	$803,026	2014		$1,803,841	$825,027	$978,814	2015							99.9%	$1,731,566	$774,556	$957,010	11.2%	$64,909	$892,101	10.1%
4.5		Property	1000 Bishops Gate Blvd					$1,014,686	$597,697	$416,989	2014		$724,107	$588,667	$135,440	2015							76.1%	$802,927	$559,365	$243,562	11.2%	$51,389	$192,173	10.1%
5		Loan	GLP Industrial Portfolio A	0	0	6	YM1(113), O(7)	$135,777,869	$37,156,412	$98,621,458	2014	15.5%	$140,397,120	$37,710,832	$102,686,288	2015	16.1%						94.0%	$156,891,953	$41,005,138	$115,886,815	18.2%	$9,407,572	$106,479,243	16.7%
5.001		Property	Inland Empire Indian Ave DC					$7,524,604	$1,401,622	$6,122,981	2014		$7,596,737	$1,421,545	$6,175,192	2015							100.0%	$8,181,277	$1,639,687	$6,541,590	18.2%	$458,414	$6,083,176	16.7%
5.002		Property	Centerpointe 4					$4,022,713	$981,386	$3,041,327	2014		$5,245,757	$1,097,894	$4,147,863	2015							100.0%	$6,270,014	$1,479,483	$4,790,530	18.2%	$448,156	$4,342,374	16.7%
5.003		Property	Hofer Ranch IC Bldg 1					$3,336,310	$725,684	$2,610,627	2014		$3,565,748	$734,843	$2,830,905	2015							100.0%	$3,923,083	$763,147	$3,159,936	18.2%	$214,236	$2,945,699	16.7%
5.004		Property	Denver DC					$4,658,874	$1,315,899	$3,342,975	2014		$4,688,973	$1,332,571	$3,356,401	2015							100.0%	$4,731,199	$1,449,037	$3,282,162	18.2%	$193,815	$3,088,347	16.7%
5.005		Property	Freeport DC Bldg 4					$4,896,603	$1,004,340	$3,892,263	2014		$5,095,550	$1,272,633	$3,822,918	2015							100.0%	$5,367,667	$1,310,711	$4,056,956	18.2%	$254,628	$3,802,328	16.7%
5.006		Property	Ontario Mills DC					$3,234	$554,861	($551,627)	2014		$271,049	$533,930	($262,881)	2015							100.0%	$3,392,164	$642,283	$2,749,881	18.2%	$182,056	$2,567,824	16.7%
5.007		Property	Hagerstown Distribution Center					$3,843,540	$551,917	$3,291,623	2014		$3,909,974	$569,466	$3,340,508	2015							100.0%	$4,116,297	$717,450	$3,398,847	18.2%	$288,504	$3,110,343	16.7%
5.008		Property	Beckwith Farms DC					$3,700,708	$750,277	$2,950,431	2014		$3,705,457	$725,579	$2,979,879	2015							100.0%	$3,998,993	$709,731	$3,289,262	18.2%	$247,275	$3,041,987	16.7%
5.009		Property	Crossroads DC I					$2,202,301	$585,884	$1,616,417	2014		$2,462,804	$672,606	$1,790,198	2015							100.0%	$3,620,413	$724,218	$2,896,195	18.2%	$159,775	$2,736,420	16.7%
5.010		Property	Centerpointe 6					$1,349,287	$703,241	$646,046	2014		$58,282	$650,393	($592,111)	2015							100.0%	$2,979,799	$665,037	$2,314,762	18.2%	$186,524	$2,128,238	16.7%
5.011		Property	I-95 DC					$1,050,627	$86,355	$964,272	2014		$2,449,354	$246,592	$2,202,762	2015							100.0%	$2,744,400	$446,957	$2,297,443	18.2%	$157,255	$2,140,188	16.7%
5.012		Property	Chino Spec Forward					$70,926	$352,059	($281,133)	2014		$622,646	$564,163	$58,483	2015							100.0%	$2,594,340	$544,140	$2,050,199	18.2%	$143,476	$1,906,724	16.7%
5.013		Property	Bedford Park II					$2,662,458	$731,985	$1,930,473	2014		$2,665,928	$722,566	$1,943,362	2015							100.0%	$3,060,568	$787,392	$2,273,176	18.2%	$164,556	$2,108,620	16.7%
5.014		Property	Landover DC					$2,754,896	$525,971	$2,228,925	2014		$2,821,518	$568,375	$2,253,143	2015							100.0%	$3,040,263	$771,685	$2,268,578	18.2%	$177,475	$2,091,103	16.7%
5.015		Property	North Plainfield 8					$2,693,574	$785,115	$1,908,459	2014		$2,753,431	$716,568	$2,036,863	2015							100.0%	$2,815,225	$827,303	$1,987,922	18.2%	$279,334	$1,708,589	16.7%
5.016		Property	Sterling DC					$2,072,760	$309,726	$1,763,034	2014		$2,105,390	$318,118	$1,787,272	2015							100.0%	$2,177,857	$373,225	$1,804,632	18.2%	$105,060	$1,699,572	16.7%
5.017		Property	Clifton DC					$1,855,170	$497,924	$1,357,246	2014		$1,842,920	$482,120	$1,360,800	2015							100.0%	$1,975,475	$527,830	$1,447,645	18.2%	$80,834	$1,366,812	16.7%
5.018		Property	Beckwith Farms 3					$1,561,605	$289,178	$1,272,428	2014		$1,552,182	$214,282	$1,337,900	2015							100.0%	$1,736,204	$339,554	$1,396,650	18.2%	$168,000	$1,228,650	16.7%
5.019		Property	Collington Commerce Center					$2,166,592	$281,370	$1,885,223	2014		$1,893,954	$312,883	$1,581,071	2015							100.0%	$2,176,548	$443,988	$1,732,560	18.2%	$83,910	$1,648,650	16.7%
5.020		Property	Bedford Park IB					$2,026,651	$607,837	$1,418,814	2014		$1,885,310	$567,467	$1,317,844	2015							100.0%	$1,922,313	$599,822	$1,322,491	18.2%	$95,356	$1,227,134	16.7%
5.021		Property	Elam Farms DC					$2,136,211	$800,957	$1,335,253	2014		$2,254,196	$874,658	$1,379,537	2015							100.0%	$2,282,508	$727,195	$1,555,313	18.2%	$127,225	$1,428,088	16.7%
5.022		Property	Champagne DC					$893,242	$298,048	$595,195	2014		$1,237,742	$297,196	$940,546	2015							100.0%	$1,484,489	$328,172	$1,156,318	18.2%	$92,285	$1,064,033	16.7%
5.023		Property	Bridge Point 1					$1,387,358	$459,560	$927,798	2014		$1,676,347	$450,416	$1,225,931	2015							100.0%	$2,135,121	$459,388	$1,675,733	18.2%	$92,464	$1,583,269	16.7%
5.024		Property	Center Square DC					$1,946,863	$339,932	$1,606,931	2014		$1,967,972	$343,510	$1,624,461	2015							100.0%	$2,036,238	$389,544	$1,646,694	18.2%	$104,832	$1,541,862	16.7%
5.025		Property	Park 355					$1,821,796	$599,601	$1,222,194	2014		$1,905,301	$556,692	$1,348,609	2015							100.0%	$2,011,738	$585,036	$1,426,702	18.2%	$89,035	$1,337,667	16.7%
5.026		Property	Commerce Farms DC 3					$1,729,300	$574,093	$1,155,207	2014		$1,825,170	$629,320	$1,195,850	2015							100.0%	$1,733,746	$492,428	$1,241,317	18.2%	$159,775	$1,081,542	16.7%
5.027		Property	Brandon Woods DC					$1,017,523	$245,385	$772,138	2014		$1,289,392	$253,749	$1,035,643	2015							100.0%	$1,565,015	$301,575	$1,263,440	18.2%	$95,953	$1,167,487	16.7%
5.028		Property	Chantilly DC					$1,453,540	$354,763	$1,098,777	2014		$1,514,534	$338,124	$1,176,410	2015							100.0%	$1,594,875	$375,445	$1,219,430	18.2%	$56,039	$1,163,391	16.7%
5.029		Property	Bolingbrook CC Bldg 3					$1,645,546	$457,826	$1,187,719	2014		$1,652,607	$490,680	$1,161,927	2015							100.0%	$1,736,678	$544,655	$1,192,023	18.2%	$99,661	$1,092,361	16.7%
5.030		Property	Northpoint CC					$543,503	$473,441	$70,062	2014		$1,179,452	$526,031	$653,420	2015							100.0%	$1,691,731	$580,738	$1,110,993	18.2%	$105,280	$1,005,713	16.7%
5.031		Property	Franklin Square IC I					$1,339,846	$300,981	$1,038,865	2014		$1,371,496	$318,233	$1,053,263	2015							100.0%	$1,543,613	$332,117	$1,211,496	18.2%	$76,486	$1,135,010	16.7%
5.032		Property	Rock Quarry Building #1					$1,352,459	$314,909	$1,037,550	2014		$1,368,528	$333,268	$1,035,259	2015							100.0%	$1,407,033	$372,681	$1,034,352	18.2%	$113,400	$920,952	16.7%
5.033		Property	Aurora DC III					$1,349,729	$237,414	$1,112,315	2014		$1,346,127	$222,493	$1,123,634	2015							100.0%	$1,508,190	$350,178	$1,158,012	18.2%	$106,569	$1,051,443	16.7%
5.034		Property	Washington (DC) Corporate Center					$1,712,365	$628,889	$1,083,476	2014		$1,762,451	$644,273	$1,118,178	2015							100.0%	$1,624,958	$443,534	$1,181,425	18.2%	$42,948	$1,138,477	16.7%
5.035		Property	Aurora DC 1					$151,174	$552,614	($401,440)	2014		$665,132	$476,141	$188,991	2015							100.0%	$1,405,268	$360,764	$1,044,504	18.2%	$103,159	$941,345	16.7%
5.036		Property	Waterfront DC					$1,450,872	$335,097	$1,115,774	2014		$1,450,529	$336,952	$1,113,577	2015							100.0%	$1,471,032	$382,746	$1,088,286	18.2%	$58,450	$1,029,836	16.7%
5.037		Property	Pureland DC I					$1,115,406	$294,121	$821,285	2014		$1,080,211	$256,626	$823,585	2015							100.0%	$1,401,792	$326,876	$1,074,916	18.2%	$95,667	$979,250	16.7%
5.038		Property	Bedford Park IA					$648,255	$223,539	$424,716	2014		$1,114,598	$100,179	$1,014,420	2015							100.0%	$1,376,297	$496,928	$879,369	18.2%	$94,776	$784,593	16.7%
5.039		Property	Prairie Point Bldg 3					$1,107,754	$236,223	$871,531	2014		$1,118,488	$235,149	$883,339	2015							100.0%	$1,179,012	$272,633	$906,379	18.2%	$106,330	$800,049	16.7%
5.040		Property	Greenwood DC					$1,670,257	$540,799	$1,129,458	2014		$1,757,538	$586,830	$1,170,708	2015							100.0%	$1,816,278	$679,834	$1,136,444	18.2%	$157,500	$978,944	16.7%
5.041		Property	Austin DC III					$1,162,049	$317,868	$844,181	2014		$1,200,186	$357,035	$843,150	2015							100.0%	$1,206,677	$346,190	$860,487	18.2%	$60,055	$800,432	16.7%
5.042		Property	Franklin Square II						$15	($15)	2014		$4,167	$48,935	($44,768)	2015							57.7%	$666,464	$300,425	$366,039	18.2%	$67,200	$298,839	16.7%
5.043		Property	Pureland DC II					$1,378,028	$289,167	$1,088,861	2014		$1,395,222	$290,144	$1,105,078	2015							100.0%	$1,473,184	$328,578	$1,144,606	18.2%	$75,966	$1,068,640	16.7%
5.044		Property	Somerset IC					$1,509,817	$492,704	$1,017,114	2014		$1,573,521	$559,015	$1,014,506	2015							100.0%	$1,562,527	$474,165	$1,088,362	18.2%	$63,141	$1,025,221	16.7%
5.045		Property	Rock Quarry Building #2					$739,827	$477,809	$262,018	2014		$578,169	$343,441	$234,728	2015							100.0%	$1,285,709	$358,031	$927,677	18.2%	$87,885	$839,792	16.7%
5.046		Property	Brandon Woods DC II					$1,490,817	$144,726	$1,346,092	2014		$399,540	$205,158	$194,382	2015								($7,455)	$237,810	($245,266)	18.2%	$77,923	($323,188)	16.7%
5.047		Property	Centerpointe 5					$918,357	$220,759	$697,598	2014		$945,573	$225,973	$719,599	2015							100.0%	$980,131	$249,629	$730,502	18.2%	$63,015	$667,487	16.7%
5.048		Property	Industrial Parkway (CA) DC					$826,312	$226,981	$599,331	2014		$823,408	$223,711	$599,696	2015							100.0%	$1,051,507	$227,078	$824,429	18.2%	$66,926	$757,503	16.7%
5.049		Property	Beckwith Farms 2					$955,748	$191,505	$764,242	2014		$1,020,703	$197,779	$822,924	2015							100.0%	$1,077,884	$208,313	$869,572	18.2%	$86,625	$782,947	16.7%
5.050		Property	North Plainfield 2					$1,665,896	$570,800	$1,095,095	2014		$998,374	$516,689	$481,684	2015							29.8%	$504,393	$515,543	($11,150)	18.2%	$155,603	($166,753)	16.7%
5.051		Property	North Plainfield 4					$820,233	$479,907	$340,327	2014		$982,065	$425,312	$556,753	2015							75.4%	$1,108,869	$442,646	$666,223	18.2%	$133,523	$532,701	16.7%
5.052		Property	North Plainfield 5					$1,483,147	$476,050	$1,007,097	2014		$1,469,683	$428,250	$1,041,433	2015							100.0%	$1,471,885	$470,862	$1,001,024	18.2%	$133,515	$867,509	16.7%
5.053		Property	Somerset IC II Building I					$1,045,604	$306,900	$738,704	2014		$1,105,132	$349,965	$755,167	2015							100.0%	$1,247,077	$320,941	$926,136	18.2%	$55,035	$871,100	16.7%
5.054		Property	BWI Commerce Center II					$984,743	$170,138	$814,605	2014		$999,706	$174,761	$824,946	2015							100.0%	$1,038,334	$187,273	$851,061	18.2%	$69,429	$781,632	16.7%
5.055		Property	Commerce Farms DC 4					$1,051,097	$273,846	$777,252	2014		$1,171,542	$276,247	$895,295	2015							100.0%	$1,262,826	$267,241	$995,585	18.2%	$97,125	$898,460	16.7%
5.056		Property	Rock Run Bldg 6					$1,209,384	$374,149	$835,235	2014		$1,201,529	$418,366	$783,163	2015							100.0%	$1,227,411	$435,192	$792,218	18.2%	$97,222	$694,997	16.7%
5.057		Property	Bolingbrook CC Bldg 4					$1,269,362	$360,647	$908,715	2014		$1,264,536	$356,403	$908,133	2015								($6,206)	$384,004	($390,209)	18.2%	$79,968	($470,177)	16.7%
5.058		Property	Bridge Point 2					$1,199,293	$299,338	$899,956	2014		$1,189,829	$275,941	$913,888	2015							100.0%	$1,219,032	$288,559	$930,473	18.2%	$41,693	$888,780	16.7%
5.059		Property	Burleson BP Bldg 3 (Austin DC I)					$1,200,494	$225,345	$975,150	2014		$1,251,796	$299,439	$952,357	2015							82.9%	$1,298,424	$336,748	$961,676	18.2%	$38,080	$923,596	16.7%
5.060		Property	10th Street Business Park 2					$1,024,773	$327,675	$697,099	2014		$1,049,229	$339,784	$709,445	2015							100.0%	$1,059,388	$345,069	$714,319	18.2%	$52,931	$661,388	16.7%
5.061		Property	Park 55					$1,077,659	$328,758	$748,901	2014		$1,085,531	$329,427	$756,103	2015							32.9%	$367,130	$329,839	$37,291	18.2%	$50,750	($13,459)	16.7%
5.062		Property	Valwood West Industrial A					$1,065,184	$353,795	$711,389	2014		$1,082,843	$387,454	$695,389	2015							80.4%	$900,140	$358,575	$541,565	18.2%	$70,474	$471,091	16.7%
5.063		Property	Baltimore IC					$959,378	$200,342	$759,036	2014		$971,016	$203,043	$767,973	2015							100.0%	$1,025,001	$215,710	$809,291	18.2%	$54,879	$754,412	16.7%
5.064		Property	Englewood DC					$847,141	$184,595	$662,546	2014		$846,585	$178,966	$667,619	2015							100.0%	$848,966	$189,103	$659,863	18.2%	$36,050	$623,813	16.7%
5.065		Property	Centerpointe 9					$541,198	$154,175	$387,023	2014		$591,354	$162,481	$428,874	2015							100.0%	$674,260	$177,616	$496,644	18.2%	$45,501	$451,143	16.7%
5.066		Property	Aurora DC 2					$681,034	$256,665	$424,369	2014		$759,702	$249,115	$510,587	2015							100.0%	$887,467	$244,285	$643,182	18.2%	$43,714	$599,468	16.7%
5.067		Property	Redlands Industrial Center IB					$769,054	$181,567	$587,487	2014		$772,681	$179,135	$593,547	2015							100.0%	$780,781	$178,309	$602,472	18.2%	$44,849	$557,622	16.7%
5.068		Property	Somerset IC II Building II					$787,391	$236,290	$551,101	2014		$856,243	$294,871	$561,372	2015							100.0%	$829,174	$236,941	$592,233	18.2%	$41,178	$551,055	16.7%
5.069		Property	Hofer Ranch TRS Building 3					$501,607	$179,752	$321,856	2014		$625,423	$142,706	$482,717	2015							100.0%	$665,458	$161,877	$503,582	18.2%	$36,276	$467,305	16.7%
5.070		Property	BWI Commerce Center I					$684,783	$133,476	$551,307	2014		$688,788	$134,823	$553,965	2015							100.0%	$763,991	$151,138	$612,853	18.2%	$45,080	$567,773	16.7%
5.071		Property	Burleson BP Bldg 1 (Austin DC I)					$623,292	$198,038	$425,254	2014		$726,311	$215,186	$511,126	2015							64.3%	$642,691	$242,750	$399,941	18.2%	$38,080	$361,861	16.7%
5.072		Property	Raceway Crossings IC Bldg 3 (Austin DC II)					$795,694	$217,405	$578,289	2014		$811,241	$221,975	$589,266	2015							100.0%	$843,358	$236,841	$606,517	18.2%	$34,720	$571,797	16.7%
5.073		Property	Freeport DC Bldg 2					$781,710	$208,262	$573,448	2014		$797,364	$244,259	$553,104	2015							100.0%	$838,045	$257,603	$580,441	18.2%	$50,400	$530,041	16.7%
5.074		Property	Concours DC					$597,026	$141,937	$455,090	2014		$382,861	$148,799	$234,062	2015								($3,358)	$142,071	($145,429)	18.2%	$36,007	($181,437)	16.7%
5.075		Property	Raceway Crossings IC Bldg 2 (Austin DC II)					$744,632	$203,827	$540,805	2014		$779,881	$214,219	$565,663	2015							100.0%	$826,204	$233,637	$592,567	18.2%	$34,720	$557,847	16.7%
5.076		Property	Hagerstown - Industrial Lane DC					$934,592	$143,314	$791,278	2014		$919,867	$139,652	$780,215	2015							92.7%	$935,713	$160,120	$775,592	18.2%	$59,800	$715,792	16.7%
5.077		Property	Maple Point 1					$803,438	$223,057	$580,381	2014		$802,238	$213,936	$588,302	2015							100.0%	$813,444	$212,640	$600,804	18.2%	$29,736	$571,068	16.7%
5.078		Property	Freeport DC Bldg 1					$789,572	$210,028	$579,544	2014		$810,143	$249,010	$561,133	2015							100.0%	$860,718	$252,940	$607,778	18.2%	$49,000	$558,778	16.7%

A-1-14

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

								MORTGAGED PROPERTY UNDERWRITTEN CASH FLOWS(19)(20)
Loan ID	Footnotes	Property Flag	Property Name	Grace Period to Late Charge (Days)	Grace Period to Default (Days)	Due Date	Prepayment Provisions (No. of Payments)(17)(18)	Third Most Recent Revenues	Third Most Recent Expenses	Third Most Recent NOI	Third Most Recent NOI Date	Third Most Recent NOI Debt Yield	Second Most Recent Revenues	Second Most Recent Expenses	Second Most Recent NOI	Second Most Recent NOI Date	Second Most Recent NOI Debt Yield	Most Recent Revenues	Most Recent Expenses	Most Recent NOI	Most Recent NOI Date	Most Recent NOI Debt Yield	UW Occupancy	UW EGI(8)	UW Expenses	UW NOI(8)	UW NOI Debt Yield	UW Capital Items	UW NCF(8)	UW NCF Debt Yield
5.079		Property	Capital Beltway CC					$769,770	$155,794	$613,976	2014		$778,495	$158,769	$619,726	2015							100.0%	$775,241	$146,561	$628,680	18.2%	$39,729	$588,951	16.7%
5.080		Property	Centerpointe Trailer Lot																				100.0%	$586,707	$196,204	$390,503	18.2%	$0	$390,503	16.7%
5.081		Property	Randall Crossing DC					$664,917	$136,393	$528,523	2014		$659,479	$126,312	$533,166	2015							100.0%	$695,828	$155,663	$540,165	18.2%	$35,103	$505,063	16.7%
5.082		Property	Burleson BP Bldg 2 (Austin DC I)					$817,208	$204,330	$612,878	2014		$813,324	$217,387	$595,937	2015							19.2%	$228,897	$226,041	$2,856	18.2%	$38,080	($35,224)	16.7%
5.083		Property	Maple Point 2					$789,623	$207,399	$582,224	2014		$763,884	$201,192	$562,693	2015							100.0%	$758,547	$196,676	$561,870	18.2%	$28,554	$533,316	16.7%
5.084		Property	Hollins End 6					$797,279	$122,138	$675,141	2014		$807,692	$121,754	$685,939	2015							100.0%	$832,902	$146,883	$686,019	18.2%	$42,000	$644,019	16.7%
5.085		Property	Freeport DC Bldg 3					$683,395	$189,580	$493,816	2014		$713,566	$223,733	$489,833	2015							100.0%	$744,216	$234,887	$509,328	18.2%	$45,588	$463,741	16.7%
5.086		Property	Redlands Industrial Center II					$365,032	$158,244	$206,787	2014		$395,293	$164,513	$230,780	2015							100.0%	$563,569	$156,874	$406,695	18.2%	$34,777	$371,917	16.7%
5.087		Property	Hollins End 1					$479,501	$132,371	$347,130	2014		$587,766	$115,176	$472,590	2015							100.0%	$617,100	$117,391	$499,709	18.2%	$42,279	$457,430	16.7%
5.088		Property	Hollins End 2					$735,298	$124,848	$610,450	2014		$625,322	$126,461	$498,861	2015							67.9%	$493,744	$148,900	$344,844	18.2%	$42,109	$302,735	16.7%
5.089		Property	Valwood West Industrial D					$815,827	$459,754	$356,073	2014		$699,314	$257,135	$442,179	2015							100.0%	$764,380	$244,107	$520,273	18.2%	$44,667	$475,606	16.7%
5.090		Property	Redlands Industrial Center IA					$571,042	$185,236	$385,806	2014		$579,181	$202,566	$376,615	2015							100.0%	$518,780	$154,621	$364,158	18.2%	$34,853	$329,305	16.7%
5.091		Property	Valwood West Industrial C					$761,388	$234,276	$527,112	2014		$755,287	$241,958	$513,329	2015							100.0%	$796,896	$246,632	$550,264	18.2%	$46,993	$503,271	16.7%
5.092		Property	10th Street Business Park 1					$634,088	$193,333	$440,755	2014		$660,600	$208,594	$452,007	2015							100.0%	$682,697	$214,698	$467,999	18.2%	$35,000	$432,999	16.7%
5.093		Property	Columbia Park IC					$607,727	$127,812	$479,915	2014		$620,184	$130,761	$489,423	2015							100.0%	$649,395	$154,260	$495,135	18.2%	$37,475	$457,660	16.7%
5.094		Property	Valley View BC Bldg 2					$582,258	$236,813	$345,446	2014		$608,345	$223,168	$385,177	2015							100.0%	$625,017	$261,845	$363,173	18.2%	$40,950	$322,223	16.7%
5.095		Property	Valley View BC Bldg 1					$672,395	$203,765	$468,631	2014		$703,197	$197,454	$505,743	2015							100.0%	$781,232	$222,576	$558,656	18.2%	$32,086	$526,570	16.7%
5.096		Property	Crossroads DC III					$571,387	$128,561	$442,826	2014		$560,409	$129,787	$430,622	2015							100.0%	$601,610	$151,727	$449,883	18.2%	$17,798	$432,086	16.7%
5.097		Property	Northpointe DC Bldg 1					$434,023	$146,191	$287,832	2014		$456,720	$157,707	$299,014	2015							81.2%	$495,495	$143,321	$352,174	18.2%	$16,251	$335,923	16.7%
5.098		Property	Park 88					$414,123	$177,298	$236,825	2014		$397,503	$170,876	$226,627	2015							84.0%	$425,754	$165,632	$260,122	18.2%	$22,917	$237,205	16.7%
5.099		Property	Ameriplex					$635,118	$300,786	$334,332	2014		$632,856	$273,770	$359,086	2015							100.0%	$737,385	$265,386	$471,999	18.2%	$41,650	$430,349	16.7%
5.100		Property	Vista Point South 5					$631,335	$177,493	$453,842	2014		$642,948	$191,739	$451,209	2015							100.0%	$651,412	$191,977	$459,435	18.2%	$14,428	$445,007	16.7%
5.101		Property	Hollins End 5					$387,036	$74,113	$312,923	2014		$390,630	$70,685	$319,945	2015							100.0%	$406,499	$83,582	$322,917	18.2%	$28,216	$294,700	16.7%
5.102		Property	Northpointe DC Bldg 2					$486,401	$116,744	$369,657	2014		$480,438	$110,168	$370,269	2015							100.0%	$526,778	$141,738	$385,040	18.2%	$12,829	$372,211	16.7%
5.103		Property	Vista Point South 6					$827,480	$442,561	$384,919	2014		$589,015	$170,586	$418,429	2015							100.0%	$571,377	$169,356	$402,020	18.2%	$12,628	$389,392	16.7%
5.104		Property	Raceway Crossings IC Bldg 1 (Austin DC II)					$431,999	$113,955	$318,044	2014		$442,980	$119,942	$323,038	2015							100.0%	$476,287	$133,607	$342,680	18.2%	$17,920	$324,760	16.7%
5.105		Property	Vista Point South 4					$617,831	$197,771	$420,060	2014		$503,697	$219,078	$284,620	2015							33.1%	$191,492	$164,277	$27,215	18.2%	$12,985	$14,230	16.7%
5.106		Property	Vista Point South 3					$382,785	$152,612	$230,173	2014		$517,499	$164,116	$353,383	2015							100.0%	$529,757	$167,645	$362,113	18.2%	$12,453	$349,660	16.7%
5.107		Property	North Plainfield 3					$578,402	$224,585	$353,817	2014		$510,903	$223,257	$287,646	2015							49.3%	$258,525	$190,300	$68,225	18.2%	$43,120	$25,105	16.7%
5.108		Property	Vista Point South 1					$441,447	$126,948	$314,499	2014		$444,355	$131,749	$312,606	2015							100.0%	$445,135	$135,056	$310,079	18.2%	$9,720	$300,360	16.7%
5.109		Property	Bolingbrook VMF					$453,570	$93,773	$359,797	2014		$455,724	$89,941	$365,784	2015							100.0%	$481,489	$95,101	$386,389	18.2%	$6,760	$379,629	16.7%
5.110		Property	Vista Point South 2					$195,394	$149,321	$46,073	2014		$204,753	$170,305	$34,447	2015							42.0%	$193,159	$140,587	$52,572	18.2%	$10,570	$42,002	16.7%
5.111		Property	Hollins End 3					$226,387	$46,478	$179,909	2014		$233,291	$46,720	$186,571	2015							100.0%	$240,155	$56,811	$183,344	18.2%	$15,531	$167,813	16.7%
5.112		Property	Hollins End 4					$222,644	$50,843	$171,801	2014		$246,174	$60,166	$186,008	2015							100.0%	$245,272	$48,879	$196,393	18.2%	$11,760	$184,633	16.7%
5.113		Property	Freeport DC Bldg 6					$142,375	$47,145	$95,230	2014		$144,375	$48,598	$95,777	2015							100.0%	$128,083	$30,332	$97,752	18.2%	$4,375	$93,377	16.7%
5.114		Property	Freeport DC Bldg 5					$105,585	$24,714	$80,871	2014		$107,161	$28,190	$78,971	2015							100.0%	$114,185	$33,564	$80,621	18.2%	$4,874	$75,747	16.7%
6		Loan	Mission Ridge	0	3	6	L(26), Def(90), O(4)	$6,865,129	$2,845,762	$4,019,367	2014	10.7%	$10,960,072	$3,813,958	$7,146,114	2015	19.1%						94.8%	$11,252,027	$7,014,785	$4,237,241	11.3%	$761,220	$3,476,022	9.3%
7		Loan	Vistas at Seven Bar	0	0	6	L(26), Def(89), O(5)	$5,205,654	$2,477,935	$2,727,719	2014	8.3%	$5,266,700	$2,560,362	$2,706,338	2015	8.2%	$5,330,511	$2,589,748	$2,740,764	T12 2/29/2016	8.3%	91.2%	$5,330,511	$2,528,008	$2,802,503	8.5%	$21,600	$2,780,903	8.4%
8		Loan	Jay Scutti Plaza	0	0	6	L(27), Def(89), O(4)	$4,445,920	$1,084,112	$3,361,808	2014	8.1%	$4,326,593	$1,089,953	$3,236,640	2015	7.8%						95.0%	$4,800,131	$1,283,181	$3,516,949	8.5%	$225,959	$3,290,991	7.9%
9		Loan	West LA Office - 2730 Wilshire	0	0	6	L(24), YM1(89), O(7)	$2,254,398	$1,040,198	$1,214,200	2014	5.0%	$2,278,144	$1,040,929	$1,237,214	2015	5.1%						95.0%	$3,058,446	$1,082,515	$1,975,931	8.1%	$48,637	$1,927,294	7.9%
10		Loan	Starwood Capital Extended Stay Portfolio	0	0	6	L(34), Def or YM1(22), O(4)	$66,610,494	$39,424,850	$27,185,644	2014	13.6%	$68,907,956	$40,115,425	$28,792,531	2015	14.4%						76.3%	$68,907,956	$40,932,498	$27,975,458	14.0%	$2,756,318	$25,219,140	12.6%
10.01		Property	Crestwood Suites Denver - Aurora					$2,107,009	$1,125,819	$981,190	2014		$2,164,850	$1,174,087	$990,763	2015							79.1%	$2,164,850	$1,213,155	$951,695	14.0%	$86,594	$865,101	12.6%
10.02		Property	Sun Suites New Orleans (Metairie)					$1,885,189	$916,306	$968,883	2014		$1,996,501	$957,942	$1,038,560	2015							84.0%	$1,996,501	$983,178	$1,013,323	14.0%	$79,860	$933,463	12.6%
10.03		Property	Sun Suites New Orleans (Harvey)					$1,881,183	$936,982	$944,201	2014		$1,960,097	$960,508	$999,589	2015							85.3%	$1,960,097	$982,180	$977,917	14.0%	$78,404	$899,513	12.6%
10.04		Property	Sun Suites Hobby (Clearlake)					$1,744,519	$874,379	$870,140	2014		$1,797,194	$872,340	$924,854	2015							91.1%	$1,797,194	$886,483	$910,712	14.0%	$71,888	$838,824	12.6%
10.05		Property	Sun Suites Plano					$1,492,640	$696,700	$795,940	2014		$1,648,923	$699,697	$949,226	2015							91.0%	$1,648,923	$720,423	$928,500	14.0%	$65,957	$862,544	12.6%
10.06		Property	Sun Suites Westchase					$1,762,403	$926,097	$836,306	2014		$1,796,400	$965,362	$831,037	2015							82.0%	$1,796,400	$981,378	$815,021	14.0%	$71,856	$743,165	12.6%
10.07		Property	Crestwood Suites Marietta Roswell Road					$1,494,394	$785,179	$709,215	2014		$1,587,730	$806,646	$781,083	2015							88.8%	$1,587,730	$822,878	$764,852	14.0%	$63,509	$701,343	12.6%
10.08		Property	Sun Suites Sugar Land (Stafford)					$1,550,933	$741,419	$809,514	2014		$1,673,057	$774,338	$898,720	2015							88.3%	$1,673,057	$793,352	$879,706	14.0%	$66,922	$812,783	12.6%
10.09		Property	Sun Suites Raleigh					$1,293,383	$820,488	$472,895	2014		$1,420,076	$818,524	$601,552	2015							79.8%	$1,420,076	$829,994	$590,082	14.0%	$56,803	$533,279	12.6%
10.10		Property	Sun Suites Intercontinental Greenspoint					$1,443,432	$743,805	$699,627	2014		$1,535,377	$755,660	$779,717	2015							88.3%	$1,535,377	$769,822	$765,555	14.0%	$61,415	$704,140	12.6%
10.11		Property	Crestwood Suites Nashville Madison					$1,568,746	$945,108	$623,638	2014		$1,701,782	$988,692	$713,089	2015							90.3%	$1,701,782	$1,002,957	$698,825	14.0%	$68,071	$630,753	12.6%
10.12		Property	Sun Suites Cumming					$1,385,453	$694,015	$691,438	2014		$1,428,206	$711,151	$717,055	2015							75.1%	$1,428,206	$725,435	$702,772	14.0%	$57,128	$645,643	12.6%
10.13		Property	Crestwood Suites Murfreesboro					$1,567,088	$878,414	$688,674	2014		$1,651,835	$892,659	$759,175	2015							83.8%	$1,651,835	$909,017	$742,818	14.0%	$66,073	$676,744	12.6%
10.14		Property	Sun Suites Smyrna					$1,309,897	$622,830	$687,067	2014		$1,415,516	$632,006	$783,510	2015							93.8%	$1,415,516	$646,714	$768,803	14.0%	$56,621	$712,182	12.6%
10.15		Property	Sun Suites Dallas - Garland					$1,324,574	$686,573	$638,001	2014		$1,389,793	$717,229	$672,564	2015							90.8%	$1,389,793	$732,368	$657,424	14.0%	$55,592	$601,833	12.6%
10.16		Property	Sun Suites DFW Airport - Lewisville					$1,393,739	$700,704	$693,035	2014		$1,429,105	$708,228	$720,878	2015							85.4%	$1,429,105	$719,100	$710,005	14.0%	$57,164	$652,841	12.6%
10.17		Property	Sun Suites Charlotte - Matthews					$1,335,270	$704,973	$630,297	2014		$1,368,215	$698,505	$669,710	2015							81.5%	$1,368,215	$711,801	$656,414	14.0%	$54,729	$601,686	12.6%
10.18		Property	Crestwood Suites Disney Orlando					$1,549,187	$888,249	$660,938	2014		$1,598,930	$875,892	$723,039	2015							78.0%	$1,598,930	$892,977	$705,953	14.0%	$63,957	$641,996	12.6%
10.19		Property	Crestwood Suites Orlando UCF					$1,696,754	$984,663	$712,091	2014		$1,724,636	$931,946	$792,690	2015							79.2%	$1,724,636	$949,831	$774,805	14.0%	$68,985	$705,819	12.6%
10.20		Property	Crestwood Suites Snellville					$1,448,298	$800,468	$647,830	2014		$1,560,071	$847,026	$713,045	2015							92.4%	$1,560,071	$865,106	$694,965	14.0%	$62,403	$632,562	12.6%
10.21		Property	Sun Suites Suwanee					$1,363,276	$789,423	$573,853	2014		$1,429,484	$797,890	$631,594	2015							82.6%	$1,429,484	$815,065	$614,419	14.0%	$57,179	$557,240	12.6%
10.22		Property	Home Towne Suites Kannapolis					$1,148,731	$665,318	$483,414	2014		$1,143,550	$672,150	$471,399	2015							74.0%	$1,143,550	$686,156	$457,393	14.0%	$45,742	$411,651	12.6%
10.23		Property	Sun Suites Corpus Christi					$1,498,002	$925,187	$572,815	2014		$1,586,531	$955,234	$631,297	2015							71.6%	$1,586,531	$973,244	$613,287	14.0%	$63,461	$549,826	12.6%
10.24		Property	Home Towne Suites Tuscaloosa					$1,660,599	$1,033,930	$626,668	2014		$1,501,693	$1,061,762	$439,931	2015							53.5%	$1,501,693	$1,084,650	$417,043	14.0%	$60,068	$356,975	12.6%
10.25		Property	Sun Suites Jacksonville					$1,196,761	$605,526	$591,235	2014		$1,187,252	$618,327	$568,925	2015							76.3%	$1,187,252	$638,263	$548,989	14.0%	$47,490	$501,499	12.6%
10.26		Property	Sun Suites Chesapeake					$1,515,635	$893,605	$622,030	2014		$1,494,883	$935,467	$559,416	2015							71.2%	$1,494,883	$939,874	$555,009	14.0%	$59,795	$495,213	12.6%
10.27		Property	Crestwood Suites Fort Myers					$1,301,941	$833,247	$468,694	2014		$1,469,429	$852,867	$616,562	2015							58.5%	$1,469,429	$873,043	$596,385	14.0%	$58,777	$537,608	12.6%
10.28		Property	Crestwood Suites Greensboro Airport					$1,375,943	$825,576	$550,367	2014		$1,357,068	$829,273	$527,795	2015							68.8%	$1,357,068	$848,161	$508,907	14.0%	$54,283	$454,624	12.6%
10.29		Property	Crestwood Suites Austin					$1,588,162	$1,066,593	$521,569	2014		$1,590,105	$1,107,796	$482,309	2015							65.9%	$1,590,105	$1,123,495	$466,611	14.0%	$63,604	$403,006	12.6%
10.30		Property	Sun Suites Gwinnett					$1,255,962	$749,885	$506,077	2014		$1,316,189	$776,031	$540,158	2015							93.0%	$1,316,189	$790,912	$525,277	14.0%	$52,648	$472,630	12.6%
10.31		Property	Crestwood Suites Marietta - Town Center Mall					$1,315,533	$815,997	$499,536	2014		$1,413,208	$837,760	$575,448	2015							80.3%	$1,413,208	$851,745	$561,463	14.0%	$56,528	$504,934	12.6%
10.32		Property	Crestwood Suites Baton Rouge					$1,472,153	$951,487	$520,666	2014		$1,541,650	$953,299	$588,350	2015							77.6%	$1,541,650	$972,975	$568,675	14.0%	$61,666	$507,009	12.6%
10.33		Property	Home Towne Suites Columbus					$1,187,552	$841,311	$346,241	2014		$1,168,963	$842,036	$326,928	2015							69.2%	$1,168,963	$861,757	$307,207	14.0%	$46,759	$260,448	12.6%
10.34		Property	Crestwood Suites NW Houston					$1,574,644	$1,001,693	$572,951	2014		$1,478,417	$1,000,386	$478,031	2015							68.8%	$1,478,417	$1,014,742	$463,674	14.0%	$59,137	$404,538	12.6%
10.35		Property	Home Towne Suites Auburn					$917,706	$596,742	$320,964	2014		$1,032,986	$606,454	$426,532	2015							79.8%	$1,032,986	$620,491	$412,495	14.0%	$41,319	$371,176	12.6%
10.36		Property	Sun Suites Stockbridge					$1,127,245	$646,812	$480,433	2014		$1,239,807	$682,381	$557,426	2015							90.4%	$1,239,807	$694,601	$545,205	14.0%	$49,592	$495,613	12.6%
10.37		Property	Home Towne Suites Anderson					$1,004,428	$676,620	$327,808	2014		$1,021,415	$676,253	$345,162	2015							64.8%	$1,021,415	$689,224	$332,191	14.0%	$40,857	$291,334	12.6%
10.38		Property	Crestwood Suites Colorado Springs					$1,170,470	$776,315	$394,155	2014		$1,291,772	$826,541	$465,231	2015							51.7%	$1,291,772	$846,750	$445,021	14.0%	$51,671	$393,350	12.6%
10.39		Property	Home Towne Suites Prattville					$813,298	$550,454	$262,844	2014		$833,510	$548,028	$285,481	2015							69.8%	$833,510	$558,992	$274,517	14.0%	$33,340	$241,177	12.6%
10.40		Property	Crestwood Suites High Point					$1,242,087	$855,784	$386,303	2014		$1,291,814	$860,618	$431,196	2015							61.8%	$1,291,814	$880,936	$410,878	14.0%	$51,673	$359,205	12.6%
10.41		Property	Sun Suites Birmingham					$1,113,458	$764,472	$348,986	2014		$1,088,283	$697,017	$391,266	2015							72.6%	$1,088,283	$720,656	$367,627	14.0%	$43,531	$324,095	12.6%
10.42		Property	Sun Suites Kennesaw Town Center					$934,772	$557,066	$377,706	2014		$977,237	$563,371	$413,866	2015							88.1%	$977,237	$579,578	$397,658	14.0%	$39,089	$358,569	12.6%
10.43		Property	Sun Suites Greensboro					$1,231,492	$845,928	$385,564	2014		$1,263,913	$878,917	$384,996	2015							67.6%	$1,263,913	$891,122	$372,791	14.0%	$50,557	$322,235	12.6%
10.44		Property	Home Towne Suites Greenville					$818,052	$620,163	$197,889	2014		$880,923	$628,170	$252,753	2015							67.5%	$880,923	$641,827	$239,096	14.0%	$35,237	$203,859	12.6%
10.45		Property	Sun Suites Hattiesburg					$832,487	$603,296	$229,191	2014		$798,873	$590,982	$207,891	2015							55.9%	$798,873	$602,632	$196,241	14.0%	$31,955	$164,286	12.6%
10.46		Property	Home Towne Suites Decatur					$805,554	$552,560	$252,994	2014		$733,335	$549,731	$183,604	2015							53.4%	$733,335	$560,851	$172,484	14.0%	$29,333	$143,150	12.6%
10.47		Property	Home Towne Suites Bowling Green					$973,043	$780,204	$192,839	2014		$1,064,641	$812,898	$251,744	2015							56.2%	$1,064,641	$826,398	$238,244	14.0%	$42,586	$195,658	12.6%
10.48		Property	Sun Suites Gulfport Airport					$1,037,454	$745,324	$292,130	2014		$1,086,399	$784,757	$301,643	2015							62.9%	$1,086,399	$795,084	$291,316	14.0%	$43,456	$247,860	12.6%
10.49		Property	Crestwood Suites Newport News					$1,042,249	$756,084	$286,165	2014		$978,983	$778,697	$200,286	2015							61.1%	$978,983	$799,225	$179,758	14.0%	$39,159	$140,599	12.6%
10.50		Property	Home Towne Suites Clarksville					$857,714	$625,077	$232,636	2014		$797,349	$601,896	$195,453	2015							64.2%	$797,349	$611,898	$185,451	14.0%	$31,894	$153,557	12.6%
11		Loan	Chicago Marriott Southwest at Burr Ridge	0	0	6	L(26), Def(30), O(4)	$10,333,591	$7,388,515	$2,945,076	2014	14.7%	$10,093,895	$7,485,482	$2,608,413	2015	13.0%						69.7%	$10,093,895	$7,560,510	$2,533,385	12.7%	$403,756	$2,129,629	10.6%
12		Loan	Palihouse Santa Monica	0	0	6	L(35), Def(81), O(4)	$4,205,871	$2,223,899	$1,981,972	2014	10.2%	$4,608,112	$2,289,002	$2,319,110	2015	11.9%						88.1%	$4,851,219	$2,702,063	$2,149,156	11.1%	$194,049	$1,955,107	10.1%
13		Loan	Hilton Cincinnati Airport	0	0	6	L(26), Def(30), O(4)	$8,751,631	$6,590,999	$2,160,632	2014	13.5%	$9,487,825	$6,899,054	$2,588,771	2015	16.2%						78.3%	$9,487,825	$6,716,659	$2,771,166	17.4%	$379,513	$2,391,653	15.0%
14		Loan	Lofton Place Apartments	0	0	6	L(29), Def(87), O(4)	$2,302,672	$1,018,133	$1,284,539	2014	8.4%	$2,471,987	$1,024,985	$1,447,002	2015	9.5%						90.5%	$2,459,911	$1,119,210	$1,340,701	8.8%	$64,500	$1,276,201	8.4%
15		Loan	City Place Apartments	0	0	6	L(27), Def(89), O(4)						$1,918,618	$1,217,957	$700,661	2015	4.7%	$2,213,788	$1,159,414	$1,054,374	T12 4/30/2016	7.1%	87.3%	$2,643,721	$1,252,500	$1,391,221	9.3%	$80,000	$1,311,221	8.8%
16		Loan	The Vue	0	0	6	L(30), Def(86), O(4)	$1,563,851	$725,782	$838,069	2014	6.2%	$1,846,643	$758,968	$1,087,675	2015	8.1%	$1,875,209	$781,102	$1,094,107	T12 3/31/2016	8.1%	93.6%	$1,897,974	$745,545	$1,152,429	8.5%	$39,000	$1,113,429	8.2%
17		Loan	Shadow Lake Apartments	0	0	6	L(27), Def(29), O(4)	$1,892,272	$1,158,742	$733,530	2014	7.1%	$2,156,707	$1,193,665	$963,041	2015	9.3%						95.0%	$2,155,826	$1,177,117	$978,708	9.4%	$68,400	$910,308	8.8%
18		Loan	Peakview Office Plaza	0	0	6	L(24), Def(92), O(4)	$1,915,651	$1,058,920	$856,731	2014	8.7%	$1,925,555	$1,053,237	$872,318	2015	8.9%						88.8%	$2,199,845	$1,111,217	$1,088,628	11.1%	$165,403	$923,225	9.4%
19		Loan	Holiday Inn & Suites Ann Arbor	0	0	6	L(25), Def(91), O(4)	$3,550,550	$2,476,971	$1,073,579	2014	11.0%	$3,628,874	$2,377,415	$1,251,459	2015	12.9%						67.4%	$3,633,182	$2,378,477	$1,254,705	12.9%	$145,327	$1,109,377	11.4%
20		Loan	Arbor Hill Apartments	0	0	6	L(26), Def(89), O(5)	$1,484,766	$1,000,920	$483,846	2014	5.1%	$1,845,592	$1,071,317	$774,275	2015	8.2%						91.4%	$1,942,420	$1,014,610	$927,810	9.8%	$63,237	$864,573	9.1%
21		Loan	Landmark Centre	0	0	5	L(27), Def(89), O(4)	$1,345,549	$757,623	$587,926	2014	6.3%	$1,286,486	$646,090	$640,396	2015	6.8%						90.0%	$1,574,019	$698,991	$875,028	9.3%	$92,822	$782,206	8.3%

A-1-15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

								MORTGAGED PROPERTY UNDERWRITTEN CASH FLOWS(19)(20)
Loan ID	Footnotes	Property Flag	Property Name	Grace Period to Late Charge (Days)	Grace Period to Default (Days)	Due Date	Prepayment Provisions (No. of Payments)(17)(18)	Third Most Recent Revenues	Third Most Recent Expenses	Third Most Recent NOI	Third Most Recent NOI Date	Third Most Recent NOI Debt Yield	Second Most Recent Revenues	Second Most Recent Expenses	Second Most Recent NOI	Second Most Recent NOI Date	Second Most Recent NOI Debt Yield	Most Recent Revenues	Most Recent Expenses	Most Recent NOI	Most Recent NOI Date	Most Recent NOI Debt Yield	UW Occupancy	UW EGI(8)	UW Expenses	UW NOI(8)	UW NOI Debt Yield	UW Capital Items	UW NCF(8)	UW NCF Debt Yield
22		Loan	Holiday Inn Express - Little Rock	0	0	5	L(27), Def(89), O(4)	$3,507,299	$2,416,694	$1,090,605	2014	12.7%	$3,593,514	$2,421,200	$1,172,314	2015	13.7%						72.1%	$3,593,514	$2,485,722	$1,107,792	12.9%	$143,741	$964,051	11.2%
23		Loan	Walnut Street Retail Portfolio	0	0	6	L(29), Def(87), O(4)	$1,168,440	$281,229	$887,211	2014	10.7%	$1,099,247	$311,480	$787,767	2015	9.5%	$1,128,211	$236,117	$892,094	T12 3/31/2016	10.8%	95.0%	$1,106,875	$318,878	$787,997	9.5%	$48,368	$739,629	8.9%
24		Loan	Confederate Point Apartments	0	0	6	L(27), Def(89), O(4)	$1,248,700	$939,021	$309,679	2014	4.0%	$1,752,416	$1,034,410	$718,006	2015	9.3%						94.0%	$1,778,881	$990,622	$788,259	10.2%	$57,474	$730,785	9.5%
25		Loan	White Lick Creek Apartments	0	0	6	L(36), Def(80), O(4)	$209,745	$437,965	($228,220)	2014	-3.1%	$842,557	$431,026	$411,531	2015	5.6%	$826,708	$418,146	$408,562	T12 1/11/2016	5.5%	88.8%	$1,039,445	$391,481	$647,964	8.8%	$18,250	$629,714	8.5%
26		Loan	Pebble Creek Collection	0	0	5	L(24), Def(92), O(4)	$987,610	$326,800	$660,810	2014	9.2%	$1,023,840	$309,928	$713,912	2015	9.9%						90.0%	$1,002,119	$297,865	$704,254	9.8%	$53,009	$651,245	9.0%
27		Loan	La Quinta Inn & Suites, Bonita Springs Naples North	0	0	6	L(29), Def(87), O(4)	$2,262,947	$1,515,455	$747,492	2014	12.2%	$2,811,801	$1,809,080	$1,002,721	2015	16.3%	$2,812,954	$1,815,179	$997,775	T12 2/29/2016	16.3%	80.8%	$2,812,954	$1,819,073	$993,881	16.2%	$112,518	$881,363	14.4%
28		Loan	Antelope Multifamily Portfolio	0	0	6	L(30), Def(86), O(4)	$1,087,842	$606,793	$481,049	2014	7.9%	$1,195,948	$593,910	$602,038	2015	9.8%	$1,197,451	$612,754	$584,697	T12 1/31/2016	9.5%	95.0%	$1,194,868	$598,378	$596,490	9.7%	$51,000	$545,490	8.9%
28.1		Property	Ridgewood East					$540,255	$275,104	$265,151	2014		$574,375	$283,802	$290,573	2015		$576,341	$291,503	$284,839	T12 1/31/2016		95.0%	$560,176	$287,500	$272,676	9.7%	$21,600	$251,076	8.9%
28.2		Property	Water Valley					$176,989	$99,257	$77,732	2014		$196,361	$93,678	$102,683	2015		$194,025	$93,643	$100,382	T12 1/31/2016		95.0%	$204,780	$94,273	$110,507	9.7%	$9,600	$100,907	8.9%
28.3		Property	Senatobia Arms					$133,860	$92,044	$41,816	2014		$153,699	$90,152	$63,547	2015		$154,572	$94,660	$59,912	T12 1/31/2016		95.0%	$158,790	$87,679	$71,111	9.7%	$7,200	$63,911	8.9%
28.4		Property	Sardis Gardens					$122,789	$76,052	$46,737	2014		$140,336	$71,282	$69,054	2015		$141,750	$74,496	$67,255	T12 1/31/2016		95.0%	$143,535	$74,879	$68,656	9.7%	$6,600	$62,056	8.9%
28.5		Property	Flowers Square					$113,950	$64,335	$49,615	2014		$131,178	$54,997	$76,181	2015		$130,763	$58,452	$72,311	T12 1/31/2016		95.0%	$127,587	$54,046	$73,540	9.7%	$6,000	$67,540	8.9%
29		Loan	Chagrin Professional Office	0	0	5	L(27), Def(89), O(4)	$972,567	$298,701	$673,866	2014	11.0%	$917,488	$325,072	$592,416	2015	9.7%						90.0%	$935,813	$344,021	$591,793	9.7%	$42,193	$549,600	9.0%
30		Loan	Lakes of Ridgecrest Phase III	0	0	6	L(28), Def(88), O(4)						$492,094	$269,534	$222,560	2015	3.8%						93.3%	$791,457	$285,931	$505,526	8.6%	$12,750	$492,776	8.4%
31		Loan	Tuscany Villas Apartments	0	0	1	L(32), Def(84), O(4)	$1,133,600	$461,184	$672,416	2014	11.6%	$1,130,424	$282,186	$848,238	2015	14.6%						90.7%	$1,318,862	$561,313	$757,550	13.1%	$80,065	$677,485	11.7%
32		Loan	Palmer Super Center	0	0	6	L(27), Def(89), O(4)	$952,827	$264,937	$687,891	2014	12.0%	$975,850	$269,746	$706,104	2015	12.3%	$886,454	$369,355	$517,099	T12 3/31/2016	9.0%	79.6%	$1,160,285	$422,939	$737,346	12.9%	$68,945	$668,401	11.7%
33		Loan	Winter Garden Business Park	0	0	5	L(26), Def(90), O(4)	$937,636	$341,030	$596,606	2014	10.7%	$938,649	$338,783	$599,866	2015	10.8%						92.0%	$1,142,497	$370,583	$771,914	13.9%	$105,494	$666,420	12.0%
34		Loan	Battery B at The Jeffrey Apartments	0	0	5	L(28), Def(88), O(4)						$323,235	$142,754	$180,482	2015	3.4%						95.0%	$724,366	$229,888	$494,479	9.2%	$11,200	$483,279	9.0%
35		Loan	Taunton Depot Shopping Center	0	0	6	L(26), Def(90), O(4)	$804,966	$241,963	$563,003	2014	10.5%	$809,194	$253,531	$555,663	2015	10.4%						88.0%	$817,678	$275,751	$541,927	10.2%	$32,758	$509,169	9.5%
36		Loan	Cumberland Pointe	0	0	5	L(28), Def(52), O(4)	$793,813	$237,498	$556,314	2014	10.9%	$716,660	$316,497	$400,163	2015	7.8%						93.7%	$824,127	$316,780	$507,347	9.9%	$24,807	$482,540	9.5%
37		Loan	Banana Republic	0	0	6	L(29), Def(87), O(4)	$453,600	$3,837	$449,763	2014	9.3%	$490,246	$6,977	$483,269	2015	10.0%	$497,576	$8,843	$488,733	T12 3/31/2016	10.1%	95.0%	$521,736	$70,985	$450,751	9.3%	$22,506	$428,245	8.8%
38		Loan	Hawthorne Square	0	0	6	L(29), Def(87), O(4)	$450,498	$193,494	$257,004	2014	5.3%	$430,479	$208,687	$221,792	2015	4.6%	$482,764	$176,805	$305,959	T12 3/31/2016	6.3%	95.0%	$619,993	$212,077	$407,916	8.5%	$17,710	$390,206	8.1%
39		Loan	539 Smith Street	0	0	6	L(29), Def(87), O(4)	$741,474	$240,205	$501,269	2014	10.4%	$749,470	$256,208	$493,262	2015	10.3%						94.2%	$775,061	$290,107	$484,954	10.1%	$44,101	$440,853	9.2%
40		Loan	The Realty Building	0	0	5	L(28), Def(88), O(4)	$635,022	$484,967	$150,055	2014	3.1%	$918,683	$440,883	$477,800	2015	10.0%						92.1%	$1,017,949	$454,932	$563,017	11.7%	$56,114	$506,903	10.6%
41		Loan	Lochaven Apartments	5	5	1	L(30), Def(86), O(4)	$1,381,864	$996,488	$385,377	2014	9.6%	$1,451,988	$1,026,986	$425,002	2015	10.6%						85.0%	$1,575,323	$1,068,630	$506,693	12.7%	$43,920	$462,773	11.6%
42		Loan	515 Westheimer	0	0	6	L(28), Def(88), O(4)	$496,103	$154,645	$341,458	2014	8.6%	$422,007	$146,788	$275,219	2015	6.9%						95.0%	$529,192	$191,296	$337,896	8.5%	$15,538	$322,358	8.1%
43		Loan	Alexander House	0	0	6	L(29), Def(84), O(7)	$1,761,640	$1,123,835	$637,805	2014	16.0%	$1,875,129	$1,240,232	$634,897	2015	16.0%						93.8%	$1,809,221	$1,185,893	$623,327	15.7%	$70,800	$552,527	13.9%
44		Loan	TopSail Way Shopping Center	0	0	5	L(25), Def(91), O(4)	$510,444	$97,962	$412,482	2014	10.5%	$506,390	$111,107	$395,283	2015	10.0%						93.2%	$508,142	$111,729	$396,413	10.1%	$41,439	$354,974	9.0%
45		Loan	Aztec Square	0	0	6	L(29), Def(87), O(4)	$426,680	$124,126	$302,554	2014	8.8%	$479,662	$144,200	$335,463	2015	9.8%						90.9%	$462,865	$141,082	$321,783	9.4%	$21,014	$300,769	8.8%
46		Loan	Homecrest MHC	0	0	6	L(28), Def(88), O(4)	$437,469	$184,107	$253,362	2014	8.7%	$455,774	$212,056	$243,718	2015	8.3%						95.0%	$460,117	$192,235	$267,883	9.2%	$4,700	$263,183	9.0%
47		Loan	501 Bath Street	0	0	6	L(29), Def(87), O(4)	$518,648	$159,771	$358,877	2014	12.4%	$535,808	$182,653	$353,155	2015	12.2%						95.0%	$496,757	$178,873	$317,884	11.0%	$23,954	$293,930	10.1%
48		Loan	2100 & 2106 N. Orange Avenue	0	0	5	L(28), Def(88), O(4)	$217,353		$217,353	2014	9.5%	$333,071		$333,071	2015	14.6%						95.0%	$440,092	$144,867	$295,225	13.0%	$23,015	$272,210	11.9%
49		Loan	Coastal Breeze Apartment Portfolio	0	0	6	L(29), Def(87), O(4)	$448,316	$229,349	$218,967	2014	10.2%	$465,417	$238,966	$226,451	2015	10.5%	$463,183	$245,954	$217,229	T11 3/31/2016 Annualized	10.1%	89.4%	$463,183	$227,987	$235,196	10.9%	$15,300	$219,896	10.2%
49.1		Property	Apple					$210,077	$110,517	$99,560	2014		$220,836	$112,822	$108,014	2015		$220,975	$112,793	$108,182	T11 3/31/2016 Annualized		92.5%	$220,975	$103,431	$117,544	10.9%	$7,200	$110,344	10.2%
49.2		Property	Baltic					$123,500	$54,820	$68,680	2014		$125,260	$59,567	$65,693	2015		$120,592	$68,423	$52,169	T11 3/31/2016 Annualized		87.9%	$120,592	$63,859	$56,733	10.9%	$4,500	$52,233	10.2%
49.3		Property	Maple					$114,739	$64,012	$50,727	2014		$119,321	$66,577	$52,744	2015		$121,616	$64,738	$56,878	T11 3/31/2016 Annualized		85.5%	$121,616	$60,697	$60,919	10.9%	$3,600	$57,319	10.2%
50		Loan	Gross - Villa MHP	0	0	6	L(36), Def(80), O(4)	$202,705	$65,208	$137,497	2014	9.7%	$201,351	$58,875	$142,475	2015	10.0%						90.2%	$207,746	$70,919	$136,827	9.6%	$4,100	$132,727	9.3%

A-1-16

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

				LARGEST TENANT INFORMATION(20)(21)(22)(23)				2ND LARGEST TENANT INFORMATION(20)(21)(22)(23)				3RD LARGEST TENANT INFORMATION(20)(21)(22)(23)				4TH LARGEST TENANT INFORMATION(20)(21)(22)(23)				5TH LARGEST TENANT INFORMATION(20)(21)(22)(23)
Loan ID	Footnotes	Property Flag	Property Name	Largest Tenant(7)(8)	Largest Tenant Lease Expiration	Largest Tenant NSF	Largest Tenant % of NSF	2nd Largest Tenant(7)(8)	2nd Largest Tenant Lease Expiration	2nd Largest Tenant NSF	2nd Largest Tenant % of NSF	3rd Largest Tenant(8)	3rd Largest Tenant Lease Expiration	3rd Largest Tenant NSF	3rd Largest Tenant % of NSF	4th Largest Tenant(8)	4th Largest Tenant Lease Expiration	4th Largest Tenant NSF	4th Largest Tenant % of NSF	5th Largest Tenant(8)	5th Largest Tenant Lease Expiration	5th Largest Tenant NSF	5th Largest Tenant % of NSF
1		Loan	GLP Industrial Portfolio B
1.001		Property	Agave DC	Amazon.com, LLC	7/31/2022	1,267,110	100.0%
1.002		Property	Lehigh Valley 13	Home Depot USA Inc	6/30/2018	822,500	100.0%
1.003		Property	Frontier Logistics BTS	Frontier Logistics	6/30/2025	600,004	100.0%
1.004		Property	Sugarland Interchange DC	Fairfield Industries Inc.	1/31/2019	266,663	54.8%	Pro Pack	7/31/2020	171,000	35.2%	Woodfield Distribution	11/30/2025	48,600	10.0%
1.005		Property	York - Willow Springs	GSK Consumer Healthcare	12/31/2022	624,000	100.0%
1.006		Property	Atlanta - Liberty DC	Phillips-Van Heusen	8/31/2030	851,349	100.0%
1.007		Property	South Bay DC	NYX, Los Angeles, LLC	11/30/2020	265,440	100.0%
1.008		Property	Sorensen Industrial	Phoenix	11/30/2020	305,422	100.0%
1.009		Property	Miramar DC	Edward Don & Company	9/30/2021	160,100	55.3%	Firestone Building Produc	9/30/2019	65,400	22.6%	Delta Apparel, Inc.	4/30/2017	63,800	22.1%
1.010		Property	York DC II	Ollie’s Bargain Outlet, Inc.	3/31/2028	603,000	100.0%
1.011		Property	Carlisle DC Bldg 1	S.C. Johnson & Son, Inc.	12/31/2019	511,760	100.0%
1.012		Property	Portside Distribution Center	Solo Cup (Dart)	12/31/2018	297,446	71.5%	Chihuly, Inc.	12/31/2023	118,604	28.5%
1.013		Property	Marina West A	Watson Laboratories,	6/30/2016	276,175	100.0%
1.014		Property	Fremont East Bay DC	Super Micro Computer	7/31/2020	246,450	100.0%
1.015		Property	Harbor Gateway DC	DFS Group	6/30/2022	184,815	100.0%
1.016		Property	Imperial DC 1	CVS	7/31/2023	328,020	100.0%
1.017		Property	Westport DC Bldg B	The Sun Products Corporations	6/30/2016	409,374	100.0%
1.018		Property	Westport DC Bldg A	Sephora USA Inc	8/31/2018	350,892	100.0%
1.019		Property	Auburn DC	ULINE, INC	1/31/2018	157,414	55.5%	American Tire Distributors	8/31/2021	126,036	44.5%
1.020		Property	Southaven DC Bldg 2	Priority Fulfillment Services	4/30/2018	434,900	72.2%	StyleCraft Home Collectio	3/31/2023	167,600	27.8%
1.021		Property	Marina West DC II Bldg 1	Sears Logistics Services	12/31/2020	83,833	41.9%	LZBFG of South Florida	9/30/2020	81,984	41.0%	Spohn Enterprises	10/31/2016	34,183	17.1%
1.022		Property	Buckeye DC Bldg 1	HD Supply Facilities	10/31/2016	174,769	45.9%	Mor Furniture for Less, Inc	10/31/2021	106,150	27.9%	Victory Packaging, L.P.	3/31/2019	99,650	26.2%
1.023		Property	York DC III	Crane	12/31/2017	168,510	49.2%	LKQ	10/31/2021	108,160	31.6%	Crane	12/31/2017	65,490	19.1%
1.024		Property	Orange County DC	Arlon Graphics	5/31/2024	198,275	100.0%
1.025		Property	Kent Valley DC II	(Clarsonic) Pacific B	12/31/2018	228,907	100.0%
1.026		Property	Memphis IC III	Daimler Trucks North America	3/31/2016	341,049	58.6%	Appleton Grp, LLC	8/31/2017	241,049	41.4%
1.027		Property	Pinole Point Building #1	Restoration Hardware	9/30/2022	200,000	100.0%
1.028		Property	Cactus DC II
1.029		Property	Fairburn DC	New Breed	4/30/2022	346,224	100.0%
1.030		Property	Windfern Distribution Center II	Core Laboratories, LP	11/30/2022	188,028	76.5%	Specialty Rolled Metals	4/30/2016	32,787	13.3%	West Lake Foods	9/30/2019	24,885	10.1%
1.031		Property	Miami DC	OHL	1/31/2019	185,520	100.0%
1.032		Property	Southpoint F	Ozark Automotive Distributors	10/31/2024	358,360	100.0%
1.033		Property	Industrial Parkway DC	MaschioPack North America, LLC	10/31/2024	301,500	67.9%	HD Supply Facilities	1/31/2022	142,300	32.1%
1.034		Property	Chickasaw DC	Flextronics International	MTM	437,940	100.0%
1.035		Property	Valley Crossings	The Lehigh Group	9/30/2018	270,000	100.0%
1.036		Property	Buckeye DC Bldg 2	Philosophy, Inc	5/31/2016	216,845	71.4%	Kellogg Sales Company	11/30/2017	86,650	28.6%
1.037		Property	Southpoint B	Sanofi Aventis US LLC	9/30/2023	297,000	100.0%
1.038		Property	Hartman Business Center I	Mars	4/30/2016	157,592	44.5%	Inmark, Inc.	9/30/2024	131,132	37.0%	Graphic Dimensions, Inc.	8/31/2021	65,259	18.4%
1.039		Property	Artesia DC	Ralphs Grocery Co	4/30/2017	151,800	100.0%
1.040		Property	Bell Gardens Distribution Center #3	Konoike General, Inc.	10/31/2017	98,283	59.1%	Kiwi Distributing	9/30/2017	67,978	40.9%
1.041		Property	Marina West B	Actavis South Atlantic LL	6/30/2018	55,313	47.8%	Ducool USA, Inc	11/30/2019	40,367	34.9%	Schindler Elevator Corpor	8/31/2018	20,000	17.3%
1.042		Property	Renton DC	DHL Global Forwarding	10/31/2020	126,660	100.0%
1.043		Property	Southpoint A	Global Mail, Inc.	3/31/2018	75,375	34.4%	Central Shared Services, LLC	2/29/2020	62,500	28.6%	Qwest Communications Co. LLC (CenturyLink)	4/30/2025	40,500	18.5%	Atlanta Gas Light Company	12/31/2016	40,500	18.5%
1.044		Property	Westfork A5	Global Experience Spe	9/30/2020	199,505	63.3%
1.045		Property	Marina West DC II Bldg 2	Owens & Minor Distribution, Inc	12/31/2017	143,000	100.0%
1.046		Property	Pinole Point Building #2	BIO-RAD Laboratories, Inc.	12/31/2018	116,250	81.2%	Serena & Lily, Inc.	3/31/2016	27,000	18.8%
1.047		Property	Salt Lake DC II	Express Messenger	10/31/2017	106,893	56.3%	Boart Longyear	6/30/2017	83,107	43.7%
1.048		Property	Northwest 8 Industrial Center II	Schlumberger Technology Corpor	9/30/2024	60,711	61.2%
1.049		Property	Salt Lake DC I	Bunzl Distribution	9/30/2018	83,107	43.7%	JW Pepper & Son, Inc.	2/28/2017	47,081	24.8%	A and L Valve And Fitting	12/31/2016	36,031	19.0%	General Dynamics	6/30/2016	23,781	12.5%
1.050		Property	Southshore Commerce Center C	Spicers Paper Inc.	12/31/2017	89,457	49.8%	Capsa	3/31/2020	60,000	33.4%	Macy’s	10/31/2019	30,000	16.7%
1.051		Property	Pinole Point Building #3	Serena & Lily, Inc.	3/31/2016	54,896	41.7%	International Delicacies	2/28/2018	43,776	33.3%	Broadline Medical Systems	1/31/2019	32,832	25.0%
1.052		Property	Steamboat DC	SalonCentric, Inc.	12/31/2024	193,160	100.0%
1.053		Property	Palo Verde DC
1.054		Property	South San Francisco DC II	CORT Business Service	4/30/2022	33,833	38.9%	Manning Trading Co.,	5/31/2017	32,964	37.9%	Borg Trucking	8/31/2019	20,121	23.1%
1.055		Property	Westfork C4	GRM Information Manag	3/31/2017	68,675	23.5%
1.056		Property	South San Francisco DC	LeeMAH	5/31/2024	87,000	100.0%
1.057		Property	Southshore Commerce Center A	Celestica Oregon LLC.	3/31/2016	165,000	100.0%
1.058		Property	Kent Valley DC IV	Guardian Fall Protection	12/31/2018	79,700	69.2%	TMS Services Corporation	2/28/2021	35,489	30.8%
1.059		Property	Carlisle DC Bldg 2	Schenker Logistics, Inc.	1/31/2019	181,990	100.0%
1.060		Property	Bluegrass DC Bldg 4	AGS Acquisitions Corp	1/31/2022	57,808	42.4%	Lummus Supply Company	MTM	40,000	29.4%	I-Blason	7/31/2018	25,200	18.5%	WESCO	7/31/2019	13,230	9.7%
1.061		Property	Westfork A4	Bunzl Distribution	6/30/2018	228,576	100.0%
1.062		Property	Beltway Crossing DC Bldg 2	Charming Charlie, Inc.	4/30/2018	141,440	85.0%	Johnson Storage & Moving Co. H	12/31/2016	24,960	15.0%
1.063		Property	Ritner DC	Andersen Distribution, I	4/30/2017	202,000	100.0%
1.064		Property	Hartman Business Center II
1.065		Property	Hayward DC	Stanley G. Alexander, Inc.	9/30/2016	101,805	100.0%
1.066		Property	Houston DC Bldg 1	Adams Distribution Cente	9/30/2016	145,376	66.3%	Fluoro-Seal, Inc.	6/30/2019	40,067	18.3%	Schumacher Cargo Logisti	12/31/2018	33,800	15.4%
1.067		Property	Kent Valley DC	Tiger Mountain Transp	5/31/2018	125,000	100.0%
1.068		Property	Lehigh Valley 9	Westport Axle	12/31/2019	66,700	43.3%	Supply Technologies LLC	4/30/2016	43,755	28.4%	Card Personalization Sol	3/31/2016	24,887	16.1%	Kelchner Food Products	6/30/2019	18,814	12.2%
1.069		Property	Beltway Crossing DC Bldg 3	American Tire Distributors	6/30/2023	116,480	100.0%
1.070		Property	Southaven DC Bldg 1	Bound Tree Medical, LLC	8/31/2017	96,282	39.0%	Bunzl Distribution	7/31/2016	96,039	39.0%	WPG Americas, Inc.	7/31/2016	54,243	22.0%
1.071		Property	Bluegrass DC Bldg 1	Benchmark Technology Group, In	8/31/2019	48,665	43.5%	Hansgrohe, Inc.	8/31/2023	39,335	35.1%	Summit Rigging, Inc.	MTM	24,000	21.4%
1.072		Property	Suwanee Point Building 200	Tatitlek Support Services, Inc	MTM	28,733	27.1%	Source Support Services, Inc.	MTM	15,199	14.3%	KGI Trading GA, Inc.	9/30/2018	14,654	13.8%	Greenline Express Transport	10/31/2017	13,161	12.4%	Score Promotions Inc.	7/31/2016	12,973	12.2%
1.073		Property	Tamarac Business Center I	Richline Group, Inc.	1/31/2024	90,000	100.0%
1.074		Property	Gwinnett DC Bldg 1	CORT Business Service	5/31/2023	80,000	39.7%	Global Beauty Corp.	6/30/2016	57,440	28.5%	Atosa Catering	8/31/2020	40,000	19.9%	Aura Enterprises, Inc	4/30/2016	24,000	11.9%
1.075		Property	Houston DC Bldg 3	McCoy Inc.	9/30/2017	124,220	64.6%	Wilsonart International	4/30/2022	68,210	35.4%
1.076		Property	Broadway 101 CC Bldg 9	PCT Intl	3/31/2021	97,554	100.0%
1.077		Property	Iron Run DC	Continental Automotive Systems	12/31/2017	125,000	100.0%
1.078		Property	Windfern Distribution Center I	Bayou Packaging, Inc.	5/31/2020	48,675	37.9%	Electrical Distributors, LLC	6/30/2018	34,763	27.1%	All-Tex	7/31/2020	29,475	22.9%	Sunbelt Stud Welding, Inc	11/30/2018	15,189	11.8%	Fire Closet	3/31/2040	358	0.3%
1.079		Property	Miami DC II	JAS Forwarding (USA), Inc	10/31/2017	70,000	100.0%
1.080		Property	Southshore Commerce Center B	FUJIFILM North America	3/31/2018	71,872	69.4%	Geary Pacific	7/31/2020	31,628	30.6%
1.081		Property	Suwanee Point Building 100	GA Pack & Load	5/31/2021	53,832	42.8%	Rugby IPD	11/30/2018	32,380	25.8%	St. Charles Trading, Inc.	10/31/2018	13,021	10.4%	Potter Roemer	4/30/2018	13,021	10.4%
1.082		Property	Beltway Crossing DC Bldg 1	Men’s Wearhouse	6/30/2017	96,460	82.8%	Mission Foods	3/31/2018	20,020	17.2%
1.083		Property	Southshore Commerce Center D	Kinco, LLC	12/31/2021	68,019	70.4%	Rose City Printing	8/31/2017	28,589	29.6%
1.084		Property	Broadway 101 CC Bldg 11	Coyote Portable Storage	12/31/2017	67,949	64.0%	Mitel Networks	3/31/2018	38,157	36.0%
1.085		Property	Lehigh Valley DC II	Dayton Superior Corporation	4/30/2020	114,049	100.0%
1.086		Property	Memphis IC I	Anixter	3/31/2022	100,000	50.0%	Greatwide Distribution	8/31/2017	100,000	50.0%
1.087		Property	Broadway 101 CC Bldg 6	Elliott Auto Supply	6/30/2017	34,913	36.3%	Superior Pool Products	10/31/2017	34,908	36.3%	World Wide Tech	12/31/2017	26,299	27.4%
1.088		Property	Lehigh Valley 10	Rite Pack, Inc.	8/31/2016	69,676	62.6%	DHL Express	5/31/2020	17,276	15.5%	Kloss MFG. Company, Inc.	9/30/2020	13,208	11.9%	Andalusia Wholesale Supp	1/31/2017	11,140	10.0%
1.089		Property	Beltway Crossing DC Bldg 4	Red Smith Sales, Inc.	6/30/2020	70,720	77.3%	UniFirst Corporation	1/31/2019	20,800	22.7%
1.090		Property	Northwest 8 Industrial Center I	Empirica, LLC	10/31/2019	28,250	67.0%	Concentra Health Services, Inc	10/31/2021	13,893	33.0%
1.091		Property	Bluegrass DC Bldg 3	Hansgrohe, Inc.	8/31/2023	72,000	100.0%
1.092		Property	Andover DC Bldg A	Atkore International, Inc.	11/30/2017	41,225	50.8%	ISN	9/14/2020	20,000	24.6%	The City of Tukwila	12/31/2020	10,000	12.3%	Best Kitchen Cabinet & Granite	5/31/2018	10,000	12.3%
1.093		Property	Bluegrass DC Bldg 2	Hansgrohe, Inc.	8/31/2023	69,000	100.0%
1.094		Property	Andover DC Bldg B	Macy’s	5/31/2018	61,660	75.5%	Pacific Insulated Panel, LLC	2/28/2017	20,000	24.5%
1.095		Property	Broadway 101 CC Bldg 5	Aviall Service	11/30/2016	23,974	28.0%	AccuTech	4/30/2017	22,972	26.9%	Siemens	7/31/2017	19,527	22.8%	Norwood Furniture	3/31/2016	19,060	22.3%
1.096		Property	Broadway 101 CC Bldg 8	Braun Corporation	11/30/2020	13,703	20.1%	Rightway Nutrition	10/31/2017	13,571	19.9%	California Cheerleading	8/31/2020	6,815	10.0%	Arizona Badminton	9/30/2020	6,813	10.0%	Focus Climbing	5/31/2018	6,813	10.0%
1.097		Property	Broadway 101 CC Bldg 10	World Wide Tech	12/31/2017	85,533	100.0%
1.098		Property	Broadway 101 CC Bldg 4	Aviall Service	11/30/2016	19,607	30.0%	Wasauna	7/31/2016	19,548	29.9%	Baker Distributing	5/31/2017	13,123	20.1%	Norman International	12/31/2018	6,516	10.0%	DND Enterprises	MTM	6,516	10.0%
1.099		Property	Lehigh Valley 11	Delta Industries Interna	7/31/2016	40,000	40.0%	K&W Tire	1/31/2022	30,000	30.0%	Consolidated Container Company	11/30/2018	30,000	30.0%
1.100		Property	Tamarac Commerce Center	The Sun Sentinel Company	5/31/2018	37,500	76.4%	New Blue Aerospace, LLC	MTM	11,600	23.6%
1.101		Property	Houston DC Bldg 2	Buffalo Industries, LLC	7/31/2017	31,792	25.7%	Universal Minerals, Inc.	MTM	21,504	17.4%	Halco Lighting Corp.	3/31/2017	21,000	17.0%
1.102		Property	Marina West DC II Bldg 3
1.103		Property	Broadway 101 CC Bldg 3	Aviall Service	11/30/2016	65,310	100.0%
1.104		Property	Commerce Park Medical Center	The Care Group of TX, L.P.	8/31/2020	11,911	22.9%	Pevco Systems	1/31/2019	7,853	15.1%	Concentra Health Services, Inc	3/31/2018	6,874	13.2%	Accredo Therapeutics, Inc.	12/31/2016	5,725	11.0%	Competitive Choice	1/31/2017	5,496	10.6%
1.105		Property	Houston IC	Tejas Testing & Inspecti	MTM	8,700	13.0%	Floral Marketing Interna	4/30/2017	7,391	11.0%	Flow-Tech Industries, In	6/30/2018	6,000	8.9%	Interstor Design Associa	11/30/2017	5,840	8.7%	Controlled Products Syst	10/31/2016	5,490	8.2%
1.106		Property	Gwinnett DC Bldg 2	GF Health Products, I	9/30/2025	103,162	89.5%
1.107		Property	Weston Business Center	Louis Poulsen USA, Inc.	6/30/2022	35,447	100.0%
1.108		Property	Kent Valley DC III	Classic Accessories, Inc	12/31/2017	50,450	100.0%
1.109		Property	Commerce Park SW 2	Gateway Printing & Office Supp	5/31/2018	10,136	20.3%	Innovative Electronics	MTM	6,961	13.9%	Groundwater & Environmental	4/30/2018	5,778	11.6%	Radley Management, LLC	6/30/2018	5,194	10.4%	The Design Firm, Inc.	4/30/2018	4,881	9.8%
1.110		Property	Commerce Park Westchase 3	Foscam Digital Technologies	11/30/2017	20,222	32.8%	Solofill, Inc.	8/31/2016	17,942	29.1%	Evans Hamilton	6/30/2020	15,228	24.7%	Falls Tech, Inc.	7/31/2018	8,188	13.3%
1.111		Property	Lehigh Valley 12	Consolidated Container Company	11/30/2018	80,000	100.0%
1.112		Property	Houston DC Bldg 4	Raw Materials Corporatio	7/31/2017	39,601	37.1%	Wheel Mart Houston, Inc.	9/30/2017	35,640	33.4%	Great Southwest Events	3/31/2018	17,624	16.5%	Custom Manufacturing Sou	10/31/2019	13,860	13.0%
1.113		Property	Valley Forge 1	Quench USA, Inc.	9/30/2016	23,600	35.9%	TLC Direct +	4/30/2017	9,000	13.7%	Fallen Cosmeceuticals	2/29/2020	8,721	13.3%	Window Nation	6/30/2017	6,643	10.1%	Tesla Motors PA, Inc.	MTM	4,180	6.4%
1.114		Property	Valley Forge 2	Solar City	8/1/2020	20,800	33.1%	Compass Group	1/31/2020	19,800	31.5%	Construction Hardware, I	11/30/2018	13,200	21.0%	Flowers Baking Co. of Ly	5/31/2017	9,000	14.3%

A-1-17

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

				LARGEST TENANT INFORMATION(20)(21)(22)(23)				2ND LARGEST TENANT INFORMATION(20)(21)(22)(23)				3RD LARGEST TENANT INFORMATION(20)(21)(22)(23)				4TH LARGEST TENANT INFORMATION(20)(21)(22)(23)				5TH LARGEST TENANT INFORMATION(20)(21)(22)(23)
Loan ID	Footnotes	Property Flag	Property Name	Largest Tenant(7)(8)	Largest Tenant Lease Expiration	Largest Tenant NSF	Largest Tenant % of NSF	2nd Largest Tenant(7)(8)	2nd Largest Tenant Lease Expiration	2nd Largest Tenant NSF	2nd Largest Tenant % of NSF	3rd Largest Tenant(8)	3rd Largest Tenant Lease Expiration	3rd Largest Tenant NSF	3rd Largest Tenant % of NSF	4th Largest Tenant(8)	4th Largest Tenant Lease Expiration	4th Largest Tenant NSF	4th Largest Tenant % of NSF	5th Largest Tenant(8)	5th Largest Tenant Lease Expiration	5th Largest Tenant NSF	5th Largest Tenant % of NSF
1.115		Property	Bell Gardens Distribution Center #1	HBD/Thermoid	3/31/2020	35,892	73.9%	Carbon Supply	1/31/2020	12,649	26.1%
1.116		Property	Commerce Park SW 4	AI United	2/28/2017	9,050	21.2%	Nimbic Systems, Inc.	7/31/2018	8,812	20.6%	Moziano Group, LLC	9/30/2018	7,590	17.8%	Health Connector, LLC	7/31/2020	6,310	14.8%	American Wires Corporation	11/30/2020	5,987	14.0%
1.117		Property	Broadway 101 CC Bldg 1	United Respiratory Services	6/30/2021	11,762	25.1%	Genuine Parts	3/31/2017	7,863	16.8%	Heartland Health	6/30/2022	7,792	16.6%
1.118		Property	Bell Gardens Distribution Center #2	CWH Wholesale, Inc.	5/31/2017	48,600	100.0%
1.119		Property	Commerce Park SW 1	Complete Piano Service	1/31/2023	22,715	55.7%	Sign-A-Rama of Sugar Land	2/28/2018	4,373	10.7%	Tradesmen International	9/30/2018	2,235	5.5%	Health Connector, LLC	8/31/2017	1,995	4.9%	Universal Dialysis	8/31/2018	1,955	4.8%
1.120		Property	Tamarac Business Center II	MSK Precision Products, I	8/31/2017	35,000	100.0%
1.121		Property	Broadway 101 CC Bldg 2	Patterson Dental	6/30/2017	13,551	30.2%	American Vision	1/31/2021	9,050	20.2%	Appliance Parts	12/31/2018	8,801	19.6%
1.122		Property	Commerce Park Westchase 2	DE Harvey Builders	10/31/2019	26,788	55.6%	ALCESP LLC	4/30/2018	16,764	34.8%	Cardno, Inc.	4/30/2016	4,645	9.6%
1.123		Property	Memphis IC II	Black Horse Carrier	8/31/2019	33,600	31.4%	JB Hunt	MTM	17,075	16.0%	Piedmont Plastics	9/30/2019	16,800	15.7%	Floorserve MS LLC	12/31/2015	11,147	10.4%
1.124		Property	Commerce Park NW 3	TD Industries, Inc.	1/31/2017	33,516	70.6%	Airabella, L.L.C.	9/30/2017	13,934	29.4%
1.125		Property	Commerce Park NW 4	Molander Group	8/31/2019	9,266	19.5%	Music & Arts	3/31/2020	7,703	16.2%	Stop Hunger Now	6/30/2017	5,902	12.4%
1.126		Property	Commerce Park SW 3	Phoenix Design Group	8/31/2019	14,195	33.2%	SBA Network Services	11/30/2017	9,800	23.0%	Sunbelt Supply	11/30/2019	8,180	19.2%	American Caging, Inc.	10/31/2015	5,283	12.4%	Folz Vending, Inc.	4/30/2017	5,237	12.3%
1.127		Property	Commerce Park Westchase 1	Clean Harbors	6/30/2020	17,040	35.4%	Raba Kistner Consultants	12/31/2016	12,635	26.2%	Natali’s Catering LLC	2/28/2019	9,496	19.7%	ATC Group Services, Inc.	4/30/2016	8,977	18.6%
1.128		Property	Commerce Park NW 2	Monolithic	10/31/2017	10,800	24.0%	Johnson & Powell Doors & Hardw	9/30/2017	9,000	20.0%	Willowbrook Air Conditioning	1/31/2019	7,200	16.0%	American Embossing, Inc.	7/31/2016	6,000	13.3%	Kosun Solids Control Equip.	4/30/2017	6,000	13.3%
1.129		Property	Broadway 101 CC Bldg 7	Handicap Vehicle Specialist	12/31/2017	7,964	16.9%
1.130		Property	Commerce Park NW 1	SMAR International, Inc.	5/31/2016	9,606	21.3%	R. S. Hughes Company, Inc.	6/30/2016	7,800	17.3%	Technifax Office Solutions	1/31/2017	6,594	14.7%	Icon Electric	2/28/2018	6,000	13.3%	Industrial Electronic Supply	1/31/2018	6,000	13.3%
1.131		Property	Lakeview BC Bldg 1	Lagaci, Inc.	10/31/2017	20,000	50.0%	Valencia Coverings	7/31/2018	14,000	35.0%	1553 Powerline Realty LLC	5/31/2018	6,000	15.0%
1.132		Property	Ft. Lauderdale Industrial II	MOR Printing	7/31/2025	24,490	100.0%
1.133		Property	Valley Forge 3	TXR Global Technology Sr	MTM	40,000	100.0%
1.134		Property	Lakeview BC Bldg 7	Oil Spill Response (Americas)	11/30/2016	18,660	59.2%	Camera Service Center, Inc.	8/31/2016	12,837	40.8%
1.135		Property	Lakeview BC Bldg 4	Ryder Integrated Logistics, In	11/30/2017	15,569	50.0%	Advanced Electronic Manufactur	MTM	8,491	27.3%	Rosso’s International LLC	1/31/2017	7,093	22.8%
1.136		Property	Lakeview BC Bldg 5	Safety Guys	9/30/2018	7,341	23.4%
1.137		Property	Commerce Park SW 5	Truerock, LLC	12/31/2019	12,990	42.4%	Silk Worldwide	11/30/2020	10,150	33.1%	HMA Consulting	6/30/2022	7,480	24.4%
1.138		Property	Lakeview BC Bldg 6	Certex USA, Inc.	9/30/2016	15,295	49.5%	FinishMaster, Inc.	2/28/2019	8,327	27.0%	Dora Industries, Inc.	2/28/2017	7,266	23.5%
1.139		Property	Valley Forge 4	Pierce-Phelps, Inc.	4/30/2018	31,836	100.0%
1.140		Property	Lakeview BC Bldg 3	OTB Architectural Elements	6/30/2018	10,786	39.8%	Oracle Elevator Company	3/31/2020	8,200	30.3%	Design Appeal, Inc.	7/31/2018	8,100	29.9%
1.141		Property	Lakeview BC Bldg 2	Ferretti Group	12/31/2019	18,400	100.0%
1.142		Property	Ft. Lauderdale Industrial I	Sunny Morning Foods	8/31/2017	10,000	100.0%
2		Loan	200 Forest Street	GE Healthcare	4/30/2030	243,455	44.9%	Quest Diagnostics	5/31/2029	235,638	43.5%
3		Loan	Quaker Bridge Mall	Forever 21	1/31/2023	26,902	7.5%	Old Navy	3/31/2022	18,295	5.1%	H&M	1/31/2023	17,418	4.9%	Victoria’s Secret	1/31/2023	12,149	3.4%	New York & Company	1/31/2017	11,015	3.1%
4		Loan	Laurel Corporate Center
4.1		Property	10000 Midlantic Drive	Towers Watson Delaware	2/1/2024	60,423	32.3%	Qad in.	3/1/2019	35,048	18.8%	American Financial Resource	4/1/2022	10,156	5.4%	EverBank Commercial Finance	11/1/2019	9,936	5.3%	Kisler-Tiffany	10/1/2019	8,797	4.7%
4.2		Property	2000 & 4000 Midlantic Drive	Speedy Title & Appraisal	9/1/2018	47,100	27.9%	Gallagher Benefit & Services - New Tenant	12/31/2026	34,868	20.7%	Lockheed Martin Corporation	5/1/2017	23,946	14.2%	Maser Consulting	5/1/2022	16,756	9.9%	Future Technologies	8/1/2019	7,830	4.6%
4.3		Property	15000 Midlantic Drive	Delaware Valley Urology	10/1/2019	14,986	17.8%	Mt. Laurel Endoscopy Center	3/1/2022	7,653	9.1%	RA Pain Service	1/1/2022	7,067	8.4%	The Renfrew Center of NJ LLC	4/1/2022	4,299	5.1%
4.4		Property	9000 Midlantic Drive	Parker McCay	9/1/2021	49,916	74.2%	Liberty Mutual	4/1/2019	7,519	11.2%	Bolton Partners - New Tenant	12/31/2022	3,676	5.5%	Pringle Quinn Anzano	8/1/2023	3,124	4.6%	CenterPoint Group	1/1/2021	2,903	4.3%
4.5		Property	1000 Bishops Gate Blvd	Homeward Residential	10/1/2019	14,298	26.8%	Insurance Services Office	10/1/2022	10,912	20.5%	Amica Mutual Insurance Co.	6/30/2021	6,679	12.5%	KS Engineers, P.C.	8/1/2016	2,525	4.7%
5		Loan	GLP Industrial Portfolio A
5.001		Property	Inland Empire Indian Ave DC	HanesBrands, Inc.	10/31/2018	1,309,754	100.0%
5.002		Property	Centerpointe 4	Harbor Freight Tools	9/30/2034	1,280,446	100.0%
5.003		Property	Hofer Ranch IC Bldg 1	Samsung Electronics	9/30/2019	612,104	100.0%
5.004		Property	Denver DC	United Natural Foods, Inc.	10/31/2028	553,757	100.0%
5.005		Property	Freeport DC Bldg 4	Lineage Logistics ICM, LLC	7/31/2017	355,577	48.9%	Glazier Food Company	5/31/2025	281,813	38.7%	Schneider Resources	12/31/2016	90,118	12.4%
5.006		Property	Ontario Mills DC	Owens & Minor Distribution, Inc	12/31/2024	520,161	100.0%
5.007		Property	Hagerstown Distribution Center	Home Depot USA Inc	9/30/2016	824,298	100.0%
5.008		Property	Beckwith Farms DC	CEVA	9/30/2020	706,500	100.0%
5.009		Property	Crossroads DC I	Carrier Enterprise	1/31/2022	180,299	39.5%	Bunzl Distribution	12/31/2018	164,841	36.1%	Lagasse, Inc	10/31/2016	111,360	24.4%
5.010		Property	Centerpointe 6	Serta	3/31/2026	532,926	100.0%
5.011		Property	I-95 DC	Reliable Churchill	8/31/2029	449,299	100.0%
5.012		Property	Chino Spec Forward	AFC Cable Systems	4/30/2025	265,975	64.9%	KeHe Distributors, Inc.	2/28/2020	143,955	35.1%
5.013		Property	Bedford Park II	Packaging Corp of America	9/30/2025	470,160	100.0%
5.014		Property	Landover DC	MDV SpartanNash	1/31/2028	368,088	72.6%	AAA Mid Atlantic	3/31/2019	55,933	11.0%	Zip Mailing Services	6/30/2018	48,511	9.6%	SMK, Inc	6/30/2022	34,540	6.8%
5.015		Property	North Plainfield 8	Belkin Corporation	11/30/2019	798,096	100.0%
5.016		Property	Sterling DC	Bodega Latina	4/30/2020	300,172	100.0%
5.017		Property	Clifton DC	International Paper Company	10/31/2019	230,953	100.0%
5.018		Property	Beckwith Farms 3	CEVA	7/31/2018	480,000	100.0%
5.019		Property	Collington Commerce Center	Nordstrom	6/30/2025	239,742	100.0%
5.020		Property	Bedford Park IB	Federal Express Corp	9/30/2021	272,446	100.0%
5.021		Property	Elam Farms DC	Intermetro Industries Corporation	6/30/2019	275,000	75.7%	United States of America	7/31/2032	88,500	24.3%
5.022		Property	Champagne DC	Genco	2/28/2018	263,670	100.0%
5.023		Property	Bridge Point 1	Paramont	4/30/2019	79,102	29.9%	Navistar, Inc	4/30/2022	65,531	24.8%	Consolidated Distribution Corp	10/31/2015	47,456	18.0%	Christie Lites	11/30/2021	46,413	17.6%	SVBC, Inc.	6/30/2016	25,681	9.7%
5.024		Property	Center Square DC	Home Depot USA Inc	8/31/2017	299,520	100.0%
5.025		Property	Park 355	AceHardware Corporation	11/30/2024	72,217	28.4%	Clark Distribution Systems	5/31/2016	57,525	22.6%	TricorBraun	4/30/2017	48,005	18.9%	American Furniture Rentals, In	6/30/2018	38,543	15.2%	Vynera Transportation	10/31/2016	28,436	11.2%
5.026		Property	Commerce Farms DC 3	Bridgestone Americas Tire	5/31/2018	332,000	72.7%	PrimeSource Building Prod	2/28/2022	124,500	27.3%
5.027		Property	Brandon Woods DC	Barrett Distribution	10/31/2018	274,152	100.0%
5.028		Property	Chantilly DC	East West Marble Company, LLC	10/31/2019	72,569	45.3%	NB Handy Company	6/30/2018	55,322	34.6%	Total Filtration Services, Inc	6/30/2016	21,454	13.4%	Next Day Cabinets, LLC	10/31/2016	10,766	6.7%
5.029		Property	Bolingbrook CC Bldg 3	Vistar Corporation	12/31/2021	198,100	69.6%	The Lincoln Electric Company	10/31/2016	86,647	30.4%
5.030		Property	Northpoint CC	American Building Supply	10/31/2024	300,800	100.0%
5.031		Property	Franklin Square IC I	TKO Installations, LLC	3/31/2020	87,109	39.9%	BP Packaging, Inc.	11/30/2019	63,417	29.0%	C&J Graphics, Inc.	4/30/2021	40,806	18.7%	Creative Touch Interiors, Inc.	10/30/2019	27,200	12.4%
5.032		Property	Rock Quarry Building #1	Tree of Life	2/28/2018	324,000	100.0%
5.033		Property	Aurora DC III	Jel Sert	10/31/2022	304,482	100.0%
5.034		Property	Washington (DC) Corporate Center	DC MPD	3/31/2026	98,286	80.1%	DC DPW	11/30/2015	24,422	19.9%
5.035		Property	Aurora DC 1	Casio America	4/30/2022	147,625	50.1%	UTI Integrated Logistics	11/30/2017	147,115	49.9%
5.036		Property	Waterfront DC	DG3 Group	3/31/2016	167,000	100.0%
5.037		Property	Pureland DC I	Engineering Arresting Systems	12/31/2018	273,333	100.0%
5.038		Property	Bedford Park IA	Assemblers, Inc.	5/31/2019	270,789	100.0%
5.039		Property	Prairie Point Bldg 3	JBS Logistics, Inc.	4/30/2022	303,800	100.0%
5.040		Property	Greenwood DC	Genco	1/31/2017	292,500	65.0%	Celadon	2/28/2018	157,500	35.0%
5.041		Property	Austin DC III	Owens & Minor Distribution, Inc	11/30/2016	84,000	49.0%	The American Bottling Company	9/30/2020	42,411	24.7%	Teksavers, Inc.	7/31/2017	24,000	14.0%	X-Press Micro, Inc.	12/31/2017	21,175	12.3%
5.042		Property	Franklin Square II	Pall Corp	10/31/2020	96,000	50.0%
5.043		Property	Pureland DC II	U.S. Foodservice, Inc.	6/30/2021	217,047	100.0%
5.044		Property	Somerset IC	PIM Brands LLC	5/31/2019	90,091	49.9%	Via Data & Marketing Se	5/31/2020	37,234	20.6%	Energy Sciences, Inc.	9/30/2016	35,843	19.9%	Advantech International	12/31/2015	17,234	9.6%
5.045		Property	Rock Quarry Building #2	Menlo Logistics	4/30/2020	150,660	60.0%	Berlin Packaging	2/28/2019	100,440	40.0%
5.046		Property	Brandon Woods DC II
5.047		Property	Centerpointe 5	Frazee Industries, Inc	4/30/2020	180,043	100.0%
5.048		Property	Industrial Parkway (CA) DC	FTDI West, Inc	2/28/2019	191,216	100.0%
5.049		Property	Beckwith Farms 2	CEVA	8/31/2019	247,500	100.0%
5.050		Property	North Plainfield 2	Westcon Group North Ameri	11/30/2020	128,350	28.9%
5.051		Property	North Plainfield 4	Smart Warehousing	1/31/2019	190,440	49.9%	DSG Indiana	10/31/2019	95,526	25.0%
5.052		Property	North Plainfield 5	Meritor Heavy Vehicle Systems	12/31/2018	275,327	72.2%	Keystone Automotive Indus	8/31/2019	106,145	27.8%
5.053		Property	Somerset IC II Building I	Pacon Manufacturing	9/30/2020	157,244	100.0%
5.054		Property	BWI Commerce Center II	Fabrication Design Inc	12/31/2021	146,104	73.7%	Stag Parkway	2/1/2017	52,265	26.3%
5.055		Property	Commerce Farms DC 4	Communications Test Desig	11/30/2018	142,500	51.4%	Jacobson Warehouse Compan	6/30/2019	135,000	48.6%
5.056		Property	Rock Run Bldg 6	Petco Animal Supplies Store, I	12/31/2017	156,326	56.3%	A&R Logistics, Inc.	3/31/2017	121,450	43.7%
5.057		Property	Bolingbrook CC Bldg 4
5.058		Property	Bridge Point 2	Flowserve US Inc.	5/31/2021	32,886	27.6%	McDavid, Inc.	3/31/2016	20,373	17.1%	Rite Rug Company, Inc.	11/30/2017	18,380	15.4%	Harrington Industrial Plastic	9/30/2019	17,193	14.4%	BEST Transportation Services	9/30/2021	16,892	14.2%
5.059		Property	Burleson BP Bldg 3 (Austin DC I)	Ultra Electronics	1/31/2021	76,800	70.6%	Lanvera Ltd	12/31/2018	12,845	11.8%
5.060		Property	10th Street Business Park 2	Intertek	9/30/2024	94,600	62.6%	True Brew Enterprises, LLC	5/31/2017	56,632	37.4%
5.061		Property	Park 55	Walgreens Company	2/28/2022	45,000	31.0%
5.062		Property	Valwood West Industrial A	Tidel Engineering, LP	12/31/2016	74,917	37.2%	Global Industries, Inc.	9/30/2019	63,010	31.3%	Jack Black, LLC	2/28/2019	27,000	13.4%
5.063		Property	Baltimore IC	Crown Beverage Packaging, LLC	9/30/2017	156,797	100.0%
5.064		Property	Englewood DC	Sultan Healthcare	10/31/2016	103,000	100.0%
5.065		Property	Centerpointe 9	ResMed Corporation	10/31/2017	130,002	100.0%
5.066		Property	Aurora DC 2	Victaulic Company	4/30/2019	61,897	49.6%	Thermamax Inc.	11/30/2019	26,490	21.2%	Planes Moving & Storage of Chi	1/31/2017	23,975	19.2%	Natural Direct LLC	8/31/2021	12,535	10.0%
5.067		Property	Redlands Industrial Center IB	Iron Mountain	1/31/2019	128,141	100.0%
5.068		Property	Somerset IC II Building II	Ivoclar Vivadent	3/31/2023	64,225	54.6%	Nissan North America	2/28/2022	31,587	26.8%	Ralph Libonati Co.	11/30/2020	21,839	18.6%
5.069		Property	Hofer Ranch TRS Building 3	New Flyer	9/30/2019	103,646	100.0%
5.070		Property	BWI Commerce Center I	Berry Plastics	10/31/2023	128,800	100.0%
5.071		Property	Burleson BP Bldg 1 (Austin DC I)	Stone Systems	10/31/2024	51,200	47.1%	Southwest Installation Service	1/31/2018	32,000	29.4%
5.072		Property	Raceway Crossings IC Bldg 3 (Austin DC II)	Flare	8/31/2021	84,649	85.3%	Used Equipment Sales	9/30/2017	14,551	14.7%
5.073		Property	Freeport DC Bldg 2	Omni Logistics Inc.	10/31/2020	84,000	58.3%	Dyncorp International LLC	6/30/2016	60,000	41.7%
5.074		Property	Concours DC
5.075		Property	Raceway Crossings IC Bldg 2 (Austin DC II)	Waste & Recycling Plastic Cont	9/30/2020	65,600	66.1%	Abrams and Company Publishers	9/30/2016	33,600	33.9%
5.076		Property	Hagerstown - Industrial Lane DC	Rust-Oleum Corporatio	9/30/2016	100,000	58.5%	Rust-Oleum Corporatio	8/31/2017	62,058	36.3%
5.077		Property	Maple Point 1	Nestle Waters North America In	9/30/2018	69,424	81.7%	Roush Industries, Inc.	1/31/2016	15,536	18.3%
5.078		Property	Freeport DC Bldg 1	Jason Pharmaceuticals, Inc.	5/31/2018	70,000	50.0%	Kuehne & Nagel, Inc.	10/31/2017	70,000	50.0%

A-1-18

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

				LARGEST TENANT INFORMATION(20)(21)(22)(23)				2ND LARGEST TENANT INFORMATION(20)(21)(22)(23)				3RD LARGEST TENANT INFORMATION(20)(21)(22)(23)				4TH LARGEST TENANT INFORMATION(20)(21)(22)(23)				5TH LARGEST TENANT INFORMATION(20)(21)(22)(23)
Loan ID	Footnotes	Property Flag	Property Name	Largest Tenant(7)(8)	Largest Tenant Lease Expiration	Largest Tenant NSF	Largest Tenant % of NSF	2nd Largest Tenant(7)(8)	2nd Largest Tenant Lease Expiration	2nd Largest Tenant NSF	2nd Largest Tenant % of NSF	3rd Largest Tenant(8)	3rd Largest Tenant Lease Expiration	3rd Largest Tenant NSF	3rd Largest Tenant % of NSF	4th Largest Tenant(8)	4th Largest Tenant Lease Expiration	4th Largest Tenant NSF	4th Largest Tenant % of NSF	5th Largest Tenant(8)	5th Largest Tenant Lease Expiration	5th Largest Tenant NSF	5th Largest Tenant % of NSF
5.079		Property	Capital Beltway CC	B.K. Miller	10/31/2018	79,062	69.7%	Compass Group	4/30/2017	34,450	30.3%
5.080		Property	Centerpointe Trailer Lot	Harbor Freight Tools	9/30/2034	0	100.0%
5.081		Property	Randall Crossing DC	Iron Mountain	5/31/2019	100,294	100.0%
5.082		Property	Burleson BP Bldg 2 (Austin DC I)	Move Solutions	12/31/2022	38,400	35.3%
5.083		Property	Maple Point 2	Components Express	11/30/2022	23,838	29.2%	The Goodyear Tire & Rubber Co	6/30/2017	18,735	23.0%	Midwest Office Interiors	8/31/2020	15,548	19.1%	AH Tensor International, LLC	10/31/2019	12,029	14.7%	ForTec Medical	8/31/2016	11,433	14.0%
5.084		Property	Hollins End 6	Northrop Grumman	1/31/2016	120,000	100.0%
5.085		Property	Freeport DC Bldg 3	Beavex Incorporated	4/30/2017	60,380	46.4%	KW (TX), Inc.	1/31/2016	36,870	28.3%	Omni Logistics Inc.	2/29/2016	33,000	25.3%
5.086		Property	Redlands Industrial Center II	Polaris	6/30/2020	99,363	100.0%
5.087		Property	Hollins End 1	Free State Books, LLC	9/30/2016	64,233	53.2%	Action Pak	1/31/2017	56,563	46.8%
5.088		Property	Hollins End 2	Shepard Exposition Services, I	12/31/2015	56,182	46.7%	Jason Pharmaceuticals, Inc.	5/31/2018	24,130	20.1%
5.089		Property	Valwood West Industrial D	Hugh M. Cunningham, Inc.	7/31/2024	76,610	60.0%	Group O	11/30/2016	51,010	40.0%
5.090		Property	Redlands Industrial Center IA	Stater Brothers	1/31/2019	65,520	65.8%	Design It	9/30/2015	34,060	34.2%
5.091		Property	Valwood West Industrial C	Snap Drape International	1/31/2018	57,439	42.8%	Exel, Inc.	9/30/2016	34,899	26.0%	Valmont Industries, Inc.	10/31/2019	21,238	15.8%	GLC	11/30/2018	20,690	15.4%
5.092		Property	10th Street Business Park 1	Telect, Inc.	11/30/2020	100,000	100.0%
5.093		Property	Columbia Park IC	Natural Animal Nutrition	3/31/2016	69,100	64.5%	Goodman Distribution, Inc	11/30/2017	23,605	22.0%	MD Stone Source, Inc	10/31/2016	14,365	13.4%
5.094		Property	Valley View BC Bldg 2	Continental Concession Supplie	6/30/2017	63,000	53.8%	Karndean International, LLC	1/31/2018	54,000	46.2%
5.095		Property	Valley View BC Bldg 1	ANEW Business Solutions, Inc.	1/31/2020	42,954	46.9%	Panini America, Inc.	3/31/2021	34,883	38.1%	The Chamberlain Group, Inc.	9/30/2017	13,837	15.1%
5.096		Property	Crossroads DC III	Eaton Corporation	5/31/2017	50,850	100.0%
5.097		Property	Northpointe DC Bldg 1	Home Design Outlet Center Virg	7/31/2017	13,003	28.0%	Nest Technologies Corp.	6/30/2016	9,111	19.6%	Euro USA VA, Inc.	2/28/2018	7,955	17.1%	E-Cell Technologies, Inc.	6/30/2016	5,546	11.9%	Controlled Technology	12/31/2020	3,395	7.3%
5.098		Property	Park 88	Dupage County Election Commiss	1/31/2020	28,414	43.4%	Spraying Systems Co.	8/31/2016	11,622	17.7%	Fuel Tech	12/31/2020	10,930	16.7%
5.099		Property	Ameriplex	LH Express, LLC	8/31/2018	68,800	57.8%	GTECH Corporation	7/31/2023	50,200	42.2%
5.100		Property	Vista Point South 5	Paragon Global Resources, Inc	11/30/2018	22,313	54.1%	Palm Beach Tan, Inc.	9/30/2017	18,910	45.9%
5.101		Property	Hollins End 5	National Delivery Systems	7/31/2016	80,618	100.0%
5.102		Property	Northpointe DC Bldg 2	The Richards Corporation	10/31/2022	36,654	100.0%
5.103		Property	Vista Point South 6	Primary Health, Inc.	12/31/2018	36,080	100.0%
5.104		Property	Raceway Crossings IC Bldg 1 (Austin DC II)	Control Panels USA Inc	6/30/2019	25,600	50.0%	Austin Wearhouse	12/31/2018	25,600	50.0%
5.105		Property	Vista Point South 4	RL National Roofing Partners	4/30/2024	11,731	31.6%
5.106		Property	Vista Point South 3	Coriant USA, Inc.	6/30/2024	24,986	70.2%	Southwest Sales, LP	9/30/2016	10,594	29.8%
5.107		Property	North Plainfield 3	Inter-Continental Gear &	5/31/2018	17,600	14.3%	Panalpina, Inc.	1/31/2017	17,600	14.3%	United Suppliers, Inc.	9/30/2016	17,600	14.3%
5.108		Property	Vista Point South 1	Gulf States Toyota, Inc.	12/31/2016	27,770	100.0%
5.109		Property	Bolingbrook VMF	Navistar, Inc	4/30/2019	19,314	100.0%
5.110		Property	Vista Point South 2	Toyota Motor Sales, USA, Inc.	11/30/2016	12,765	42.3%
5.111		Property	Hollins End 3	Carroll’s LLC	12/31/2020	44,374	100.0%
5.112		Property	Hollins End 4	Star Sales-Baltimore, Inc	5/31/2017	16,880	50.2%	Lamberts Cable	3/31/2019	16,720	49.8%
5.113		Property	Freeport DC Bldg 6	Glazier Food Company	5/31/2025	12,500	100.0%
5.114		Property	Freeport DC Bldg 5	Pat Salmon & Sons, Inc.	10/31/2017	13,927	100.0%
6		Loan	Mission Ridge	Federal Bureau of Investigation	05/15/2023	175,000	56.3%	INTEGRITY APPLICATIONS INCORPORATED	04/30/2022	89,034	28.7%	BALL AEROSPACE TECHNOLOGIES, CORP.	06/30/2019	18,044	5.8%	TECOLOTE RESEARCH INC	08/31/2022	7,069	2.3%	ANAVATION	12/31/2018	1,791	0.6%
7		Loan	Vistas at Seven Bar
8		Loan	Jay Scutti Plaza	Value City Furniture	2/28/2022	50,000	17.3%	Toys “R” Us	1/31/2023	46,719	16.2%	AC Moore	7/31/2021	23,149	8.0%	Maines Food & Party Warehouse	8/28/2026	21,455	7.4%	PetCo	1/31/2021	14,760	5.1%
9		Loan	West LA Office - 2730 Wilshire	Schaffell Development Co.	8/31/2017	10,091	17.3%	B. Daniel Shabani, PHD	11/30/2017	3,777	6.5%	Brett P. Lent and Tricia S. Feist Dental Corporation	5/31/2023	3,652	6.3%	LSG Imaging	5/31/2023	2,854	4.9%	Skin By Lovely, a Medical Corp.	12/31/2019	2,802	4.8%
10		Loan	Starwood Capital Extended Stay Portfolio
10.01		Property	Crestwood Suites Denver - Aurora
10.02		Property	Sun Suites New Orleans (Metairie)
10.03		Property	Sun Suites New Orleans (Harvey)
10.04		Property	Sun Suites Hobby (Clearlake)
10.05		Property	Sun Suites Plano
10.06		Property	Sun Suites Westchase
10.07		Property	Crestwood Suites Marietta Roswell Road
10.08		Property	Sun Suites Sugar Land (Stafford)
10.09		Property	Sun Suites Raleigh
10.10		Property	Sun Suites Intercontinental Greenspoint
10.11		Property	Crestwood Suites Nashville Madison
10.12		Property	Sun Suites Cumming
10.13		Property	Crestwood Suites Murfreesboro
10.14		Property	Sun Suites Smyrna
10.15		Property	Sun Suites Dallas - Garland
10.16		Property	Sun Suites DFW Airport - Lewisville
10.17		Property	Sun Suites Charlotte - Matthews
10.18		Property	Crestwood Suites Disney Orlando
10.19		Property	Crestwood Suites Orlando UCF
10.20		Property	Crestwood Suites Snellville
10.21		Property	Sun Suites Suwanee
10.22		Property	Home Towne Suites Kannapolis
10.23		Property	Sun Suites Corpus Christi
10.24		Property	Home Towne Suites Tuscaloosa
10.25		Property	Sun Suites Jacksonville
10.26		Property	Sun Suites Chesapeake
10.27		Property	Crestwood Suites Fort Myers
10.28		Property	Crestwood Suites Greensboro Airport
10.29		Property	Crestwood Suites Austin
10.30		Property	Sun Suites Gwinnett
10.31		Property	Crestwood Suites Marietta - Town Center Mall
10.32		Property	Crestwood Suites Baton Rouge
10.33		Property	Home Towne Suites Columbus
10.34		Property	Crestwood Suites NW Houston
10.35		Property	Home Towne Suites Auburn
10.36		Property	Sun Suites Stockbridge
10.37		Property	Home Towne Suites Anderson
10.38		Property	Crestwood Suites Colorado Springs
10.39		Property	Home Towne Suites Prattville
10.40		Property	Crestwood Suites High Point
10.41		Property	Sun Suites Birmingham
10.42		Property	Sun Suites Kennesaw Town Center
10.43		Property	Sun Suites Greensboro
10.44		Property	Home Towne Suites Greenville
10.45		Property	Sun Suites Hattiesburg
10.46		Property	Home Towne Suites Decatur
10.47		Property	Home Towne Suites Bowling Green
10.48		Property	Sun Suites Gulfport Airport
10.49		Property	Crestwood Suites Newport News
10.50		Property	Home Towne Suites Clarksville
11		Loan	Chicago Marriott Southwest at Burr Ridge
12		Loan	Palihouse Santa Monica
13		Loan	Hilton Cincinnati Airport
14		Loan	Lofton Place Apartments
15		Loan	City Place Apartments
16		Loan	The Vue
17		Loan	Shadow Lake Apartments
18		Loan	Peakview Office Plaza	National Valuation Consultants, Inc.	9/30/2022	24,086	26.4%	KB Home Colorado, Inc.	3/31/2017	20,145	22.1%	GCG Financial, Inc	11/30/2017	11,468	12.6%	Aurora Commercial Corp.	12/31/2016	9,867	10.8%	Burns & Wilcox	12/31/2023	8,229	9.0%
19		Loan	Holiday Inn & Suites Ann Arbor
20		Loan	Arbor Hill Apartments
21		Loan	Landmark Centre	Englewood Mortgage	4/30/2023	10,197	13.4%	T-Mobile West	1/31/2017	8,948	11.8%	Puckett Energy Company	10/31/2021	7,478	9.8%	RG Fowler	3/31/2021	4,688	6.2%	Glacier Construction	3/31/2021	4,489	5.9%

A-1-19

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

				LARGEST TENANT INFORMATION(20)(21)(22)(23)				2ND LARGEST TENANT INFORMATION(20)(21)(22)(23)				3RD LARGEST TENANT INFORMATION(20)(21)(22)(23)				4TH LARGEST TENANT INFORMATION(20)(21)(22)(23)				5TH LARGEST TENANT INFORMATION(20)(21)(22)(23)
Loan ID	Footnotes	Property Flag	Property Name	Largest Tenant(7)(8)	Largest Tenant Lease Expiration	Largest Tenant NSF	Largest Tenant % of NSF	2nd Largest Tenant(7)(8)	2nd Largest Tenant Lease Expiration	2nd Largest Tenant NSF	2nd Largest Tenant % of NSF	3rd Largest Tenant(8)	3rd Largest Tenant Lease Expiration	3rd Largest Tenant NSF	3rd Largest Tenant % of NSF	4th Largest Tenant(8)	4th Largest Tenant Lease Expiration	4th Largest Tenant NSF	4th Largest Tenant % of NSF	5th Largest Tenant(8)	5th Largest Tenant Lease Expiration	5th Largest Tenant NSF	5th Largest Tenant % of NSF
22		Loan	Holiday Inn Express - Little Rock
23		Loan	Walnut Street Retail Portfolio	Walnut Capital Management	9/30/2025	7,043	19.8%	Shady Grove Shadyside, LLC	1/31/2025	4,003	11.3%	Lululemon	10/31/2021	3,593	10.1%	Toadflax, Inc.	7/31/2018	3,458	9.7%	EB Pepper	3/31/2017	3,282	9.2%
24		Loan	Confederate Point Apartments
25		Loan	White Lick Creek Apartments
26		Loan	Pebble Creek Collection	Kobe Steakhouse	8/31/2021	6,950	15.5%	Century 21	2/28/2019	3,600	8.0%	Once Upon A Child	6/1/2018	3,050	6.8%	Partyscene	1/1/2017	2,750	6.1%	Chevron/Circle	4/30/2025	2,400	5.3%
27		Loan	La Quinta Inn & Suites, Bonita Springs Naples North
28		Loan	Antelope Multifamily Portfolio
28.1		Property	Ridgewood East
28.2		Property	Water Valley
28.3		Property	Senatobia Arms
28.4		Property	Sardis Gardens
28.5		Property	Flowers Square
29		Loan	Chagrin Professional Office	Carlisle, McNellie, Rini CPA	5/31/2022	18,900	39.4%	KinderCare	1/31/2028	9,739	20.3%	Dr. Mitchell	11/30/2023	3,577	7.5%	Dr. Faber, PHD	1/30/2017	1,670	3.5%	Gerblick	12/31/2017	1,638	3.4%
30		Loan	Lakes of Ridgecrest Phase III
31		Loan	Tuscany Villas Apartments
32		Loan	Palmer Super Center	Redner’s Market	9/30/2031	69,135	68.7%	Hibachi Grill & Century Buffet	1/31/2022	10,361	10.3%	Marinelli Pizza	10/31/2019	2,400	2.4%	Dr. Karla Stanz (Dentist)	5/31/2016	1,644	1.6%	Ace Cleaners	8/31/2019	900	0.9%
33		Loan	Winter Garden Business Park	CB & I	11/30/2016	10,000	10.9%	Angel & Avery Enterprises, Inc	6/30/2020	10,000	10.9%	PrismOne Group, Inc.	2/28/2021	7,022	7.7%	Garage Mama Fitness LLC	7/31/2018	6,700	7.3%	Total Renal Care	5/31/2019	6,300	6.9%
34		Loan	Battery B at The Jeffrey Apartments
35		Loan	Taunton Depot Shopping Center	Petco	1/31/2025	15,482	55.2%	Papa Gino’s	4/30/2018	3,160	11.3%	Verizon	5/31/2016	2,500	8.9%	Supercuts	3/31/2018	1,500	5.3%	Liberty Travel	2/28/2018	1,500	5.3%
36		Loan	Cumberland Pointe	PNC Bank	9/30/2020	3,500	21.0%	Cumberland Eye Clinic	1/31/2022	3,384	20.3%	Shane’s Rib Shack	7/31/2025	2,987	17.9%	Moe’s Southwest Grill	9/30/2025	2,522	15.1%	Otter’s Chicken	5/31/2026	2,456	14.8%
37		Loan	Banana Republic	Banana Republic	3/31/2025	14,853	100.0%
38		Loan	Hawthorne Square	Yucatan Taco Stand	9/30/2025	3,500	24.4%	Molly’s Mutt House	5/31/2019	2,210	15.4%	Einstein & Noah Bagel	10/31/2019	2,200	15.3%	Montrose Advanced Dentistry	6/30/2025	2,004	14.0%	Starbucks	9/30/2022	1,600	11.2%
39		Loan	539 Smith Street	Aldi	11/30/2023	17,977	46.0%	Family Dollar	1/31/2017	8,400	21.5%	Advance Auto	7/31/2029	6,124	15.7%	Popeye’s	12/31/2020	2,400	6.1%	Subway	4/30/2020	1,412	3.6%
40		Loan	The Realty Building	Ameris Bancorp	11/30/2024	8,374	16.4%	Gray & Parnell	7/31/2018	5,604	11.0%	JE Dunn	7/31/2020	5,400	10.6%	Hansen Architects	7/31/2016	5,103	10.0%	Rivers and Glen Tradi	5/29/2021	4,305	8.4%
41		Loan	Lochaven Apartments
42		Loan	515 Westheimer	Osaka Japanese Restaurant	12/31/2021	3,544	27.0%	Subway Real Estate	10/14/2017	1,400	10.7%	Kold Cryotherapy	10/31/2020	1,378	10.5%	Dr. Patel (Optometrist)	3/20/2026	1,368	10.4%	AllCare Dental Center	4/15/2017	1,300	9.9%
43		Loan	Alexander House
44		Loan	TopSail Way Shopping Center	Food Lion, Inc.	12/31/2025	33,800	53.0%	Variety Wholesalers, Inc. Store	10/28/2021	14,300	22.4%	Advance Auto Parts #5777	8/31/2024	8,450	13.3%	Pizza City USA, Inc.	6/30/2018	1,600	2.5%	Juan Chen	12/31/2016	1,600	2.5%
45		Loan	Aztec Square	United States Postal Service	11/30/2019	7,148	27.6%	Rent-A-Center	7/31/2019	3,444	13.3%	Pizza Hut	2/28/2019	2,863	11.1%	Wells Fargo Bank	12/31/2017	2,000	7.7%	H&R Block	4/30/2020	1,600	6.2%
46		Loan	Homecrest MHC
47		Loan	501 Bath Street	Alta Orthopaedic Medical Group, Inc.	11/30/2030	10,618	65.6%	Westpac Investments, Inc.	11/30/2030	5,580	34.4%
48		Loan	2100 & 2106 N. Orange Avenue	Orange Ave Consulting, LLC	12/31/2016	4,444	39.5%	Walgreens Co. (Store #15300)	9/30/2025	3,400	30.2%	Integrative Physical Medicine Marketing and Staffing, LLC	7/31/2017	1,750	15.6%
49		Loan	Coastal Breeze Apartment Portfolio
49.1		Property	Apple
49.2		Property	Baltic
49.3		Property	Maple
50		Loan	Gross - Villa MHP

A-1-20

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

MORTGAGE LOAN RESERVE INFORMATION(24)(25)(26)(27)(28)
Loan ID	Footnotes	Property Flag	Property Name	Upfront Replacement Reserves	Monthly Replacement Reserves	Replacement Reserve Cap	Upfront TI/LC Reserves	Monthly TI/LC Reserves	TI/LC Reserve Cap	Upfront Tax Reserves	Monthly Tax Reserves	Upfront Insurance Reserves	Monthly Insurance Reserves	Upfront Deferred Maint. Reserve	Upfront Debt Service Reserves	Monthly Debt Service Reserves	Upfront Environmental Reserves	Initial Other Reserves
1		Loan	GLP Industrial Portfolio B		Springing	1/12th of $0.10 times the aggregate number of rentable square feet then contained in the properties		Springing	1/12th of $0.25 times the aggregate number of rentable square feet then contained in the properties		Springing		Springing	$1,281,668
1.001		Property	Agave DC
1.002		Property	Lehigh Valley 13
1.003		Property	Frontier Logistics BTS
1.004		Property	Sugarland Interchange DC
1.005		Property	York - Willow Springs
1.006		Property	Atlanta - Liberty DC
1.007		Property	South Bay DC
1.008		Property	Sorensen Industrial
1.009		Property	Miramar DC
1.010		Property	York DC II
1.011		Property	Carlisle DC Bldg 1
1.012		Property	Portside Distribution Center
1.013		Property	Marina West A
1.014		Property	Fremont East Bay DC
1.015		Property	Harbor Gateway DC
1.016		Property	Imperial DC 1
1.017		Property	Westport DC Bldg B
1.018		Property	Westport DC Bldg A
1.019		Property	Auburn DC
1.020		Property	Southaven DC Bldg 2
1.021		Property	Marina West DC II Bldg 1
1.022		Property	Buckeye DC Bldg 1
1.023		Property	York DC III
1.024		Property	Orange County DC
1.025		Property	Kent Valley DC II
1.026		Property	Memphis IC III
1.027		Property	Pinole Point Building #1
1.028		Property	Cactus DC II
1.029		Property	Fairburn DC
1.030		Property	Windfern Distribution Center II
1.031		Property	Miami DC
1.032		Property	Southpoint F
1.033		Property	Industrial Parkway DC
1.034		Property	Chickasaw DC
1.035		Property	Valley Crossings
1.036		Property	Buckeye DC Bldg 2
1.037		Property	Southpoint B
1.038		Property	Hartman Business Center I
1.039		Property	Artesia DC
1.040		Property	Bell Gardens Distribution Center #3
1.041		Property	Marina West B
1.042		Property	Renton DC
1.043		Property	Southpoint A
1.044		Property	Westfork A5
1.045		Property	Marina West DC II Bldg 2
1.046		Property	Pinole Point Building #2
1.047		Property	Salt Lake DC II
1.048		Property	Northwest 8 Industrial Center II
1.049		Property	Salt Lake DC I
1.050		Property	Southshore Commerce Center C
1.051		Property	Pinole Point Building #3
1.052		Property	Steamboat DC
1.053		Property	Palo Verde DC
1.054		Property	South San Francisco DC II
1.055		Property	Westfork C4
1.056		Property	South San Francisco DC
1.057		Property	Southshore Commerce Center A
1.058		Property	Kent Valley DC IV
1.059		Property	Carlisle DC Bldg 2
1.060		Property	Bluegrass DC Bldg 4
1.061		Property	Westfork A4
1.062		Property	Beltway Crossing DC Bldg 2
1.063		Property	Ritner DC
1.064		Property	Hartman Business Center II
1.065		Property	Hayward DC
1.066		Property	Houston DC Bldg 1
1.067		Property	Kent Valley DC
1.068		Property	Lehigh Valley 9
1.069		Property	Beltway Crossing DC Bldg 3
1.070		Property	Southaven DC Bldg 1
1.071		Property	Bluegrass DC Bldg 1
1.072		Property	Suwanee Point Building 200
1.073		Property	Tamarac Business Center I
1.074		Property	Gwinnett DC Bldg 1
1.075		Property	Houston DC Bldg 3
1.076		Property	Broadway 101 CC Bldg 9
1.077		Property	Iron Run DC
1.078		Property	Windfern Distribution Center I
1.079		Property	Miami DC II
1.080		Property	Southshore Commerce Center B
1.081		Property	Suwanee Point Building 100
1.082		Property	Beltway Crossing DC Bldg 1
1.083		Property	Southshore Commerce Center D
1.084		Property	Broadway 101 CC Bldg 11
1.085		Property	Lehigh Valley DC II
1.086		Property	Memphis IC I
1.087		Property	Broadway 101 CC Bldg 6
1.088		Property	Lehigh Valley 10
1.089		Property	Beltway Crossing DC Bldg 4
1.090		Property	Northwest 8 Industrial Center I
1.091		Property	Bluegrass DC Bldg 3
1.092		Property	Andover DC Bldg A
1.093		Property	Bluegrass DC Bldg 2
1.094		Property	Andover DC Bldg B
1.095		Property	Broadway 101 CC Bldg 5
1.096		Property	Broadway 101 CC Bldg 8
1.097		Property	Broadway 101 CC Bldg 10
1.098		Property	Broadway 101 CC Bldg 4
1.099		Property	Lehigh Valley 11
1.100		Property	Tamarac Commerce Center
1.101		Property	Houston DC Bldg 2
1.102		Property	Marina West DC II Bldg 3
1.103		Property	Broadway 101 CC Bldg 3
1.104		Property	Commerce Park Medical Center
1.105		Property	Houston IC
1.106		Property	Gwinnett DC Bldg 2
1.107		Property	Weston Business Center
1.108		Property	Kent Valley DC III
1.109		Property	Commerce Park SW 2
1.110		Property	Commerce Park Westchase 3
1.111		Property	Lehigh Valley 12
1.112		Property	Houston DC Bldg 4
1.113		Property	Valley Forge 1
1.114		Property	Valley Forge 2

A-1-21

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

MORTGAGE LOAN RESERVE INFORMATION(24)(25)(26)(27)(28)
Loan ID	Footnotes	Property Flag	Property Name	Upfront Replacement Reserves	Monthly Replacement Reserves	Replacement Reserve Cap	Upfront TI/LC Reserves	Monthly TI/LC Reserves	TI/LC Reserve Cap	Upfront Tax Reserves	Monthly Tax Reserves	Upfront Insurance Reserves	Monthly Insurance Reserves	Upfront Deferred Maint. Reserve	Upfront Debt Service Reserves	Monthly Debt Service Reserves	Upfront Environmental Reserves	Initial Other Reserves
1.115		Property	Bell Gardens Distribution Center #1
1.116		Property	Commerce Park SW 4
1.117		Property	Broadway 101 CC Bldg 1
1.118		Property	Bell Gardens Distribution Center #2
1.119		Property	Commerce Park SW 1
1.120		Property	Tamarac Business Center II
1.121		Property	Broadway 101 CC Bldg 2
1.122		Property	Commerce Park Westchase 2
1.123		Property	Memphis IC II
1.124		Property	Commerce Park NW 3
1.125		Property	Commerce Park NW 4
1.126		Property	Commerce Park SW 3
1.127		Property	Commerce Park Westchase 1
1.128		Property	Commerce Park NW 2
1.129		Property	Broadway 101 CC Bldg 7
1.130		Property	Commerce Park NW 1
1.131		Property	Lakeview BC Bldg 1
1.132		Property	Ft. Lauderdale Industrial II
1.133		Property	Valley Forge 3
1.134		Property	Lakeview BC Bldg 7
1.135		Property	Lakeview BC Bldg 4
1.136		Property	Lakeview BC Bldg 5
1.137		Property	Commerce Park SW 5
1.138		Property	Lakeview BC Bldg 6
1.139		Property	Valley Forge 4
1.140		Property	Lakeview BC Bldg 3
1.141		Property	Lakeview BC Bldg 2
1.142		Property	Ft. Lauderdale Industrial I
2		Loan	200 Forest Street		$6,772			Springing		$66,729	$66,729	$65,612	$13,122					$240,000
3		Loan	Quaker Bridge Mall		Springing	$214,345	$38,699	$38,699	$1,393,175		Springing		Springing
4		Loan	Laurel Corporate Center	$1,947,494	$11,671		$3,592,892	Springing	$2,000,000	$115,906	$115,906		Springing	$52,506				$217,925
4.1		Property	10000 Midlantic Drive
4.2		Property	2000 & 4000 Midlantic Drive
4.3		Property	15000 Midlantic Drive
4.4		Property	9000 Midlantic Drive
4.5		Property	1000 Bishops Gate Blvd
5		Loan	GLP Industrial Portfolio A		Springing	1/12th of $0.10 times the aggregate number of rentable square feet then contained in the properties		Springing	1/12th of $0.25 times the aggregate number of rentable square feet then contained in the properties		Springing		Springing	$1,177,541
5.001		Property	Inland Empire Indian Ave DC
5.002		Property	Centerpointe 4
5.003		Property	Hofer Ranch IC Bldg 1
5.004		Property	Denver DC
5.005		Property	Freeport DC Bldg 4
5.006		Property	Ontario Mills DC
5.007		Property	Hagerstown Distribution Center
5.008		Property	Beckwith Farms DC
5.009		Property	Crossroads DC I
5.010		Property	Centerpointe 6
5.011		Property	I-95 DC
5.012		Property	Chino Spec Forward
5.013		Property	Bedford Park II
5.014		Property	Landover DC
5.015		Property	North Plainfield 8
5.016		Property	Sterling DC
5.017		Property	Clifton DC
5.018		Property	Beckwith Farms 3
5.019		Property	Collington Commerce Center
5.020		Property	Bedford Park IB
5.021		Property	Elam Farms DC
5.022		Property	Champagne DC
5.023		Property	Bridge Point 1
5.024		Property	Center Square DC
5.025		Property	Park 355
5.026		Property	Commerce Farms DC 3
5.027		Property	Brandon Woods DC
5.028		Property	Chantilly DC
5.029		Property	Bolingbrook CC Bldg 3
5.030		Property	Northpoint CC
5.031		Property	Franklin Square IC I
5.032		Property	Rock Quarry Building #1
5.033		Property	Aurora DC III
5.034		Property	Washington (DC) Corporate Center
5.035		Property	Aurora DC 1
5.036		Property	Waterfront DC
5.037		Property	Pureland DC I
5.038		Property	Bedford Park IA
5.039		Property	Prairie Point Bldg 3
5.040		Property	Greenwood DC
5.041		Property	Austin DC III
5.042		Property	Franklin Square II
5.043		Property	Pureland DC II
5.044		Property	Somerset IC
5.045		Property	Rock Quarry Building #2
5.046		Property	Brandon Woods DC II
5.047		Property	Centerpointe 5
5.048		Property	Industrial Parkway (CA) DC
5.049		Property	Beckwith Farms 2
5.050		Property	North Plainfield 2
5.051		Property	North Plainfield 4
5.052		Property	North Plainfield 5
5.053		Property	Somerset IC II Building I
5.054		Property	BWI Commerce Center II
5.055		Property	Commerce Farms DC 4
5.056		Property	Rock Run Bldg 6
5.057		Property	Bolingbrook CC Bldg 4
5.058		Property	Bridge Point 2
5.059		Property	Burleson BP Bldg 3 (Austin DC I)
5.060		Property	10th Street Business Park 2
5.061		Property	Park 55
5.062		Property	Valwood West Industrial A
5.063		Property	Baltimore IC
5.064		Property	Englewood DC
5.065		Property	Centerpointe 9
5.066		Property	Aurora DC 2
5.067		Property	Redlands Industrial Center IB
5.068		Property	Somerset IC II Building II
5.069		Property	Hofer Ranch TRS Building 3
5.070		Property	BWI Commerce Center I
5.071		Property	Burleson BP Bldg 1 (Austin DC I)
5.072		Property	Raceway Crossings IC Bldg 3 (Austin DC II)
5.073		Property	Freeport DC Bldg 2
5.074		Property	Concours DC
5.075		Property	Raceway Crossings IC Bldg 2 (Austin DC II)
5.076		Property	Hagerstown - Industrial Lane DC
5.077		Property	Maple Point 1
5.078		Property	Freeport DC Bldg 1

A-1-22

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

MORTGAGE LOAN RESERVE INFORMATION(24)(25)(26)(27)(28)
Loan ID	Footnotes	Property Flag	Property Name	Upfront Replacement Reserves	Monthly Replacement Reserves	Replacement Reserve Cap	Upfront TI/LC Reserves	Monthly TI/LC Reserves	TI/LC Reserve Cap	Upfront Tax Reserves	Monthly Tax Reserves	Upfront Insurance Reserves	Monthly Insurance Reserves	Upfront Deferred Maint. Reserve	Upfront Debt Service Reserves	Monthly Debt Service Reserves	Upfront Environmental Reserves	Initial Other Reserves
5.079		Property	Capital Beltway CC
5.080		Property	Centerpointe Trailer Lot
5.081		Property	Randall Crossing DC
5.082		Property	Burleson BP Bldg 2 (Austin DC I)
5.083		Property	Maple Point 2
5.084		Property	Hollins End 6
5.085		Property	Freeport DC Bldg 3
5.086		Property	Redlands Industrial Center II
5.087		Property	Hollins End 1
5.088		Property	Hollins End 2
5.089		Property	Valwood West Industrial D
5.090		Property	Redlands Industrial Center IA
5.091		Property	Valwood West Industrial C
5.092		Property	10th Street Business Park 1
5.093		Property	Columbia Park IC
5.094		Property	Valley View BC Bldg 2
5.095		Property	Valley View BC Bldg 1
5.096		Property	Crossroads DC III
5.097		Property	Northpointe DC Bldg 1
5.098		Property	Park 88
5.099		Property	Ameriplex
5.100		Property	Vista Point South 5
5.101		Property	Hollins End 5
5.102		Property	Northpointe DC Bldg 2
5.103		Property	Vista Point South 6
5.104		Property	Raceway Crossings IC Bldg 1 (Austin DC II)
5.105		Property	Vista Point South 4
5.106		Property	Vista Point South 3
5.107		Property	North Plainfield 3
5.108		Property	Vista Point South 1
5.109		Property	Bolingbrook VMF
5.110		Property	Vista Point South 2
5.111		Property	Hollins End 3
5.112		Property	Hollins End 4
5.113		Property	Freeport DC Bldg 6
5.114		Property	Freeport DC Bldg 5
6		Loan	Mission Ridge		$5,138			$38,838		$216,821	$72,274	$14,389	$7,194					$145,833
7		Loan	Vistas at Seven Bar	$1,500,000	$14,300					$145,062	$24,177	$54,514	$13,629
8		Loan	Jay Scutti Plaza		$5,057		$139,360	$16,667	$450,000	$414,898	$59,725	$48,925	$4,966	$29,063				$1,823,934
9		Loan	West LA Office - 2730 Wilshire		$1,411	$50,796	$395,000	$6,080			$30,083		Springing
10		Loan	Starwood Capital Extended Stay Portfolio	$244,725	4% of gross income from operations for the calendar month which is 2 months prior to the applicable payment date						Springing		Springing	$1,121,206				$6,500,000
10.01		Property	Crestwood Suites Denver - Aurora
10.02		Property	Sun Suites New Orleans (Metairie)
10.03		Property	Sun Suites New Orleans (Harvey)
10.04		Property	Sun Suites Hobby (Clearlake)
10.05		Property	Sun Suites Plano
10.06		Property	Sun Suites Westchase
10.07		Property	Crestwood Suites Marietta Roswell Road
10.08		Property	Sun Suites Sugar Land (Stafford)
10.09		Property	Sun Suites Raleigh
10.10		Property	Sun Suites Intercontinental Greenspoint
10.11		Property	Crestwood Suites Nashville Madison
10.12		Property	Sun Suites Cumming
10.13		Property	Crestwood Suites Murfreesboro
10.14		Property	Sun Suites Smyrna
10.15		Property	Sun Suites Dallas - Garland
10.16		Property	Sun Suites DFW Airport - Lewisville
10.17		Property	Sun Suites Charlotte - Matthews
10.18		Property	Crestwood Suites Disney Orlando
10.19		Property	Crestwood Suites Orlando UCF
10.20		Property	Crestwood Suites Snellville
10.21		Property	Sun Suites Suwanee
10.22		Property	Home Towne Suites Kannapolis
10.23		Property	Sun Suites Corpus Christi
10.24		Property	Home Towne Suites Tuscaloosa
10.25		Property	Sun Suites Jacksonville
10.26		Property	Sun Suites Chesapeake
10.27		Property	Crestwood Suites Fort Myers
10.28		Property	Crestwood Suites Greensboro Airport
10.29		Property	Crestwood Suites Austin
10.30		Property	Sun Suites Gwinnett
10.31		Property	Crestwood Suites Marietta - Town Center Mall
10.32		Property	Crestwood Suites Baton Rouge
10.33		Property	Home Towne Suites Columbus
10.34		Property	Crestwood Suites NW Houston
10.35		Property	Home Towne Suites Auburn
10.36		Property	Sun Suites Stockbridge
10.37		Property	Home Towne Suites Anderson
10.38		Property	Crestwood Suites Colorado Springs
10.39		Property	Home Towne Suites Prattville
10.40		Property	Crestwood Suites High Point
10.41		Property	Sun Suites Birmingham
10.42		Property	Sun Suites Kennesaw Town Center
10.43		Property	Sun Suites Greensboro
10.44		Property	Home Towne Suites Greenville
10.45		Property	Sun Suites Hattiesburg
10.46		Property	Home Towne Suites Decatur
10.47		Property	Home Towne Suites Bowling Green
10.48		Property	Sun Suites Gulfport Airport
10.49		Property	Crestwood Suites Newport News
10.50		Property	Home Towne Suites Clarksville
11		Loan	Chicago Marriott Southwest at Burr Ridge		Springing					$323,865	$48,083		Springing	$145,980				$6,689,991
12		Loan	Palihouse Santa Monica		1/12 of 4% of gross revenues over the trailing twelve month period	$582,147				$11,714	$11,714	$4,062	$4,062
13		Loan	Hilton Cincinnati Airport		Springing					$63,333	$15,833		Springing					$4,000,000
14		Loan	Lofton Place Apartments	$1,732,846	Springing					$27,082	$27,082	$29,086	$5,817	$67,154
15		Loan	City Place Apartments		$6,667					$69,820	$13,964	$15,600	$7,800
16		Loan	The Vue		$3,250					$226,940	$20,631	$20,738	$3,456					$400,000
17		Loan	Shadow Lake Apartments	$5,700	$5,700					$74,924	$10,703	$79,429	$6,619	$30,500
18		Loan	Peakview Office Plaza		Springing			Springing			Springing		Springing		$660,000			$205,000
19		Loan	Holiday Inn & Suites Ann Arbor		Springing					$147,906	$21,197		Springing					$1,266,700
20		Loan	Arbor Hill Apartments		$5,270					$50,969	$25,485	$44,773	$6,396	$28,119
21		Loan	Landmark Centre		$1,395			$6,340	$228,252	$16,561	$16,561	$5,834	$1,945	$9,375				$53,196

A-1-23

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

				MORTGAGE LOAN RESERVE INFORMATION(24)(25)(26)(27)(28)
Loan ID	Footnotes	Property Flag	Property Name	Upfront Replacement Reserves	Monthly Replacement Reserves	Replacement Reserve Cap	Upfront TI/LC Reserves	Monthly TI/LC Reserves	TI/LC Reserve Cap	Upfront Tax Reserves	Monthly Tax Reserves	Upfront Insurance Reserves	Monthly Insurance Reserves	Upfront Deferred Maint. Reserve	Upfront Debt Service Reserves	Monthly Debt Service Reserves	Upfront Environmental Reserves	Initial Other Reserves
22		Loan	Holiday Inn Express - Little Rock		1/12 of an amount equal to 4% of rents provided borrower shall have no obligation to make the monthly deposit on a payment date prior to completion of the PIP work					$11,101	$11,101	$7,591	$1,898					$3,204,953
23		Loan	Walnut Street Retail Portfolio		$592			$5,000	$180,000	$69,000	$11,500	$1,795	$1,795	$38,513
24		Loan	Confederate Point Apartments		$4,979					$11,568	$11,568	$2,071	$2,071	$69,125
25		Loan	White Lick Creek Apartments	$3,042	$1,521					$76,005	$12,667	$4,414	$883				$3,250
26		Loan	Pebble Creek Collection		$672			$3,733		$47,311	$9,462	$4,799	$2,399	$96,438				$10,617
27		Loan	La Quinta Inn & Suites, Bonita Springs Naples North		1/12th of 2% until 12/3/2016 and 4% thereafter of the greater of (i) gross revenues in the preceding calendar year or (ii) the projected gross revenues for the current calendar year						$4,285		Springing					$250,000
28		Loan	Antelope Multifamily Portfolio		$4,250					$78,464	$7,133	$9,334	$4,667	$54,194
28.1		Property	Ridgewood East
28.2		Property	Water Valley
28.3		Property	Senatobia Arms
28.4		Property	Sardis Gardens
28.5		Property	Flowers Square
29		Loan	Chagrin Professional Office		$799			$2,084		$28,028	$9,343	$10,591	$815
30		Loan	Lakes of Ridgecrest Phase III	$2,125	$1,063					$88,765	$11,096	$1,510	$503
31		Loan	Tuscany Villas Apartments		$6,672					$68,779	$8,418	$28,393	$4,056	$124,500				$50,000
32		Loan	Palmer Super Center	$150,000	$1,677			$4,193	$150,000	$62,062	$12,413	$1,873	$1,873	$39,094				$889,895
33		Loan	Winter Garden Business Park		$1,147		$200,000	$7,645	$275,202	$38,479	$9,620	$3,478	$3,478
34		Loan	Battery B at The Jeffrey Apartments		$1,166					$2,915	$1,458	$7,595	$949	$1,875			$5,000
35		Loan	Taunton Depot Shopping Center		$457			$3,333	$80,000		$6,308	$22,813	$3,802	$1,813
36		Loan	Cumberland Pointe		$333			$1,734	$62,436	$39,495	$11,420	$2,216	$1,108	$2,500
37		Loan	Banana Republic		$248			$1,667		$20,335	$3,389	$2,083	$1,042
38		Loan	Hawthorne Square		$179			$1,667	$60,000	$105,102	$8,758	$14,590	$1,824					$190,898
39		Loan	539 Smith Street		$493	$20,000		$2,500	$60,000		$11,535	$3,389	$1,694	$5,000
40		Loan	The Realty Building		$426			Springing		$44,176	$6,311	$3,154	$1,577
41		Loan	Lochaven Apartments		$3,660	$87,840					$12,782	$35,869	$3,587	$91,025
42		Loan	515 Westheimer		$164			$1,250	$45,000	$12,242	$8,149	$14,590	$1,824	$40,938				$121,551
43		Loan	Alexander House		$5,900						$13,859	$73,952	$9,244	$26,750
44		Loan	TopSail Way Shopping Center	$239,581	$797			$2,656	$95,630	$6,933	$2,311	$1,639	$1,639				$675,848
45		Loan	Aztec Square		$432			$1,619		$13,633	$2,727	$14,394	$1,200	$18,175
46		Loan	Homecrest MHC		$392					$10,339	$3,446	$5,953	$541
47		Loan	501 Bath Street		$556					$4,644	$4,644	$8,324	$1,665	$5,750
48		Loan	2100 & 2106 N. Orange Avenue								Springing		Springing					$113,333
49		Loan	Coastal Breeze Apartment Portfolio		$1,275					$1,956	$1,956	$1,737	$869	$35,125
49.1		Property	Apple
49.2		Property	Baltic
49.3		Property	Maple
50		Loan	Gross - Villa MHP	$342	$342					$385	$385	$590	$295	$2,625

A-1-24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID	Footnotes	Property Flag	Property Name	Initial Other Reserves Description	Ongoing Other Reserves	Ongoing Other Reserves Description	Other Reserves Cap	Holdback	Holdback Amount	Holdback Description	Letter of Credit(28)	Letter of Credit Description
1		Loan	GLP Industrial Portfolio B					No	NAP	NAP	No	NAP
1.001		Property	Agave DC
1.002		Property	Lehigh Valley 13
1.003		Property	Frontier Logistics BTS
1.004		Property	Sugarland Interchange DC
1.005		Property	York - Willow Springs
1.006		Property	Atlanta - Liberty DC
1.007		Property	South Bay DC
1.008		Property	Sorensen Industrial
1.009		Property	Miramar DC
1.010		Property	York DC II
1.011		Property	Carlisle DC Bldg 1
1.012		Property	Portside Distribution Center
1.013		Property	Marina West A
1.014		Property	Fremont East Bay DC
1.015		Property	Harbor Gateway DC
1.016		Property	Imperial DC 1
1.017		Property	Westport DC Bldg B
1.018		Property	Westport DC Bldg A
1.019		Property	Auburn DC
1.020		Property	Southaven DC Bldg 2
1.021		Property	Marina West DC II Bldg 1
1.022		Property	Buckeye DC Bldg 1
1.023		Property	York DC III
1.024		Property	Orange County DC
1.025		Property	Kent Valley DC II
1.026		Property	Memphis IC III
1.027		Property	Pinole Point Building #1
1.028		Property	Cactus DC II
1.029		Property	Fairburn DC
1.030		Property	Windfern Distribution Center II
1.031		Property	Miami DC
1.032		Property	Southpoint F
1.033		Property	Industrial Parkway DC
1.034		Property	Chickasaw DC
1.035		Property	Valley Crossings
1.036		Property	Buckeye DC Bldg 2
1.037		Property	Southpoint B
1.038		Property	Hartman Business Center I
1.039		Property	Artesia DC
1.040		Property	Bell Gardens Distribution Center #3
1.041		Property	Marina West B
1.042		Property	Renton DC
1.043		Property	Southpoint A
1.044		Property	Westfork A5
1.045		Property	Marina West DC II Bldg 2
1.046		Property	Pinole Point Building #2
1.047		Property	Salt Lake DC II
1.048		Property	Northwest 8 Industrial Center II
1.049		Property	Salt Lake DC I
1.050		Property	Southshore Commerce Center C
1.051		Property	Pinole Point Building #3
1.052		Property	Steamboat DC
1.053		Property	Palo Verde DC
1.054		Property	South San Francisco DC II
1.055		Property	Westfork C4
1.056		Property	South San Francisco DC
1.057		Property	Southshore Commerce Center A
1.058		Property	Kent Valley DC IV
1.059		Property	Carlisle DC Bldg 2
1.060		Property	Bluegrass DC Bldg 4
1.061		Property	Westfork A4
1.062		Property	Beltway Crossing DC Bldg 2
1.063		Property	Ritner DC
1.064		Property	Hartman Business Center II
1.065		Property	Hayward DC
1.066		Property	Houston DC Bldg 1
1.067		Property	Kent Valley DC
1.068		Property	Lehigh Valley 9
1.069		Property	Beltway Crossing DC Bldg 3
1.070		Property	Southaven DC Bldg 1
1.071		Property	Bluegrass DC Bldg 1
1.072		Property	Suwanee Point Building 200
1.073		Property	Tamarac Business Center I
1.074		Property	Gwinnett DC Bldg 1
1.075		Property	Houston DC Bldg 3
1.076		Property	Broadway 101 CC Bldg 9
1.077		Property	Iron Run DC
1.078		Property	Windfern Distribution Center I
1.079		Property	Miami DC II
1.080		Property	Southshore Commerce Center B
1.081		Property	Suwanee Point Building 100
1.082		Property	Beltway Crossing DC Bldg 1
1.083		Property	Southshore Commerce Center D
1.084		Property	Broadway 101 CC Bldg 11
1.085		Property	Lehigh Valley DC II
1.086		Property	Memphis IC I
1.087		Property	Broadway 101 CC Bldg 6
1.088		Property	Lehigh Valley 10
1.089		Property	Beltway Crossing DC Bldg 4
1.090		Property	Northwest 8 Industrial Center I
1.091		Property	Bluegrass DC Bldg 3
1.092		Property	Andover DC Bldg A
1.093		Property	Bluegrass DC Bldg 2
1.094		Property	Andover DC Bldg B
1.095		Property	Broadway 101 CC Bldg 5
1.096		Property	Broadway 101 CC Bldg 8
1.097		Property	Broadway 101 CC Bldg 10
1.098		Property	Broadway 101 CC Bldg 4
1.099		Property	Lehigh Valley 11
1.100		Property	Tamarac Commerce Center
1.101		Property	Houston DC Bldg 2
1.102		Property	Marina West DC II Bldg 3
1.103		Property	Broadway 101 CC Bldg 3
1.104		Property	Commerce Park Medical Center
1.105		Property	Houston IC
1.106		Property	Gwinnett DC Bldg 2
1.107		Property	Weston Business Center
1.108		Property	Kent Valley DC III
1.109		Property	Commerce Park SW 2
1.110		Property	Commerce Park Westchase 3
1.111		Property	Lehigh Valley 12
1.112		Property	Houston DC Bldg 4
1.113		Property	Valley Forge 1
1.114		Property	Valley Forge 2

A-1-25

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID	Footnotes	Property Flag	Property Name	Initial Other Reserves Description	Ongoing Other Reserves	Ongoing Other Reserves Description	Other Reserves Cap	Holdback	Holdback Amount	Holdback Description	Letter of Credit(28)	Letter of Credit Description
1.115		Property	Bell Gardens Distribution Center #1
1.116		Property	Commerce Park SW 4
1.117		Property	Broadway 101 CC Bldg 1
1.118		Property	Bell Gardens Distribution Center #2
1.119		Property	Commerce Park SW 1
1.120		Property	Tamarac Business Center II
1.121		Property	Broadway 101 CC Bldg 2
1.122		Property	Commerce Park Westchase 2
1.123		Property	Memphis IC II
1.124		Property	Commerce Park NW 3
1.125		Property	Commerce Park NW 4
1.126		Property	Commerce Park SW 3
1.127		Property	Commerce Park Westchase 1
1.128		Property	Commerce Park NW 2
1.129		Property	Broadway 101 CC Bldg 7
1.130		Property	Commerce Park NW 1
1.131		Property	Lakeview BC Bldg 1
1.132		Property	Ft. Lauderdale Industrial II
1.133		Property	Valley Forge 3
1.134		Property	Lakeview BC Bldg 7
1.135		Property	Lakeview BC Bldg 4
1.136		Property	Lakeview BC Bldg 5
1.137		Property	Commerce Park SW 5
1.138		Property	Lakeview BC Bldg 6
1.139		Property	Valley Forge 4
1.140		Property	Lakeview BC Bldg 3
1.141		Property	Lakeview BC Bldg 2
1.142		Property	Ft. Lauderdale Industrial I
2		Loan	200 Forest Street	Duct Work Reserve	Springing	Lease Sweep Reserve: Monthly deposit of excess cash flow upon the occurrence and continuance of a cash sweep period that exists solely due to the continuance of a specified tenant sweep period.		No	NAP	NAP	No	NAP
3		Loan	Quaker Bridge Mall					No	NAP	NAP	No	NAP
4		Loan	Laurel Corporate Center	Free Rent Reserve				No	NAP	NAP	No	NAP
4.1		Property	10000 Midlantic Drive
4.2		Property	2000 & 4000 Midlantic Drive
4.3		Property	15000 Midlantic Drive
4.4		Property	9000 Midlantic Drive
4.5		Property	1000 Bishops Gate Blvd
5		Loan	GLP Industrial Portfolio A					No	NAP	NAP	No	NAP
5.001		Property	Inland Empire Indian Ave DC
5.002		Property	Centerpointe 4
5.003		Property	Hofer Ranch IC Bldg 1
5.004		Property	Denver DC
5.005		Property	Freeport DC Bldg 4
5.006		Property	Ontario Mills DC
5.007		Property	Hagerstown Distribution Center
5.008		Property	Beckwith Farms DC
5.009		Property	Crossroads DC I
5.010		Property	Centerpointe 6
5.011		Property	I-95 DC
5.012		Property	Chino Spec Forward
5.013		Property	Bedford Park II
5.014		Property	Landover DC
5.015		Property	North Plainfield 8
5.016		Property	Sterling DC
5.017		Property	Clifton DC
5.018		Property	Beckwith Farms 3
5.019		Property	Collington Commerce Center
5.020		Property	Bedford Park IB
5.021		Property	Elam Farms DC
5.022		Property	Champagne DC
5.023		Property	Bridge Point 1
5.024		Property	Center Square DC
5.025		Property	Park 355
5.026		Property	Commerce Farms DC 3
5.027		Property	Brandon Woods DC
5.028		Property	Chantilly DC
5.029		Property	Bolingbrook CC Bldg 3
5.030		Property	Northpoint CC
5.031		Property	Franklin Square IC I
5.032		Property	Rock Quarry Building #1
5.033		Property	Aurora DC III
5.034		Property	Washington (DC) Corporate Center
5.035		Property	Aurora DC 1
5.036		Property	Waterfront DC
5.037		Property	Pureland DC I
5.038		Property	Bedford Park IA
5.039		Property	Prairie Point Bldg 3
5.040		Property	Greenwood DC
5.041		Property	Austin DC III
5.042		Property	Franklin Square II
5.043		Property	Pureland DC II
5.044		Property	Somerset IC
5.045		Property	Rock Quarry Building #2
5.046		Property	Brandon Woods DC II
5.047		Property	Centerpointe 5
5.048		Property	Industrial Parkway (CA) DC
5.049		Property	Beckwith Farms 2
5.050		Property	North Plainfield 2
5.051		Property	North Plainfield 4
5.052		Property	North Plainfield 5
5.053		Property	Somerset IC II Building I
5.054		Property	BWI Commerce Center II
5.055		Property	Commerce Farms DC 4
5.056		Property	Rock Run Bldg 6
5.057		Property	Bolingbrook CC Bldg 4
5.058		Property	Bridge Point 2
5.059		Property	Burleson BP Bldg 3 (Austin DC I)
5.060		Property	10th Street Business Park 2
5.061		Property	Park 55
5.062		Property	Valwood West Industrial A
5.063		Property	Baltimore IC
5.064		Property	Englewood DC
5.065		Property	Centerpointe 9
5.066		Property	Aurora DC 2
5.067		Property	Redlands Industrial Center IB
5.068		Property	Somerset IC II Building II
5.069		Property	Hofer Ranch TRS Building 3
5.070		Property	BWI Commerce Center I
5.071		Property	Burleson BP Bldg 1 (Austin DC I)
5.072		Property	Raceway Crossings IC Bldg 3 (Austin DC II)
5.073		Property	Freeport DC Bldg 2
5.074		Property	Concours DC
5.075		Property	Raceway Crossings IC Bldg 2 (Austin DC II)
5.076		Property	Hagerstown - Industrial Lane DC
5.077		Property	Maple Point 1
5.078		Property	Freeport DC Bldg 1

A-1-26

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID	Footnotes	Property Flag	Property Name	Initial Other Reserves Description	Ongoing Other Reserves	Ongoing Other Reserves Description	Other Reserves Cap	Holdback	Holdback Amount	Holdback Description	Letter of Credit(28)	Letter of Credit Description
5.079		Property	Capital Beltway CC
5.080		Property	Centerpointe Trailer Lot
5.081		Property	Randall Crossing DC
5.082		Property	Burleson BP Bldg 2 (Austin DC I)
5.083		Property	Maple Point 2
5.084		Property	Hollins End 6
5.085		Property	Freeport DC Bldg 3
5.086		Property	Redlands Industrial Center II
5.087		Property	Hollins End 1
5.088		Property	Hollins End 2
5.089		Property	Valwood West Industrial D
5.090		Property	Redlands Industrial Center IA
5.091		Property	Valwood West Industrial C
5.092		Property	10th Street Business Park 1
5.093		Property	Columbia Park IC
5.094		Property	Valley View BC Bldg 2
5.095		Property	Valley View BC Bldg 1
5.096		Property	Crossroads DC III
5.097		Property	Northpointe DC Bldg 1
5.098		Property	Park 88
5.099		Property	Ameriplex
5.100		Property	Vista Point South 5
5.101		Property	Hollins End 5
5.102		Property	Northpointe DC Bldg 2
5.103		Property	Vista Point South 6
5.104		Property	Raceway Crossings IC Bldg 1 (Austin DC II)
5.105		Property	Vista Point South 4
5.106		Property	Vista Point South 3
5.107		Property	North Plainfield 3
5.108		Property	Vista Point South 1
5.109		Property	Bolingbrook VMF
5.110		Property	Vista Point South 2
5.111		Property	Hollins End 3
5.112		Property	Hollins End 4
5.113		Property	Freeport DC Bldg 6
5.114		Property	Freeport DC Bldg 5
6		Loan	Mission Ridge	Ground Lease Reserve	Ground Lease ($145,833); FBI and IAI Maturity Reserve (Springing)	Ground Lease Reserve; FBI and IAI Maturity reserve		No	NAP	NAP	No	NAP
7		Loan	Vistas at Seven Bar					No	NAP	NAP	No	NAP
8		Loan	Jay Scutti Plaza	Carter’s Reserve				No	NAP	NAP	No	NAP
9		Loan	West LA Office - 2730 Wilshire					No	NAP	NAP	No	NAP
10		Loan	Starwood Capital Extended Stay Portfolio	$4,425,000 (Capital Work Reserve Account); $2,075,000 (Capital Conversion Account)				No	NAP	NAP	No	NAP
10.01		Property	Crestwood Suites Denver - Aurora
10.02		Property	Sun Suites New Orleans (Metairie)
10.03		Property	Sun Suites New Orleans (Harvey)
10.04		Property	Sun Suites Hobby (Clearlake)
10.05		Property	Sun Suites Plano
10.06		Property	Sun Suites Westchase
10.07		Property	Crestwood Suites Marietta Roswell Road
10.08		Property	Sun Suites Sugar Land (Stafford)
10.09		Property	Sun Suites Raleigh
10.10		Property	Sun Suites Intercontinental Greenspoint
10.11		Property	Crestwood Suites Nashville Madison
10.12		Property	Sun Suites Cumming
10.13		Property	Crestwood Suites Murfreesboro
10.14		Property	Sun Suites Smyrna
10.15		Property	Sun Suites Dallas - Garland
10.16		Property	Sun Suites DFW Airport - Lewisville
10.17		Property	Sun Suites Charlotte - Matthews
10.18		Property	Crestwood Suites Disney Orlando
10.19		Property	Crestwood Suites Orlando UCF
10.20		Property	Crestwood Suites Snellville
10.21		Property	Sun Suites Suwanee
10.22		Property	Home Towne Suites Kannapolis
10.23		Property	Sun Suites Corpus Christi
10.24		Property	Home Towne Suites Tuscaloosa
10.25		Property	Sun Suites Jacksonville
10.26		Property	Sun Suites Chesapeake
10.27		Property	Crestwood Suites Fort Myers
10.28		Property	Crestwood Suites Greensboro Airport
10.29		Property	Crestwood Suites Austin
10.30		Property	Sun Suites Gwinnett
10.31		Property	Crestwood Suites Marietta - Town Center Mall
10.32		Property	Crestwood Suites Baton Rouge
10.33		Property	Home Towne Suites Columbus
10.34		Property	Crestwood Suites NW Houston
10.35		Property	Home Towne Suites Auburn
10.36		Property	Sun Suites Stockbridge
10.37		Property	Home Towne Suites Anderson
10.38		Property	Crestwood Suites Colorado Springs
10.39		Property	Home Towne Suites Prattville
10.40		Property	Crestwood Suites High Point
10.41		Property	Sun Suites Birmingham
10.42		Property	Sun Suites Kennesaw Town Center
10.43		Property	Sun Suites Greensboro
10.44		Property	Home Towne Suites Greenville
10.45		Property	Sun Suites Hattiesburg
10.46		Property	Home Towne Suites Decatur
10.47		Property	Home Towne Suites Bowling Green
10.48		Property	Sun Suites Gulfport Airport
10.49		Property	Crestwood Suites Newport News
10.50		Property	Home Towne Suites Clarksville
11	Loan	Chicago Marriott Southwest at Burr Ridge	PIP Reserve	Seasonality Reserve: ($34,000); PIP Reserve (Springing)	Seasonality Reserve: Deposit $34,000 on each monthly payment date occurring in May, June, July, August and September of every year during the term of the loan, subject to a cap of $170,000
						PIP Reserve: on the date that any PIP other than the Scheduled PIP is imposed by the Franchisor pursuant to the Franchise Agreement, an amount equal to 110% of the sum required to pay for such New PIP less the amount of FF&E Reserve Funds that remain in the FF&E Reserve Account that are not allocated for completion of FF&E work	Seasonality ($170,000)	No	NAP	NAP	No	NAP
12		Loan	Palihouse Santa Monica					No	NAP	NAP	No	NAP
13		Loan	Hilton Cincinnati Airport	PIP Reserve				No	NAP	NAP	No	NAP
14		Loan	Lofton Place Apartments					No	NAP	NAP	No	NAP
15		Loan	City Place Apartments					Yes	$1,500,000	Performance Holdback Funds: Lender is required to disburse the funds upon satisfaction of the following conditions (i) no event of default is existing, (ii) the property generates gross rents of at least $2,650,000 over a trailing 12 month period and (iii) the Property generates an underwritable cash flow of at least $1,300,000 over a trailing 12 month period	No	NAP
16		Loan	The Vue	Renovation Reserve Fund				No	NAP	NAP	No	NAP
17		Loan	Shadow Lake Apartments					No	NAP	NAP	No	NAP
18		Loan	Peakview Office Plaza	Berkeley Holdback Reserve	Springing	Lease termination payment reserve springing upon receipt of a lease termination payment		No	NAP	NAP	No	NAP
19	Loan	Holiday Inn & Suites Ann Arbor	PIP Reserve ($1,200,000); Seasonality Reserve ($62,700); Condominium Common Charge ($4,000)	Seasonality Reserve ($37,145); PIP Reserve and Condominium Common Charge (Springing)	Seasonality Reserve: Pay $37,145 on each monthly payment date until December 2016. From and after the monthly payment date in June 2017, pay the revised seasonality reserve monthly deposit as described in the loan agreement.
PIP Reserve: From and after the loan closing date and continuing until an Excess Cash PIP Termination, borrower shall deposit all excess cash flow. On the date that any PIP other than the scheduled PIP is imposed by the franchisor pursuant to the franchise agreement, an amount equal to 110% of the sum required to pay for the new PIP.
Condominium Common Charge: Springing payment equal to 1/12th of the condominium common charges payable during the next ensuing 12 months in order to accumulate sufficient funds to pay all such charges. Additionally, all excess cash flow to be swept if the reserve falls below $4,000.
								No	NAP	NAP	No	NAP
20		Loan	Arbor Hill Apartments					No	NAP	NAP	No	NAP
21		Loan	Landmark Centre	Free Rent Reserve ($46,367); Glacier Construction Reserve ($6,829)				No	NAP	NAP	No	NAP

A-1-27

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID	Footnotes	Property Flag	Property Name	Initial Other Reserves Description	Ongoing Other Reserves	Ongoing Other Reserves Description	Other Reserves Cap	Holdback	Holdback Amount	Holdback Description	Letter of Credit(28)	Letter of Credit Description
22		Loan	Holiday Inn Express - Little Rock	PIP				No	NAP	NAP	No	NAP
23		Loan	Walnut Street Retail Portfolio					No	NAP	NAP	No	NAP
24		Loan	Confederate Point Apartments					No	NAP	NAP	No	NAP
25		Loan	White Lick Creek Apartments					No	NAP	NAP	No	NAP
26		Loan	Pebble Creek Collection	Free Rent Reserve	Springing	Special Rollover Reserve: Upon a Kobe Steakhouse sweep all excess cash flow shall be deposited into the account		No	NAP	NAP	No	NAP
27		Loan	La Quinta Inn & Suites, Bonita Springs Naples North	PIP Reserve	Seasonality Reserve: ($22,500); PIP Reserve (Springing)	Seasonality Reserve: Deposit $22,500 on each monthly payment date occurring in January, February, March and April of every year during the term of the loan, subject to a cap of $90,000; PIP Reserve: On the date that any PIP other than the scheduled PIP is imposed by the franchisor pursuant to the franchise agreement, an amount equal to 125% of the sum required to pay for the new PIP less any amounts remaining in the FF&E Reserve	$90,000	No	NAP	NAP	No	NAP
28		Loan	Antelope Multifamily Portfolio					No	NAP	NAP	No	NAP
28.1		Property	Ridgewood East
28.2		Property	Water Valley
28.3		Property	Senatobia Arms
28.4		Property	Sardis Gardens
28.5		Property	Flowers Square
29		Loan	Chagrin Professional Office		Springing	Lease Termination Payment Reserve-all lease termination payments are required to be deposited into the reserve account		No	NAP	NAP	No	NAP
30		Loan	Lakes of Ridgecrest Phase III					No	NAP	NAP	No	NAP
31		Loan	Tuscany Villas Apartments	Special Litigation Reserve				No	NAP	NAP	No	NAP
32		Loan	Palmer Super Center	Redner’s Lease Reserve				No	NAP	NAP	No	NAP
33		Loan	Winter Garden Business Park					No	NAP	NAP	No	NAP
34		Loan	Battery B at The Jeffrey Apartments					No	NAP	NAP	No	NAP
35		Loan	Taunton Depot Shopping Center					No	NAP	NAP	No	NAP
36		Loan	Cumberland Pointe		Springing	Lease Termination Payment Reserve-all lease termination payments are required to be deposited into the reserve account		No	NAP	NAP	No	NAP
37		Loan	Banana Republic					No	NAP	NAP	No	NAP
38		Loan	Hawthorne Square	Yucatan Lease Reserve				No	NAP	NAP	No	NAP
39		Loan	539 Smith Street					No	NAP	NAP	No	NAP
40		Loan	The Realty Building					No	NAP	NAP	No	NAP
41		Loan	Lochaven Apartments					No	NAP	NAP	No	NAP
42		Loan	515 Westheimer	Kold Lease Reserve ($13,780); Patel Lease Reserve ($72,951); Prepaid Rent Reserve ($34,821)				No	NAP	NAP	No	NAP
43		Loan	Alexander House					No	NAP	NAP	No	NAP
44		Loan	TopSail Way Shopping Center					No	NAP	NAP	No	NAP
45		Loan	Aztec Square					No	NAP	NAP	No	NAP
46		Loan	Homecrest MHC					No	NAP	NAP	No	NAP
47		Loan	501 Bath Street					No	NAP	NAP	No	NAP
48		Loan	2100 & 2106 N. Orange Avenue	Prepaid Rent Reserve	Springing	Prepaid Rent Reserve		No	NAP	NAP	No	NAP
49		Loan	Coastal Breeze Apartment Portfolio					No	NAP	NAP	No	NAP
49.1		Property	Apple
49.2		Property	Baltic
49.3		Property	Maple
50		Loan	Gross - Villa MHP					No	NAP	NAP	No	NAP

A-1-28

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

				THIRD PARTY REPORTS							ADDITIONAL PERMITTED DEBT(30)(40)		TOTAL MORTGAGE DEBT INFORMATION					TOTAL DEBT INFORMATION
Loan ID	Footnotes	Property Flag	Property Name	Appraisal Report Date	Environmental Phase I Report Date	Phase II Performed(29)	Engineering Report Date	Seismic Zone (Y/N)	Seismic Report Date	PML %	Additional Future Debt Permitted	Additional Future Debt Permitted Description	Cut-off Date Pari Passu Mortgage Debt Balance	Cut-off Date Subord. Mortgage Debt Balance	Total Mortgage Debt Cut-off Date LTV Ratio	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield	Cut-off Date Mezzanine Debt Balance	Total Debt Cut-off Date LTV Ratio	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield
1		Loan	GLP Industrial Portfolio B	Various	Various	No	Various	N	Various		No		$628,700,000	$335,300,000	62.2%	1.99x	8.9%	$330,000,000	62.2%	1.99x	8.9%
1.001		Property	Agave DC	9/15/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.002		Property	Lehigh Valley 13	8/26/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.003		Property	Frontier Logistics BTS	10/2/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.004		Property	Sugarland Interchange DC	8/25/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.005		Property	York - Willow Springs	8/27/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.006		Property	Atlanta - Liberty DC	8/31/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.007		Property	South Bay DC	9/15/2015	6/22/2015	No	6/22/2015	Y	7/9/2015	9.0%					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.008		Property	Sorensen Industrial	9/15/2015	6/22/2015	No	6/22/2015	Y	7/9/2015	10.0%					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.009		Property	Miramar DC	8/24/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.010		Property	York DC II	8/27/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.011		Property	Carlisle DC Bldg 1	8/27/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.012		Property	Portside Distribution Center	7/9/2015	6/22/2015	No	6/22/2015	Y	7/9/2015	9.0%					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.013		Property	Marina West A	8/24/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.014		Property	Fremont East Bay DC	8/27/2015	6/22/2015	No	6/22/2015	Y	7/8/2015	18.0%					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.015		Property	Harbor Gateway DC	9/15/2015	6/22/2015	No	6/22/2015	Y	7/9/2015	9.0%					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.016		Property	Imperial DC 1	10/2/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.017		Property	Westport DC Bldg B	9/1/2015	6/22/2015	No	6/22/2015	Y	7/8/2015	7.0%					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.018		Property	Westport DC Bldg A	9/1/2015	6/22/2015	No	6/22/2015	Y	7/8/2015	7.0%					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.019		Property	Auburn DC	7/9/2015	6/22/2015	No	6/22/2015	Y	7/9/2015	11.0%					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.020		Property	Southaven DC Bldg 2	8/27/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.021		Property	Marina West DC II Bldg 1	8/24/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.022		Property	Buckeye DC Bldg 1	9/15/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.023		Property	York DC III	8/27/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.024		Property	Orange County DC	9/15/2015	6/22/2015	No	6/22/2015	Y	7/9/2015	13.0%					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.025		Property	Kent Valley DC II	7/9/2015	6/22/2015	No	6/22/2015	Y	7/9/2015	12.0%					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.026		Property	Memphis IC III	8/27/2015	6/22/2015	No	6/22/2015	Y	7/8/2015	5.0%					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.027		Property	Pinole Point Building #1	8/27/2015	6/22/2015	No	6/22/2015	Y	7/8/2015	14.0%					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.028		Property	Cactus DC II	9/15/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.029		Property	Fairburn DC	8/31/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.030		Property	Windfern Distribution Center II	8/31/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.031		Property	Miami DC	8/24/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.032		Property	Southpoint F	8/31/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.033		Property	Industrial Parkway DC	9/1/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.034		Property	Chickasaw DC	8/27/2015	6/22/2015	No	6/22/2015	Y	7/8/2015	4.0%					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.035		Property	Valley Crossings	8/26/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.036		Property	Buckeye DC Bldg 2	9/15/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.037		Property	Southpoint B	8/31/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.038		Property	Hartman Business Center I	8/31/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.039		Property	Artesia DC	9/15/2015	6/22/2015	No	6/22/2015	Y	7/9/2015	15.0%					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.040		Property	Bell Gardens Distribution Center #3	9/15/2015	6/22/2015	No	6/19/2015	Y	7/9/2015	16.0%					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.041		Property	Marina West B	8/24/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.042		Property	Renton DC	7/9/2015	6/22/2015	No	6/22/2015	Y	7/9/2015	11.0%					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.043		Property	Southpoint A	8/31/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.044		Property	Westfork A5	8/31/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.045		Property	Marina West DC II Bldg 2	8/24/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.046		Property	Pinole Point Building #2	8/27/2015	6/22/2015	No	6/22/2015	Y	7/8/2015	14.0%					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.047		Property	Salt Lake DC II	9/1/2015	6/22/2015	No	6/22/2015	Y	7/8/2015	7.0%					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.048		Property	Northwest 8 Industrial Center II	8/31/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.049		Property	Salt Lake DC I	9/1/2015	6/22/2015	No	6/22/2015	Y	7/8/2015	7.0%					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.050		Property	Southshore Commerce Center C	9/2/2015	6/22/2015	No	6/22/2015	Y	7/9/2015	7.0%					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.051		Property	Pinole Point Building #3	8/27/2015	6/22/2015	No	6/22/2015	Y	7/8/2015	11.0%					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.052		Property	Steamboat DC	8/27/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.053		Property	Palo Verde DC	9/15/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.054		Property	South San Francisco DC II	8/28/2015	6/22/2015	No	6/22/2015	Y	7/8/2015	28.0%					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.055		Property	Westfork C4	8/31/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.056		Property	South San Francisco DC	8/28/2015	6/22/2015	No	6/22/2015	Y	7/8/2015	15.0%					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.057		Property	Southshore Commerce Center A	9/2/2015	6/22/2015	No	6/22/2015	Y	7/9/2015	7.0%					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.058		Property	Kent Valley DC IV	7/9/2015	6/22/2015	No	6/22/2015	Y	7/9/2015	12.0%					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.059		Property	Carlisle DC Bldg 2	8/27/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.060		Property	Bluegrass DC Bldg 4	10/1/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.061		Property	Westfork A4	8/31/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.062		Property	Beltway Crossing DC Bldg 2	8/5/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.063		Property	Ritner DC	8/27/2015	6/18/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.064		Property	Hartman Business Center II	8/31/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.065		Property	Hayward DC	8/27/2015	6/22/2015	No	6/22/2015	Y	7/8/2015	13.0%					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.066		Property	Houston DC Bldg 1	9/1/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.067		Property	Kent Valley DC	7/9/2015	6/22/2015	No	6/22/2015	Y	7/9/2015	16.0%					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.068		Property	Lehigh Valley 9	8/26/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.069		Property	Beltway Crossing DC Bldg 3	8/5/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.070		Property	Southaven DC Bldg 1	8/27/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.071		Property	Bluegrass DC Bldg 1	10/1/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.072		Property	Suwanee Point Building 200	10/1/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.073		Property	Tamarac Business Center I	8/24/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.074		Property	Gwinnett DC Bldg 1	10/1/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.075		Property	Houston DC Bldg 3	8/31/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.076		Property	Broadway 101 CC Bldg 9	9/15/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.077		Property	Iron Run DC	8/26/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.078		Property	Windfern Distribution Center I	8/31/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.079		Property	Miami DC II	8/24/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.080		Property	Southshore Commerce Center B	9/2/2015	6/22/2015	No	6/22/2015	Y	7/9/2015	7.0%					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.081		Property	Suwanee Point Building 100	10/1/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.082		Property	Beltway Crossing DC Bldg 1	8/5/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.083		Property	Southshore Commerce Center D	9/2/2015	6/22/2015	No	6/22/2015	Y	7/9/2015	6.0%					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.084		Property	Broadway 101 CC Bldg 11	9/15/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.085		Property	Lehigh Valley DC II	8/26/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.086		Property	Memphis IC I	8/27/2015	6/22/2015	No	6/22/2015	Y	7/8/2015	5.0%					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.087		Property	Broadway 101 CC Bldg 6	9/15/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.088		Property	Lehigh Valley 10	8/26/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.089		Property	Beltway Crossing DC Bldg 4	8/5/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.090		Property	Northwest 8 Industrial Center I	8/31/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.091		Property	Bluegrass DC Bldg 3	10/1/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.092		Property	Andover DC Bldg A	7/9/2015	6/22/2015	No	6/22/2015	Y	7/9/2015	18.0%					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.093		Property	Bluegrass DC Bldg 2	10/1/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.094		Property	Andover DC Bldg B	7/9/2015	6/22/2015	No	6/22/2015	Y	7/9/2015	18.0%					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.095		Property	Broadway 101 CC Bldg 5	9/15/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.096		Property	Broadway 101 CC Bldg 8	9/15/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.097		Property	Broadway 101 CC Bldg 10	9/15/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.098		Property	Broadway 101 CC Bldg 4	9/15/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.099		Property	Lehigh Valley 11	8/26/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.100		Property	Tamarac Commerce Center	8/24/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.101		Property	Houston DC Bldg 2	9/1/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.102		Property	Marina West DC II Bldg 3	8/24/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.103		Property	Broadway 101 CC Bldg 3	9/15/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.104		Property	Commerce Park Medical Center	9/1/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.105		Property	Houston IC	8/31/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.106		Property	Gwinnett DC Bldg 2	10/1/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.107		Property	Weston Business Center	8/24/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.108		Property	Kent Valley DC III	7/9/2015	6/22/2015	No	6/22/2015	Y	7/9/2015	16.0%					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.109		Property	Commerce Park SW 2	8/27/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.110		Property	Commerce Park Westchase 3	8/27/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.111		Property	Lehigh Valley 12	8/26/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.112		Property	Houston DC Bldg 4	8/31/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.113		Property	Valley Forge 1	8/26/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.114		Property	Valley Forge 2	8/26/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%

A-1-29

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

				THIRD PARTY REPORTS							ADDITIONAL PERMITTED DEBT(30)(40)		TOTAL MORTGAGE DEBT INFORMATION					TOTAL DEBT INFORMATION
Loan ID	Footnotes	Property Flag	Property Name	Appraisal Report Date	Environmental Phase I Report Date	Phase II Performed(29)	Engineering Report Date	Seismic Zone (Y/N)	Seismic Report Date	PML %	Additional Future Debt Permitted	Additional Future Debt Permitted Description	Cut-off Date Pari Passu Mortgage Debt Balance	Cut-off Date Subord. Mortgage Debt Balance	Total Mortgage Debt Cut-off Date LTV Ratio	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield	Cut-off Date Mezzanine Debt Balance	Total Debt Cut-off Date LTV Ratio	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield
1.115		Property	Bell Gardens Distribution Center #1	9/15/2015	6/22/2015	No	6/19/2015	Y	7/9/2015	16.0%					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.116		Property	Commerce Park SW 4	8/27/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.117		Property	Broadway 101 CC Bldg 1	9/15/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.118		Property	Bell Gardens Distribution Center #2	9/15/2015	6/22/2015	No	6/19/2015	Y	7/9/2015	16.0%					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.119		Property	Commerce Park SW 1	8/27/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.120		Property	Tamarac Business Center II	8/24/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.121		Property	Broadway 101 CC Bldg 2	9/15/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.122		Property	Commerce Park Westchase 2	8/27/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.123		Property	Memphis IC II	8/27/2015	6/22/2015	No	6/22/2015	Y	7/8/2015	5.0%					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.124		Property	Commerce Park NW 3	8/31/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.125		Property	Commerce Park NW 4	8/31/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.126		Property	Commerce Park SW 3	8/27/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.127		Property	Commerce Park Westchase 1	8/27/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.128		Property	Commerce Park NW 2	8/31/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.129		Property	Broadway 101 CC Bldg 7	9/15/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.130		Property	Commerce Park NW 1	8/31/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.131		Property	Lakeview BC Bldg 1	8/24/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.132		Property	Ft. Lauderdale Industrial II	8/24/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.133		Property	Valley Forge 3	8/26/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.134		Property	Lakeview BC Bldg 7	8/24/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.135		Property	Lakeview BC Bldg 4	8/24/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.136		Property	Lakeview BC Bldg 5	8/24/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.137		Property	Commerce Park SW 5	8/27/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.138		Property	Lakeview BC Bldg 6	8/24/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.139		Property	Valley Forge 4	8/26/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.140		Property	Lakeview BC Bldg 3	8/24/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.141		Property	Lakeview BC Bldg 2	8/24/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
1.142		Property	Ft. Lauderdale Industrial I	8/24/2015	6/22/2015	No	6/22/2015	N		NAP					62.2%	1.99x	8.9%		62.2%	1.99x	8.9%
2		Loan	200 Forest Street	1/19/2016	1/25/2016	No	1/26/2016	Y		NAP	No		NAP		64.0%	1.72x	8.9%		64.0%	1.72x	8.9%
3		Loan	Quaker Bridge Mall	3/4/2016	3/10/2016	No	3/10/2016	Y		NAP	No		$150,000,000	$30,000,000	54.1%	1.78x	8.5%		54.1%	1.78x	8.5%
4		Loan	Laurel Corporate Center	9/8/2015	Various	No	Various	N		NAP	No		NAP		74.8%	1.54x	11.2%		74.8%	1.54x	11.2%
4.1		Property	10000 Midlantic Drive	9/8/2015	10/13/2015	No	9/23/2015	N		NAP					74.8%	1.54x	11.2%		74.8%	1.54x	11.2%
4.2		Property	2000 & 4000 Midlantic Drive	9/8/2015	9/23/2015	No	9/23/2015	N		NAP					74.8%	1.54x	11.2%		74.8%	1.54x	11.2%
4.3		Property	15000 Midlantic Drive	9/8/2015	10/13/2015	No	9/23/2015	N		NAP					74.8%	1.54x	11.2%		74.8%	1.54x	11.2%
4.4		Property	9000 Midlantic Drive	9/8/2015	10/13/2015	No	9/23/2015	N		NAP					74.8%	1.54x	11.2%		74.8%	1.54x	11.2%
4.5		Property	1000 Bishops Gate Blvd	9/8/2015	9/23/2015	No	9/23/2015	N		NAP					74.8%	1.54x	11.2%		74.8%	1.54x	11.2%
5		Loan	GLP Industrial Portfolio A	Various	Various	No	6/22/2015	N		Various	No		$637,600,000	$328,900,000	62.0%	1.84x	8.9%	$330,000,000	62.0%	1.84x	8.9%
5.001		Property	Inland Empire Indian Ave DC	9/14/2015	6/22/2015	No	6/22/2015	Y	7/9/2015	10.0%					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.002		Property	Centerpointe 4	9/14/2015	6/22/2015	No	6/22/2015	Y	7/9/2015	9.0%					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.003		Property	Hofer Ranch IC Bldg 1	9/15/2015	6/22/2015	No	6/22/2015	Y	7/9/2015	10.0%					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.004		Property	Denver DC	8/21/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.005		Property	Freeport DC Bldg 4	8/17/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.006		Property	Ontario Mills DC	9/14/2015	6/22/2015	No	6/22/2015	Y	7/9/2015	11.0%					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.007		Property	Hagerstown Distribution Center	8/27/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.008		Property	Beckwith Farms DC	8/28/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.009		Property	Crossroads DC I	8/25/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.010		Property	Centerpointe 6	9/14/2015	6/22/2015	No	6/22/2015	Y	7/9/2015	9.0%					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.011		Property	I-95 DC	8/25/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.012		Property	Chino Spec Forward	9/15/2015	6/22/2015	No	6/22/2015	Y	7/8/2015	10.0%					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.013		Property	Bedford Park II	8/22/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.014		Property	Landover DC	8/25/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.015		Property	North Plainfield 8	8/19/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.016		Property	Sterling DC	9/15/2015	6/22/2015	No	6/22/2015	Y	7/9/2015	18.0%					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.017		Property	Clifton DC	9/24/2015	5/29/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.018		Property	Beckwith Farms 3	8/28/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.019		Property	Collington Commerce Center	8/25/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.020		Property	Bedford Park IB	8/22/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.021		Property	Elam Farms DC	8/28/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.022		Property	Champagne DC	9/15/2015	6/22/2015	No	6/22/2015	Y	7/9/2015	13.0%					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.023		Property	Bridge Point 1	8/19/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.024		Property	Center Square DC	9/15/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.025		Property	Park 355	8/19/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.026		Property	Commerce Farms DC 3	8/28/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.027		Property	Brandon Woods DC	8/25/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.028		Property	Chantilly DC	8/24/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.029		Property	Bolingbrook CC Bldg 3	8/19/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.030		Property	Northpoint CC	8/20/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.031		Property	Franklin Square IC I	8/25/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.032		Property	Rock Quarry Building #1	8/27/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.033		Property	Aurora DC III	8/18/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.034		Property	Washington (DC) Corporate Center	8/25/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.035		Property	Aurora DC 1	8/18/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.036		Property	Waterfront DC	9/24/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.037		Property	Pureland DC I	9/15/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.038		Property	Bedford Park IA	8/22/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.039		Property	Prairie Point Bldg 3	8/18/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.040		Property	Greenwood DC	8/19/2015	6/26/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.041		Property	Austin DC III	8/10/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.042		Property	Franklin Square II	8/25/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.043		Property	Pureland DC II	9/15/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.044		Property	Somerset IC	9/22/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.045		Property	Rock Quarry Building #2	8/27/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.046		Property	Brandon Woods DC II	8/25/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.047		Property	Centerpointe 5	9/14/2015	6/22/2015	No	6/22/2015	Y	7/9/2015	9.0%					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.048		Property	Industrial Parkway (CA) DC	9/14/2015	6/22/2015	No	6/22/2015	Y	7/9/2015	12.0%					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.049		Property	Beckwith Farms 2	8/28/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.050		Property	North Plainfield 2	8/19/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.051		Property	North Plainfield 4	8/19/2015	6/28/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.052		Property	North Plainfield 5	8/19/2015	6/28/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.053		Property	Somerset IC II Building I	9/22/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.054		Property	BWI Commerce Center II	8/25/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.055		Property	Commerce Farms DC 4	8/28/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.056		Property	Rock Run Bldg 6	8/19/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.057		Property	Bolingbrook CC Bldg 4	8/19/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.058		Property	Bridge Point 2	8/19/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.059		Property	Burleson BP Bldg 3 (Austin DC I)	8/10/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.060		Property	10th Street Business Park 2	8/26/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.061		Property	Park 55	8/19/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.062		Property	Valwood West Industrial A	8/27/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.063		Property	Baltimore IC	8/25/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.064		Property	Englewood DC	9/17/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.065		Property	Centerpointe 9	9/14/2015	6/22/2015	No	6/22/2015	Y	7/9/2015	9.0%					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.066		Property	Aurora DC 2	8/18/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.067		Property	Redlands Industrial Center IB	9/14/2015	6/22/2015	No	6/22/2015	Y	7/9/2015	11.0%					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.068		Property	Somerset IC II Building II	9/22/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.069		Property	Hofer Ranch TRS Building 3	9/15/2015	6/22/2015	No	6/22/2015	Y	7/9/2015	10.0%					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.070		Property	BWI Commerce Center I	8/25/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.071		Property	Burleson BP Bldg 1 (Austin DC I)	8/10/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.072		Property	Raceway Crossings IC Bldg 3 (Austin DC II)	8/10/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.073		Property	Freeport DC Bldg 2	8/17/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.074		Property	Concours DC	9/14/2015	6/22/2015	No	6/22/2015	Y	7/9/2015	11.0%					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.075		Property	Raceway Crossings IC Bldg 2 (Austin DC II)	8/10/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.076		Property	Hagerstown - Industrial Lane DC	8/27/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.077		Property	Maple Point 1	8/19/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.078		Property	Freeport DC Bldg 1	8/17/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%

A-1-30

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

				THIRD PARTY REPORTS							ADDITIONAL PERMITTED DEBT(30)(40)		TOTAL MORTGAGE DEBT INFORMATION					TOTAL DEBT INFORMATION
Loan ID	Footnotes	Property Flag	Property Name	Appraisal Report Date	Environmental Phase I Report Date	Phase II Performed(29)	Engineering Report Date	Seismic Zone (Y/N)	Seismic Report Date	PML %	Additional Future Debt Permitted	Additional Future Debt Permitted Description	Cut-off Date Pari Passu Mortgage Debt Balance	Cut-off Date Subord. Mortgage Debt Balance	Total Mortgage Debt Cut-off Date LTV Ratio	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield	Cut-off Date Mezzanine Debt Balance	Total Debt Cut-off Date LTV Ratio	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield
5.079		Property	Capital Beltway CC	8/25/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.080		Property	Centerpointe Trailer Lot	9/14/2015	6/22/2015	No	6/22/2015	Y	7/9/2015	9.0%					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.081		Property	Randall Crossing DC	8/18/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.082		Property	Burleson BP Bldg 2 (Austin DC I)	8/10/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.083		Property	Maple Point 2	8/19/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.084		Property	Hollins End 6	8/25/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.085		Property	Freeport DC Bldg 3	8/17/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.086		Property	Redlands Industrial Center II	9/14/2015	6/22/2015	No	6/22/2015	Y	7/9/2015	11.0%					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.087		Property	Hollins End 1	8/25/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.088		Property	Hollins End 2	8/25/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.089		Property	Valwood West Industrial D	8/27/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.090		Property	Redlands Industrial Center IA	9/14/2015	6/22/2015	No	6/22/2015	Y	7/9/2015	11.0%					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.091		Property	Valwood West Industrial C	8/27/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.092		Property	10th Street Business Park 1	8/26/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.093		Property	Columbia Park IC	8/25/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.094		Property	Valley View BC Bldg 2	8/17/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.095		Property	Valley View BC Bldg 1	8/17/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.096		Property	Crossroads DC III	8/25/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.097		Property	Northpointe DC Bldg 1	8/24/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.098		Property	Park 88	8/18/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.099		Property	Ameriplex	8/19/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.100		Property	Vista Point South 5	8/20/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.101		Property	Hollins End 5	8/25/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.102		Property	Northpointe DC Bldg 2	8/24/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.103		Property	Vista Point South 6	8/20/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.104		Property	Raceway Crossings IC Bldg 1 (Austin DC II)	8/10/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.105		Property	Vista Point South 4	8/20/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.106		Property	Vista Point South 3	8/20/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.107		Property	North Plainfield 3	8/19/2015	6/28/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.108		Property	Vista Point South 1	8/20/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.109		Property	Bolingbrook VMF	8/19/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.110		Property	Vista Point South 2	8/20/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.111		Property	Hollins End 3	8/25/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.112		Property	Hollins End 4	8/25/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.113		Property	Freeport DC Bldg 6	8/17/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
5.114		Property	Freeport DC Bldg 5	8/17/2015	6/22/2015	No	6/22/2015	N		NAP					62.0%	1.84x	8.9%		62.0%	1.84x	8.9%
6		Loan	Mission Ridge	1/28/2016	01/29/2016	No	02/03/2016	N		NAP	No		NAP		55.9%	1.41x	11.3%		55.9%	1.41x	11.3%
7		Loan	Vistas at Seven Bar	11/23/2015	12/1/2015	No	12/1/2015	N		NAP	No		NAP		72.8%	1.28x	8.5%		72.8%	1.28x	8.5%
8		Loan	Jay Scutti Plaza	7/21/2015	7/27/2015	No	8/13/2015	N		NAP	No		$41,400,000		69.0%	1.25x	8.5%		69.0%	1.25x	8.5%
9		Loan	West LA Office - 2730 Wilshire	11/11/2015	12/9/2015	No	7/23/2015	Y	6/22/2007	15.0%	No		NAP		67.7%	1.21x	8.1%		67.7%	1.21x	8.1%
10		Loan	Starwood Capital Extended Stay Portfolio	Various	4/13/2015	No	Various	N		NAP	No		$200,000,000		72.3%	1.83x	12.4%	$25,000,000	72.3%	1.83x	12.4%
10.01		Property	Crestwood Suites Denver - Aurora	5/5/2015	4/13/2015	No	6/2/2015	N		NAP					72.3%	1.83x	12.4%		72.3%	1.83x	12.4%
10.02		Property	Sun Suites New Orleans (Metairie)	5/7/2015	4/13/2015	No	6/2/2015	N		NAP					72.3%	1.83x	12.4%		72.3%	1.83x	12.4%
10.03		Property	Sun Suites New Orleans (Harvey)	5/7/2015	4/13/2015	No	6/2/2015	N		NAP					72.3%	1.83x	12.4%		72.3%	1.83x	12.4%
10.04		Property	Sun Suites Hobby (Clearlake)	5/5/2015	4/13/2015	No	6/2/2015	N		NAP					72.3%	1.83x	12.4%		72.3%	1.83x	12.4%
10.05		Property	Sun Suites Plano	5/5/2015	4/13/2015	No	6/2/2015	N		NAP					72.3%	1.83x	12.4%		72.3%	1.83x	12.4%
10.06		Property	Sun Suites Westchase	5/4/2015	4/13/2015	No	6/2/2015	N		NAP					72.3%	1.83x	12.4%		72.3%	1.83x	12.4%
10.07		Property	Crestwood Suites Marietta Roswell Road	4/30/2015	4/13/2015	No	6/2/2015	N		NAP					72.3%	1.83x	12.4%		72.3%	1.83x	12.4%
10.08		Property	Sun Suites Sugar Land (Stafford)	5/4/2015	4/13/2015	No	6/2/2015	N		NAP					72.3%	1.83x	12.4%		72.3%	1.83x	12.4%
10.09		Property	Sun Suites Raleigh	5/6/2015	4/13/2015	No	6/2/2015	N		NAP					72.3%	1.83x	12.4%		72.3%	1.83x	12.4%
10.10		Property	Sun Suites Intercontinental Greenspoint	5/5/2015	4/13/2015	No	6/2/2015	N		NAP					72.3%	1.83x	12.4%		72.3%	1.83x	12.4%
10.11		Property	Crestwood Suites Nashville Madison	5/1/2015	4/13/2015	No	6/2/2015	N		NAP					72.3%	1.83x	12.4%		72.3%	1.83x	12.4%
10.12		Property	Sun Suites Cumming	5/4/2015	4/13/2015	No	6/2/2015	N		NAP					72.3%	1.83x	12.4%		72.3%	1.83x	12.4%
10.13		Property	Crestwood Suites Murfreesboro	5/1/2015	4/13/2015	No	6/2/2015	N		NAP					72.3%	1.83x	12.4%		72.3%	1.83x	12.4%
10.14		Property	Sun Suites Smyrna	4/30/2015	4/13/2015	No	6/2/2015	N		NAP					72.3%	1.83x	12.4%		72.3%	1.83x	12.4%
10.15		Property	Sun Suites Dallas - Garland	5/5/2015	4/13/2015	No	6/2/2015	N		NAP					72.3%	1.83x	12.4%		72.3%	1.83x	12.4%
10.16		Property	Sun Suites DFW Airport - Lewisville	5/5/2015	4/13/2015	No	6/2/2015	N		NAP					72.3%	1.83x	12.4%		72.3%	1.83x	12.4%
10.17		Property	Sun Suites Charlotte - Matthews	5/4/2015	4/13/2015	No	6/2/2015	N		NAP					72.3%	1.83x	12.4%		72.3%	1.83x	12.4%
10.18		Property	Crestwood Suites Disney Orlando	5/7/2015	4/13/2015	No	6/2/2015	N		NAP					72.3%	1.83x	12.4%		72.3%	1.83x	12.4%
10.19		Property	Crestwood Suites Orlando UCF	5/7/2015	4/13/2015	No	6/2/2015	N		NAP					72.3%	1.83x	12.4%		72.3%	1.83x	12.4%
10.20		Property	Crestwood Suites Snellville	5/2/2015	4/13/2015	No	6/2/2015	N		NAP					72.3%	1.83x	12.4%		72.3%	1.83x	12.4%
10.21		Property	Sun Suites Suwanee	5/4/2015	4/13/2015	No	6/2/2015	N		NAP					72.3%	1.83x	12.4%		72.3%	1.83x	12.4%
10.22		Property	Home Towne Suites Kannapolis	5/4/2015	4/13/2015	No	6/2/2015	N		NAP					72.3%	1.83x	12.4%		72.3%	1.83x	12.4%
10.23		Property	Sun Suites Corpus Christi	5/4/2015	4/13/2015	No	6/2/2015	N		NAP					72.3%	1.83x	12.4%		72.3%	1.83x	12.4%
10.24		Property	Home Towne Suites Tuscaloosa	5/6/2015	4/13/2015	No	6/2/2015	N		NAP					72.3%	1.83x	12.4%		72.3%	1.83x	12.4%
10.25		Property	Sun Suites Jacksonville	5/7/2015	4/13/2015	No	6/2/2015	N		NAP					72.3%	1.83x	12.4%		72.3%	1.83x	12.4%
10.26		Property	Sun Suites Chesapeake	5/6/2015	4/13/2015	No	6/3/2015	N		NAP					72.3%	1.83x	12.4%		72.3%	1.83x	12.4%
10.27		Property	Crestwood Suites Fort Myers	5/8/2015	4/13/2015	No	6/2/2015	N		NAP					72.3%	1.83x	12.4%		72.3%	1.83x	12.4%
10.28		Property	Crestwood Suites Greensboro Airport	5/5/2015	4/13/2015	No	6/2/2015	N		NAP					72.3%	1.83x	12.4%		72.3%	1.83x	12.4%
10.29		Property	Crestwood Suites Austin	5/6/2015	4/13/2015	No	6/2/2015	N		NAP					72.3%	1.83x	12.4%		72.3%	1.83x	12.4%
10.30		Property	Sun Suites Gwinnett	5/4/2015	4/13/2015	No	6/2/2015	N		NAP					72.3%	1.83x	12.4%		72.3%	1.83x	12.4%
10.31		Property	Crestwood Suites Marietta - Town Center Mall	4/30/2015	4/13/2015	No	6/2/2015	N		NAP					72.3%	1.83x	12.4%		72.3%	1.83x	12.4%
10.32		Property	Crestwood Suites Baton Rouge	5/7/2015	4/13/2015	No	6/2/2015	N		NAP					72.3%	1.83x	12.4%		72.3%	1.83x	12.4%
10.33		Property	Home Towne Suites Columbus	5/6/2015	4/13/2015	No	6/2/2015	N		NAP					72.3%	1.83x	12.4%		72.3%	1.83x	12.4%
10.34		Property	Crestwood Suites NW Houston	5/5/2015	4/13/2015	No	6/2/2015	N		NAP					72.3%	1.83x	12.4%		72.3%	1.83x	12.4%
10.35		Property	Home Towne Suites Auburn	5/6/2015	4/13/2015	No	6/2/2015	N		NAP					72.3%	1.83x	12.4%		72.3%	1.83x	12.4%
10.36		Property	Sun Suites Stockbridge	5/2/2015	4/13/2015	No	6/2/2015	N		NAP					72.3%	1.83x	12.4%		72.3%	1.83x	12.4%
10.37		Property	Home Towne Suites Anderson	5/4/2015	4/13/2015	No	6/2/2015	N		NAP					72.3%	1.83x	12.4%		72.3%	1.83x	12.4%
10.38		Property	Crestwood Suites Colorado Springs	5/5/2015	4/13/2015	No	6/2/2015	N		NAP					72.3%	1.83x	12.4%		72.3%	1.83x	12.4%
10.39		Property	Home Towne Suites Prattville	5/6/2015	4/13/2015	No	6/2/2015	N		NAP					72.3%	1.83x	12.4%		72.3%	1.83x	12.4%
10.40		Property	Crestwood Suites High Point	5/5/2015	4/13/2015	No	6/2/2015	N		NAP					72.3%	1.83x	12.4%		72.3%	1.83x	12.4%
10.41		Property	Sun Suites Birmingham	5/7/2015	4/13/2015	No	6/2/2015	N		NAP					72.3%	1.83x	12.4%		72.3%	1.83x	12.4%
10.42		Property	Sun Suites Kennesaw Town Center	4/30/2015	4/13/2015	No	6/2/2015	N		NAP					72.3%	1.83x	12.4%		72.3%	1.83x	12.4%
10.43		Property	Sun Suites Greensboro	5/5/2015	4/13/2015	No	6/2/2015	N		NAP					72.3%	1.83x	12.4%		72.3%	1.83x	12.4%
10.44		Property	Home Towne Suites Greenville	5/6/2015	4/13/2015	No	6/2/2015	N		NAP					72.3%	1.83x	12.4%		72.3%	1.83x	12.4%
10.45		Property	Sun Suites Hattiesburg	4/29/2015	4/13/2015	No	6/2/2015	N		NAP					72.3%	1.83x	12.4%		72.3%	1.83x	12.4%
10.46		Property	Home Towne Suites Decatur	5/7/2015	4/13/2015	No	6/2/2015	N		NAP					72.3%	1.83x	12.4%		72.3%	1.83x	12.4%
10.47		Property	Home Towne Suites Bowling Green	4/30/2015	4/13/2015	No	6/2/2015	N		NAP					72.3%	1.83x	12.4%		72.3%	1.83x	12.4%
10.48		Property	Sun Suites Gulfport Airport	4/29/2015	4/13/2015	No	6/2/2015	N		NAP					72.3%	1.83x	12.4%		72.3%	1.83x	12.4%
10.49		Property	Crestwood Suites Newport News	5/6/2015	4/13/2015	No	6/2/2015	N		NAP					72.3%	1.83x	12.4%		72.3%	1.83x	12.4%
10.50		Property	Home Towne Suites Clarksville	4/30/2015	4/13/2015	No	6/2/2015	N		NAP					72.3%	1.83x	12.4%		72.3%	1.83x	12.4%
11		Loan	Chicago Marriott Southwest at Burr Ridge	1/1/2017	12/10/2015	No	12/10/2015	Y		NAP	No		NAP		56.5%	1.96x	12.7%		56.5%	1.96x	12.7%
12		Loan	Palihouse Santa Monica	10/14/2015	10/29/2015	No	10/28/2015	Y	10/28/2015	18.0%	No		NAP		74.1%	1.22x	9.5%	$3,237,083	74.1%	1.22x	9.5%
13		Loan	Hilton Cincinnati Airport	1/1/2018	12/14/2015	No	12/10/2015	N		NAP	No		NAP		68.7%	2.17x	17.4%		68.7%	2.17x	17.4%
14		Loan	Lofton Place Apartments	9/29/2016	11/2/2015	No	11/12/2015	Y		NAP	No		NAP		72.6%	1.33x	8.8%		72.6%	1.33x	8.8%
15		Loan	City Place Apartments	12/31/2015	11/20/2015	No	12/24/2015	Y		NAP	No		NAP		69.2%	1.33x	9.3%		69.2%	1.33x	9.3%
16		Loan	The Vue	8/28/2015	9/1/2015	No	9/1/2015	N		NAP	No		NAP		69.6%	1.30x	8.5%		69.6%	1.30x	8.5%
17		Loan	Shadow Lake Apartments	8/24/2015	08/26/2015	No	08/28/2015	N		NAP	No		NAP		67.9%	1.36x	9.4%		67.9%	1.36x	9.4%
18		Loan	Peakview Office Plaza	2/10/2016	2/17/2016	No	2/17/2016	Y		NAP	No		NAP		59.8%	1.41x	11.1%		59.8%	1.41x	11.1%
19		Loan	Holiday Inn & Suites Ann Arbor	2/8/2017	2/10/2016	No	2/10/2016	Y		NAP	No		NAP		72.1%	1.47x	12.9%		72.1%	1.47x	12.9%
20		Loan	Arbor Hill Apartments	1/14/2016	1/21/2016	No	1/22/2016	N		NAP	No		NAP		68.7%	1.33x	9.8%		68.7%	1.33x	9.8%
21		Loan	Landmark Centre	12/14/2015	12/31/2015	No	12/31/2015	N		NAP	No		NAP		67.5%	1.29x	9.3%		67.5%	1.29x	9.3%

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ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

				THIRD PARTY REPORTS							ADDITIONAL PERMITTED DEBT(30)(40)		TOTAL MORTGAGE DEBT INFORMATION					TOTAL DEBT INFORMATION
Loan ID	Footnotes	Property Flag	Property Name	Appraisal Report Date	Environmental Phase I Report Date	Phase II Performed(29)	Engineering Report Date	Seismic Zone (Y/N)	Seismic Report Date	PML %	Additional Future Debt Permitted	Additional Future Debt Permitted Description	Cut-off Date Pari Passu Mortgage Debt Balance	Cut-off Date Subord. Mortgage Debt Balance	Total Mortgage Debt Cut-off Date LTV Ratio	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield	Cut-off Date Mezzanine Debt Balance	Total Debt Cut-off Date LTV Ratio	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield
22		Loan	Holiday Inn Express - Little Rock	1/1/2017	1/4/2016	No	1/4/2016	N		NAP	Yes	Mezzanine debt permitted subject to the following conditions, among others, (i) DSCR >= 1.10x; (ii) LTV<=70%; (iii) Intercreditor	NAP		66.4%	1.72x	12.9%		66.4%	1.72x	12.9%
23		Loan	Walnut Street Retail Portfolio	9/8/2015	9/16/2015	No	9/16/2015	N		NAP	No		NAP		71.3%	1.41x	9.5%		71.3%	1.41x	9.5%
24		Loan	Confederate Point Apartments	12/29/2015	1/25/2016	No	1/7/2016	N		NAP	No		NAP		72.6%	1.47x	10.2%		72.6%	1.47x	10.2%
25		Loan	White Lick Creek Apartments	10/21/2015	10/23/2015	No	10/26/2015	N		NAP	No		NAP		67.3%	1.34x	8.8%		67.3%	1.34x	8.8%
26		Loan	Pebble Creek Collection	1/16/2016	1/19/2016	No	1/19/2016	N		NAP	No		NAP		72.0%	1.36x	9.8%		72.0%	1.36x	9.8%
27		Loan	La Quinta Inn & Suites, Bonita Springs Naples North	11/3/2015	10/9/2015	No	10/6/2015	Y		NAP	Yes	Future Mezzanine Debt permitted provided the following conditions, among others, are satisfied: (i) LTV=<80.0%, (ii) DSCR >=1.40x, (iii) Debt Yield >= 11.0%, (iv) the combined loan is=< $6,925,000 and (v) an intercreditor agreement	NAP		68.2%	2.24x	16.2%		68.2%	2.24x	16.2%
28		Loan	Antelope Multifamily Portfolio	7/13/2015	7/20/2015	No	7/20/2015	N		NAP	No		NAP		74.8%	1.41x	9.7%		74.8%	1.41x	9.7%
28.1		Property	Ridgewood East	7/13/2015	7/20/2015	No	7/20/2015	N		NAP					74.8%	1.41x	9.7%		74.8%	1.41x	9.7%
28.2		Property	Water Valley	7/13/2015	7/20/2015	No	7/20/2015	N		NAP					74.8%	1.41x	9.7%		74.8%	1.41x	9.7%
28.3		Property	Senatobia Arms	7/13/2015	7/20/2015	No	7/20/2015	N		NAP					74.8%	1.41x	9.7%		74.8%	1.41x	9.7%
28.4		Property	Sardis Gardens	7/13/2015	7/20/2015	No	7/20/2015	N		NAP					74.8%	1.41x	9.7%		74.8%	1.41x	9.7%
28.5		Property	Flowers Square	7/13/2015	7/20/2015	No	7/20/2015	N		NAP					74.8%	1.41x	9.7%		74.8%	1.41x	9.7%
29		Loan	Chagrin Professional Office	11/2/2015	11/4/2015	No	11/4/2015	N		NAP	No		NAP		73.9%	1.42x	9.7%		73.9%	1.42x	9.7%
30		Loan	Lakes of Ridgecrest Phase III	9/25/2015	10/06/2015	No	10/06/2015	N		NAP	No		NAP		71.4%	1.33x	8.6%		71.4%	1.33x	8.6%
31		Loan	Tuscany Villas Apartments	7/9/2015	1/25/2016	No	7/27/2015	N		NAP	No		NAP		76.4%	1.77x	13.1%		76.4%	1.77x	13.1%
32		Loan	Palmer Super Center	1/4/2016	1/21/2016	No	1/21/2016	N		NAP	No		NAP		63.8%	1.85x	12.9%		63.8%	1.85x	12.9%
33		Loan	Winter Garden Business Park	1/15/2016	12/11/2015	No	12/4/2015	N		NAP	No		NAP		65.0%	1.89x	13.9%		65.0%	1.89x	13.9%
34		Loan	Battery B at The Jeffrey Apartments	10/14/2015	11/24/2015	No	10/20/2015	N		NAP	No		NAP		67.7%	1.49x	9.2%		67.7%	1.49x	9.2%
35		Loan	Taunton Depot Shopping Center	1/20/2016	7/7/2015	No	7/7/2015	N		NAP	No		NAP		71.2%	1.44x	10.2%		71.2%	1.44x	10.2%
36		Loan	Cumberland Pointe	10/20/2015	10/30/2015	No	1/28/2016	N		NAP	No		NAP		69.4%	1.49x	9.9%		69.4%	1.49x	9.9%
37		Loan	Banana Republic	9/8/2015	9/15/2015	No	9/15/2015	N		NAP	No		NAP		73.5%	1.39x	9.3%		73.5%	1.39x	9.3%
38		Loan	Hawthorne Square	10/16/2015	10/21/2015	No	10/21/2015	N		NAP	No		NAP		64.7%	1.25x	8.5%		64.7%	1.25x	8.5%
39		Loan	539 Smith Street	10/2/2015	10/16/2015	No	10/14/2015	N		NAP	No		NAP		69.6%	1.46x	10.1%		69.6%	1.46x	10.1%
40		Loan	The Realty Building	11/6/2015	11/9/2015	No	11/17/2015	N		NAP	Yes	Debt permitted in connection with a future financing following 1st yr anniversary with combined (i) DSCR >= 1.35x; (ii) LTV<=75%; (iii) Intercreditor	NAP		57.1%	2.25x	11.7%		57.1%	2.25x	11.7%
41		Loan	Lochaven Apartments	8/28/2015	9/15/2015	No	9/16/2015	N		NAP	No		NAP		48.2%	1.90x	12.7%		48.2%	1.90x	12.7%
42		Loan	515 Westheimer	10/16/2015	10/20/2015	No	10/20/2015	N		NAP	No		NAP		66.4%	1.23x	8.5%		66.4%	1.23x	8.5%
43		Loan	Alexander House	10/12/2015	10/16/2015	No	10/16/2015	N		NAP	No		NAP		46.8%	2.23x	15.7%		46.8%	2.23x	15.7%
44		Loan	TopSail Way Shopping Center	11/4/2015	11/10/2015	Yes	11/10/2015	N		NAP	No		NAP		74.9%	1.30x	10.1%		74.9%	1.30x	10.1%
45		Loan	Aztec Square	10/7/2015	10/15/2015	No	10/19/2015	N		NAP	No		NAP		73.8%	1.36x	9.4%		73.8%	1.36x	9.4%
46		Loan	Homecrest MHC	11/5/2015	11/10/2015	No	11/10/2015	N		NAP	No		NAP		75.0%	1.38x	9.2%		75.0%	1.38x	9.2%
47		Loan	501 Bath Street	9/23/2015	10/1/2015	No	10/1/2015	Y	10/2/2015	12.0%	No		NAP		42.6%	2.03x	11.0%		42.6%	2.03x	11.0%
48		Loan	2100 & 2106 N. Orange Avenue	11/30/2015	1/25/2016	No	12/1/2015	N		NAP	No		NAP		52.4%	1.44x	13.0%		52.4%	1.44x	13.0%
49		Loan	Coastal Breeze Apartment Portfolio	10/12/2015	10/15/2015	No	12/3/2015	N		NAP	No		NAP		69.4%	1.60x	10.9%		69.4%	1.60x	10.9%
49.1		Property	Apple	10/12/2015	10/15/2015	No	12/3/2015	N		NAP					69.4%	1.60x	10.9%		69.4%	1.60x	10.9%
49.2		Property	Baltic	10/12/2015	10/15/2015	No	12/3/2015	N		NAP					69.4%	1.60x	10.9%		69.4%	1.60x	10.9%
49.3		Property	Maple	10/12/2015	10/15/2015	No	12/3/2015	N		NAP					69.4%	1.60x	10.9%		69.4%	1.60x	10.9%
50		Loan	Gross - Villa MHP	12/1/2015	12/14/2015	No	12/10/2015	Y		NAP	No		NAP		74.7%	1.29x	9.6%		74.7%	1.29x	9.6%

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CSAIL 2016-C6

FOOTNOTES TO ANNEX A

(1)	“Column” denotes Column Financial, Inc. as Mortgage Loan Seller, “Bancorp” denotes The Bancorp Bank as Mortgage Loan Seller ,”BSP” denotes Benefit Street Partners CRE Finance LLC as Mortgage Loan Seller, “BNY” denotes The Bank of New York Mellon as Mortgage Loan Seller and “MC-Five Mile” denotes MC-Five Mile Commercial Mortgage Finance LLC as Mortgage Loan Seller.

With regards to Loan No. 1, GLP Industrial Portfolio B, the GLP Industrial Portfolio B Whole Loan (as defined below) was co-originated by Morgan Stanley Bank, N.A. and Column Financial, Inc.

With regards to Loan No. 3, Quaker Bridge Mall, the Quaker Bridge Mall Whole Loan (as defined below) was co-originated by JPMorgan Chase Bank, N.A. and Column Financial, Inc.

With regards to Loan No. 5, GLP Industrial Portfolio A, the GLP Industrial Portfolio A Whole Loan (as defined below) was co-originated by Morgan Stanley Bank, N.A. and Column Financial, Inc.

(2)	For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Current Balance ($), and Maturity Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.

(3)	With regards to Loan No. 1, GLP Industrial Portfolio B, the mortgage loan is part of a $964 million whole loan (the “GLP Industrial Portfolio B Whole Loan”), which is comprised of five pari passu component notes (Note A-1, Note A-2, Note A-3-1, Note A-3-2 and Note A-4) and $335.3 million of subordinate B-Notes. Note A-3-1 (the “GLP Industrial Portfolio B Mortgage Loan”), which has an outstanding principal balance as of the cut-off date of $88.1 million, is expected to be contributed to the CSAIL 2016-C6 Commercial Mortgage Trust. Note A-1 and Note A-2, which have an aggregate outstanding principal balance as of the cut-off date of $468.7 million, were previously contributed with the B-Notes to the CSMC Trust 2015-GLPB. Note A-4, which has an outstanding principal balance as of the cut-off date of $56 million, was previously contributed to the Morgan Stanley Capital I Trust 2016-UBS9 securitization. Note A-3-2, which has an outstanding principal balance as of the cut-off date of $15.9 million, is currently held by Column Financial, Inc., or an affiliate. All loan level metrics are based on the $628.7 million senior portion of the GLP Industrial Portfolio B Whole Loan balance.

With regards to Loan No. 3, Quaker Bridge Mall, the mortgage loan is part of a $180 million whole loan (the “Quaker Bridge Mall Whole Loan”), which is comprised of two pari passu component notes (Note A-1 and Note A-2) and $30 million of subordinate B-Notes. Note A-2 (the “Quaker Bridge Mall Mortgage Loan”), which has an outstanding principal balance as of the cut-off date of $66.7 million, is expected to be contributed to the CSAIL 2016-C6 Commercial Mortgage Trust. Note A-1, which has an outstanding principal balance as of the cut-off date of $83.3 million, is expected to be contributed to the JPMDB Commercial Mortgage Securities Trust 2016-C2 securitization trust. As of the closing date for this securitization, Notes B-1 and B-2 are expected to be held by Teachers Insurance and Annuity Association of America. All loan level metrics are based on the $150 million senior portion of the Quaker Bridge Mall Whole Loan balance.

With regards to Loan No. 5, GLP Industrial Portfolio A, the mortgage loan is part of a $966.5 million whole loan (the “GLP Industrial Portfolio A Whole Loan”), which is comprised of five pari passu component notes (Note A-1, Note A-2, Note A-3-1, Note A-3-2 and Note A-4) and $328.9

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million of subordinate B-Notes. Note A-3-2 (the “GLP Industrial Portfolio B Mortgage Loan”), which has an outstanding principal balance of $42.9 million, is expected to be contributed to the CSAIL 2016-C6 Commercial Mortgage Trust. Note A-1 and Note A-2, which have an aggregate outstanding principal balance as of the cut-off date of $437.6 million, were previously contributed with the B-Notes to the CSMC Trust 2015-GLPA. Note A-3-1, which has an outstanding principal balance as of the cut-off date of $87.1 million, was contributed to the CSAIL 2016-C5 Commercial Mortgage Trust. Note A-4, which has an outstanding principal balance of $70 million, was previously contributed to the MSBAM 2016-C28 Commercial Mortgage Trust. All loan level metrics are based on the $637.6 million senior portion of the GLP Industrial Portfolio A Whole Loan balance.

With regards to Loan No. 8, Jay Scutti Plaza, the mortgage loan is part of a $41.4 million whole loan (the “Jay Scutti Plaza Whole Loan”), which is comprised of two pari passu component notes (Note A-1 and Note A-2). Note A-1, which has an outstanding principal balance as of the cut-off date of $25 million, is expected to be contributed to the CSAIL 2016-C6 Commercial Mortgage Trust. Note A-2, which has an outstanding principal balance as of the cut-off date of $16.4 million, is expected to be contributed to one or more future securitizations. All loan level metrics are based on the Jay Scutti Plaza Whole Loan balance.

With regards to Loan No. 10, Starwood Capital Extended Stay Portfolio, the mortgage loan is part of a $200 million whole loan (the “Starwood Capital Extended Stay Portfolio Whole Loan”), which is comprised of four pari passu notes (Note A-1-A, Note A-1-B, Note A-2 and Note A-3). Note A-1-B (the “Starwood Capital Extended Stay Portfolio Mortgage Loan”), which has an outstanding principal balance as of the cut-off date of $20 million, is expected to be contributed to the CSAIL 2016-C6 Commercial Mortgage Trust. Note A-2 and Note A-3, which have an aggregate outstanding principal balance as of the cut-off date of $75 million, were contributed to the CSAIL 2016-C5 Commercial Mortgage Trust. Note A-1-A, which has an outstanding principal balance as of the cut-off date of $105 million, was contributed to the CSAIL 2015-C3 Commercial Mortgage Trust. All loan level metrics are based on the Starwood Capital Extended Stay Portfolio Whole Loan balance.

(4)	In certain cases, the Principal / Carveout Guarantor name was shortened for spacing purposes.

With regards to Loan No. 1, GLP Industrial Portfolio B, the mortgage loan is fully recourse on a joint and several basis to the related borrower and the related sponsor in the event that such borrower becomes a debtor in a bankruptcy or insolvency proceeding or the occurrence of other similar voluntary or collusive involuntary bankruptcy events; however, the related sponsor’s liability for the bankruptcy related carveout is capped at 15% of the respective principal loan amount of the mortgage loan then-outstanding at the time of the occurrence of such event (plus all reasonable third-party costs actually incurred by the related lender in connection with the enforcement of its rights upon a bankruptcy action).

With regards to Loan No. 3, Quaker Bridge Mall, the aggregate liability of the Principal / Non-Recourse Carveout Guarantor is capped at $36,000,000 plus all reasonable out-of-pocket costs and expenses (including, without limitation, court costs and attorneys’ fees) incurred by the lender in its enforcement of rights under the loan documents.

With regards to Loan No. 5, GLP Industrial Portfolio A, the mortgage loan is fully recourse on a joint and several basis to the related borrower and the related sponsor in the event that such borrower becomes a debtor in a bankruptcy or insolvency proceeding or the occurrence of other similar voluntary or collusive involuntary bankruptcy events; however, the related sponsor’s liability for the bankruptcy related carveout is capped at 15% of the respective principal loan

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amount of the mortgage loan then-outstanding at the time of the occurrence of such event (plus all reasonable third-party costs actually incurred by the related lender in connection with the enforcement of its rights upon a bankruptcy action).

With regards to Loan No. 10, Starwood Capital Extended Stay Portfolio, the mortgage loan is fully recourse on a joint and several basis to the borrower and sponsor in the event that the borrower becomes a debtor in a bankruptcy or insolvency proceeding or the occurrence of other similar voluntary or collusive involuntary bankruptcy events; however, the sponsor’s liability for the bankruptcy related carveout is capped at 20% of the principal loan amount then outstanding at the time of the occurrence of such event (plus all reasonable third-party costs actually incurred by the lender in connection with the enforcement of their rights upon a bankruptcy action

(5)	With regards to Loan No. 1, GLP Industrial Portfolio B, one of the related mortgaged properties identified on Annex A-1 as GLP Industrial Portfolio B – Atlanta - Liberty DC, is subject to a ground lease with Henry County Development Authority which expires October 1, 2020. Such mortgaged property may be purchased at any time prior to the expiration date of the ground lease at the borrower’s option upon payment of $10, the payment or defeasance of the bonds as provided in the bond resolution, which may be satisfied if the bonds have been surrendered for cancellation, and the payment of any amounts due to the Henry County Development Authority.

With regards to Loan No. 3, Quaker Bridge Mall, the four anchor tenants at the mall, Macy’s, Sears, JCPenney and Lord & Taylor, all own their own improvements. Lord & Taylor ground leases its parcel from the borrower, while the remaining foregoing anchor tenants own their respective land and are subject to a reciprocal easement agreement with the borrower.

With regards to Loan No. 6, Mission Ridge, the borrowers hold a leasehold interest in the mortgaged property pursuant to a ground lease executed in February 2016 that has an expiration date in February 2115. Rent under the ground lease is $1,750,000 in year one and grows at 2% per year until each rent reset date occurring every ten years. On each rent reset date, rent is calculated as the greater of (i) year one rent multiplied by a fraction (x) the numerator of which is the CPI for the second month preceding the date on which the lease year shall commence and (y) the denominator of which is CPI for the second month preceding the first day of the reset lease year and (ii) 102% of the prior year’s fixed rent. Should either the lessee or lessor under the ground lease sell its respective interest, the other party has the right of first refusal at the terms being offered to third parties. Additionally, the lessee has the right to purchase the fee estate generally once every ten years.

With regards to Loan No. 23, Walnut Street Retail Portfolio, the borrower ground leases a portion of land from an affiliate of the borrower. The ground lease commenced on November 17, 2015 and expires on October 17, 2045. Annual rent for the term of the ground lease is set at the amount that is equal to all cash generated by the property after payment of debt service, operating expenses and any other obligation as specified in the related loan documents. The fee owner additionally pledged the fee interest in the property as collateral for the mortgage loan.

(6)	With regards to Loan No. 15, City Place Apartments, the mortgaged property is subject to a Land Use Restriction Agreement (“LURA”) expiring on September 26, 2022. According to the LURA, 100% of the units must be occupied (i) by tenants whose income is less than or equal to 80% of the area median income (“AMI”) and maximum rents for new tenants cannot exceed 30% of 80% of AMI, with adjustments for smaller and larger families; or (ii) by tenants receiving Section 8 assistance.

With regards to Loan No. 28, Antelope Multifamily Portfolio, each mortgaged property is subject to Housing Assistance Payment (“HAP”) contracts, which restrict the Flowers Square mortgaged

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property and Water Valley mortgaged property to elderly tenants or tenants with disabilities during the term of their HAP contracts. The Water Valley mortgaged property and the Ridgewood East mortgaged property additionally have regulatory agreements restricting their use to low-income housing.

With regards to Loan No. 45, Aztec Square, the mortgaged property is subject to a Reciprocal Easement Agreement (“REA”) with the adjacent parcel that contains certain use restrictions which (i) limit the restaurant space at the mortgaged property to 8,100 SF spread across certain parcels, (ii) limit the mortgaged property to no more than three specialty food shops, and (iii) provide that the grocery store on an adjacent parcel has the exclusive right to sell food for off-premises consumption and sell prescription pharmaceuticals, although other stores may devote up to the lesser of 1,500 SF of sales area or up to 10% of the total square footage of the store for the sale of food for off-premises consumption.

(7)	With regards to Loan No. 8, Jay Scutti Plaza, the largest tenant, Value City Furniture, and the second largest tenant, Toys “R” Us, own their spaces and ground lease from the borrower the land below which their improvements are constructed.

(8)	With regards to Loan No. 2, 200 Forest Street, GE Healthcare leases 243,455 SF, comprised of 209,855 SF that the tenant physically occupies and an additional 33,600 SF of expansion space that the tenant is expected to occupy by the third quarter of 2016. GE Healthcare is currently paying full rent on its total 243,455 SF space.

With respect to Loan No. 3, Quaker Bridge Mall, Occupancy, UW Revenues, UW NOI, and UW NCF include space leased by Torrid (2,150 SF), The Body Shop (1,100 SF), Lids (1,016 SF) and 30 Burgers (862 SF), accounting for a combined underwritten base rent of $203,185, for which the tenants have signed leases but are not yet in occupancy. Torrid, The Body Shop, Lids, and 30 Burgers are expected to take possession and commence paying rent for their respective spaces in July 2016, June 2016, May 2016, and July 2016, respectively. Occupancy, UW Revenues, UW NOI, and UW NCF include space leased by Justice (4,052 SF), Pearle Vision Express (2,875 SF) and Gymboree (1,400 SF), accounting for a combined underwritten base rent of $252,270, for which the tenants are expected to, but have not yet signed, leases. Justice, Pearle Vision Express, and Gymboree are already in occupancy and paying rent.

With regards to Loan No. 8, Jay Scutti Plaza, the fourth largest tenant, Maines Food & Party Warehouse, and the tenth largest tenant, Carter’s, have signed/executed leases but are not yet in occupancy.

With regards to Loan No. 8, Jay Scutti Plaza, Subway (0.4% NRA), is dark but is still paying rent. The tenant is not included in the current occupancy figure of 96%, and the associated rent was not included for cash flow underwriting purposes.

With regards to Loan No. 18, Peakview Office Plaza, Berkley Insurance Company (13.3% NRA) was underwritten as in-place rent. Cash and a letter of credit in an aggregate amount of $205,000, which represents eight months of rent, was provided at origination. The tenant is expected to take occupancy of the property in June 2016 and commence paying rent in October 2016.

With regards to Loan No. 38, Hawthorne Square, Yucatan Taco Stand (24.4% NRA) is in possession of their space and in process of building out their space. The tenant is expected to be open for business by July 1, 2016.

(9)	With regards to Loan No. 11, Chicago Marriott Southwest at Burr Ridge, the “Prospective Market Value Upon Completion” of $35,400,000 is utilized for the Cut-Off Date LTV Ratio and Maturity Date/ARD LTV Ratio calculations, which assumes that the mortgaged property achieves a fully

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renovated operating level by January 1, 2017. A $6,689,991 ($36,359/room) PIP reserve was escrowed at origination for the renovation. Using the “Market Value As-Is” of $27,900,000 as of December 24, 2015, the Cut-Off Date LTV Ratio is 71.7%. The appraisal also concluded a “Prospective Market Value Upon Stabilization” of $37,400,000 as of January 1, 2018, which would result in a Maturity Date/ARD LTV Ratio of 53.5%.

With regards to Loan No. 13, Hilton Cincinnati Airport, the value references the appraiser’s “Prospective Value Upon Stabilization” of $23.25 million as of January 1, 2018. The appraiser also determined a “Prospective Market Value Upon Completion of the Renovation” based on the Appraised Value of $23,000,000, which assumes that the property is renovated by January 1, 2017, the Cut-Off Date LTV Ratio and Maturity Date/ARD LTV Ratio are 69.4% and 64.7%, respectively. At origination, $4.0 million was reserved to cover capital expenditures related to renovations at the property. Based on the appraiser’s “as-is” Appraised Value of $17,000,000, the Cut-Off Date LTV Ratio and Maturity Date/ARD LTV Ratio are 93.9% and 87.5%, respectively.

With regards to Loan No. 14, Lofton Place Apartments, the “Prospective As If Renovated” value of $21,010,000 is utilized for the Cut-Off Date LTV Ratio and Maturity Date/ARD LTV Ratio calculations assuming that the mortgaged property achieves a fully renovated operating level by September 29, 2016. A sum of $1,800,000 was escrowed at origination in upfront replacement reserves and upfront deferred maintenance reserve to perform planned renovations at the property. Using the “As Is” value of $18,550,000 as of September 29, 2015, the Cut-Off Date LTV Ratio and Maturity Date/ARD LTV Ratio are 82.2% and 75.6% , respectively.

With regards to Loan No. 19, Holiday Inn & Suites Ann Arbor, the “Prospective Market Value Upon Completion” of $13,500,000 is utilized for the Cut-Off Date LTV Ratio and Maturity Date/ARD LTV Ratio calculations assuming that the mortgaged property achieves a fully renovated operating level by February 8, 2017. A $1,200,000 PIP reserve was escrowed at origination for the renovation. Using the “Market Value As-Is” of $11,800,000 as of February 8, 2016, the Cut-off Date LTV Ratio is 82.5%. The appraisal also concluded to a “Prospective Market Value Upon Stabilization” of $14,100,000 expected to be realized by February 8, 2018, which would result in a Maturity Date/ARD LTV Ratio of 53.5%.

With regards to Loan No. 22, Holiday Inn Express – Little Rock, the “when complete” Appraised Value of $12,900,000 is utilized for the Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio, which assumes that the related property improvement plan is completed by January 1, 2017. Based on the “as-is” Appraised Value of $9,200,000 as of December 22, 2015, the Cut-Off Date LTV Ratio and Maturity Date/ARD LTV Ratio are 93.1% and 77.1%, respectively.

(10)	With regards to Loan No. 2, 200 Forest Street, the anticipated repayment date (“ARD”) is April 6, 2026 and the final maturity date is April 6, 2031. From and after the ARD, the interest rate will equal the sum of 2% plus the greater of (i) the initial interest rate on the loan and (ii) 10-year “on the run” U.S. treasury rate as of the first business day after the ARD.

(11)	For each mortgage loan, the excess of the related Interest Rate % over the related Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate (collectively, the “Admin Fee %”).

With regards to Loan No. 3, Quaker Bridge Mall, the Interest Rate % reflects the interest rate on the Quaker Bridge Mall Mortgage Loan and the Quaker Bridge Mall Pari Passu Companion Loan only. The interest rate on the Quaker Bridge Subordinate Companion Loans is 6.0000%.

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(12)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(13)	With regards to all mortgage loans, Annual Debt Service ($) is calculated by multiplying the Monthly Debt Service ($) by 12.

(14)	The classification of the lockbox types is described in the Prospectus. See “Description of the Mortgage Pool – Certain Terms of the Mortgage Loans – Mortgaged Property Accounts – Lockbox Accounts” for further details.

(15)	Each number identifies a group of related borrowers.

(16)	The UW NOI DSCR and UW NCF DSCR for all partial interest-only mortgage loans were calculated based on the first principal and interest payment after the interest-only period during the term of the mortgage loan.

With regards to Loan No. 10, Starwood Capital Extended Stay Portfolio, the loan will amortize based on the assumed principal payment schedule set forth on Annex F, to the Prospectus, and the Debt Service Coverage Ratio was calculated based on the average of the first twelve payments of principal and interest.

With regards to Loan No. 12, Palihouse Santa Monica, the loan will amortize based on the assumed principal payment schedule set forth on Annex G, to the Prospectus, and the Debt Service Coverage Ratio was calculated based on the average of the first twelve payments of principal and interest.

(17)	The “L” component of the prepayment provision represents lockout payments. The “Def” component of the prepayment provision represents defeasance payments.

(18)	With regards to Loan No. 1, GLP Industrial Portfolio B, the borrowers may obtain the release of a mortgaged property by prepaying a portion of GLP Industrial Portfolio B Whole Loan and the related mezzanine loans equal to the applicable allocated loan amount times (i) 105% until the first 10% of the GLP Industrial Portfolio B Whole Loan has been repaid; then (ii) 110% until 20% in aggregate of the GLP Industrial Portfolio B Whole Loan has been repaid; and (iii) thereafter 115%. All property releases under the GLP Industrial Portfolio B Whole Loan prior to the applicable open prepayment date are subject to the corresponding principal prepayment being accompanied by the applicable yield maintenance charge, provided that if the related lender applies loss proceeds from a casualty or condemnation at any related property toward prepayment of the GLP Industrial Portfolio B Whole Loan, then neither such loss proceeds nor any subsequent voluntary prepayment by the related borrower of the remainder of the release price for such related property will be subject to payment of a yield maintenance charge. In addition, property releases (other than releases that occur as a result of the application of loss proceeds from a casualty or condemnation at any related property) are further subject to debt yield and loan-to-value tests under the GLP Industrial Portfolio B Whole Loan, such that the aggregate applicable portfolio debt yield of GLP Industrial Portfolio B Whole Loan after giving effect to such release is at least equal to the lesser of (x) the debt yield immediately prior to such release and (y) 10.5% and the LTV ratio is less than or equal to 80%. In addition, if no event of default under the GLP Industrial Portfolio B Whole Loan is continuing, the related borrowers may obtain a release of certain related excess parcels from the lien of the related mortgage without the related lender’s consent or approval or any requirement to prepay any portion of the GLP Industrial Portfolio B Whole Loan or the related mezzanine loans upon the satisfaction of certain conditions as described in the Prospectus.

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With regards to Loan No. 1, GLP Industrial Portfolio B, the related mortgage loan documents permit the related borrowers, from and after the six-month anniversary of the related origination date, to replace one or more related mortgaged properties (a “Replaced Property”) with a qualified substitute property (a “Replacement Property” and, the act of such replacement, a “Property Substitution”). Any Property Substitution must satisfy the following conditions, among others: (i) obtaining rating agency confirmation; (ii) total substitutions during the mortgage loan term do not exceed 10% of the GLP Industrial Portfolio B Whole Loan amount in the aggregate; (iii) the Replacement Property is located in one of the following states: Arizona, California, Florida, Georgia, Maryland, Mississippi, Nevada, New Jersey, New York, Oregon, Pennsylvania, Tennessee, Texas, Utah, Virginia or Washington; and the aggregate allocated loan amount of Replacement Properties located in states in which none of the mortgaged properties are located as of the origination date may not exceed 30% of the GLP Industrial Portfolio B Whole Loan amount; (iv) after giving effect to the related Property Substitution, the related debt yield, recalculated to include only income and expense attributable to the remaining related mortgaged properties (including the related Replacement Property) may not be less than the related debt yield immediately prior to such related Property Substitution; and, if such recalculated debt yield is less than the related debt yield as of the related origination date, then the related property-specific debt yield of the related Replacement Property as of the date of the related Property Substitution may not be less than the related property-specific debt yield of the related Replaced Property as of the related origination date; (v) the as-is market value of the related qualified Replacement Property must be equal to or greater than the greater of (A) the as-is market value of the related Replaced Property at the time and (B) the appraised value of the related Replaced Property at origination; (vi) the related qualified Replacement Property must primarily consist of distribution warehouse or light industrial space, unless the related Replaced Property is a flex office space, in which case it may also be a flex office space; (vii) the applicable borrowers certify to the applicable lenders in an officer’s certificate that the related Property Substitution will not have a material adverse effect; (viii) the applicable lender receives reasonably satisfactory environmental reports and engineering reports regarding the Replacement Properties showing no structural, environmental or other issues that are not reasonably acceptable to such lender; and, if corrective measures are recommended in the environmental reports or engineering reports, the applicable borrowers deposit into the deferred maintenance account 110% of the amount required to fund such corrective measures; (ix) the conditions to a Property Substitution under the related mezzanine loans are satisfied; (x) after giving effect to the Property Substitution, the fair market value of the remaining mortgaged properties securing the GLP Industrial Portfolio B Whole Loan is at least 80% of the GLP Industrial Portfolio B Whole Loan’s adjusted issue price, (xi) the applicable borrowers or a party that has been added as a borrower in connection with the Property Substitution owns the fee interest (as opposed to the interest of a ground lessee) in each Replacement Property, and (xii) the delivery of a REMIC opinion that such Property Substitution is permitted under REMIC requirements.

With regards to Loan No. 1, GLP Industrial Portfolio B, the related mortgage loan documents permit the related borrowers to obtain the release of certain excess parcels (each, an “Excess Parcel”) of the mortgaged property identified on Annex A-1 as GLP Industrial Portfolio B – Imperial DC 1 (an “Excess Parcel Release”), as applicable; provided that, among other conditions: (i) the Excess Parcel will constitute one or more tax lots separate and distinct from the tax lot or lots of the remainder of any other mortgaged property; (ii) the applicable borrowers comply with any requirements applicable to the release in the leases, reciprocal easement agreements, operating agreements, parking agreements or other similar agreements affecting any mortgaged property that is adjacent to the Excess Parcel, including receipt of any required consents, if and to the extent that failure to comply with any such requirement would have a material adverse effect or material impairment to the value or use of such affected mortgaged property; (iii) simultaneously in connection with the Excess Parcel Release, such Excess Parcel is

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transferred to a party that is not a borrower under the related mortgage loan; (iv) after giving effect to the Excess Parcel Release, the fair market value of the remaining mortgaged properties securing the related mortgage loan is at least 80% of the mortgage loan’s adjusted issue price, and (v) the delivery of a REMIC opinion that such release is permitted under REMIC requirements.

With regards to Loan No. 4, Laurel Corporate Center, the borrower is permitted to obtain the release of any individual mortgaged property in connection with a bona fide sale in an arms’ length transaction at any time after the second anniversary of the closing date for this securitization and prior to the permitted prepayment date, subject to the satisfaction of certain conditions, including (i) the borrower defeases the mortgage loan in an amount equal to the greater of 125% of the allocated loan amount of the property to be released and 100% of net sales proceeds, (ii) after giving effect to such release, (x) the amortizing DSCR of the remaining mortgaged properties is no less than the greater of 1.50x and the amortizing DSCR immediately prior to the proposed release, (y) the LTV Ratio with respect to the remaining mortgaged properties shall not be greater than the lesser of 70% and the LTV Ratio immediately prior to the proposed release and (z) the debt yield with respect to the remaining properties shall be no less than the greater of 10.5% and the debt yield immediately prior to the proposed release, (iii) delivery of a rating agency confirmation and (iv) delivery of a REMIC opinion that such release is permitted under REMIC requirements; provided that the 2000 Midlantic Drive and 4000 Midlantic Drive mortgaged properties may only be released together.

With regards to Loan No. 5, GLP Industrial Portfolio A, the borrowers may obtain the release of a mortgaged property by prepaying a portion of GLP Industrial Portfolio A Whole Loan and the related mezzanine loans equal to the applicable allocated loan amount times (i) 105% until the first 10% of the GLP Industrial Portfolio A Whole Loan has been repaid; then (ii) 110% until 20% in aggregate of the GLP Industrial Portfolio A Whole Loan has been repaid; and (iii) thereafter 115%. All property releases under the GLP Industrial Portfolio A Whole Loan prior to the applicable open prepayment date are subject to the corresponding principal prepayment being accompanied by the applicable yield maintenance charge, provided that if the related lender applies loss proceeds from a casualty or condemnation at any related property toward prepayment of the GLP Industrial Portfolio A Whole Loan, then neither such loss proceeds nor any subsequent voluntary prepayment by the related borrower of the remainder of the release price for such related property will be subject to payment of a yield maintenance charge. In addition, property releases (other than releases that occur as a result of the application of loss proceeds from a casualty or condemnation at any related property) are further subject to debt yield and loan-to-value tests under the GLP Industrial Portfolio A Whole Loan, such that the aggregate applicable portfolio debt yield of GLP Industrial Portfolio A Whole Loan after giving effect to such release is at least equal to the lesser of (x) the debt yield immediately prior to such release and (y) 10.5% and the LTV Ratio is less than or equal to 80%. In addition, if no event of default under the GLP Industrial Portfolio A Whole Loan is continuing, the related borrowers may obtain a release of certain related excess parcels from the lien of the related mortgage without the related lender’s consent or approval or any requirement to prepay any portion of the GLP Industrial Portfolio A Whole Loan or the related mezzanine loans upon the satisfaction of certain conditions as described in the Prospectus.

With regards to Loan No. 5, GLP Industrial Portfolio A, the related mortgage loan documents permit the related borrowers, from and after the six-month anniversary of the related origination date, to replace one or more related mortgaged properties (a “Replaced Property”) with a qualified substitute property (a “Replacement Property” and, the act of such replacement, a “Property Substitution”). Any Property Substitution must satisfy the following conditions, among others: (i) obtaining rating agency confirmation; (ii) total substitutions during the mortgage loan term do not exceed 10% of the GLP Industrial Portfolio Whole Loan amount in the aggregate; (iii)

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the Replacement Property is located in one of the following states: Arizona, California, Colorado, Illinois, Indiana, Maryland, Mississippi, Nevada, New Jersey, New York, Oregon, Tennessee, Texas, Utah, Virginia, Washington or Washington D.C.; and the aggregate allocated loan amount of Replacement Properties located in states in which none of the mortgaged properties are located as of the origination date may not exceed 30% of the GLP Industrial Portfolio Whole Loan amount; (iv) after giving effect to the related Property Substitution, the related debt yield, recalculated to include only income and expense attributable to the remaining related mortgaged properties (including the related Replacement Property) may not be less than the related debt yield immediately prior to such related Property Substitution; and, if such recalculated debt yield is less than the related debt yield as of the related origination date, then the related property-specific debt yield of the related Replacement Property as of the date of the related Property Substitution may not be less than the related property-specific debt yield of the related Replaced Property as of the related origination date; (v) the as-is market value of the related qualified Replacement Property must be equal to or greater than the greater of (A) the as-is market value of the related Replaced Property at the time and (B) the appraised value of the related Replaced Property at origination; (vi) the related qualified Replacement Property must primarily consist of distribution warehouse or light industrial space, unless the related Replaced Property is a flex office space, in which case it may also be a flex office space; (vii) the applicable borrowers certify to the applicable lenders in an officer’s certificate that the related Property Substitution will not have a material adverse effect; (viii) the applicable lender receives reasonably satisfactory environmental reports and engineering reports regarding the Replacement Properties showing no structural, environmental or other issues that are not reasonably acceptable to such lender; and, if corrective measures are recommended in the environmental reports or engineering reports, the applicable borrowers deposit into the deferred maintenance account 110% of the amount required to fund such corrective measures; (ix) the conditions to a Property Substitution under the related mezzanine loans are satisfied; (x) after giving effect to the Property Substitution, the fair market value of the remaining mortgaged properties securing the GLP Industrial Portfolio Whole Loan is at least 80% of the GLP Industrial Portfolio Whole Loan’s adjusted issue price, (xi) the applicable borrowers or a party that has been added as a borrower in connection with the Property Substitution owns the fee interest (as opposed to the interest of a ground lessee) in each Replacement Property, and (xii) the delivery of a REMIC opinion that such Property Substitution is permitted under REMIC requirements.

With regards to Loan No. 5, GLP Industrial Portfolio A, the related mortgage loan documents permit the related borrowers to obtain the release of certain excess parcels (each, an “Excess Parcel”) of the mortgaged properties identified on Annex A-1 as GLP Industrial Portfolio A – Washington (DC) Corporate Center (an “Excess Parcel Release”), as applicable; provided that, among other conditions: (i) the Excess Parcel will constitute one or more tax lots separate and distinct from the tax lot or lots of the remainder of any other mortgaged property; (ii) the applicable borrowers comply with any requirements applicable to the release in the leases, reciprocal easement agreements, operating agreements, parking agreements or other similar agreements affecting any mortgaged property that is adjacent to the Excess Parcel, including receipt of any required consents, if and to the extent that failure to comply with any such requirement would have a material adverse effect or material impairment to the value or use of such affected mortgaged property; (iii) simultaneously in connection with the Excess Parcel Release, such Excess Parcel is transferred to a party that is not a borrower under the related mortgage loan; (iv) after giving effect to the Excess Parcel Release, the fair market value of the remaining mortgaged properties securing the related mortgage loan is at least 80% of the mortgage loan’s adjusted issue price, and (v) the delivery of a REMIC opinion that such release is permitted under REMIC requirements.

With regards to Loan No. 10, Starwood Capital Extended Stay Portfolio, properties may be released to an affiliate of the borrower or a non-affiliate of the borrower provided, among other

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conditions: (i) the borrower pays the applicable mortgage release price and, prior to the open period, the applicable yield maintenance charge, (ii) the mezzanine loan is prepaid in the applicable amount, and (iii) the debt yield for the remaining properties based on the mortgage and mezzanine loans either is equal to or exceeds the greater of (a) the debt yield at origination and (b) the debt yield immediately prior to the release of the property provided that the debt yield after such release may not exceed 12%. The applicable mortgage release price is: (a) in connection with a conveyance to a non-affiliate borrower: (i) if less than $20 million has been prepaid then 105% of the allocated loan amount of each such individual property being released; (ii) if $20 million or more, but less than $40 million, has been prepaid then 110% of the allocated loan amount of each such individual property being released; (iii) if $40 million or more, but less than $60 million, has been prepaid then 115% of the allocated loan amount of each such individual property being released; and (iv) if $60 million or more has been prepaid then 120% of the allocated loan amount of each such individual property being released; and (b) in connection with a conveyance to an affiliate of the borrower: (i) if less than $20 million has been prepaid then 110% of the allocated loan amount of each such individual property being released; (ii) if $20 million or more, but less than $40 million, has been prepaid then 115% of the allocated loan amount of each such individual property being released; (iii) if $40 million or more, but less than $60 million, has been prepaid then 120% of the allocated loan amount of each such individual property being released; and (iv) if $60 million or more has been prepaid then 125% of the allocated loan amount of each such individual property being released.

(19)	With regards to Loan No. 1, GLP Industrial Portfolio B, certain historical financial information was not available due to the acquisition of the portfolio occurring on November 4, 2015.

With regards to Loan No. 2, 200 Forest Street, certain historical financial information was not available as the property was purchased vacant in 2011 and redeveloped in 2012-2015, with the first tenant (Quest Diagnostics) taking occupancy in June 2014.

With regards to Loan No. 4, Laurel Corporate Center, the borrower provided trailing 12-month historical financial information as of October 2015.

With regards to Loan No. 5, GLP Industrial Portfolio A, certain historical financial information was not available due to the acquisition of the portfolio occurring on November 4, 2015.

With regards to Loan No. 9, West LA Office – 2730 Wilshire, the borrower provided annualized trailing 10-month historical financial information as of October 2015.

With regards to Loan No. 15, City Place Apartments, certain historical financial information was not available due to the sponsor’s acquisition of the mortgaged property in 2014.

With regards to Loan No. 39, 539 Smith Street, 2015 financials are for the trailing 12 months ending September 30, 2015.

With regards to Loan No. 42, 515 Westheimer, 2015 financials are for the trailing 12 months ending September 30, 2015.

With regards to Loan No. 47, 501 Bath, 2015 financials are for the trailing 12 months ending November 30, 2015.

With regards to Loan No. 48, 2100 & 2106 North Orange Avenue, certain historical financial information was not available due to the acquisition of the portfolio occurring on December 23, 2015.

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With regards to Loan No. 49, Coastal Breeze Apartment Portfolio, 2015 financials and the most recent financials represent the previous 11 months annualized. This transaction was an acquisition and November 2015 operating data was not provided by the seller.

(20)	With regards to Loan No. 2, 200 Forest Street, UW Revenues includes averaged rents during the loan term through the anticipated repayment date (ARD) date for both investment grade tenants whose leases expire at least three years beyond the ARD.

With regards to Loan No. 8, Jay Scutti Plaza, the increase in UW NOI from 2015 NOI is due primarily to two tenants that were in free rent periods during 2015. The fourth largest tenant, Maines Food & Party Warehouse, is still in a free rent period that ends in August 2016, at which point it will begin paying $214,550 in rent annually. Maines Food & Party Warehouse is currently paying its contractual CAM expenses. Additionally, rent steps for tenants with rent increases through November 2016 were included in the UW Revenues. The increase in UW Revenues from the inclusion of these rent steps was $13,284.

(21)	With regards to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any Mortgaged Property.

(22)	In certain cases, the data for tenants occupying multiple spaces includes square footage for all leases and is presented with the expiration date of the largest square footage expiring.

(23)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

With regards to Loan No. 1, GLP Industrial Portfolio B, (i) with respect to the mortgaged property identified on Annex A-1 as Sugarland Interchange DC, Fairfield Industries Inc., the largest tenant by square footage at the mortgaged property, has a one-time right to terminate its lease as of August 1, 2016, with nine months’ prior written notice and payment of a termination fee equal to $1,000,000; (ii) with respect to the mortgaged property identified on Annex A-1 as South Bay DC, the single tenant at the mortgaged property, has a right to terminate its lease as of November 30, 2018, with six months’ prior written notice and payment of a termination fee equal to $400,000; (iii) with respect to the mortgaged property identified on Annex A-1 as Kent Valley DC II, (Clarsonic) Pacific B, the single tenant at the mortgaged property, has a right to terminate its lease as of November 30, 2016, with 6 months’ prior written notice and payment of a termination fee equal to $100,000; and (iv) with respect to the mortgaged property identified on Annex A-1 as Fairburn DC, New Breed, the single tenant at the mortgaged property, has the one-time right to terminate its lease effective as of May 31, 2017, with 10 months’ prior written notice and payment of a termination fee equal to approximately $272,312 (including the unamortized portion of borrower costs incurred for tenant improvements, leasing commissions and other costs related to such lease.

With regards to Loan No. 2, 200 Forest Street, both tenants at the mortgaged property, GE Healthcare (approximately 45% of the net rentable area) and Quest Diagnostics Inc. (approximately 44% of the net rentable area) have a right to go dark. In the event such tenant goes dark, the lender is required to sweep 100% of net cash flow into a reserve account beginning in the eighth year of the mortgage loan. The sweep will terminate when: (1) the reserve account reaches $50 per square foot for the leased space associated with the tenant; (2) the tenant resumes its operations at substantially all of its space; or (3) when the space is re-leased to an investment grade tenant and such tenant’s unabated rent has commenced. A cash flow sweep in years 8 through 10 would result in $9,700,000. If both sweep tenants go dark, the lender

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is required to sweep 100% of net cash flow into a reserve account beginning in the sixth year of the mortgage loan term. The sweep will terminate when: (1) the reserve account reaches $50 per square foot for the leased space associated with the tenants who went dark; (2) when both tenants resume operations at substantially all of their space; or (3) when the space related to each tenant is re-leased to an investment grade tenant and such tenant’s unabated rent has commenced. A cash flow sweep in years 6 through 10 would result in $16,100,000.

With regards to Loan No. 3, Quaker Bridge Mall, the third largest tenant, H&M, may terminate its lease upon 12 months’ prior notice and within 60 days of the fourth anniversary of the lease term which occurs in May 2016 if gross sales do not exceed $4,369,000.

With regards to Loan No. 3, Quaker Bridge Mall, the third largest tenant, H&M, will pay an adjusted rent equal to the lessor of its contract rent and 6% of its adjusted gross sales in the event that Macy’s or fewer than three of the four anchor tenants are not open for business (“Co-Tenancy Failure”). If the Co-Tenancy Failure continues for a period of 12 months, H&M will have the option to terminate its lease upon 180 days’ notice.

With regards to Loan No. 4, Laurel Corporate Center, the largest tenant in the portfolio, Towers Watson Delaware, representing 60,423 SF and 10.8% of the net rentable area of the portfolio, has the right to terminate its lease effective on March 1, 2021 upon 12 months’ prior notice and payment of a $1 million termination fee.

With regards to Loan No. 4, Laurel Corporate Center, the third largest tenant in the portfolio, Speedy Title & Appraisal, representing 47,100 SF and 8.4% of the net rentable area of the portfolio, has the right to terminate its lease effective on September 30, 2016 upon 12 months’ prior notice and payment of a termination fee.

With regards to Loan No. 4, Laurel Corporate Center, the fourth largest tenant in the portfolio, QAD Inc., representing 35,048 SF and 6.3% of the net rentable area of the portfolio, has the right to terminate its lease effective on March 31, 2017 upon 12 months’ prior notice and payment of a termination fee.

With regards to Loan No. 4, Laurel Corporate Center, the fifth largest tenant in the portfolio, Gallagher Benefit & Services, representing 34,868 SF and 6.2% of the net rentable area of the portfolio, provided no event of default has occurred, has the right to terminate its lease effective on August 31, 2023 upon 9 months’ prior notice and payment of 50% of an early termination fee. The remaining 50% of the early termination fee shall be paid no later than 30 days prior to the termination date or the termination right is deemed waived by the tenant.

With regards to Loan No. 4, Laurel Corporate Center, the sixth largest tenant in the portfolio, Lockheed Martin Corporation, representing 23,946 SF and 4.3% of the net rentable area of the portfolio, has the right to terminate its lease at any time upon not less than 9 months prior written notice accompanied by an early termination fee in an amount based upon a calculation of the then unamortized costs of the 2012 allowance of $130,146 and amortized broker commissions.

With regards to Loan No. 4, Laurel Corporate Center, the ninth largest tenant in the portfolio, Homeward Residential, representing 14,298 SF and 2.6% of the net rentable area of the portfolio, has the right to terminate its lease as of the last day of the 40th calendar month of the initial term with not less than 9 months written notice accompanied by an early termination payment equal to the unamortized costs of: (i) brokerage commissions and attorneys’ fees paid by landlord, (ii) the total costs incurred by landlord for improvements to the premises, and (iii) any abated fixed rent with respect to the premises. Such termination option is personal to the originally named tenant and any of its affiliates.

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With regards to Loan No. 4, Laurel Corporate Center, the tenth largest tenant in the portfolio, Insurance Services Office, representing 10,912 SF and 1.9% of the net rentable area of the portfolio, has a right to terminate its lease effective as of October 31, 2020, upon not less than 9 months written notice accompanied by an early termination payment in an amount based upon a calculation determined by the then unamortized brokerage commissions and attorneys’ fees paid by landlord, total costs incurred by landlord for improvements to the premises, and any abated fixed rent with respect to the premises.

With regards to Loan No. 5, GLP Industrial Portfolio A, with respect to the mortgaged property identified on Annex A-1 as Beckwith Farms DC, CEVA, the single tenant at the mortgaged property, has a one-time right to terminate its lease on September 14, 2018, with 12 months’ prior written notice and payment of a termination fee equal to $5,600,000.

With regards to Loan No. 6, Mission Ridge, the largest tenant, the United States of America (the “U.S. Government”; the premises are occupied by Federal Bureau of Investigation), has the right to terminate its lease should the property be completely destroyed by casualty. In the case of partial damage which renders the premises untenantable as determined by the U.S. Government, the U.S. Government has the right to terminate its lease by giving the landlord 15 days prior written notice.

With regards to Loan No. 6, Mission Ridge, the fourth largest tenant, Tecolote Research Inc, has a termination option which can be exercised on August 31, 2019.

With regards to Loan No. 8, Jay Scutti Plaza, the third largest tenant, AC Moore, has a one-time termination option and may terminate at any time after the fourth lease year (July 2019) upon 120 days’ notice in the event that its gross sales for the prior year are less than $2,300,000.

With regards to Loan No. 8, Jay Scutti Plaza, the fifth largest tenant, PetCo, has a termination option and may terminate if any two named tenants (AC Moore, Pier 1 Imports, Toys “R” Us, or any replacement named tenant which is a nationally or regionally known retailer with at least 25 stores which occupies at least 80% of the original named tenants’ premises) are vacant for 6 months, and tenant’s sales decrease by twenty-five percent (25%) or more, tenant can pay 3% of gross sales in lieu of base rent. PetCo has not reported its current sales data to the borrower or lender. In the event landlord is unable to lease the space within 360 days, tenant can terminate with 30 days prior notice to landlord.

With regards to Loan No. 9, West LA Office – 2730 Wilshire, the third largest tenant, Brett P. Lent and Tricia S. Feist Dental Corporation, representing 3,652 SF and 6.3% of the net rentable area, has the right to terminate its lease, effective on 4 months’ prior notice, if both Brett P. Lent and Tricia S. Feist are unable to conduct business as a result of either (i) a physical disability that is expected to prohibit such individuals from practicing dentistry for at least 180 days or (ii) death. Brett P. Lent and Tricia S. Feist Dental Corporation shall pay a termination fee if such termination right is exercised.

With regards to Loan No. 39, 539 Smith Street, the fifth largest tenant, Subway, has a termination option in its lease which allows the tenant to cancel its lease at any time upon 30 days’ notice. In the event the tenant chooses to exercise the option, it is be required to pay to the landlord a sum of money equal to the lesser of: (a) one year base rent (or rent for the remainder of the term, whichever is less) or (b) $40,000 (17 months’ rent).

(24)	Represents the upfront and monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related mortgage loan documents. In certain cases, reserves with $0 balances are springing and are collected in the event of certain conditions being triggered in the respective mortgage loan

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documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being triggered in the respective mortgage loan documents.

With regards to Loan No. 1, GLP Industrial Portfolio B, the borrower is not required to make monthly deposits to the TI/LC reserve account so long as a trigger period, as defined in the loan agreement, is not continuing. During a trigger period, $0.25 PSF per annum (with accumulation in the reserve capped at $0.25 PSF) is required to be deposited into the TI/LC reserve account on a monthly basis.

With regards to Loan No. 1, GLP Industrial Portfolio B, the borrower is not required to make monthly deposits to the capital expenditure reserve account so long as a trigger period, as defined in the loan agreement, is not continuing. During a trigger period, $0.10 PSF per annum (with accumulation in the reserve capped at $0.10 PSF) is required to be deposited into the capital expenditure reserves on a monthly basis.

With regards to Loan No. 1, GLP Industrial Portfolio B, the borrower is not required to make monthly deposits to the tax and insurance reserve accounts so long as a trigger period, as defined in the loan agreement, is not continuing.

With regards to Loan No. 2, 200 Forest Street, ongoing payments for tenant improvements and leasing commissions (TI/LC) are currently waived. From and after the date on which any Specified Tenant (as defined below) files bankruptcy or vacates all or any portion of the mortgaged property (or delivers written notice of its intent to do so), the lender may reassess its estimate of the monthly amount required for TI/LC. A “Specified Tenant” is Quest Diagnostics, GE Healthcare, any replacement tenant thereof or any other tenant under a lease covering 100,000 rentable SF or more of the mortgaged property.

With regards to Loan No. 3, Quaker Bridge Mall, the borrower is not required to make monthly deposits to the capital expenditure reserve account so long as a trigger period, as defined in the loan agreement, is not continuing. During a trigger period, $5,954 is required to be deposited into the capital expenditure reserve account on a monthly basis. The capital expenditure reserve account is subject to a cap of $214,345.

With regards to Loan No. 3, Quaker Bridge Mall, the borrower is not required to make monthly deposits to the tax and insurance reserve accounts (a) for taxes, except (i) during a trigger period, as defined in the loan agreement, (ii) if taxes are not paid by the borrower prior to the assessment of any penalty for late payment and prior to the date that such taxes become delinquent (unless the borrower is contesting such taxes in accordance with the loan documents), (iii) upon request of the lender, the borrower fails to promptly provide evidence, reasonably satisfactory to the lender that such taxes have been paid prior to the assessment of any penalty for late payment and prior to the date that such become delinquent (unless the borrower is contesting such taxes in accordance with the loan documents) or (iv) an event of default has occurred and is otherwise continuing or (b) for insurance, except if (i) the borrower has not provided satisfactory evidence to the lender that the Mortgaged Property is covered by the policies that are being maintained as part of a reasonably acceptable blanket insurance policy or (ii) an event of default has occurred and is otherwise continuing.

With regards to Loan Nos. 4, Laurel Corporate Center, 9, West LA Office – 2730 Wilshire, and 13, Hilton Cincinnati Airport, so long as (i) no event of default has occurred and is continuing, (ii) the property is insured under a blanket insurance policy approved by the lender in its reasonable discretion, (iii) the borrower provides evidence of renewal of the blanket or umbrella insurance policy and (iv) the borrower provides evidence that all insurance premiums have been timely made, no deposits will be required to be made on account of insurance premiums.

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With regards to Loan No. 5, GLP Industrial Portfolio A, the borrower is not required to make monthly deposits to the TI/LC reserve account so long as a trigger period, as defined in the loan agreement, is not continuing. During a trigger period, $0.25 PSF per annum (with accumulation in the reserve capped at $0.25 PSF) is required to be deposited into the TI/LC reserve account on a monthly basis.

With regards to Loan No. 5, GLP Industrial Portfolio A, the borrower is not required to make monthly deposits to the capital expenditure reserve account so long as a trigger period, as defined in the loan agreement, is not continuing. During a trigger period, $0.10 PSF per annum (with accumulation in the reserve capped at $0.10 PSF) is required to be deposited into the capital expenditure reserves on a monthly basis.

With regards to Loan No. 5, GLP Industrial Portfolio A, the borrower is not required to make monthly deposits to the tax and insurance reserve accounts so long as a trigger period, as defined in the loan agreement, is not continuing.

With regards to Loan No. 10, Starwood Capital Extended Stay Portfolio, monthly tax and insurance reserves will become due upon the occurrence of a trigger event consisting of (i) an event of default under the mortgage loan agreement, (ii) a debt yield on the mortgage and mezzanine loan below 8% during the period from the origination date through and including the payment date in July 2018, 8.25% during the period immediately following the payment date in July 2018 through and including the payment date in July 2019, and 8.50% during the period from and including the day immediately following the payment date in July 2019 to and including the maturity date, or (iii) an event of default under the mezzanine loan agreement.

With regards to Loan No. 11, Chicago Marriott Southwest at Burr Ridge, the ongoing insurance reserve is waived for so long as (i) no event of default has occurred and is continuing, (ii) the mortgaged property is insured under a blanket insurance policy approved by the lender in its reasonable discretion, (iii) the borrower provides evidence of renewal of the blanket policy and (iv) the borrower provides evidence that all insurance premiums have been timely made. The ongoing FF&E reserve is waived until completion of the PIP work. Commencing on March 6, 2018, the borrower is required to escrow, on a monthly basis, 1/12th of 4% of the greater of (i) gross revenue for the preceding calendar year and (ii) estimated gross revenue for the current calendar year according to the most recently submitted annual budget. The estimated monthly FF&E amount commencing on March 6, 2018 is $33,646.

With regards to Loan No. 13, Hilton Cincinnati Airport, the FF&E reserve monthly deposit shall commence on the monthly payment date occurring in April 2017 in an amount of the greater of (i) 4% times the borrower’s underwritten revenue for the second calendar month immediately preceding such monthly payment date, (ii) the amount of the deposit required by franchisor on account of FF&E under the franchise agreement (if any) or (iii) $31,625.

With regards to Loan No. 14 Lofton Place Apartments, the monthly replacement reserve of $5,375 will commence on the payment date occurring in January 2017.

With regards to Loan No. 18, Peakview Office Plaza, the borrower is not required to make monthly deposits to the TI/LC reserve account so long as the borrower has provided a payment guaranty for the TI/LC funds that would otherwise be deposited during the term of the loan and an event of default has not occurred. In the event of default, $12,179.08 is required to be deposited into the TI/LC reserve account on a monthly basis.

With regards to Loan No. 18, Peakview Office Plaza, the borrower is not required to make monthly deposits to the capital expenditures reserve account so long as the borrower has provided a payment guaranty for the capital expenditure funds that would otherwise be deposited during the term of the loan and an event of default has not occurred. In the event of default,

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$1,604.50 is required to be deposited into the capital expenditure reserve account on a monthly basis.

With regards to Loan No. 18, Peakview Office Plaza, the borrower is not required to make monthly deposits to the tax and insurance reserve accounts so long as a trigger period, as defined in the deed of trust, is not continuing.

With regards to Loan No. 19, Holiday Inn & Suites Ann Arbor, the ongoing insurance reserve is waived for so long as (i) no event of default has occurred and is continuing, (ii) the mortgaged property is insured under a blanket insurance policy approved by the lender in its reasonable discretion, (iii) the borrower provides evidence of renewal of the blanket policy and (iv) the borrower provides evidence that all insurance premiums have been timely made.

With regards to Loan No. 19, Holiday Inn Express & Suites Ann Arbor, commencing on April 6, 2017, the borrower is required to escrow, on a monthly basis, 1/12th of 4% of the greater of (i) gross revenue for the preceding calendar year and (ii) estimated gross revenue for the current calendar year according to the most recently submitted annual budget. The estimated monthly FF&E amount commencing on April 6, 2017 is $12,111.

With regards to Loan No. 22, Holiday Inn Express – Little Rock, the borrower is required to make monthly deposits into an ongoing FF&E reserve in an amount equal to one-twelfth of 4% of the property’s gross revenues upon the completion of the property improvement plan.

With regards to Loan No. 27, La Quinta Inn & Suites, Bonita Springs Naples North, the ongoing insurance reserve is waived for so long as (i) no event of default has occurred and is continuing, (ii) the mortgaged property is insured under a blanket insurance policy approved by the lender in its reasonable discretion, (iii) the borrower provides evidence of renewal of the blanket policy and (iv) the borrower provides evidence that all insurance premiums have been timely made.

With regards to Loan No. 33, Winter Garden Business Park, the borrower is not required to make monthly deposits into a TI/LC reserve for so long as (a) each of the spaces currently occupied by tenants whose leases are scheduled to expire in 2016 have been retenanted at market rents for a term of not less than three years, and (b) the amount on deposit in the Monthly TI/LC Reserve is greater than $275,202.

(25)	Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

(26)	Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

(27)	With regards to Loan No. 15, City Place Apartments, a $1,500,000 performance holdback reserve was held back at origination as additional collateral for the mortgage loan. Disbursements from the reserve are permitted so long as (i) no event of default exists, (ii) the mortgaged property generates gross rents of at least $2,650,000 over a trailing 12-month period, and (iii) the mortgaged property generates an underwritable cash flow of at least $1,300,000 over a trailing 12-month period.

(28)	With regards to Loan No. 18, Peakview Office Plaza, the borrower provided a letter of credit in lieu of making deposits into a tenant holdback reserve and debt service reserve with respect to Berkley Insurance Company.

(29)	With regards to Loan No. 1, GLP Industrial Portfolio B, a pollution legal liability insurance policy was obtained in response to environmental conditions found at several properties which are required to be remedied within the time periods specified in the loan agreement. The borrower

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obtained insurance on all properties from Allied World Assurance Company and the policy has an aggregate limit of $10 million ($5 million per incident) with a November 4, 2025 expiration.

With regards to Loan No. 5, GLP Industrial Portfolio A, a pollution legal liability insurance policy was obtained in response to environmental conditions found at several properties which are required to be remedied within the time periods specified in the loan agreement. The borrower obtained insurance on all properties from Allied World Assurance Company and the policy has an aggregate limit of $10 million ($5 million per incident) with a November 4, 2025 expiration.

With regard to Loan No. 44, TopSail Way Shopping Center, the borrower has obtained an environmental insurance policy from Beazley (Lloyd’s of London) with respect to certain petroleum-related contaminants that were released from underground storage tanks located at the property. The policy has a $3 million per incident and in the aggregate limit, subject to a $25,000 deductible, and has an initial two-year term through March 2018. If the borrower does not receive a no-further action letter from the applicable environmental authorities prior to the policy’s expiration, the lender is entitled to extend the policy for an additional eight years through the maturity of the mortgage loan. The lender escrowed $50,848 at origination to pay the policy premium during the extension term.

(30)	Certain of the mortgage loans permit direct or indirect owners in the borrower to incur future mezzanine financing.

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Intercreditor Agreement	Combined Minimum DSCR	Combined Maximum LTV	Combined Debt Yield
22	Holiday Inn Express – Little Rock	$8,569,433	1.1%	Yes	1.10x	70.0%	N/A
27	La Quinta Inn & Suites, Bonita Springs Naples North	$6,138,601	0.8%	Yes	ˈ1.40x	ˈ 80.0%	11.0%
40	The Realty Building	$4,792,500	0.6%	Yes	1.35x	75.0%	N/A

With regard to Loan No. 22, Holiday Inn Express – Little Rock, future mezzanine financing is only permitted in connection with a permitted transfer and assumption of the mortgage loan to an unrelated third party.

With regard to Loan No. 40, The Realty Building, future mezzanine financing is only permitted after the first anniversary of the origination date.

Certain of the mortgage loans permit the borrower to incur future subordinate financing, either unsecured or secured (by the mortgaged property or otherwise).

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Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Intercreditor Agreement	Combined Minimum DSCR	Combined Maximum LTV	Combined Debt Yield
40	The Realty Building	$4,792,500	0.6%	Yes	1.35x	75%	N/A

With regard to Loan No. 40, The Realty Building, future subordinate financing is only permitted after the first anniversary of the origination date.

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ANNEX A-2

STRUCTURAL AND COLLATERAL TERM SHEET

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May 18, 2016 CSAIL 2016-C6 Commercial Mortgage Trust Prospectus Structural and Collateral Term Sheet Credit Suisse Commercial Mortgage Securities Corp. as Depositor Commercial Mortgage Pass-Through Certificates Series 2016-C6 Column Financial, Inc. Benefit Street Partners CRE Finance LLC The Bank of New York Mellon MC-Five Mile Commercial Mortgage Finance LLC The Bancorp Bank as Sponsors and Mortgage Loan Sellers Credit Suisse Lead Manager and Sole Bookrunner Academy Securities Co-Manager

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Indicative Capital Structure

Publicly Offered Certificates

Class	Approximate Initial Certificate Principal Balance or Notional Amount(1)		Approximate Initial Credit Support	Expected Weighted Avg. Life (years)(2)	Expected Principal Window(2)	Certificate Principal to Value Ratio(3)	Underwritten NOI Debt Yield(4)
A-1	$17,021,000		30.000%(5)	2.54	1-50	41.1%	16.8%
A-2	$67,689,000		30.000%(5)	4.59	50-58	41.1%	16.8%
A-3	$92,701,000		30.000%(5)	6.48	78-80	41.1%	16.8%
A-4	$128,500,000		30.000%(5)	9.51	112-116	41.1%	16.8%
A-5	$198,130,000		30.000%(5)	9.69	116-118	41.1%	16.8%
A-SB	$33,186,000		30.000%(5)	7.18	58-112	41.1%	16.8%
X-A	$594,787,000	(6)	N/A	N/A	N/A	N/A	N/A
X-B	$34,536,000	(6)	N/A	N/A	N/A	N/A	N/A
A-S	$57,560,000		22.500%	9.81	118-119	45.5%	15.2%
B	$34,536,000		18.000%	9.89	119-119	48.2%	14.3%
C	$33,577,000		13.625%	9.89	119-119	50.7%	13.6%

Privately Offered Certificates(7)

Class	Approximate Initial Certificate Principal Balance or Notional Amount(1)		Approximate Initial Credit Support	Expected Weighted Avg. Life (years)(2)	Expected Principal Window(2)	Certificate Principal to Value Ratio(3)	Underwritten NOI Debt Yield(4)
X-D	$42,210,000	(6)	N/A	N/A	N/A	N/A	N/A
X-E	$20,146,000	(6)	N/A	N/A	N/A	N/A	N/A
X-F	$8,634,000	(6)	N/A	N/A	N/A	N/A	N/A
X-NR	$33,577,461	(6)	N/A	N/A	N/A	N/A	N/A
D	$42,210,000		8.125%	9.92	119-120	54.0%	12.8%
E	$20,146,000		5.500%	9.97	120-120	55.5%	12.4%
F	$8,634,000		4.375%	9.97	120-120	56.2%	12.3%
NR	$33,577,461		0.000%	9.97	120-120	58.7%	11.8%

(1)	Approximate, subject to a variance of plus or minus 5%.
(2)	Assumes 0% CPR / 0% CDR and a May 26, 2016 closing date. Based on “Modeling Assumptions” as described in the Prospectus relating to the Publicly Offered Certificates, dated May 18, 2016 (the “Prospectus”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.
(3)	The “Certificate Principal to Value Ratio” for any class (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial certificate principal balance of such class of certificates and all classes of principal balance certificates senior to such class of certificates and the denominator of which is the total initial certificate principal balance of all of the principal balance certificates. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those classes as if they were a single class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
(4)	The “Underwritten NOI Debt Yield” for any class (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) the total initial certificate principal balance of all of the classes of principal balance certificates divided by the total initial certificate principal balance for such class and all classes of principal balance certificates senior to such class of certificates. The Underwritten NOI Debt Yield for each class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates is calculated in the aggregate for those classes as if they were a single class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.
(5)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates are represented in the aggregate.
(6)	Notional amount. The notional amounts of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-NR certificates (collectively, the “Class X Certificates”) are defined in the Prospectus.
(7)	The Class Z and Class R certificates are not shown above.

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Summary of Transaction Terms

Securities:	$767,467,461 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Lead Manager and Sole Bookrunner:	Credit Suisse Securities (USA) LLC.
Co-Manager:	Academy Securities, Inc.
Mortgage Loan Sellers:	Column Financial, Inc. (“Column”) (45.4%), Benefit Street Partners CRE Finance LLC (“BSP”) (19.9%), The Bank of New York Mellon (“BNYM”) (15.9%), MC-Five Mile Commercial Mortgage Finance LLC (“MC-Five Mile”) (13.6%) and The Bancorp Bank (“Bancorp”) (5.1%).
Master Servicer:	KeyBank National Association (“KeyBank”).
Special Servicer:	Torchlight Loan Services, LLC (“Torchlight”).
Directing Certificateholder:	Torchlight Investors, LLC or one of its managed funds.
Trustee:	Wells Fargo Bank, National Association (“Wells Fargo”).
Certificate Administrator:	Wells Fargo.
Operating Advisor:	Park Bridge Lender Services LLC (“Park Bridge”).
Asset Representations Reviewer:	Park Bridge.
Closing Date:	On or about May 26, 2016.
Cut-off Date:	With respect to each mortgage loan, the respective due date for the monthly debt service payment that is due in May 2016 (or, in the case of any mortgage loan that has its first due date in June 2016, the date that would have been its due date in May 2016 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month.)
Distribution Date:	The 4th business day following each Determination Date, commencing in June 2016.
Determination Date:	11th day of each month, or if the 11th day is not a business day, then the business day immediately following such 11th day, commencing in June 2016.
Rated Final Distribution Date:	The Distribution Date in January 2049.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC regular interests for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C certificates will be offered publicly (the “Publicly Offered Certificates”). The Class X-D, Class X-E, Class X-F, Class X-NR, Class D, Class E, Class F, Class NR, Class Z and Class R certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	1% clean-up call.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be available on Intex Solutions, Inc., Trepp, LLC, Bloomberg, L.P., Thomson Reuters Corporation and BlackRock Financial Management Inc.

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Collateral Characteristics

Loan Pool
Initial Pool Balance (“IPB”) (1):	$767,467,461
Number of Mortgage Loans:	50
Number of Mortgaged Properties:	363
Average Cut-off Date Balance per Mortgage Loan:	$15,349,349
Weighted Average Current Mortgage Rate:	4.7728%
10 Largest Mortgage Loans as % of IPB:	61.6%
Weighted Average Remaining Term to Maturity(2):	107
Weighted Average Seasoning:	3
Credit Statistics
Weighted Average UW NCF DSCR(3)(4):	2.08x
Weighted Average UW NOI Debt Yield(3):	11.8%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(3)(5):	58.7%
Weighted Average Maturity Date/LTV(2)(3)(5):	53.6%
Other Statistics
% of Mortgage Loans with Additional Debt:	30.9%
% of Mortgaged Properties with Single Tenants:	10.0%
Amortization
Weighted Average Original Amortization Term(6):	357
Weighted Average Remaining Amortization Term(6):	356
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	40.3%
% of Mortgage Loans with Interest-Only:	29.4%
% of Mortgage Loans with Amortizing Balloon:	19.0%
% of Mortgage Loans with Interest Only followed by ARD Structure:	11.3%
Cash Management(7)
% of Mortgage Loans with In-Place, Hard Lockboxes:	38.8%
% of Mortgage Loans with Springing Lockboxes:	33.8%
% of Mortgage Loans with In-Place, Soft Lockboxes:	26.4%
% of Mortgage Loans with No Lockbox:	0.9%
Reserves
% of Mortgage Loans Requiring Upfront or Ongoing Tax Reserves:	70.1%
% of Mortgage Loans Requiring Upfront or Ongoing Insurance Reserves:	53.8%
% of Mortgage Loans Requiring Upfront or Ongoing CapEx Reserves(8):	68.0%
% of Mortgage Loans Requiring Upfront or Ongoing TI/LC Reserves(9):	54.1%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	In the case of Loan No. 2 with an anticipated repayment date, calculated through or as of, as applicable, the related anticipated repayment date.
(3)	In the case of Loan Nos. 1, 3, 5, 8 and 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan(s). In the case of Loan Nos. 1, 5, 10 and 12, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the mezzanine loan. In the case of Loan Nos. 1, 3 and 5, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan(s).
(4)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.
(5)	In the case of Loan Nos. 11, 13, 14, 19 and 22, the Cut-off Date LTV and Maturity Date LTV are calculated based upon an “as-renovated”, “as-stabilized” or “when complete” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Prospectus for additional details.
(6)	Excludes seven mortgage loans that are interest-only for the entire term. In the case of Loan Nos. 10 and 12, the related loan will amortize based on the assumed principal payment schedule set forth on Annex F and Annex G, respectively, to the Prospectus.
(7)	For a detailed description of cash management, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts—Lockbox Accounts” in the Prospectus.
(8)	CapEx Reserves include FF&E reserves for hospitality properties.
(9)	Calculated only with respect to Cut-off Date Balance of mortgage loans secured by industrial, office and retail properties.

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Collateral Characteristics

Originator	Sponsor	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
Column Financial, Inc.(1)(2)	Column Financial, Inc.	19	322	$348,672,403	45.4%
BSP	BSP	6	6	153,072,247	19.9
BNYM	BNYM	4	8	121,917,930	15.9
MC-Five Mile	MC-Five Mile	15	21	104,352,154	13.6
The Bancorp Bank	The Bancorp Bank	6	6	39,452,727	5.1
Total:		50	363	$767,467,461	100.0%

(1)	Certain of the Column mortgage loans were originated by Hunt Finance Company, LLC and acquired by Column. Column has re-underwritten such mortgage loans in accordance with the procedures described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Column Financial, Inc.” in the Prospectus.

(2)	Two (2) of the Column mortgage loans were co-originated with Morgan Stanley Bank, N. A. One (1) of the Column mortgage loans was co-originated with JPMorgan Chase Bank, National Association.

Ten Largest Mortgage Loans

No.	Loan Name	Mortgage Loan Seller	No. of Properties	Cut-off Date Balance	% of IPB	SF/ Rooms/ Units	Property Type	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)(3)
1	GLP Industrial Portfolio B	Column Financial, Inc.	142	$88,100,000	11.5%	26,238,861	Industrial	4.37x	18.4%	30.2%	30.2%
2	200 Forest Street	BSP	1	87,000,000	11.3	541,747	Office	1.72x	8.9%	64.0%	64.0%
3	Quaker Bridge Mall	Column Financial, Inc.	1	66,666,667	8.7	357,221	Retail	2.29x	10.2%	45.0%	45.0%
4	Laurel Corporate Center	BNYM	5	48,500,000	6.3	560,147	Office	1.54x	11.2%	74.8%	65.0%
5	GLP Industrial Portfolio A	Column Financial, Inc.	114	42,900,000	5.6	26,878,777	Industrial	3.97x	18.2%	30.5%	30.5%
6	Mission Ridge	Column Financial, Inc.	1	37,450,000	4.9	310,702	Office	1.41x	11.3%	55.9%	51.7%
7	Vistas at Seven Bar	BNYM	1	33,000,000	4.3	572	Multifamily	1.28x	8.5%	72.8%	63.3%
8	Jay Scutti Plaza	MC-FiveMile	1	25,000,000	3.3	288,971	Retail	1.25x	8.5%	69.0%	60.9%
9	West LA Office - 2730 Wilshire	BNYM	1	24,450,000	3.2	58,369	Office	1.21x	8.1%	67.7%	61.3%
10	Starwood Capital Extended Stay Portfolio	Column Financial, Inc.	50	20,000,000	2.6	6,106	Hotel	2.26x	14.0%	64.3%	61.3%
Top 3 Total/Weighted Average			144	$241,766,667	31.5%			2.84x	12.7%	46.5%	46.5%
Top 5 Total/Weighted Average			263	$333,166,667	43.4%			2.80x	13.2%	48.5%	47.1%
Top 10 Total/Weighted Average			317	$473,066,667	61.6%			2.40x	12.2%	53.6%	50.7%

(1)	In the case of Loan Nos. 1, 3, 5, 8 and 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan(s). In the case of Loan Nos. 1, 5 and 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the mezzanine loan. In the case of Loan Nos. 1, 3 and 5, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan(s).

(2)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

(3)	In the case of Loan No. 2 with an anticipated repayment date, calculated through or as of, as applicable, the related anticipated repayment date.

A-2-6

Pari Passu Loan Summary

No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance(1)	Whole Loan Cut-off Date Balance(2)	Lead Pooling and Servicing Agreement	Master Servicer	Special Servicer
1	GLP Industrial Portfolio B	$88,100,000	$875,900,000	$964,000,000	CSMC 2015-GLPB	KeyBank	AEGON USA Realty Advisors, LLC (“AEGON”)
3	Quaker Bridge Mall	$66,666,667	$113,333,333	$180,000,000	JPMDB 2016-C2	Wells Fargo	Midland Loan Services, a Division of PNC Bank, National Association (“Midland”)
5	GLP Industrial Portfolio A	$42,900,000	$923,600,000	$966,500,000	CSMC 2015-GLPA	KeyBank	AEGON
8	Jay Scutti Plaza	$25,000,000	$16,400,000	$41,400,000	CSAIL 2016-C6	KeyBank	Torchlight
10	Starwood Capital Extended Stay Portfolio	$20,000,000	$180,000,000	$200,000,000	CSAIL 2015-C3	Midland	Rialto

(1)	In the case of Loan Nos. 1, 3 and 5, includes subordinate debt of one or more B notes.

(2)	In the case of Loan Nos. 1, 5 and 10, excludes one or more mezzanine loans.

Additional Debt Summary

No.	Loan Name	Trust Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(1)	Total Debt Cut-off Date Balance(1)(2)	Mortgage Loan UW NCF DSCR	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield	Total Debt UW NOI Debt Yield
1	GLP Industrial Portfolio B	$88,100,000	$665,300,000	$1,294,000,000	4.37x	1.99x	30.2%	62.2%	18.4%	8.9%
3	Quaker Bridge Mall	$66,666,667	$30,000,000	$180,000,000	2.29x	1.78x	45.0%	54.1%	10.2%	8.5%
5	GLP Industrial Portfolio A	$42,900,000	$658,900,000	$1,296,500,000	3.97x	1.84x	30.5%	62.0%	18.2%	8.9%
10	Starwood Capital Extended Stay Portfolio	$20,000,000	$25,000,000	$225,000,000	2.26x	1.83x	64.3%	72.3%	14.0%	12.4%
12	Palihouse Santa Monica	$19,422,501	$3,237,083	$22,659,584	1.59x	1.22x	63.5%	74.1%	11.1%	9.5%

(1)	In the case of Loan Nos. 1, 5, 10 and 12, the subordinate debt includes one or more mezzanine loans. In the case of Loan Nos. 1, 3 and 5, the subordinate debt includes one or more B notes.

(2)	Includes the mortgage loan in this securitization and subordinate debt. In the case of Loan Nos. 1, 3 and 10, the total debt also includes one or more pari passu loans.

A-2-7

Mortgaged Properties by Type(1)

						Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)(5)
Office
	Suburban	11	$201,150,000	26.2%	89.5%	1.58x	10.1%	65.0%	60.5%
	CBD	1	24,450,000	3.2	95.9%	1.21x	8.1%	67.7%	61.3%
	Office/Retail	2	7,071,361	0.9	93.2%	1.99x	12.1%	55.5%	49.6%
	Flex	1	5,557,500	0.7	100.0%	1.89x	13.9%	65.0%	59.8%
	Subtotal	15	$238,228,861	31.0%	90.5%	1.56x	10.0%	65.0%	60.2%
Retail
	Regional Mall	1	$66,666,667	8.7%	84.2%	2.29x	10.2%	45.0%	45.0%
	Unanchored	5	29,374,185	3.8	98.3%	1.36x	9.3%	69.4%	59.7%
	Shadow Anchored	2	28,429,988	3.7	95.4%	1.26x	8.6%	69.6%	60.9%
	Anchored	4	19,800,072	2.6	91.7%	1.54x	10.9%	69.4%	58.4%
	Single Tenant	1	4,850,000	0.6	100.0%	1.39x	9.3%	73.5%	64.8%
	Subtotal	13	$149,120,912	19.4%	90.6%	1.78x	9.8%	58.7%	53.4%
Multifamily
	Garden	20	$129,990,577	16.9%	93.8%	1.41x	9.5%	69.8%	61.1%
	High Rise	1	14,947,759	1.9	90.3%	1.33x	9.3%	69.2%	57.5%
	Subtotal	21	$144,938,336	18.9%	93.5%	1.40x	9.5%	69.8%	60.7%
Industrial
	Distribution Warehouse	127	$85,562,669	11.1%	94.8%	4.24x	18.3%	30.3%	30.3%
	Warehouse	66	31,475,695	4.1	98.1%	4.18x	18.3%	30.4%	30.4%
	Light Industrial	24	6,031,090	0.8	97.4%	4.37x	18.4%	30.2%	30.2%
	Flex	28	4,908,354	0.6	89.7%	4.29x	18.3%	30.3%	30.3%
	Flex, light industrial, distribution	11	3,022,192	0.4	88.1%	4.37x	18.4%	30.2%	30.2%
	Subtotal	256	$131,000,000	17.1%	95.4%	4.24x	18.3%	30.3%	30.3%
Hotel
	Full Service	5	$73,695,751	9.6%	76.4%	1.82x	13.3%	64.2%	57.2%
	Extended Stay	50	20,000,000	2.6	79.2%	2.26x	14.0%	64.3%	61.3%
	Limited Service	1	6,138,601	0.8	80.8%	2.24x	16.2%	68.2%	56.2%
	Subtotal	56	$99,834,352	13.0%	77.2%	1.93x	13.6%	64.5%	57.9%
Manufactured Housing
	Manufactured Housing	2	$4,345,000	0.6%	98.0%	1.35x	9.3%	74.9%	63.8%
	Subtotal	2	$4,345,000	0.6%	98.0%	1.35x	9.3%	74.9%	63.8%
Total / Wtd. Avg.:		363	$767,467,461	100.0%	90.2%	2.08x	11.8%	58.7%	53.6%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 3, 5, 8 and 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan(s). In the case of Loan Nos. 1, 5, 10 and 12, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the mezzanine loan. In the case of Loan Nos. 1, 3 and 5, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan(s).

(3)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

(4)	In the case of Loan Nos. 11, 13, 14, 19 and 22, the Cut-off Date LTV and Maturity Date LTV are calculated based upon an “as-renovated”, “as-stabilized” or “when complete” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Prospectus for additional details.

(5)	In the case of Loan No. 2 with an anticipated repayment date, the Maturity Date LTV is as of the related anticipated repayment date.

A-2-8

Mortgaged Properties by Location(1)

State	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)(5)
NJ	15	$118,388,789	15.4%	84.5%	2.03x	10.8%	56.9%	52.8%
MA	2	92,338,361	12.0	88.6%	1.71x	9.0%	64.4%	63.7%
TX	74	75,819,092	9.9	94.0%	2.18x	12.0%	57.9%	52.0%
CA	35	71,704,362	9.3	95.1%	2.38x	12.5%	52.6%	47.8%
VA	10	44,761,039	5.8	93.5%	1.51x	11.5%	55.6%	51.1%
FL	30	39,791,008	5.2	91.9%	2.33x	13.8%	59.4%	51.5%
GA	32	36,341,754	4.7	93.7%	2.59x	13.3%	53.8%	51.1%
NM	2	34,420,000	4.5	95.2%	1.28x	8.5%	72.9%	63.2%
PA	22	32,623,604	4.3	97.3%	2.73x	13.8%	53.0%	47.5%
IL	20	26,345,365	3.4	75.2%	2.45x	14.0%	50.2%	50.2%
NY	1	25,000,000	3.3	96.0%	1.25x	8.5%	69.0%	60.9%
MI	2	24,683,646	3.2	81.3%	1.38x	10.7%	70.4%	56.9%
CO	5	21,460,081	2.8	98.3%	1.53x	10.8%	61.9%	51.7%
OH	3	17,350,000	2.3	95.3%	1.41x	9.2%	71.2%	61.6%
KY	2	16,107,095	2.1	78.1%	2.17x	17.3%	68.6%	64.0%
AZ	17	14,295,699	1.9	84.4%	3.65x	16.2%	40.7%	37.6%
TN	14	12,390,198	1.6	92.6%	2.86x	15.4%	55.0%	48.8%
IN	8	9,510,823	1.2	82.5%	1.93x	10.8%	59.1%	53.0%
AR	1	8,569,433	1.1	72.1%	1.72x	12.9%	66.4%	55.0%
MS	9	7,943,250	1.0	93.6%	2.01x	11.6%	65.8%	56.5%
MD	22	7,727,503	1.0	92.9%	3.97x	18.2%	30.5%	30.5%
NC	8	6,365,369	0.8	87.6%	1.67x	11.6%	70.9%	62.3%
WA	9	6,150,737	0.8	100.0%	4.37x	18.4%	30.2%	30.2%
RI	1	4,800,000	0.6	96.2%	1.46x	10.1%	69.6%	61.3%
UT	4	3,802,113	0.5	100.0%	4.37x	18.4%	30.2%	30.2%
ID	1	2,925,000	0.4	100.0%	1.38x	9.2%	75.0%	65.1%
OR	4	1,945,370	0.3	100.0%	4.37x	18.4%	30.2%	30.2%
LA	3	1,901,922	0.2	83.3%	2.26x	14.0%	64.3%	61.3%
AL	5	1,332,008	0.2	65.8%	2.26x	14.0%	64.3%	61.3%
DC	1	395,511	0.1	100.0%	3.97x	18.2%	30.5%	30.5%
SC	1	278,330	0.0	64.8%	2.26x	14.0%	64.3%	61.3%
Total / Wtd. Avg.:	363	$767,467,461	100.0%	90.2%	2.08x	11.8%	58.7%	53.6%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 3, 5, 8 and 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan(s). In the case of Loan Nos. 1, 5, 10 and 12, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the mezzanine loan. In the case of Loan Nos. 1, 3 and 5, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan(s).

(3)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

(4)	In the case of Loan Nos. 11, 13, 14, 19 and 22, the Cut-off Date LTV and Maturity Date LTV are calculated based upon an “as-renovated”, “as-stabilized” or “when complete” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Prospectus for additional details.

(5)	In the case of Loan No. 2 with an anticipated repayment date, the Maturity Date LTV is as of the related anticipated repayment date.

A-2-9

Cut-off Date Principal Balance

				Weighted Average
Range of Principal Balances	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)		UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(4)
$1,420,000 - $4,999,999	14	$50,256,668	6.5%	4.9540%	116	1.60	x	10.6%	63.4%	54.8%
$5,000,000 - $9,999,999	19	134,693,589	17.6	5.0296%	116	1.51	x	10.9%	69.2%	58.5%
$10,000,000 - $19,999,999	6	89,450,537	11.7	5.0952%	99	1.54	x	10.9%	68.4%	60.6%
$20,000,000 - $24,999,999	3	64,450,000	8.4	4.8299%	78	1.77	x	11.3%	63.2%	59.8%
$25,000,000 - $49,999,999	5	186,850,000	24.3	4.8912%	116	1.99	x	12.0%	59.7%	53.6%
$50,000,000 - $88,100,000	3	241,766,667	31.5	4.3661%	104	2.84	x	12.7%	46.5%	46.5%
Total / Wtd. Avg.:	50	$767,467,461	100.0%	4.7728%	107	2.08	x	11.8%	58.7%	53.6%

Mortgage Interest Rates

				Weighted Average
Range of Mortgage Interest Rates	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)		UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(4)
3.8164% - 3.9999%	1	$88,100,000	11.5%	3.8164%	78	4.37	x	18.4%	30.2%	30.2%
4.0000% - 4.2499%	3	129,566,667	16.9	4.1531%	107	2.84	x	13.4%	43.2%	42.7%
4.2500% - 4.4999%	1	5,350,000	0.7	4.4600%	116	1.49	x	9.2%	67.7%	59.2%
4.5000% - 4.7499%	4	22,567,840	2.9	4.5771%	117	1.82	x	12.3%	54.8%	45.4%
4.7500% - 4.9999%	18	135,902,006	17.7	4.8638%	115	1.45	x	9.8%	69.6%	61.2%
5.0000% - 5.9800%	23	385,980,948	50.3	5.1829%	110	1.54	x	10.4%	66.7%	60.3%
Total / Wtd. Avg.:	50	$767,467,461	100.0%	4.7728%	107	2.08	x	11.8%	58.7%	53.6%

Original Term to Maturity/ARD in Months(1)

				Weighted Average
Original Term to Maturity/ARD in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)		UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1) (2)(4)
60	4	$66,330,278	8.6%	4.9493%	55	2.01	x	13.7%	63.6%	60.8%
84	2	93,200,000	12.1	3.8752%	78	4.21	x	17.9%	32.4%	32.0%
120	44	607,937,184	79.2	4.8912%	117	1.76	x	10.6%	62.3%	56.1%
Total / Wtd. Avg.:	50	$767,467,461	100.0%	4.7728%	107	2.08	x	11.8%	58.7%	53.6%

(1)	In the case of Loan No. 2 with an anticipated repayment date, the Original Term to Maturity/ARD, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.

(2)	In the case of Loan Nos. 1, 3, 5, 8 and 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan(s). In the case of Loan Nos. 1, 5, 10 and 12, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the mezzanine loan. In the case of Loan Nos. 1, 3 and 5, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan(s).

(3)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

(4)	In the case of Loan Nos. 11, 13, 14, 19 and 22, the Cut-off Date LTV and Maturity Date LTV are calculated based upon an “as-renovated”, “as-stabilized” or “when complete” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Prospectus for additional details.

A-2-10

Remaining Term to Maturity/ARD in Months(1)

				Weighted Average
Remaining Term to Maturity/ARD in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(2)(3)		UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
50 - 60	4	$66,330,278	8.6%	4.9493%	55	2.01	x	13.7%	63.6%	60.8%
61 - 120	46	701,137,184	91.4	4.7561%	112	2.08	x	11.6%	58.3%	52.9%
Total / Wtd. Avg.:	50	$767,467,461	100.0%	4.7728%	107	2.08	x	11.8%	58.7%	53.6%

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)		UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(4)
Interest Only	7	$312,359,167	40.7%	4.4079%	103	2.93	x	13.4%	45.0%	45.0%
240	1	2,278,861	0.3	5.4100%	116	1.44	x	13.0%	52.4%	33.9%
300	3	20,955,887	2.7	5.2592%	119	1.43	x	11.8%	66.5%	50.6%
360	39	431,873,546	56.3	5.0098%	109	1.50	x	10.5%	68.3%	60.1%
Total / Wtd. Avg.:	50	$767,467,461	100.0%	4.7728%	107	2.08	x	11.8%	58.7%	53.6%

Remaining Amortization Term in Months

				Weighted Average
Remaining Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)		UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(4)
Interest Only	7	$312,359,167	40.7%	4.4079%	103	2.93	x	13.4%	45.0%	45.0%
236 - 298	1	2,278,861	0.3	5.4100%	116	1.44	x	13.0%	52.4%	33.9%
299 - 337	3	20,955,887	2.7	5.2592%	119	1.43	x	11.8%	66.5%	50.6%
338 - 360	39	431,873,546	56.3	5.0098%	109	1.50	x	10.5%	68.3%	60.1%
Total / Wtd. Avg.:	50	$767,467,461	100.0%	4.7728%	107	2.08	x	11.8%	58.7%	53.6%

(1)	In the case of Loan No. 2 with an anticipated repayment date, the Remaining Term to Maturity/ARD, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.

(2)	In the case of Loan Nos. 1, 3, 5, 8 and 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan(s). In the case of Loan Nos. 1, 5, 10 and 12, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the mezzanine loan. In the case of Loan Nos. 1, 3 and 5, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan(s).

(3)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

(4)	In the case of Loan Nos. 11, 13, 14, 19 and 22, the Cut-off Date LTV and Maturity Date LTV are calculated based upon an “as-renovated”, “as-stabilized” or “when complete” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Prospectus for additional details.

A-2-11

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)		UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(4)
IO-Balloon	25	$309,020,000	40.3%	4.9386%	112	1.45	x	10.0%	68.6%	61.0%
Interest Only	6	225,359,167	29.4	4.1600%	97	3.39	x	15.2%	37.7%	37.7%
Balloon	18	146,088,294	19.0	5.2024%	106	1.60	x	11.9%	67.2%	56.4%
Interest Only, ARD	1	87,000,000	11.3	5.0500%	119	1.72	x	8.9%	64.0%	64.0%
Total / Wtd. Avg.:	50	$767,467,461	100.0%	4.7728%	107	2.08	x	11.8%	58.7%	53.6%

Interest Only Periods(5)

				Weighted Average
Interest Only Periods	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)		UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(1)(2)(4)
12 - 24	11	$141,590,000	18.4%	4.9216%	106	1.54	x	10.5%	72.0%	63.2%
25 - 48	11	109,172,500	14.2	4.8929%	116	1.33	x	8.9%	68.1%	60.6%
49 - 60	4	78,257,500	10.2	5.1382%	102	1.57	x	11.4%	59.9%	56.4%
61 - 120	6	292,359,167	38.1	4.3435%	106	2.99	x	13.5%	44.2%	44.2%
Total / Wtd. Avg.:	32	$621,379,167	81.0%	4.6718%	107	2.19	x	11.7%	56.8%	53.0%

Underwritten Net Cash Flow Debt Service Coverage Ratios(2)(3)

				Weighted Average
Underwritten Net Cash Flow Debt Service Coverage Ratios	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR		UW NOI Debt Yield	Cut-off Date LTV(4)	Maturity Date LTV(1)(4)
1.21 - 1.24	2	$28,431,685	3.7%	5.0783%	116	1.22	x	8.1%	67.5%	60.4%
1.25 - 1.49	29	280,869,862	36.6	5.0559%	114	1.36	x	9.6%	68.2%	59.3%
1.50 - 1.74	5	165,641,933	21.6	5.0739%	118	1.65	x	10.1%	67.3%	62.6%
1.75 - 1.99	5	41,082,944	5.4	5.0984%	87	1.90	x	12.9%	60.7%	56.0%
2.00 - 2.24	5	33,774,371	4.4	5.1613%	88	2.19	x	15.6%	62.1%	56.7%
2.25 - 2.49	2	86,666,667	11.3	4.1576%	104	2.28	x	11.1%	49.5%	48.8%
2.75 - 3.99	1	42,900,000	5.6	4.1439%	114	3.97	x	18.2%	30.5%	30.5%
4.00 - 4.37	1	88,100,000	11.5	3.8164%	78	4.37	x	18.4%	30.2%	30.2%
Total / Wtd. Avg.:	50	$767,467,461	100.0%	4.7728%	107	2.08	x	11.8%	58.7%	53.6%

(1)	In the case of Loan No. 2 with an anticipated repayment date, the Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.

(2)	In the case of Loan Nos. 1, 3, 5, 8 and 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan(s). In the case of Loan Nos. 1, 5, 10 and 12, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the mezzanine loan. In the case of Loan Nos. 1, 3 and 5, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan(s).

(3)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

(4)	In the case of Loan Nos. 11, 13, 14, 19 and 22, the Cut-off Date LTV and Maturity Date LTV are calculated based upon an “as-renovated”, “as-stabilized” or “when complete” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Prospectus for additional details.

(5)	Excluding eighteen (18) loans that have no interest-only period during the loan term.

A-2-12

LTV Ratios as of the Cut-off Date(1)(2)

				Weighted Average
Range of Cut-off Date LTVs	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(3)	UW NCF DSCR(4)		UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV(3)
30.2% - 34.9%	2	$131,000,000	17.1%	3.9237%	90	4.24	x	18.3%	30.3%	30.3%
35.0% - 44.9%	1	2,900,000	0.4	4.9200%	115	2.03	x	11.0%	42.6%	42.6%
45.0% - 49.9%	3	74,642,007	9.7	4.2424%	119	2.26	x	10.6%	45.3%	44.5%
50.0% - 54.9%	1	2,278,861	0.3	5.4100%	116	1.44	x	13.0%	52.4%	33.9%
55.0% - 59.9%	4	72,042,500	9.4	5.1132%	101	1.62	x	11.7%	56.7%	52.3%
60.0% - 64.9%	5	136,970,917	17.8	4.8894%	108	1.77	x	10.1%	64.0%	61.3%
65.0% - 69.9%	17	172,156,118	22.4	5.0545%	106	1.46	x	10.3%	68.3%	60.3%
70.0% - 74.9%	15	166,755,031	21.7	5.1132%	117	1.41	x	10.0%	73.4%	63.2%
75.0% - 76.4%	2	8,722,027	1.1	5.1399%	113	1.64	x	11.8%	75.9%	64.2%
Total / Wtd. Avg.:	50	$767,467,461	100.0%	4.7728%	107	2.08	x	11.8%	58.7%	53.6%

LTV Ratios as of the Maturity Date(1)(2)(3)

				Weighted Average
Range of Maturity/ARD Date LTVs	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(4)		UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
30.2% - 34.9%	3	$133,278,861	17.4%	3.9491%	90	4.19	x	18.2%	30.7%	30.4%
35.0% - 44.9%	4	20,675,340	2.7	4.6106%	117	1.75	x	12.3%	52.6%	42.3%
45.0% - 49.9%	1	66,666,667	8.7	4.2000%	120	2.29	x	10.2%	45.0%	45.0%
50.0% - 54.9%	5	75,990,350	9.9	5.1122%	117	1.51	x	11.4%	60.2%	52.8%
55.0% - 59.9%	12	99,923,156	13.0	5.2164%	106	1.61	x	11.2%	66.0%	57.6%
60.0% - 64.9%	23	352,758,087	46.0	4.9986%	108	1.55	x	10.0%	69.2%	63.1%
65.0% - 66.7%	2	18,175,000	2.4	4.8599%	115	1.34	x	8.9%	73.0%	66.5%
Total / Wtd. Avg.:	50	$767,467,461	100.0%	4.7728%	107	2.08	x	11.8%	58.7%	53.6%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(3)	UW NCF DSCR(1)(4)		UW NOI Debt Yield(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV(1)(2)(3)
Defeasance	46	$592,017,461	77.1%	4.9740%	112	1.63	x	10.4%	64.5%	58.2%
Yield Maintenance	3	155,450,000	20.3	4.1040%	94	3.76	x	16.7%	36.2%	35.2%
Defeasance or Yield Maintenance	1	20,000,000	2.6	4.0163%	50	2.26	x	14.0%	64.3%	61.3%
Total / Wtd. Avg.:	50	$767,467,461	100.0%	4.7728%	107	2.08	x	11.8%	58.7%	53.6%

(1)	In the case of Loan Nos. 1, 3, 5, 8 and 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan(s). In the case of Loan Nos. 1, 5, 10 and 12, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the mezzanine loan. In the case of Loan Nos. 1, 3 and 5, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan(s).

(2)	In the case of Loan Nos. 11, 13, 14, 19 and 22, the Cut-off Date LTV and Maturity Date LTV are calculated based upon an “as-renovated”, “as-stabilized” or “when complete” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Prospectus for additional details.

(3)	In the case of Loan No. 2 with an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.

(4)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

A-2-13

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)(4)		UW NOI Debt Yield(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
Acquisition	24	$399,490,813	52.1%	4.6763%	99	2.48	x	13.8%	54.4%	49.5%
Refinance	25	301,309,981	39.3	5.0276%	115	1.50	x	9.4%	67.6%	60.9%
Recapitalization	1	66,666,667	8.7	4.2000%	120	2.29	x	10.2%	45.0%	45.0%
Total / Wtd. Avg.:	50	$767,467,461	100.0%	4.7728%	107	2.08	x	11.8%	58.7%	53.6%

(1)	In the case of Loan No. 2 with an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.

(2)	In the case of Loan Nos. 1, 3, 5, 8 and 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan(s). In the case of Loan Nos. 1, 5, 10 and 12, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the mezzanine loan. In the case of Loan Nos. 1, 3 and 5, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan(s).

(3)	In the case of Loan Nos. 11, 13, 14, 19 and 22, the Cut-off Date LTV and Maturity Date LTV are calculated based upon an “as-renovated”, “as-stabilized” or “when complete” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Prospectus for additional details.

(4)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

A-2-14

Previous Securitization History(1)

No.	Loan / Property Name	Location	Property Type	Previous Securitization
5.001	Inland Empire Indian Ave DC	Perris, CA	Industrial	WFRBS 2011-C2
5.022	Champagne DC	Ontario, CA	Industrial	MSDWC 2001-IQA
5.027	Brandon Woods DC	Baltimore, MD	Industrial	WFRBS 2011-C3
5.031	Franklin Square IC I	Rossville, MD	Industrial	GFCM 2003-1
5.060	10th Street Business Park 2	Plano, TX	Industrial	GFCM 2003-1
5.061	Park 55	Bolingbrook, IL	Industrial	WBCMT 2006-C27
5.063	Baltimore IC	Baltimore, MD	Industrial	GMACC 2001-C2
5.083	Maple Point 2	Woodridge, IL	Industrial	BSCMS 2007-PW17
5.092	10th Street Business Park 1	Plano, TX	Industrial	GFCM 2003-1
5.098	Park 88	Aurora, IL	Industrial	WBCMT 2007-C31
7	Vistas at Seven Bar	Albuquerque, NM	Multifamily	CD 2006-CD2
8	Jay Scutti Plaza	Rochester, NY	Retail	LBUBS 2006-C1
11	Chicago Marriott Southwest at Burr Ridge	Burr Ridge, IL	Hotel	CDGJ 2014-BXCH
13	Hilton Cincinnati Airport	Florence, KY	Hotel	CDGJ 2014-BXCH
16	The Vue	Austin, TX	Multifamily	RAITF 2014-FL3
20	Arbor Hill Apartments	San Antonio, TX	Multifamily	CSMC 2006-C2
22	Holiday Inn Express - Little Rock	Little Rock, AR	Hotel	BSCMS 2006-T24
23	Walnut Street Retail Portfolio	Pittsburgh, PA	Retail	MSC 2006-HQ10
29	Chagrin Professional Office	Beachwood, OH	Office	CSMC 2006-C2
32	Palmer Super Center	Palmer Township, PA	Retail	JPMCC 2006-CB17
35	Taunton Depot Shopping Center	Taunton, MA	Retail	CSFB 2003-CPN1
36	Cumberland Pointe	Atlanta, GA	Retail	CSMC 2006-C1
37	Banana Republic	Pittsburgh, PA	Retail	MSC 2006-HQ10
38	Hawthorne Square	Houston, TX	Retail	FUNBC 2000-C1
42	515 Westheimer	Houston, TX	Retail	CSFB 2005-C6
43	Alexander House	Houston, TX	Multifamily	CSMC 2006-C1
44	TopSail Way Shopping Center	Sneads Ferry, NC	Retail	CSMC 2006-C2
45	Aztec Square	Fort Mohave, AZ	Retail	CD 2006-CD3
47	501 Bath Street	Santa Barbara, CA	Office	JPMCC 2005-CB13
50	Gross - Villa MHP	Roswell, NM	Manufactured Housing	CSFB 2002-CKP1

(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan in this securitization paid off a loan in another securitization.

A-2-15

Class A-2(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity/ARD Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR(3)	UW NOI Debt Yield(3)	Cut-off Date LTV Ratio(3)(4)	Maturity Date LTV Ratio(3)(4)
10	Starwood Capital Extended Stay Portfolio	Various, Various	$20,000,000	2.6%	$19,070,882	28.2%	60	50	2.26x	14.0%	64.3%	61.3%
11	Chicago Marriott Southwest at Burr Ridge	Burr Ridge, IL	20,000,000	2.6	20,000,000	29.5	60	58	1.96x	12.7%	56.5%	56.5%
13	Hilton Cincinnati Airport	Florence, KY	15,967,930	2.1	14,882,518	22.0	60	58	2.17x	17.4%	68.7%	64.0%
17	Shadow Lake Apartments	Doraville, GA	10,362,347	1.4	9,592,224	14.2	60	57	1.36x	9.4%	67.9%	62.9%
	Total / Weighted Average		$66,330,277	8.6%	$63,545,624	93.9%	60	55	2.01x	13.7%	63.6%	60.8%

(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the majority of the principal balance of the Class A-2 certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to the maturity date or anticipated repayment date, as applicable, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or anticipated repayment date, as applicable. Each class of Certificates, including the Class A-2 certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Prospectus.

(2)	Reflects the percentage equal to the Maturity/ARD Balance divided by the initial Class A-2 certificate principal balance. The sum presented does not equal the total due to rounding.

(3)	In the case of Loan No. 10 the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV Ratio and Maturity Date LTV Ratio calculations include the related pari passu companion loans. In the case of Loan No. 10 the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the mezzanine loan.

(4)	With regards to Loan No. 13, Hilton Cincinnati Airport, the value references the appraiser’s “Prospective Value Upon Stabilization” of $23,250,000 as of January 1, 2018. The appraiser also determined a “Prospective Market Value Upon Completion of the Renovation” based on the Appraised Value of $23,000,000, which assumes that the property is renovated by January 1, 2017, resulting in a Cut-Off Date LTV Ratio and Maturity Date/LTV Ratio of 69.4% and 64.7%, respectively. At origination, $4.0 million was reserved to cover capital expenditures related to renovations at the property. Based on the appraiser’s “as-is” Appraised Value of $17,000,000, the Cut-Off Date LTV Ratio and Maturity Date/ARD LTV Ratio are 93.9% and 87.5%, respectively.

A-2-16

Structural Overview

Order of Distribution:

On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust expenses, yield maintenance charges, prepayment premiums and excess interest, will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

First: To interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-NR certificates, up to, and pro rata, in accordance with their respective interest entitlements.

Second: To the extent of funds allocated to principal and available for distribution: (i) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the scheduled principal balance for the related distribution date set forth in Annex E to the Prospectus, (ii) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (iii) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (iv) fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero, (v) fifth, to principal on the Class A-4 certificates until the certificate balance of the Class A-4 certificates has been reduced to zero, (vi) sixth, to principal on the Class A-5 certificates until the certificate balance of the Class A-5 has been reduced to zero and (vii) seventh, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero. If the certificate balance of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, based on their respective certificate balances, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates.

Third: To reimburse the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest at their respective pass-through rates.

Fourth: (i) first, to interest on the Class A-S certificates in the amount of their interest entitlement; (ii) second, to the extent of funds allocated to principal remaining after any distributions in respect of principal to each class of certificates with a higher payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates), to principal on the Class A-S certificates until their certificate balance is reduced to zero; and (iii) third, to reimburse the Class A-S certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

A-2-17

Order of Distribution (continued):

Fifth: (i) first, to interest on the Class B certificates in the amount of their interest entitlement; (ii) second, to the extent of funds allocated to principal remaining after any distributions in respect of principal to each class of certificates with a higher payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates), to principal on the Class B certificates until their certificate balance is reduced to zero; and (iii) third, to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

Sixth: (i) first, to interest on the Class C certificates in the amount of their interest entitlement; (ii) second, to the extent of funds allocated to principal remaining after any distributions in respect of principal to each class of certificates with a higher payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance is reduced to zero; and (iii) third, to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

Seventh: After the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-NR, Class A-S, Class B and Class C certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest and principal and to reimburse any unreimbursed losses to the Class D, Class E, Class F and Class NR certificates sequentially in that order in a manner analogous to that described in clause sixth above with respect to the Class C certificates, until the certificate balance of each such class is reduced to zero.

In addition, on the first Distribution Date, solely from funds transferred to the issuing entity for such purpose by the depositor, the Class X-D certificates will receive a payment of $100, which will be deemed a payment of principal on its respective REMIC regular interest principal balance for federal income tax purposes.

Realized Losses:	The certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR certificates will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to such class of certificates on such Distribution Date. On each Distribution Date, any such write-offs will be applied to such classes of certificates in the following order, in each case until the related certificate balance is reduced to zero: first, to the Class NR certificates; second, to the Class F certificates; third, to the Class E certificates; fourth, to the Class D certificates; fifth, to the Class C certificates; sixth, to the Class B certificates; seventh, to the Class A-S certificates; and, finally, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, based on their then-current respective certificate balances. The notional amount of the Class X-A certificates will be reduced to reflect reductions in the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-B certificates will be reduced to reflect reductions in the certificate balance of the Class B certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the

A-2-18

Realized Losses (continued):	Class X-D certificates will be reduced to reflect reductions in the certificate balance of the Class D certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-E certificates will be reduced to reflect reductions in the certificate balance of the Class E certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-F certificates will be reduced to reflect reductions in the certificate balance of the Class F certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-NR certificates will be reduced to reflect reductions in the certificate balance of the Class NR certificates resulting from allocations of losses realized on the mortgage loans.
Prepayment Premiums and Yield Maintenance Charges:

On each Distribution Date, each yield maintenance charge collected on the mortgage loans during the one-month period ending on the related Determination Date is required to be distributed to certificateholders (excluding the Class X-E, Class X-F, Class X-NR, Class E, Class F, Class NR, Class Z and Class R certificates) as follows: (1) pro rata, between (x) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A and Class A-S certificates, and (y) the group (the “YM Group B” and collectively with the YM Group A, the “YM Groups”) of the Class X-B, Class X-D, Class B, Class C and Class D certificates, based upon the aggregate amount of principal distributed to the classes of certificates in each YM Group on such Distribution Date, and (2) as among the respective classes of certificates in each YM Group in the following manner: (A) on a pro rata basis in accordance with their respective entitlements in those yield maintenance charges, to each class of certificates in such YM Group with a certificate balance in an amount equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the certificates in such YM Group with certificate balances on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment with respect to such class of certificates, and (z) the aggregate amount of such yield maintenance charge allocated to such YM Group; and (B) the portion of such yield maintenance charge allocated to such YM Group remaining after such distributions to the applicable class(es) of principal balance certificates in such YM Group, to the class(es) of Class X Certificates in such YM Group, and in the case of the YM Group B, on a pro rata basis in accordance with their respective reductions in their notional amounts on such Distribution Date, to the Class X-B and Class X-D Certificates.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the pass-through rate on such class of certificates exceeds (ii) the discount rate used in accordance with the related mortgage loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the mortgage loan rate on such mortgage loan exceeds (ii) the discount rate used in accordance with the related mortgage loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the mortgage loan

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Prepayment Premiums and Yield Maintenance Charges (continued):

rate on the related mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided, however, that if such discount rate is greater than or equal to the mortgage loan rate, but less than the pass-through rate, the fraction will be one.

If a prepayment premium (calculated as a fixed percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-E, Class X-F, Class X-NR, Class E, Class F, Class NR, Class Z or Class R certificates. Instead, after the notional amounts of the Class X-A, Class X-B and Class X-D certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be distributed to holders of the Class X-D certificates, regardless of whether the notional amount of the Class X-D certificates has been reduced to zero. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A-1 to the Prospectus. See also “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date. See also “Description of the Certificates—Distributions” in the Prospectus.

Non-Serviced Mortgage Loans:	Each of the GLP Industrial Portfolio B mortgage loan, the Quaker Bridge Mall mortgage loan, the GLP Industrial Portfolio A mortgage loan and the Starwood Capital Extended Stay Portfolio mortgage loan is referred to in this Term Sheet as, individually, a “non-serviced mortgage loan” and, collectively, the “non-serviced mortgage loans”. Each non-serviced mortgage loan and the related companion loan(s) are being serviced and administered in accordance with, and all decisions, consents, waivers, approvals and other actions on the part of the holders of the non-serviced mortgage loan and the related companion loan(s) will be effected in accordance with, the Lead Pooling and Servicing Agreement set forth in the “Pari Passu Loan Summary” table above and the related co-lender agreement. Consequently, the servicing provisions set forth in this Term Sheet will generally not be applicable to the non-serviced mortgage loans, but instead such servicing and administration of the non-serviced mortgage loans will, in each case, be governed by the related Lead Pooling and Servicing Agreement. Each Lead Pooling and Servicing Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The non-serviced mortgage loans are discussed further under “—Whole Loans” below.

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Advances:	The master servicer and, if it fails to do so, the trustee, will be obligated to make (i) P&I advances with respect to each mortgage loan in the issuing entity and, (ii) with respect to each mortgage loan (other than the non-serviced mortgage loans) and serviced whole loan, servicing advances, including paying delinquent real estate taxes, assessments and hazard insurance premiums, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan (or, if applicable, serviced whole loan) and, in the case of P&I advances, subject to reduction in connection with any appraisal reduction amounts that may occur. The special servicer will have no obligation to make property advances; provided that with respect to a specially serviced loan, the special servicer will be entitled to make a property advance in an urgent or emergency situation, and the master servicer will be required to reimburse the special servicer for such advance, with interest; provided that the advance is not determined by the master servicer to be nonrecoverable. Notwithstanding the foregoing, servicing advances for the non-serviced mortgage loans will be made by the parties to, and pursuant to, the applicable Lead Pooling and Servicing Agreement.
Appraisal Reduction Amounts:	An appraisal reduction amount generally will be created with respect to a required appraisal loan (which is a serviced mortgage loan (or serviced whole loan, if applicable)) as to which certain defaults, modifications or insolvency events have occurred (as further described in the Prospectus) in the amount, if any, by which the principal balance of such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property (as determined by one or more appraisals obtained by the special servicer) plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan (net of other amounts overdue or advanced in connection with such required appraisal loan). In general, subject to the discussion in the next paragraphs, any appraisal reduction amount calculated with respect to a whole loan will be allocated to the related mortgage loan and pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. In the case of the non-serviced mortgage loans, any appraisal reduction amounts will be calculated pursuant to, and by a party to, the related Lead Pooling and Servicing Agreement (as discussed under “—Whole Loans” below). As a result of an appraisal reduction amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the most subordinate class(es) of certificates (exclusive of the Class Z and Class R certificates) then outstanding (i.e., first to the Class NR certificates, then to the Class F certificates, then to the Class E certificates, then to the Class D certificates, then to the Class C certificates, then to the Class B certificates, then to the Class A-S certificates, and then, pro rata based on their respective interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-NR certificates). In general, a mortgage loan (or whole loan, if applicable) serviced under the pooling and servicing agreement for this transaction will cease to be a required appraisal loan, and no longer be subject to an appraisal reduction amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such serviced loan to be a required appraisal loan.

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Appraisal Reduction Amounts (continued):

Appraisal reduction amounts with respect to each of the GLP Industrial Portfolio B whole loan, the Quaker Bridge Mall whole loan and the GLP Industrial Portfolio A whole loan will be allocated to notionally reduce the outstanding principal balance of the related subordinate companion loans prior to pro rata allocation to the related mortgage loan and pari passu companion loans.

At any time an appraisal is ordered under the pooling and servicing agreement with respect to a property that would result in an appraisal reduction amount with respect to a mortgage loan that would result in a change in the controlling class, certain certificate holders will have a right to request a new appraisal as described in the Prospectus.

Age of Appraisals:	Appraisals (which can be an update of a prior appraisal) with respect to a mortgage loan serviced under the pooling and servicing agreement are required to be no older than 6 months for purposes of determining appraisal reduction amounts, market value, and other calculations as described in the Prospectus.
Sale of Defaulted Loans:	There will be no “Fair Market Value Purchase Option”, instead defaulted loans will be sold in a process similar to the sale process for REO property.
Cleanup Call:

On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Prospectus. Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the aggregate certificate balances of all certificates (exclusive of the Class X Certificates) senior to the Class D certificates, and the notional amounts of the Class X-A and Class X-B certificates have been reduced to zero, and if the master servicer has consented, the issuing entity could also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (excluding the Class Z and Class R certificates), for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

Directing Certificateholder:	The “Directing Certificateholder” will generally be the controlling class certificateholder or other representative designated by the holder(s) of at least a majority of the voting rights of the controlling class. The controlling class is the most subordinate class of the Class E, Class F and Class NR certificates that has an aggregate certificate balance as notionally reduced by any Cumulative Appraisal Reduction Amounts allocated to such class, that is equal to or greater than 25% of the initial certificate balance of such class of certificates; provided that if at any time the certificate balances of the certificates other than the Class E, Class F and Class NR certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the controlling class will be the most subordinate class among the control eligible certificates that has an aggregate Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. At any time when Class E is the controlling class, the majority Class E certificateholders may elect under certain circumstances to opt-out from its rights under the pooling and servicing agreement. See “The Pooling and Servicing

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Directing Certificateholder (continued):

Agreement—The Directing Certificateholder” in the Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Directing Certificateholder.

Torchlight Investors, LLC or one of its managed funds is expected to purchase the Class E, Class F, Class NR and Class Z certificates (and may also purchase certain other classes of certificates, including the Class X-D, Class X-E, Class X-F, Class X-NR and Class D Certificates) and, on the Closing Date, is expected to be the initial Directing Certificateholder.

Control/Consultation Rights:

The Directing Certificateholder will be entitled to have consultation and approval rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) unless no class of the Class E, Class F and Class NR certificates (the “control eligible certificates”) has an outstanding certificate balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocated to such class, that is equal to or greater than 25% of the initial certificate balance of that class of certificates (a “Control Termination Event”); provided that a Control Termination Event will not be deemed to be continuing in the event the certificate balances of all classes of principal balance certificates other than the control eligible certificates have been reduced to zero.

The “Cumulative Appraisal Reduction Amount” as of any date of determination for any mortgage loan, is equal to the sum of (i) all appraisal reduction amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

“AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the Lead Pooling and Servicing Agreement governing the servicing of such non-serviced mortgage loan) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an appraisal reduction amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent Appraised Value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value (or in the calculation of any related appraisal reduction amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of an non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer),

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Control/Consultation Rights (continued):

plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related appraisal reduction amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related appraisal reduction amounts.

So long as a Control Termination Event does not exist, the Directing Certificateholder will be entitled to direct the special servicer to take, or refrain from taking, certain actions that would constitute major decisions with respect to a mortgage loan or whole loan serviced under the pooling and servicing agreement and will also have the right to notice and to consent to certain material actions that would constitute major decisions that the master servicer or the special servicer plan on taking with respect to any such mortgage loan or serviced whole loan subject to the servicing standard and other restrictions as described in the Prospectus.

Following the occurrence and during the continuation of a Control Termination Event until such time as no class of the Class E, Class F and Class NR certificates has an outstanding certificate balance, without regard to the application of any Cumulative Appraisal Reduction Amounts, that is at least equal to 25% of the initial certificate balance of such class of certificates (a “Consultation Termination Event”), all of the rights of the Directing Certificateholder will terminate other than a right to consult with respect to the major decisions and other matters as to which it previously had approval rights; provided that a Consultation Termination Event will not be deemed to be continuing in the event the certificate balances of all classes of principal balance certificates other than the control eligible certificates have been reduced to zero. After the occurrence and during the continuation of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as if those certificateholders and, with respect to a serviced pari passu companion loan, the related pari passu companion loan holder(s) constituted a single lender.

With respect to each non-serviced whole loan, the Directing Certificateholder for this transaction will have limited consultation rights (except in the case of the GLP Industrial B whole loan, the GLP Industrial Portfolio A whole loan and, unless an AB control appraisal period exists, the Quaker Bridge Mall whole loan), and the applicable directing certificateholder (or equivalent entity) pursuant to the related Lead Pooling and Servicing Agreement (or, in the case of the Quaker Bridge Mall whole loan, unless an AB control appraisal period exists, the holder of a related subordinate companion loan) will have consultation, approval and direction rights, with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding such non-serviced whole loan, as provided for in the related co-lender agreement and in the related Lead Pooling and Servicing Agreement, and as described under “Description of the Mortgage Pool—The Whole Loans” in the Prospectus.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the Directing Certificateholder or any controlling class certificateholder is a Borrower Party (any of the above, as applicable, an “Excluded

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Control/Consultation Rights (continued):	Controlling Class Holder”), such Excluded Controlling Class Holder will not have any consultation or approval rights with respect to such mortgage loan and will have no right to receive asset status reports or such other information as may be specified in the pooling and servicing agreement. A “Borrower Party” is a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which the mezzanine lender has initiated foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, a person controlling or controlled by or under common control with the foregoing or any other such person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager of a mortgaged property or mezzanine lender.
Whole Loans:

The GLP Industrial Portfolio B mortgage loan, which will be contributed to the issuing entity and has an outstanding principal balance as of the Cut-off Date of $88,100,000, represents approximately 11.5% of the Initial Pool Balance and has (i) four related companion loans that are pari passu in right of payment with the GLP Industrial Portfolio B mortgage loan, of which (a) two notes were included in CSMC Trust 2015-GLPB (“CSMC 2015-GLPB transaction”), (b) one note is currently held by Column and is expected to be contributed to a future securitization trust and (c) one note was included in the MSCI Trust 2016-UBS9 and (ii) two related companion loans that are generally subordinate in right of payment with the GLP Industrial Portfolio B mortgage loan and which were included in the CSMC 2015-GLPB transaction. Each pari passu companion loan described above is referred to in this Term Sheet as a “pari passu companion loan”, a “non-serviced companion loan” and a “companion loan”. Each subordinate companion loan is referred to in this Term Sheet as a “subordinate companion loan”, a “non-serviced companion loan” and a “companion loan”. The GLP Industrial Portfolio B mortgage loan and the related companion loans are collectively referred to in this Term Sheet as the “GLP Industrial Portfolio B whole loan”, a “non-serviced whole loan” and a “whole loan”. The GLP Industrial Portfolio B whole loan will be serviced by the CSMC 2015-GLPB transaction master servicer and, if and to the extent necessary, the CSMC 2015-GLPB transaction special servicer under the CSMC 2015-GLPB transaction trust and servicing agreement (referred to as the “CSMC 2015-GLPB TSA” in this Term Sheet). Wells Fargo, as the CSMC 2015-GLPB transaction trustee, or a custodian on its behalf, will hold the mortgage file for the GLP Industrial Portfolio B whole loan pursuant to the CSMC 2015-GLPB TSA (other than the promissory note for the related mortgage loan, which will be held by the custodian under the pooling and servicing agreement for this securitization).

The Quaker Bridge Mall mortgage loan, which will be contributed to the issuing entity and has an outstanding principal balance as of the Cut-off Date of $66,666,667, represents approximately 8.7% of the Initial Pool Balance and has (i) one related companion loan that is pari passu in right of payment with the Quaker Bridge Mall mortgage loan, which is expected to be contributed to the JPMDB 2016-C2 Commercial Mortgage Trust (“JPMDB 2016-C2 transaction”), and (ii) two related companion loans that are generally subordinate in right of payment with the Quaker Bridge Mall mortgage loan, which have been sold to Teachers Insurance and Annuity Association of America. The pari passu companion loan described above is referred to in this Term Sheet as a “pari passu companion loan”, a “non-serviced companion loan” and a “companion loan”. Each subordinate companion loan is referred to in this

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Whole Loans (continued):

Term Sheet as a “subordinate companion loan”, a “non-serviced companion loan” and a “companion loan”. The Quaker Bridge Mall mortgage loan and the related companion loans are collectively referred to in this Term Sheet as the “Quaker Bridge Mall whole loan”, a “non-serviced whole loan” and a “whole loan”. The Quaker Bridge Mall whole loan is expected to be serviced by the JPMDB 2016-C2 transaction master servicer and, if and to the extent necessary, the JPMDB 2016-C2 transaction special servicer under the JPMDB 2016-C2 transaction pooling and servicing agreement (referred to as the “JPMDB 2016-C2 PSA” in this Term Sheet). Wells Fargo, as the JPMDB 2016-C2 transaction trustee, or a custodian on its behalf, is expected to hold the mortgage file for the Quaker Bridge Mall whole loan pursuant to the JPMDB 2016-C2 PSA (other than the promissory note for the related mortgage loan, which will be held by the custodian under the pooling and servicing agreement for this securitization).

The GLP Industrial Portfolio A mortgage loan, which will be contributed to the issuing entity and has an outstanding principal balance as of the Cut-off Date of $42,900,000, represents approximately 5.6% of the Initial Pool Balance and has (i) four related companion loans that are pari passu in right of payment with the GLP Industrial Portfolio A mortgage loan, of which (a) two notes were included in CSMC Trust 2015-GLPA (“CSMC 2015-GLPA transaction”), (b) one note was included in the CSAIL 2016-C5 Commercial Mortgage Trust and (c) one note was included in the MSBAM Trust 2016-C28 and and (ii) two related companion loans that are generally subordinate in right of payment with the GLP Industrial Portfolio A mortgage loan and which were included in the CSMC 2015-GLPA transaction. Each pari passu companion loan described above is referred to in this Term Sheet as a “pari passu companion loan”, a “non-serviced companion loan” and a “companion loan”. Each subordinate companion loan is referred to in this Term Sheet as a “subordinate companion loan”, a “non-serviced companion loan” and a “companion loan”. The GLP Industrial Portfolio A mortgage loan and the related companion loans are collectively referred to in this Term Sheet as the “GLP Industrial Portfolio A whole loan”, a “non-serviced whole loan” and a “whole loan”. The GLP Industrial Portfolio A whole loan will be serviced by the CSMC 2015-GLPA transaction master servicer and, if and to the extent necessary, the CSMC 2015-GLPA transaction special servicer under the CSMC 2015-GLPA transaction trust and servicing agreement (referred to as the “CSMC 2015-GLPA TSA” in this Term Sheet). Wells Fargo, as the CSMC 2015-GLPA transaction trustee, or a custodian on its behalf, will hold the mortgage file for the GLP Industrial Portfolio A whole loan pursuant to the CSMC 2015-GLPA TSA (other than the promissory note for the related mortgage loan, which will be held by the custodian under the pooling and servicing agreement for this securitization).

The Jay Scutti Plaza mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $25,000,000, represents approximately 3.3% of the Initial Pool Balance, and has a related companion loan that (i) is pari passu in right of payment with the Jay Scutti Plaza mortgage loan and (ii) is currently held by MC-Five Mile, a sponsor and originator, or an affiliate and is expected to be contributed to one or more future securitization trusts. The pari passu companion loan described above is referred to in this Term Sheet as a “pari passu companion loan”, a “serviced companion loan” and a “companion loan”. The Jay Scutti Plaza mortgage loan and the related companion loan are collectively referred to in this Term

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Whole Loans (continued):

Sheet as the “Jay Scutti Plaza whole loan”, the “serviced whole loan” and a “whole loan”.

The Starwood Capital Extended Stay Portfolio mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $20,000,000, represents approximately 2.6% of the Initial Pool Balance, and has three related companion loans that are pari passu in right of payment with the Starwood Capital Extended Stay Portfolio mortgage loan, (i) one of which was included in the CSAIL 2015-C3 Commercial Mortgage Trust (the “CSAIL 2015-C3 transaction”) and (ii) two of which were included in the CSAIL 2016-C5 Commercial Mortgage Trust. Each pari passu companion loan described above is referred to in this Term Sheet as a “pari passu companion loan”, a “non-serviced companion loan” and a “companion loan”. The Starwood Capital Extended Stay Portfolio mortgage loan and the related companion loans are collectively referred to in this Term Sheet as the “Starwood Capital Extended Stay Portfolio whole loan”, a “non-serviced whole loan” and a “whole loan”. The Starwood Capital Extended Stay Portfolio whole loan will be serviced by the CSAIL 2015-C3 transaction master servicer and, if and to the extent necessary, the CSAIL 2015-C3 transaction special servicer under the CSAIL 2015-C3 transaction pooling and servicing agreement (referred to as the “CSAIL 2015-C3 PSA” in this Term Sheet). Wells Fargo, as the CSAIL 2015-C3 transaction trustee, or a custodian on its behalf, will hold the mortgage file for the Starwood Capital Extended Stay Portfolio whole loan pursuant to the CSAIL 2015-C3 PSA (other than the promissory note for the related mortgage loan, which will be held by the custodian under the pooling and servicing agreement for this securitization).

Each of the CSMC 2015-GLPB TSA, JPMDB 2016-C2 PSA, CSMC 2015-GLPA TSA and CSAIL 2015-C3 PSA is also referred to in this Term Sheet as a “Lead Pooling and Servicing Agreement” insofar as it relates to the non-serviced whole loan serviced thereunder.

In the case of the non-serviced whole loans, the related mortgage loans are referred to as “non-serviced mortgage loans”.

The Jay Scutti Plaza whole loan will be serviced by KeyBank, as the CSAIL 2016-C6 master servicer, and special serviced by Torchlight, as the CSAIL 2016-C6 special servicer pursuant to the terms of the CSAIL 2016-C6 PSA. Wells Fargo, as the CSAIL 2016-C6 trustee, or a custodian on its behalf, will hold the mortgage file for the Jay Scutti Plaza whole loan pursuant to the CSAIL 2016-C6 PSA (other than the promissory note for the related companion loan that is not an asset of the CSAIL 2016-C6 securitization).

For more information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans” in the Prospectus.

Servicing Standard:	Each of the mortgage loans (other than the non-serviced mortgage loans) and serviced whole loan(s) will be serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement. In all circumstances, each of the master servicer and the special servicer are obligated to act in the best interests of the certificateholders (and, in the case of a serviced whole loan, the holder of the related serviced companion loan) as a collective whole as if such certificateholders (and, if applicable, such companion loan holder), constituted a single lender. The applicable

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Servicing Standard (continued):

special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means:

(a) for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the mortgage loan rate and (iii) the yield on 10-year US treasuries; and

(b) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

Termination of Special Servicer:

If a Control Termination Event has not occurred (or has occurred, but is no longer continuing), the special servicer may be replaced with respect to the mortgage loans and the serviced whole loans at the direction of the Directing Certificateholder upon satisfaction of certain conditions specified in the pooling and servicing agreement.

After the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class Z and Class R certificates) may request a vote to replace the special servicer. The subsequent vote may result in the termination and replacement of such special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 75% of a “certificateholder quorum” (holders of certificates evidencing at least 75% of the aggregate voting rights of the certificates (other than the Class X, Class Z and Class R certificates)), or (b) more than 50% of the voting rights of each class of certificates other than any Class X, Class Z and Class R certificates (but in the case of this clause (b) only such classes of certificates that, in each case, have an outstanding certificate balance, as notionally reduced by any appraisal reduction amounts allocated to such class, equal to or greater than 25% of the initial certificate balance of such class, minus all payments of principal made on such class of certificates), vote affirmatively to so replace such special servicer.

At any time after the occurrence of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer resulting in a solicitation of a certificateholder vote. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of certificates (other than Class X, Class Z and Class R certificates) evidencing at least a majority of the voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balances of the classes to which such appraisal reduction amounts are allocable) of all certificates (other than Class X, Class Z and Class R certificates). In the event the holders of such certificates elect to remove and replace the special servicer, the certificate administrator will be required to obtain a rating agency confirmation from each of the rating agencies at that time.

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Excluded Special Servicer:	In the event that, with respect to any mortgage loan, the special servicer has obtained knowledge that it is a Borrower Party with respect to a mortgage loan, the special servicer will be required to resign as special servicer of such mortgage loan (an “Excluded Special Servicer Loan”), and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will be required to appoint (and may replace with or without cause) a successor special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to such Excluded Special Servicer Loan unless such Excluded Special Servicer Loan is also an excluded loan with respect to such Directing Certificateholder, in which case the resigning special servicer will be required to use reasonable efforts to appoint the Excluded Special Servicer.
Servicing Compensation:

Modification Fees: Certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e., a mortgage loan other than a non-serviced mortgage loan) or serviced whole loan, if applicable (i.e., reimburse the trust for certain expenses including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, but not yet reimbursed to the trust or servicers), or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding, in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or applicable special servicer. Within any prior 12-month period, all excess modification fees earned by the master servicer or by the applicable special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, will be subject to a cap equal to the greater of (i) 1.0% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by either special servicer will be required to offset any future workout fees to the extent in excess of $25,000 or liquidation fees payable with respect to the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, or related REO property; provided that if the mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the applicable special servicer prior to such mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, ceased to be a corrected loan within 12 months of it becoming a modified mortgage loan (or modified whole loan, if applicable).

Penalty Charges: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related mortgage loan (other than a

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Servicing Compensation (continued):

non-serviced mortgage loan) or serviced whole loan, if applicable (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the applicable special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, and any excess received with respect to a serviced loan will be paid to the master servicer (for penalty charges accrued while a non-specially serviced loan), and the applicable special servicer (for penalty charges accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced loan, they will be paid to the master servicer or applicable special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a liquidation fee of $1,000,000, for each mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan that is a specially serviced loan and any REO property, subject in any case to a minimum liquidation fee of $25,000, except that the liquidation fee will be zero with respect to certain liquidation events set forth in the pooling and servicing agreement, and the liquidation fee with respect to each mortgage loan or REO mortgage loan repurchased or substituted for after more than 180 days following the Mortgage Loan Seller’s receipt of notice or discovery of a material breach or material defect will be in an amount equal to the liquidation fee rate described above of the outstanding principal balance of such mortgage loan or REO loan. For any mortgage loan (other than a non-serviced loan) or serviced whole loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest) on the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, from the date such serviced loan becomes a corrected loan through and including the then related maturity date; or in any case such higher rate as would result in a workout fee of $25,000 when applied to each expected payment of principal and interest (other than default interest) on any mortgage loan from the date such serviced loan becomes a corrected loan through and including the then related maturity date.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced loan within 90 days of the maturity default.

Operating Advisor:	Prior to the occurrence and continuance of a Control Termination Event, the operating advisor will review certain information on the certificate administrator’s website, and will have access to any final asset status report but will not have any approval or consultation rights. After the occurrence and during the continuance of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer in respect of the asset status report with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as if those certificateholders (and, with respect to a serviced pari passu companion loan, the related pari passu companion loan holder(s)) constituted a single lender. Additionally, the operating advisor will be required to prepare an annual

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Operating Advisor (continued):

report to be provided to the trustee, the master servicer, the rating agencies, the certificate administrator and the 17g-5 information provider and to recalculate and verify the accuracy of certain calculations and their corresponding application.

After the occurrence of a Consultation Termination Event, the operating advisor may be removed without cause upon (i) the written direction of certificateholders evidencing not less than 15% of the voting rights (taking into account the application of appraisal reduction amounts to notionally reduce the certificate balances of classes to which such appraisal reduction amounts are allocable) requesting a vote to replace the operating advisor and (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote Upon the vote or written direction of holders of at least 75% of the voting rights (taking into account the application of appraisal reduction amounts to notionally reduce the certificate balances of classes to which such appraisal reduction amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor. In the event there are no classes of certificates outstanding (other than the Class X-E, Class X-F, Class X-NR, Class E, Class F, Class NR, Class Z and Class R certificates and, for purposes of receiving prepayment premiums or yield maintenance charges, the Class X-D certificates), then all of the rights and obligations of the operating advisor under the pooling and servicing agreement will terminate.

Asset Representations Reviewer:	The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. An asset review will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period.
Replacement of the Asset Representations Reviewer:	The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any appraisal reduction amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all certificateholders and the asset representations reviewer of such request. Upon the written direction of certificateholders evidencing at least 75% of a certificateholder quorum (without regard to the application of any appraisal reduction amounts), the trustee will terminate all of the rights and obligations

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Replacement of the Asset Representations Reviewer (continued):	of the asset representations reviewer under the pooling and servicing agreement, and the proposed successor asset representations reviewer will be appointed.
Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a repurchase request is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such repurchase request, then the enforcing servicer will be required to send a notice to the “initial requesting certificateholder” (if any) and to the certificate administrator who will make such notice available to all other certificateholders and certificate owners indicating the enforcing servicer’s intended course of action with respect to the repurchase request. Such notice will notify all certificateholders and certificate owners that in the event any certificateholder disagrees with the enforcing servicer’s intended course of action, the enforcing servicer will be required to follow the course of action agreed to and/or proposed by the majority of the responding certificateholders that involves referring the matter to mediation or arbitration, as the case may be. If (a) the enforcing servicer’s intended course of action with respect to the repurchase request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the repurchase request and the initial requesting certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the repurchase request but the initial requesting certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a repurchase request, (i) that related material defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller has paid a loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement.

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Deal Website:

The Certificate Administrator will maintain a deal website including, but not limited to:

■  all special notices delivered

■  summaries of final asset status reports

■  all appraisals in connection with appraisal reduction amounts plus any subsequent appraisal updates

■  an “Investor Q&A Forum” and a voluntary investor registry

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Mortgage Loan No. 1 — GLP Industrial Portfolio B

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Mortgage Loan No. 1 — GLP Industrial Portfolio B

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Mortgage Loan No. 1 — GLP Industrial Portfolio B

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Mortgage Loan No. 1 — GLP Industrial Portfolio B

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Portfolio of 142 Properties
Original Principal Balance(1):	$88,100,000	Title:	Fee
Cut-off Date Principal Balance(1):	$88,100,000	Property Type - Subtype:	Industrial – Various
% of Pool by IPB:	11.5%	Net Rentable Area (SF):	26,238,861
		Location:	Various
Loan Purpose:	Acquisition	Year Built / Renovated:	Various
Borrowers(2):	Various	Occupancy(5):	93.8%
Sponsors(3):	Global Logistic Properties Limited	Occupancy Date(5):	10/1/2015
Interest Rate:	3.8164107%	Number of Tenants:	321
Note Date:	11/4/2015	2013 NOI:	$81,261,611
Maturity Date:	11/6/2022	2014 NOI:	$97,105,129
Interest-only Period:	84 months	2015 NOI(6)(7):	$100,410,302
Original Term:	84 months	TTM NOI(6):	N/A
Original Amortization:	None	UW Economic Occupancy:	94.0%
Amortization Type:	Interest Only	UW Revenues:	$157,006,433
Call Protection:	YM1(77),O(7)	UW Expenses:	$41,555,299
Lockbox(4):	Hard	UW NOI:	$115,451,134
Additional Debt(1):	Yes	UW NCF:	$106,267,532
Additional Debt Balance(1):	$1,205,900,000	Appraised Value / Per SF(8):	$2,081,000,000 / $79
Additional Debt Type(1):	Pari Passu, B-Note, Mezzanine	Appraisal Date(8):	Various
Additional Future Debt Permitted:	No

Escrows and Reserves(9)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$24
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$24
Insurance:	$0	Springing	N/A	Cut-off Date LTV(8):	30.2%
Replacement Reserves:	$0	Springing	(9)	Maturity Date LTV(8):	30.2%
TI/LC:	$0	Springing	(9)	UW NCF DSCR:	4.37x
Engineering:	$1,281,668	N/A	N/A	UW NOI Debt Yield:	18.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan (A Notes)	$628,700,000	28.9%	Purchase Price	$2,047,485,527	94.0%
Mortgage Loan (B Notes)	335,300,000	15.4	Closing Costs	129,154,208	5.9
Mezzanine Loans	330,000,000	15.2	Upfront Reserves	1,281,668	0.1
Sponsor Equity	883,921,403	40.6
Total Sources	$2,177,921,403	100.0%	Total Uses	$2,177,921,403	100.0%

(1)	The GLP Industrial Portfolio B loan is part of a larger split whole loan evidenced by five pari passu senior notes (collectively, “A Notes”) and two subordinate notes (collectively, “B Notes”) with an aggregate original principal balance of $964.0 million. The financial information presented in the chart above and herein reflects the cut-off date balance of the $628.7 million of A Notes, but not the $330.0 million of mezzanine loans or the $335.3 million of B Notes. The additional debt consists of four pari passu companion loans with an outstanding principal balance of $540.6 million, $335.3 million of B Notes and $330.0 million of mezzanine loans. For a more detailed description of the additional debt, please refer to “Additional Debt” below.

(2)	The loan has 24 borrowers, which are each special purpose entities.

(3)	The GLP Industrial Portfolio B loan’s sponsors and non-recourse carveout guarantors are eleven subsidiaries of Global Logistic Properties Limited.

(4)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(5)	As of December 31, 2015, the occupancy of the Portfolio was 94.0%.

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Mortgage Loan No. 1 — GLP Industrial Portfolio B

(7)	Represents trailing twelve months ending June 30, 2015. Due to the Portfolio being acquired by the borrower on November 4, 2015, full year-end financials were not available. Based on annualized financials from November 4, 2015 to December 31, 2015, the Portfolio had an annualized NOI of $116.1 million. Based on UW NOI for the period from November 4, 2015 to December 31, 2015 the Portfolio would result in an annualized UW NOI of $115.6 million. Based on annualized financials from January 1, 2016 to March 31, 2016, the Portfolio had an annualized NOI of $119.7 million.

(8)	UW NOI exceeds 2015 NOI due to increases in rents on the October 2015 rent roll and the inclusion of approximately $3.3 million for rent steps and $0.6 million for straight line rents.

(9)	The appraised value of $2,081.0 million is reflective of the value of the Portfolio if sold in its entirety to a single buyer. The appraisal determined an appraised value on both a portfolio and an individual basis. The concluded aggregate appraised value of the individual properties was $1,988.1 million, which would result in a Cut-off Date LTV of 31.6% and a Maturity Date LTV of 31.6%. The dates of the appraised values ranged from July 9, 2015 to October 2, 2015.

(10)	For a more detailed description of escrows and reserves, please refer to “Escrows and Reserves” below.

The Loan. The GLP Industrial Portfolio B loan, which is part of a larger split whole loan, is a first mortgage loan secured by the borrowers’ fee or leasehold interest in a cross-collateralized pool of 142 industrial properties located in 11 states. The whole loan has an outstanding principal balance of $964.0 million (“GLP Industrial Portfolio B Whole Loan”) as of the cut-off date, which is comprised of five pari passu notes, Note A-1, Note A-2, Note A-3-1, Note A-3-2 and Note A-4, and $335.3 million of subordinate B Notes. Note A-1 and Note A-2, which have an aggregate outstanding principal balance as of the cut-off date of $468.7 million, were previously contributed with the B Notes to the CSMC 2015-GLPB securitization. Note A-3-1 has an outstanding principal balance as of the cut-off date of $88.1 million and is being contributed to the CSAIL 2016-C6 Commercial Mortgage Trust. Note A-4, which has an outstanding principal balance as of the cut-off date of $56.0 million, was previously contributed to the MSCI 2016-UBS9 securitization. Note A-3-2, which has an outstanding principal balance as of the cut-off date of $15.9 million, is currently held by Column Financial, Inc. and is expected to be contributed to a future securitization trust.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Note in Controlling Securitization
Notes A-1, A-2	$468,700,000	$468,700,000	CSMC 2015-GLPB	Yes
Note A-3-1	88,100,000	88,100,000	CSAIL 2016-C6	No
Note A-3-2	15,900,000	15,900,000	Future Securitization	No
Note A-4	56,000,000	56,000,000	MSCI 2016-UBS9	No
Notes B-1, B-2	335,300,000	335,300,000	CSMC 2015-GLPB	Yes
Total	$964,000,000	$964,000,000

The Borrowers. There are 24 borrowing entities for the loan, each a special-purpose entity.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are eleven subsidiaries of Global Logistic Properties Limited (“GLP”). GLP (SGX: MC0.SI; Moody’s: Baa2; Fitch: BBB+) is a public, Singapore-based investment holding company that owns, leases, manages, and develops logistics facilities. GLP began operations in 2003 and is one of the largest logistics operators by square footage globally with total assets under management valued at approximately $33 billion. GLP’s portfolio comprises approximately 2,300 properties and 521 million SF throughout 111 markets and 4,000 customers globally. GLP had a market capitalization of approximately $9.3 billion as of April 27, 2016.

The GLP Industrial Portfolio B Whole Loan is part of a larger $2.85 billion financing completed in November 2015 to facilitate GLP’s $4.8 billion acquisition of Industrial Income Trust Inc. (“IIT”), a public, non-traded REIT. GLP acquired IIT for a total cost of $4.8 billion (which includes closing costs and working capital) and invested approximately $2.0 billion of cash equity to facilitate the transaction. The financing consisted of three separate non-crossed pools. On a pro rata basis, approximately $883.9 million of invested equity was contributed for the acquisition of the Portfolio.

The Properties. The GLP Industrial Portfolio B consists of 142 properties (the “Portfolio”) totaling approximately 26.2 million SF across 11 states and 13 different markets. The top three markets in the Portfolio, by allocated loan amount, are Philadelphia (15.6%), Houston (15.3%) and Atlanta (13.7%). The top 10 properties in the Portfolio account for 23.3% of gross leasable area (“GLA”) and 24.9% of UW NOI, and the top 10 tenants in the Portfolio account for 23.3% of GLA and 23.6% of UW Base Rent. The top 3 tenants in the Portfolio by UW Base Rent are Amazon.com, LLC (4.3%), Home Depot USA Inc (3.1%) and GSK

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Mortgage Loan No. 1 — GLP Industrial Portfolio B

Consumer Healthcare (3.0%). Approximately 16.1% of the Portfolio by UW Base Rent are rated investment grade. The top 3 businesses at the properties by UW Base Rent consist of transportation / logistics (7.9%), manufacturing (6.8%) and beauty (5.9%). Tenants have an average original lease term of 8.5 years and a remaining term of 3.2 years. The properties comprising the Portfolio have a weighted average age of 16.5 years (2000), weighted average clear heights of 28.7 feet and primary truck court depth of 155.7 feet, with weighted averages of 66 dock high doors, 3 grade level doors, 48 trailer spaces and 8.5% (GLA) office space. As of October 1, 2015, the Portfolio was 93.8% occupied by 321 tenants with a weighted average base rent of $4.92 PSF and weighted average remaining lease term of 4.3 years.

Top Twenty Properties(1)

Property	Market	GLA (SF)	Year Built	Occupancy	UW NOI	% of NOI	Allocated Loan Amount(2)	% of Allocated Loan Amount	Appraised Value(3)
Agave	Phoenix	1,267,110	2009	100.0%	$5,049,477	4.4%	$48,294,552	5.0%	$99,600,000
Lehigh Valley 13	Philadelphia	822,500	2000	100.0	3,630,185	3.1	25,941,351	2.7	53,500,000
Frontier Logistics BTS	Houston	600,004	2015	100.0	2,696,038	2.3	24,486,696	2.5	50,500,000
Sugarland Interchange DC	Houston	486,263	1995	100.0	2,676,204	2.3	22,207,736	2.3	45,800,000
York - Willow Springs	Philadelphia	624,000	2009	100.0	3,623,735	3.1	21,480,408	2.2	44,300,000
Atlanta - Liberty DC	Atlanta	851,349	2006	100.0	2,360,549	2.0	20,171,219	2.1	41,600,000
South Bay DC	Los Angeles	265,440	2013	100.0	2,047,719	1.8	19,395,403	2.0	40,000,000
Sorensen Industrial	Los Angeles	305,422	2012	100.0	2,156,620	1.9	19,007,495	2.0	39,200,000
Miramar DC	South Florida	289,300	2002	100.0	2,431,637	2.1	18,716,564	1.9	38,600,000
York DC II	Philadelphia	603,000	2011	100.0	2,068,207	1.8	17,455,862	1.8	36,000,000
Carlisle DC Bldg 1	Philadelphia	511,760	2001	100.0	2,156,559	1.9	17,213,420	1.8	35,500,000
Portside Distribution Center	Seattle/Puget Sound	416,050	2007	100.0	1,963,419	1.7	16,243,650	1.7	33,500,000
Marina West A	South Florida	276,175	2002	100.0	2,026,355	1.8	15,952,719	1.7	32,900,000
Fremont East Bay DC	East Bay/Oakland	246,450	1990	100.0	1,873,546	1.6	14,255,621	1.5	29,400,000
Harbor Gateway DC	Los Angeles	184,815	2000	100.0	1,635,027	1.4	14,255,621	1.5	29,400,000
Imperial DC 1	Houston	328,020	2014	100.0	1,483,545	1.3	14,158,646	1.5	29,200,000
Westport DC Bldg B	Salt Lake City	409,374	2008	100.0	1,738,070	1.5	13,867,713	1.4	28,600,000
Westport DC Bldg A	Salt Lake City	350,892	2007	100.0	2,065,162	1.8	13,431,317	1.4	27,700,000
Auburn DC	Seattle/Puget Sound	283,450	1999	100.0	1,326,039	1.1	12,413,058	1.3	25,600,000
Southaven DC Bldg 2	Memphis	602,500	2004	100.0	1,871,711	1.6	11,928,172	1.2	24,600,000
Subtotal/Wtd. Avg.– Top Twenty Properties		9,723,874	2006	100.0	46,879,804	40.6	380,877,223	39.5	785,500,000
Total/Wtd. Avg.		26,238,861	2000	93.8%	$115,451,134	100.0%	$964,000,000	100.0%	$1,988,100,000

(1)	Based on the underwritten rent roll dated October 1, 2015.

(2)	Based on the GLP Industrial Portfolio B Whole Loan.

(3)	Source: Appraisal. The appraised value of $2,081.0 million is reflective of the value of the Portfolio if sold in its entirety to a single buyer. The appraisal determined an appraised value on both a portfolio and an individual basis. The concluded aggregate appraised value of the individual properties was $1,988.1 million.

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Mortgage Loan No. 1 — GLP Industrial Portfolio B

The Market. According to a market research report, the overall United States national industrial market continued to strengthen with vacancy decreasing to 6.1% through Q1 2016, down from 6.8% the year prior. Over the same period asking rents increased to $5.44 PSF from $5.24 PSF. The GLP Industrial Portfolio B is geographically diversified across 13 markets.

Market Concentration(1)

Property	Property Count	GLA (SF)	Year Built(2)	Occupancy	UW NOI	% of NOI	Allocated Loan Amount(3)	% of Allocated Loan Amount	Appraised Value(4)

Philadelphia	19	4,635,434	2000	99.8%	$20,944,995	18.1%	$150,702,279	15.6%	$310,800,000
Houston	29	3,731,328	1997	96.9%	17,774,047	15.4	147,065,643	15.3	303,300,000
Atlanta	19	4,904,945	1998	87.2%	14,283,015	12.4	131,937,226	13.7	272,100,000
Phoenix	16	3,438,993	2007	77.6%	11,589,819	10.0	118,893,818	12.3	245,200,000
South Florida	21	1,792,712	1999	95.4%	11,916,066	10.3	101,243,999	10.5	208,800,000
Los Angeles	7	1,170,879	1996	100.0%	8,096,826	7.0	72,975,204	7.6	150,500,000
Seattle/Puget Sound	9	1,508,591	1995	100.0%	8,081,587	7.0	67,302,048	7.0	138,800,000
East Bay/Oakland	5	823,009	1997	100.0%	5,384,505	4.7	44,463,961	4.6	91,700,000
Memphis	6	2,175,946	2001	98.7%	6,098,328	5.3	42,330,465	4.4	87,300,000
Salt Lake City	4	1,140,266	2008	100.0%	5,735,079	5.0	41,603,139	4.3	85,800,000
Portland	4	544,565	2000	100.0%	2,868,132	2.5	21,286,454	2.2	43,900,000
San Francisco	2	173,918	1974	100.0%	1,520,153	1.3	12,994,919	1.3	26,800,000
Orange County	1	198,275	1985	100.0%	1,158,582	1.0	11,200,845	1.2	23,100,000
Total/Wtd. Avg.	142	26,238,861	2000	93.8%	$115,451,134	100.0%	$964,000,000	100.0%	$1,988,100,000

(1)	Based on the underwritten rent roll dated October 1, 2015.

(2)	Weighted Average.

(3)	Based on the GLP Industrial Portfolio B Whole Loan.

(4)	Source: Appraisal. The appraised value of $2,081.0 million is reflective of the value of the Portfolio if sold in its entirety to a single buyer. The appraisal determined an appraised value on both a portfolio and an individual basis. The concluded aggregate appraised value of the individual properties was $1,988.1 million.

Philadelphia Industrial Market: Unemployment trends in Philadelphia have largely mirrored that of the broader US economy with unemployment dropping to 4.8% in Q1 2016, down from 5.8% a year prior. The market consists of approximately 1.1 billion SF of industrial inventory across approximately 21,000 properties. Vacancy levels reached an all-time low of 7.5% following net absorption of approximately 14.9 million square feet for the trailing twelve month period through the end of Q1 2016. According to a market data provider, absorption is expected to increase further due to several build-to-suit properties set to deliver. Average asking rent for the market is approximately $4.68 PSF.

Houston Industrial Market: Vacancy through Q1 2016 was 5.4% according to market data reports despite continued weakness in the oil industry. The market is largely divided between east and west Houston with west Houston more dependent on the oil industry to drive demand. Trailing twelve month absorption through Q1 2016 was approximately 6.3 million SF. The market consists of approximately 560.7 million SF of space across approximately 18,000 properties. Average asking rent for the market is approximately $6.47 PSF.

Atlanta Industrial Market: Atlanta experienced its eleventh straight quarter of positive absorption with 3.3 million SF absorbed in Q1 2016. Vacancy increased slightly to approximately 8.5%, mostly attributed to 6.1 million SF of new construction delivered to the market. Asking rents increased over the same time period to $4.27 PSF. Significant move-ins included Smuckers, tenanting 1.0 million SF of space in South Atlanta and Google tenanting, the 1.1 million SF Fairburn Logistics Center. According to a market data provider, Atlanta has strong fundamentals coupled with increasing demand for big box space, making Atlanta one of the top markets for industrial investors and tenants. The market consists of approximately 675.2 million SF across approximately 16,000 properties.

Phoenix Industrial Market: During the twelve months ending Q1 2016, the local economy has experienced diversified job creation

A-2-40

Mortgage Loan No. 1 — GLP Industrial Portfolio B

of approximately 67,000 jobs across industries such as manufacturing, construction, transportation and natural resources. Construction has been particularly strong as the market has experienced increased activity in residential home building. Vacancy for the industrial market decreased through Q1 2016 to 10.7%, the lowest vacancy rate for the market since 2007. Absorption topped 1.6 million SF and totaled approximately 7.0 million SF for the twelve month period ending Q1 2016. The market consists of approximately 314 million SF across approximately 10,000 properties. Asking rates at the end of Q1 2016 were $6.75 PSF.

South Florida Industrial Market: Market vacancy at the end of Q1 2016 was 5.0%, down from 5.5% one year prior. Absorption for the full year ending Q1 2016 was approximately 5.7 million SF. Significant lease signings included 467,000 SF by Telemundo studios and 175,000 SF by Amazon, both in the Miami Airport Submarket. Total inventory in the market is approximately 420.9 million SF across approximately 18,000 properties. Asking rent was $9.14 PSF at the end of Q1 2016.

Property Sub-Type(1)

Property Sub-Type	Property Count	GLA (SF)	Year Built(2)	Occupancy	UW NOI	% of NOI	Allocated Loan Amount(3)	% of Allocated Loan Amount	Appraised Value(4)

Distribution warehouse	68	17,640,316	2001	92.0%	$71,116,520	61.6%	$638,399,680	66.2%	$1,316,600,000
Warehouse	20	5,267,260	2000	100.0%	24,880,187	21.6	182,850,159	19.0	377,100,000
Light Industrial	24	1,579,620	1991	96.9%	8,302,697	7.2	65,992,856	6.8	136,100,000
Flex	19	943,246	1985	92.1%	6,047,339	5.2	43,688,144	4.5	90,100,000
Flex, light industrial, distribution	11	808,419	2006	88.6%	5,104,391	4.4	33,069,161	3.4	68,200,000
Total/Wtd. Avg.	142	26,238,861	2000	93.8%	$115,451,134	100.0%	$964,000,000	100.0%	$1,988,100,000

(1)	Based on the underwritten rent roll dated October 1, 2015.

(2)	Weighted Average.

(3)	Based on the GLP Industrial Portfolio B Whole Loan.

(4)	Source: Appraisal. The appraised value of $2,081.0 million is reflective of the value of the Portfolio if sold in its entirety to a single buyer. The appraisal determined an appraised value on both a portfolio and an individual basis. The concluded aggregate appraised value of the individual properties was $1,988.1 million.

Tenant Summary(1)(2)

Tenant	Credit				% of UW	UW
	Rating	Property		UW	Base	Base	Original	Lease
	(Fitch/Moody’s/S&P)(2)	Count	GLA (SF)	Base Rent	Rent	Rent PSF	Start	Expiration
Amazon.com, LLC	NR/Baa1/AA-	1	1,267,110	$5,159,907	4.3%	$4.07	10/1/2011	7/31/2022
Home Depot USA Inc	A/A2/A	1	822,500	3,709,248	3.1	4.51	2/1/2010	9/30/2016
GSK Consumer Healthcare	A+/A2/A+	2	624,000	3,682,573	3.0	5.90	Various	Various
Frontier Logistics	NR/NR/NR	1	600,004	2,763,378	2.3	4.61	6/1/2015	6/30/2025
Phillips-Van Heusen	NR/Ba2/BB+	1	851,349	2,451,687	2.0	2.88	8/1/2010	8/31/2030
Ollie’s Bargain Outlet, Inc.	NR/NR/B+	1	603,000	2,200,950	1.8	3.65	3/1/2013	3/31/2028
Phoenix	NR/NR/NR	1	305,422	2,197,620	1.8	7.20	9/1/2013	11/30/2020
S.C. Johnson & Son, Inc.	NR/A/A-	1	511,760	2,192,883	1.8	4.28	1/1/2012	12/31/2019
Watson Laboratories,	NR/NR/NR	1	276,175	2,090,005	1.7	7.57	2/1/2003	6/30/2016
NYX, Los Angeles, LLC	NR/NR/NR	1	265,440	2,131,483	1.8	8.03	6/1/2015	11/30/2020
Ten Largest Tenants			6,126,760	$28,579,734	23.6%	$4.66
Remaining Tenants			18,478,770	92,567,833	76.4	5.01
Vacant			1,633,331	0	0.0	0.00
Total/Wtd. Avg.			26,238,861	$121,147,568	100.0%	$4.62

(1)	Based on the underwritten rent roll dated October 1, 2015.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

A-2-41

Mortgage Loan No. 1 — GLP Industrial Portfolio B

Historical Occupancy(1)

2011(2)	2012(2)	2013	2014	2015
N/A	N/A	89.3%	89.6%	94.0%

(1)	Historical Occupancy was provided by GLP. Occupancies are as of December 31 of each respective year.

(2)	Historical Occupancies prior to 2013 were not provided by GLP due to lack of availability after the acquisition.

Lease Rollover Schedule(1)

Year					% of				Cumulative
	Number		% of		UW Base	Cumulative	Cumulative	Cumulative	% of UW
	of Leases	GLA	GLA	UW Base	Rent	GLA	% of GLA	UW Base	Base Rent
	Expiring(2)	Expiring	Expiring	Rent Expiring	Expiring	Expiring	Expiring	Rent Expiring	Expiring
Vacant	NAP	1,633,331	6.2%	NAP	NAP	1,633,331	6.2%	NAP	NAP
MTM	35	1,614,997	6.2	$6,359,182	5.2%	3,248,328	12.4%	$6,359,182	5.2%
2016	40	2,083,552	7.9	10,513,015	8.7	5,331,880	20.3%	$16,872,197	13.9%
2017	81	3,314,390	12.6	17,049,885	14.1	8,646,270	33.0%	$33,922,082	28.0%
2018	70	4,313,941	16.4	21,430,867	17.7	12,960,211	49.4%	$55,352,949	45.7%
2019	35	1,894,577	7.2	10,359,797	8.6	14,854,788	56.6%	$65,712,745	54.2%
2020	41	2,220,265	8.5	13,761,613	11.4	17,075,053	65.1%	$79,474,359	65.6%
2021	14	868,406	3.3	5,161,448	4.3	17,943,459	68.4%	$84,635,806	69.9%
2022	20	3,293,047	12.6	16,113,003	13.3	21,236,506	80.9%	$100,748,809	83.2%
2023	13	1,310,754	5.0	5,799,006	4.8	22,547,260	85.9%	$106,547,815	87.9%
2024	10	1,420,138	5.4	6,110,522	5.0	23,967,398	91.3%	$112,658,337	93.0%
2025	5	816,756	3.1	3,836,594	3.2	24,784,154	94.5%	$116,494,930	96.2%
2026 & Thereafter	3	1,454,707	5.5	4,652,637	3.8	26,238,861	100.0%	$121,147,568	100.0%
Total/Wtd. Avg.	367	26,238,861	100.0%	$121,147,568	100.0%

(1)	Based on the underwritten rent roll dated October 1, 2015.

(2)	Certain tenants have more than one lease.

A-2-42

Mortgage Loan No. 1 — GLP Industrial Portfolio B

Operating History and Underwritten Net Cash Flow(1)

	2013	2014	2015(2)	Yr1 Budget (10/2015 - 9/2016)	Underwritten(2)(3)	PSF(3)	%(4)
Rents in Place(3)	$88,544,486	$106,078,795	$107,985,396	$126,040,537	$121,147,568	$4.62	72.5%
Vacant Income	0	0	0	0	7,769,501	0.30	4.7%
Gross Potential Rent	$88,544,486	$106,078,795	$107,985,396	$126,040,537	$128,917,069	$4.91	77.2%
Total Reimbursements	25,440,761	31,201,305	32,193,863	38,511,451	38,141,021	1.45	22.8%
Net Rental Income	$113,985,246	$137,280,100	$140,179,260	$164,551,988	$167,058,090	$6.37	100.0%
(Vacancy/Collection Loss)	(4,399,854)	(4,567,002)	(3,059,638)	(7,890,038)	(10,833,209)	(0.41)	(6.9%)
Other Income	1,684,268	1,923,614	1,333,346	781,552	781,552	0.03	0.5%
Effective Gross Income	$111,269,661	$134,636,713	$138,452,968	$157,443,502	$157,006,433	$5.98	100.0%
Total Expenses	30,008,050	37,531,583	38,042,665	41,516,696	41,555,299	1.58	26.5%
Net Operating Income	$81,261,611	$97,105,129	$100,410,302	$115,926,806	$115,451,134	$4.40	73.5%
Total TI/LC, Capex/RR	0	0	0	11,118,416	9,183,601	0.35	5.8%
Net Cash Flow	$81,261,611	$97,105,129	$100,410,302	$104,808,390	$106,267,532	$4.05	67.7%

Avg. Rents in Place / PSF(5)	$3.50	$4.14	$4.12	$4.80	$4.62

(1)	Not all of the properties in the Portfolio were the same in each of the historical periods. “Same Store” analysis, representing 90 properties, of net operating income and occupancy for 2013, 2014, 2015 and Yr1 Budget was approximately $65.0 million, $69.1 million, $71.3 million and $78.7 million, respectively, and 90.5%, 89.9%, 91.0% and 94.9%, respectively.

(2)	The 2015 column represents the trailing twelve month period ending June 30, 2015. Due to the Portfolio being acquired by the borrowers, full year-end financials were not available. Based on annualized financials from November 4, 2015 to December 31, 2015, the Portfolio had an annualized NOI of $116.1 million. Based on UW NOI for the period from November 4, 2015 to December 31, 2015, the Portfolio would result in an annualized UW NOI of $115.6 million. Based on annualized financials from January 1, 2016 to March 31, 2016, the Portfolio had an annualized NOI of $119.7 million.

(3)	Underwritten Rents in Place are based on the October 2015 rent roll and includes approximately $3.3 million for rent steps and approximately $0.6 million for credit tenant rent steps. Rent steps reflect the difference between in-place rent and annualized contractual base rent steps through December 1, 2016. Credit tenant rent steps reflects the difference between in-place rent plus annualized contractual base rent steps through December 1, 2016 and credit tenants’ average rent from October 1, 2015 through the maturity date.

(4)	% column represents the percentage of Net Rental Income for all revenue lines and represents the percentage of Effective Gross Income for the remainder of fields.

(5)	Calculated assuming GLA of 25,310,837 SF, 25,638,857 SF, 26,238,861 SF, 26,238,861 SF and 26,238,861 SF for the 2013, 2014, 2015, Yr1 Budget and Underwritten, respectively.

Property Management. The GLP Industrial Portfolio B properties are managed by GLP US Management LLC, an affiliate of GLP. Following the acquisition of IIT, GLP ranks as the 2nd largest logistics space owner in the U.S. after Prologis, Inc. (NYSE: PLD), with approximately 173 million SF. GLP entered the U.S. logistics market in February 2015 with its $8.1 billion acquisition of IndCor Properties, Inc. from the Blackstone Group, LP (NYSE: BX).

Escrows and Reserves. At origination, the borrowers deposited into escrow approximately $1.3 million into the deferred maintenance escrow.

Tax & Insurance Escrows – The requirement of the borrowers to make monthly deposits to the basic carrying costs reserve account is waived so long as a Trigger Period is not continuing.

TI/LC Reserves – The requirement of the borrowers to make monthly deposits to the TI/LC reserve account is waived so long as a Trigger Period is not continuing. During a Trigger Period, 1/12th of $0.25 PSF (with accumulation in the reserve capped at $0.25 PSF) is required to be deposited into the TI/LC reserve account on a monthly basis.

Capital Expenditure Reserve – The requirement of the borrowers to make monthly deposits to the capital expenditure reserve account is waived so long as a Trigger Period is not continuing. During a Trigger Period, 1/12th of $0.10 PSF (with accumulation in the reserve capped at $0.10 PSF) is required to be deposited into the capital expenditure reserve account on a monthly basis. No renovations are planned for the properties other than capital expenditures to be funded out of reserves.

A-2-43

Mortgage Loan No. 1 — GLP Industrial Portfolio B

Lockbox / Cash Management. The GLP Industrial Portfolio B Whole Loan is structured with a hard lockbox and springing cash management. Tenants have been directed to remit all payments due under their respective leases directly into the lockbox account controlled by the lender. During the continuance of a Trigger Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents. During the continuance of a Trigger Period, all excess cash flow, after payments made in accordance with the loan documents for, amongst other things, debt service, required reserves and operating expenses, will be held as additional collateral for the loan.

“Trigger Period” means (i) any period where the net operating income debt yield (for the total debt inclusive of the mezzanine loans) for the trailing twelve month period, falls below 6.75% for two consecutive fiscal quarters until the net operating income debt yield (for the total debt inclusive of the mezzanine loans) for the trailing twelve month period is at least 6.75% for two consecutive quarters and (ii) any period during the continuance of an event of default under any related mezzanine loan. The first test period was the 12-month period ending March 30, 2016.

Property Releases. The borrowers may release a property from the mortgage by prepaying a portion of the GLP Industrial Portfolio B Whole Loan in an amount equal to the applicable allocated loan amount times (i) 105% until the first 10% of the GLP Industrial Portfolio B Whole Loan has been repaid; then (ii) 110% until 20% in aggregate of the GLP Industrial Portfolio B Whole Loan has been repaid; and (iii) thereafter 115%. All principal repayments under the GLP Industrial Portfolio B Whole Loan prior to the open prepayment date in connection with such property releases are subject to yield maintenance.

In addition, property releases (other than releases that occur as a result of the application of loss proceeds from a casualty or condemnation at any related property) are further subject to a debt yield test (based on the total debt inclusive of the mezzanine loans) under the GLP Industrial Portfolio B Whole Loan, such that the aggregate portfolio debt yield (for the total debt inclusive of the mezzanine loans) of the GLP Industrial Portfolio B Whole Loan after giving effect to such release is at least the lesser of (x) the debt yield immediately prior to such release and (y) 10.5%.

In addition, if no event of default under the GLP Industrial Portfolio B Whole Loan is continuing, the borrowers may obtain a release of certain related excess parcels from the lien of the GLP Industrial Portfolio B mortgage without the lender’s consent or approval or any requirement to prepay any portion of the GLP Industrial Portfolio B Whole Loan upon the satisfaction of certain conditions as described in the Prospectus.

Additional Debt. In addition to Note A-3-1, the mortgaged properties are also security for the pari passu Note A-1, Note A-2, Note A-3-2, and Note A-4 and two subordinate B-Notes. The B-Notes have an outstanding principal balance as of the cut-off date of $335.3 million. The GLP Industrial Portfolio B Whole Loan (inclusive of B Notes) has a Cut-off Date LTV of 46.3%, and UW NCF DSCR of 2.85x and an UW NOI Debt Yield of 12.0%. In addition, $330.0 million of mezzanine loans were provided in connection with the financing of the Portfolio that are secured by a pledge of the direct equity interests in the borrowers and are coterminous with the mortgage loan. The mezzanine loans have a weighted average coupon of 4.8500%. Including the mezzanine loans and the B Notes, the Cut-off Date LTV is 62.2%, the UW NCF DSCR is 1.99x and the UW NOI Debt Yield is 8.9%. The mezzanine loans are owned by Teachers Insurance and Annuity Association of America.

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A-2-45

Mortgage Loan No. 2 — 200 Forest Street

A-2-46

Mortgage Loan No. 2 — 200 Forest Street

A-2-47

Mortgage Loan No. 2 — 200 Forest Street

A-2-48

Mortgage Loan No. 2 — 200 Forest Street

A-2-49

Mortgage Loan No. 2 — 200 Forest Street

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSP	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$87,000,000	Title:	Fee
Cut-off Date Principal Balance:	$87,000,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	11.3%	Net Rentable Area (SF):	541,747
Loan Purpose:	Refinance	Location:	Marlborough, MA
Borrower:	Atlantic-Marlboro Realty IV LLC	Year Built / Renovated:	1970 / 2012-2015
Sponsor(1):	Atlantic Management	Occupancy:	88.4%
Interest Rate:	5.0500%	Occupancy Date:	3/5/2016
Note Date:	3/17/2016	Number of Tenants:	2
Anticipated Repayment Date(2):	4/6/2026	2012 NOI(4):	N/A
Interest-only Period:	120 months	2013 NOI(4):	N/A
Original Term(2):	120 months	2014 NOI(4):	$1,632,038
Original Amortization:	None	2015 NOI(4)(5):	$4,562,730
Amortization Type(2):	Interest Only, ARD	TTM NOI(4)(6):	$4,763,328
Call Protection:	L(25),Def(91),O(4)	UW Economic Occupancy:	88.8%
Lockbox(3):	Soft	UW Revenues:	$13,985,209
Additional Debt:	No	UW Expenses:	$6,231,438
Additional Debt Balance:	N/A	UW NOI(5):	$7,753,771
Additional Debt Type:	N/A	UW NCF:	$7,672,509
Additional Future Debt Permitted:	No	Appraised Value / Per SF:	$136,000,000 / $251
		Appraisal Date:	1/19/2016

Escrows and Reserves(7)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$161
Taxes:	$66,729	$66,729	N/A	Maturity Date Loan / SF(8):	$161
Insurance:	$65,612	$13,122	N/A	Cut-off Date LTV:	64.0%
Replacement Reserves:	$0	$6,772	N/A	Maturity Date LTV(8):	64.0%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.72x
Duct Work Reserve:	$240,000	$0	N/A	UW NOI Debt Yield:	8.9%
Lease Sweep Reserve:	$0	Springing	N/A

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$87,000,000	100.0%	Payoff Existing Debt	$80,820,052	92.9%
			Upfront Reserves	372,341	0.4
			Closing Costs(9)	5,275,818	6.1
			Return of Equity	531,789	0.6
Total Sources	$87,000,000	100.0%	Total Uses	$87,000,000	100.0%

(1)	The Sponsor has three principals who are also non-recourse carve-out guarantors for the loan: Joseph L. Zink, Irene T. Gruber and David A. Capobianco.

(2)	The loan is structured with an Anticipated Repayment Date (“ARD”) of April 6, 2026. The Original Term shown above is through the ARD. The maturity date is April 6, 2031. Please refer to “The Loan” below for additional details.

(3)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below for additional details.

(4)	The property was purchased vacant in 2011 and redeveloped in 2012-2013. Please refer to “The Property” below for additional details.

(5)	The 2015 NOI reflects the property’s average 2015 occupancy of 68.9%. The UW NOI reflects the in-place occupancy of 88.4% and includes averaged rents during the loan term through ARD for both investment grade tenants whose leases expire at least three years beyond the ARD. Please refer to “Operating History and Underwritten Net Cash Flow” below for additional details.

(6)	The TTM NOI represents the trailing twelve months ending March 31, 2016.

(7)	For a more detailed description of escrows and reserves, please refer to “Escrows and Reserves” below.

(8)	As of the ARD.
(9)	Closing Costs include invoices in the amount of $4,596,263 paid for tenant improvements and leasing commissions related to GE Healthcare’s space.

A-2-50

Mortgage Loan No. 2 — 200 Forest Street

The Loan. The 200 Forest Street loan is an $87.0 million first mortgage loan secured by the fee interest in an 88.4% leased three-story suburban office / research and development (“R&D”) property encompassing 541,747-SF in Marlborough, Massachusetts. The loan is interest-only for 10 years from origination with an ARD of April 6, 2026 followed by a five year hyper-amortization period. If the loan has not been paid down in full by the ARD, the loan will enter a hyper-amortization period in which all excess cash flow, after payments of reserves and operating expenses, will be used to pay down the loan, and the adjusted interest rate will equal the sum of 2% plus the greater of (i) the initial interest rate on the loan and (ii) 10-year “on the run” U.S. treasury rate as of the first business day after the ARD. The payment of the additional interest (which will be the difference between the interest accrued at the adjusted interest rate and the initial interest rate) will be deferred until the entire principal balance of the loan is paid in full.

The Borrower. The borrowing entity for the loan is Atlantic-Marlboro Realty IV LLC, a Delaware limited liability company and special purpose entity. The borrowing entity is indirectly owned by Joseph L. Zink, David A. Capobianco, Irene T. Gruber, and 13 passive individual investors.

The Sponsor. The sponsor is Atlantic Management, a Boston based full-service real estate company that was formed in 1972. Atlantic Management owns and operates over 5,000,000 SF of commercial property (including 10 life sciences assets), all within the Boston area. The sponsor’s three principals and non-recourse carve-out guarantors, Joseph L. Zink, Irene T. Gruber and David A. Capobianco, have each been with Atlantic Management for over 20 years. They have a combined net worth of approximately $39 million and liquidity of $6 million.

The Property. The property is a three-story 541,747 SF, office, R&D, and technology facility located in suburban Marlborough, Massachusetts. The property is situated on approximately 44.9 acres with approximately 1,550 parking spaces. The property was built in1970 and renovated between 2012 and 2015. According to the sponsor, over the past four years the sponsor and tenants have collectively invested an estimated $220 million ($406 PSF) into the property (the sponsor has invested approximately $60 million, and GE Healthcare and Quest Diagnostics have reportedly invested approximately $60 and $100 million, respectively). The funds were invested into base building, site work and tenant improvements, to create this office, R&D and technology asset. The property’s overall buildout is approximately 60% office and 40% R&D space with average size floor plates of approximately 180,000 SF.

As of March 5, 2016, the property was 88.4% leased to two investment-grade tenants under long term leases that expire beyond the ARD. GE Healthcare (“GE”) leases 243,455 SF (44.9% of the net rentable area) through April 2030 with two, 5-year extension options that, if exercised, would extend the lease out to 2040. GE operates its US Life Sciences headquarters at the property. GE’s Life Sciences division is a $4.0 billion business segment of GE that focuses on drug discovery, DNA/protein research, bioprocessing and quality testing. GE has been a tenant at the property since 2015. Its lease is guaranteed by its parent company, General Electric Company (Moody’s: A1 / S&P: AA+ / Fitch: NR). For the year ended 2015, General Electric Company reported $117.4 billion in revenue and $11.6 billion in operating income. Quest Diagnostics (“Quest”) leases 235,638 SF (43.5% of the net rentable area) through May 2029 with three, 5-year extension options that, if exercised, would extend the lease out to 2044. Quest (Moody’s: Baa2 / S&P: BBB+/ Fitch: BBB) provides a broad range of routine and esoteric testing services through its network of laboratories and patient service centers. The company also provides consultation through its medical and scientific staff and has the largest nationwide network of labs and patient services centers in the U.S. Quest operates a diagnostic testing lab facility at the property and has been a tenant at the property since 2014. For the year ended 2015, Quest reported approximately $7.5 billion in revenue and approximately $1.4 billion in operating income.

The property is located directly off Interstate 495 and is less than four miles from the Interstate 90 (Mass Pike) interchange providing easy access to Boston and the Interstate 95/Route 128 corridor. The property is an office, R&D and technology asset situated in a corporate campus that includes a nearby 350-unit Class A apartment development, a 163-key Hilton Garden Inn that is under construction, and a to-be-built 10,000 SF daycare center. The property also features a full-service cafeteria and fitness facilities. In addition to the physical attributes of the property, tenants have been attracted to the property for its highway access, proximity to an educated and skilled workforce, amenity rich campus and the cost attractive nature of the submarket in comparison to other life science and technology clusters.

A-2-51

Mortgage Loan No. 2 — 200 Forest Street

The Market. According to a third party market research report, the property is located in The Boroughs submarket within the greater Boston metropolitan statistical area. The Boroughs submarket is seen as a cost-attractive alternative for technology and medical tenants in comparison to the Framingham/Natick or East Cambridge submarkets, where rents are close to $70 PSF. Tech/medical tech firms are dominant tenants in the area with GE Healthcare, Quest Diagnostics, Boston Scientific Corporation, Cisco, IBM, EMC Corporation, Hologic, Sepracor, Verizon, and 3Com all occupying over 125,000 SF. The property’s direct competitive set includes 10 office and flex buildings in The Boroughs submarket comprising 4.7 million SF with minimum floor plate sizes of 150,000 SF. The competitive set operates at a 9.0% weighted average vacancy rate and is summarized in the table below.

Competitive Set Summary(1)

Property	Year Built / Renovated	Total GLA (SF)	Est. Occ.	Proximity (miles)
200 Forest Street	1970/2012-2015	541,747(2)	88%(2)	N/A
Raytheon Building	1987	627,600	100%	5.4
4400 Computer Drive	1978	305,000	100%	5.9
1455 Concord Street	1978	154,515	40%	12.4
21 Coslin Drive	1968	261,436	100%	5.7
155 Northboro Road	1998	160,930	92%	1.4
171 South Street	1985	483,137	100%	4.5
176 South Street	2001	792,755	100%	4.5
228 South Street	1984	306,508	100%	4.5
333 South Street	1986	647,000	61%	4.5
334 South Street	1990	460,000	100%	4.5

(1)	Source: Third party market research report.

(2)	Based on the March 5, 2016 underwritten rent roll.

Historical and Current Occupancy(1)

2011(2)	2012(2)	2013(2)	2014(2)	2015(2)	Current(3)
0.0%	0.0%	0.0%	38.6%	88.4%	88.4%

(1)	Historical occupancies are as of December 31 of each respective year.

(2)	The property was a former Hewlett Packard campus until 2010 when it vacated the property. The sponsor acquired the property vacant in 2011 and over a two year period re-zoned and re-developed it. Quest Diagnostics signed a 209,000 SF lease in 2013 and moved into the property in June 2014. GE moved into the property in 2015 and expanded in 2016.

(3)	Based on the March 2016 underwritten rent roll.

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Annual Base Rent	% of Annual Base Rent	Lease Expiration Date(3)
GE Healthcare	A1 /AA+/ NR	243,455	44.9%	$15.26	$3,714,442	45.5%	4/30/2030
Quest Diagnostics	Baa2 / BBB+ / BBB+	235,638	43.5%	$18.90	$4,452,904	54.5%	5/31/2029

(1)	Based on the underwritten rent roll as of March 5, 2016. The Base Rent PSF for GE Healthcare and Quest Diagnostics is based on average rent paid through the ARD.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field. The respective parent companies guarantee the leases.

(3)	The tenants do not have any rights to terminate their leases.

A-2-52

Mortgage Loan No. 2 — 200 Forest Street

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	NRA (SF) Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative NRA (SF) Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	62,654	11.6%	NAP	NAP	62,654	11.6%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	62,654	11.6%	$0	0.0%
2016	0	0	0.0	0	0.0	62,654	11.6%	$0	0.0%
2017	0	0	0.0	0	0.0	62,654	11.6%	$0	0.0%
2018	0	0	0.0	0	0.0	62,654	11.6%	$0	0.0%
2019	0	0	0.0	0	0.0	62,654	11.6%	$0	0.0%
2020	0	0	0.0	0	0.0	62,654	11.6%	$0	0.0%
2021	0	0	0.0	0	0.0	62,654	11.6%	$0	0.0%
2022	0	0	0.0	0	0.0	62,654	11.6%	$0	0.0%
2023	0	0	0.0	0	0.0	62,654	11.6%	$0	0.0%
2024	0	0	0.0	0	0.0	62,654	11.6%	$0	0.0%
2025	0	0	0.0	0	0.0	62,654	11.6%	$0	0.0%
2026 & Beyond	2	479,093	88.4%	8,167,364	100.0	541,747	100.0%	$8,167,364	100.0%
Total	2	541,747	100.0%	$8,167,364	100.0%

(1)	Based on the underwritten rent roll as of March 5, 2016.

Operating History and Underwritten Net Cash Flow(1)

	2014	2015(2)	TTM(3)	Underwritten(2)(4)	PSF	%(5)
Rents in Place	$2,448,000	$5,508,512	$5,949,767	$8,167,364	$15.08	51.9%
Vacant Income	0	0	0	1,002,464	1.85	6.4%
Gross Potential Rent	$2,448,000	$5,508,512	$5,949,767	$9,169,828	$16.93	58.3%
Total Reimbursements	1,148,587	3,420,587	3,455,396	6,578,682	12.14	41.8%
Net Rental Income	$3,596,587	$8,929,099	$9,405,163	$15,748,510	$29.07	100.0%
(Vacancy/Collection Loss)	0	0	0	(1,763,300)	(3.25)	(11.2%)
Other Income	280	(5,027)	3,077	0	0.00	0.0%
Effective Gross Income	$3,596,867	$8,924,072	$9,408,240	$13,985,209	$25.82	88.8%
Total Expenses	$1,964,829	$4,361,342	$4,644,912	$6,231,438	$11.50	44.6%
Net Operating Income	$1,632,038	$4,562,730	$4,763,328	$7,753,771	$14.31	55.4%
Total TI/LC, Capex/RR	0	0	0	81,262	$0.15	0.6%
Net Cash Flow	$1,632,038	$4,562,730	$4,763,328	$7,672,509	$14.16	54.9%
Average Annual Rent PSF	$4.52	$10.17	$10.98	$15.08

(1)	Operating history and cash flows for 2011 – 2013 are not available. The property was a former Hewlett Packard campus until 2010 when it vacated the property. The sponsor acquired the property vacant in 2011 and over a two year period re-zoned and re-developed it. Quest Diagnostics signed a 209,000 SF lease in 2013 and moved into the property in June 2014.GE moved into the property in 2015 and expanded in 2016.

(2)	The 2015 NOI reflects the property’s average 2015 occupancy of 68.9%. GE signed a new lease in April 2015 for 209,855 SF and Quest expanded in October 2015 by 26,480 SF. GE expanded in April 2016 by 33,600 SF bringing occupancy up to its in-place level of 88.4%. The UW NOI reflects the in-place occupancy and includes averaged rents during the loan term through the ARD for both investment grade tenants whose leases expire at least three years beyond the ARD.

(3)	The TTM column represents the trailing twelve months ending March 31, 2016.

(4)	Based on the underwritten rent roll as of March 5, 2016. The Underwritten Rents in Place for Quest and GE are based on average rent paid through the ARD.

(5)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

A-2-53

Mortgage Loan No. 2 — 200 Forest Street

Property Management. The property is managed by Atlantic Management Corporation, an affiliate of the sponsor, pursuant to a management agreement. The lender has the right to require the borrower to replace the property manager upon an event of default.

Escrows and Reserves. At origination, the borrower funded aggregate reserves of $372,341 with respect to the loan, comprised of (i) $240,000 for an outstanding landlord obligation to complete HVAC duct work for GE, (ii) $66,729 for real estate taxes and (iii) $65,612 for insurance.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, currently equal to $66,729.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, currently equal to $13,122.

Replacement Reserves – On a monthly basis, the borrower is required to deposit an amount equal to $6,772 for replacement reserves.

TI/LC – Monthly payments for TI/LC are currently waived. From and after the date on which any Specified Tenant (as defined below) files bankruptcy or vacates all or any portion of the property (or delivers written notice of its intent to do so), the lender may reassess its estimate of the monthly amount required for tenant improvements and leasing commissions.

Lease Sweep Reserve – On each monthly payment date during a Cash Sweep Period (as defined below) that was caused and exists solely due to a Specified Tenant Sweep Event (as defined below), the borrower is required to deposit all excess cash flow generated by the property, after the payment of debt service, required reserves and operating expenses, among other things, for the immediately preceding interest period into a lease sweep reserve.

Lockbox / Cash Management. The 200 Forest Street loan is structured with a soft lockbox and springing cash management. Funds in the lockbox are required to be transferred to the borrower unless a Cash Sweep Period (as defined below) exists. Upon the first occurrence of a Cash Sweep Period, the borrower is required to (i) establish a cash management account in the name of the borrower for the sole and exclusive benefit of the lender, and funds in the lockbox are required to be transferred daily into the cash management account, and (ii) send a tenant direction notice to all tenants occupying space at the property directing them to pay all rent and other sums directly into the lockbox.

A “Cash Sweep Period” commences upon (i) an event of default, (ii) the debt service coverage ratio being less than 1.20x for the trailing 12-month period, (iii) the occurrence of a Specified Tenant Sweep Event (as defined below) or (iv) the ARD; and expires upon, with regard to any Cash Sweep Period commenced in connection with clause (i) above, the cure of such event of default, with regard to any Cash Sweep Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is at least 1.25x for two consecutive calendar quarters, with regard to any Cash Sweep Period commenced in connection with clause (iii) above, the cure of all Specified Tenant Sweep Events and, with regard to any Cash Sweep Period commenced in connection with clause (iv) above, the full repayment of the loan pursuant to the terms and conditions of the loan documents.

A “Specified Tenant Sweep Event” means (i) an event of default by a Specified Tenant under the related lease, (ii) any Specified Tenant going dark (however, no Specified Tenant Sweep Event will occur in connection with this clause (ii) prior to (a) 3/17/2021, if each Specified Tenant causing the sweep retains an investment grade senior unsecured credit rating or (b) 3/17/2023, if only one Specified Tenant causes the sweep and such tenant retains an investment grade senior unsecured credit rating ), (iii) a bankruptcy or an insolvency of any Specified Tenant (which, as to any Specified Tenant other than GE or Quest, will include such Specified Tenant’s parent company if such Specified Tenant’s lease is guaranteed by a person that maintains an investment grade senior unsecured credit rating), (iv) termination, cancellation or surrender of the related lease, (v) the earlier of the date that is 12-months prior to the scheduled expiration date of the related lease or the date under such lease by which any Specified Tenant is required to give notice of its exercise of a renewal option, or (vi) a downgrade of the senior unsecured credit rating of any Specified Tenant below investment grade status.

A-2-54

Mortgage Loan No. 2 — 200 Forest Street

A “Specified Tenant” is defined as Quest, GE, any replacement tenant thereof or any other tenant under a lease covering 100,000 rentable SF or more of the property.

Ground Lease. The lender has pre-approved a form ground lease that the borrower can enter into as ground lessor with an affiliate, so that the sponsor/ borrower affiliate can obtain financing for a potential future addition at the site. Such addition will only be allowed to accommodate either of the two existing tenants (GE or Quest), and may include construction of a parking structure. If the ground lease improvements consist of a parking structure, the ground lessor will be required to provide perpetual rights of parking to the remaining property.

Right of First Offer/ Right of First Refusal. Each of GE and Quest has rights to lease additional space at the property but no rights to purchase the property. Quest has a continuing right of first offer with respect to all of the space at the property and a continuing right of first refusal to lease any vacant space that is contiguous to any space then leased by Quest in the property. GE has a continuing right of first offer with respect to all of the existing space at the property and all future development space at the property. Prior to April 20, 2020, GE has a continuing right of first refusal with respect to all of the existing space at the property (but excluding any future development space at the property). Such rights of first offer and first refusal on the part of GE are subordinate and secondary to all rights of first offer, rights of first refusal or similar rights granted to Quest or any tenant in the property whose lease was executed prior to the GE lease (December 4, 2014).

A-2-55

Mortgage Loan No. 3 — Quaker Bridge Mall

A-2-56

Mortgage Loan No. 3 — Quaker Bridge Mall

A-2-57

Mortgage Loan No. 3 — Quaker Bridge Mall

QUAKER BRIDGE RD.
JCPenney
BRIO Tuscan Grille
The Cheesecake Factory
Macy's
Lord & Taylor
GROVERS MILL RD.
QUAKER BRIDGE MALL
Sears
BRUNSWICK PKE

A-2-58

Mortgage Loan No. 3 — Quaker Bridge Mall

A-2-59

Mortgage Loan No. 3 — Quaker Bridge Mall

A-2-60

Mortgage Loan No. 3 — Quaker Bridge Mall

Anchor / Non-Collateral
Anchor / Ground Leased
Non Anchor / In-line
Not Part of the Collateral
N
QUAKER BRIDGE ROAD
P.C. RICHARD & SON
HOBBY LOBBY
jcpenney
TBA
LOWER LEVEL PARKING
UPPER LEVEL PARKING
jcpenney
SHOPS
SHOPS
Lord & Taylor
SHOPS
SHOPS
macy's
SHOPS
SHOPS
LOWER LEVEL PARKING
sears
UPPER LEVEL PARKING
SOUTHEAST RETENTION POND
WEST RETENTION POND
BRUNSWICK PIKE
1
GROVERS MILL ROAD

A-2-61

Mortgage Loan No. 3 — Quaker Bridge Mall

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$66,666,667	Title:	Fee
Cut-off Date Principal Balance(2):	$66,666,667	Property Type - Subtype:	Retail – Super Regional
% of Pool by IPB:	8.7%	Net Rentable Area (SF)(5):	357,221
Loan Purpose:	Recapitalization	Location:	Lawrenceville, NJ
Borrower:	Quaker Bridge Mall, LLC	Year Built / Renovated:	1976 / 2011-2013
Sponsor:	Simon Property Group, L.P.	Occupancy(6):	84.2%
Interest Rate(2):	4.2000%	Occupancy Date:	2/23/2016
Note Date:	4/5/2016	Number of Tenants:	89
Maturity Date:	5/1/2026	2013 NOI(7):	$10,630,286
Interest-only Period:	120 months	2014 NOI(7):	$12,803,117
Original Term:	120 months	2015 NOI(7):	$14,158,089
Original Amortization:	None	TTM NOI:	N/A
Amortization Type:	Interest Only	UW Economic Occupancy:	92.2%
Call Protection(3):	L(24),Def(89),O(7)	UW Revenues(6)(8):	$26,178,278
Lockbox(4):	Hard	UW Expenses:	$10,914,624
Additional Debt:	Yes	UW NOI(6)(8):	$15,263,654
Additional Debt Balance:	$113,333,333	UW NCF(6)(8):	$14,622,449
Additional Debt Type:	Pari Passu, B-Note	Appraised Value / Per SF:	$333,000,000 / $932
Additional Future Debt Permitted:	No	Appraisal Date:	3/4/2016

Escrows and Reserves(9)				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$420
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$420
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	45.0%
Replacement Reserves:	$0	Springing	$214,345	Maturity Date LTV:	45.0%
TI/LC:	$38,699	$38,699	$1,393,175	UW NCF DSCR:	2.29x
				UW NOI Debt Yield:	10.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan (A Notes)(2)	$150,000,000	72.3%	JV Equity Purchase(10)	$132,372,382	63.8%
Mortgage Loan (B-Notes)(2)	30,000,000	14.5	Payoff Existing Debt	72,755,237	35.1
Sponsor Equity	27,451,913	13.2	Closing Costs	2,285,595	1.1
			Reserves	38,699	0.0
Total Sources	$207,451,913	100.0%	Total Uses	$207,451,913	100.0%

(1)	The Quaker Bridge Mall Whole Loan was co-originated by Column Financial, Inc. and JPMorgan Chase Bank, National Association.

(2)	The Quaker Bridge Mall loan is part of a whole loan evidenced by two pari passu senior notes, with an aggregate original principal balance of $150.0 million (the “A-Notes”) and two subordinate notes, with an aggregate original principal balance of $30.0 million (the “B-Notes”). The financial information presented in the chart above reflects the cut-off date balance of the $150.0 million senior portion of the Quaker Bridge Mall Whole Loan, exclusive of the $30.0 million B-Notes. The interest rate above reflects the interest rate on the A-Notes. The interest rate on the B-Notes is 6.0000%.

(3)	The lockout period will be at least 24 payment dates beginning with and including the first payment date of June 1, 2016. Defeasance of the full $180.0 million Quaker Bridge Mall Whole Loan is permitted after the earlier to occur of (i) June 1, 2019 and (ii) the date that is two years from the closing date of the securitization that includes the note to be last securitized (the “REMIC Prohibition Period”) (which is expected to be this securitization transaction). If the REMIC Prohibition Period has not expired by June 1, 2019, the borrower is permitted to prepay the Quaker Bridge Mall Whole Loan in whole, but not in part, with the payment of a yield maintenance premium.

A-2-62

Mortgage Loan No. 3 — Quaker Bridge Mall

(4)	For a more detailed description of the lockbox, please refer to “Lockbox/Cash Management” below

(5)	Net Rentable Area (SF) is not inclusive of square footage associated with the Macy’s, Sears and J.C. Penney boxes. The Macy’s, Sears and J.C. Penney land and improvements are tenant owned with no attributable base rent. Additionally, Net Rentable Area (SF) is not inclusive of square footage associated with the Lord & Taylor box, for which the tenant owns their improvements but not the related land, which is ground leased from the borrower. The ground rent attributable to the Lord & Taylor space is approximately $72,000 per year through March 2046 and is included in UW Revenues.

(6)	Occupancy, UW Revenues, UW NOI and UW NCF include space leased by Torrid (2,150 SF), The Body Shop (1,100 SF), Lids (1,016 SF) and 30 Burgers (862 SF), accounting for a combined underwritten base rent of $203,185, for which the tenants have signed leases but are not yet in occupancy. Torrid, The Body Shop, Lids and 30 Burgers are expected to take possession and commence paying rent for their respective spaces in July 2016, June 2016, May 2016 and July 2016, respectively. Occupancy, UW Revenues, UW NOI and UW NCF include space leased by Justice (4,052 SF), Pearle Vision Express (2,875 SF) and Gymboree (1,400 SF), accounting for a combined underwritten base rent of $252,270, for which the tenants have leases out for signature. Justice, Pearle Vision Express and Gymboree are already in occupancy and paying rent.

(7)	The increase in 2013 NOI to 2015 NOI is associated with new and renewed leases post-2013 renovation.

(8)	UW Revenues includes $545,131 in underwritten base rent associated with in-line temporary tenants and $602,576 in underwritten base rent associated with temporary kiosks and carts.

(9)	For a more detailed description of escrows and reserves, please refer to “Escrows and Reserves” below.

(10)	The JV Equity Purchase represents the loan sponsor’s acquisition of the remaining 50% of the Quaker Bridge Mall from RREEF America L.L.C.

The Loan. The Quaker Bridge Mall loan, which is part of a larger split whole loan, is a first mortgage loan secured by the fee interest in a 357,221 SF super regional mall located in Lawrenceville, New Jersey. The loan has a 10-year term and is interest-only for the full term of the loan. The whole loan was co-originated by JPMorgan Chase Bank, National Association and Column Financial, Inc. and has an outstanding principal balance as of the cut-off date of $180.0 million (the “Quaker Bridge Mall Whole Loan”), and is comprised of two pari passu senior notes, Note A-1 and Note A-2, with an aggregate outstanding principal balance as of the cut-off date of $150.0 million, and two subordinate B-Notes with an aggregate outstanding principal balance as of the cut-off date of $30.0 million (the “Quaker Bridge Mall Subordinate Companion Loan”). Note A-2, which has an outstanding principal balance as of the cut-off date of approximately $66.7 million, is being contributed to the CSAIL 2016-C6 Commercial Mortgage Trust. Note A-1, which, following a control appraisal period with respect to Note B-1, is the controlling note and has an outstanding principal balance as of the cut-off date of approximately $83.3 million, is expected to be contributed to the JPMDB 2016-C2 Trust. The Quaker Bridge Mall Whole Loan is expected to be serviced pursuant to the JPMDB 2016-C2 pooling and servicing agreement. The Quaker Bridge Mall Subordinate Companion Loan has been sold to Teachers Insurance and Annuity Association of America. Under the related intercreditor agreement, prior to a control appraisal period with respect to the Quaker Bridge Mall Subordinate Companion Loan, Note B-1 is the controlling note and, under certain circumstances, the holder of Note B-1 of the Quaker Bridge Mall Subordinate Companion Loan will have the right to approve certain major decisions with respect to the Quaker Bridge Mall Whole Loan, certain cure and purchase option rights, and the right to replace the related special servicer with or without cause. After a control appraisal period occurs with respect to the Quaker Bridge Mall Subordinate Companion Loan, Note A-1 is the controlling note and the holder of Note A-1, which is expected to be the trustee of the JPMDB 2016-C2 Trust (or, prior to the occurrence and continuance of a control termination event under the JPMDB 2016-C2 pooling and servicing agreement, the directing JPMDB 2016-C2 certificateholder), will be entitled to exercise certain of the rights of the holder of the Note B-1 of the Quaker Bridge Mall Subordinate Companion Loan with respect to the Quaker Bridge Mall Whole Loan (other than the cure and purchase option rights); however, the holder of the Quaker Bridge Mall loan will be entitled, under certain circumstances, to be consulted with respect to certain major decisions.

A-2-63

Mortgage Loan No. 3 — Quaker Bridge Mall

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-2	$66,666,667	$66,666,667	CSAIL 2016-C6	No
Note A-1	83,333,333	83,333,333	JPMDB 2016-C2	No
Notes B-1, B-2	30,000,000	30,000,000	Teachers Insurance and Annuity Association of America	Yes(1)
Total	$180,000,000	$180,000,000

(1)	Only the holder of Note B-1 will be entitled to exercise control prior to a control appraisal period.

The Borrower. The borrowing entity for the Quaker Bridge Mall Whole Loan is Quaker Bridge Mall, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The borrower is indirectly owned by a 50/50 joint venture between Simon Property Group, L.P. (“Simon”) and Institutional Mall Investors (“IMI”). Simon is a wholly-owned subsidiary of Simon Property Group Inc., a publicly traded REIT (NYSE: SPG, S&P: A, Fitch: NR, Moody’s: A3) that is focused on retail property ownership and management. Simon is the largest publicly traded owner, operator and developer of retail assets in the world. IMI is a co-investment venture owned by an affiliate of Miller Capital Advisory, Inc. and CalPERS, the nation’s largest public pension fund. Simon serves as the nonrecourse carve-out guarantor for the Quaker Bridge Mall Whole Loan, subject to the borrower’s right to replace the guarantor with a replacement guarantor in accordance with the loan documents. The liability of Simon (or any guarantor that replaces Simon in accordance with the loan agreement) under the nonrecourse carve-out guaranty is capped at $36.0 million plus reasonable collection costs.

The Quaker Bridge Mall Whole Loan proceeds, together with approximately $27.5 million of newly contributed cash-equity, were used to retire approximately $72.8 million of existing debt, acquire a 50% ownership stake sold by RREEF America L.L.C, the selling JV partner, and transfer such 50% ownership stake to IMI. The implied recapitalized value of the property in connection with the purchase and sale of the ownership share was approximately $337.5 million ($945 PSF).

The Property. Quaker Bridge Mall is an approximately 1.1 million SF, regional mall located in Lawrenceville, New Jersey. Approximately 357,221 SF of the Quaker Bridge Mall serves as collateral for the Quaker Bridge Mall Whole Loan. Quaker Bridge Mall was originally built in 1976 and was last renovated in 2011-2013. In 2013, the loan sponsor completed an approximately $65.6 million renovation of the property, which included the Quaker Bridge Mall’s entrances, exterior, interior finishes, and general aesthetics. The renovation also included new elevators and escalators and a new 6,335 SF food court. The sponsor’s 2013 renovation encompassed a full-scale overhaul of the property, with the intent of re-branding and re-tenanting with a focus on a new class of customer and occupant. Since February 1, 2014, leasing activity has included 30 new and renewal leases (84,363 SF, 23.6% of collateral net rentable area) signed at a weighted average underwritten rent of $33.65 PSF. Tenants having joined since the 2013 renovation include Apple (9,000 SF), American Eagle Outfitters (6,362 SF) and The Finish Line (4,500 SF). The sponsor has been successful in executing its plan at the property as evidenced by the substantial increase in sales since 2013. The property’s total comparable collateral in-line sales for all tenants has grown from approximately $331 PSF in 2012 to $392, $515 and $697 PSF for 2013, 2014 and 2015, respectively. Total Quaker Bridge Mall sales have grown consistently, from approximately $138.1 million in 2012 to approximately $252.1 million in 2015. According to the appraisal, the nearby Princeton market is an area of upper income households and high wage employment, with an estimated average household income within a 10-, 15- and 20-mile radius of the property of $111,156, $114,671 and $110,582, respectively. The loan sponsor has made considerable effort to increase marketability beyond the immediate Lawrenceville area, leveraging the recent 2013 renovation with a focus on the Princeton market.

The mall is anchored by Macy’s, Sears, J.C. Penney and Lord & Taylor. Macy’s, Sears and J.C. Penney own their own improvements and underlying land and are not collateral for the Quaker Bridge Mall Whole Loan. Lord & Taylor owns its improvements but not the related land, which is ground leased from the borrower. Ground rent attributable to the Lord & Taylor

A-2-64

Mortgage Loan No. 3 — Quaker Bridge Mall

space is approximately $72,000 per year through March 2046. Quaker Bridge Mall also has approximately 5,449 surface parking spaces resulting in a parking ratio of approximately 5.03 spaces per 1,000 SF of net rentable area including anchor space.

Non-Owned Anchors

Anchor	Ratings Moody’s/S&P/Fitch(1)	Net Rentable Area (SF)	Sales(2)	Sales PSF(2)
Macy’s(3)	Baa2/BBB/BBB	212,663	$46,000,000	$216
Sears(3)(4)	Caa3/CCC+/C	171,141	$19,300,000	$113
J.C. Penney(3)(4)	B3/B/B	151,491	$16,100,000	$106
Lord & Taylor(5)	B1/B+/B+	151,465	$31,509,264	$208

(1)	Ratings provided are for the parent company of the entity listed in the “Anchor” field whether or not the parent company guarantees the lease.

(2)	Macy’s, Sears and J.C. Penney based on the loan sponsor’s 2014 estimate. Lord & Taylor based on 2015 reported sales.

(3)	The Macy’s, Sears and J.C. Penney anchor parcels are not part of the collateral.

(4)	The Net Rentable Area (SF) for Sears and J.C. Penney do not include non-income producing square footage of 26,262 and 14,344, respectively.

(5)	Lord & Taylor owns its improvements but the related pad site is ground leased from the borrower. The ground rent attributable to the Lord & Taylor space is approximately $72,000 per year through March 2046.

As of February 23, 2016, the property was 84.2% leased by 89 tenants. The mall, inclusive of the non-owned anchor tenants, is 94.8% occupied (97.5% including temporary tenants). The property’s tenant offering is broad with a range of higher-end and mass market tenants represented. In addition to its anchors, the property’s in-line tenants largely consist of national retailers such as Apple, American Eagle Outfitters, AT&T, Coach, Foot Locker, H&M, Forever 21 and Victoria’s Secret. The largest collateral tenant, Forever 21, leases 26,902 SF (7.5% of the collateral net rentable area) through the end of January 2023. As of February 23, 2016, Forever 21 contributes 7.9% of the total underwritten base rent and produced approximately $180 PSF in sales in 2015. The second largest collateral tenant, Old Navy, leases 18,295 SF (5.1% of the collateral net rentable area) through 2022. As of February 23, 2016, Old Navy contributes 5.0% of the total underwritten base rent and produced approximately $314 PSF in sales in 2015. The third largest collateral tenant, H&M, leases 17,418 SF (4.9% of the collateral net rentable area) through the end of January 2023. As of February 23, 2016, H&M contributes 3.1% of the total underwritten base rent and produced approximately $293 PSF in sales in 2015.

Historical and Current Occupancy(1)

2012(2)	2013(2)	2014(2)	2015(2)	Current(3)
71.5%	83.4%	84.3%	81.2%	84.2%

(1)	Includes collateral tenants only.

(2)	Historical occupancies are as of December 31 of each respective year.

(3)	Current Occupancy is based on the underwritten rent roll as of February 23, 2016 and includes space leased by Torrid (2,150 SF), The Body Shop (1,100 SF), Lids (1,016 SF) and 30 Burgers (862 SF), accounting for a combined underwritten base rent of $203,185, for which the tenants have signed leases but are not yet in occupancy. The tenants are expected to take possession of and commence paying rent for their spaces in July 2016, June 2016, May 2016 and July 2016, respectively. Current Occupancy includes space leased by Justice (4,052 SF), Pearle Vision Express (2,875 SF), and Gymboree (1,400 SF), accounting for a combined underwritten base rent of $252,270, for which the tenants have leases out for signature. Justice, Pearle Vision Express and Gymboree are already in occupancy and paying rent.

A-2-65

Mortgage Loan No. 3 — Quaker Bridge Mall

Historical In-line Sales and Occupancy Costs(1)

	2012	2013	2014	2015
In-line Sales PSF(2)	$331	$392	$515	$697
Occupancy Costs(3)	17.5%	16.2%	12.9%	11.3%

(1)	In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000SF that reported full year sales.

(2)	In-line Sales PSF excluding Apple are $331, $392, $515 and $541 for 2012, 2013, 2014 and 2015, respectively.

(3)	Occupancy Costs excluding Apple are 17.5%, 16.2%, 12.9% and 14.9% for 2012, 2013, 2014 and 2015, respectively.

The Market. Quaker Bridge Mall is located in central New Jersey near the New Jersey Turnpike and State Route 1, about 30 miles southwest of New York City and 50 miles northeast of Philadelphia. As of year end 2015, central New Jersey is home to approximately 2.9 million people with an estimated population within a 10-, 15- and 20-mile radius of the property of 466,489, 812,071 and 1,495,037 people, respectively. According to the appraisal, competitive properties in the area maintained a vacancy rate of 3.6%. The appraisal does not identify any new or proposed directly competitive properties in the area. According to the appraisal, the property’s current primary and secondary competition consists of four properties detailed in the table below.

Competitive Set Summary(1)

Property	Year Built / Renovated	Total GLA (SF)	Est. Occ.	Proximity (miles)	Anchor Tenants
Marketfair Mall	1987 / 2015	246,000	98.0%	1.0	Barnes & Noble, Eastern Mountain Sports, United Artist Theatre, Pottery Barn
Nassau Park Pavilion	1995 / 2005	1,106,302	100.0%	0.5	Sam’s Club, Target, Wal-Mart, Wegman’s, Home Depot, Kohl’s
Mercer Mall	1976 / 2001	501,000	98.0%	0.5	Shop-Rite, Raymour & Flannigan
Oxford Valley Mall(2)	1973 / 2006	1,331,000	83.0%	15.0	J.C. Penney, Macy’s, Sears

(1)	Source: Appraisal.

(2)	Oxford Valley Mall has a vacant anchor tenant.

A-2-66

Mortgage Loan No. 3 — Quaker Bridge Mall

Tenant Summary(1)

Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Most Recent Sales PSF(3)	Lease Expiration Date
Forever 21	NA / NA / NA	26,902	7.5%	$43.92	7.9%	$180	1/31/2023
Old Navy	Baa2 / BBB- / BBB-	18,295	5.1%	$40.93	5.0%	$314	3/31/2022
H&M(4)	NA / NA / NA	17,418	4.9%	$26.40	3.1%	$293	1/31/2023
Victoria’s Secret	Ba1 / BB+ / BB+	12,149	3.4%	$42.00	3.4%	$632	1/31/2023
New York & Company	NA / NA / NA	11,015	3.1%	$16.70	1.2%	$112	1/31/2017
Express/Express Men	NA / NA / NA	10,515	2.9%	$35.72	2.5%	$435	1/31/2023
Cheesecake Factory(5)(6)	NA / NA / NA	9,123	2.6%	$19.32	1.2%	$966	1/31/2033
Apple(7)	Aa1 / AA+ / NA	9,000	2.5%	$22.00	1.3%	$3,280	6/30/2023
BRIO Tuscan Grille(8)	NA / NA / NA	7,437	2.1%	$37.00	1.9%	$392	12/31/2023
American Eagle Outfitters	NA / NA / NA	6,362	1.8%	$35.37	1.5%	$506	1/31/2024

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Most Recent Sales PSF is as of February 23, 2016.

(4)	H&M has the right to terminate its lease within one year beginning November 15, 2016 if its gross sales do not equal at least $4,369,050 (approximately $251 PSF) with 60 days written notice and payment of a termination fee of $582,540 (approximately $33 PSF) prorated to the unamortized number of months. Such termination will be effective one year after delivery of such notice.

(5)	Cheesecake Factory is expected to begin paying a Base Rent PSF of $30.00 effective October 1, 2016. The tenant currently pays 2.0% percentage rent.

(6)	Cheesecake Factory has the right to terminate its lease if (i) between September 19, 2017 and September 19, 2020 if its gross sales do not equal at least $6,000,000 (approximately $658 PSF) or, (ii) during any lease year after September 19, 2020, the gross sales do not equal at least $7,000,000 (approximately $767 PSF) with written notice provided within 90 days after the end of the applicable lease year and payment of a termination fee of $150 PSF prorated to the unamortized number of months. Such termination will be effective 365 days after delivery of such notice.

(7)	Apple has the right to terminate its lease within one year beginning June 29, 2017 if its gross sales do not equal at least $14,000,000 (approximately $1,556 PSF) with written notice provided within 60 days after June 29, 2017 and payment of a termination fee of $1,350,000 (approximately $150 PSF) prorated to the unamortized number of months. Such termination will be effective as of June 29, 2018.

(8)	BRIO Tuscan Grille has the right to terminate its lease within one year beginning November 14, 2018 if its gross sales do not equal at least $3,500,000 (approximately $471 PSF) with written notice provided within 30 days after November 14, 2018 and payment of a termination fee of $1,574,078 (approximately $212 PSF) prorated to the unamortized number of months. Such termination will be effective 180 days after delivery of such notice.

A-2-67

Mortgage Loan No. 3 — Quaker Bridge Mall

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring(3)	Net Rentable Area Expiring(4)	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	56,282	15.8%	NAP	NAP	56,282	15.8%	NAP	NAP
MTM	1	2,875	0.8	$78,000	0.6%	59,157	16.6%	$78,000	0.6%
2016	1	960	0.3	64,925	0.5	60,117	16.8%	$142,925	1.1%
2017	2	11,165	3.1	271,789	2.1	71,282	20.0%	$414,714	3.3%
2018	7	11,711	3.3	732,941	5.8	82,993	23.2%	$1,147,655	9.0%
2019	3	2,365	0.7	210,666	1.7	85,358	23.9%	$1,358,321	10.7%
2020	3	8,194	2.3	218,682	1.7	93,552	26.2%	$1,577,003	12.4%
2021	2	3,080	0.9	134,872	1.1	96,632	27.1%	$1,711,876	13.4%
2022	14	54,880	15.4	2,635,201	20.7	151,512	42.4%	$4,347,077	34.1%
2023	26	121,827	34.1	5,304,607	41.7	273,339	76.5%	$9,651,684	75.8%
2024	17	48,862	13.7	1,981,285	15.6	322,201	90.2%	$11,632,970	91.4%
2025	6	16,306	4.6	454,782	3.6	338,507	94.8%	$12,087,752	94.9%
2026 & Beyond(4)	8	18,714	5.2	645,143	5.1	357,221	100.0%	$12,732,895	100.0%
Total	90	357,221	100.0%	$12,732,895	100.0%

(1)	Based on the underwritten rent roll.

(2)	Lease Rollover Schedule is not inclusive of the square footage associated with the Macy’s, Sears and J.C. Penney boxes. The Macy’s, Sears and J.C. Penney land and improvements are tenant owned with no attributable base rent.

(3)	2022 includes two leases for Old Navy which both expire in 2022.

(4)	2026 & Beyond Net Rentable Area Expiring represents owned collateral only and is not inclusive of the square footage associated with the Lord & Taylor box, for which the tenant owns its improvements but not the related land, which is ground leased from the borrower. The ground rent attributable to the Lord & Taylor space is approximately $72,000 per year through March 2046 and is included in 2026 & Beyond Base Rent Expiring.

A-2-68

Mortgage Loan No. 3 — Quaker Bridge Mall

Operating History and Underwritten Net Cash Flow

	2013	2014	2015	Underwritten	PSF	%(1)
Rents in Place(2)(3)	$9,680,777	$11,636,486	$11,942,767	$12,732,895	$35.64	46.3%
Vacant Income	0	0	0	2,132,397	5.97	7.8%
Gross Potential Rent	$9,680,777	$11,636,486	$11,942,767	$14,865,292	$41.61	54.1%
CAM	3,748,190	4,847,153	5,306,450	5,796,716	16.23	21.1%
Utilities	2,466,316	3,018,040	2,992,884	2,917,433	8.17	10.6%
Real Estate	1,135,210	2,132,193	2,201,022	2,334,385	6.53	8.5%
Percentage Rent	347,853	277,760	318,826	291,416	0.82	1.1%
Other Rental Storage	1,422,207	1,307,106	1,540,390	1,281,739	3.59	4.7%
Net Rental Income	$18,800,553	$23,218,738	$24,302,339	$27,486,981	$76.95	100.0%
(Vacancy/Collection Loss)	(41,561)	(50,018)	(32,933)	(2,132,397)	(5.97)	(7.8)%
Other Income(4)	943,612	1,033,730	919,736	823,694	2.31	3.0%
Effective Gross Income	$19,702,604	$24,202,450	$25,189,142	$26,178,278	$73.28	95.2%
Total Expenses	$9,072,318	$11,399,333	$11,031,053	$10,914,624	$30.55	41.7%
Net Operating Income	$10,630,286	$12,803,117	$14,158,089	$15,263,654	$42.73	58.3%
Total TI/LC, Capex/RR	0	0	0	641,205	1.79	2.4%
Net Cash Flow	$10,630,286	$12,803,117	$14,158,089	$14,622,449	$40.93	55.9%

(1)	% column represents percent of Net Rental Income for all revenue lines and percent of Effective Gross Income for the remainder of fields.

(2)	Underwritten Rents in Place includes space leased by Torrid (2,150 SF), The Body Shop (1,100 SF), Lids (1,016 SF) and 30 Burgers (862 SF), accounting for a combined underwritten base rent of $203,185, for which the tenants have signed leases but are not yet in occupancy. The tenants are expected to take possession of and commence paying rent for their spaces in July 2016, June 2016, May 2016 and July 2016, respectively. Underwritten Rents in Place include space leased by Justice (4,052 SF), Pearle Vision Express (2,875 SF) and Gymboree (1,400 SF), accounting for a combined Underwritten Rent in Place of $252,270, for which the tenants have leases out for signature. Justice, Pearle Vision Express and Gymboree are already in occupancy and paying rent.

(3)	The Macy’s, Sears and J.C. Penney land and improvements are tenant owned with no attributable base rent, and thus are not included in the Rents in Place. Ground rent attributable to the Lord & Taylor space is approximately $72,000 per year through March 2046, which is included in the Rents in Place.

(4)	Underwritten Other Income includes promotion reimbursements, media reimbursements and miscellaneous income.

Property Management. The property is managed by Simon Management Associates, LLC, an affiliate of the loan sponsor. The property management agreement was effective as of February 1, 2016 with an initial term through December 31, 2023, with one five year renewal option and then consecutive automatic one-year renewal options unless terminated by the owner or manager in accordance with the management agreement.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $38,699 for tenant improvement and leasing commissions.

Tax Escrows - The requirement for the borrower to make monthly deposits into the tax escrow is waived so long as (i) there is no event of default, (ii) no DSCR Trigger Event (as defined below) exists and (iii) the borrower does not (a) fail to pay all taxes prior to the assessment of any late payment penalty and the date that such taxes become delinquent or (b) fail to provide the lender with satisfactory evidence that taxes have been paid prior to the assessment of any late payment penalty and the date that such taxes become delinquent upon request.

A “DSCR Trigger Event” means the period commencing on the date when the debt service coverage ratio (as calculated in the loan documents) based on the trailing four calendar quarters falls below 1.30x for two consecutive calendar quarters.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as (i) no event of default exists and (ii) the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy in accordance with the loan documents.

Replacement Reserves - The requirement for the borrower to make monthly deposits to the replacement reserve account is waived so long as no DSCR Trigger Event exists and there is no event of default. Following the occurrence and during the continuance

A-2-69

Mortgage Loan No. 3 — Quaker Bridge Mall

of a DSCR Trigger Event or an event of default, the borrower is required to deposit $5,954 per month (approximately $0.20 PSF annually) for replacement reserves. The reserve is subject to a cap of $214,345 (approximately $0.60 PSF).

TI/LC Reserves - On a monthly basis, the borrower is required to deposit approximately $38,699 (approximately $1.30 PSF annually) for TI/LC reserves. The TI/LC reserve is subject to a cap of $1,393,175 (approximately $3.90 PSF). If (i) no event of default has occurred and is continuing and (ii) no DSCR Trigger Event exists, the borrower has the right to provide a guaranty from Simon or any permitted replacement guarantor under the loan documents in lieu of making monthly deposits into the TI/LC reserve. Upon the delivery of such guaranty, any amounts on deposit in the TI/LC reserve are required to be promptly disbursed to the borrower. As of the date hereof, the borrower has not provided a guaranty in connection with the monthly TI/LC deposits.

Lockbox / Cash Management. The loan is structured with a hard lockbox and springing cash management. Tenant direction letters are required to be sent to all tenants within 30 days after the origination date instructing them to deposit all rents and payments into the lockbox account controlled by the lender. The funds are then transferred to an account controlled by the borrower until the occurrence of a Cash Sweep Event (as defined below). During the continuance of a Cash Sweep Event, all rents are required to be swept weekly to a segregated cash management account and held in trust and for the benefit of the lender. The lender has a first priority security interest in the cash management account. Upon the occurrence and during the continuance of a Cash Sweep Event until the occurrence of a Cash Sweep Event Cure (as defined below), all excess cash after payment of debt service, required reserves and budgeted operating expenses are required to be held as additional security for the Quaker Bridge Mall Whole Loan.

A “Cash Sweep Event” means (i) the occurrence and continuance of an event of default, (ii) any bankruptcy action of the borrower or any affiliated property manager (provided that the property manager is not replaced with a qualified property manager in accordance with the loan documents within 60 days), or (iii) the occurrence of a DSCR Trigger Event.

A “Cash Sweep Event Cure” means (a) with respect to the Cash Sweep Event caused solely by an event of default, the lender accepts a cure of such event of default (which cure lender is not obligated to accept and may reject or accept in its sole and absolute discretion) provided that the lender has not accelerated the loan, moved for a receiver or commenced foreclosure proceedings, (b) with respect to the Cash Sweep Event caused solely by a bankruptcy action of the property manager, replacement of such manager with a qualified manager under a replacement management agreement within 60 days or such bankruptcy action of manager is discharged or dismissed within 90 days without any adverse consequences to the property or the loan, or (c) with respect to the Cash Sweep Event caused solely by the DSCR Trigger Event, the achievement of a debt service coverage ratio of 1.30x for two consecutive calendar quarters.

Additional Debt. $30.0 million of subordinate B-Notes were provided as part of the Quaker Bridge Mall Whole Loan. The B-notes have a 6.0000% coupon. The Quaker Bridge Mall Whole Loan has a Cut-Date LTV of 54.1%, an UW NCF DSCR of 1.78x and a UW NOI Debt Yield of 8.5%.

A-2-70

Mortgage Loan No. 4 — Laurel Corporate Center

A-2-71

Mortgage Loan No. 4 — Laurel Corporate Center

1000 Bishops Gate Boulevard
Residence Inn Mt. Laurel
2000 Midlantic Drive
4000 Midlantic Drive
9000 Midlantic Drive
I-295 South On-Ramp
15000 Midlantic Drive
10000 Midlantic Drive
295
38
Centerton Rd
Dearborn Cir
Briggs Rd
Bishops Gate Blvd
Midlantic Dr
Leadenhall Rd
New Jersey Turnpike (Tollroad)
Walt Whitman Ave

A-2-72

Mortgage Loan No. 4 — Laurel Corporate Center

A-2-73

Mortgage Loan No. 4 — Laurel Corporate Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BNYM	Single Asset / Portfolio:	Portfolio of Five Properties
Original Principal Balance:	$48,500,000	Title:	Fee
Cut-off Date Principal Balance:	$48,500,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	6.3%	Net Rentable Area (SF):	560,147
Loan Purpose:	Acquisition	Location:	Mount Laurel, NJ
Borrower:	Laurel Corporate Center, LLC	Year Built / Renovated(2):	Various
Sponsor:	Asher Roshanzamir	Occupancy:	83.9%
Interest Rate:	5.1250%	Occupancy Date:	3/31/2016
Note Date:	12/29/2015	Number of Tenants:	37
Maturity Date:	1/6/2026	2013 NOI:	$5,010,024
Interest-only Period:	24 months	2014 NOI:	$5,026,031
Original Term:	120 months	2015 NOI(3):	$4,685,769
Original Amortization:	360 months	UW Economic Occupancy:	83.4%
Amortization Type:	IO-Balloon	UW Revenues:	$10,978,855
Call Protection:	L(28),Def(88),O(4)	UW Expenses:	$5,562,623
Lockbox(1):	Springing	UW NOI:	$5,416,232
Additional Debt:	No	UW NCF:	$4,876,011
Additional Debt Balance:	N/A	Appraised Value / Per SF(5)(6):	$64,800,000 / $116
Additional Debt Type:	N/A	Appraisal Date:	9/8/2015
Additional Future Debt Permitted:	No

Escrows and Reserves (4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$87
Taxes:	$115,906	$115,906	N/A	Maturity Date Loan / SF:	$75
Insurance:	$0	Springing	N/A	Cut-off Date LTV(5)(6):	74.8%
Replacement Reserves:	$1,947,494	$11,671	N/A	Maturity Date LTV(5)(6):	65.0%
TI/LC:	$3,592,892	Springing	$2,000,000(6)	UW NCF DSCR:	1.54x
Free Rent Reserve:	$217,925	N/A	N/A	UW NOI Debt Yield:	11.2%
Immediate Repairs:	$52,506	N/A	N/A

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$48,500,000	74.3%	Purchase Price	$56,500,000	86.6%
Sponsor Equity	16,761,951	25.7	Upfront Reserve	5,926,724	9.1
			Closing Costs	2,835,228	4.3
Total Sources	$65,261,951	100.0%	Total Uses	$65,261,951	100.0%

(1)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.
(2)	Laurel Corporate Center is a 5-property portfolio. The individual buildings were constructed between 1981 and 2005, with four of the buildings renovated between 2014 and 2015.
(3)	Figure represents the trailing twelve month NOI ending October 31, 2015.
(4)	For a more detailed description of escrows and reserves, please refer to “Escrows and Reserves” below.
(5)	The appraised value of $64,800,000 is reflective of the value of the portfolio if sold in its entirety to a single buyer. The appraisal determined and appraised value on both a portfolio and individual basis. The concluded aggregate appraised value of the individual properties was $57,600,000, which would result in a Cut-off Date LTV of 84.2% and a Maturity Date LTV of 73.2%.
(6)	The “As-is” appraised value takes into account upgrades to be performed at the property for which $1.3 million was reserved at origination.

A-2-74

Mortgage Loan No. 4 — Laurel Corporate Center

The Loan. The Laurel Corporate Center loan is a $48.5 million first mortgage loan secured by the fee interests in a five-property portfolio located in Mount Laurel, New Jersey. The Laurel Corporate Center loan has a 10-year term and will amortize on a 30-year schedule after an initial 24-month interest only period.

The Borrower. The borrowing entity for the Laurel Corporate Center loan is Laurel Corporate Center, LLC, a Delaware limited liability company and special purpose entity. The borrowing entity is owned by Mr. Asher Roshanzamir and Zamir Equities, LLC.

The Sponsor. The Laurel Corporate Center loan’s sponsor and nonrecourse carve-out guarantor is Asher Roshanzamir, principal of Zamir Equities, LLC. Mr. Asher Roshanzamir has been an owner/operator of real estate since 1991. Since its inception Zamir Equities, LLC has held interests in several commercial and residential properties along the Eastern seaboard.

For information regarding recent legal settlements related to the sponsor but unrelated to the Laurel Corporate Center properties see “Description of the Mortgage Pool-Litigation and Other Considerations” in the Prospectus.

The Properties. The Laurel Corporate Center portfolio is comprised of six Class A office buildings, with an aggregate of 560,147 SF, located in Mount Laurel, New Jersey. Five of those office buildings are located on 4 properties in the Laurel Corporate Center and one of the office buildings is located at the 1000 Bishops Gate property in the Bishops Gate Corporate Center. The Laurel Corporate Center and Bishops Gate Corporate Center are located on opposite sides of Route 38’s intersection with Interstate 295 at interchange 40 and each can be accessed by both eastbound and westbound traffic on Route 38. The individual buildings were constructed between 1981 and 2005, with four of the buildings renovated between 2014 and 2015. As of March 2016, the properties in the Laurel Corporate Center portfolio were 83.9% leased by 37 tenants.

Property Information

Property	City	State	NRA SF(1)	Allocated Loan Amount ($)	Year Built / Renovated(2)	Appraisal Value(2)		Appraisal Date(2)	Occupancy	Average In Place Rent(3)
10000 Midlantic	Mount Laurel	NJ	186,908	$16,650,000	1990 / 2014	$21,800,000		9/8/2015	96.6%	$12.64
2000 & 4000 Midlantic(4)	Mount Laurel	NJ	168,603	13,400,000	1981; 1989 / 2015	15,000,000		9/8/2015	90.8%	$12.38
15000 Midlantic	Mount Laurel	NJ	84,056	7,500,000	1991 / NA	7,400,000		9/8/2015	41.6%	$15.13
9000 Midlantic	Mount Laurel	NJ	67,299	6,200,000	1989 / 2014	8,300,000		9/8/2015	99.8%	$15.47
1000 Bishops Gate	Mount Laurel	NJ	53,281	4,750,000	2005 / 2015	5,600,000		9/8/2015	64.6%	$13.85
Total/ Wtd. Avg.(5)			560,147	$48,500,000		$64,800,000	(5)		83.9%	$13.39

(1)	Based on underwritten rent roll dated March 31, 2016.
(2)	Source: Appraisal.
(3)	Based on underwritten rent roll dated March 31, 2016; excludes vacant space.
(4)	2000 & 4000 Midlantic properties are appraised together. The buildings are connected by a common corridor and are situated on one tax parcel.
(5)	The appraised value of $64,800,000 is reflective of the value of the portfolio if sold in its entirety to a single buyer. The appraisal determined an appraised value on both a portfolio and individual basis. The concluded aggregate appraised value of the individual properties was $57,600.000.

10000 Midlantic

The 10000 Midlantic property is a 186,908 SF, 4-story Class A office building was built in 1990 and was constructed as a two building structure connected by a 4-story glass atrium. The property amenities include a café, fitness center, outdoor/atrium seating area, walking trail, pond views with wooded setting, loading dock, freight elevator, and 764 parking spaces. 10000 Midlantic is occupied by 17 tenants. The largest tenant, Towers Watson Delaware, leases 60,423 SF (32.3% of the property’s net rentable area, 10.8% of the portfolio) through February 2024. Towers Watson Delaware was formed in 2010 by the merger of Towers Perrin and Watson Wyatt Worldwide. The merger created the world’s largest employee benefits consulting firm by revenue. Towers Watson Delaware has over 15,000 associates in 35 countries around the world.

A-2-75

Mortgage Loan No. 4 — Laurel Corporate Center

According to the appraisal, the 10000 Midlantic property’s office competitive set consists of the five office properties detailed in the table below.

Competitive Set Summary (1)

Property	Year Built / Renovated	Total GLA (SF)	Sale Price PSF	Est. Occ.	Proximity (miles)
10000 Midlantic	1990 / 2014	186,908	$120.00	96.6%	N/A
100 Howard Boulevard	1988 / N/A	105,312	$156.68	100.0%	2.6
Bay Colony Executive Park	1986 / N/A	247,321	$151.62	88.0%	27.7
Liberty View Building	1989 / N/A	121,737	$139.65	88.6%	6.0
Atrium 1	1988 / 2008	99,668	$113.38	97.6%	3.2
Valleybrooke Corporate Center	1985 / N/A	279,934	$135.39	100.0%	32.8

(1)	Source: Appraisal.

2000 & 4000 Midlantic

The 2000 & 4000 Midlantic buildings are located in Laurel Corporate Center at the intersection of Interstate 295 and Route 38 in Mount Laurel, New Jersey. The 2000 Midlantic building is a 121,658 SF, 4-story Class A office building that was built in 1989 and renovated in 2015. The property amenities include a multi-story entrance lobby, renovated first floor common areas, on-site café, fitness center, conference room, and 860 parking spaces (shared with 4000 Midlantic). The building is currently occupied by 6 tenants. The largest tenant, Speedy Title & Appraisal, leases 47,100 SF (27.9% of the property’s net rentable area, 8.4% of the portfolio) through September 2018. Speedy Title & Appraisal offers comprehensive title insurance services for the commercial and residential real estate sectors. The 4000 Midlantic building is a 46,945 SF, 3-story Class A office building that was built in 1981 and renovated in 2015. The property amenities include a fully renovated lobby with floor-to-ceiling windows, indoor access to 2000 Midlantic’s café / fitness center, and 801 parking spaces (shared with 2000 Midlantic). 4000 Midlantic is occupied by 2 tenants. The largest tenant, Gallagher Benefit Services, Inc., leases 34,868 SF (20.7% of the property’s net rentable area, 6.2% of the portfolio) through December 2026. Arthur Gallagher founded Arthur J. Gallagher & Co. in Chicago on October 1, 1927.

According to the appraisal, the 2000 & 4000 Midlantic properties’ office competitive set consists of the five office properties detailed in the table below.

Competitive Set Summary (1)(2)(3)

Property	Year Built / Renovated	Total GLA (SF)	Sale Price PSF	Est. Occ.	Proximity (miles)
2000 & 4000 Midlantic	1981; 1989 / 2015	168,603	$110.00	90.8%	N/A
100 Howard Boulevard	1988 / N/A	105,312	$156.68	100.0%	3.0
Bay Colony Executive Park	1986 / N/A	247,321	$151.62	88.0%	27.8
Liberty View Building	1989 / N/A	121,737	$139.65	88.6%	6.5
Atrium 1	1988 / 2008	99,668	$113.38	97.6%	3.6
Valleybrooke Corporate Center	1985 / N/A	279,934	$135.39	100.0%	33.0

(1)	Source: Appraisal.
(2)	The 2000 & 4000 Midlantic properties have the same competitive property set.
(3)	2000 & 4000 Midlantic properties are appraised together. The buildings are connected by a common corridor and are situated on one tax parcel.

15000 Midlantic

The 15000 Midlantic property is an 84,056 SF, 2-story Class A office building was built in 1991. According to the appraisal, the property is the preferred location for medical uses in the region due to the building’s layout and design. 15000 Midlantic is occupied by 4 tenants. The largest tenant, Delaware Valley Urology, leases 14,986 SF (17.8% of the property’s net rentable area,

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Mortgage Loan No. 4 — Laurel Corporate Center

2.7% of the portfolio) through October 2019. Delaware Valley Urology provides advanced diagnosis and treatment for a broad range of men’s and women’s urological conditions and is the region’s largest urology practice.

According to the appraisal, the 15000 Midlantic property’s office competitive set consists of the five office properties detailed in the table below.

Competitive Set Summary (1)

Property	Year Built / Renovated	Total GLA (SF)	Sale Price PSF	Est. Occ.	Proximity (miles)
15000 Midlantic	1991 / N/A	84,056	$130.00	41.6%	N/A
402-404 Lippincott Drive	1997 / N/A	53,100	$178.91	100.0%	4.5
2051 Briggs Road	2000 / N/A	22,312	$112.05	0.0%	1.4
Greentree Commons	1983 / N/A	43,719	$108.78	100.0%	3.9
Horizon Corporate Center	1986 / N/A	47,003	$105.08	100.0%	3.3
1000 & 2000 Lincoln Drive	1981 / 2009	55,600	$123.23	100.0%	3.6

(1)	Source: Appraisal.

9000 Midlantic

The 9000 Midlantic property is located in Laurel Corporate Center at the intersection of Interstate 295 and Route 38 in Mount Laurel, New Jersey. The 67,299 SF, 3-story Class A office building was built in 1989 and renovated in 2014. The property amenities include excellent visibility from Route 38, a granite façade, renovated common areas / landscaping, and 316 parking spaces. 9000 Midlantic is occupied by 5 tenants. The largest tenant, Parker McCay, leases 49,916 SF (74.2% of the property’s net rentable area, 8.9% of the portfolio) through September 2021. Parker McCay is a regional law firm with 100 years of experience in South Jersey and beyond. The firm’s practices include banking and financial services, business and corporate, real estate, etc.

According to the appraisal, the 9000 Midlantic property’s office competitive set consists of the five office properties detailed in the table below.

Competitive Set Summary (1)

Property	Year Built / Renovated	Total GLA (SF)	Sale Price PSF	Est. Occ.	Proximity (miles)
9000 Midlantic	1989 / 2014	67,299	$115.00	99.8%	N/A
100 Howard Boulevard	1988 / N/A	105,312	$156.68	100.0%	2.8
Liberty View Building	1989 / N/A	121,737	$139.65	88.6%	6.2
Atrium 1	1988 / 2008	99,668	$113.38	97.6%	3.4
Greentree Commons	1983 / N/A	43,719	$108.78	100.0%	4.1
Horizon Corporate Center	1986 / N/A	47,003	$105.08	100.0%	3.6

(1)	Source: Appraisal.

1000 Bishops Gate

The 1000 Bishops Gate property is located in Bishops Gate Corporate Center at the intersection of Interstate 295 and Route 38 in Mount Laurel, New Jersey. The 53,281 SF, 3-story Class A office building was built in 2005 and renovated in 2015. The property amenities include marble flooring in the lobby, European style bathroom stalls with marble counter tops and 238 parking spaces. The property is currently occupied by 4 tenants. The largest tenant, Homeward Residential, leases 14,298 SF (26.8% of the property’s net rentable area, 2.6% of the portfolio) through October 2019.

According to the appraisal, the 1000 Bishops Gate property’s office competitive set consists of the four office properties detailed in the table below.

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Mortgage Loan No. 4 — Laurel Corporate Center

Competitive Set Summary (1)

Property	Year Built / Renovated	Total GLA (SF)	Sale Price PSF	Est. Occ.	Proximity (miles)
1000 Bishops Gate	2005 / 2015	53,281	$130.00	64.6%	N/A
100 Howard Boulevard	1988 / N/A	105,312	$156.68	100.0%	3.6
Liberty View Building	1989 / N/A	121,737	$139.65	88.6%	7.1
Atrium 1	1988 /2008	99,668	$113.38	97.6%	4.1
Greentree Commons	1983 / N/A	43,719	$108.78	100.0%	4.6

(1)	Source: Appraisal.

The Market. The Laurel Corporate Center portfolio is located in southern New Jersey, Burlington County, approximately 15 miles southeast from Philadelphia and is part of the Philadelphia-Camden-Wilmington MSA. Burlington County is approximately 800 square miles with an estimated population of 450,696. Burlington County’s major employment concentrations are broken out as follows: 21.4% concentration in trade, transportation, and utilities, 17.3% concentration in professional and business services, 15.3% concentration in education and health services, and 8.2% concentration in financial activities.

As of September 2015, the Burlington County office market contained 16 million SF of office space with an overall vacancy rate of 8.3%. The appraisal concluded per square foot market rents of $14.51 PSF NNN. Within the submarket, there are no new office buildings under construction.

Historical and Current Occupancy (1)

Property	2012	2013	2014	2015	Current(2)
Laurel Corporate Center	75.8%	88.0%	82.0%	83.3%	83.9%
10000 Midlantic	47.2%	83.1%	82.1%	98.4%	96.6%
2000 & 4000 Midlantic(3)	93.5%	90.6%	71.6%	87.4%	90.8%
15000 Midlantic	93.1%	94.1%	94.1%	40.5%	41.6%
9000 Midlantic	74.2%	77.6%	91.8%	99.8%	99.8%
1000 Bishops Gate	100.0%	100.0%	82.8%	64.6%	64.6%

(1)	Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 for 2012-2014; 2015 occupancies are as of October 1, 2015.
(2)	Based on the March 2016 underwritten rent roll.
(3)	The 2000 & 4000 Midlantic properties are appraised together. The buildings are connected by a common corridor and are situated on one tax parcel.

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Mortgage Loan No. 4 — Laurel Corporate Center

Tenant Summary (1)

Tenant	Property	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Towers Watson Delaware(3)	10000 Midlantic	Baa3/BBB/BBB	60,423	10.8%	$12.55	2/1/2024
Parker McCay	9000 Midlantic	N/A / N/A / N/A	49,916	8.9%	$16.70	9/1/2021
Speedy Title & Appraisal(4)	2000 Midlantic	N/A / N/A / N/A	47,100	8.4%	$15.45	9/1/2018
QAD Inc.(5)	10000 Midlantic	N/A / N/A / N/A	35,048	6.3%	$13.50	3/1/2019
Gallagher Benefit & Services, Inc(6)	4000 Midlantic	N/A / N/A / N/A	34,868	6.2%	$12.88	12/31/2026
Lockheed Martin Corporation(7)	2000 Midlantic	Baa1//BBB+/BBB+	23,946	4.3%	$14.25	5/1/2017
Delaware Valley Urology	15000 Midlantic	N/A / N/A / N/A	20,938	3.7%	$14.22	1/1/2025
Maser Consulting	2000 Midlantic	N/A / N/A / N/A	16,756	3.0%	$11.70	5/1/2022
Homeward Residential(8)	1000 Bishops Gate	B1/ N/A / N/A	14,298	2.6%	$13.00	10/1/2019
Insurance Services Office(9)	1000 Bishops Gate	N/A / N/A / N/A	10,912	1.9%	$14.00	10/1/2022

(1)	Based on the underwritten rent roll including rent increases occurring through March 1, 2017.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Towers Watson Delaware has the right to terminate its lease at the end of the 84th month term, upon not less than 12 months prior written notice accompanied by an early termination fee of $1 million.
(4)	Speedy Title & Appraisal has the right to terminate upon 12 months prior written notice accompanied by a termination fee effective on the last day of the 64th month after the commencement date of its lease.

(5)	QAD Inc., has the right to terminate its lease as of March 31, 2017 upon not less than 12 months’ written notice and payment of the termination fee.
(6)	Provided that no event of default has occurred by Gallagher Benefit & Services, it has the right to terminate its lease effective as of the last day of the 92nd full calendar month after the commencement date of its lease, upon the payment of a termination payment and prior written notice not less than 9 months prior to the elected termination date. One half of the termination payment is due at the time the termination notice is given. The remaining half of the termination payment is to be paid no later than 30 days prior to the termination date, otherwise this termination right is deemed waived.
The termination payment consists of the unamortized (i) brokerage commissions paid by land lord and (ii) tenant improvements allowance, moving allowance, and additional allowance.
(7)	Lockheed Martin Corporation has the right to terminate its lease at any time upon not less than 9 months prior written notice accompanied by an early termination fee in an amount based upon a calculation of the then unamortized amount of the certain operating costs and allowances.

(8)	Homeward Residential has the right to terminate its lease as of the last day of the 40th calendar month of the initial term with not less than 9 months written notice accompanied by an early termination payment equal to the unamortized costs of: (i) brokerage commissions and attorneys’ fees paid by land lord, (ii) the total costs incurred by land lord for improvements to the premises, and (iii) any abated fixed rent with respect to the premises. Such termination option is personal to the originally named tenant and any of its affiliates.
(9)	Insurance Services Office has a right to terminate its lease effective as of October 31, 2020, upon not less than 9 months written notice accompanied by an early termination payment in an amount based upon a calculation determined by the then unamoritized portion of the Insurance Services Office lease, base rent, operating costs and certain allowances.

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Mortgage Loan No. 4 — Laurel Corporate Center

Lease Rollover Schedule (1)

Year	Number of Leases Expiring(2)	NRA (SF) Expiring	% of NRA Expiring	Base Rent Expiring(3)	% of Base Rent Expiring(3)	Cumulative NRA (SF) Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(3)	Cumulative % of Base Rent Expiring(3)
Vacant	NAP	91,344	16.5%	NAP	NAP	91,344	16.5%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	91,344	16.5%	$0	0.0%
2016	1	2,525	0.5	51,762	0.8	93,869	16.9%	$51,762	0.8%
2017	2	26,563	4.8	383,103	5.9	120,432	21.7%	$434,865	6.7%
2018	4	52,044	9.4	799,383	12.3	172,476	31.1%	$1,234,248	19.0%
2019	9	100,873	18.2	1,396,128	21.5	273,349	49.3%	$2,630,375	40.4%
2020	3	19,096	3.4	271,398	4.2	292,445	52.7%	$2,901,773	44.6%
2021	7	79,395	14.3	1,218,799	18.7	371,840	67.1%	$4,120,573	63.3%
2022	10	72,576	13.1	992,497	15.3	444,416	81.7%	$5,113,070	78.6%
2023	2	8,813	1.6	119,411	1.8	453,229	92.6%	$5,232,481	80.4%
2024	1	60,423	10.9	758,309	11.7	513,652	92.7%	$5,990,790	92.1%
2025	1	5,952	1.1	65,472	1.0	519,604	93.7%	$6,056,262	93.1%
2026 & Beyond	1	34,868	6.3	448,926	6.9	554,472	100.0%	$6,505,187	100.0%
Total	41	554,472	100.0%	$6,505,187	100.0%

(1)	Based on the underwritten rent roll. Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule. Fitness Center 3,445 SF/0.6% NRA & Abbruzzi’s Italian Market 2,230 SF/0.4% NRA has been excluded from Lease Rollover Schedule. Rent Steps include rent increases occurring through March 01, 2017. All NRA Calculations are based off of a total NRA of 554,472 SF.
(2)	Tenants with multiple leases with different expiration dates are to be treated as separate entities.
(3)	Base Rent excludes all vacant space. Rent Steps include rent increases occurring through March 1, 2017.

Operating History and Underwritten Net Cash Flow

	2013	2014	2015(1)	Underwritten(2)	PSF(3)	%(3)
Rents in Place	$6,331,955	$5,961,988	$6,038,523	$6,505,187	$11.62	53.0%
Vacant Income	0	0	0	1,295,926	2.31	10.5%
Gross Potential Rent	$6,331,955	$5,961,988	$6,038,523	$7,801,113	$13.93	63.5%
Total Reimbursements	4,438,362	4,295,061	4,506,700	4,473,668	7.99	36.5%
Net Rental Income	$10,770,317	$10,257,049	$10,545,223	$12,274,781	$21.91	100.0%
(Vacancy/Collection Loss)	0	0	0	(1,295,926)	(2.31)	(11.8%)
Other Income	45,279	516,449	64,574	0	0.00	0.0%
Effective Gross Income	$10,815,596	$10,773,498	$10,609,797	$10,978,855	$19.60	100.0%
Total Expenses	$5,805,572	$5,747,467	$5,924,028	$5,562,623	$9.93	50.7%
Net Operating Income	$5,010,024	$5,026,031	$4,685,769	$5,416,232	$9.67	49.3%
Total TI/LC, Capex/RR	0	0	0	540,221	0.96	4.9%
Net Cash Flow	$5,010,024	$5,026,031	$4,685,769	$4,876,011	$8.70	44.4%

(1)	2015 Financials represent trailing twelve months ending October 31, 2015.
(2)	Underwritten Rents in Place steps include rent increases occurring through March 1, 2017.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The Laurel Corporate Center portfolio is managed by Diversified Management South Jersey II, L.L.C., a New Jersey limited liability company.

Escrows and Reserves. At origination, the borrower deposited into escrow $3,592,892 for TI/LC reserves, $1,947,494 for replacement reserves, $217,925 for free rent, $115,906 for real estate taxes and $52,506 for immediate repairs.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of annual estimated tax payments, currently equal to $115,906.

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Mortgage Loan No. 4 — Laurel Corporate Center

Insurance Escrows – For so long as the Laurel Corporate Center portfolio is covered under a blanket or umbrella policy, no insurance escrows are required, provided that (i) no event of default has occurred and is continuing, (ii) the policies maintained by the borrower covering the Laurel Corporate Center portfolio are part of a blanket or umbrella policy approved by lender and (iii) the borrower provides the lender with satisfactory evidence that the Laurel Corporate Center portfolio is insured in accordance with loan documents pursuant to policies acceptable to lender.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $11,671 for replacement reserves.

TI/LC Reserves – The requirement of the borrower to make monthly deposits into the TI/LC reserve account is waived so long as the accumulation in the reserve is greater than or equal to $1,500,000 and upon such time as such threshold is not met, the borrower is required to escrow $75,000 on a monthly basis (with accumulation in the reserve capped at $2,000,000).

Lockbox / Cash Management. The Laurel Corporate Center loan is structured with a springing lockbox and springing cash management structure. The lockbox must be established and a cash trap period will commence (i) upon event of default, or (ii) if the debt service coverage ratio (assuming 30 year amortization) falls below 1.15x for two consecutive quarters. During a cash trap period all excess cash flow will be held in a cash collateral reserve. So long as no event of default is continuing, the cash trap period will cease upon the Laurel Corporate Center portfolio achieving a 1.20x debt service coverage ratio for two consecutive quarters.

Property Release. The Laurel Corporate Center loan allows for release of an individual property following the expiration of a lockout period in connection with a sale of such property, subject to the borrower satisfying certain conditions, including the loan be partially defeased in an amount equal to the greater of (i) 125% of the allocated loan amount for such individual property and (ii) 100% of the net sales proceeds. In addition, (i) the loan-to-value ratio for the remaining properties must be no greater than the lesser of loan-to-value ratio for such properties immediately prior to the release and 70%, (ii) the debt service coverage ratio for the remaining properties must be no less than the greater of the debt service coverage ratio for such properties immediately prior to the release and 1.50x, and (iii) the debt yield for the remaining properties must be no less than the greater of the debt yield ratio for such properties immediately prior to the release and 10.5%.

A-2-81

Mortgage Loan No. 5 — GLP Industrial Portfolio A

A-2-82

Mortgage Loan No. 5 — GLP Industrial Portfolio A

A-2-83

Mortgage Loan No. 5 — GLP Industrial Portfolio A

A-2-84

Mortgage Loan No. 5 — GLP Industrial Portfolio A

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Portfolio of 114 Properties
Original Principal Balance(1):	$42,900,000	Title:	Fee
Cut-off Date Principal Balance(1):	$42,900,000	Property Type - Subtype:	Industrial – Various
% of Pool by IPB:	5.6%	Net Rentable Area (SF):	26,878,777
Loan Purpose:	Acquisition	Location:	Various
		Year Built / Renovated:	Various
Borrowers(2):	Various	Occupancy(5):	94.4%
Sponsors(3):	Global Logistic Properties Limited	Occupancy Date(5):	10/1/2015
Interest Rate:	4.1439213%	Number of Tenants(5):	193
Note Date:	11/4/2015	2013 NOI:	$70,564,730
Maturity Date:	11/6/2025	2014 NOI:	$98,621,458
Interest-only Period:	120 months	2015 NOI(6)(7):	$102,686,288
Original Term:	120 months	TTM NOI:	N/A
Original Amortization:	None	UW Economic Occupancy(6):	94.0%
Amortization Type:	Interest Only	UW Revenues:	$156,891,953
Call Protection:	YM1(113),O(7)	UW Expenses:	$41,005,138
Lockbox(4):	Hard	UW NOI(7):	$115,886,815
Additional Debt(1):	Yes	UW NCF:	$106,479,243
Additional Debt Balance(1):	$1,253,600,000	Appraised Value / Per SF(8):	$2,090,000,000 / $78
Additional Debt Type(1):	Pari Passu, B-Note, Mezzanine	Appraisal Date(8):	Various
Additional Future Debt Permitted:	No

Escrows and Reserves(9)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$24
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$24
Insurance:	$0	Springing	N/A	Cut-off Date LTV(8):	30.5%
Replacement Reserves:	$0	Springing	(10)	Maturity Date LTV(8):	30.5%
TI/LC:	$0	Springing	(10)	UW NCF DSCR:	3.97x
Engineering:	$1,177,541	N/A	N/A	UW NOI Debt Yield:	18.2%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan (A Notes)	$637,600,000	29.6%	Purchase Price	$2,026,347,948	94.0%
Mortgage Loan (B Notes)	328,900,000	15.3	Closing Costs	127,911,757	5.9
Mezzanine Loans	330,000,000	15.3	Upfront Reserves	1,177,541	0.1
Sponsor Equity	858,937,246	39.8
Total Sources	$2,155,437,246	100.0%	Total Uses	$2,155,437,246	100.0%

(1)	The GLP Industrial Portfolio A loan is part of a larger split whole loan evidenced by 5 pari passu senior notes (collectively, “A Notes”) and two subordinate notes (collectively, “B Notes”) with an aggregate original principal balance of $966.5 million. The financial information presented in the chart above and herein reflects the cut-off date balance of the $637.6 million of A Notes, but not the $330.0 million of mezzanine loans or the $328.9 million of B Notes. The additional debt consists of 4 pari passu companion loans with an outstanding principal balance of $594.7 million, $328.9 million of B Notes and $330.0 million of mezzanine loans. For more description of the additional debt, please refer to “Additional Debt” below.

(2)	The loan has 33 borrowers, which are each special purpose entities.

(3)	The GLP Industrial Portfolio A loan’s sponsors and non-recourse carveout guarantors are eleven subsidiaries of Global Logistic Properties Limited.

(4)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(5)	As of December 31, 2015, the occupancy of the Portfolio was 95.3%.

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Mortgage Loan No. 5 — GLP Industrial Portfolio A

(7)	Represents trailing twelve months ending June 30, 2015. Due to the Portfolio being acquired by the borrower in November 2015, full year-end financials were not available. Based on annualized financials from November 4, 2015 to December 31, 2015, the Portfolio had an annualized NOI of $116.6 million. Based on UW NOI for the period from November 4, 2015 to December 31, 2015, the Portfolio would result in an annualized UW NOI of $116.0 million.

(8)	UW NOI exceeds 2015 NOI due to increases in rents on the October 2015 rent roll and the inclusion of approximately $5.5 million for rent steps.

(9)	The appraised value of $2,090.0 million is reflective of the value of the Portfolio if sold in its entirety to a single buyer. The appraisal determined an appraised value on both a portfolio and an individual basis. The concluded aggregate appraised value of the individual properties was $1,995.8 million, which would result in a Cut-off Date LTV of 31.9% and a Maturity Date LTV of 31.9%.The dates of the appraised values ranged from August 10, 2015 to September 24, 2015.

(10)	For a more detailed description of escrows and reserves, please refer to “Escrows and Reserves” below.

The Loan. The GLP Industrial Portfolio A loan which is part of a larger split whole loan, is a first mortgage loan secured by the borrowers’ fee interest in a cross-collateralized pool of 114 industrial properties located in nine states and the District of Columbia. The whole loan has an outstanding principal balance of $966.5 million (“GLP Industrial Portfolio A Whole Loan”) as of the cut-off date, which is comprised of five pari passu notes, Note A-1, Note A-2, Note A-3-1, Note A-3-2 and Note A-4 and $328.9 million of subordinate B Notes. Note A-1 and Note A-2, which have an aggregate outstanding principal balance as of the cut-off date of $437.6 million, were previously contributed with the B Notes to the CSMC Trust 2015-GLPA securitization. Note A-3-1 has an outstanding principal balance as of the cut-off date of $87.1 million and was contributed to the CSAIL 2016-C5 Commercial Mortgage Trust. Note A-3-2 has an outstanding principal balance of $42.9 million and is being contributed to the CSAIL 2016-C6 Commercial Mortgage Trust. Note A-4 has an outstanding principal balance of $70.0 million and was contributed to the MSBAM 2016-C28 securitization.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Note in Controlling Securitization
Notes A-1, A-2	$437,600,000	$437,600,000	CSMC 2015-GLPA	Yes
Note A-3-1	87,100,000	87,100,000	CSAIL 2016-C5	No
Note A-3-2	42,900,000	42,900,000	CSAIL 2016-C6	No
Note A-4	70,000,000	70,000,000	MSBAM 2016-C28	No
Notes B-1, B-2	328,900,000	328,900,000	CSMC 2015-GLPA	Yes
Total	$966,500,000	$966,500,000

The Borrowers. There are 33 borrowing entities for the loan, each a special-purpose entity.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are eleven subsidiaries of Global Logistic Properties Limited (“GLP”). GLP (SGX: MC0.SI; Moody’s: Baa2; Fitch: BBB+) is a public, Singapore-based investment holding company that owns, leases, manages, and develops logistics facilities. GLP began operations in 2003 and is one of the largest logistics operators by square footage globally with total assets under management valued at approximately $33 billion. GLP’s portfolio comprises approximately 2,300 properties and 521 million SF throughout 111 markets and 4,000 customers globally. GLP had a market capitalization of approximately $7.1 billion as of November 20, 2015.

The GLP Industrial Portfolio A Whole Loan is part of a larger $2.85 billion financing completed in November 2015 to facilitate GLP’s $4.8 billion acquisition of Industrial Income Trust Inc. (“IIT”), a public, non-traded REIT. GLP acquired IIT for a total cost of $4.8 billion (which includes closing costs and working capital) and invested approximately $2.0 billion of cash equity to facilitate the transaction. The financing consisted of financing three separate non-crossed pools. On a pro rata basis, approximately $858.9 million of invested equity was contributed for the acquisition of the Portfolio.

The Properties. The GLP Industrial Portfolio A consists of 114 properties (the “Portfolio”) totaling approximately 26.9 million SF across nine states and the District of Columbia and 11 different markets. The top three markets in the Portfolio, by allocated loan amount, are Inland Empire (27.9%), Chicago (14.8%) and Baltimore (11.8%). The top 10 properties in the Portfolio account for 28.0% of gross leasable area (“GLA”) and 31.5% of UW NOI and the top 10 tenants in the Portfolio account for 32.1% of GLA and 32.4% of UW Base Rent. The top 3 tenants in the Portfolio by UW Base Rent are HanesBrands, Inc. (5.4%), CEVA (4.4%)

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Mortgage Loan No. 5 — GLP Industrial Portfolio A

and Harbor Freight Tools (4.3%). The properties comprising the Portfolio have a weighted average age of 14 years (2001), weighted average clear heights of 29.5 feet and primary truck court depth of 155.5 feet, with weighted averages of 67 dock high doors, 4 grade level doors, 67 trailer spaces and 7.1% (GLA) office space. As of October 1, 2015, the Portfolio was 94.4% occupied by 193 tenants with a weighted average base rent of $4.86 PSF and weighted average remaining lease term of 5.1 years.

Top Twenty Properties(1)

Property	Market	GLA (SF)	Year Built	Occupancy	UW NOI	% of NOI	Allocated Loan Amount(2)	% of Allocated Loan Amount	Appraised Value(3)
Inland Empire Indian Ave DC	Inland Empire	1,309,754	2009	100.0%	$6,541,590	5.6%	$57,627,769	6.0%	$119,000,000
Centerpointe 4	Inland Empire	1,280,446	2007	100.0%	4,790,530	4.1	49,927,924	5.2	103,100,000
Hofer Ranch IC Bldg 1	Inland Empire	612,104	2012	100.0%	3,159,936	2.7	28,378,044	2.9	58,600,000
Denver DC	Denver	553,757	2013	100.0%	3,282,162	2.8	24,939,749	2.6	51,500,000
Freeport DC Bldg 4	Dallas/Ft Worth	727,508	1980	100.0%	4,056,956	3.5	24,891,322	2.6	51,400,000
Ontario Mills DC	Inland Empire	520,161	2013	100.0%	2,749,881	2.4	23,486,944	2.4	48,500,000
Hagerstown Distribution Center	Washington, DC	824,298	1998	100.0%	3,398,847	2.9	22,276,280	2.3	46,000,000
Beckwith Farms DC	Nashville	706,500	2013	100.0%	3,289,262	2.8	21,792,014	2.3	45,000,000
Crossroads DC I	Baltimore	456,500	2007	100.0%	2,896,195	2.5	21,259,320	2.2	43,900,000
Centerpointe 6	Inland Empire	532,926	2007	100.0%	2,314,762	2.0	20,968,759	2.2	43,300,000
I-95 DC	Baltimore	449,299	2014	100.0%	2,297,443	2.0	19,564,385	2.0	40,400,000
Chino Spec Forward	Inland Empire	409,930	2014	100.0%	2,050,199	1.8	19,176,972	2.0	39,600,000
Bedford Park II	Chicago	470,160	2006	100.0%	2,273,176	2.0	18,644,278	1.9	38,500,000
Landover DC	Washington, DC	507,072	1963	100.0%	2,268,578	2.0	16,222,943	1.7	33,500,000
North Plainfield 8	Indianapolis	798,096	1997	100.0%	1,987,922	1.7	14,189,022	1.5	29,300,000
Sterling DC	Inland Empire	300,172	1990	100.0%	1,804,632	1.6	13,946,889	1.4	28,800,000
Beckwith Farms 3	Nashville	480,000	2009	100.0%	1,396,650	1.2	13,462,621	1.4	27,800,000
Clifton DC	Northern New Jersey	230,953	2004	100.0%	1,447,645	1.2	13,462,621	1.4	27,800,000
Collington Commerce Center	Washington, DC	239,742	1990	100.0%	1,732,560	1.5	12,542,515	1.3	25,900,000
Bedford Park IB	Chicago	272,446	2006	100.0%	1,322,491	1.1	12,397,234	1.3	25,600,000
Subtotal/Wtd. Avg. – Top Twenty Properties		11,681,824	2003	100.0%	$55,061,417	47.5%	$449,157,605	46.5%	$927,500,000
Total/Wtd. Avg.:		26,878,777	2001	94.4%	$115,886,815	100.0%	$966,500,000	100.0%	$1,995,800,000

(1)	Based on the underwritten rent roll dated October 1, 2015.

(2)	Based on the GLP Industrial Portfolio A Whole Loan.

(3)	Source: Appraisal. The appraised value of $2,090.0 million is reflective of the value of the Portfolio if sold in its entirety to a single buyer. The appraisal determined an appraised value on both a portfolio and individual basis. The concluded aggregate appraised value of the individual properties was $1,995.8 million.

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Mortgage Loan No. 5 — GLP Industrial Portfolio A

Market Concentration(1)

Property	Property Count	GLA (SF)	Year Built(2)	Occupancy	UW NOI	% of NOI	Allocated Loan Amount(3)	% of Allocated Loan Amount	Appraised Value(4)

Inland Empire	17	6,264,032	2008	98.4%	$28,741,404	24.8%	$270,075,682	27.9%	$557,700,000
Chicago	19	3,966,635	2004	91.4%	16,240,694	14.0	142,955,608	14.8	295,200,000
Baltimore	17	2,974,705	1995	87.9%	13,240,795	11.4	114,238,574	11.8	235,900,000
Dallas/Ft Worth	22	3,175,184	1999	97.5%	14,335,584	12.4	105,763,903	10.9	218,400,000
Washington, DC	9	2,221,387	1985	99.3%	11,942,326	10.3	83,875,038	8.7	173,200,000
Nashville	6	2,531,500	2009	100.0%	9,347,699	8.1	70,993,538	7.3	146,600,000
Indianapolis	7	2,697,841	1998	82.1%	5,320,687	4.6	47,555,016	4.9	98,200,000
Northern New Jersey	6	956,250	1986	100.0%	5,802,524	5.0	46,005,363	4.8	95,000,000
Austin	7	747,586	2008	84.6%	3,766,724	3.3	33,511,273	3.5	69,200,000
Philadelphia	3	789,900	1989	100.0%	3,866,216	3.3	26,586,256	2.8	54,900,000
Denver	1	553,757	2013	100.0%	3,282,162	2.8	24,939,749	2.6	51,500,000
Total/Wtd. Avg.:	114	26,878,777	2001	94.4%	$115,886,815	100.0%	$966,500,000	100.0%	$1,995,800,000

(1)	Based on the underwritten rent roll dated October 1, 2015.

(2)	Weighted Average.

(3)	Based on the GLP Industrial Portfolio A Whole Loan.

(4)	Source: Appraisal. The appraised value of $2,090.0 million is reflective of the value of the Portfolio if sold in its entirety to a single buyer. The appraisal determined an appraised value on both a portfolio and individual basis. The concluded aggregate appraised value of the individual properties was $1,995.8 million.

Property Sub-Type(1)

Property Sub-Type	Property Count	GLA (SF)	Year Built(2)	Occupancy	UW NOI	% of NOI	Allocated Loan Amount(3)	% of Allocated Loan Amount	Appraised Value(4)

Distribution Warehouse	59	17,518,251	2006	94.0%	$69,300,394	59.8%	$613,227,253	63.4%	$1,266,300,000
Warehouse	46	8,950,487	1991	95.5%	43,763,774	37.8	332,642,976	34.4	686,900,000
Flex	9	410,039	2000	87.8%	2,822,647	2.4	20,629,771	2.1	42,600,000
Total/Wtd. Avg.:	114	26,878,777	2001	94.4%	$115,886,815	100.0%	$966,500,000	100.0%	$1,995,800,000

(1)	Based on the underwritten rent roll dated October 1, 2015.

(2)	Weighted Average.

(3)	Based on the GLP Industrial Portfolio A Whole Loan.

(4)	Source: Appraisal. The appraised value of $2,090.0 million is reflective of the value of the Portfolio if sold in its entirety to a single buyer. The appraisal determined an appraised value on both a Portfolio and individual basis. The concluded aggregate appraised value of the individual properties was $1,995.8 million.

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Mortgage Loan No. 5 — GLP Industrial Portfolio A

Tenant Summary(1)

Tenant	Credit				% of UW	UW
	Rating	Property		UW	Base	Base	Original	Lease
	(Fitch/MIS/S&P)(2)	Count	GLA	Base Rent	Rent	Rent PSF	Start	Expiration
HanesBrands, Inc.	NR/Ba2/BB	1	1,309,754	$6,638,881	5.4%	$5.07	1/1/2011	10/31/2018
CEVA	NR/NR/NR	3	1,434,000	5,459,745	4.4	$3.81	Various	Various(3)
Harbor Freight Tools	NR/Ba3/BB-	2	1,280,446	5,321,841	4.3	$4.16	Various	Various
Home Depot USA Inc	A/A2/A	2	1,123,818	5,173,796	4.2	$4.60	Various	Various
United Natural Foods, Inc.	NR/NR/NR	1	553,757	3,433,293	2.8	$6.20	5/1/2013	10/31/2028
Owens & Minor Distribution, Inc	BBB-/Ba1/BBB	2	604,161	3,236,710	2.6	$5.36	Various	Various
Samsung Electronics	A+/A1/A+	1	612,104	3,202,528	2.6	$5.23	6/1/2013	9/30/2019
Belkin Corporation	NR/NR/NR	1	798,096	2,793,336	2.3	$3.50	4/1/2001	11/30/2019
Reliable Churchill	NR/NR/NR	1	449,299	2,407,371	2.0	$5.36	8/1/2014	8/31/2029
Packaging Corp of America	NR/Baa3/BBB	1	470,160	2,320,080	1.9	$4.93	2/1/2013	9/30/2025
Ten Largest Tenants			8,635,595	$39,987,581	32.5%	$4.63
Remaining Tenants			16,745,912	83,402,096	67.5	$4.98
Vacant			1,497,270	0	0.0	$0.00
Total/Wtd. Avg.:			26,878,777	$123,389,677	100.0%	$4.59

(1)	Based on the underwritten rent roll dated October 1, 2015.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	CEVA has a one-time right to terminate its lease on September 14, 2018 with 12 months prior written notice and payment of a termination fee equal to $5,600,000.

Lease Rollover Schedule(1)

Year					% of				Cumulative
	Number		% of		UW Base	Cumulative	Cumulative	Cumulative	% of UW
	of Leases	GLA	GLA	UW Base	Rent	GLA	% of GLA	UW Base	Base Rent
	Expiring(2)	Expiring	Expiring	Rent Expiring	Expiring	Expiring	Expiring	Rent Expiring	Expiring
Vacant	NAP	1,497,270	5.6%	NAP	NAP	1,497,270	5.6%	NAP	NAP
MTM	13	654,631	2.4	$4,316,272	3.5%	2,151,901	8.0%	$4,316,272	3.5%
2016	29	2,099,211	7.8	10,463,960	8.5	4,251,112	15.8%	$14,780,232	12.0%
2017	32	2,461,727	9.2	11,426,667	9.3	6,712,839	25.0%	$26,206,898	21.2%
2018	35	4,737,391	17.6	21,311,824	17.3	11,450,230	42.6%	$47,518,722	38.5%
2019	34	4,329,613	16.1	19,805,396	16.1	15,779,843	58.7%	$67,324,118	54.6%
2020	27	2,546,095	9.5	12,743,662	10.3	18,325,938	68.2%	$80,067,780	64.9%
2021	12	1,179,561	4.4	6,624,473	5.4	19,505,499	72.6%	$86,692,253	70.3%
2022	13	1,336,256	5.0	5,955,616	4.8	20,841,755	77.5%	$92,647,869	75.1%
2023	3	243,225	0.9	1,275,260	1.0	21,084,980	78.4%	$93,923,129	76.1%
2024	8	1,152,305	4.3	5,854,352	4.7	22,237,285	82.7%	$99,777,481	80.9%
2025	5	1,270,190	4.7	7,418,711	6.0	23,507,475	87.5%	$107,196,192	86.9%
2026 & Beyond	9	3,371,302	12.5	16,193,483	13.1	26,878,777	100.0%	$123,389,677	100.0%
Total	220	26,878,777	100.0%	$123,389,677	100.0%

(1)	Based on the underwritten rent roll dated October 1, 2015.

(2)	Certain tenants have more than one lease.

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Mortgage Loan No. 5 — GLP Industrial Portfolio A

Operating History and Underwritten Net Cash Flow(1)

				Yr1 Budget
	2013	2014	2015(2)	(10/2015 - 9/2016)	Underwritten(3)	PSF(3)	%(4)
Rents in Place(3)	$79,931,143	$107,113,582	$112,598,033	$126,908,982	$123,389,677	$4.59	73.9%
Vacant Income	0	0	0	0	8,256,110	0.31	4.9%
Gross Potential Rent	$79,931,143	$107,113,582	$112,598,033	$126,908,982	$131,645,787	$4.90	78.8%
Total Reimbursements	20,337,584	30,188,389	31,444,105	35,562,338	35,361,718	1.32	21.2%
Net Rental Income	$100,268,727	$137,301,971	$144,042,137	$162,471,320	$167,007,505	$6.21	100.0%
(Vacancy/Collection Loss)	(3,893,316)	(3,207,494)	(5,010,206)	(9,239,767)	(10,841,311)	(0.40)	(6.5%)
Other Income	363,625	1,683,391	1,365,188	725,759	725,759	0.03	0.4%
Effective Gross Income	$96,739,036	$135,777,869	$140,397,120	$153,957,312	$156,891,953	$5.84	93.9%
Total Expenses	$26,174,307	$37,156,412	$37,710,832	$40,905,654	$41,005,138	$1.53	26.1%
Net Operating Income	$70,564,730	$98,621,458	$102,686,288	$113,051,658	$115,886,815	$4.31	73.9%
Total TI/LC, Capex/RR	0	0	0	10,265,392	9,407,572	0.35	6.0%
Net Cash Flow	$70,564,730	$98,621,458	$102,686,288	$102,786,266	$106,479,243	$3.96	67.9%

(1)	Not all of the properties in the Portfolio were the same in each of the historical periods. “Same Store” analysis, representing 91 properties, of net operating income and occupancy for 2013, 2014, 2015 and Yr1 Budget was approximately $62.6 million, $78.4 million, $79.5 million and $84.8 million, respectively, and 91.2%, 94.0%, 93.2% and 97.2%, respectively.

(2)	The 2015 column represents the trailing twelve month period ending June 30, 2015. Due to the Portfolio being acquired by the borrower in November 2015, full year-end financials were not available. Based on annualized financials from November 4, 2015 to December 31, 2015, the Portfolio had an annualized NOI of $116.6 million. Based on UW NOI for the period from November 4, 2015 to December 31, 2015 the Portfolio would result in an annualized UW NOI of $116.0 million.

(3)	Underwritten Rents in Place are based on the October 2015 rent roll and include approximately $4.5 million for rent steps and approximately $1.0 million for credit tenant rent steps. Rent steps reflects the difference between in-place rent and annualized contractual base rent steps through December 1, 2016. Credit tenant rent steps reflects the difference between in-place rent plus annualized contractual base rent steps through December 1, 2016 and credit tenants’ average rent from October 1, 2015 through the maturity date.

(4)	% column represents the percentage of Net Rental Income for all revenue lines and represents the percentage of Effective Gross Income for the remainder of fields.

Property Management. The GLP Industrial Portfolio A properties are managed by GLP US Management LLC, an affiliate of GLP. Following the acquisition of IIT, GLP ranks as the 2nd largest logistics space owner in the U.S. after Prologis, Inc. (NYSE: PLD), with approximately 173 million SF. GLP entered the U.S. logistics market in February 2015 with its $8.1 billion acquisition of IndCor Properties, Inc. from the Blackstone Group, LP (NYSE: BX).

Escrows and Reserves. At origination, the borrowers deposited approximately $1.2 million into the deferred maintenance escrow.

Tax & Insurance Escrows – The requirement of the borrowers to make monthly deposits to the basic carrying costs reserve account is waived so long as a Trigger Period is not continuing.

TI/LC Reserves – The requirement of the borrowers to make monthly deposits to the TI/LC reserve account is waived so long as a Trigger Period is not continuing. During a Trigger Period, 1/12th of $0.25 PSF (with accumulation in the reserve capped at $0.25 PSF) is required to be deposited into the TI/LC reserve account on a monthly basis.

Capital Expenditure Reserve – The requirement of the borrowers to make monthly deposits to the capital expenditure reserve account is waived so long as a Trigger Period is not continuing. During a Trigger Period, 1/12th of $0.10 PSF (with accumulation in the reserve capped at $0.10 PSF) is required to be deposited into the capital expenditure reserves on a monthly basis.

Lockbox / Cash Management. The GLP Industrial Portfolio A Whole Loan is structured with a hard lockbox and springing cash management. Tenants have been directed to remit all payments due under their respective leases directly into the lockbox account controlled by the lender. During the continuance of a Trigger Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents. During the continuance of a Trigger Period, all excess cash flow, after payments

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Mortgage Loan No. 5 — GLP Industrial Portfolio A

made in accordance with the loan documents for, amongst other things, debt service, required reserves and operating expenses, will be held as additional collateral for the loan.

“Trigger Period” means, (i) any period where the net operating income debt yield (for the total debt inclusive of the mezzanine loans) for the trailing twelve month period, falls below 6.75% for two consecutive fiscal quarters until the net operating income debt yield for the trailing twelve month period is at least 6.75% for two consecutive quarters and (ii) any period during the continuance of an event of default under any related mezzanine loan. The first test period was the 12-month period ending March 30, 2016.

Property Releases. The applicable borrowers may release a related property from the mortgage by prepaying a portion of GLP Industrial Portfolio A Whole Loan in an amount equal to the applicable allocated loan amount times (i) 105% until the first 10% of GLP Industrial Portfolio A Whole Loan has been repaid; then (ii) 110% until 20% in aggregate of GLP Industrial Portfolio A Whole Loan has been repaid; and (iii) thereafter 115%. All principal repayments under the GLP Industrial Portfolio A Whole Loan prior to the open prepayment date in connection with such property releases are subject to yield maintenance.

In addition, property releases (other than releases that occur as a result of the application of loss proceeds from a casualty or condemnation at any related property) are further subject to a debt yield test (based on the total debt inclusive of the mezzanine loans) under the GLP Industrial Portfolio A Whole Loan, such that the aggregate portfolio debt yield (for the total debt inclusive of the mezzanine loans) of GLP Industrial Portfolio A Whole Loan after giving effect to such release is at least the lesser of (x) the debt yield immediately prior to such release and (y) 10.5%.

In addition, if no event of default under the GLP Industrial Portfolio A Whole Loan is continuing, the related borrowers may obtain a release of certain related excess parcels from the lien of the GLP Industrial Portfolio A mortgage without the related lender’s consent or approval or any requirement to prepay any portion of the GLP Industrial Portfolio A Whole Loan upon the satisfaction of certain conditions as described in the Prospectus.

Additional Debt. In addition to Note A-3-2, the mortgaged properties are also security for the pari passu Note A-1, Note A-2, Note A-3-1, and Note A-4 and two subordinate B Notes. The B Notes have an outstanding principal balance as of the cut-off date of $328.9 million. The GLP Industrial Portfolio A Whole Loan (inclusive of B Notes) has a Cut-off Date LTV of 46.2%, and UW NCF DSCR of 2.62x and an UW NOI Debt Yield of 12.0%. In addition, $330.0 million of mezzanine loans were provided in connection with the financing of the Portfolio that are secured by a pledge of the direct equity interests in the borrowers and are coterminous with the mortgage loan. The mezzanine loans have a weighted average coupon of 5.1500%. Including the mezzanine loans and the B Notes, the Cut-off Date LTV is 62.0%, the UW NCF DSCR is 1.84x and the UW NOI debt yield is 8.9%. The mezzanine loans are owned by Teachers Insurance and Annuity Association of America.

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A-2-92

Mortgage Loan No. 6 — Mission Ridge

A-2-93

Mortgage Loan No. 6 — Mission Ridge

MISSION RIDGE I - 15020 CONFERENCE CENTER DRIVE

Flr	Tenant(s)	Leased SF	BOMA SF
5	Integrity Applications Incorporated Suite 500 | 33,289 SF 4/30/2022	33,289	33,289
4	Integrity Applications Incorporated Suite 400 | 20,949 SF 4/30/2022 ; Integrity Applications Inc. Suite 425 | 9,454 SF 4/30/2022 ; Integrity Applications Inc. Suite 450 | 3,020 SF 4/30/2022	33,423	33,423
3	Ball Aerospace Suite 300 | 18,044 SF 6/30/2019 ; Vacant Suite 350 | 15,379 SF	33,423	33,423
2	Tecolote Research Suite 200 | 7,069 SF 8/31/2022 ; Mgmt. Office Suite 210 | 2,206 SF 10/31/2017 ; U.S. Government Tenant Suite 220 | 18,005 SF (Leased) | 19,506 SF (BOMA) 5/15/2023 ; Vacant Suite 240 | 2,052 SF ; Avanation Suite 250 | 1,791 SF 12/31/2018	31,250	32,751
1	Integrity Applications Incorporated Suite 100 | 22,322 SF 4/30/2022	22,322	22,322
		153,707	155,208

MISSION RIDGE II - 15030 CONFERENCE CENTER DRIVE

Flr	Tenant(s)	Leased SF	BOMA SF
5	U.S. Government Tenant Suite 500 | 31,208 SF 5/15/2023	31,399	31,399
4	U.S. Government Tenant Suite 400 | 31,208 SF 5/15/2023	31,399	31,399
3	U.S. Government Tenant Suite 300 | 31,208 SF 5/15/2023	31,399	31,399
2	U.S. Government Tenant Suite 200 | 31,208 SF 5/15/2023	31,399	31,399
1	U.S. Government Tenant Suite 100 | 31,208 SF 5/15/2023	31,399	31,399
		156,995	156,995

Lease Expirations: 2017 | 2018 | 2019 | 2022 | 2023 | VACANT

15020 CONFERENCE CENTER DRIVE
15030 CONFERENCE CENTER DRIVE
Conference Center Drive

A-2-94

Mortgage Loan No. 6 — Mission Ridge

A-2-95

Mortgage Loan No. 6 — Mission Ridge

Mortgage Loan Information		Property Information

Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$37,450,000	Title:	Leasehold
Cut-off Date Principal Balance:	$37,450,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	4.9%	Net Rentable Area (SF):	310,702
Loan Purpose:	Acquisition	Location:	Chantilly, VA
Borrowers:	Capstone Mission Ridge, LLC; Salus Mission Ridge, LLC	Year Built / Renovated:	2007 / N/A
Sponsor:	James M. Jacobson Jr.	Occupancy:	93.6%
Interest Rate:	5.2000%	Occupancy Date:	1/26/2016
Note Date:	2/12/2016	Number of Tenants:	5
Maturity Date:	3/6/2026	2013 NOI:	$2,499,843
Interest-only Period:	60 months	2014 NOI:	$4,019,367
Original Term:	120 months	2015 NOI(2):	$7,146,114
Original Amortization:	360 months	TTM NOI:	N/A
Amortization Type:	IO-Balloon	UW Economic Occupancy:	94.8%
Call Protection:	L(26),Def(90),O(4)	UW Revenues:	$11,252,027
Lockbox(1):	Soft	UW Expenses:	$7,014,785
Additional Debt:	No	UW NOI(2):	$4,237,241
Additional Debt Balance:	N/A	UW NCF:	$3,476,021
Additional Debt Type:	N/A	Appraised Value / Per SF:	$67,000,000 / $216
Additional Future Debt Permitted:	No	Appraisal Date:	1/28/2016

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$121
Taxes:	$216,821	$72,274	N/A	Maturity Date Loan / SF:	$111
Insurance:	$14,389	$7,194	N/A	Cut-off Date LTV:	55.9%
Replacement Reserves:	$0	$5,138	N/A	Maturity Date LTV:	51.7%
TI/LC:	$0	38,838	N/A	UW NCF DSCR:	1.41x
Ground Lease Reserve:	$145,833	$145,833	N/A	UW NOI Debt Yield:	11.3%

Sources and Uses(4)

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$37,450,000	36.0%	Purchase Price	$96,000,000	92.3%
Fee Buyer Proceeds	39,414,414	37.9	Upfront Reserves	2,279,460	2.2
Borrower Equity	19,203,743	18.5	Closing Costs	5,698,319	5.5
Seller Obligations and Other	7,909,621	7.6
Total Sources	$103,977,779	100.0%	Total Uses	$103,977,779	100.0%

(1)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(2)	The UW NOI is lower than the 2015 NOI mainly as a result of the ground lease payments that were previously not applicable due to the sale of the fee interest to an unaffiliated third party at the time of origination and an increase in the management fee.

(3)	For a more detailed description of escrows and reserves, please refer to “Escrows and Reserves” below.

(4)	The purchase included both the fee simple and leasehold portions of the property. The fee simple portion of the property was simultaneously sold to a third-party investor at the time of origination.

A-2-96

Mortgage Loan No. 6 — Mission Ridge

The Loan. The Mission Ridge loan is an approximately $37.5 million first mortgage loan secured by the leasehold interest in a 310,702 SF Class A office complex located in Chantilly, Virginia. The loan has a 10-year term and will amortize on a 30-year schedule following an initial interest-only period of five years.

The Borrowers. The borrowing entities for the loan are Capstone Mission Ridge, LLC and Salus Mission Ridge, LLC, jointly and severally as tenants-in-common, both Delaware limited liability companies and special purpose entities.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is James M. Jacobson Jr. Mr. Jacobson Jr. is the current President of SALUS Federal Properties, LLC, a firm which focuses exclusively on acquiring and managing properties leased to federal agencies. Mr. Jacobson Jr. has more than 30 years of experience in the real estate industry.

The Property. The property consists of two buildings, Mission Ridge I and Mission Ridge II, totaling 310,702 SF of Class A office space located in Chantilly, Virginia. The buildings, each five stories, were constructed in 2007 and are situated on approximately 16.6 acres in the Northern Virginia office market. The subject consists entirely of office space and provides for 1,085 parking spaces in an open, asphalt-paved lot. The complex meets the Interagency Security Committee’s second highest level of security specifications, Level IV, which provides for a “high” level of protection required by government intelligence agencies. The complex also meets the Department of Defense’s Unified Facilities Criteria which outlines criteria for the planning, construction, operation and maintenance for government properties. Additionally, 30% of the complex consists of Sensitive Compartmented Information Facility space, in which government and government-related contractors can safely store, discuss and process sensitive information.

As of January 26, 2016, the complex was 93.6% leased by five tenants. The largest tenant at the complex, the Federal Bureau of Investigation (“FBI”), leases 175,000 SF (56.3% of the net rentable area) of the complex through May 2023. All of the 156,995 SF of Mission Ridge II and 18,005 SF of Mission Ridge I is leased by the FBI. The FBI has invested approximately $41 million in its space to meet the security and technology requirements needed by the FBI. The US Government is rated Aaa, AA+ and AAA by Moody’s, S&P and Fitch, respectively. The second largest tenant at the complex, Integrity Applications Incorporated (“IAI”), leases 89,034 SF (28.7% of the net rentable area) of Mission Ridge I through April 2022. IAI is an engineering and software services and solutions company primarily supporting the intelligence community and other civil, defense and intelligence surveillance and reconnaissance activities. The complex serves as IAI’s world headquarters. The third largest tenant at the property, Ball Aerospace Technologies, Corp., leases 18,044 SF (5.8% of the net rentable area) through June 2019 with two, three-year extension options remaining. Employing 15,000 employees and accounting for approximately $8.0 billion in 2015 annual sales, Ball Aerospace Technologies, Corp. is a provider of aerospace and other technology services to commercial and government customers. The company is listed on the NYSE as ticker “BLL”.

The property is located in the Westfields business park which has become a hub for defense and cyber-security intelligence. The subject is currently within line of site of the 2.0 million SF headquarters of the National Reconnaissance Office and a future GSA installation. Primary access to the location is provided by US Route 50 and Virginia State Route 28, which provide access to economic centers in Northern Virginia and Washington, DC.

The Market. The complex is located in the Westfields business park located in Chantilly, Virginia within the Washington-Arlington-Alexandra Metropolitan Statistical Area and the Route 28 Corridor South office submarket. The complex is located approximately 29 miles from Washington, DC, 19 miles from Tyson’s Corner, Virginia and 9 miles from Dulles International Airport.

According to a market data source, as of January 2016, the Route 28 Corridor South office submarket contained 8.9 million SF of Class A office space with an overall vacancy rate of 20.9%. According to the appraisal, the Westfields Business Park is one of the largest and most prestigious corporate communities in the Washington, DC area. The appraisal concluded market rents of $31.50 PSF. According to the appraisal, the property’s competitive set consists of the five properties detailed in the table below.

A-2-97

Mortgage Loan No. 6 — Mission Ridge

Competitive Set Summary(1)

Property	Year Built / Renovated	Total GLA (SF)	Est. Occ.	Proximity (miles)
Mission Ridge	2007 / N/A	310,702(2)	93.6%(2)	N/A
Trinity Centre 2	2006 / N/A	150,872	96.0%	4.2
Trinity Centre 4	2001 / N/A	92,736	91.0%	4.5
One Monument Place	1990 / N/A	221,538	92.0%	8.1
Centerpointe Two	1989 / 2009	212,932	91.0%	8.2
Greens I	1997 / N/A	152,667	17.0%	0.3

(1)	Source: Appraisal.

(2)	Based on the January 26, 2016 underwritten rent roll.

Historical and Current Occupancy

2013(1)	2014(1)	2015(1)	Current(2)
62.2%	90.9%	93.9%	93.6%

(1)	Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	Based on the January 26, 2016 underwritten rent roll.

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	% of Rents in Place	Base Rent PSF	Lease Expiration Date
Federal Bureau of Investigation	Aaa / AA+ / AAA(2)	175,000	56.3%	60.0%	$31.50	5/15/2023
Integrity Applications Incorporated	NA / NA / NA	89,034	28.7%	28.9%	$30.47	4/30/2022
Ball Aerospace Technologies, Corp.	NA / NA / NA	18,044	5.8%	6.1%	$30.77	6/30/2019
Tecolote Research Inc	NA / NA / NA	7,069	2.3%	2.5%	$31.69	8/31/2022(3)
Anavation	NA / NA / NA	1,791	0.6%	0.6%	$30.39	12/31/2018

(1)	Based on the underwritten rent roll dated January 26, 2016, including rent increases occurring through February 28, 2017.

(2)	Ratings provided are for the US Government.

(3)	Tecolote Research Inc has a termination option which can be exercised on August 31, 2019.

A-2-98

Mortgage Loan No. 6 — Mission Ridge

Lease Rollover Schedule(1)

Year	Number of Leases Expiring(2)	NRA Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	19,764	6.4%	NAP	NAP	19,764	6.4%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	19,764	6.4%	$0	0.0%
2016	0	0	0.0	0	0.0	19,764	6.4%	$0	0.0%
2017	0	0	0.0	0	0.0	19,764	6.4%	$0	0.0%
2018	1	1,791	0.6	54,428	0.6	21,555	6.9%	$54,428	0.6%
2019	1	18,044	5.8	555,214	6.1	39,599	12.7%	$609,642	6.7%
2020	0	0	0.0	0	0.0	39,599	12.7%	$609,642	6.7%
2021	0	0	0.0	0	0.0	39,599	12.7%	$609,642	6.7%
2022	6	96,103	30.9	2,937,157	32.4	135,702	43.7%	$3,546,799	39.2%
2023	2	175,000	56.3	5,512,500	60.8	310,702	100.0%	$9,059,299	100.0%
2024	0	0	0.0	0	0.0	310,702	100.0%	$9,059,299	100.0%
2025	0	0	0.0	0	0.0	310,702	100.0%	$9,059,299	100.0%
2026 & Beyond	0	0	0.0	0	0.0	310,702	100.0%	$9,059,299	100.0%
Total	10	310,702	100.0%	$9,059,299	100.0%

(1)	Based on the underwritten rent roll dated January 26, 2016 and includes rent steps occurring through February 28, 2017.

(2)	Certain tenants have more than one lease.

Operating History and Underwritten Net Cash Flow

	2013	2014(1)	2015(1)(2)	Underwritten(2)(3)(4)	PSF	%(5)
Rents in Place(1)(4)	$4,728,631	$6,786,477	$10,812,173	$9,059,299	$29.16	92.1%
Vacant Income	0	0	0	622,566	2.00	6.3%
Gross Potential Rent	$4,728,631	$6,786,477	$10,812,173	$9,681,865	$31.16	98.4%
Total Reimbursements	100,782	140,890	155,971	154,035	0.50	1.6%
Free Rent Adjustment	(277,179)	(87,213)	(8,072)	0	0.00	0.0%
Net Rental Income	$4,552,234	$6,840,154	$10,960,072	$9,835,900	$31.66	100.0%
(Vacancy/Collection Loss)	0	0	0	(622,566)	(2.00)	(6.3%)
Other Income(4)	24,410	24,975	0	2,038,693	6.56	20.7%
Effective Gross Income	$4,576,644	$6,865,129	$10,960,072	$11,252,027	$36.21	100.0%
Total Expenses	$2,076,801	$2,845,762	$3,813,958	$7,014,785	$22.58	62.3%
Net Operating Income	$2,499,843	$4,019,367	$7,146,114	$4,237,241	$13.64	37.6%
Total TI/LC, Capex/RR	0	0	0	761,220	2.45	6.8%
Net Cash Flow	$2,499,843	$4,019,367	$7,146,114	$3,476,022	$11.19	31.8%

(1)	In October 2014, the Federal Bureau of Investigation lease was amended to increase base rent by approximately $2.4 million.

(2)	UW Total Expenses exceed the 2015 Total Expenses mainly due to the inclusion of the $1.75 million ground lease payment, that was not applicable in historical financials, an approximately $1.0 million budgeted increase in utilities and underwriting a 4.0% management fee when historically it’s been approximately 1.4%.

(3)	Underwritten Rents in Place includes base rent and rent increases occurring through February 2017.

(4)	Underwritten Other Income reflects a utility reimbursement under the FBI lease which was shown in Rents in Place for historic financials.

(5)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

A-2-99

Mortgage Loan No. 6 — Mission Ridge

Property Management. The property is managed by CB Richard Ellis of Virginia, Inc., an independent third party property manager.

Escrows and Reserves. At origination, the borrowers deposited into escrow $216,821 for real estate taxes, $145,833 for the ground lease reserve and $14,389 for insurance.

Tax Escrows - On a monthly basis, the borrowers are required to escrow 1/12th of the estimated tax payments, currently equal to $72,274.

Insurance Escrows - On a monthly basis, the borrowers are required to escrow 1/12th of the estimated insurance payments, currently equal to $7,194.

Replacement Reserves - On a monthly basis, the borrowers are required to deposit $5,138 to a replacement reserve.

TI/LC Reserves - On a monthly basis, the borrowers are required to deposit $38,838 to a TI/LC reserve.

Ground Lease Reserves - On a monthly basis, the borrowers are required to deposit 1/12th of the then current annual ground lease payment, currently equal to $145,833.

FBI and IAI Maturity Reserve - On or before the date which is twelve months prior to the both the FBI and IAI lease expirations, the borrowers will be required to provide a $2,500,000 letter of credit for the re-tenanting of the spaces. The respective letters of credit will be returned to the borrowers if the FBI or IAI leases are extended or if the borrowers lease the spaces to a tenant with an initial term of at least five years.

Lockbox / Cash Management. The loan is structured with a soft, springing hard lockbox and springing cash management. Upon the occurrence of a Cash Sweep Event (as defined below), tenants will remit monthly rent payments directly to the lockbox which is under the sole dominion and control of the lender. During the continuance of a Cash Sweep Event, all funds received into the lockbox account will be swept immediately into the cash management account and used to pay monthly reserve balances, debt service payments and outstanding expense balances. Any remaining funds are required to be held in the excess cash flow reserve account until a cash sweep cure event occurs at which time the remaining funds are required to be returned to the borrowers.

“Cash Sweep Event” means the occurrence of (i) an event of default, (ii) a bankruptcy action of borrowers or IAI, (iii) the debt service coverage ratio for the calendar quarter immediately preceding the date of determination being less than 1.25x, (iv) the FBI going dark or ceasing operations in the FBI space, (v) the FBI not renewing and extending the FBI lease, (vi) IAI going dark or ceasing operations in the IAI space, (vii) IAI not renewing and extending the IAI lease, (viii) any failure of the borrowers to pay or cause to be paid any shortfall of taxes to the lender at least ten days prior to the date such taxes are due, or (ix) the borrowers’ failure to deliver a satisfactory commitment to refinance the loan on or before the date which is three months prior to the maturity date.

Ground Lease. The borrowers hold a leasehold interest in the property pursuant to a ground lease executed in February 2016 that has an expiration date in February 2115. Rent under the ground lease is $1,750,000 in year one and grows at 2.0% per year until each rent reset date occurring every 10 years. On each rent reset date, rent is calculated as the greater of (i) 102% of the prior year’s fixed rent and (ii) the decade-to-date Consumer Price Index (“CPI”) adjustment, as calculated per the ground lease, but capped at 3% annually for the period. Should either the lessee or lessor sell their respective interest, the other party has the right of first refusal at the terms being offered to third parties. Additionally, the lessee has the right to purchase the fee estate generally once every ten years.

A-2-100

Mortgage Loan No. 7 — Vistas at Seven Bar

A-2-101

Mortgage Loan No. 7 — Vistas at Seven Bar

Vistas at Seven Bar Ranch Apartments
Broadstone Cottonwood
Cibola Loop NW
Sam's Club
Kohl's
Krispy Kreme
Red Lobster
Olive Garden
OfficeMax
Best Buy
Total Wine & More
Chick-fil-A
Ellison Dr NW

A-2-102

Mortgage Loan No. 7 — Vistas at Seven Bar

A-2-103

Mortgage Loan No. 7 — Vistas at Seven Bar

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BNYM	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$33,000,000	Title:	Fee
Cut-off Date Principal Balance:	$33,000,000	Property Type - Subtype:	Multifamily – Garden
% of Pool by IPB:	4.3%	Net Rentable Area (Units):	572
Loan Purpose:	Refinance	Location:	Albuquerque, NM
Borrowers(1):	Various	Year Built / Renovated:	1986, 1996 / N/A
Sponsor:	CORE Realty Holdings, LLC	Occupancy:	95.3%
Interest Rate:	5.1620%	Occupancy Date:	3/31/2016
Note Date:	2/12/2016	Number of Tenants:	N/A
Maturity Date:	3/6/2026	2013 NOI:	$2,734,307
Interest-only Period:	24 months	2014 NOI:	$2,727,719
Original Term:	120 months	2015 NOI:	$2,706,338
Original Amortization:	360 months	TTM NOI(3):	$2,740,764
Amortization Type:	IO-Balloon	UW Economic Occupancy:	91.2%
Call Protection:	L(26),Def(89),O(5)	UW Revenues:	$5,330,511
Lockbox(2):	Soft	UW Expenses:	$2,528,008
Additional Debt:	No	UW NOI:	$2,802,503
Additional Debt Balance:	N/A	UW NCF:	$2,780,903
Additional Debt Type:	N/A	Appraised Value / Per Unit:	$45,300,000 / $79,196
Additional Future Debt Permitted:	No	Appraisal Date:	11/23/2015

Escrows and Reserves (4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$57,692
Taxes:	$145,062	$24,177	N/A	Maturity Date Loan / Unit:	$50,128
Insurance:	$54,514	$13,629	N/A	Cut-off Date LTV:	72.8%
Replacement Reserve:	$1,500,000	$14,300	N/A	Maturity Date LTV:	63.3%
				UW NCF DSCR:	1.28x
				UW NOI Debt Yield:	8.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$33,000,000	100.0%	Payoff Existing Debt	$28,348,244	85.9%
			Reserves	1,713,876	5.2
			Closing Costs	1,529,181	4.6
			Cash to Borrower	1,408,699	4.3
Total Sources	$33,000,000	100.0%	Total Uses	$33,000,000	100.0%

(1)	The loan has various borrowers. For a more detailed description of the borrowers, please refer to “The Borrowers” below.

(2)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(3)	Financials for TTM NOI represents the trailing twelve months ending February 29, 2016.

(4)	For a more detailed description of escrows and reserves, please refer to “Escrows and Reserves” below.

A-2-104

Mortgage Loan No. 7 — Vistas at Seven Bar

The Loan. The Vistas at Seven Bar loan is a $33.0 million first mortgage loan secured by the fee interest in a 572-unit garden-style multifamily property located in Albuquerque, New Mexico. The loan has a 10-year term and will amortize on a 30-year schedule after a two-year interest only period.

The Borrowers. The borrowers are CORE Seven Bar H, LLC and twenty-four (24) other tenants-in-common (“TICs”), each of whom is a single purpose Delaware limited liability company structured to be bankruptcy-remote.

The Sponsor. The loan’s sponsor is CORE Realty Holdings, LLC, which is controlled by John R. Saunders. CORE Realty Holdings Management, Inc. (“CORE”), the entity which provides asset and property management services to the sponsor’s holdings, John R. Saunders along with the principals of the 24 other TIC’s are the nonrecourse carve-out guarantors. CORE and its affiliates own and professionally manage over 10.6 million SF of commercial and multi-family real estate located throughout the United States. CORE employs over 70 real estate professionals, focuses on the acquisition and management of commercial properties and provides co-ownership of real estate replacement properties for 1031 exchange investors using the tenant-in-common ownership format. Mr. Saunders owns nearly 5 million SF of commercial real estate, primarily in Orange County, California.

The Property. The Vistas at Seven Bar property is a 572-unit class B garden-style apartment complex consisting of 33 two- and three-story residential buildings, a leasing office, two community swimming pools, and 46 detached garages. The property was constructed in two phases. The first phase was constructed in 1986 and consisted of 208 units. The second phase was constructed in 1996 and consisted of 364 units. The property is located 15 miles northwest of downtown Albuquerque, New Mexico.

The property features 572 units including 20 studio units (3.5% of total units), 257 one-bedroom units (44.9% of total units), 223 two-bedroom units (39.0% of total units) and 72 three-bedroom units (12.6% of total units). Property amenities include a gated entry, community clubhouse with media room and business center, basketball court, volleyball court, racquetball court, three children’s playgrounds, three laundry facilities, covered parking, and detached garages. All units include a full energy-efficient appliance package including an electric range oven, dishwasher, and built-in microwave oven. Additional unit amenities include ceiling fans, electric stove/oven, frost-free refrigerator, dishwasher and disposal, coat/linen closet, walk-in closets, washer and dryer connections, and private patio/balcony with storage closet. Parking at the property consists of 1,221 total parking spaces for a ratio of 2.13 spaces per unit and includes 115 covered spaces, 46 detached garage spaces and 1,060 uncovered spaces.

Multifamily Unit Mix (1)

Unit Type	No. of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF	Monthly Market Rental Rate	Monthly Market Rental Rate PSF
Studio	20	3.5%	19	95.0%	443	$576	$1.30	$540	$1.22
1 BD / 1 BA	194	33.9	185	95.4%	621	$662	$1.07	$658	$1.06
1 BD / 1 BA – Loft	40	7.0	37	92.5%	755	$676	$0.90	$625	$0.83
1 BD / 1 BA + Den	23	4.0	21	91.3%	822	$754	$0.92	$744	$0.91
2 BD / 1 BA	65	11.4	68	98.5%	822	$755	$0.92	$748	$0.91
2 BD / 2 BA	158	27.6	151	95.6%	885	$769	$0.87	$789	$0.89
3 BD / 2 BA	72	12.6	66	94.4%	1,194	$924	$0.77	$970	$0.81
Total/Wtd. Avg.	572	100.0%	545	95.3%	800	$737	$0.95	$741	$0.95

(1)	Based on the underwritten rent roll.

A-2-105

Mortgage Loan No. 7 — Vistas at Seven Bar

The Market. The property is located in the northwest sector of Albuquerque, near the intersection of Coors Boulevard and Ellison Drive, approximately 15 miles northwest of downtown Albuquerque, New Mexico. The neighborhood is bounded by Southern Boulevard SE to the north, Paseo Del Norte Boulevard NE to the south, the Rio Grande River to the east, and Universe Boulevard NW / Unser Boulevard NW to the west. The property is located within multiple listing service area 121 (“MLS Area 121”), a subdivision of the Albuquerque apartment market according to the appraisal. As of September 2015, MLS Area 121 had a total of 3,320 units and a weighted occupancy of 96.0%. MLS Area 121 is the 5th largest submarket, by number of units, in the Albuquerque and Central Bernalillo County area. According to the appraisal, job growth in Albuquerque has been steady, due to a stable base of education/healthcare and government jobs.

The property’s neighborhood is mostly single family residential subdivisions or vacant undeveloped desert. Commercial development has increased, primarily at the Unser Boulevard and McMahon Boulevard intersection, approximately two miles from the property. According to the appraisal, land at the new Unser Boulevard and Paradise Boulevard intersection will likely be developed with retail in the next five years as household growth continues.

According to the appraisal, the Vistas at Seven Bar property’s competitive set consists of the six properties detailed in the table below.

Competitive Set Summary (1)

Property	Year Built	No. of Units	Avg. Unit Size (SF)	Avg. $/ Unit	Occupancy	Distance from Property
Vistas at Seven Bar	1986;1996	572(2)	800(2)	$737 (2)	95.3%(2)	N/A
Broadstone Estates	1998	294	1,066	$1,062	98.0%	6 miles
Cantata at the Trails	2013	260	1,001	$954	95.0%	4 miles
Oak Tree Park	1985	320	1,137	N/A	96.0%	6 miles
Sedona Ridge	1980	339	696	$668	93.0%	9 miles
Silverado	1985	256	717	$648	95.0%	6 miles
Las Mananitas Apartments	2009	300	1,137	$1,138	93.0%	4 miles
Total/Wtd. Avg.(3)		1,769	960	$731	95.0%

(1)	Source: Appraisal, unless specifically indicated otherwise.

(2)	Based on the underwritten rent roll.

(3)	Excludes the subject property.

Historical and Current Occupancy (1)

2013	2014	2015	Current(2)
91.1%	91.6%	92.5%	95.3%

(1)	Historical occupancy as of December 31 of each respective year.

(2)	Based on the underwritten rent roll as of March 31, 2016.

A-2-106

Mortgage Loan No. 7 — Vistas at Seven Bar

Operating History and Underwritten Net Cash Flow

	2013	2014	2015	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place(3)	$4,889,538	$4,957,562	$5,053,795	$5,064,956	$5,060,541	$8,847	92.5%
Vacant Income	0	0	0	0	0	0	0.0%
Gross Potential Rent	$4,889,538	$4,957,562	$5,053,795	$5,064,956	$5,060,541	$8,847	92.6%
Total Reimbursements	304,357	362,705	396,665	406,914	406,914	711	7.4%
Net Rental Income	$5,193,895	$5,320,267	$5,450,460	$5,471,870	$5,467,455	$9,558	100.0%
(Vacancy/Collection Loss)	(528,811)	(379,916)	(475,271)	(448,813)	(444,398)	(777)	(8.3%)
Other Income	346,397	265,303	291,511	307,454	307,454	538	5.8%
Effective Gross Income	$5,011,482	$5,205,654	$5,266,700	$5,330,511	$5,330,511	$9,319	97.5%
Total Expenses	$2,277,175	$2,477,935	$2,560,362	$2,589,748	$2,528,008	$4,420	47.4%
Net Operating Income	$2,734,307	$2,727,719	$2,706,338	$2,740,764	$2,802,503	$4,899	52.6%
Replacement Reserves	0	0	0	0	171,600	300	3.2%
Elective Upfront Reserves	0	0	0	0	(150,000)	(262)	(2.8)%
Net Cash Flow	$2,734,307	$2,727,719	$2,706,338	$2,740,764	$2,780,903	$4,862	52.3%

(1)	The TTM column represents the trailing twelve months ending February 29, 2016.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Rents in Place are based on the March 31, 2016 rent roll.

Property Management. The property is managed by CORE, an affiliate of CORE Realty Holdings Management, Inc.

Escrows and Reserves. At origination, the borrowers deposited into escrow $1,500,000 for replacement reserves, $145,062 for real estate taxes, and $54,514 for insurance reserves.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, currently equal to $24,177.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance premium payments, currently equal to $13,629.

Replacement Reserves – On a monthly basis, the borrowers are required to escrow $14,300 ($300 per unit annually) for replacement reserves. No immediate repairs or deferred maintenance was identified, however, the borrowers are required to fund an upfront CapEx reserve to be used for ongoing upgrades at property.

Lockbox / Cash Management. The loan is structured with an established soft lockbox and springing cash management. The borrowers are required to deposit or cause the property manager to deposit all rental income into the lockbox account within two (2) business days of receipt thereof. A cash management period will be triggered (i) upon an event of default (“EOD”) or (ii) if the underwritten debt service coverage ratio on a trailing twelve month period basis falls below 1.15x for four consecutive quarters. A cash management period based on clause (ii) of the prior sentence will end if the debt service coverage ratio exceeds 1.30x for four consecutive calendar quarters and any EOD is cured. During the continuance of a cash management period, all funds held in the lockbox account are swept into the cash management account, where funds are deposited monthly into subaccounts for taxes, insurance, debt service, other reserves and expenses related to the loan or property.

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Mortgage Loan No. 8 — Jay Scutti Plaza

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Mortgage Loan No. 8 — Jay Scutti Plaza

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Mortgage Loan No. 8 — Jay Scutti Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	MC-Five Mile	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$25,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$25,000,000	Property Type - Subtype:	Retail – Shadow Anchored
% of Pool by IPB:	3.3%	Net Rentable Area (SF)(3):	288,971
Loan Purpose:	Refinance	Location:	Rochester, NY
Borrower:	The Real McKeever LLC	Year Built / Renovated:	1991, 1993, 1995, 2001, 2012 / N/A
Sponsors:	Kimberlie L. Glaser, Jarred V. Scutti and Jay C. Scutti	Occupancy(4):	96.0%
		Occupancy Date:	2/4/2016
		Number of Tenants:	33
Interest Rate:	4.9000%	2013 NOI:	$3,169,218
Note Date:	1/8/2016	2014 NOI:	$3,361,808
Maturity Date:	2/6/2026	2015 NOI(5):	$3,236,640
Interest-only Period:	36 months	UW Economic Occupancy:	95.0%
Original Term:	120 months	UW Revenues(4)(5)(6):	$4,800,131
Original Amortization:	360 months	UW Expenses:	$1,283,181
Amortization Type:	IO-Balloon	UW NOI(4)(5)(6):	$3,516,949
Call Protection:	L(27),Def(89),O(4)	UW NCF(4)(5)(6):	$3,290,991
Lockbox(2):	Hard	Appraised Value / Per SF(7):	$60,000,000 / $208
Additional Debt(1):	Yes	Appraisal Date:	7/21/2015
Additional Debt Balance(1):	$16,400,000
Additional Debt Type(1):	Pari Passu
Additional Future Debt Permitted:	No

Escrows and Reserves(8)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(9):	$143
Taxes:	$414,898	$59,725	N/A	Maturity Date Loan / SF(9):	$127
Insurance:	$48,925	$4,966	N/A	Cut-off Date LTV:	69.0%
Replacement Reserves:	$0	$5,057	N/A	Maturity Date LTV:	60.9%
TI/LC:	$139,360	$16,667	$450,000	UW NCF DSCR:	1.25x
Engineering Reserve:	$29,063	N/A	N/A	UW NOI Debt Yield:	8.5%
Carter’s Reserve:	$1,823,934	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$41,400,000	93.8%	Payoff Existing Debt	$41,261,783	93.5%
Sponsor Equity	2,720,431	6.2	Upfront Reserves	2,456,179	5.6
			Closing Costs	402,469	0.9

Total Sources	$44,120,431	100.0%	Total Uses	$44,120,431	100.0%

(1)	The Jay Scutti Plaza loan is part of a larger split whole loan evidenced by two notes with an aggregate principal balance of $41.4 million. The financial information presented in the chart above reflects the cut-off date balance of the $41.4 million Jay Scutti Plaza Whole Loan. Note A-1 has an outstanding principal balance as of the cut-off date of $25.0 million and is being contributed to the CSAIL 2016-C6 Commercial Mortgage Trust. Note A-2 has an outstanding principal balance as of the cut-off date of $16.4 million and is expected to be contributed to a future securitization.

(2)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(3)	Net Rentable Area (SF) of 288,971 SF includes four ground lease tenant spaces: Value City Furniture (50,000 SF); Toys “R” Us (46,719 SF); Uno Chicago Grill (6,360 SF); and Jared Jewelers (5,856 SF). Improvements are owned by each of the respective retailers, which will revert to borrower upon each respective lease termination. The borrower owns the underlying land parcels, which are collateral for the subject loan.

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(4)	Occupancy does not include the Subway space, which is leased to an affiliate of the Subway corporate parent. The tenant is current on its rent payments; however the space is currently dark and is expected to be occupied by a franchisee that will pay its rent directly to Subway Real Estate, LLC. Rent for the Subway space has been excluded from UW Revenues.

(5)	The increase in UW NOI from 2015 NOI is due primarily to two tenants that were in free rent periods during 2015. There is one tenant, Maines Food & Party Warehouse, that is still in a free rent period that ends in August 2016, at which point it will begin paying $214,550 in rent annually. Maines Food & Party Warehouse is currently paying its contractual CAM expenses. Additionally, rent steps for tenants with rent increases through November 2016 were included in the UW Revenues. The increase in UW Revenues from the inclusion of these rent steps was $13,284.

(6)	Underwritten Revenues include base rent and rent increases occurring through November 2016.

(7)	Appraised Value PSF is calculated on Net Rentable Area of 288,971 SF, which includes ground lease tenant space.

(8)	Since the origination of the Jay Scutti Plaza loan, the Carter’s Reserve has been released in full to the borrower. For a more detailed description of escrows and reserves, please refer to “Escrows and Reserves” below.

(9)	Loan PSF is calculated on a Net Rentable Area of 288,971 SF, which includes ground lease tenant space.

The Loan. The Jay Scutti Plaza loan, which is part of a larger split whole loan, is a first mortgage loan secured by the fee interest in a 288,971 SF regional shopping center located in Rochester, New York. The loan has a ten-year term and will amortize on a 30-year schedule, after a three-year interest-only period. The whole loan has an outstanding principal balance of $41.4 million (the “Jay Scutti Plaza Whole Loan”) as of the cut-off date, which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1 has an outstanding principal balance as of the cut-off date of $25.0 million and is being contributed to the CSAIL 2016-C6 Commercial Mortgage Trust. Note A-2 has an outstanding principal balance as of the cut-off date of $16.4 million, and is expected to be contributed to a future securitization. As the holder of Note A-1 (the “Controlling Noteholder”), the trustee of the CSAIL 2016-C6 Commercial Mortgage Trust (or, prior to the occurrence and continuance of a control termination event under the CSAIL 2016-C6 pooling and servicing agreement, the CSAIL 2016-C6 directing certificateholder) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Jay Scutti Plaza Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to consult with the Controlling Noteholder with respect to certain major decisions.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Note in Controlling Securitization
Note A-1	$25,000,000	$25,000,000	CSAIL 2016-C6	Yes
Note A-2	16,400,000	16,400,000	Future Securitization	No
Total	$41,400,000	$41,400,000

The Borrower. The borrowing entity is The Real McKeever LLC, a Delaware limited liability company and special purpose entity. The borrowing entity is owned by Kimberlie L. Glaser (59.5%), Jarred V. Scutti (20%), Jay C. Scutti (20%), and Hi Ho Silver, LLC (Manager – owned solely by Kimberlie L. Glaser; 0.5%). For a more detailed description of property management, please refer to “Property Management” below.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Kimberlie L. Glaser, Jarred V. Scutti and Jay C. Scutti (collectively the “Sponsors”). Ms. Glaser is the head of Scutti Enterprises, LLC (“Scutti Enterprises”), a Rochester, New York-based real estate investment, development and property management firm that focuses on retail properties within upstate New York. Scutti Enterprises jointly developed the subject property, which was built in several phases beginning in 1991. In addition to the subject property, the Sponsors’ combined commercial real estate portfolio includes five other retail properties, four of which are located in upstate New York.

The Property. The property consists of 288,971 SF of retail space within a larger grocery-anchored regional shopping center in Rochester, New York. The remainder of the shopping center includes a Wegman’s Food Market, an Ashley Furniture store, and a single inline space, which total 170,612 SF and are not collateral for the loan. Wegman’s Food Market and Ashley Furniture each own their respective land and improvements. The Wegman’s Food Market at the center is the dominant grocer in the area and has been at the center since 1983 according to the store’s manager. The Ashley Furniture store has been at the center for more than eight years according to the store’s manager. The property is 96.4% leased (including Subway), and includes two larger spaces ground leased by Value City Furniture and Toys “R” Us; four outparcel spaces occupied by Uno Chicago Grill,

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Jared Jewelers, First Niagara Bank, and Aspen Dental; and 29 inline tenant spaces that are 94.0% occupied, primarily by national tenants including PetCo, La-Z-Boy, Pier 1 Imports, Panera Bread, H&R Block, Sally Beauty Co., Weight Watchers, Supercuts, and the UPS Store. Qdoba Mexican Grill recently signed an outparcel lease at the subject property and is expected to occupy a to-be-constructed 3,000 SF store plus an outdoor patio area. The outparcel leased to Qdoba Mexican Grill is part of the collateral for the loan; however, the lease was recently signed and as such it has not been included in the reported property square footage or occupancy figures and the contractual rent has not been included for cash flow underwriting purposes.

Over the last ten calendar years (2006 through 2015), the property has had an average occupancy of 96.1%. On average, tenants have been in occupancy for more than 12 years; of the 33 tenants at the property, 18 (representing 59.2% of NRA) have been in occupancy for more than ten years, and of those 18 tenants, five (representing 24.2% of NRA) have been in occupancy for more than 20 years. Specifically, the two largest tenants, Value City Furniture and Toys “R” Us, have been in occupancy for more than 14 and 28 years, respectively. Value City Furniture recently exercised an early renewal option for an additional five year term commencing in 2017. Toys “R” Us most recently extended its lease for an additional five year term which commenced in 2013. Both Value City Furniture and Toys “R” Us pay rent that is significantly below market at $3.00 PSF NNN and $6.30 PSF NNN, respectively, compared to the appraisal concluded market rent of $10.00 PSF NNN for those tenant spaces. Within the last five years, 15 tenants (52.4% of NRA), including the two largest tenants, have renewed their respective leases.

The property is located approximately six miles south of the Rochester CBD in the suburban Town of Henrietta. The surrounding area is a densely developed retail corridor. Stores within 0.50 miles of the property include a Walmart Supercenter, an 18-screen Regal Cinemas, Sam’s Club, Aldi Grocery Store, Kohl’s, Target and Lowe’s Home Improvement. The property has a visible and accessible location with three direct, signalized entrances from Hylan Drive – each with a dedicated left turn lane into the property. Hylan Drive provides direct access to and from Interstate 390 which is approximately 0.25 miles south of the property and results in heavy traffic flow directly past the center. The traffic count at the intersection of Hylan Drive and Jefferson Road, which is just north of the property, is in excess of 30,000 vehicles per day.

The Market. Within a three-mile radius of the property as of year-end 2014, there was a population of more than 150,000, with an estimated average household income of more than $40,000. Within a five-mile radius of the property as of year-end 2014, there was a population of more than 300,000 with an estimated average household income of more than $50,000. According to a third-party market research report, the subject property is located within the South Central Retail submarket of Rochester, New York which had an overall vacancy rate of 6.9% at the end of 2015. According to the appraisal, the property’s competitive set consists of the six properties listed in the table below.

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Competitive Set Summary(1)

Property	Year Built / Renovated	Total GLA (SF)	Est. Occ.	Proximity (miles)	Anchor Tenants
Jay Scutti Plaza	1991(2) / N/A	288,971(3)	96.0%	N/A	Value City Furniture, Toys “R” Us
Henrietta Jefferson Plaza	1983 / N/A	159,517	93.0%	0.0	Bargain Outlet, Bill’s Carpet & Furniture Center
Henrietta Shopping Center	1971 / N/A	182,134	93.0%	0.0	Kohl’s
South Town Plaza	1956 / N/A	513,081	88.0%	0.1	Office Max, Burlington Coat Factory, Price Rite
Henrietta Plaza(4)	1966 / N/A	233,326	70.0%	0.1	Big Lots, Staples
Market Square- 720 Jefferson Road	2006 / N/A	142,487	97.5%	0.1	Bed Bath & Beyond, Marshalls, Party City, ULTA Beauty, DSW Shoe Warehouse
621-633 Jefferson Road	1958 / N/A	60,000	100.0%	0.1	None

(1)	Source: Appraisal.

(2)	Represents earliest year built. The property was completed in multiple phases from 1991 to 2012.

(3)	Ground lease tenants Value City Furniture, Toys “R” Us, Uno Chicago Grill, and Jared Jewelers, totaling 108,935 SF, are included in Total GLA (SF).

(4)	The high vacancy at Henrietta Plaza is due to the relocation of Tops Friendly Market to the center across the street.

In-Place Rent Summary(1)

Lease Type	Total GLA (SF)(2)	% of Total NRA	Weighted Average In-Place Rent PSF(3)	Concluded Market Rent PSF
Greater than 10,000 SF	110,964	38.4%	$13.81	$19.00
Less than 10,000 SF	49,806	17.2%	$21.68	$28.00
Small Ground / Pad	19,968	6.9%	$26.30	$36.00
Large Ground	96,719	33.5%	$4.59	$10.00
Small Endcap	1,101	0.4%	$37.47	$32.00
Total / Wtd. Avg.	278,558	96.4%	$13.01	$18.75

(1)	Source: Appraisal.

(2)	Leased GLA only.

(3)	Weighted average in-place rent calculated using NNN equivalent rent for gross leases. NNN equivalent rent calculated by subtracting the weighted average reimbursement of in-place NNN leases of the same Lease Type.

Historical and Current Occupancy(1)

2012	2013	2014	2015	Current(2)
88.8%	94.3%	99.3%	95.4%	96.0%

(1)	Source: Historical occupancy is provided by the Sponsors. Occupancies are as of December 31 of each respective year.

(2)	Based on the underwritten rent roll dated February 4, 2016, including SF for ground lease tenant improvements.

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Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA(3)	Base Rent PSF	Sales PSF(4)	Occupancy Costs(4)	Lease Expiration Date	Original Occupancy Date	Most Recent Renewal Start Date
Value City Furniture(5)	NR/NR/NR	50,000	17.3%	$3.00	NAV	NAP	2/28/2022	10/24/2001	3/1/2017
Toys “R” Us(5)	B3/NR/NR	46,719	16.2%	$6.30	$172	5.9%	1/31/2023	11/1/1987	2/1/2013
AC Moore(6)	NR/NR/NR	23,149	8.0%	$6.32	$119	10.5%	7/31/2021	7/18/2015	NAP
Maines Food & Party Warehouse(7)	NR/NR/NR	21,455	7.4%	$10.00	NAV	NAP	8/28/2026	8/29/2015	NAP
PetCo(8)	B2/NR/NR	14,760	5.1%	$17.00	NAV	NAP	1/31/2021	10/6/2000	2/1/2011
Pure Hockey	NR/NR/NR	14,400	5.0%	$16.00	NAV	NAP	7/31/2024	7/31/2014	NAP
La-Z-Boy	NR/NR/NR	14,400	5.0%	$17.60	$267	8.3%	5/31/2025	6/1/2013	NAP
Chuck E Cheese	NR/NR/NR	12,000	4.2%	$14.25	NAV	NAP	12/31/2023	7/1/2000	10/30/2012
Pier 1 Imports	NR/NR/NR	10,800	3.7%	$24.62	$158	18.4%	2/28/2022	11/1/1987	11/1/2016
Carter’s/OshKosh(9)(10)	Ba1/NR/NR	6,968	2.4%	$16.50	NAV	NAP	12/31/2026	1/4/2016	NAP

(1)	Based on the underwritten rent roll dated February 4, 2016.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	% of total NRA is based on SF including ground leased spaces.

(4)	Sales PSF and Occupancy Costs are for the twelve-month period ending on January 31,2016 for Toys “R” Us, December 31, 2015 for La-Z-Boy, February 28, 2015 for Pier 1 Imports and the six month period ending February 28, 2016, on an annualized basis, for AC Moore, as provided by the Sponsors. Total rent including reimbursements was used for purposes of calculating Occupancy Costs.

(5)	Tenant owns its improvements subject to a ground lease. Net Rentable Area includes the improvements.

(6)	AC Moore has a one-time termination option and may terminate at any time after the 4th lease year (July 2019) upon 120 days’ notice in the event that its gross sales for the prior year are less than $2,300,000.

(7)	Maines Food & Party Warehouse, which has executed a lease for 21,455 SF, has taken possession of its space and is currently paying CAM. The tenant is required to commence making rent payments no later than September 1, 2016.

(8)	PetCo has a termination option and may terminate if any 2 named tenants (AC Moore, Pier 1 Imports, Toys “R” Us, or any replacement named tenant which is a nationally or regionally known retailer with at least 25 stores which occupies at least 80% of the original named tenants’ premises) are vacant for 6 months, and tenant’s sales decrease by 25% or more, tenant can pay 3% of gross sales in lieu of base rent. PetCo has not reported its current sales data to the borrower or lender. In the event landlord is unable to lease the space within 360 days, tenant can terminate with 30 days prior notice to landlord.

(9)	Carter’s/OshKosh, which has executed a lease for 6,968 SF, is required to commence rent and CAM payments upon the earlier of: i) the date on which the tenant opens for business, or ii) 90 days after the final delivery date.

(10)	Carter’s/OshKosh has a termination option if occupancy at the property is 75% or less or one of the key tenants are not open for business (Toys R’ Us, A.C. Moore & Panera Bread) (a “Co-Tenancy Failure”). Beginning with the first calendar month that a Co-Tenancy Failure exists and continuing until the end of the month in which the Co-Tenancy Failure ends, the tenant’s base rent will equal the lesser of: (I) 6% of gross sales for the month or (2) the base rent otherwise due. After the end of the 18th month following a Co-Tenancy Failure, if the Co-Tenancy Failure continues, the tenant has the right to terminate its lease upon 90 days’ prior written notice within 60 days after the end of the eighteen-month period. If the tenant fails to exercise its termination right within the 60 day period, the tenant must resume paying 100% of base rent under its lease. Carter’s/OshKosh can additionally terminate its lease if gross sales for the 5th lease year are less than $1,300,000 for Carter’s or $1,250,000 for OshKosh, upon 60 days’ written notice within 60 days after the end of the 5th lease year.

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Lease Rollover Schedule(1)

Year	Number of Leases Expiring(2)	NRA Expiring (SF)(3)	% of NRA Expiring(3)	Base Rent Expiring	% of Base Rent Expiring	Cumulative NRA Expiring (SF)(3)	Cumulative % of NRA Expiring(3)	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	10,413	3.6%	NAP	NAP	10,413	3.6%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	10,413	3.6%	$0	0.0%
2016	3	7,286	2.5	195,489	5.3	17,699	6.1%	$195,489	5.3%
2017	5	11,792	4.1	244,302	6.6	29,491	10.2%	$439,791	12.0%
2018	2	2,401	0.8	71,250	1.9	31,892	11.0%	$511,041	13.9%
2019	2	5,433	1.9	121,556	3.3	37,325	12.9%	$632,597	17.2%
2020	7	18,063	6.3	399,389	10.9	55,388	19.2%	$1,031,986	28.1%
2021	3	39,141	13.5	430,485	11.7	94,529	32.7%	$1,462,471	39.8%
2022	4	70,156	24.3	697,530	19.0	164,685	57.0%	$2,160,001	58.8%
2023	3	64,063	22.2	613,847	16.7	228,748	79.2%	$2,773,848	75.5%
2024	1	14,400	5.0	230,400	6.3	243,148	84.1%	$3,004,248	81.7%
2025	1	14,400	5.0	253,440	6.9	257,548	89.1%	$3,257,688	88.6%
2026 & Beyond	3	31,423	10.9	418,022	11.4	288,971	100.0%	$3,675,710	100.0%
Total	34	288,971	100.0%	$3,675,710	100.0%

(1)	Based on the underwritten rent roll.

(2)	Certain tenants have more than one lease.

(3)	Ground lease tenants Value City Furniture, Toys “R” Us, Uno Chicago Grill, and Jared Jewelers, totaling 108,935 SF, are included in the schedule.

Operating History and Underwritten Net Cash Flow

	2013	2014	2015	Underwritten(1)	PSF(2)	%(3)
Rents in Place	$3,387,328	$3,506,725	$3,388,011	$3,675,710	$13.00	72.7%
Vacant Income	0	0	0	166,608	0.58	3.3%
Gross Potential Rent	$3,387,328	$3,506,725	$3,388,011	$3,842,318	$13.30	76.0%
Total Reimbursements	856,249	939,195	938,582	1,210,451	4.19	24.0%
Net Rental Income	$4,243,577	$4,445,920	$4,326,593	$5,052,769	$17.49	100.0%
(Vacancy/Collection Loss)	0	0	0	(252,638)	(0.87)	(5.0%)
Other Income	0	0	0	0	0.00	0.0%
Effective Gross Income	$4,243,577	$4,445,920	$4,326,593	$4,800,131	$16.61	95.0%
Total Expenses	$1,074,359	$1,084,112	$1,089,953	$1,283,181	$4.44	26.7%
Net Operating Income	$3,169,218	$3,361,808	$3,236,640	$3,516,949	$12.17	69.6%
Total TI/LC, Capex/RR	0	0	0	225,959	0.78	4.7%
Net Cash Flow	$3,169,218	$3,361,808	$3,236,640	$3,290,991	$11.39	65.1%

(1)	Underwritten Rents in Place include base rent and rent increases occurring through November 2016.

(2)	PSF based on total SF including ground lease tenant improvements.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The property is managed by Scutti Enterprises, an affiliate of the borrower. Scutti Enterprises is a full service property management company that was founded in 1966. According to the Sponsors, the firm currently manages a portfolio of ten retail properties that, in aggregate, comprise approximately 700,000 SF and are 98.0% occupied.

Escrows and Reserves. At origination, the borrower funded aggregate reserves of approximately $2,456,179, comprised of (i) $1,823,934 for the Carter’s Reserve, (ii) $414,898 for real estate taxes, (iii) $139,360 for TI/LC reserves, (iv) $48,925 for insurance premiums, and (v) $29,063 for immediate repairs. Since the origination of the Jay Scutti Plaza loan, the Carter’s Reserve, which was in place prior to the lender’s receipt of executed lease documents, has been released in full to the borrower.

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Tax Escrows – On a monthly basis, the borrower is required to fund a tax reserve in an amount equal to 1/12th of the annual estimated tax payments. Monthly deposits currently equate to $59,725.

Insurance Escrows – On a monthly basis, the borrower is required to fund an insurance reserve in an amount equal to 1/12th of the annual estimated insurance premiums. Monthly deposits currently equate to $4,966.

Replacement Reserves – On a monthly basis, the borrower is required to fund a replacement reserve in an amount equal to $5,057.

TI/LC Reserves – On a monthly basis, the borrower is required to fund a TI/LC reserve in an amount equal to $16,667, subject to a cap of $450,000.

Lockbox / Cash Management. The Jay Scutti Plaza Whole Loan is structured with a hard lockbox and springing cash management. The tenants are required to deposit all rents directly into a lockbox account controlled by the lender. On each business day, the borrower is required to immediately deposit all other revenue, if any, derived from the property into the lockbox account. Prior to a Trigger Period (as defined below), funds deposited into the lockbox account are disbursed to the borrower’s operating account. During the continuation of a Trigger Period, all funds in the lockbox account are required to be transferred on each business day to a cash management account under the control of the lender. On each due date during the continuance of a Trigger Period, the loan documents require that all amounts on deposit in the cash management account, after payment of debt service and funding of required monthly reserves and approved operating expenses, will be held as additional collateral for the loan. During the continuance of an event of default under the loan, the lender may apply any funds in the cash management account to amounts due to the lender under the loan and/or toward the payment of expenses of the property, in such order of priority as the lender may determine.

A “Trigger Period” means a period commencing upon the earliest of (i) the occurrence and continuance of an event of default under the loan, and expiring upon the defeasance in full of the Jay Scutti Plaza Whole Loan, (ii) the debt service coverage ratio (as calculated under the loan documents) being less than 1.15x for two consecutive calendar quarters, and expiring when the debt service coverage ratio for each of the prior four calendar quarters is equal to or exceeds 1.15x, (iii) the debt yield (as calculated under the loan documents) being less than 7.0% for two consecutive calendar quarters, and expiring when the debt yield for each of the prior four quarters is equal to or greater than 7.0%, or (iv) the permitted prepayment date if, on or prior to such date, the borrower does not provide the lender a refinance commitment in form and substance reasonably satisfactory to the lender.

A-2-118

Mortgage Loan No. 9 – West LA Office – 2730 Wilshire

A-2-119

Mortgage Loan No. 9 – West LA Office – 2730 Wilshire

A-2-120

Mortgage Loan No. 9 – West LA Office – 2730 Wilshire

A-2-121

Mortgage Loan No. 9 – West LA Office – 2730 Wilshire

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BNYM	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$24,450,000	Title:	Fee
Cut-off Date Principal Balance:	$24,450,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	3.2%	Net Rentable Area (SF):	58,369
Loan Purpose:	Acquisition	Location:	Santa Monica, CA
Borrower:	Wilshire Capital Ventures, LLC	Year Built / Renovated:	1985 / N/A
Sponsor:	Albert Taban	Occupancy:	95.9%
Interest Rate:	5.0700%	Occupancy Date:	3/1/2016
Note Date:	12/29/2015	Number of Tenants:	26
Maturity Date:	1/6/2026	2013 NOI:	$1,253,132
Interest-only Period:	48 months	2014 NOI:	$1,214,200
Original Term:	120 months	2015 NOI(2)(3):	$1,237,214
Original Amortization:	360 months	TTM NOI:	N/A
Amortization Type:	IO-Balloon	UW Economic Occupancy:	95.0%
Call Protection:	L(24),YM1(89),O(7)	UW Revenues:	$3,058,446
Lockbox(1):	Springing	UW Expenses:	$1,082,515
Additional Debt:	No	UW NOI(2):	$1,975,931
Additional Debt Balance:	N/A	UW NCF:	$1,927,294
Additional Debt Type:	N/A	Appraised Value / Per SF:	$36,100,000 / $618
Additional Future Debt Permitted:	No	Appraisal Date:	11/11/2015

Escrows and Reserves (4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$419
Taxes:	$0	$30,083	N/A	Maturity Date Loan / SF:	$379
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	67.7%
Replacement Reserves:	$0	$1,411	$50,796	Maturity Date LTV:	61.3%
TI/LC:	$395,000	$6,080	N/A	UW NCF DSCR(5):	1.21x
				UW NOI Debt Yield:	8.1%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,450,000	68.8%	Purchase Price	$35,000,000	98.5%
Borrower Equity	11,086,389	31.2	Upfront Reserves	395,000	1.1
			Closing Costs	141,389	0.4
Total Sources	$35,536,389	100.0%	Total Uses	$35,536,389	100.0%

(1)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(2)	UW NOI exceeds 2015 NOI as a result of free rent burning off, parking income and new / renewing tenants.

(3)	Financials for 2015 NOI is annualized trailing 10 months ending October 31, 2015.

(4)	For a more detailed description of escrows and reserves, please refer to “Escrows and Reserves” below.

(5)	Based on amortizing debt service payments. Based on the current interest only payments, UW NOI DSCR and UW NCF DSCR are 1.57x and 1.53x, respectively.

A-2-122

Mortgage Loan No. 9 – West LA Office – 2730 Wilshire

The Loan. The West LA Office - 2730 Wilshire loan is an approximately $24.5 million first mortgage loan secured by the borrower’s fee interest in a 58,369 SF office building located at 2730 Wilshire Boulevard, Santa Monica, California. The West LA Office - 2730 Wilshire loan has a 10-year term and will amortize on a 30-year schedule after a four-year interest-only period.

The Borrower. The borrowing entity for the West LA Office - 2730 Wilshire loan is Wilshire Capital Ventures, LLC, a California limited liability company which is a special purpose entity. The borrower is managed by Mr. David Taban and controlled by JADE Enterprises, LLC.

The Sponsor. The West LA Office - 2730 Wilshire loan’s sponsor and non-recourse carve-out guarantor is Albert Taban, who is involved in a family-owned business, JADE Enterprises, LLC. JADE Enterprises, LLC is a private, family-owned developer, operator and owner with real estate holdings primarily in California, with a concentration in Los Angeles. Three brothers, Albert, David, and Jacob Taban, are the primary controllers of the business. Albert Taban has an ownership interest in over 40 properties and the combined valuation of his real estate holdings is over $1.0 billion.

The Property. The West LA Office - 2730 Wilshire property is a 58,369 SF six-story Class B office building located in Santa Monica, California. The West LA Office - 2730 Wilshire property is located approximately 15 miles west of downtown Los Angeles. The West LA Office - 2730 Wilshire property was constructed in 1985, is located on Wilshire Boulevard with immediate accessibility to the 405 and 10 Freeways and is in close proximity to the Saint John’s Health Center. The West LA Office - 2730 Wilshire property is 95.9% occupied as of March 1, 2016 with 26 tenants with no single tenant responsible for more than 16.5% of the total rental income. The borrower acquired the West LA Office 2730 Wilshire property in connection with the origination of the loan. From 2013-2015 the prior owner of the property invested $376,546 in CapEx ($2.15 PSF per year) in order to upgrade the building and increase its appeal to tenants in the area.

The West LA Office - 2730 Wilshire property collateral also includes a 206-space parking garage. Historically, the prior owner operated the garage in-house; however, the sponsor leased the parking garage to United Valet Parking, Inc. The lease is for five years at an initial rate of $370,800 per year, increasing by 3.0% annually.

The West LA Office - 2730 Wilshire property’s tenancy consists of 26 distinct tenants at a weighted average in-place rent of $42.67 PSF. The largest tenant, Schaffell Development Co. (“Schaffell Development”), is an office development contractor, and occupies 17.3% of the NRA. None of the other 25 tenants lease more than 6.5% of the West LA Office - 2730 Wilshire property. Schaffell Development has been a tenant since 2000. Nine tenants, accounting for 21,162 SF (36.3% of NRA), have each occupied space at the West LA Office - 2730 Wilshire property for at least 10 years. Furthermore, 33.0% of NRA (19,242 SF) is currently occupied by eight tenants that have each been at the West LA Office - 2730 Wilshire property for at least 15 years. In-place rents at the West LA Office - 2730 Wilshire property are $42.72 PSF, or 13.1%, below market, based upon the appraiser’s concluded market rent.

The Master Lease. The borrower entered into a 10-year master lease with JADE Enterprises, LLC to cover suite 425 (2,019 SF; 3.5% of NRA) for an annual rental amount of $115,083. The master lease payments are guaranteed by Albert Taban during the loan term. So long as no event of default is continuing under the West LA Office - 2730 Wilshire loan, if the borrower is able to lease suite 425 to a third party for rental amounts equal to or greater than the rental amounts under the master lease for a term of at least five years, the master lease may be terminated upon delivery to lender of an estoppel evidencing that a tenant has taken occupancy of suite 425 and is paying full unabated rent.

The Market. The West LA Office - 2730 Wilshire property is in the Santa Monica Office submarket located in Los Angeles, California. As of third quarter 2015, the Santa Monica submarket contained approximately 15.4 million SF of total NRA with a vacancy rate of 11.7% and average asking rent of $53.76 PSF. The overall market is characterized as having high barriers to entry, further evidenced by limited supply entering the market over the past 10 years. Total office supply increased approximately 349,724 SF between 2005 and third quarter 2015. According to the appraisal the Santa Monica submarket saw significant negative impact during the national market downturn. The submarket continues to recover with stable fundamentals and high asking rents. Overall the area is mostly built out and remains a highly desirable office location. Over 250,000 people live within the 3.0 mile radius of the West LA Office - 2730 Wilshire property and the median home value in a 3.0 mile radius is $902,036.

A-2-123

Mortgage Loan No. 9 – West LA Office – 2730 Wilshire

Average household income within 3.0 miles from the West LA Office - 2730 Wilshire property is $114,376. The Santa Monica submarket has seen rent growth of 18.9% since 2011, over which time vacancy decreased market-wide from 9.8% to 8.2%. Furthermore, rents are still 12.1% below peak levels in 2008.

According to the appraisal, the West LA Office - 2730 Wilshire property’s office competitive set consists of the five office properties detailed in the table below. Based on the comparable leases below, the appraiser concluded a market rent of $49.20 PSF ($4.10 PSF per month).

Competitive Set Summary (1)

Property	Year Built / Renovated	Total GLA (SF)	Est. Rent PSF	Est. Occ.	Proximity (miles)
West LA Office - 2730 Wilshire	1985	58,369(2)	$42.67(2)	95.9%(2)	N/A
1447 Cloverfield Boulevard	1998	16,500	$55.20	100.0%	0.5
2225 Broadway	1905	1,400	$51.00	100.0%	0.5
2428 Santa Monica Boulevard	1923	32,369	$46.80	100.0%	0.4
2716 Ocean Park Boulevard	1978	101,440	$39.00	94.0%	1.7
2812-2820 Santa Monica Boulevard	1990	15,087	$47.04	100.0%	0.3

(1)	Source: Appraisal.

(2)	Based on underwritten rent roll dated March 1, 2016.

Historical and Current Occupancy (1)

2013	2014	2015	Current(2)
91.0%	87.1%	88.7%	95.9%

(1)	Historical Occupancies reflect the average occupancy for the indicated year as provided by the borrower.

(2)	Based on the underwritten rent roll dated March 1, 2016.

Tenant Summary (1)

Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Schaffell Development	NA / NA / NA	10,091	17.3%	$40.14	8/31/2017
B. Daniel Shabani, PHD	NA / NA / NA	3,777	6.5%	$29.16	11/30/2017
Brett P. Lent and Tricia S. Feist Dental Corporation(2)	NA / NA / NA	3,652	6.3%	$48.84	5/31/2023(2)
LSG Imaging	NA / NA / NA	2,854	4.9%	$50.92	5/31/2023
Green Bridge Medical(3)	NA / NA / NA	2,834	4.9%	$55.80	5/31/2022
Skin by Lovely, a Medical Corp.	NA / NA / NA	2,802	4.8%	$44.39	12/31/2019
Samuel & Videgain	NA / NA / NA	2,707	4.6%	$52.20	10/31/2021
Rehab Specialists	NA / NA / NA	2,360	4.0%	$40.87	12/31/2016
Pablo Pazmino MD	NA / NA / NA	2,143	3.7%	$40.56	5/31/2016
Dr. Julien Chen	NA / NA / NA	2,001	3.4%	$41.88	8/31/2022

(1)	Based on underwritten rent roll dated March 1, 2016.

(2)	Brett P. Lent and Tricia S. Feist Dental Corporation, the third largest tenant, has the right to terminate his lease upon four months prior notice if both Brett P. Lent and Tricia S. Feist are unable to conduct their business as a result of either a physical disability that is expected to continue for at least 180 days or death. If Brett P. Lent exercises such right to terminate, Brett P. Lent is required to pay an acceleration fee equal to an amount based on a calculation determined by the then unamortized portion of the Brett P. Lent and Tricia S. Feist Dental Corporation lease, allocable base rent, operating costs and certain allowances set forth in the Brett P. Lent and Tricia S. Feist Dental Corporation lease.

(3)	Green Bridge Medical leases two suites; the first covers 2,019 SF ($57.00 PSF) and expires May 31, 2022 and the second lease covers 815 SF ($51.28 PSF) and expires October 31, 2017. The Base Rent PSF shown is the weighted average of the two leases.

A-2-124

Mortgage Loan No. 9 – West LA Office – 2730 Wilshire

Lease Rollover Schedule(1)

Year	Number of Leases Expiring(2)	NRA (SF) Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative NRA (SF) Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	2,406	4.1%	NAP	NAP	2,406	4.1%	NAP	NAP
MTM	0	0	0.0	$0	0.00%	2,406	4.1%	$0	0.0%
2016	5	8,215	14.1	324,261	13.2	10,621	18.2%	$324,261	13.2%
2017	6	18,142	31.1	697,825	28.4	28,763	49.3%	$1,022,086	41.6%
2018	3	5,167	8.9	240,888	9.8	33,930	58.1%	$1,262,974	51.4%
2019	1	2,802	4.8	124,381	5.1	36,732	62.9%	$1,387,354	56.5%
2020	4	4,402	7.5	211,685	8.6	41,134	70.5%	$1,599,040	65.1%
2021	1	2,707	4.6	141,305	5.8	43,841	75.1%	$1,740,345	70.9%
2022	3	5,151	8.8	257,459	10.5	48,992	83.9%	$1,997,805	81.4%
2023	3	8,056	13.8	388,620	15.8	57,048	97.7%	$2,386,425	97.2%
2024	0	0	0.0	0	0.00	57,048	97.7%	$2,386,425	97.2%
2025	1	1,321	2.3	69,247	2.8	58,369	100.0%	$2,455,671	100.0%
2026 & Beyond	0	0	0.0	0	0.00	58,369	100.0%	$2,455,671	100.0%
Total	27	58,369	100.0%	$2,455,671	100.0%

(1)	Based on the underwritten rent roll, including contractual rent increases occurring through April 1, 2017 and exclude any gross up of vacant space.

(2)	Tenants with multiple leases with different expiration dates are to be treated as separate entities.

Operating History and Underwritten Net Cash Flow

	2013	2014	2015(1)	Underwritten	PSF	%(2)
Rents in Place(3)	$1,896,811	$1,896,673	$1,973,690	$2,455,671	$42.07	88.9%
Vacant Income	0	0	0	122,712	2.10	4.4%
Rent Abatements	(128,031)	(83,334)	(111,010)	0	0.00	0.0%
Gross Potential Rent	$1,768,780	$1,813,339	$1,862,681	$2,578,383	$44.17	93.3%
Total Reimbursements	30,972	107,002	36,618	185,054	3.17	6.7%
Net Rental Income	$1,799,752	$1,920,341	$1,899,299	$2,763,438	$47.34	100.0%
(Vacancy/Collection Loss)	(1,423)	(5,284)	0	(139,293)	(2.39)	(5.0%)
Other Income	320,430	339,341	378,845	434,301	7.44	15.7%
Effective Gross Income	$2,118,759	$2,254,398	$2,278,144	$3,058,446	$52.40	100.0%
Total Expenses	$865,627	$1,040,198	$1,040,929	$1,082,515	$18.55	35.4%
Net Operating Income	$1,253,132	$1,214,200	$1,237,214	$1,975,931	$33.85	64.6%
Total TI/LC, Capex/RR	0	0	0	48,637	0.83	1.6%
Net Cash Flow	$1,253,132	$1,214,200	$1,237,214	$1,927,294	$33.02	63.0%

(1)	The 2015 column represents trailing 10 months ending October 31, 2015 annualized.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Rents in Place includes rent increases occurring through April 1, 2017.

A-2-125

Mortgage Loan No. 9 – West LA Office – 2730 Wilshire

Property Management. The West LA Office - 2730 Wilshire property is managed by Beverly Management Group, Inc., an affiliate of the sponsor.

Escrows and Reserves. At closing, the borrower deposited into escrow $395,000 for TI/LC reserves.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, currently equal to $30,083.

Insurance Escrows – The borrower will be required to deposit 1/12th of the annual insurance premiums into the insurance account (i) upon an event of default, (ii) if an acceptable blanket insurance policy is no longer in place, (iii) if borrower fails to provide evidence of renewal of insurance or (iv) if borrower fails to provide evidence that insurance has been paid.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $1,411 ($0.29 PSF annually) for replacement reserves subject to a replacement reserve cap equal to $50,796.

TI/LC Reserves – On a monthly basis, the borrower is required to escrow $6,080 for TI/LC reserves.

Lockbox / Cash Management. The West LA Office - 2730 Wilshire loan is structured with a springing lockbox and springing cash management structure that will be triggered upon the commencement of a Cash Trap Event Period.

A “Cash Trap Event Period” will occur upon the earlier of (i) an event of default under the West LA Office - 2730 Wilshire loan, (ii) (1) notice of non-renewal or termination by Schaffell Development of its lease, or (2) the date that is 11 months prior to the expiration of the Schaffell Development lease if Schaffell Development has not renewed its lease in accordance with its terms or (iii) if the debt service coverage ratio (assuming a 30-year amortization, irrespective of any interest-only periods) falls below 1.10x. Such Cash Trap Event Period will expire (A) with respect to a Cash Trap Event Period commencing in connection with clause (i) above, upon the cure of such event of default under the West LA Office - 2730 Wilshire loan, (B) (1) with respect to a Cash Trap Event Period commencing in connection with clause (ii) (1) above, (x) upon the unconditional revocation by Schaffell Development of all termination or cancellation notices, (y) an extension of the Schaffell Development lease on terms and conditions reasonably acceptable to the lender and otherwise in accordance with the loan documents or (z) a new tenant has entered into a lease for the Schaffell Development premises on terms and conditions reasonably acceptable to the lender and otherwise in accordance with the loan documents, (B) (2) with respect to a Cash Trap Event Period commencing in connection with clause (ii) (2) above, upon (x) an extension of the Schaffell Development lease on terms and conditions in accordance with the loan documents or (y) a new tenant has entered into a lease for the Schaffell Development premises, with such lease on terms and conditions in accordance with the loan documents and (C) with respect to a Cash Trap Event Period commencing in connection with clause (iii) above, upon the date that the debt service coverage ratio is equal to or greater than 1.20x for one calendar quarter.

A-2-126

Mortgage Loan No. 10 — Starwood Capital Extended Stay Portfolio

A-2-127

Mortgage Loan No. 10 — Starwood Capital Extended Stay Portfolio

A-2-128

Mortgage Loan No. 10 — Starwood Capital Extended Stay Portfolio

A-2-129

Mortgage Loan No. 10 — Starwood Capital Extended Stay Portfolio

A-2-130

Mortgage Loan No. 10 – Starwood Capital Extended Stay Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Portfolio of 50 Properties
Original Principal Balance(1):	$20,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$20,000,000	Property Type - Subtype:	Hotel – Extended Stay
% of Pool by IPB:	2.6%	Net Rentable Area (Rooms):	6,106
Loan Purpose:	Acquisition	Location:	Various
Borrowers(2):	Various	Year Built / Renovated:	Various
Sponsor:	SOF-IX U.S. Holdings, L.P.	Occupancy / ADR / RevPAR(7):	76.3% / $39.81 / $30.38
Interest Rate:	4.01625%	Occupancy / ADR / RevPAR Date(7):	4/30/2015
Note Date:	6/11/2015	Number of Tenants:	N/A
Maturity Date:	7/6/2020	2013 NOI:	$15,645,926
Interest-only Period:	24 months	2014 NOI:	$27,185,644
Original Term:	60 months	2015 NOI(7):	$28,792,531
Original Amortization(3):	360 months	TTM NOI:	N/A
Amortization Type:	IO-Balloon	UW Occupancy / ADR / RevPAR:	76.3% / $39.81 / $30.38
Call Protection(4):	L(34),Def or YM1(22),O(4)	UW Revenues:	$68,907,956
Lockbox(5):	Hard	UW Expenses:	$40,932,498
Additional Debt(1)(6):	Yes	UW NOI:	$27,975,458
Additional Debt Balance(1)(6):	$205,000,000	UW NCF:	$25,219,140
Additional Debt Type(1)(6):	Pari Passu, Mezzanine	Appraised Value / Per Room(8):	$311,000,000 / $50,934
Additional Future Debt Permitted:	No	Appraisal Date(8):	5/4/2015

Escrows and Reserves(9)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$32,755
Taxes:	$0	Springing	N/A	Maturity Date Loan / Room:	$31,233
Insurance:	$0	Springing	N/A	Cut-off Date LTV(8):	64.3%
FF&E Reserve:	$244,725	4% of total gross monthly revenue	N/A	Maturity Date LTV(8):	61.3%
Capital Work Reserve:	$6,500,000	N/A	N/A	UW NCF DSCR:	2.26x
Engineering Reserve:	$1,121,206	N/A	N/A	UW NOI Debt Yield:	14.0%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$200,000,000	63.7%	Purchase Price	$300,000,000	95.5%
Mezzanine Loan	25,000,000	8.0	Upfront Reserves	7,865,931	2.5
Borrower Equity	89,019,273	28.3	Closing Costs	6,153,341	2.0
Total Sources	$314,019,273	100.0%	Total Uses	$314,019,273	100.0%

(1)	The Starwood Capital Extended Stay Portfolio loan is part of a larger split whole loan evidenced by four pari passu notes with an aggregate principal balance of $200.0 million. The financial information presented in the chart above reflects the cut-off date balance of the $200.0 million Starwood Capital Extended Stay Portfolio Whole Loan.

(2)	The borrowing entities are 50 limited partnership, special purpose entities.

(3)	After the interest-only period, the loan will amortize on a fixed amortization schedule. For more information see Annex F to the Prospectus.

(4)	The lockout period will be at least 34 payment dates beginning with and including the first payment date of August 6, 2015. Defeasance or yield maintenance of the full Starwood Capital Extended Stay Portfolio Whole Loan is permitted following two years after the closing date of the securitization that includes the note last to be securitized.

(5)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(6)	The additional debt balance includes $180.0 million of pari passu debt and a $25.0 million mezzanine loan. For a more detailed description of the additional debt, please refer to “Additional Debt” below.

(7)	Represents trailing twelve months ending April 30, 2015.

A-2-131

Mortgage Loan No. 10 – Starwood Capital Extended Stay Portfolio

(8)	The appraised value of $311.0 million is reflective of the value of the portfolio if sold in its entirety to a single buyer. The appraisal determined an appraised value on both a portfolio and individual basis. The concluded aggregate appraised value of the individual properties was $301.8 million, which would result in a Cut-off Date LTV of 66.3% and a Maturity Date LTV of 63.2%.

(9)	For a more detailed description of escrows and reserves, please refer to “Escrows and Reserves” below.

The Loan. The Starwood Capital Extended Stay Portfolio loan, which is part of a larger split whole loan, is a first mortgage loan secured by the fee interest in 50 extended stay properties located in 12 states. The whole loan has an outstanding principal balance of $200.0 million (the “Starwood Capital Extended Stay Portfolio Whole Loan”) as of the cut-off date, which is comprised of four pari passu notes, Note A-1-A, Note A-1-B, Note A-2 and Note A-3. Note A-1-B, has an outstanding principal balance as of the cut-off date of $20.0 million and is being contributed to the CSAIL 2016-C6 Commercial Mortgage Trust. Notes A-2 and A-3, which have an aggregate outstanding principal balance as of the cut-off date of $75.0 million, were contributed to the CSAIL 2016-C5 Commercial Mortgage Trust. Note A-1-A, which has an outstanding principal balance as of the cut-off date of approximately $105.0 million, was contributed to the CSAIL 2015-C3 Commercial Mortgage Trust. As the holder of Note A-1-A (the “Controlling Noteholder”), the trustee of the CSAIL 2015-C3 Commercial Mortgage Trust (or, prior to the occurrence and continuance of a control termination event under the CSAIL 2015-C3 pooling and servicing agreement, the CSAIL 2015-C3 controlling class representative) is entitled to exercise all of the rights of the Controlling Noteholder with respect to the Starwood Capital Extended Stay Portfolio Whole Loan; however, the holders of Notes A-1-B, A-2 and A-3 are entitled, under certain circumstances, to consult with the Controlling Noteholder with respect to certain major decisions. The loan has a 5-year term and will amortize on a 30-year schedule after a two-year interest only period.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Note in Controlling Securitization
Note A-1-A	$105,000,000	$105,000,000	CSAIL 2015-C3	Yes
Notes A-2 and A-3	75,000,000	75,000,000	CSAIL 2016-C5	No
Note A-1-B	20,000,000	20,000,000	CSAIL 2016-C6	No
Total	$200,000,000	$200,000,000

The Borrowers. The borrowing entities for the loan consist of 50 limited partnerships, special purpose entities which are controlled by SCG LH GP, L.L.C., a Delaware limited liability corporation and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is SOF-IX U.S. Holdings, L.P. which is the U.S. holding company for Starwood Opportunity Fund IX and is managed and controlled by Starwood Capital Group. The nonrecourse carve-out guarantor’s liability in connection with bankruptcy is capped at 20.0% of the then outstanding principal amount plus incurred legal expenses. Starwood Capital Group is a private investment firm with a primary focus on global real estate. Since its inception in 1991, the firm has raised over $31 billion of equity capital and currently has more than $44 billion of assets under management. Over the past 24 years, Starwood Capital Group has acquired approximately $65 billion of assets across virtually every real estate asset class.

The Properties. The portfolio consists of 50 extended stay properties totaling 6,106 rooms. The portfolio is geographically diverse in nature with properties located in 12 states including Texas, Georgia, North Carolina, Louisiana, Florida, Alabama, Colorado, Tennessee, Virginia, South Carolina, Mississippi and Kentucky. The properties were built between 1992 and 2007. The portfolio currently consist of 24 Sun Suites (3,112 rooms), 16 Crestwood Suites (2,188 rooms) and 10 Home-Towne Suites (806 rooms).

The sponsor acquired the properties in May 2015 from Mount Kellet Capital Management and Westmont Hospitality Group (“Seller”). The Seller acquired the Sun Suites and Crestwood Suites assets through the purchase of a mezzanine position and eventual foreclosure in December 2012 and acquired the Home Towne Suites assets in October 2013. The portfolio was underperforming when the Seller acquired it with 2013 NOI of approximately $15.6 million and RevPAR of $23.58. According to the sponsor, the Seller invested approximately $23.3 million ($3,819 per room) of capital to improve the assets in 2013 and 2014, which contributed to improved portfolio performance. NOI increased in 2014 to approximately $27.2 million and RevPAR to $29.36.

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Mortgage Loan No. 10 – Starwood Capital Extended Stay Portfolio

Current Portfolio Overview

Brand	Properties	# of Rooms	Allocated Whole Loan Amount	%	Average Occ.(1)	Average Daily Rate(1)	Average RevPAR(1)	NCF(1)
Sun Suites	24	3,112	$108,614,977	54.3%	81.2%	$36.58	$29.68	$14,402,358
Crestwood Suites	16	2,188	65,672,631	32.8	74.0%	$40.47	$29.96	8,862,003
Home-Towne Suites	10	806	25,712,392	12.9	63.9%	$53.54	$34.21	2,771,852
Total/Wtd. Avg.:	50	6,106	$200,000,000	100.0%	76.3%	$39.81	$30.38	$26,036,213

(1)	Based on the trailing twelve month period ended April 30, 2015.

Portfolio Historical Capital Expenditures

Brand	2013	2014	Total	Per Room
Sun Suites	$6,388,321	$5,343,490	$11,731,811	$3,770
Crestwood Suites	4,427,551	5,251,186	9,678,737	$4,424
Home-Towne Suites	30,261	1,877,683	1,907,944	$2,367
Total/Wtd. Avg.:	$10,846,133	$12,472,359	$23,318,492	$3,819

The sponsor acquired the portfolio in May 2015 and plans to continue investing capital into the assets in an effort to improve the performance of the portfolio. The sponsor intends to convert the properties to InTown Suites in or before 2017. $6.5 million was escrowed into a Capital Work Reserve at closing to cover expected costs of approximately $2.1 million to convert the assets to InTown Suites and an additional $4.4 million for other capital improvements and renovations.

Through affiliated entities, the sponsor owns InTown Suites (“InTown”), which currently owns and manages a portfolio of 139 extended-stay properties, encompassing approximately 18,000 rooms, located in 21 states. The company has approximately 1,100 employees; of which approximately 66 serve a corporate function. Management is led by a group of professionals possessing both institutional leadership and hospitality industry experience at both the company and sponsorship level. The InTown team will provide management oversight of the properties.

InTown Suites is expected to have over 180 locations across 22 states after the intended conversion of the portfolio. InTown Suites’ properties operate as long-term extended stay facilities with guestrooms rented on a weekly basis with an average guest stay of 84 days. Amenities include kitchens equipped with stovetops, microwaves and full-size refrigerators, dining areas, high speed internet access, flat-screen TVs, premium cable and guest laundry facilities.

InTown maximizes operating efficiencies by running a weekly pricing model (as opposed to a daily pricing model), at a higher occupancy (80% or higher) level with a longer length of stay (an average of 84 days). Average staffing at InTown properties is five to six full time employees, housekeeping services are provided on a weekly basis rather than nightly, room supplies are provided at check in and are not replenished during a guest’s stay and operating hours are generally limited to 8 hours per day, 6 days per week. Compared to the hybrid model that offers weekly and nightly rooms (utilized at 37 of the 50 properties in this portfolio at acquisition), the InTown weekly-only business model with limited amenities results in lower costs and high occupancies on average. The sponsor anticipates these efficiencies will improve operating margins and increase the performance of the portfolio to be more in-line with InTown’s current portfolio that operates at a 57% EBITDA margin.

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Mortgage Loan No. 10 – Starwood Capital Extended Stay Portfolio

Portfolio Geographic Summary

State	# of Rooms	Allocated Whole Loan Amount	%	Average Occ.(1)	Average Daily Rate(1)	Average RevPAR(1)	NCF(1)
Texas	1,380	$51,888,668	25.9%	82.1%	$37.82	$31.04	$6,731,635
Georgia	1,178	40,291,584	20.1	85.8%	$36.05	$30.93	5,498,658
North Carolina	834	24,320,742	12.2	71.8%	$39.31	$28.22	2,990,381
Louisiana	395	19,019,218	9.5	82.2%	$45.72	$37.57	2,406,569
Florida	550	16,633,532	8.3	73.2%	$40.12	$29.36	2,462,006
Alabama	457	13,320,080	6.7	64.8%	$47.22	$30.62	1,519,221
Colorado	295	11,530,815	5.8	65.4%	$47.84	$31.27	1,317,729
Tennessee	343	11,199,470	5.6	82.4%	$39.44	$32.49	1,501,679
Virginia	244	4,903,910	2.5	66.7%	$40.79	$27.20	660,748
South Carolina	80	2,783,300	1.4	64.8%	$53.50	$34.66	304,306
Mississippi	244	2,717,031	1.4	59.6%	$34.72	$20.69	434,123
Kentucky	106	1,391,650	0.7	56.2%	$48.39	$27.20	209,158
Total/Wtd. Avg.	6,106	$200,000,000	100.0%	76.3%	$39.81	$30.38	$26,036,213

(1)	Based on the trailing twelve month period ended April 30, 2015.

Operating History and Underwritten Net Cash Flow

	2012	2013	2014	2015(1)(2)	Underwritten	Per Room(3)	%(4)
Occupancy	56.7%	60.5%	76.0%	76.3%	76.3%
ADR	$39.98	$38.98	$38.63	$39.81	$39.81
RevPAR	$22.68	$23.58	$29.36	$30.38	$30.38
Room Revenue	$50,610,387	$52,419,383	$65,416,045	$67,710,367	$67,710,367	$11,089	98.3%
Other Departmental Revenues	559,555	872,100	1,194,449	1,197,589	1,197,589	196	1.7%
Total Revenue	$51,169,942	$53,291,483	$66,610,494	$68,907,956	$68,907,956	$11,285	100.0%
Room Expense	12,783,537	11,791,435	12,421,630	12,578,121	12,578,121	2,060	18.6%
Other Departmental Expenses	825,147	761,913	564,933	543,307	543,307	89	45.4%
Departmental Expenses	$13,608,684	$12,553,347	$12,986,562	$13,121,428	$13,121,428	$2,149	19.0%
Departmental Profit	$37,561,258	$40,738,136	$53,623,931	$55,786,528	$55,786,528	$9,136	81.0%
Operating Expenses	$16,022,892	$18,400,304	$20,010,563	$20,557,302	$20,557,302	$3,367	29.8%
Gross Operating Profit	$21,538,365	$22,337,831	$33,613,368	$35,229,226	$35,229,226	$5,770	51.1%
Fixed Expenses	5,551,980	6,691,905	6,427,724	6,436,694	7,253,768	1,188	10.5%
Net Operating Income	$15,986,386	$15,645,926	$27,185,644	$28,792,531	$27,975,458	$4,582	40.6%
FF&E	2,046,798	2,131,659	2,664,420	2,756,318	2,756,318	451	4.0%
Net Cash Flow	$13,939,588	$13,514,267	$24,521,224	$26,036,213	$25,219,140	$4,130	36.6%

(1)	The 2015 column represents the trailing twelve month period ending April 30, 2015.

(2)	As of March 31, 2016 the TTM NCF was $25,892,810 with an Occupancy, ADR and RevPAR of 70.3%, $40.60 and $28.56 respectively. The portfolio was acquired on May 5, 2015 and the financials do not include the revenue or expenses from May 1, 2015 through May 4, 2015 (4 days). If the revenue for the 27 days of May are used to estimate the first 4 days of the month, the 4 days would represent an additional $747,039 of revenue.

(3)	Per Room values are based on 6,106 rooms.

(4)	% column represents percent of Total Revenue except for Room Expense and Other Departmental Expenses which is based on the corresponding revenue line items.

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Mortgage Loan No. 10 – Starwood Capital Extended Stay Portfolio

Property Management. The properties are managed by Sleep Specialty Management, L.P., an affiliate of the sponsor.

Escrows and Reserves. At origination, the borrowers deposited into escrow $6.5 million for capital work, approximately $1.1 million for required repairs and $244,725 for FF&E reserve.

Tax Escrows – The requirement of the borrowers to make monthly deposits to the tax reserve is waived so long as a Trigger Period is not in continuance or a third party manager approved by the lender is adequately reserving and paying taxes in accordance with the loan documents.

Insurance Escrows – The requirement of the borrowers to make monthly deposits to the insurance reserve is waived so long as a Trigger Period is not in continuance or the borrowers provide satisfactory evidence that the properties are insured as part of a blanket policy in accordance with the loan documents.

FF&E Reserves – On a monthly basis, the borrowers are required to escrow an amount equal to 4.0% of gross monthly revenues.

Capital Work – The borrowers deposited $6.5 million into escrow at origination. Of that amount it is estimated that approximately $2.1 million will be used for work related to the conversion of the properties to InTown Suites and $4.4 million will be used for additional renovations and improvements to the properties.

Lockbox / Cash Management. The Starwood Capital Extended Stay Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The property manager is required to deposit all rental, credit card deposits and other income directly into the lockbox account controlled by the lender. Upon the continuance of a Trigger Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents. During the continuance of a Trigger Period, all excess cash flow, after payments made in accordance with the loan documents for, amongst other things, debt service, required reserves and operating expenses, is required to be held as additional collateral for the loan.

“Trigger Period” means a period commencing on the earliest of (i) an event of default under the mortgage loan documents, (ii) any event of default on the mezzanine loan, and (iii) the combined debt yield on the mortgage and mezzanine loan being less than 8.0% through July 2018, 8.25% through July 2019 and 8.50% thereafter.

Property Release. Provided no event of default under the mortgage loan documents has occurred, the borrowers may release individual properties from the loan subject to the satisfaction of certain conditions including, but not limited to, the following: (i) the debt yield for the remaining properties based on the mortgage and mezzanine loans either (a) exceeds the greater of the debt yield at origination or the debt yield prior to the release of the property or (b) is above 12.0%, (ii) payment of the Release Price for any conveyance of a property to a third party or the Affiliate Release Price for any conveyance of a property to an affiliate of the borrowers, (iii) payment of any release price with respect to the mezzanine loan, and (iv) payment of any yield maintenance prior to the open period.

“Release Price” means (i) if less than $20.0 million has been prepaid, 105% of the allocated loan amount, (ii) if $20.0 million or more, but less than $40.0 million, has been prepaid, 110% of the allocated loan amount, (iii) if $40.0 million or more, but less than $60.0 million, has been prepaid, 115% of the allocated loan amount, or (iv) otherwise, 120% of the allocated loan amount. If a prepayment of a property results in the aggregate prepayments exceeding any of the forgoing thresholds, the Release Price will be applied pro rata to the respective amounts within each threshold.

“Affiliate Release Price” means (i) if less than $20.0 million has been prepaid, 110% of the allocated loan amount, (ii) if $20.0 million or more, but less than $40.0 million has been prepaid, 115% of the allocated loan amount, (iii) if $40.0 million or more, but less than $60.0 million, has been prepaid, 120% of the allocated loan amount, or (iv) otherwise, 125% of the allocated loan amount. If a prepayment of a property results in the aggregate prepayments exceeding any of the forgoing thresholds, the Affiliate Release Price will be applied pro rata to the respective amounts within each threshold.

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Mortgage Loan No. 10 – Starwood Capital Extended Stay Portfolio

Additional Debt. A $25.0 million mezzanine loan was provided with the financing that is secured by a pledge of the direct equity interests in the mortgage borrowers and is coterminous with the mortgage loan. The mezzanine loan has a 9.0000% coupon. Including the mezzanine loan, the Cut-off Date LTV is 72.3%, the UW NCF DSCR is 1.83x and the UW NOI Debt Yield is 12.4%.

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Mortgage Loan No. 11 — Chicago Marriott Southwest at Burr Ridge

Mortgage Loan Information	Property Information

Mortgage Loan Seller:	BSP	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$20,000,000	Title:	Fee
Cut-off Date Principal Balance:	$20,000,000	Property Type - Subtype:	Hotel – Full Service
% of Pool by IPB:	2.6%	Net Rentable Area (Rooms):	184
Loan Purpose:	Acquisition	Location:	Burr Ridge, IL
Borrowers:	Sidra Burr Ridge, LLC; Sidra BR Properties, LLC	Year Built / Renovated:	2004 / 2016
Sponsor:	Sidra Real Estate, Inc.	Occupancy / ADR / RevPAR:	69.7% / $147.63 / $102.84
Interest Rate:	5.3500%	Occupancy / ADR / RevPAR Date:	12/31/2015
Note Date:	2/17/2016	Number of Tenants:	N/A
Maturity Date:	3/6/2021	2013 NOI:	$2,704,141
Interest-only Period:	60 months	2014 NOI:	$2,945,076
Original Term:	60 months	2015 NOI:	$2,608,413
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	69.7% / $147.63 / $102.84
Amortization Type:	Interest Only	UW Revenues:	$10,093,895
Call Protection:	L(26),Def(30),O(4)	UW Expenses:	$7,560,510
Lockbox(1):	Hard	UW NOI:	$2,533,385
Additional Debt:	No	UW NCF:	$2,129,629
Additional Debt Balance:	N/A	Appraised Value / Per Room(2):	$35,400,000 / $192,391
Additional Debt Type:	N/A	Appraisal Date(2):	1/1/2017
Additional Future Debt Permitted:	No

Escrows and Reserves	Financial Information

	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$108,696
Taxes:	$323,865	$48,083	N/A	Maturity Date Loan / Room:	$108,696
Insurance:	$0	Springing(3)	N/A	Cut-off Date LTV(2):	56.5%
FF&E Reserve:	$0	Springing(4)	N/A	Maturity Date LTV(2):	56.5%
PIP Reserve(2):	$6,689,991	Springing	N/A	UW NCF DSCR:	1.96x
Engineering Reserve:	$145,980	N/A	N/A	UW NOI Debt Yield:	12.7%
Seasonality Reserve(5):	$0	$34,000	$170,000

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$20,000,000	61.7%	Purchase Price(6)	$24,771,270	76.5%
Sponsor Equity	12,391,807	38.3	PIP Reserve	6,689,991	20.7
			Other Upfront Reserves	469,845	1.5
			Closing Costs	460,701	1.4
Total Sources	$32,391,807	100.0%	Total Uses	$32,391,807	100.0%

(1)	The loan is structured with a hard lockbox and springing cash management.

(2)	Represents the “Prospective Market Value Upon Completion” per the appraisal, based on completion of PIP work required to be completed by January 1, 2017, for which approximately $6.7 million was reserved at origination. As of December 24, 2015, the appraisal concluded to a “Market Value As-Is” of $27.9 million, which equates to a Cut-Off Date LTV of 71.7%. The appraisal also concluded a “Prospective Market Value Upon Stabilization” of $37.4 million as of January 1, 2018 which would result in a Maturity Date LTV of 53.5%.

(3)	Monthly insurance payments are waived for so long as (i) no event of default has occurred and is continuing, (ii) the property continues to be insured by a blanket policy, and (iii) all insurance premiums are being timely paid and the lender receives evidence of such payment.

(4)	Commencing on March 6, 2018, the borrowers are required to escrow, on a monthly basis, 1/12th of 4% of the greater of (i) gross revenue for the preceding calendar year and (ii) estimated gross revenue for the current calendar year according to the most recently submitted annual budget. The estimated monthly FF&E amount is $33,646.

(5)	Monthly Seasonality Reserve deposits required on each payment date occurring in May, June, July, August and September during the term of the loan, subject to a cap of $170,000.

(6)	Purchase price is net of $728,730 in seller credits.

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Mortgage Loan No. 11 — Chicago Marriott Southwest at Burr Ridge

The Loan. The Chicago Marriott Southwest at Burr Ridge loan is a $20.0 million first mortgage loan secured by the fee interest in a 184-room full service hotel property located in Burr Ridge, Illinois. The loan has a 5-year term and is interest-only for the term of the loan.

The Borrowers. The borrowing entities for the loan are Sidra Burr Ridge, LLC and Sidra BR Properties, LLC, each a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Sidra Real Estate, Inc. Sidra Real Estate, Inc. operates as the U.S. real estate arm of Sana Horizon, Ltd, which is wholly owned by The Dutco Group of Companies (“Dutco”). Dutco is a Dubai based company founded in 1947, with 4 primary businesses: construction, trading, manufacturing, oil, gas and hospitality. Outside of Sidra Real Estate, Inc., Dutco owns eight hotels in and around Dubai, Seychelles and the Maldives. David Barry is the President of Sidra Real Estate, Inc. and has over 40 years of experience as a real estate attorney and investor. Mr. Barry has been an attorney at Kelley Drye LLP since the 1970s and has been representing Dutco since 1977. In 2007, Mr. Barry began working directly for Dutco, managing its U.S. real estate portfolio. Inclusive of closing costs and the PIP and engineering reserves collected at origination, the sponsors have a cost basis of approximately $32,391,807 in the property resulting in a loan-to-cost ratio of 61.7%.

The Property. The Chicago Marriott Southwest at Burr Ridge property is a 184-room full service hotel located in Burr Ridge, Illinois. The property was originally constructed in 2004 and consists of an 8-story hotel building with a parking garage located on a 7.95-acre site. A new 20-year franchise agreement with Marriott International, Inc. (“Marriott”) was implemented at origination, which extends the property’s franchise agreement through January 2036.

The unit mix consists of 67 king guestrooms, 70 double guestrooms and 47 suites. Each of the guestrooms features a flat screen television with premium channel selection, telephone, desk with chair, dresser, nightstands, lamps and lounge chairs. Amenities at the property include a restaurant and lounge, a bar, over 10,700 SF of meeting space including an 8,024 SF grand ballroom, conference room and board room, a business center, fitness center and an indoor swimming pool and whirlpool. In addition, the property offers a 365-space parking garage.

An upfront PIP reserve of approximately $6.69 million ($36,359/room) was escrowed at origination for PIP work required by the franchise agreement to be completed by the second quarter of 2017. Planned PIP work includes extensive upgrades to the property’s site, lobby, guestrooms and bathrooms, business center, restaurant, bar/lounge, fitness center and pool, ballroom and conference/meeting room facilities. The borrowers’ PIP budget includes $3.95 million ($21,467/room) allocated to guestrooms and bathrooms, including full case-goods and soft-goods replacements that incorporate all components of Marriott’s new brand design and the new Marriott entertainment package, $525,000 allocated to ballroom, boardroom and meeting room upgrades and $285,000 for restaurant and bar/lounge improvements including a reconfiguration of the floorplans.

The Market. The Chicago Marriott Southwest at Burr Ridge is located on Burr Ridge Parkway, 13.1 miles from Midway Airport, 18.9 miles from downtown Chicago and 17 miles from O’Hare Airport. It benefits from access and visibility on the east side of Burr Ridge Parkway, immediately southwest of the Interstate 55/294 interchange connecting the area to Indiana and Chicago’s northern and western suburbs via Interstates 88 and 290.

The property is located in Burr Ridge, Illinois. The property is the only full-service hotel within a 10-mile radius, and the only hotel with conference facilities in the area. The property is situated within the Burr Ridge Village Center, a lifestyle center with a mixture of residential, retail, office and hotel uses anchored by Lifetime Fitness and national tenants such as Banana Republic, Bath & Body Works, Claire’s, Eddie Bauer, Jos. A. Bank, LOFT, Kohler Waters Spa, Sunglass Hut International and Victoria’s Secret and four restaurants.

Based on the appraiser’s estimated 2015 data for the primary competitive set and the subject hotel’s 2015 performance per the sponsor’s operating statements, the subject hotel had higher figures than its primary competitive set in terms of occupancy (107.8% penetration), ADR (113.5% penetration), and RevPAR (122.3% penetration). The hotel, similarly, had higher figures than its primary competitive set in 2013 and 2014 in terms of occupancy (113.1% and 110.7% penetration, respectively), ADR (114.0% and 110.5% penetration, respectively), and RevPAR (128.8% and 122.2% penetration, respectively). Per Trip Advisor,

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Mortgage Loan No. 11 — Chicago Marriott Southwest at Burr Ridge

the hotel is rated as the No. 1 hotel in Burr Ridge and holds a Certificate of Excellence. The properties in the hotel’s competitive are shown below.

Historical Occupancy, ADR, RevPAR

	Competitive Set(1)			Chicago Marriott Southwest at Burr Ridge(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2013	65.0%	$117.65	$76.52	73.5%	$134.14	$98.57	113.1%	114.0%	128.8%
2014	68.3%	$125.84	$85.97	75.6%	$139.09	$105.09	110.7%	110.5%	122.2%
2015	64.6%	$130.07	$84.09	69.7%	$147.63	$102.84	107.8%	113.5%	122.3%

(1)	Source: Appraisal. Competitive Set metrics are derived using appraiser’s estimated calendar year 2015 data for the primary competitive set.

(2)	Source: Borrower financials.

Competitive Hotels Profile(1)

				Estimated Market Mix				Calendar Year 2015
Property	Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Extended Stay	Occ	ADR	RevPAR
Chicago Marriott Southwest at Burr Ridge	184	2004	10,724	30%	35%	30%	5%	69.7%	$147.63	$102.84
Doubletree Chicago Oak Brook	428	1973	30,030	35%	30%	30%	5%	63.0%	$123.00	$77.49
Marriott Chicago Oak Brook	350	1981	18,600	30%	35%	30%	5%	68.0%	$145.00	$98.60
Springhill Suites Chicago Southwest at Burr Ridge	128	2000	770	40%	15%	35%	10%	61.0%	$109.00	$66.49
Total(2)	906

(1)	Source: Appraisal.

(2)	Excludes the subject property.

Operating History and Underwritten Net Cash Flow

	2012	2013	2014	2015	Underwritten	Per Room(1)	%(2)
Occupancy	75.8%	73.5%	75.6%	69.7%	69.7%
ADR	$130.24	$134.14	$139.09	$147.63	$147.63
RevPAR	$98.67	$98.57	$105.09	$102.84	$102.84
Room Revenue	$6,644,572	$6,619,656	$7,058,067	$6,906,768	$6,906,768	$37,537	68.4%
Food and Beverage	2,808,448	2,919,926	3,106,575	3,081,762	3,081,762	16,749	30.5%
Other Departmental Revenues	188,472	165,921	168,949	105,365	105,365	573	1.0%
Total Revenue	$9,641,492	$9,705,503	$10,333,591	$10,093,895	$10,093,895	$54,858	100.0%
Room Expense	1,386,921	1,368,126	1,481,009	1,389,406	1,389,406	7,551	20.1%
Food and Beverage Expense	1,584,694	1,647,753	1,815,515	2,071,403	2,071,403	11,258	67.2%
Other Departmental Expenses	108,792	97,486	86,098	88,534	88,534	481	84.0%
Departmental Expenses	$3,080,407	$3,113,365	$3,382,622	$3,549,343	$3,549,343	$19,290	100.0%
Departmental Profit	$6,561,085	$6,592,138	$6,950,969	$6,544,552	$6,544,552	$35,568	64.8%
Operating Expenses	$3,267,975	$3,312,627	$3,373,431	$3,306,553	$3,384,517	$18,394	33.5%
Gross Operating Profit	$3,293,110	$3,279,511	$3,577,538	$3,237,999	$3,160,035	$17,174	31.3%
Fixed Expenses	556,189	575,370	632,462	629,586	626,650	3,406	6.2%
Net Operating Income	$2,736,921	$2,704,141	$2,945,076	$2,608,413	$2,533,385	$13,768	25.1%
FF&E	0	0	0	0	403,756	2,194	4.0%
Net Cash Flow	$2,736,921	$2,704,141	$2,945,076	$2,608,413	$2,129,629	$11,574	21.1%

(1)	Per Room values are based on 184 rooms.

(2)	% column represents percent of Total Revenue except for Room Expense, Food and Beverage Expense and Other Department Expenses, which are based on their corresponding revenue line items.

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Mortgage Loan No. 12 — Palihouse Santa Monica

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$19,500,000	Title:	Fee
Cut-off Date Principal Balance:	$19,422,501	Property Type - Subtype:	Hotel – Full Service
% of Pool by IPB:	2.5%	Net Rentable Area (Rooms):	38
Loan Purpose:	Refinance	Location:	Santa Monica, CA
Borrower:	1001 3rd Street LLC	Year Built / Renovated:	1927 / 2013
Sponsors:	Avi Brosh; Ramin Kolahi	Occupancy / ADR / RevPAR:	88.1% / $360.59 / $317.66
Interest Rate:	5.0598%	Occupancy / ADR / RevPAR Date:	11/2/2015
Note Date:	12/23/2015	Number of Tenants:	N/A
Maturity Date:	1/6/2026	2013 NOI(3):	N/A
Interest-only Period:	0 months	2014 NOI:	$1,981,972
Original Term:	120 months	2015 NOI(4):	$2,319,110
Original Amortization(1):	360 months	TTM NOI:	N/A
Amortization Type:	Balloon	UW Occupancy/ ADR / RevPAR:	88.1% / $360.59 / $317.68
Call Protection:	L(35),Def(81),O(4)	UW Revenues:	$4,851,219
Lockbox:	Hard	UW Expenses:	$2,702,063
Additional Debt(2):	Yes	UW NOI:	$2,149,156
Additional Debt Balance(2):	$3,237,083	UW NCF:	$1,955,107
Additional Debt Type(2):	Mezzanine	Appraised Value / Per Room(5):	$30,600,000 / $805,263
Additional Future Debt Permitted:	No	Appraisal Date(5):	10/14/2015

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$511,118
Taxes:	$11,714	$11,714	N/A	Maturity Date Loan / Room:	$433,112
Insurance:	$4,062	$4,062	N/A	Cut-off Date LTV(5):	63.5%
FF&E Reserve:	$0	1/12 of 4% of TTM gross revenues	$582,147	Maturity Date LTV(5):	53.8%
				UW NCF DSCR:	1.59x
				UW NOI Debt Yield:	11.1%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$19,500,000	85.7%	Payoff Existing Debt	$17,003,361	74.7%
Mezzanine Loan	3,250,000	14.3	Return of Equity	5,004,353	22.0
			Upfront Reserves	15,775	0.1
			Closing Costs	726,511	3.2
Total Sources	$22,750,000	100.0%	Total Uses	$22,750,000	100.0%

(1)	The loan amortizes on a fixed amortization schedule. For more information see Annex G to the Prospectus.

(2)	The additional debt consists of a mezzanine loan with an outstanding principal balance of approximately $3.2 million. For a more detailed description of the additional debt, please refer to “Additional Debt” below.

(3)	2013 NOI unavailable due to hotel renovations.

(4)	Represents trailing twelve months ending November 2, 2015.

(5)	The appraisal concluded to an as-stabilized value of $33.5 million as of November 1, 2018, assuming stabilized operations following the repositioning of the property by the borrower. The as-stabilized value would result in a Cut-off Date LTV of 58.0% and Maturity Date LTV of 49.1%.

A-2-142

Mortgage Loan No. 12 — Palihouse Santa Monica

The Loan. The Palihouse Santa Monica loan is an approximately $19.5 million first mortgage loan secured by the fee interest in a 38-room, boutique hotel located in Santa Monica, California. The loan has a 10-year term and will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the Palihouse Santa Monica loan is 1001 3rd Street LLC, a Delaware limited liability company and special purpose entity.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Ramin Kolahi and Avi Brosh. Ramin Kolahi is the founder of Lighthouse Investments, LLC, a privately held, national real estate investment and development firm. Mr. Kolahi has over 15 years of real estate experience in investment, development, construction, lending and consulting. Mr. Kolahi has worked on over $400.0 million of real estate transactions, of which $250.0 million was in a principal capacity. Mr. Brosh is the founder, Chief Executive Officer and President of Paligroup, a development and hospitality operating company which acquires, owns and operates hotels and residences. Mr. Brosh has been actively involved in the real estate development and hospitality industry for over 20 years and has overseen the development of over 30 residential, mixed-use and hospitality properties comprising in excess of 2.0 million SF.

The Property. The property is a 38-room, independent luxury boutique hotel located on 0.43 acres in Santa Monica, California. The property was constructed in 1927 and has a historic landmark designation with the city of Santa Monica and the state of California. The property was operated as a mixed-use hotel and residential apartment building until the current borrower acquired the property in 2012. According to the sponsors, the borrower conducted an extensive $2.4 million (approximately $64,000 per room) renovation and repositioning between January and May 2013 and re-opened as a 36-room hotel with two remaining apartment units unfinished. Renovations consisted of modifying room configurations, constructing the courtyard and back patio, upgrading common areas and fixtures and adding the lobby café and lounge. The renovation of the final two rooms was completed in November 2015.

The unit mix at the property consists of five king bedrooms, five queen bedrooms, 17 studio suites, nine one-bedroom suites and two penthouse suites. All guestrooms, and with the exception of the ten queen bedrooms and king bedrooms, contain fridges, stove ranges and kitchen appliances. Suites include a larger living area, a fully equipped kitchen and a separate vanity area. The penthouse floor features a private lobby area and an outdoor seating area. Amenities at the property include a café and lounge, a courtyard with outdoor seating and a bocce ball court. The property offers valet parking (operated by a third party) with 35 leased spaces located in an off-site garage and 38 complimentary residential parking passes which guests can use to self-park on the streets.

The Market. The property is located in Santa Monica, California in the greater Los Angeles market. Located along the Pacific Ocean, Santa Monica contains over three miles of beaches, with various lodging facilities, restaurants, shopping venues, and entertainment options and has become home to various industries such as entertainment, advertising, real estate, finance, healthcare and technology. Santa Monica has become home to major employers such as MTV Networks, Universal Music Group, Lionsgate and Sony Computers. In recent years, Santa Monica has become known as “Silicon Beach” due to the local, fast-growing technology scene.

The property is located on 3rd Street and Washington Avenue, within close proximity to several well-known demand drivers including the 3rd Street Promenade (0.3 miles) a pedestrian shopping and restaurant district, Santa Monica Beach (0.5 miles), Santa Monica Place Mall (0.6 miles), the Santa Monica Pier (1.0 miles), and Los Angeles International Airport (11.5 miles). Third Street runs parallel to Santa Monica Beach and is accessed by numerous east/west connectors. Supply of new construction in the area is limited due to Proposition S, a local ordinance passed in 1990 which limits new constructions along the Beach Overlay District, the area along the Pacific Ocean in Santa Monica. In 2015, the property received 90.0% of demand from transient guests, 4.0% from meeting and group guests and 6.0% from extended-stay guests.

A-2-143

Mortgage Loan No. 12 — Palihouse Santa Monica

Historical Occupancy, ADR, RevPAR(1)(2)

	Competitive Set			Palihouse Santa Monica			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014	81.2%	$380.19	$308.74	86.1%	$341.31	$293.82	106.0%	89.8%	95.2%
2015	80.7%	$401.64	$324.29	87.1%	$361.51	$314.71	107.8%	90.0%	97.0%

(1)	Source: Third party data provider. The competitive set consists of the following hotels: Fairmont Miramar, Huntley Santa Monica Beach, Viceroy Santa Monica, Georgian Hotel, Hotel Oceana Santa Monica, Casa Del Mar.

(2)	The hotel opened in 2013 and thus full year 2013 information was not available.

Competitive Hotels Profile(1)

				Estimated Market Mix			2014 Estimated Operating Statistics
Property	Rooms	Year Built	Meeting Space (SF)	Transient	Meeting & Group	Extended Stay	Occupancy	ADR	RevPAR
Palihouse Santa Monica	38	1927	N/A	90%	4%	6%	84%	$341.86	$288.45
Ambrose Hotel	77	N/A	N/A	75%	20%	5%	79%	$360.00	$284.40
Georgian Hotel	84	1933	1,000	80%	20%	0%	78%	$320.00	$249.60
Hotel Shangri-La	70	1939	N/A	92%	5%	3%	88%	$357.00	$314.16
Oceana Santa Monica	204	1957	N/A	85%	15%	0%	79%	$275.00	$217.25
Total(2)	435

(1)	Source: Appraisal and borrower financials.

(2)	Excludes the subject property.

Operating History and Underwritten Net Cash Flow

	2014	2015(1)	Underwritten	Per Room(2)	%(3)
Occupancy	84.4%	88.1%	88.1%
ADR	$341.86	$360.59	$360.59
RevPAR	$288.45	$317.66	$317.68
Room Revenue(4)	$3,790,188	$4,174,107	$4,406,219	$115,953	90.8%
Food and Beverage	171,389	183,219	195,000	5,132	4.0%
Other Departmental Revenues	244,294	250,786	250,000	6,579	5.2%
Total Revenue	$4,205,871	$4,608,112	$4,851,219	$127,664	100.0%
Room Expense	711,915	748,943	793,119	20,872	18.0%
Food and Beverage Expense	244,606	240,465	255,840	6,733	131.2%
Other Departmental Expenses	246,554	247,287	246,500	6,487	98.6%
Departmental Expenses	$1,203,075	$1,236,695	$1,295,459	$34,091	26.7%
Departmental Profit	$3,002,796	$3,371,417	$3,555,759	$93,573	73.3%
Operating Expenses	$741,645	$774,968	$993,603	$26,147	20.5%
Gross Operating Profit	$2,261,151	$2,596,449	$2,562,156	$67,425	52.8%
Fixed Expenses	279,179	277,339	413,000	10,868	8.5%
Net Operating Income	$1,981,972	$2,319,110	$2,149,156	$56,557	44.3%
FF&E	0	0	194,049	5,107	4.0%
Net Cash Flow	$1,981,972	$2,319,110	$1,955,107	$51,450	40.3%

(1)	The 2015 column represents the trailing twelve month period ending November 2, 2015.

(2)	Per Room values are based on 38 rooms.

(3)	% column represents percent of Total Revenue except for Room Expense, Food and Beverage Expense and Other Department Expenses, which is based on their corresponding revenue line items.

(4)	Underwritten Room Revenue exceeds 2015 due to two additional rooms coming online in November 2015.

A-2-144

Mortgage Loan No. 12 — Palihouse Santa Monica

Additional Debt. An approximately $3.3 million mezzanine loan was provided in connection with the financing of the property that is secured by the mezzanine borrower’s equity interest in the borrower and is coterminous with the mortgage loan. The mezzanine loan has a coupon of 10.5000%. Including the mezzanine loan, the Cut-off Date LTV is 74.1%, the UW NCF DSCR is 1.22x and the UW NOI Debt Yield is 9.5%. The mezzanine loan lender is GCCP: P-H, LLC, an entity controlled by John Grossman of the Grossman Company Properties.

A-2-145

Mortgage Loan No. 13 — Hilton Cincinnati Airport

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BNYM	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$16,000,000	Title:	Fee
Cut-off Date Principal Balance:	$15,967,930	Property Type – Subtype:	Hotel – Full Service
% of Pool by IPB:	2.1%	Net Rentable Area (Rooms):	306
Loan Purpose:	Acquisition	Location:	Florence, KY
Borrower:	WHG Turfway LLC	Year Built / Renovated:	1987 / 2008
Sponsor:	R-Roof Assets, LLC	Occupancy / ADR / RevPAR:	78.3% / $91.24 / $71.48
Interest Rate:	5.5830%	Occupancy / ADR / RevPAR Date:	12/31/2015
Note Date:	2/17/2016	Number of Tenants:	N/A
Maturity Date:	3/6/2021	2013 NOI:	$2,170,598
Interest-only Period:	0 months	2014 NOI:	$2,160,632
Original Term:	60 months	2015 NOI:	$2,588,771
Original Amortization:	360 months	UW Occupancy / ADR / RevPAR:	78.3% / $91.24 / $71.48
Amortization Type:	Balloon	UW Revenues:	$9,487,825
Call Protection:	L(26),Def(30),O(4)	UW Expenses:	$6,716,659
Lockbox:	Springing	UW NOI:	$2,771,166
Additional Debt:	No	UW NCF:	$2,391,653
Additional Debt Balance:	N/A	Appraised Value / Per Room(1):	$23, 250,000 / $75,980
Additional Debt Type:	N/A	Appraisal Date(1):	1/1/2018
Additional Future Debt Permitted:	No

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$52,183
Taxes:	$63,333	$15,833	N/A	Maturity Date Loan / Room:	$48,636
Insurance:	$0	Springing(2)	N/A	Cut-off Date LTV(1):	68.7%
PIP Reserve:	$4,000,000	N/A	N/A	Maturity Date LTV(1):	64.0%
FF&E Reserve:	$0	Springing(3)	N/A	UW NCF DSCR:	2.17x
				UW NOI Debt Yield:	17.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$16,000,000	75.3%	Purchase Price	$16,000,000	75.3%
Borrower Equity	5,261,295	24.7	Upfront Reserves	4,063,333	19.1
			Closing Costs	1,197,962	5.6
Total Sources	$21,261,295	100.0%	Total Uses	$21,261,295	100.0%

(1)	The value references the appraiser’s “Prospective Value Upon Stabilization” of $23.25 million as of January 1, 2018. The appraiser also determined a “Prospective Market Value Upon Completion of the Renovation” based on the Appraised Value of $23,000,000, which assumes that the property is renovated by January 1, 2017, the Cut-Off Date LTV Ratio and Maturity Date/LTV Ratio are 69.4% and 64.7%, respectively. At origination, $4.0 million was reserved to cover capital expenditures related to renovations at the property. Based on the appraiser’s “as-is” Appraised Value of $17,000,000, the Cut-Off Date LTV Ratio and Maturity Date/ARD LTV Ratio are 93.9% and 87.5%, respectively.

(2)	Insurance escrows are not required so long as the property is covered under a lender-approved blanket or umbrella policy, provided that (i) no event of default is continuing and (ii) the borrower provides the lender with satisfactory evidence that the property is insured in accordance with loan documents pursuant to policies acceptable to the lender.

(3)	Beginning on April 6, 2017, FF&E escrows will be collected in an amount equal to the greater of (i) 4% of underwritten revenues for the second calendar month immediately prior to the applicable monthly payment date, (ii) the deposit required by the franchisor under the franchise agreement (if any), and (iii) $31,625.

A-2-146

Mortgage Loan No. 13 — Hilton Cincinnati Airport

The Loan. The Hilton Cincinnati Airport loan is a $16.0 million first mortgage loan secured by the fee interest in a 306-room full service hotel property located in Florence, Kentucky. The loan has a five-year term and will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the loan is WHG Turfway LLC, a Delaware limited liability company and a special purpose entity with one independent director. The borrowing entity is 100% indirectly owned by Westmont Investments, LLC.

The Sponsor. The loan’s sponsor and non-recourse carveout guarantor is R-Roof Assets, LLC, an affiliate of Westmont Hospitality Group (“Westmont”). Westmont is one of the largest privately-held hospitality organizations in the world and currently operates over 500 hotels across three continents and has ownership interests in excess of 400 hotels across North America, consisting of approximately 85,000 rooms. The non-recourse carveout guarantor is the sole owner of nine Red Roof Inn flagged hotels which are all held with no mortgage debt and has an estimated market value of approximately $31 million.

The Property. The Hilton Cincinnati Airport property is a 5-story, 306-room full service hotel property located in Florence, Kentucky that was built in 1987 with an expansion completed in 1998. The property was renovated in 2008 and is situated on an 8.18 acre lot that totals 181,245 SF. The property provides surface level parking and has a total of 410 outdoor parking spaces, or 1.34 parking spaces per room.

The property features ten conference rooms totaling 9,345 SF of meeting space and a grand ballroom that can accommodate up to 400 guests. The property also includes a heated indoor pool, a fitness room, a business center, and a sundry shop. The property includes one full service restaurant, Bistro 737, which serves three meals daily and has a seating capacity of 150. Bistro 737 also offers guests and patrons a lounge with a seating capacity of 40 located adjacent to the restaurant on the ground floor. Located approximately 2 miles from the Cincinnati/Northern Kentucky International Airport (“CVG”), the property offers complimentary shuttle service to and from CVG.

The property is currently undergoing a franchisor-mandated PIP as a condition to the renewal of the franchise agreement with Hilton Franchise Holding LLC, which such renewal occurred on February 17, 2016.  At origination $4.0 million was escrowed and the PIP work is required to be completed by February 2017.  The current franchise agreement expires in February 2031.  The Hilton franchisor-mandated PIP of $1.72 million will focus on upgrades in guestrooms ($1.22 million) and elevator lobbies and corridors ($333,186).  In addition to the franchisor-mandated PIP, an additional $2.28 million was escrowed at origination for elective capital improvements to the property.

The property has contracts with six airlines which allow for discounted rates in exchange for rooms the businesses reserve throughout the year. The contracts guarantee 36,800 occupied rooms per year and four of the six contracts have over 24 months remaining. The largest accounts are Atlas Air (16,000 annual room nights), Air Wisconsin (6,200 annual room nights), and Southern Air (6,300 annual room nights). Atlas Air executed a contract with DHL, which established one of its three super-global hubs at CVG, to operate a total of 17 freighters to transport shipments across the globe from CVG. DHL recently completed a $105 million expansion to boost infrastructure at CVG in 2013 and announced an additional $108 million expansion in 2015 with the expectations to double their current cargo operations, demonstrating their commitment to CVG. CVG is the eighth largest cargo hub in North America and increased the total amount of cargo landed by 6.48% in 2014 from 2013.

The Market. The property is located in Florence, Kentucky, which is part of the larger Cincinnati-Middletown metropolitan statistical area (“MSA”). Since the recession, the Cincinnati-Middletown MSA has experienced growth in gross metropolitan product, total employment, personal income growth and median household income as the population has increased each year since 2009. Major headquarters located in the MSA include Procter & Gamble, Fifth Third Bank, The Kroger Company and Macy’s Inc. Companies with regional headquarters in the Cincinnati-Middletown MSA include Citigroup, PNC Bank, US Bank, Fidelity Investments, DHL, and Duke Energy. Cincinnati’s economy has historically benefited from manufacturing but recently is experiencing a shift to professional and business services positions as consulting, tech companies, and financial services firms are accelerating their hiring. Cincinnati is home to the University of Cincinnati and Xavier. The property is situated off of Interstate 71/75 approximately two miles from the CVG airport and ten miles southwest of downtown Cincinnati. The immediate neighborhood consists of a mixture of commercial, retail, and residential uses and the St. Elizabeth Florence Hospital is across the street. Two retail centers are located within walking distance of the property, one anchored by a Sam’s Club and the other

A-2-147

Mortgage Loan No. 13 — Hilton Cincinnati Airport

anchored by a Target. The appraiser estimates that the property’s demand segmentation is 45%, 10%, 10% and 35% across commercial, meeting and group, leisure and airline crew, respectively. Cincinnati hosts several large events annually, including Oktoberfest Zinzinnati, a celebration of the German heritage of the city, Taste of Cincinnati, a culinary arts festival, and many theatre and musical performances are performed at the several venues throughout the city. Leisure demand is driven by two professional sports teams, the Cincinnati Bengals and Cincinnati Reds, Turfway Park, a horse racing track located within a mile of the property, and the Horseshoe Casino, located approximately eleven miles from the property.

According to the appraisal, the South/Airport upper tier hotel submarket was comprised of 2,804 rooms in 2015 with a demand of 2,010 rooms (71.7% occupancy). The local primary competitive set, including the Hilton Cincinnati Airport, contains 1,135 rooms across five hotels. According to the appraisal, there are currently no hotels under construction nor are proposed hotels anticipated to enter the immediate market in the near future. After the completion of the mandated PIP and the sponsor’s capital improvements the appraisal state the view that the property will be able to steadily increase ADR which is currently 13% lower than its competitive set.

Historical Occupancy, ADR, RevPAR (1)

	Competitive Set			Hilton Cincinnati Airport(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2013	58.8%	$107.38	$63.18	75.1%	$84.42	$63.38	129.0%	79.5%	102.5%
2014	65.1%	$105.07	$68.44	76.0%	$87.01	$66.10	118.2%	83.3%	98.4%
2015(3)	70.2%	$108.83	$76.44	78.3%	$91.24	$71.48	112.6%	84.6%	95.2%

(1)	Source: Third Party Data Provider. The competitive set consists of the following properties: DoubleTree by Hilton Cincinnati Airport, Holiday Inn Cincinnati Airport, Courtyard Cincinnati Airport, and Marriott Cincinnati Airport.

(2)	Source: Borrowers underwritten rent roll.

(3)	Competitive set 2015 represents the trailing year to date period ending November 30, 2015.

Operating History and Underwritten Net Cash Flow

	2012	2013	2014	2015	Underwritten	Per Room (1)	%(2)
Occupancy	71.9%	75.1%	76.0%	78.3%	78.3%
ADR	$86.37	$84.42	$87.01	$91.24	$91.24
RevPAR	$62.09	$63.38	$66.10	$71.48	$71.48
Room Revenue	$6,555,067	$7,079,170	$7,382,621	$7,983,053	$7,983,053	$26,088	84.1%
Food and Beverage	1,038,491	1,504,129	1,235,504	1,334,004	1,334,004	4,359	14.1
Other Department Revenues	122,156	127,402	133,506	170,768	170,768	558	1.8
Total Revenue	$7,715,714	$8,710,701	$8,751,631	$9,487,825	$9,487,825	$31,006	100.0%
Room Expense	1,624,499	1,842,901	1,975,743	2,035,896	2,035,896	6,653	25.5%
Food and Beverage Expense	957,240	1,039,626	923,277	1,052,431	1,052,431	3,439	78.9%
Other Departmental Expenses	156,213	154,121	142,657	131,805	131,805	431	77.2%
Departmental Expenses	$2,737,952	$3,036,648	$3,041,677	$3,220,132	$3,220,132	$10,523	33.9%
Departmental Profit	$4,977,762	$5,674,053	$5,709,954	$6,267,693	$6,267,693	$20,483	66.1%
Operating Expenses	$3,004,306	$3,186,901	$3,261,503	$3,406,797	$3,213,436	$10,501	33.9%
Gross Operating Profit	$1,973,456	$2,487,153	$2,448,451	$2,860,896	$3,054,257	$9,981	32.2%
Fixed Expenses	257,801	316,555	287,819	272,125	283,091	925	3.0%
Net Operating Income	$1,715,655	$2,170,598	$2,160,632	$2,588,771	$2,771,166	$9,056	29.2%
FF&E(3)	308,629	348,428	350,065	379,513	379,513	1,240	4.0%
Net Cash Flow	$1,407,026	$1,822,170	$1,810,567	$2,209,258	$2,391,653	$7,816	25.2%

(1)	Per Room values based on 306 rooms.

(2)	% column for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line item.

(3)	FF&E is underwritten at 4.0% of Total Revenue.

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A-2-149

Mortgage Loan No. 14 — Lofton Place Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSP	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$15,250,000	Title:	Fee
Cut-off Date Principal Balance:	$15,250,000	Property Type - Subtype:	Multifamily – Garden
% of Pool by IPB:	2.0%	Net Rentable Area (Units):	258
Loan Purpose:	Acquisition	Location:	Fort Worth, TX
Borrower:	Bentley Square POE LLC	Year Built / Renovated:	1984 / N/A
Sponsors:	Joseph G. Lubeck; Mitchell B. Robbins; Steven R. Robbins	Occupancy:	93.4%
		Occupancy Date:	12/31/2015
Interest Rate:	4.8100%	Number of Tenants:	N/A
Note Date:	11/24/2015	2013 NOI:	$1,247,140
Maturity Date:	12/6/2025	2014 NOI:	$1,284,539
Interest-only Period:	60 months	2015 NOI:	$1,447,002
Original Term:	120 months	TTM NOI:	N/A
Original Amortization:	360 months	UW Economic Occupancy:	90.5%
Amortization Type:	IO-Balloon	UW Revenues:	$2,459,911
Call Protection:	L(29),Def(87),O(4)	UW Expenses:	$1,119,210
Lockbox(1):	Soft	UW NOI:	$1,340,701
Additional Debt:	No	UW NCF:	$1,276,201
Additional Debt Balance:	N/A	Appraised Value / Per Unit(2):	$21,010,000 / $81,434
Additional Debt Type:	N/A	Appraisal Date(2):	9/29/2016
Additional Future Debt Permitted:	No

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$59,109
Taxes:	$27,082	$27,082	N/A	Maturity Date Loan / Unit:	$54,353
Insurance:	$29,086	$5,817	N/A	Cut-off Date LTV(2):	72.6%
Replacement Reserves(3):	$1,732,846	Springing	N/A	Maturity Date LTV(2):	66.7%
Engineering Reserve:	$67,154	N/A	N/A	UW NCF DSCR:	1.33x
				UW NOI Debt Yield:	8.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$15,250,000	77.0%	Purchase Price	$17,800,000	89.9%
Sponsor’s Equity	4,544,802	23.0	Upfront Reserves	1,856,168	9.4
			Closing Costs	138,634	0.7
Total Sources	$19,794,802	100.0%	Total Uses	$19,794,802	100.0%

(1)	The loan is structured with a soft lockbox and springing cash management.

(2)	The appraisal’s “Prospective As If Renovated” value of $21,010,000 is utilized for the Cut-Off Date LTV ratio and Maturity Date LTV ratio calculations assuming that the property achieves a fully renovated operating level by September 29, 2016. A sum of $1,800,000 was escrowed at origination in Replacement Reserves and Engineering Reserve to perform planned renovations at the property. Using the “As Is” value of $18,550,000 as of September 29, 2015, the Cut-Off Date LTV ratio is 82.2% and the Maturity Date LTV ratio is 75.6%.

(3)	A monthly replacement reserve of $5,375 will commence on the payment date occurring in January 2017.

A-2-150

Mortgage Loan No. 14 — Lofton Place Apartments

The Loan. The Lofton Place Apartments loan is an approximately $15.3 million first mortgage loan secured by the fee interest in a 258-unit garden style multifamily property located in Fort Worth, Texas. The loan has a 10-year term and will amortize on a 30-year schedule following an initial interest-only period of five years.

The Borrower. The borrowing entity for the loan is Bentley Square POE LLC, a Delaware limited liability company and special purpose entity.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Joseph G. Lubeck, Mitchell B. Robbins and Steven R. Robbins. Joseph G. Lubeck is the founder and CEO of ELRH Investments (“ELRH”). ELRH, together with its affiliates, has acquired, operated, and sold over 150 multifamily communities with a value of over $3 billion since 1991. In 2012, Joseph G. Lubeck merged his private portfolio of approximately 40 assets with a private REIT with 15 assets, and subsequently rebranded and grew the REIT to over 109 assets and 35,000 units. Joseph G. Lubeck owns and operates 13 multifamily properties containing 4,530 units and maintains a sizable investment in ELRH. Steven R. Robbins and Mitchell B. Robbins are the founders of Robbins Property Associates (“RPA”). RPA is a multifamily owner and operator having started business operations in 2009. Since its inception RPA has acquired and sold over 13,000 units. RPA currently owns 37 communities totaling over 10,400 units. The company recently formed Robbins Elco Management LLC, a partnership with Elco Landmark Residential Holdings, to own and manage an additional 4,662 units located in Florida, Texas and Georgia.

The Property. The property is a 258-unit garden-style multifamily property located in Fort Worth, Texas that was built in 1984. The property consists of 21 one-story and two-story apartment buildings located on approximately 9.9 acres. The property has a total of 410 parking spaces, or 1.59 parking spaces per unit. As of December 31, 2015, the property was 93.4% occupied.

The property contains 194 one-bedroom units (75.2%) and 64 two-bedroom units (24.8%). One-bedroom units range from approximately 600 SF to 746 SF, and 2-bedrooms range from 876 SF to 1,170 SF, with an overall average unit size of 784 SF. Amenities at the property include two swimming pools, a fitness center, a business center, a tennis court, and on-site laundry facilities. Each unit features a full appliance package, wood cabinets and floors, washer/dryer hookups, wood burning fireplaces, and balconies/patios. The lender escrowed $1.8 million ($6,977 per unit) at origination for the purposes of capital improvements to the property. Renovations have already been made to 50% of the units by the previous owner, including upgrades to the kitchens, bathrooms, and exterior, among others. Kitchen upgrades include new countertops, new appliances, kitchen faucets, kitchen flooring, and cabinet work (painting and hardware). Remaining interior upgrades include new lighting packages in the living room and bathrooms, painting bath vanities, adding new faucets in the bathrooms, adding washers and dryers to some units, replacing carpeting and blinds, replacing the model unit furniture, and making repairs to the A/C and water heaters. Exterior renovations are expected to include landscaping and trimming, clubhouse improvements, security cameras and key track systems, and replacements of the pool furniture.

The property has frontage along Eastchase Parkway and Meadowbrook Boulevard and is located in the Fort Worth-Arlington submarket, approximately 10 miles east of the Fort Worth central business district. Located near the property are single-family residences to the west, an apartment complex and retail to the south, and retail properties to the north and east. Restaurants and retail shopping, including a Target, Ross Dress for Less, Aldi, AMC Theatres, McDonalds, Whataburger, IHOP, CiCi’s Pizza, and others are located across the street from the property. Additionally, AT&T Stadium (home of the Dallas Cowboys) and Six Flags Over Texas amusement park are located approximately 5.4 miles and 7.3 miles, respectively, west of the property in Arlington, Texas along with major retail nodes, including Eastchase Market located adjacent to the center. Located approximately 21.1 miles to the Northeast is Las Colinas, a 12,000 acre master planned community that is home to the Irving Convention Center, Four Seasons hotel, TPC Championship Golf Course, Irving Mall and a high concentration of Fortune 500 regional, national and global headquarters. Companies include Exxon Mobil, Fluor Corporation, Kimberly Clark, Toyota Motors USA and OMNI Resorts.

A-2-151

Mortgage Loan No. 14 — Lofton Place Apartments

Multifamily Unit Mix

Unit Type	No. of Units(1)	% of Total	Occupied Units(1)	Occupancy(1)	Average Unit Size (SF) (1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate PSF(1)	Monthly Market Rental Rate(2)	Monthly Market Rental Rate PSF(2)
One Bedroom	194	75.2%	182	93.8%	696	$684	$0.98	$814	$1.17
Two Bedroom	64	24.8%	59	92.2%	1048	$878	$0.84	$1,022	$0.97
Total/Wtd. Avg.	258	100.0%	241	93.4%	784	$732	$0.93	$865	$1.10

(1)	Based on the December 2015 rent roll.

(2)	Source: Appraisal.

The Market. The property is located in Fort Worth, Texas in the Fort Worth-Arlington submarket. Per a third party market research report, as of 1Q 2016 the Fort Worth Apartment Market is comprised of 167,407 units with average occupancy of 95.8%. Asking rents of $852 are up 4.2% year over year. Asking rents are projected to increase approximately 4.1% per year over the next 5 years. The property is located within the North Arlington submarket per the report. The submarket is comprised of 35,853 units with average occupancy of 96.1% vs. 95.5% a year ago. Asking rents of $748 as of 1Q 2016 are up 2.2% year over year. Submarket asking rents are projected to increase approximately 4.1% per year over the next 5 years. Occupancy is expected to increase to around 96.5% throughout the forecast. The report shows submarket historical occupancy dating back to 2010; the submarket has averaged 94.4% occupancy since 2011. There have only been 735 units delivered to the submarket since 2011, according to the report. No new apartment projects have completed within the last year, and one new property totaling 392 units is currently under construction within the submarket. This new property is a Class A project with asking rents that are close to double those of the subject and will therefore not compete against the subject property.

The appraiser identified six comparable rental properties, ranging from 50 units to 356 units that were constructed between 1984 and 1994. The competitive set reported a weighted average occupancy of approximately 93%, with average rents ranging from $652 to $861 per unit. Average rents at the property are in-line with the competitive set. The properties in the appraisal’s competitive set are all located in Fort Worth within approximately 1.3 miles of the property and are shown in the below table.

Competitive Set Summary(1)

Property	Year Built	No. of Units	Avg. Unit Size (SF)	Avg. $/ Unit	Occupancy	Distance from Property
Lofton Place Apartments	1984	258(2)	784(2)	$732(2)	93.4%(2)	N/A
Brentwood	1984	276	924	$817	93%	0.5 mi
La Jolla on Meadowbrook	1984	160	755	$698	94%	0.6 mi
Place at Vanderbilt	1986	333	866	$766	91%	0.3 mi
Woods of Eastchase	1994	50	661	$652	98%	0.3 mi
Chestnut Ridge I & II	1984	356	908	$861	90%	1.3 mi
Horizons at Sunridge	1984	272	749	$756	94%	0.6 mi
Total/Wtd. Avg.(3)		241	846	$786	92%

(1)	Source: Appraisal.

(2)	Based on rent roll dated December 31, 2015.

(3)	Excludes the subject property.

A-2-152

Mortgage Loan No. 14 — Lofton Place Apartments

Historical and Current Occupancy(1)

2012	2013	2014	2015(2)
92.6%	93.7%	93.2%	93.4%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	Based on the December 2015 underwritten rent roll.

Operating History and Underwritten Net Cash Flow

	2013	2014	2015	Underwritten	Per Unit	%(1)
Rents in Place	$2,003,034	$2,130,456	$2,215,788	$2,265,447	$8,781	83.3%
Vacant Gross Up	0	0	0	13,660	53	0.5%
Gross Potential Rent	$2,003,034	$2,130,456	$2,215,788	$2,279,107	$8,834	83.8%
Other Income	352,714	412,939	440,300	440,300	1,707	16.2%
Net Rental Income	$2,355,748	$2,543,395	$2,656,088	$2,719,407	$10,540	100.0%
(Vacancy)	(126,915)	(169,673)	(144,436)	(218,885)	(848)	(8.0%)
(Concessions/ Collection Loss)	(44,212)	(71,050)	(39,665)	(40,611)	(157)	(1.5%)
Effective Gross Income	$2,184,621	$2,302,672	$2,471,987	$2,459,911	$9,535	90.5%
Total Expenses	$937,481	$1,018,133	$1,024,985	$1,119,210	$4,338	45.5%
Net Operating Income	$1,247,140	$1,284,539	$1,447,002	$1,340,701	$5,197	54.5%
Replacement Reserves	0	0	0	64,500	250	2.6%
Net Cash Flow	$1,247,140	$1,284,539	$1,447,002	$1,276,201	$4,947	51.9%

(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

A-2-153

Mortgage Loan No. 15 — City Place Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSP	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$15,000,000	Title:	Fee
Cut-off Date Principal Balance:	$14,947,759	Property Type - Subtype:	Multifamily – High Rise
% of Pool by IPB:	1.9%	Net Rentable Area (Units):	320
Loan Purpose:	Refinance	Location:	Detroit, MI
Borrower:	Detroit Apartment Corp.	Year Built / Renovated:	1965 / 2015
Sponsor:	Raymond Clifford Stanton	Occupancy:	90.3%
		Occupancy Date:	1/25/2016
		Number of Tenants:	N/A
Interest Rate:	5.2100%	2013 NOI(2):	N/A
Note Date:	1/29/2016	2014 NOI(2):	N/A
Maturity Date:	2/6/2026	2015 NOI(3):	$700,661
Interest-only Period:	0 months	TTM NOI(4):	$1,054,374
Original Term:	120 months	UW Economic Occupancy:	87.3%
Original Amortization:	360 months	UW Revenues:	$2,643,721
Amortization Type:	Balloon	UW Expenses:	$1,252,500
Call Protection:	L(27),Def(89),O(4)	UW NOI(3):	$1,391,221
Lockbox(1):	Springing	UW NCF:	$1,311,221
Additional Debt:	No	Appraised Value / Per Unit:	$21,600,000 / $67,500
Additional Debt Balance:	N/A	Appraisal Date:	12/31/2015
Additional Debt Type:	N/A
Additional Future Debt Permitted:	No

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$46,712
Taxes:	$69,820	$13,964	N/A	Maturity Date Loan / Unit:	$38,799
Insurance:	$15,600	$7,800	N/A	Cut-off Date LTV:	69.2%
Replacement Reserves:	$0	$6,667	N/A	Maturity Date LTV:	57.5%
Performance Holdback(5):	$1,500,000	N/A	N/A	UW NCF DSCR:	1.33x
				UW NOI Debt Yield:	9.3%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$15,000,000	100.0%	Payoff Existing Debt	$4,336,061	28.9%
			Return of Equity	8,679,597	57.9
			Performance Holdback	1,500,000	10.0
			Upfront Reserves	85,420	0.6
			Closing Costs	398,923	2.7
Total Sources	$15,000,000	100.0%	Total Uses	$15,000,000	100.0%

(1)	The loan is structured with a springing lockbox and springing cash management. Upon an event of default or debt service coverage ratio for the trailing 12-months falling below 1.15x, the borrower is required to set up a lockbox and cash management will commence.

(2)	Historical financial information was not available due to the sponsor’s acquisition of the property in 2014.

(3)	The property was purchased in 2014 and was undergoing renovation in 2015. The 2015 NOI reflects the property’s average 2015 occupancy of 67.9%. The UW NOI reflects the in-place rents from a 90.3% occupied property, based on the underwritten rent roll dated January 25, 2016.

(4)	Represents the trailing twelve months ending April 30, 2016.

A-2-154

Mortgage Loan No. 15 — City Place Apartments

(5)	A $1,500,000 performance holdback reserve was established at origination as additional collateral for the loan. Disbursements to the borrower from the reserve are permitted so long as (i) no event of default exists, (ii) the property generates gross rents of at least $2,650,000 over a trailing 12-month period, and (iii) the property generates an underwritten cash flow of at least $1,300,000 over a trailing 12-month period.

The Loan. The City Place Apartments loan is a $15.0 million first mortgage loan secured by the fee interest in a 320-unit high rise multifamily property located in Detroit, Michigan. The loan has a 10-year term and will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the loan is Detroit Apartment Corp., a Michigan corporation and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Raymond Clifford Stanton. The sponsor is the owner of London Property Corp., a real estate management, construction and development company, founded in 1988 and currently managing over 3,200 apartment units and 126,000 SF of commercial properties. The sponsor has ownership interest in 67 commercial real estate properties, including over 3,200 apartments units.

The Property. The City Place Apartments property is a 320-unit high rise multifamily property located in Detroit, Michigan. The property was built in 1965 and renovated in 2015. It consists of a 21-story building located on approximately 4.23 acres. The property has a total of 164 parking spaces, or 0.51 parking spaces per unit. There is also a 400 SF convenience store that is leased through November 2020. As of January 25, 2016, the multifamily units were 90.3% occupied.

The property contains 177 studio units (55.3%) and 143 one-bedroom units (44.7%). Each studio unit measures 480 SF and the one bedroom units range from approximately 545 SF to 580 SF, with an overall average unit size of 518 SF. Apartment units feature city views, new kitchen cabinets and appliances, garbage disposals, updated bathrooms (full vanity and shower/tub combo), walk-in closets, new light fixtures, window coverings, hardwood floors, tile floors, air conditioning, high speed Internet access, cable and satellite. Shared amenities include a fitness center, business center, Wi-Fi lounge, recreation center game room, club house, bike storage, convenience store, laundry facilities, courtyard, secure parking lot, controlled access, 24-hour security, and package receiving service. Since acquiring the property in February 2014, the sponsor reported that it has invested approximately $6.5 million in upgrades including: unit renovations, mechanical-HVAC, plumbing, hallways and laundry room, elevator refurbishment, and first floor renovations to the fitness center, guard house, convenience store, electric room, staff kitchen, and leasing office.

The property is located on the northeast edge of the Downtown Detroit submarket, within walking distance of various employers and entertainment, retail, and dining options. The property is located at the northern end of Lafayette Park, which is part of the Mies van der Rohe Residential District. The 78-acre Mies van der Rohe Residential District development is an example of modern urban architecture and urban planning and was recently added to the National Register of Historic Places. The 26 buildings by Mies van der Rohe are his only works in Michigan and the largest collection of his buildings in the world.

The property has access to the Detroit central business district and retail and entertainment options, including Ford Field (home of the Detroit Lions), Comerica Park (home of the Detroit Tigers), and Eastern Market (the largest historic public market in the United States with more than 150 food and specialty businesses – attracting as many as 45,000 people for their Saturday Market). Located a 10-minute commute from the property, Campus Martius Park is the epicenter of Detroit’s central business district. Campus Martius Park is a regional destination, home to 50 retailers as well as some of Detroit’s largest companies, including Quicken Loans, General Motors, Blue Cross Blue Shield, Wayne State, Compuware, City of Detroit and DTE Energy. Additionally, it serves as an entertainment venue and a community gathering spot, hosting the annual Winter Blast and Christmas tree lighting ceremony.

A-2-155

Mortgage Loan No. 15 — City Place Apartments

Multifamily Unit Mix (1)

Unit Type	No. of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF	Monthly Market Rental Rate(2)	Monthly Market Rental Rate PSF(2)
Studio	177	55.3%	157	88.7%	480	$712	$1.48	$706	$1.47
1 Bedroom, 1 Bath	59	18.4	54	91.5%	545	$822	$1.51	$822	$1.51
1 Bedroom, 1 Bath (Deluxe)	84	26.3	78	92.9%	580	$899	$1.55	$889	$1.53
Total/Wtd. Avg.	320	100.0%	289	90.3%	518	$784	$1.51	$775	$1.50

(1)	Based on the underwritten rent roll dated January 25, 2016.

(2)	Source: Appraisal. The majority of recent leases have been executed at $729/unit for the Studios, $890/unit for the standard 1 bedroom, and $925/unit for the deluxe 1 bedroom.

The Market. The property is located in Detroit, Michigan and is part of the Downtown submarket, which contains 10,234 market rate rental units. According to a third party market research report, as of the fourth quarter of 2015, monthly asking rents in the Downtown submarket increased to $1,044 per unit, compared to the metro Detroit monthly asking rent of $924 per unit. The submarket’s average vacancy rate was 5.8% as of the fourth quarter of 2015 compared to the Detroit metro average vacancy of 2.6% as of the fourth quarter of 2015.

The appraiser identified six comparable rental properties, ranging from 47 units to 584 units that were constructed between 1910 and 1983. The competitive set reported a weighted average occupancy of approximately 96.5%, with average rents ranging from $730 to $1,617 per unit. Average rents at the subject property are in line with the competitive set. The properties in the appraisal’s competitive set are all located within approximately 2.9 miles of the property and are shown in the below table.

Competitive Set Summary(1)

Property	Year Built	No. of Units	Avg. Unit Size (SF)	Avg. $/ Unit	Occupancy	Distance from Property
City Place Apartments	1965	320(2)	518(2)	$784(2)	90.3%(2)
The Pavilion	1957	340	709	$855	96.0%	0.4 miles
Lafayette Towers	1963	584	829	$1,076	97.0%	0.6 miles
The Palms	1910	47	829	$1,097	96.0%	0.9 miles
Elmwood Park Plaza	1973	205	579	$730	99.0%	1.2 miles
Alden Park Towers	1938	378	715	$811	90.0%	2.9 miles
Riverfront Towers	1983	556	1,046	$1,617	100.0%	2.1 miles
Total/Wtd. Avg.(3)		2,110	822	$1,102	96.5%

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated January 25, 2016.

(3)	Excludes the subject property.

Historical and Current Occupancy

2012(1)	2013(1)	2014(2)	2015(2)	Current(3)
N/A	N/A	62.1%	90.3%	90.3%

(1)	The property was purchased in 2014 and historical occupancy figures prior to 2014 were not available.

(2)	Occupancies are as of December 31 of each respective year.

(3)	Based on the January 25, 2016 rent roll.

A-2-156

Mortgage Loan No. 15 — City Place Apartments

Operating History and Underwritten Net Cash Flow(1)

	2015(2)	TTM(3)	Underwritten(2)	Per Unit	%(4)
Rents in Place	$2,776,165	$3,026,007	$2,714,925	$8,484	89.7%
Vacant Gross Up	0	0	294,960	922	9.7%
Gross Potential Rent	$2,776,165	$3,026,007	$3,009,885	$9,406	99.4%
Other Income	12,454	14,220	18,454	58	0.6%
Net Rental Income	$2,788,619	$3,040,226	$3,028,339	$9,464	100.0%
(Vacancy)	(830,846)	(787,283)	(294,960)	(922)	(9.7%)
(Concessions & Credit Loss)	(39,155)	(39,155)	(89,658)	(280)	(3.0%)
Effective Gross Income	$1,918,618	$2,213,788	$2,643,721	$8,262	87.3%
Total Expenses	$1,217,957	$1,159,414	$1,252,500	$3,914	47.4%
Net Operating Income	$700,661	$1,054,374	$1,391,221	$4,348	52.6%
Replacement Reserves	0	0	80,000	250	3.0%
Non-Recurring Item(5)	139,352	70,819	0	0	0.0%
Net Cash Flow	$561,309	$983,555	$1,311,221	$4,098	49.6%

(1)	The property was purchased in 2014 and historical cash flows were not available.

(2)	The property was purchased in 2014 and was undergoing renovation in 2015. The 2015 Net Operating Income reflects the property’s average 2015 occupancy of 67.9%. The Underwritten Net Operating Income reflects the in-place rents from a 90.3% occupied property, based on the underwritten rent roll dated January 25, 2016.

(3)	The TTM column represents the trailing twelve months ending April 30, 2016.

(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(5)	Represents one-time expenses related to the renovation of the property.

A-2-157

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ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

	CSAIL 2016-C6 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2016-C6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	6/17/16
8480 Stagecoach Circle		Record Date:	5/31/16
Frederick, MD 21701-4747		Determination Date:	6/13/16

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)

Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7-9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15-16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21-22
Defeased Loan Detail	23
Supplemental Reporting	24

Depositor	Master Servicer	Special Servicer	Operating Advisor/Asset Representations Reviewer
Credit Suisse Commercial Mortgage Securities Corp. Eleven Madison Avenue New York, NY 10010 Contact: General Information Number Phone Number: (212) 325-2000	KeyBank National Association 11501 Outlook Street Suite 300 Overland Park, KS 66211 Contact: Andy Lindenman Phone Number: (913) 317-4372	Torchlight Loan Services, LLC 475 Fifth Avenue New York, NY 10017 Contact: jbaron@torchlightinvestors.com Phone Number: (212) 488-3653	Park Bridge Lender Services LLC 600 Third Avenue, 40th Floor New York, NY 10016 Contact: David Rodgers Phone Number: (212) 310-9821

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and special notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	CSAIL 2016-C6 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2016-C6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	6/17/16
8480 Stagecoach Circle		Record Date:	5/31/16
Frederick, MD 21701-4747		Determination Date:	6/13/16

Certificate Distribution Detail

Class (2)	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Z		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-NR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	CSAIL 2016-C6 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2016-C6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	6/17/16
8480 Stagecoach Circle		Record Date:	5/31/16
Frederick, MD 21701-4747		Determination Date:	6/13/16

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
NR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
Z		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000
X-E		0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000
X-NR		0.00000000	0.00000000	0.00000000	0.00000000

	CSAIL 2016-C6 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2016-C6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	6/17/16
8480 Stagecoach Circle		Record Date:	5/31/16
Frederick, MD 21701-4747		Determination Date:	6/13/16

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Additional Trust Fund Expenses	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-NR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	CSAIL 2016-C6 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2016-C6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	6/17/16
8480 Stagecoach Circle		Record Date:	5/31/16
Frederick, MD 21701-4747		Determination Date:	6/13/16

Other Required Information

Available Distribution Amount (1)	0.00

Controlling Class Information
Controlling Class:
Effective as of: mm/dd/yyyy
Appraisal Reduction Amount

		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Red.
			Effected	Amount	Date

Total
(1) The Available Distribution Amount includes any Prepayment Premiums.

	CSAIL 2016-C6 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2016-C6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
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Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	6/17/16
8480 Stagecoach Circle		Record Date:	5/31/16
Frederick, MD 21701-4747		Determination Date:	6/13/16

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Interest paid or advanced	0.00		Master Servicing Fee - KeyBank, N.A.	0.00
Interest reductions due to Non-Recoverability Determinations	0.00		Trustee Fee - Wells Fargo Bank, N.A.	0.00
Interest Adjustments	0.00		Certificate Administration Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC® Royalty License Fee	0.00
Net Prepayment Interest Shortfall	0.00		Operating Advisor Fee - Park Bridge Lender Services LLC	0.00
Net Prepayment Interest Excess	0.00		Asset Representations Reviewer Fee - Park Bridge Lender Services LLC	0.00
Extension Interest	0.00		Total Fees		0.00
Interest Reserve Withdrawal	0.00		Additional Trust Fund Expenses:
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Rating Agency Expenses	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00		Total Additional Trust Fund Expenses		0.00
Negative Amortization	0.00
Principal Adjustments	0.00		Interest Reserve Deposit		0.00
Total Principal Collected		0.00
			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Equity Payments Received	0.00		Equity Payments Paid	0.00
Net Swap Counterparty Payments Received	0.00		Net Swap Counterparty Payments Paid	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

	CSAIL 2016-C6 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2016-C6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	6/17/16
8480 Stagecoach Circle		Record Date:	5/31/16
Frederick, MD 21701-4747		Determination Date:	6/13/16

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

	CSAIL 2016-C6 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2016-C6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	6/17/16
8480 Stagecoach Circle		Record Date:	5/31/16
Frederick, MD 21701-4747		Determination Date:	6/13/16

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	CSAIL 2016-C6 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2016-C6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	6/17/16
8480 Stagecoach Circle		Record Date:	5/31/16
Frederick, MD 21701-4747		Determination Date:	6/13/16

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.
(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.
(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

	CSAIL 2016-C6 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2016-C6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	6/17/16
8480 Stagecoach Circle		Record Date:	5/31/16
Frederick, MD 21701-4747		Determination Date:	6/13/16

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension	6	-	Capitalization of Interest
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change	7	-	Capitalization of Taxes
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off	8	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Blank	9	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13	-	Other or TBD	5	-	Temporary Rate Reduction
MH	-	Mobile Home Park

	CSAIL 2016-C6 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2016-C6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	6/17/16
8480 Stagecoach Circle		Record Date:	5/31/16
Frederick, MD 21701-4747		Determination Date:	6/13/16

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

	CSAIL 2016-C6 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2016-C6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	6/17/16
8480 Stagecoach Circle		Record Date:	5/31/16
Frederick, MD 21701-4747		Determination Date:	6/13/16

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

	CSAIL 2016-C6 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2016-C6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	6/17/16
8480 Stagecoach Circle		Record Date:	5/31/16
Frederick, MD 21701-4747		Determination Date:	6/13/16

Historical Detail

Delinquencies							Prepayments		Rate and Maturities
Distribution	30-59 Days	60-89 Days	90 Days or More	Foreclosure	REO	Modifications	Curtailments	Payoff	Next Weighted Avg.
Date	#	#	#	#	#	#	#	#	Coupon	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	CSAIL 2016-C6 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2016-C6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	6/17/16
8480 Stagecoach Circle		Record Date:	5/31/16
Frederick, MD 21701-4747		Determination Date:	6/13/16

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Assumed Scheduled Payment	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
		But Still in Grace Period	1	- One Month Delinquent			(Performing Matured Balloon)	2	-	Foreclosure	7	-	REO			Foreclosure
		Or Not Yet Due	2	- Two Months Delinquent	5	-	Non Performing Matured Balloon	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
B	-	Late Payment But Less	3	- Three or More Months Delinquent				4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
		Than 1 Month Delinquent						5	-	Note Sale			to Master Servicer	13	-	Other or TBD

** Outstanding P & I Advances include the current period advance.

	CSAIL 2016-C6 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2016-C6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	6/17/16
8480 Stagecoach Circle		Record Date:	5/31/16
Frederick, MD 21701-4747		Determination Date:	6/13/16

Specially Serviced Loan Detail - Part 1

Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	- Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	- Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	- Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	- Note Sale			to Master Servicer	13	-	Other or TBD	WH	-	Warehouse	OT	-	Other
								MH	-	Mobile Home Park

	CSAIL 2016-C6 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2016-C6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	6/17/16
8480 Stagecoach Circle		Record Date:	5/31/16
Frederick, MD 21701-4747		Determination Date:	6/13/16

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	13	-	Other or TBD

	CSAIL 2016-C6 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2016-C6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	6/17/16
8480 Stagecoach Circle		Record Date:	5/31/16
Frederick, MD 21701-4747		Determination Date:	6/13/16

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	CSAIL 2016-C6 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2016-C6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	6/17/16
8480 Stagecoach Circle		Record Date:	5/31/16
Frederick, MD 21701-4747		Determination Date:	6/13/16

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	CSAIL 2016-C6 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2016-C6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	6/17/16
8480 Stagecoach Circle		Record Date:	5/31/16
Frederick, MD 21701-4747		Determination Date:	6/13/16

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	CSAIL 2016-C6 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2016-C6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	6/17/16
8480 Stagecoach Circle		Record Date:	5/31/16
Frederick, MD 21701-4747		Determination Date:	6/13/16

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	CSAIL 2016-C6 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2016-C6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	6/17/16
8480 Stagecoach Circle		Record Date:	5/31/16
Frederick, MD 21701-4747		Determination Date:	6/13/16

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	CSAIL 2016-C6 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2016-C6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	6/17/16
8480 Stagecoach Circle		Record Date:	5/31/16
Frederick, MD 21701-4747		Determination Date:	6/13/16

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	CSAIL 2016-C6 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2016-C6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	6/17/16
8480 Stagecoach Circle		Record Date:	5/31/16
Frederick, MD 21701-4747		Determination Date:	6/13/16

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

	CSAIL 2016-C6 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2016-C6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	6/17/16
8480 Stagecoach Circle		Record Date:	5/31/16
Frederick, MD 21701-4747		Determination Date:	6/13/16

Supplemental Reporting

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: After the occurrence and during the continuance of a Control Termination Event, this report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of May 1, 2016 (the “Pooling and Servicing Agreement”), among Credit Suisse Commercial Mortgage Securities Corp., as the depositor, KeyBank National Association, as the master servicer, Torchlight Loan Services, LLC, as the special servicer, Wells Fargo Bank, National Association, as the certificate administrator and the trustee and Park Bridge Lender Services LLC, as the operating advisor and the asset representations reviewer.
Transaction: CSAIL 2016-C6 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2016-C6
Operating Advisor: Park Bridge Lender Services LLC
Special Servicer: Torchlight Loan Services, LLC
Directing Certificateholder: Torchlight Investors, LLC

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

b.	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the PSA, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the PSA) has undertaken a limited review of the Special Servicer’s operational activities to service certain Specially Serviced Loans in accordance with the Servicing Standard. Based on such limited review, the Operating Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement. In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

In connection with the assessment set forth in this report, the Operating Advisor:

1.	Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List applicable mortgage loans]

1     This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

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2.	Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Operating Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.	Specific Items of Review

1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.	During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate. The Special Servicer [agreed with/did not agree with] the material recommendations made by the Operating Advisor. Such recommendations generally included the following: [LIST].

3.	Appraisal Reduction calculations and net present value calculations:

4.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the special servicer.

a.	The operating advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

b.	After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

5.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].

6.	In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

IV.	Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.	The Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder directly. As such, the

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Operating Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report.

2.	The Special Servicer has the legal authority and responsibility to service the Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein.

3.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of the discussions held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

4.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

5.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

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[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

The mortgage loan seller will make the representations and warranties set forth below as of the date specified below or, if no such date is specified, generally as of the Closing Date, in each case subject to the exceptions to those representations and warranties that are described on Annex D-1. Prior to the execution of the related final mortgage loan purchase agreement (the “MLPA”), there may be additions, subtractions or other modifications to the representations, warranties and exceptions. These representations, warranties and exceptions should not be read alone, but should only be read in conjunction with the prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 shall have the meanings set forth in the main body of the prospectus or, if not defined therein, in the related MLPA.

Each MLPA, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between the mortgage loan seller, on the one hand, and the issuing entity, on the other. The representations and warranties are not intended to be disclosure statements regarding the characteristics of the related Mortgage Loans, Mortgaged Properties or other subjects discussed therein, but rather are intended as a risk allocation mechanism. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that are presented below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the mortgage loans, mortgaged properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

(1) Complete Servicing File. All documents comprising the Servicing File will be or have been delivered to the master servicer with respect to each Mortgage Loan by the deadlines set forth in the PSA and/or MLPA.

(2) Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not an interest in a mortgage loan. Each Mortgage Loan is a senior portion (or a pari passu portion of a senior portion) of a whole mortgage loan evidenced by a senior note. Immediately prior to the sale, transfer and assignment to depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the mortgage loan seller), participation (other than a Mortgage Loan that is part of a Whole Loan) or pledge, and the mortgage loan seller had good and marketable title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan) (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the PSA, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the master servicer and the mortgage loan seller), any other ownership interests and other interests on, in or to such Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the PSA, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the master servicer and the mortgage loan seller). The mortgage loan seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the PSA, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the master servicer and the mortgage loan seller).

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(3) Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby) (clauses (i) and (ii) collectively, the “Insolvency Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the mortgage loan seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(4) Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Insolvency Qualifications.

(5) Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the issuing entity against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

(6) Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of such Mortgaged Property; and (c) neither Mortgagor nor guarantor has been released from its obligations under the Mortgage Loan. The material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect since May 5, 2016.

(7) Lien; Valid Assignment. Subject to the Insolvency Qualifications, each endorsement and assignment of Mortgage and assignment of Assignment of Leases (if a separate instrument from the Mortgage) from the mortgage loan seller constitutes a legal, valid and binding endorsement or assignment from the mortgage loan seller. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or Allocated Cut-off Date Loan Amount (subject only to Permitted Encumbrances (as defined below)), except as the

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enforcement thereof may be limited by the Insolvency Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances) as of origination was, and as of the Cut-off Date to the mortgage loan seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances, and to the mortgage loan seller’s knowledge and subject to the rights of tenants, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender’s title insurance policy (as described below). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to Permitted Encumbrances, except as such enforcement may be limited by Insolvency Qualifications subject to the limitations described in clause (11) below. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

The assignment of the Mortgage Loans to the depositor validly and effectively transfers and conveys all legal and beneficial ownership of the Mortgage Loans to the depositor free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the PSA, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the master servicer and the mortgage loan seller).

(8) Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Mortgage Loan documents do not require to be subordinated to the lien of such Mortgage; and (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group, provided that none of which items (a) through (f), individually or in the aggregate, materially interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the mortgage loan seller thereunder and no claims have been paid thereunder. Neither the mortgage loan seller, nor to the mortgage loan seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage, and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

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(9) Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, there are no subordinate mortgages or junior liens encumbering the related Mortgaged Property. The mortgage loan seller has no knowledge of any mezzanine debt related to the Mortgaged Property and secured directly by the ownership interests in the Mortgagor.

(10) Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Insolvency Qualifications; no person other than the related Mortgagor owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender’s interest therein. The related Mortgage or related Assignment of Leases, subject to applicable law, provides for, upon an event of default under the Mortgage Loan, a receiver to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(11) Financing Statements. Each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed (except, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary to perfect a valid security interest in, the personal property (the creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate any Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-2 or UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed.

(12) Condition of Property. The mortgage loan seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within four months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date, which indicates that, except as set forth in such engineering report or with respect to which repairs were required to be reserved for or made, all building systems for the improvements of each related Mortgaged Property are in good working order, and further indicates that each related Mortgaged Property (a) is free of any material damage, (b) is in good repair and condition, and (c) is free of structural defects, except to the extent (i) any damage or deficiencies that would not materially and adversely affect the use, operation or value of the Mortgaged Property or the security intended to be provided by such Mortgage or repairs with respect to such damage or deficiencies estimated to cost less than $50,000 in the aggregate per Mortgaged Property; (ii) such repairs have been completed; or (iii) escrows in an aggregate amount consistent with the standards utilized by the mortgage loan seller with respect to similar loans it originates for securitization have been established, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs. The mortgage loan seller has no knowledge of any material issues with the physical condition of the Mortgaged Property that the mortgage loan seller believes would have a material adverse effect on the use, operation or value of the Mortgaged Property other than those disclosed in the engineering report and those addressed in sub-clauses (i), (ii) and (iii) of the preceding sentence.

(13) Taxes and Assessments. As of the date of origination and as of the Closing Date, all taxes and governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or if left unpaid could become a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that became due and

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delinquent and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real property taxes, governmental assessments and other outstanding governmental charges shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

(14) Condemnation. As of the date of origination and to the mortgage loan seller’s knowledge as of the Closing Date, there is no proceeding pending or threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or operation of the Mortgaged Property.

(15) Actions Concerning Mortgage Loan. As of the date of origination and to the mortgage loan seller’s knowledge as of the Closing Date, there was no pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the use, operation or value of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

(16) Escrow Deposits. All escrow deposits and payments required pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the mortgage loan seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the mortgage loan seller to depositor or its servicer and identified as such with appropriate detail. Any and all requirements under the Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with proper and prudent commercial mortgage servicing practices or such released funds were otherwise used for their intended purpose. No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

(17) No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property), and any requirements or conditions to disbursements of any loan proceeds held in escrow have been satisfied with respect to any disbursement of any such escrow fund prior to the Cut-off Date.

(18) Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all-risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Services (collectively the “Insurance Rating Requirements”), in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the

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mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (i) covers a period of not less than 12 months (or with respect to each Mortgage Loan with a principal balance of $35 million or more, 18 months); (ii) for a Mortgage Loan with a principal balance of $50 million or more contains a 180-day “extended period of indemnity”; and (iii) covers the actual loss sustained during restoration.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as-is generally required by the mortgage loan seller originating mortgage loans for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount at least equal to 100% of the full insurable value on a replacement cost basis of the Improvements and personalty and fixtures owned by the mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the mortgage loan seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML or equivalent was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML or equivalent would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Services in an amount not less than 100% of the PML or the equivalent.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee or the Non-Serviced Trustee for Non-Serviced Mortgage Loans. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial

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liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the mortgage loan seller.

(19) Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(20) No Encroachments. To the mortgage loan seller’s knowledge and based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy, (b) no improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy and (c) no improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or are insured by applicable provisions of the Title Policy.

(21) No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the mortgage loan seller.

(22) REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but determined without regard to the rule in Treasury regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan or related Whole Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan or related Whole Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan or related Whole Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (1) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (2) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan or related Whole Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Code Section 1001, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or related Whole Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan or related Whole Loan was originated) or sub-clause (B)(a)(ii), including the

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proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan or related Whole Loan constitute “customary prepayment penalties” within the meaning of Treasury regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury regulations.

(23) Compliance. The terms of the Mortgage Loan documents evidencing such Mortgage Loan, comply in all material respects with all applicable local, state and federal laws and regulations, and the Seller has complied with all material requirements pertaining to the origination of the Mortgage Loans, including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the Mortgage Loan.

(24) Authorized to do Business. To the extent required under applicable law, as of the Closing Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan.

(25) Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee, and except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan, no fees are payable to such trustee except for reasonable fees paid by the Mortgagor.

(26) Local Law Compliance. To the mortgage loan seller’s knowledge, based solely upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the mortgage loan seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use or operation of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the mortgage loan seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations, (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property, or (d) title insurance coverage has been obtained for such nonconformity.

(27) Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy, consents, and other approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the mortgage loan seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the mortgage loan seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy, consents, and other approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Mortgagor and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

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(28) Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that, as of the date of origination of the related Mortgage Loan, has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that, as of the date of origination of the related Mortgage Loan, has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained in the case of (i) (A) misapplication, misappropriation or conversion of insurance proceeds or condemnation awards or of rents following an event of default, or (B) any security deposits not delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (ii) the Mortgagor’s fraud or intentional misrepresentation; (iii) willful misconduct by the Mortgagor or guarantor; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of material physical waste at the Mortgaged Property, which may, with respect to this clause (v), in certain instances, be limited to acts or omissions of the related Mortgagor, guarantor, property manager or their affiliates, employees or agents.

(29) Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment of not less than a specified percentage at least equal to 115% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in paragraph (34) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for any Mortgage Loan originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the principal balance of the Mortgage Loan or related Whole Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions of the Code.

In the case of any Mortgage Loan originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan or related Whole Loan in an amount not less than the amount required by the REMIC provisions of the Code and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a

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proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan or related Whole Loan.

In the case of any Mortgage Loan originated after December 6, 2010, no such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC provisions of the Code.

(30) Financial Reporting and Rent Rolls. Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements (i) with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis and (ii) for each Mortgage Loan with an original principal balance greater than $50 million shall be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage.

(31) Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the mortgage loan seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms.

(32) Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to the mortgage loan seller lending on the security of property comparable to the related Mortgaged Property, such as transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 in this Annex D-1, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any companion interest of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and

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cross-defaulted with another Mortgage Loan or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the mortgagee relative to such transfer or encumbrance.

(33) Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(34) Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on (A) the maturity date, (B) on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty or (C) if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the related Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 115% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (vi) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(35) Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of an ARD Loan and situations where default interest is imposed.

(36) Ground Leases. For purposes of the MLPA, a “Ground Lease” shall mean a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire

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interest in the land and buildings and other improvements, if any, to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the ground lease and any estoppel or other agreement received from the ground lessor in favor of the mortgage loan seller, its successors and assigns:

(A) The ground lease or a memorandum regarding such ground lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The ground lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To the mortgage loan seller’s knowledge, no material change in the terms of the ground lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(B) The lessor under such ground lease has agreed in a writing included in the related Mortgage File (or in such ground lease) that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

(C) The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(D) The ground lease is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances;

(E) The ground lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the ground lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(F) The mortgage loan seller has not received any written notice of default under or notice of termination of such ground lease. To the mortgage loan seller’s knowledge, there is no default under such ground lease and no condition that, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease and, to the mortgage loan seller’s knowledge, such ground lease is in full force and effect as of the Closing Date;

(G) The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective unless such notice is given to the lender, and requires that the ground lessor will supply an estoppel;

(H) A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings) to cure any default under the ground lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the ground lease;

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(I) The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the mortgage loan seller in connection with loans originated for securitization;

(J) Under the terms of the ground lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (K)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(K) In the case of a total or substantial taking or loss, under the terms of the ground lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(L) Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding.

(37) Servicing. The servicing and collection practices used by the mortgage loan seller in respect of each Mortgage Loan complied in all material respects with all applicable laws and regulations and was in all material respects legal, proper and prudent, in accordance with mortgage loan seller’s customary commercial mortgage servicing practices.

(38) ARD Loan. Each Mortgage Loan identified in the Mortgage Loan Schedule as an ARD Loan starts to amortize no later than the Due Date of the calendar month immediately after the calendar month in which such ARD Loan closed and substantially fully amortizes over its stated term, which term is at least 60 months after the related Anticipated Repayment Date. Each ARD Loan has an Anticipated Repayment Date not less than five years following the origination of such Mortgage Loan. If the related Mortgagor elects not to prepay its ARD Loan in full on or prior to the Anticipated Repayment Date pursuant to the existing terms of the Mortgage Loan or a unilateral option (as defined in Treasury regulations under Section 1001 of the Code) in the Mortgage Loan exercisable during the term of the Mortgage Loan, (i) the Mortgage Loan’s interest rate will step up to an interest rate per annum as specified in the related Mortgage Loan documents; provided, however, that payment of such Excess Interest shall be deferred until the principal of such ARD Loan has been paid in full; (ii) all or a substantial portion of the excess cash flow (which is net of certain costs associated with owning, managing and operating the related Mortgaged Property) collected after the Anticipated Repayment Date shall be applied towards the prepayment of such ARD Loan and once the principal balance of an ARD Loan has been reduced to zero all excess cash flow will be applied to the payment of accrued Excess Interest; and (iii) if the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee on the basis of a debt service coverage test, the subject debt service coverage ratio shall be calculated without taking account of any increase in the related Mortgage Interest Rate on such Mortgage Loan’s Anticipated Repayment Date. No ARD Loan provides that the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee solely because of the passage of the related Anticipated Repayment Date.

(39) Rent Rolls; Operating Histories. The mortgage loan seller has obtained a rent roll (each, a “Certified Rent Roll”) other than with respect to hospitality properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The mortgage loan seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the

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related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Certified Operating Histories collectively report on operations for a period equal to (a) at least a continuous three-year period or (b) in the event the Mortgaged Property was owned, operated or constructed by the Mortgagor or an affiliate for less than three years then for such shorter period of time, it being understood that for mortgaged properties acquired with the proceeds of a Mortgage Loan, Certified Operating Histories may not have been available.

(40) No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the Closing Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the mortgage loan seller’s knowledge, there is (a) no, and since origination there has been no, material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the mortgage loan seller in Exhibit C to the MLPA. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(41) Bankruptcy. In respect of each Mortgage Loan, as of the date of origination of the Mortgage Loan and to the mortgage loan seller’s knowledge as of the Cut-off Date, the related Mortgagor is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

(42) Organization of Mortgagor. The mortgage loan seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) (the “Controlling Owner”) and all owners that hold a 20% or greater direct ownership share (i.e., the “Major Sponsors”). The mortgage loan seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis, or a similar service designed to elicit information about each Controlling Owner, Major Sponsor and guarantor regarding such Controlling Owner’s, Major Sponsor’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and provided, however, that records searches were limited to the last 10 years. (clauses (1) and (2) collectively, the “Sponsor Diligence”). Based solely on the Sponsor Diligence, to the knowledge of the mortgage loan seller, no Major Sponsor or guarantor (i) was in a state of federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state of federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

(43) Environmental Conditions. At origination, each Mortgagor represented and warranted that to its knowledge no hazardous materials or any other substances or materials which are included under or regulated by environmental laws are located on, or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the Mortgaged Property, except as disclosed by a Phase I environmental assessment (or a Phase II environmental assessment, if applicable) delivered in connection with the origination of the Mortgage Loan or except for those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Mortgaged Property in compliance with all environmental laws and in a manner that does not result in contamination of the Mortgaged Property. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to

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its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not reveal any known circumstance or condition that rendered the Mortgaged Property at the date of the ESA in material noncompliance with applicable environmental laws or the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) or the need for further investigation, or (ii) if any material noncompliance with environmental laws or the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) 125% of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint, or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as administratively “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance; or (F) a party related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance is required to take action. The ESA will be part of the Servicing File; and to the mortgage loan seller’s knowledge, except as set forth in the ESA, there is no (i) known circumstance or condition that rendered the Mortgaged Property in material noncompliance with applicable environmental laws, (ii) Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor), or (iii) need for further investigation.

In the case of each Mortgage Loan set forth on Schedule I to the MLPA, (i) such Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on Schedule I (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of the date of origination of the Mortgage Loan and to the mortgage loan seller’s knowledge as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the trustee is a named insured under such policy, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the mortgage loan seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, the mortgage loan seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least five years beyond the maturity of the Mortgage Loan.

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(44) Lease Estoppels. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the mortgage loan seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related Mortgage Loan, and to the mortgage loan seller’s knowledge based solely on the related estoppel certificate, the related lease is in full force and effect or if not in full force and effect the related space was underwritten as vacant, subject to customary reservations of tenant’s rights, such as, without limitation, with respect to common area maintenance (“CAM”) and pass-through audits and verification of landlord’s compliance with co-tenancy provisions. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property, the mortgage loan seller has received lease estoppels executed within 90 days of the origination date of the related Mortgage Loan that collectively account for at least 65% of the in-place base rent for the Mortgaged Property or set of cross-collateralized properties that secure a Mortgage Loan that is represented on the Certified Rent Roll. To the mortgage loan seller’s knowledge, each lease represented on the Certified Rent Roll is in full force and effect, subject to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

(45) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a member of the Appraisal Institute (“MAI”) and, to the mortgage loan seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. The related appraisal contained a statement or was accompanied by a letter from the related appraiser to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date the related appraisal was completed.

(46) Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the PSA to be contained therein.

(47) Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Mortgage Pool.

(48) Advance of Funds by the Mortgage Loan Seller. No advance of funds has been made by the mortgage loan seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the mortgage loan seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the mortgage loan seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

(49) Compliance with Anti-Money Laundering Laws. The mortgage loan seller has complied with its internal procedures with respect to all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 in connection with the origination of the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the mortgage loan seller’s knowledge” or “the mortgage loan seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the officers and employees of the mortgage loan seller directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein. All information contained in documents which are part of or required to be part of a Servicing File, as specified in the PSA (to the extent such documents exist or existed), shall be deemed to be within the mortgage loan seller’s knowledge including but not limited to any written notices from or on behalf of the Mortgagor.

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“Servicing File”: A copy of the Mortgage File and documents and records not otherwise required to be contained in the Mortgage File that (i) relate to the origination and/or servicing and administration of the Mortgage Loans, (ii) are reasonably necessary for the ongoing administration and/or servicing of the Mortgage Loans or for evidencing or enforcing any of the rights of the holder of the Mortgage Loans or holders of interests therein and (iii) are in the possession or under the control of the mortgage loan seller, provided that the mortgage loan seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Column Financial, Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
7	All Mortgage Loans transferred by Column	(Lien; Valid Assignment) – The lien of real property taxes and assessments will not be considered due and payable until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement is entitled to be taken by the related taxing authority.
7	GLP Industrial Portfolio B (Loan No. 1) Quaker Bridge Mall (Loan No. 3) GLP Industrial Portfolio A (Loan No. 5) Starwood Capital Extended Stay Portfolio (Loan No. 10)	(Lien; Valid Assignment) – With respect to each subject Mortgage Loan, the related Mortgage and any related assignment of leases secure the entire Whole Loan. Each subject Mortgage Loan is subject to the rights of the co-lenders under the related co-lender agreement.
8	All Mortgage Loans transferred by Column	(Permitted Liens; Title Insurance) – The lien of real property taxes and assessments will not be considered due and payable until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement is entitled to be taken by the related taxing authority.
8	Quaker Bridge Mall (Loan No. 3)	(Permitted Liens; Title Insurance) – In connection with a New Jersey Department of Transportation taking, the Mortgagor is permitted to grant certain easements, restrictions and covenants as set forth in the Mortgage Loan documents, which will be Permitted Encumbrances.
8	Chagrin Professional Office (Loan No. 29)	(Permitted Liens; Title Insurance) – The largest tenant, Carlisle, McNellie, Rini CPA, has a right to purchase its leased premises if the Mortgagor elects to sell the leased premises to a bona fide third party. Such right of first refusal has been subordinated to the Mortgage Loan, and will not apply in the case of a foreclosure or deed-in-lieu of foreclosure under the Mortgage.

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9	GLP Industrial Portfolio B (Loan No. 1)

(Junior Liens) – As of the Cut-Off Date, there is a mezzanine A loan and mezzanine B loan held by Teachers Insurance and Annuity Association of America, a New York corporation, in the aggregate outstanding principal amount of $330,000,000. At origination, the mortgage lenders entered into an intercreditor agreement with mezzanine A lenders and mezzanine A lenders.

The mezzanine A loan is secured by a pledge of the equity interests in each Mortgagor and the mezzanine B loan is secured by a pledge of the equity interests in each mezzanine A Mortgagor.

9	GLP Industrial Portfolio A (Loan No. 5)

(Junior Liens) – As of the Cut-Off Date, there is a mezzanine A loan and mezzanine B loan held by Teachers Insurance and Annuity Association of America, a New York corporation, in the aggregate outstanding principal amount of $330,000,000. At origination, the mortgage lenders entered into an intercreditor agreement with mezzanine A lenders and mezzanine B lenders.

The mezzanine A loan is secured by a pledge of the equity interests in each Mortgagor and the mezzanine B loan is secured by a pledge of the equity interests in each mezzanine A Mortgagor.

9	Starwood Capital Extended Stay Portfolio (Loan No. 10)	(Junior Liens) – As of the Cut-Off Date, there is a mezzanine loan held by the CSMC Trust 2015-Longhouse MZ trust in the original principal amount of $25,000,000, which is secured directly by a pledge of the ownership interests in the related Mortgagor. At origination, the lender entered into an intercreditor agreement with the mezzanine lender.
9	Palihouse Santa Monica (Loan No. 12)	(Junior Liens) – As of the Cut-Off Date, there is a mezzanine loan held by GCCP: P-H, LLC in the outstanding principal amount of $3,250,000, which is secured directly by a pledge of the ownership interests in the related Mortgagor. At origination of the Mortgage Loan, the lender entered into an intercreditor agreement with the mezzanine lender.

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10	GLP Industrial Portfolio B (Loan No. 1) Quaker Bridge Mall (Loan No. 3) GLP Industrial Portfolio A (Loan No. 5) Starwood Capital Extended Stay Portfolio (Loan No. 10)	(Assignment of Leases and Rents) – The related Mortgages and any related assignments of leases secure the subject Mortgage Loan and the related Companion Loans on a pari passu basis.
12	Quaker Bridge Mall (Loan No. 3)	(Condition of Property) – The property condition report obtained at origination of the Mortgage Loan noted the presence of linear, “map” or “alligator” cracking, as well as potholes, in certain paved areas at the Mortgaged Property. The report also indicated that several walkways showed visible deterioration. The report provided a cost estimate of $320,000 for such repairs and maintenance. At origination of the Mortgage Loan, Mortgagor was not required to reserve any funds for deferred maintenance.
16	Peakview Office Plaza (Loan No. 18)	(Escrow Deposits) – Pursuant to terms and conditions under the Deed of Trust, all taxes and insurance premium impounds are suspended and all tenant improvements and leasing commissions, replacement reserves and tenant termination payment reserve deposits are waived, provided there is no ongoing event of default under the Mortgage Loan documents. The guarantor provided a fully executed payment guaranty for the full amount of such reserves at Mortgage Loan origination.

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18	GLP Industrial Portfolio B (Loan No. 1) GLP Industrial Portfolio A (Loan No. 5)	(Insurance) – All policies of insurance required pursuant to the Mortgage Loan agreement are required to be issued by one or more insurers having a rating of at least “A” by S&P and that satisfy the Moody’s requirements if Moody’s rates any of the certificates; or by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that all such insurers shall have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s, or that satisfy the Moody’s requirements, if Moody’s rates any of the certificates).If any material portion of one or more of the related Mortgaged Properties is located in an area identified in the Federal Register by the Federal Emergency Management Agency as being in a Special Flood Hazard Area, then flood insurance shall be required in the maximum amount available under the National Flood Insurance Program. Earthquake insurance is required to be provided in an amount equal to the annual aggregate gross loss estimate for a 475-year event Probable Maximum Loss (PML), 90% confidence level, for all high risk locations covered by such limit, such seismic risk analysis to be approved by lender and secured by the applicable Mortgagor utilizing the most current RMS software or its equivalent or a third-party engineering firm qualified to perform such seismic risk analysis, in each case to include consideration of business interruption and loss amplification.
18	Quaker Bridge Mall (Loan No. 3)

(Insurance) – The deductible for the all-risk special form property insurance and flood insurance may not exceed $500,000 (the deductible may also be higher than $500,000 if Mortgagor delivers a letter of credit for the difference between the actual deductible and the maximum deductible permitted by the Mortgage Loan documents). The amount of these deductibles may be considered higher than customary.

The Mortgage Loan documents permit insurance through a syndicate of insurers, provided that at least seventy-five percent (75%) of the coverage (if there are four (4) or fewer members of the syndicate) or at least sixty percent (60%) of the coverage (if there are five (5) or more members of the syndicate) is with carriers having a claims paying ability rating of “A” or better by S&P, and the balance of the coverage is, in each case, provided by insurers with a claims paying ability rating of “BBB” or better by S&P.

18	Starwood Capital Extended Stay Portfolio (Loan No. 10)	(Insurance) – Business interruption insurance covers a period of 12 months, instead of 18.

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26	Starwood Capital Extended Stay Portfolio (Loan No. 10)	(Local Law Compliance) – The related Mortgaged Property identified as Crestwood Suites Marietta Roswell Road is legally nonconforming as to use because the current use as a hotel requires a Special Land Use Permit in the Office & Institutional district. In the event of casualty, restoration is permitted if, among other requirements, casualty is less than 75% of its replacement cost at the time of destruction. The nonconforming use may not be reinstated after (i) it has been discontinued for 12 months, (ii) failure to obtain a new or renew an existing business license as required under the Code of Cobb County, Georgia for the operation of such nonconforming use or (iii) failure to declare and remit the sales tax required by state law for the nonconforming use.
26	Starwood Capital Extended Stay Portfolio (Loan No. 10)	(Local Law Compliance) – The related Mortgaged Property identified as Sun Suites Sugar Land (Stafford) is legally nonconforming as to use because the current zoning ordinance requires a Special Use Permit for a multi-story hotel in the MU-1 zoning district. The nonconforming use may not be reinstated after it is devoted to a different main use for 90 consecutive days or more or the land or building is no longer used for any purpose for 90 consecutive days or more.
26	Starwood Capital Extended Stay Portfolio (Loan No. 10)	(Local Law Compliance) – The related Mortgaged Property identified as Sun Suites Dallas – Garland is legally nonconforming as to use because the current zoning ordinance requires a special use permit for an extended stay hotel in the IR zoning district.
26	Starwood Capital Extended Stay Portfolio (Loan No. 10)	(Local Law Compliance) – The related Mortgaged Property identified as Sun Suites Suwanee is legally nonconforming as to use because the current use as a hotel requires conformance with 11 stipulations to be a Permitted Use in the General Commercial district. In the event of casualty, restoration is permitted if, among other requirements, casualty is less than 50% of its replacement cost at the time of destruction.

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26	Starwood Capital Extended Stay Portfolio (Loan No. 10)	(Local Law Compliance) – The related Mortgaged Property identified as Crestwood Suites Marietta – Town Center Mall is legally nonconforming as to use because the current use as a hotel requires a Special Land Use Permit in the Community Retail Commercial district. In the event of casualty, restoration is permitted if, among other requirements, casualty is less than 75% of its replacement cost at the time of destruction. The nonconforming use may not be reinstated after (i) it has been discontinued for 12 months, (ii) failure to obtain a new or renew an existing business license as required under the Code of Cobb County, Georgia for the operation of such nonconforming use or (iii) failure to declare and remit the sales tax required by state law for the nonconforming use.
26	Starwood Capital Extended Stay Portfolio (Loan No. 10)	(Local Law Compliance) – The related Mortgaged Property identified as Sun Suites Kennesaw Town Center is legally nonconforming as to use because the current use as a hotel requires a Special Land Use Permit in the General & Commercial district. In the event of casualty, restoration is permitted if, among other requirements, casualty is less than 75% of its replacement cost at the time of destruction. The nonconforming use may not be reinstated after (i) it has been discontinued for 12 months, (ii) failure to obtain a new or renew an existing business license as required under the Code of Cobb County, Georgia for the operation of such nonconforming use or (iii) failure to declare and remit the sales tax required by state law for the nonconforming use.
28	All Mortgage Loans transferred by Column	(Recourse Obligations) – The related Mortgage Loan documents may provide for recourse against the related Mortgagor and guarantor in the event that such Mortgagor or guarantor “solicits or causes to be solicited petitioning creditors” to cause an involuntary bankruptcy filing with respect to such Mortgagor, rather than that such Mortgagor or guarantor “colluded with other creditors” to do so. In addition, the related Mortgage Loan documents may limit recourse for the related Mortgagor’s commission of material physical waste only to the extent that such waste was intentional.

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28	GLP Industrial Portfolio B (Loan No. 1) GLP Industrial Portfolio A (Loan No. 5)

(Recourse Obligations) – As regards clause (a)(i) of Representation and Warranty No. 28, the guarantor’s liability for the bankruptcy related carveout is capped at 15% of the principal loan amount then outstanding at the time of the occurrence of such event (plus all reasonable third-party costs actually incurred by the lender in connection with the enforcement of their rights upon a bankruptcy action).

As regards clause (a)(iii) of Representation and Warranty No. 28, transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents are loss recourse events, rather than full recourse events.

As regards clause (b)(i)(A) of Representation and Warranty No. 28, there is no loss recourse for conversion.

As regards clause (b)(iv) of Representation and Warranty No. 28, the guarantor has no liability under the environmental indemnity so long as an environmental policy is in place. The Mortgagors obtained an environmental insurance policy from Allied World Assurance Company covering all of the Mortgaged Properties. The policy expires November 4, 2025, has a limit of $5,000,000 per incident ($10,000,000 in the aggregate) and has a deductible of $100,000.

As regards clause (b)(v) of Representation and Warranty No. 28, there is loss recourse for grossly negligent physical waste (rather than material physical waste) caused by the Mortgagor, guarantor or their affiliates.

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28	Quaker Bridge Mall (Loan No. 3)

(Recourse Obligations) – The guarantor’s liability under the guaranty is capped at $36,000,000, in the aggregate, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the guaranty or the preservation of the lender’s rights under the guaranty.

As regards clauses (a)(i) and (ii) of Representation and Warranty No. 28, the Mortgage Loan is full recourse if (a) the Mortgagor files a voluntary petition under any creditors rights laws (without the consent of the lender); (b) the Mortgagor or any affiliate of the Mortgagor solicits or causes to be solicited petitioning creditors (other than the lender) for any involuntary petition against the Mortgagor from any person under any creditors rights laws; or (c) the Mortgagor files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it by any other person (other than the lender).

As regards clause (b)(i)(A) of Representation and Warranty No. 28, there is no loss recourse for conversion.

As regards clause (b)(iii) of Representation and Warranty No. 28, liability is limited to willful misconduct of the Mortgagor only (not the guarantor).

As regards clause (b)(v) of Representation and Warranty No. 28, waste is limited to any arson or act of material physical waste intentionally committed by Mortgagor.

The Mortgage Loan is not fully recourse to Mortgagor and the guarantor for transfers in violation of the Mortgage Loan documents, provided that the circumstance, event or condition which gave rise to the carve-out is attributable to one or more of the following: (i) insufficient revenue from the Mortgaged Property; (ii) Mortgagor’s lack of access to revenue from the Mortgaged Property as the result of the lender’s exercise of remedies with respect to the Mortgaged Property’s cash flows; (iii) the insolvency of Mortgagor or negative cash flow from the Mortgaged Property and/or the actual or constructive admission of the same by any means in any context; (iv) the payment of Mortgagor’s debts and liabilities as they become due and payable from sources other than the Mortgaged Property; (v) the failure to pay the Mortgage Loan or other obligation or debts of Mortgagor, as the result of (i) through (iii) above; or (vi) the imposition of any lien or encumbrance on the Mortgaged Property by a creditor of Mortgagor through a judgment of exercise of statutory right, where such lien or encumbrance arises from the non-payment of amounts owing to such creditor as the result of (i) through (iii) above.

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28	Starwood Capital Extended Stay Portfolio (Loan No. 10)

(Recourse Obligations) – As regards clause a(i), the sponsor’s liability for the bankruptcy related carveout is capped at 20% of the principal loan amount then outstanding at the time of the occurrence of such event (plus all reasonable third-party costs actually incurred by the lender in connection with the enforcement of their rights upon a bankruptcy action).

As regards clause (a)(iii) of Representation and Warranty No. 28, transfers of equity interests in the Mortgaged Property or equity interests in the Mortgagor are loss recourse events, rather than full recourse.

As regards clause (b)(i) of Representation and Warranty No. 28, liability is limited to misappropriation of such amounts only (not misapplication or conversion).

As regards clause (b)(iii) of Representation and Warranty No. 28, liability is limited to material and willful misconduct (rather than simply willful misconduct).

28	Palihouse Santa Monica (Loan No. 12)	(Recourse Obligations) – As regards clause (a)(iii) of Representation and Warranty No. 28, transfers of equity interests in the Mortgaged Property or equity interests in the Mortgagor are loss recourse events, rather than full recourse.
28	Chagrin Professional Office (Loan No. 29) Tuscany Villas Apartments (Loan No. 31) Battery B at The Jeffrey Apartments (Loan No. 34) Cumberland Pointe (Loan No. 36)	(Recourse Obligations) – Recourse for willful misconduct by the Mortgagor or guarantor is limited solely to damage to the Mortgaged Property.
29	All Mortgage Loans transferred by Column	(Mortgage Releases) – If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.

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29	GLP Industrial Portfolio B (Loan No. 1) GLP Industrial Portfolio A (Loan No. 5)

(Mortgage Releases) - Release prices in connection with a partial release are as follows (which may be less than 115% of the allocated loan amount for the applicable Mortgaged Property): (i) 105% of the allocated loan amount until the first 10% of the related Whole Loan has been repaid; then (ii) 110% of the allocated loan amount until 20% in aggregate of the related Whole Loan has been repaid; and (iii) thereafter 115% of the allocated loan amount.

In addition, the Mortgagor may obtain the release of Mortgaged Properties in connection with a substitution of another property for any such Mortgaged Property in compliance with the requirements of the loan documents and the REMIC requirements.

29	Starwood Capital Extended Stay Portfolio (Loan No. 10)

(Mortgage Releases) - Release prices in connection with a partial release are as follows (which may be less than 115% of the allocated loan amount for the applicable Mortgaged Property; provided that in each case the Mortgagor must comply with REMIC requirements):

If the Mortgaged Property is released to an affiliate of the Mortgagor, an amount equal to: (i) if less than $20,000,000.00 has been prepaid, 110% of the allocated loan amount of each property released, (ii) if less than $40,000,000.00 has been prepaid, 115% of the allocated loan amount of each property released, (iii) if less than $60,000,000.00 has been prepaid, 120% of the allocated loan amount of each property released and (iv) if $60,000,000.00 or more has been prepaid, 125% of the allocated loan amount of each property released.

If the Mortgaged Property is released to a non-affiliate of the Mortgagor, (i) if less than $20,000,000.00 has been prepaid, 105% of the allocated loan amount of each property released, (ii) if less than $40,000,000.00 has been prepaid, 110% of the allocated loan amount of each property released, (iii) if less than $60,000,000.00 has been prepaid, 115% of the allocated loan amount of each property released and (iv) if $60,000,000.00 or more has been prepaid, 120% of the allocated loan amount of each property released.

D-2-10

31	GLP Industrial Portfolio B (Loan No. 1) GLP Industrial Portfolio A (Loan No. 5) Starwood Capital Extended Stay Portfolio (Loan No. 10)	(Acts of Terrorism Exclusion) – If the Terrorism Risk Insurance Program Reauthorization Act of 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time) is not in effect, the related Mortgagor is required to carry terrorism insurance, but the related Mortgagor will not be required to pay annual premiums in excess of an amount equal to two (2) times the then-current premium for a separate “special causes of loss” or similar policy insuring only the Mortgaged Property on a stand-alone basis (the “Terrorism Cap”); provided that the related Mortgagor will be obligated to purchase the maximum amount of terrorism insurance coverage available with funds equal to the cost of the Terrorism Cap.
31	Quaker Bridge Mall (Loan No. 3)	(Acts of Terrorism Exclusion) – If the Terrorism Risk Insurance Program Reauthorization Act of 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time) is not in effect, the related Mortgagor is required to carry terrorism insurance, but the related Mortgagor will not be required to pay annual premiums in excess of an amount equal to two (2) times the then-current premium for a separate “special causes of loss” or similar policy insuring only the Mortgaged Property on a stand-alone basis (the “Terrorism Cap”); provided that the related Mortgagor will be obligated to purchase the maximum amount of terrorism insurance coverage available with funds equal to the cost of the Terrorism Cap. Additionally, the deductible is capped at $5,000,000.
32	All Mortgage Loans transferred by Column	(Due-on-Sale or Encumbrance) – Any pledge of a direct or indirect equity interest in the related Mortgagor would be permitted if the transfer of such equity interest to the pledgee would be a permitted transfer under the terms of Representation and Warranty No. 32 or as contemplated by any other exception to Representation and Warranty No. 32 set forth herein.

D-2-11

32	All Mortgage Loans transferred by Column	(Due-on-Sale or Encumbrance) – Transfers, sales and pledges (each, a “Transfer”) of stock listed on a nationally recognized stock exchange, as well as Transfers of stock and other equity interests that are publicly traded, are permitted. Mergers and other business combinations involving a publicly traded company are also permitted. In addition, for certain loans, Transfers of direct or indirect equity interests in the related Mortgagor may be permitted under one or more of the following circumstances: (a) such equity interests are limited partnership interests, non-managing member interests in a limited liability company or other passive equity interests; (b) the Transfer does not result in a change of control of the related Mortgagor or the Mortgagor continues to be controlled by a specified Person or a Person satisfying specific criteria identified in the related Mortgage Loan documents; and/or (c) the Transfer results in certain specified individuals or entities maintaining control of the related Mortgagor.
32	GLP Industrial Portfolio B (Loan No. 1) GLP Industrial Portfolio A (Loan No. 5)	(Due-on-Sale or Encumbrance) – There is no permitted future mezzanine debt. No transfers of direct equity interests in Mortgagor is permitted. Transfers of indirect equity interests in Mortgagor is permitted, so long as there exists no change of control and no prohibited pledge and other customary conditions precedent are satisfied. The guarantor is able to go public without lender’s consent so long as customary conditions precedent are satisfied.
32	Starwood Capital Extended Stay Portfolio (Loan No. 10)	(Due-on-Sale or Encumbrance) – The Mortgage Loan documents permit assumptions in accordance with the terms and conditions therein. A transfer of a controlling indirect equity interest in the Mortgagor is permitted to certain qualified equity holders with requisite experience upon satisfaction of certain conditions set forth in the loan documents. A public offering of equity interests in indirect equity owners of the Mortgagor is permitted subject to the satisfaction of certain terms and conditions set forth in the loan documents. Pledges of equity interests in certain indirect equity owners of the Mortgagor are permitted subject to the satisfaction of certain terms and conditions set forth in the loan documents.
32	Palihouse Santa Monica (Loan No. 12)	(Due-on-Sale or Encumbrance) - The assignment of managerial control of the mezzanine borrower from PL Embassy, LLC and Lighthouse Investments, LLC to, and assumption by, KCB Real Estate Fund V LP and KCB Real Estate Fund V QP LP of managerial control of the mezzanine borrower (without any change in its then existing ownership interest) is a permitted transfer that does not require the lender’s consent.

D-2-12

36	GLP Industrial Portfolio B (Loan No. 1)	(Ground Leases) – As regards clause (C) of Representation and Warranty No. 36, the Mortgagor holds a valid leasehold interest under the ground lease, which term expires on October 1, 2020. There are no rights of renewal or extension, however, the Mortgagor has the option to purchase the fee interest in the related ground leased parcel for a nominal price to be paid to the lessor under the ground lease and the surrender to such lessor of the related bonds.
43	GLP Industrial Portfolio B (Loan No. 1) GLP Industrial Portfolio A (Loan No. 5)	(Environmental Conditions) – The environmental insurance policy obtained in connection with the closing of the Mortgage Loan has a deductible of $100,000 and does not extend five (5) years beyond the maturity date of the Mortgage Loan.
44	GLP Industrial Portfolio B (Loan No. 1) GLP Industrial Portfolio A (Loan No. 5)	(Lease Estoppels) – Mortgagor was required to deliver estoppels at closing for major tenants comprising at least 50% of the in place base rent.
47	GLP Industrial Portfolio B (Loan No. 1) Quaker Bridge Mall (Loan No. 3) GLP Industrial Portfolio A (Loan No. 5) Starwood Capital Extended Stay Portfolio (Loan No. 10)	(Cross-Collateralization) – The subject Mortgage Loan is cross-collateralized and cross-defaulted with a related Companion Loan.

D-2-13

Benefit Street Partners CRE Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
8	Chicago Marriott Southwest at Burr Ridge (Loan No. 11)

(Permitted Liens; Title Insurance) – The franchisor at the Mortgaged Property known as Marriott International, Inc., has a right of first refusal to purchase such Mortgaged Property, to be exercised in the franchisor’s sole discretion, in the event that there is a proposed transfer of the Mortgaged Property to a competitor. The franchisee is required to give notice of the transfer to the franchisor, upon which time the franchisor may elect to match the offer at the same price and upon the same terms as those contained in the offer. The franchisor’s right of first refusal is subordinated to the Mortgage Loan.

19	200 Forest Street (Loan No. 2)

(Access; Utilities; Separate Tax Lots) – The Mortgaged Property is part of a larger tax parcel. The related borrower is required to obtain a separation of tax parcels and to escrow funds to pay all taxes on the larger tax parcel until such separation occurs, and the guarantor has loss liability for failure to pay any such taxes.

33	City Place Apartments (Loan No. 15)	(Single-Purpose Entity) – The borrower is a recycled single-purpose entity that previously owned an unimproved lot, adjacent to the Mortgaged Property. The unimproved lot is not part of the Mortgaged Property and was conveyed to an affiliate of the borrower prior to origination of the Mortgage Loan.
38	200 Forest Street (Loan No. 2)

(ARD Loan) – The Mortgage Loan is an ARD Loan; however, amortizing payments are not required until after the anticipated repayment date.

With respect to (iii), the debt service coverage ratio test, for purposes of manager replacement rights, is the actual debt service coverage ratio and does not exclude the stepped-up interest following the anticipated repayment date.

D-2-14

The Bank of New York Mellon
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
33	West LA Office - 2730 Wilshire (Loan No. 9)	(Single Purpose Entity) – The mortgage loan has an original outstanding principal balance greater than $20,000,000 (as of the Cut-off Date, $24,450,000), however, the conditions precedent to close the related mortgage loan did not include a requirement for a non-consolidation opinion.

D-2-15

MC-Five Mile Commercial Mortgage Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
6	539 Smith Street (Loan No. 39)	(Mortgage Status; Waivers and Modifications) – The lender and the Mortgagor entered into a Notice and Agreement of Extension dated as of May 12, 2016, pursuant to which the lender extended the deadline for completion of the required repairs under the Mortgage Loan Documents to July 11, 2016.
8	Jay Scutti Plaza (Loan No. 8)	(Permitted Liens; Title Insurance) – With respect to the Mortgaged Property, First Niagara Bank, the fifteenth largest tenant at the Mortgaged Property holds a right of first refusal to acquire the Mortgagor’s interest in the tenant’s demised space at the Mortgaged Property; however, such holder executed a subordination agreement (i) subordinating its interests to the Mortgage Loan and (ii) agreeing that such rights are not applicable to a foreclosure, deed in lieu or first sale thereafter.
8	Arbor Hill Apartments (Loan No. 20)	(Permitted Liens; Title Insurance) – The Mortgaged Property consists of two separate parcels that are not contiguous, as they are separated by a public right of way.
15	Arbor Hill Apartments (Loan No. 20)	(Actions Concerning Mortgage Loan) – As of the date of origination there was a pending suit against the guarantor for fraud and breach of fiduciary duty. The plaintiff had invested in a limited liability company managed by the guarantor and the suit alleges that the guarantor improperly diluted the plaintiff’s ownership stake by issuing additional interests in the company at discounted prices without informing the company. The guarantor denies all allegations. The guarantor’s attorney asserts that the maximum amount of damages would be no more than $200,000. Settlement negotiations are ongoing and a trial date is set for October 17, 2016.
26	Jay Scutti Plaza (Loan No. 8)	(Local Law Compliance) – The portion of the Mortgaged Property located at 300 Hylan Drive is non-conforming due to a deficiency of 53 spaces, but would be legally conforming if either (1) a variance is obtained reducing the required parking, (2) a parking agreement is entered into at property within 500 feet of 300 Hylan Drive providing the necessary parking, or (3) parking at 1000 Hylan Drive is utilized for the 300 Hylan Drive portion and a variance is obtained waiving the requirement that ancillary parking be within 500 feet of 300 Hylan Drive. The Mortgagor represents that the parking deficiency has not impacted and will not impact

D-2-16

MC-Five Mile Commercial Mortgage Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Mortgagor’s ability to operate the Mortgaged Property, there is no enforcement action underway by any governing authority, no penalty has been imposed as a result of the deficiency, and the Mortgagor has never received a notice of parking violations. The Mortgagor has agreed to commence efforts to obtain a variance or parking agreement as noted above within 60 days of closing and diligently pursue to completion thereafter The Mortgage Loan Documents contain a recourse carveout as to any loss sustained as a result of the parking deficiency.
26	Antelope Multifamily Portfolio (Loan No. 28)	(Local Law Compliance) – The Sardis Gardens Mortgaged Property is legal non-conforming as to use as the applicable zoning code only permits one or two family dwellings and a maximum of six dwelling units per acre and the Sardis Gardens Mortgaged Property currently has 6.58 units per acre. Additionally, the Sardis Gardens Mortgaged Property is legal non-conforming due to a deficiency of 18 spaces. The Senatobia Arms Mortgaged Property is legal non-conforming as to use, as the applicable zoning code only permits a maximum of four dwelling units per multifamily dwelling and the Senatobia Arms Mortgaged Property consists of 24 dwelling units. Additionally, the Senatobia Arms Mortgaged Property is legal non-conforming due to a deficiency of 72 parking spaces. The Ridgewood East Mortgaged Property is legal non-conforming as to use, as the applicable zoning code provides that the area is zoned for light commercial, which does not permit multifamily properties. Additionally, the Ridgewood East Mortgaged Property is legal non-conforming due to a deficiency of 28 parking spaces and a front setback of 6.1 feet. If any Mortgaged Property is damaged to the extent of 50% of more of its market value at the time of destruction, it can only be rebuilt in compliance with the applicable zoning requirements. Based on the applicable surveys there does appear to be sufficient room to remedy the non-conformities at the Sardis Gardens and Senatobia Arms Mortgaged Properties if necessary upon rebuild. The Mortgage Loan Documents contain a recourse carveout as to any loss sustained as a result of the inability to rebuild and also provide that in order for the lender to disburse the net proceeds following a casualty, restoration must be permitted under the applicable zoning code to the same use and number of dwellings as prior to the casualty.
26	Walnut Street Retail Portfolio (Loan No. 23)	(Local Law Compliance) – The Mortgaged Property is legally non-conforming as there is a deficiency of 33 parking spaces, lot

D-2-17

MC-Five Mile Commercial Mortgage Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
coverage exceeds zoning requirements by 5.16-10.66%, and floor area ratio exceeds requirements by 0.86. Reconstruction of the Mortgaged Property is permitted following a casualty or damage upon approval of the applicable zoning board, provided that the reconstruction will not increase the floor area or ground coverage or result in a greater degree of nonconformity. Law and ordinance coverage was obtained.
26	Banana Republic (Loan No. 37)	(Local Law Compliance) – The Mortgaged Property is legally non-conforming as lot coverage exceeds requirements by approximately 4%. Reconstruction of the Mortgaged Property is permitted following a casualty or damage upon approval of the applicable zoning board, provided that the reconstruction will not increase the floor area or ground coverage or result in a greater degree of nonconformity. Law and ordinance coverage was obtained.
26	Palmer Super Center (Loan No. 32)	(Local Law Compliance) – The Mortgaged Property is a legal non-conforming structure because the one-story masonry building to the east of the main building encroaches into the rear setback by 7 feet, the main building encroaches into the 60-foot west setback by 36 feet, and the parking is deficient by 22 total spaces. Law and ordinance coverage was obtained, but it does not cover parking or the loss of building space if forced to rebuild to code with the additional 22 spaces. Upon a casualty or condemnation event, the lender is not required to make any casualty or condemnation proceeds available to the Mortgagor for restoration if the Mortgaged Property cannot be rebuilt and operated as a retail shopping center and the Mortgage Loan Documents contain a recourse carveout as to any loss sustained as a result of the inability to rebuild and operate the Mortgaged Property as a retail shopping center.
26	Arbor Hill Apartments (Loan No. 20)	(Local Law Compliance) – The Mortgaged Property is legal non-conforming as the building exceeds the maximum front setback by 61.1 feet and the parking is deficient by 12 parking spaces. If the Mortgaged Property is damaged to the extent of 50% of more of its market value at the time of destruction, it can only be rebuilt in compliance with the applicable zoning requirements. The Mortgage Loan Documents contain a recourse carveout as to any loss sustained as a result of the inability to rebuild. Law and

D-2-18

MC-Five Mile Commercial Mortgage Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
ordinance coverage was obtained.
26	539 Smith Street (Loan No. 39)	(Local Law Compliance) – The Mortgaged Property is legal non-conforming as to use for the sale of retail auto parts. A special use permit has been issued with respect to the legal non-conforming use and a zoning endorsement was obtained, which insures against loss sustained due to the removal or alteration of a structure on the basis that zoning laws have been violated due to setback or parking requirements. The Mortgaged Property is additionally legal non-conforming as to encroachments of 5 to 180 feet onto setbacks and a parking deficiency of 45 spaces. The Mortgage Loan Documents provide that the lender is not obligated to make insurance proceeds available to the borrower for restoration unless the Mortgaged Property can be rebuilt as a retail shopping center of substantially the same size as of the date of origination, and the lender may use the proceeds to pay down the Mortgage Loan. The Mortgage Loan Documents additionally contain a recourse carveout as to any loss sustained as a result of the inability to rebuild.
26	Alexander House (Loan No. 43)	(Local Law Compliance) – At origination, the Mortgaged Property was subject to multiple outstanding code violations, including 10 electrical violations, two plumbing violations, and five structural violations. All required permits evidencing the cure of the electrical and structural violations have been obtained and the city has provided verbal confirmation that all plumbing violations have been cured, although it does not issue permits for plumbing violations.
27	Alexander House (Loan No. 43)	(Licenses and Permits) – At origination, the Mortgaged Property was subject to multiple outstanding code violations, including 10 electrical violations, two plumbing violations, and five structural violations. All required permits evidencing the cure of the electrical and structural violations have been obtained and the city has provided verbal confirmation that all plumbing violations have been cured, although it does not issue permits for plumbing violations.
33	Jay Scutti Plaza (Loan No. 8)	(Single-Purpose Entity) – The Mortgagor previously owned property adjacent to the Mortgaged Property. The Mortgagor represents that there is no outstanding litigation and it has no ongoing obligations or liabilities related to the prior owned

D-2-19

MC-Five Mile Commercial Mortgage Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
property. A recourse carveout was added for losses in connection with the prior owned property.
40	Antelope Multifamily Portfolio (Loan No. 28)	(No Material Default; Payment Record) – Due to a confluence of events, including the unexpected resignation of the property manager, the fact that the Mortgagor’s March monthly payment was inadvertently sent to the wrong P.O. box, and a miscommunication between the property manager and the interim servicer concerning a grace period for the Mortgage Loan, the March and April monthly payments were each received after the due date. All monthly payments are now current and the Mortgagor has instituted an Automatic Clearing House (“ACH”) arrangement in order to facilitate timely payments under the Mortgage Loan.
47	Jay Scutti Plaza (Loan No. 8)	(Cross-Collateralization) – The Mortgage Loan is evidenced by the pari passu Note A-1 which has an original principal balance of $25,000,000. The Mortgaged Property is also security for the pari passu Note A-2, which has an original principal balance of $16,400,000. Note A-1 is cross-collateralized with Note A-2.
D-2-20

The Bancorp Bank
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
5	Holiday Inn Express – Little Rock (Loan No. 22)	(Hospitality Provisions) – The comfort letter provided at the origination of the Mortgage Loan is enforceable by the Issuing Entity only if lender, among other conditions, gives notice to the franchisor identifying the new lender within (i) 60 days of the transfer and (ii) no later than July 22, 2016.
8	Pebble Creek Collection (Loan No. 26)	(Permitted Liens; Title Insurance) – If the Mortgagors intend to sell (i) the Mortgaged Property, or (ii) the leased premises of the largest tenant, Kobe-New Tampa, LLC (subclause (i) or (ii), the “Offered Premises”), the Mortgagors are required to offer to sell the Offered Premises to such tenant, which has the option to purchase the Offered Premises at the Mortgagors’ requested price and on its terms and conditions (the “Kobe ROFO”). The tenant’s lease is subordinated to the lien of the Mortgage Loan pursuant to a subordination, non-disturbance and attornment agreement and the Kobe ROFO will not be applicable to a foreclosure, deed-in-lieu thereof or other enforcement action under the Mortgage, although it would apply to subsequent purchasers of the Mortgaged Property.
43	TopSail Way Shopping Center (Loan No. 44)	(Environmental Conditions) – The environmental insurance policy covering the Mortgaged Property has a policy limit of $3,000,000, subject to a deductible of $25,000, and an initial term of two years with an optional extension term of eight years, and an optional 36 month extended reporting period thereafter. The premium for the initial two year term has been paid. If the Mortgagor does not receive a “no further action” letter from the applicable environmental authorities prior to the expiration of the initial policy term, the lender is entitled to extend the policy for an additional eight years through the term of the Mortgage Loan at the Mortgagor’s cost. The lender required the Mortgagor to escrow $50,849 at origination to pay the policy premium during the extension term. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus for additional information regarding the recognized environmental condition at the Mortgaged Property.

D-2-21

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ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance
06/15/16	$33,186,000.00
07/15/16	$33,186,000.00
08/15/16	$33,186,000.00
09/15/16	$33,186,000.00
10/15/16	$33,186,000.00
11/15/16	$33,186,000.00
12/15/16	$33,186,000.00
01/15/17	$33,186,000.00
02/15/17	$33,186,000.00
03/15/17	$33,186,000.00
04/15/17	$33,186,000.00
05/15/17	$33,186,000.00
06/15/17	$33,186,000.00
07/15/17	$33,186,000.00
08/15/17	$33,186,000.00
09/15/17	$33,186,000.00
10/15/17	$33,186,000.00
11/15/17	$33,186,000.00
12/15/17	$33,186,000.00
01/15/18	$33,186,000.00
02/15/18	$33,186,000.00
03/15/18	$33,186,000.00
04/15/18	$33,186,000.00
05/15/18	$33,186,000.00
06/15/18	$33,186,000.00
07/15/18	$33,186,000.00
08/15/18	$33,186,000.00
09/15/18	$33,186,000.00
10/15/18	$33,186,000.00
11/15/18	$33,186,000.00
12/15/18	$33,186,000.00
01/15/19	$33,186,000.00
02/15/19	$33,186,000.00
03/15/19	$33,186,000.00
04/15/19	$33,186,000.00
05/15/19	$33,186,000.00
06/15/19	$33,186,000.00
07/15/19	$33,186,000.00
08/15/19	$33,186,000.00
09/15/19	$33,186,000.00
10/15/19	$33,186,000.00
11/15/19	$33,186,000.00
12/15/19	$33,186,000.00
01/15/20	$33,186,000.00
02/15/20	$33,186,000.00
03/15/20	$33,186,000.00
04/15/20	$33,186,000.00
05/15/20	$33,186,000.00
06/15/20	$33,186,000.00
07/15/20	$33,186,000.00
08/15/20	$33,186,000.00
09/15/20	$33,186,000.00
10/15/20	$33,186,000.00
11/15/20	$33,186,000.00
12/15/20	$33,186,000.00
01/15/21	$33,186,000.00

Distribution Date	Balance
02/15/21	$33,186,000.00
03/15/21	$33,185,977.31
04/15/21	$32,663,874.81
05/15/21	$32,084,402.26
06/15/21	$31,557,473.98
07/15/21	$30,973,310.79
08/15/21	$30,441,514.88
09/15/21	$29,907,389.53
10/15/21	$29,316,230.79
11/15/21	$28,777,175.38
12/15/21	$28,181,224.63
01/15/22	$27,637,196.40
02/15/22	$27,090,784.92
03/15/22	$26,379,092.82
04/15/22	$25,827,167.45
05/15/22	$25,218,707.10
06/15/22	$24,661,697.24
07/15/22	$24,048,294.78
08/15/22	$23,486,156.33
09/15/22	$22,921,554.95
10/15/22	$22,300,773.53
11/15/22	$21,730,977.73
12/15/22	$21,105,147.31
01/15/23	$20,529,595.25
02/15/23	$19,959,700.08
03/15/23	$19,229,318.67
04/15/23	$18,653,720.79
05/15/23	$18,023,121.49
06/15/23	$17,442,234.52
07/15/23	$16,806,494.21
08/15/23	$16,220,272.23
09/15/23	$15,631,479.86
10/15/23	$14,988,055.47
11/15/23	$14,393,859.45
12/15/23	$13,745,182.69
01/15/24	$13,145,536.09
02/15/24	$12,543,259.99
03/15/24	$11,835,115.94
04/15/24	$11,227,092.16
05/15/24	$10,564,974.78
06/15/24	$9,951,380.35
07/15/24	$9,283,848.28
08/15/24	$8,664,634.82
09/15/24	$8,042,705.69
10/15/24	$7,367,072.26
11/15/24	$6,739,451.72
12/15/24	$6,058,286.21
01/15/25	$5,424,924.83
02/15/25	$4,788,785.46
03/15/25	$3,998,307.10
04/15/25	$3,355,908.68
05/15/25	$2,660,379.00
06/15/25	$2,012,111.38
07/15/25	$1,310,876.81
08/15/25	$656,688.94
09/15/25	$0.00

E-1

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ANNEX F

STARWOOD CAPITAL EXTENDED STAY PORTFOLIO AMORTIZATION SCHEDULE

Monthly Payment Date	Mortgage Interest ($)	Mortgage Principal ($)	Total Mortgage Principal and Interest ($)	Mezzanine Interest ($)	Mezzanine Principal ($)	Total Mezzanine Principal and Interest ($)
6/6/2016	69,168.75	0.00	69,168.75	193,750.00	0.00	193,750.00
7/6/2016	66,937.50	0.00	66,937.50	187,500.00	0.00	187,500.00
8/6/2016	69,168.75	0.00	69,168.75	193,750.00	0.00	193,750.00
9/6/2016	69,168.75	0.00	69,168.75	193,750.00	0.00	193,750.00
10/6/2016	66,937.50	0.00	66,937.50	187,500.00	0.00	187,500.00
11/6/2016	69,168.75	0.00	69,168.75	193,750.00	0.00	193,750.00
12/6/2016	66,937.50	0.00	66,937.50	187,500.00	0.00	187,500.00
1/6/2017	69,168.75	0.00	69,168.75	193,750.00	0.00	193,750.00
2/6/2017	69,168.75	0.00	69,168.75	193,750.00	0.00	193,750.00
3/6/2017	62,475.00	0.00	62,475.00	175,000.00	0.00	175,000.00
4/6/2017	69,168.75	0.00	69,168.75	193,750.00	0.00	193,750.00
5/6/2017	66,937.50	0.00	66,937.50	187,500.00	0.00	187,500.00
6/6/2017	69,168.75	0.00	69,168.75	193,750.00	0.00	193,750.00
7/6/2017	66,937.50	0.00	66,937.50	187,500.00	0.00	187,500.00
8/6/2017	69,168.75	23,465.05	92,633.80	193,750.00	29,331.31	223,081.31
9/6/2017	69,087.60	23,557.39	92,644.99	193,522.68	29,446.74	222,969.42
10/6/2017	66,780.12	26,183.02	92,963.14	187,059.16	32,728.77	219,787.93
11/6/2017	68,915.57	23,753.13	92,668.71	193,040.82	29,691.42	222,732.24
12/6/2017	66,612.99	26,373.19	92,986.18	186,591.01	32,966.49	219,557.50
1/6/2018	68,742.21	23,950.39	92,692.61	192,555.22	29,937.99	222,493.22
2/6/2018	68,659.38	24,044.65	92,704.03	192,323.20	30,055.81	222,379.01
3/6/2018	61,939.82	31,690.69	93,630.51	173,500.89	39,613.36	213,114.25
4/6/2018	68,466.63	24,263.98	92,730.61	191,783.27	30,329.98	222,113.24
5/6/2018	66,176.82	26,869.50	93,046.32	185,369.24	33,586.88	218,956.11
6/6/2018	68,289.78	24,465.20	92,754.99	191,287.91	30,581.51	221,869.42
7/6/2018	66,005.01	27,065.00	93,070.01	184,887.97	33,831.25	218,719.23
8/6/2018	68,111.57	24,667.99	92,779.56	190,788.71	30,834.99	221,623.70
9/6/2018	68,026.26	24,765.07	92,791.32	190,549.74	30,956.33	221,506.07
10/6/2018	65,748.98	27,356.33	93,105.31	184,170.80	34,195.42	218,366.22
11/6/2018	67,846.00	24,970.18	92,816.18	190,044.82	31,212.72	221,257.54
12/6/2018	65,573.85	27,555.61	93,129.46	183,680.24	34,444.51	218,124.75
1/6/2019	67,664.34	25,176.88	92,841.22	189,535.97	31,471.10	221,007.07
2/6/2019	67,577.27	25,275.96	92,853.23	189,292.07	31,594.95	220,887.02
3/6/2019	60,958.58	32,807.22	93,765.80	170,752.32	41,009.02	211,761.34
4/6/2019	67,376.39	25,504.53	92,880.93	188,729.39	31,880.67	220,610.06
5/6/2019	65,117.60	28,074.76	93,192.36	182,402.24	35,093.45	217,495.69
6/6/2019	67,191.09	25,715.38	92,906.47	188,210.34	32,144.23	220,354.57
7/6/2019	64,937.57	28,279.61	93,217.18	181,897.96	35,349.52	217,247.47
8/6/2019	67,004.35	25,927.87	92,932.22	187,687.26	32,409.83	220,097.10
9/6/2019	66,914.68	26,029.90	92,944.58	187,436.09	32,537.38	219,973.47
10/6/2019	64,669.03	28,585.18	93,254.21	181,145.73	35,731.48	216,877.21
11/6/2019	66,725.80	26,244.83	92,970.63	186,907.00	32,806.03	219,713.04
12/6/2019	64,485.52	28,793.99	93,279.51	180,631.70	35,992.49	216,624.19
1/6/2020	66,535.45	26,461.42	92,996.87	186,373.82	33,076.77	219,450.59
2/6/2020	66,443.94	26,565.55	93,009.49	186,117.47	33,206.94	219,324.41
3/6/2020	62,071.28	31,541.10	93,612.38	173,869.14	39,426.37	213,295.51
4/6/2020	66,242.98	26,794.22	93,037.20	185,554.56	33,492.77	219,047.34
5/6/2020	64,016.43	29,327.76	93,344.19	179,317.74	36,659.70	215,977.43
6/6/2020	66,048.88	27,015.07	93,063.96	185,010.88	33,768.84	218,779.72
7/6/2020	63,827.86	19,070,882.38	19,134,710.24	178,789.52	23,838,602.98	24,017,392.50

F-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX G

PALIHOUSE SANTA MONICA AMORTIZATION SCHEDULE

Monthly Payment Date	Mortgage Interest ($)	Mortgage Principal ($)	Total Mortgage Principal and Interest ($)	Mezzanine Interest ($)	Mezzanine Principal ($)	Total Mezzanine Principal and Interest ($)
06/06/16	84,625.36	17,253.29	101,878.65	29,268.63	2,875.55	32,144.18
07/06/16	81,822.76	20,486.35	102,309.12	28,299.32	3,414.39	31,713.71
08/06/16	84,460.93	17,442.98	101,903.91	29,211.76	2,907.16	32,118.92
09/06/16	84,384.93	17,530.65	101,915.58	29,185.47	2,921.78	32,107.25
10/06/16	81,588.92	20,756.12	102,345.04	28,218.44	3,459.35	31,677.79
11/06/16	84,218.11	17,723.09	101,941.20	29,127.78	2,953.85	32,081.63
12/06/16	81,426.67	20,943.29	102,369.96	28,162.32	3,490.55	31,652.87
01/06/17	84,049.64	17,917.44	101,967.08	29,069.51	2,986.24	32,055.75
02/06/17	83,971.57	18,007.50	101,979.07	29,042.51	3,001.25	32,043.76
03/06/17	75,774.42	27,463.69	103,238.12	26,207.43	4,577.28	30,784.71
04/06/17	83,773.45	18,236.05	102,009.50	28,973.99	3,039.34	32,013.33
05/06/17	80,994.19	21,442.20	102,436.38	28,012.75	3,573.70	31,586.45
06/06/17	83,600.57	18,435.49	102,036.06	28,914.19	3,072.58	31,986.77
07/06/17	80,826.04	21,636.17	102,462.21	27,954.59	3,606.03	31,560.62
08/06/17	83,425.97	18,636.90	102,062.87	28,853.81	3,106.15	31,959.96
09/06/17	83,344.77	18,730.58	102,075.35	28,825.72	3,121.76	31,947.48
10/06/17	80,577.25	21,923.17	102,500.42	27,868.54	3,653.86	31,522.41
11/06/17	83,167.64	18,934.91	102,102.55	28,764.46	3,155.82	31,920.28
12/06/17	80,404.97	22,121.91	102,526.88	27,808.96	3,686.99	31,495.95
01/06/18	82,988.75	19,141.28	102,130.03	28,702.59	3,190.21	31,892.80
02/06/18	82,905.35	19,237.49	102,142.84	28,673.74	3,206.25	31,879.99
03/06/18	74,806.54	28,580.23	103,386.78	25,872.68	4,763.37	30,636.05
04/06/18	82,697.00	19,477.83	102,174.84	28,601.68	3,246.31	31,847.99
05/06/18	79,947.23	22,649.96	102,597.19	27,650.64	3,774.99	31,425.64
06/06/18	82,513.45	19,689.58	102,203.03	28,538.20	3,281.60	31,819.80
07/06/18	79,768.70	22,855.91	102,624.61	27,588.90	3,809.32	31,398.22
08/06/18	82,328.08	19,903.43	102,231.50	28,474.09	3,317.24	31,791.32
09/06/18	82,241.36	20,003.47	102,244.82	28,444.09	3,333.91	31,778.01
10/06/18	79,504.06	23,161.20	102,665.26	27,497.37	3,860.20	31,357.57
11/06/18	82,053.28	20,220.43	102,273.71	28,379.05	3,370.07	31,749.12
12/06/18	79,321.14	23,372.21	102,693.36	27,434.11	3,895.37	31,329.47
01/06/19	81,863.35	20,439.54	102,302.88	28,313.36	3,406.59	31,719.94
02/06/19	81,774.29	20,542.27	102,316.56	28,282.55	3,423.71	31,706.27
03/06/19	73,779.81	29,764.67	103,544.48	25,517.57	4,960.78	30,478.35
04/06/19	81,555.10	20,795.13	102,350.23	28,206.74	3,465.86	31,672.60
05/06/19	78,836.61	23,931.17	102,767.78	27,266.52	3,988.53	31,255.05
06/06/19	81,360.22	21,019.94	102,380.16	28,139.34	3,503.32	31,642.67
07/06/19	78,647.07	24,149.82	102,796.89	27,200.97	4,024.97	31,225.94
08/06/19	81,163.41	21,246.98	102,410.39	28,071.28	3,541.16	31,612.44
09/06/19	81,070.84	21,353.77	102,424.61	28,039.26	3,558.96	31,598.22
10/06/19	78,365.61	24,474.51	102,840.12	27,103.62	4,079.08	31,182.71
11/06/19	80,871.16	21,584.12	102,455.28	27,970.20	3,597.35	31,567.55
12/06/19	78,171.41	24,698.54	102,869.95	27,036.46	4,116.42	31,152.88
01/06/20	80,669.51	21,816.75	102,486.25	27,900.45	3,636.12	31,536.58
02/06/20	80,574.45	21,926.41	102,500.85	27,867.57	3,654.40	31,521.98
03/06/20	75,286.72	28,026.30	103,313.02	26,038.76	4,671.05	30,709.81
04/06/20	80,356.80	22,177.48	102,534.28	27,792.30	3,696.25	31,488.55
05/06/20	77,671.13	25,275.66	102,946.79	26,863.43	4,212.61	31,076.04
06/06/20	80,150.04	22,416.00	102,566.04	27,720.79	3,736.00	31,456.79
07/06/20	77,470.04	25,507.64	102,977.68	26,793.88	4,251.27	31,045.15
08/06/20	79,941.24	22,656.88	102,598.11	27,648.57	3,776.15	31,424.72
09/06/20	79,842.52	22,770.76	102,613.27	27,614.43	3,795.13	31,409.55
10/06/20	77,170.94	25,852.68	103,023.62	26,690.43	4,308.78	30,999.21
11/06/20	79,630.66	23,015.15	102,645.81	27,541.16	3,835.86	31,377.01
12/06/20	76,964.89	26,090.38	103,055.27	26,619.17	4,348.40	30,967.56
01/06/21	79,416.71	23,261.97	102,678.68	27,467.16	3,877.00	31,344.15
02/06/21	79,315.35	23,378.89	102,694.25	27,432.10	3,896.48	31,328.58
03/06/21	71,547.67	32,339.66	103,887.33	24,745.56	5,389.94	30,135.50
04/06/21	79,072.58	23,658.95	102,731.53	27,348.14	3,943.16	31,291.30
05/06/21	76,422.09	26,716.54	103,138.64	26,431.44	4,452.76	30,884.19

G-1

Monthly Payment Date	Mortgage Interest ($)	Mortgage Principal ($)	Total Mortgage Principal and Interest ($)	Mezzanine Interest ($)	Mezzanine Principal ($)	Total Mezzanine Principal and Interest ($)
06/06/21	78,853.09	23,912.16	102,765.25	27,272.22	3,985.36	31,257.58
07/06/21	76,208.62	26,962.81	103,171.42	26,357.60	4,493.80	30,851.40
08/06/21	78,631.42	24,167.87	102,799.29	27,195.56	4,027.98	31,223.54
09/06/21	78,526.12	24,289.34	102,815.47	27,159.14	4,048.22	31,207.36
10/06/21	75,890.61	27,329.66	103,220.27	26,247.62	4,554.94	30,802.56
11/06/21	78,301.22	24,548.80	102,850.01	27,081.35	4,091.47	31,172.82
12/06/21	75,671.86	27,582.01	103,253.87	26,171.96	4,597.00	30,768.96
01/06/22	78,074.08	24,810.82	102,884.90	27,002.79	4,135.14	31,137.93
02/06/22	77,965.97	24,935.53	102,901.50	26,965.41	4,155.92	31,121.33
03/06/22	70,322.75	33,752.72	104,075.47	24,321.91	5,625.45	29,947.36
04/06/22	77,710.27	25,230.51	102,940.78	26,876.97	4,205.09	31,082.05
05/06/22	75,097.10	28,245.05	103,342.15	25,973.17	4,707.51	30,680.68
06/06/22	77,477.27	25,499.30	102,976.57	26,796.38	4,249.88	31,046.26
07/06/22	74,870.48	28,506.47	103,376.96	25,894.79	4,751.08	30,645.87
08/06/22	77,241.96	25,770.75	103,012.71	26,715.00	4,295.12	31,010.12
09/06/22	77,129.68	25,900.28	103,029.95	26,676.16	4,316.71	30,992.88
10/06/22	74,532.41	28,896.47	103,428.88	25,777.87	4,816.08	30,593.95
11/06/22	76,890.92	26,175.70	103,066.63	26,593.59	4,362.62	30,956.20
12/06/22	74,300.20	29,164.35	103,464.55	25,697.56	4,860.73	30,558.28
01/06/23	76,649.80	26,453.86	103,103.66	26,510.19	4,408.98	30,919.17
02/06/23	76,534.54	26,586.83	103,121.36	26,470.33	4,431.14	30,901.46
03/06/23	69,023.34	35,251.71	104,275.05	23,872.50	5,875.28	29,747.78
04/06/23	76,265.10	26,897.65	103,162.75	26,377.14	4,482.94	30,860.08
05/06/23	73,691.52	29,866.51	103,558.04	25,487.04	4,977.75	30,464.79
06/06/23	76,017.78	27,182.96	103,200.74	26,291.60	4,530.49	30,822.09
07/06/23	73,450.97	30,144.01	103,594.99	25,403.84	5,024.00	30,427.84
08/06/23	75,768.00	27,471.10	103,239.10	26,205.21	4,578.52	30,783.73
09/06/23	75,648.31	27,609.18	103,257.49	26,163.81	4,601.53	30,765.34
10/06/23	73,091.62	30,558.56	103,650.18	25,279.56	5,093.09	30,372.65
11/06/23	75,394.86	27,901.55	103,296.41	26,076.16	4,650.26	30,726.42
12/06/23	72,845.12	30,842.92	103,688.04	25,194.30	5,140.49	30,334.79
01/06/24	75,138.91	28,196.82	103,335.73	25,987.63	4,699.47	30,687.10
02/06/24	75,016.05	28,338.54	103,354.60	25,945.14	4,723.09	30,668.23
03/06/24	70,060.80	34,054.90	104,115.70	24,231.31	5,675.82	29,907.13
04/06/24	74,744.20	28,652.15	103,396.35	25,851.12	4,775.36	30,626.48
05/06/24	72,212.29	31,572.96	103,785.24	24,975.43	5,262.16	30,237.59
06/06/24	74,481.80	28,954.86	103,436.66	25,760.36	4,825.81	30,586.17
07/06/24	71,957.07	31,867.37	103,824.44	24,887.16	5,311.23	30,198.39
08/06/24	74,216.79	29,260.57	103,477.36	25,668.71	4,876.76	30,545.47
09/06/24	74,089.30	29,407.64	103,496.94	25,624.61	4,901.27	30,525.89
10/06/24	71,575.32	32,307.75	103,883.08	24,755.13	5,384.63	30,139.75
11/06/24	73,820.40	29,717.84	103,538.24	25,531.61	4,952.97	30,484.59
12/06/24	71,313.79	32,609.46	103,923.25	24,664.67	5,434.91	30,099.58
01/06/25	73,548.83	30,031.12	103,579.96	25,437.69	5,005.19	30,442.87
02/06/25	73,417.99	30,182.07	103,600.05	25,392.43	5,030.34	30,422.78
03/06/25	66,194.24	38,515.35	104,709.59	22,894.02	6,419.22	29,313.24
04/06/25	73,118.67	30,527.36	103,646.03	25,288.91	5,087.89	30,376.80
05/06/25	70,631.28	33,396.80	104,028.08	24,428.62	5,566.13	29,994.75
06/06/25	72,840.14	30,848.66	103,688.81	25,192.58	5,141.44	30,334.02
07/06/25	70,360.39	33,709.30	104,069.69	24,334.93	5,618.22	29,953.14
08/06/25	72,558.86	31,173.15	103,732.01	25,095.29	5,195.53	30,290.82
09/06/25	72,423.04	31,329.84	103,752.87	25,048.32	5,221.64	30,269.96
10/06/25	69,954.71	34,177.29	104,132.00	24,194.62	5,696.22	29,890.83
11/06/25	72,137.62	31,659.10	103,796.71	24,949.60	5,276.52	30,226.12
12/06/25	69,677.10	34,497.53	104,174.63	24,098.61	5,749.59	29,848.20
01/06/26	71,849.37	16,490,261.40	16,562,110.77	24,849.91	2,748,376.90	2,773,226.81

G-2

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

$662,900,000
(Approximate)

Credit Suisse
Commercial Mortgage
Securities Corp.

Depositor

CSAIL 2016-C6 Commercial
Mortgage Trust
Issuing Entity

(Central Index Key Number 0001672609)

Commercial Mortgage Pass-Through
Certificates, Series 2016-C6

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	12
Important Notice About Information Presented in This
Prospectus	12
Summary of Terms	19
Risk Factors	53
Description of the Mortgage Pool	128
Transaction Parties	211
Description of the Certificates	265
Description of the Mortgage Loan Purchase
Agreements	298
Pooling and Servicing Agreement	306	Class A-1	$17,021,000
Certain Legal Aspects of Mortgage Loans	405	Class A-2	$67,689,000
Certain Affiliations, Relationships and Related		Class A-3	$92,701,000
Transactions Involving Transaction Parties	421	Class A-4	$128,500,000
Pending Legal Proceedings Involving Transaction		Class A-5	$198,130,000
Parties	423	Class A-SB	$33,186,000
Use of Proceeds	423	Class X-A	$594,787,000
Yield and Maturity Considerations	423	Class X-B	$34,536,000
Material Federal Income Tax Considerations	437	Class A-S	$57,560,000
Certain State and Local Tax Considerations	449	Class B	$34,536,000
Method of Distribution (Underwriter conflicts of interest)	449	Class C	$33,577,000
Incorporation of Certain Information by Reference	451
Where You Can Find More Information	451
Financial Information	452	PROSPECTUS
Certain ERISA Considerations	452
Legal Investment	455
Legal Matters	456
Ratings	456	Credit Suisse Lead Manager and Sole Bookrunner Academy Securities Co-Manager May 18, 2016
Index of Significant Definitions	459

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers effecting transactions in these certificates, whether or not participating in the initial distribution, will deliver a prospectus until the date that is ninety (90) days from the date of this prospectus.